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INDEX TO FINANCIAL STATEMENTS

Filed Pursuant to Rule 424(b)(4)
Registration No. 333-199221

Landmark Infrastructure Partners LP

2,650,000 Common Units

Representing Limited Partner Interests

         This is an initial public offering of common units representing limited partner interests of Landmark Infrastructure Partners LP.

         We were recently formed by Landmark Dividend LLC ("Landmark"), and no public market currently exists for our common units. We are offering 2,650,000 common units in this offering. Our common units have been approved for listing on the NASDAQ Global Market under the symbol "LMRK".

         Concurrently with this offering, Landmark will purchase from us 2,066,995 subordinated units for cash at the initial public offering price.

         We are an "emerging growth company" as that term is used in the Jumpstart Our Business Startups Act of 2012 (the "JOBS Act") and as such, we have elected to take advantage of certain reduced public company reporting requirements for this prospectus and future filings. Please read "Risk Factors" and "Prospectus Summary – Emerging Growth Company Status."

         Investing in our common units involves a high degree of risk. Before buying any common units, you should carefully read the discussion of material risks of investing in our common units in "Risk Factors" beginning on page 20. These risks include the following:

  •
  We may not generate sufficient distributable cash flow to support the payment of the minimum quarterly distribution to our unitholders.

  •
  Our general partner and its affiliates, including Landmark, have conflicts of interest with us and limited fiduciary duties to us and our unitholders, and they may favor their own interests to our detriment and that of our unitholders. Additionally, we have no control over the business decisions and operations of Landmark, and Landmark is under no obligation to adopt a business strategy that favors us.

  •
  If we are unable to make accretive acquisitions of real property interests, our growth could be limited.

  •
  Unitholders have very limited voting rights and, even if they are dissatisfied, they cannot initially remove our general partner without its consent. Removal of the general partner requires the vote of at least 66 2/3% of the limited partner interests.

  •
  Our tax treatment depends on our status as a partnership for federal income tax purposes. If the Internal Revenue Service were to treat us as a corporation for federal income tax purposes, which would subject us to entity-level taxation, or if we were otherwise subjected to a material amount of additional entity-level taxation, then our distributable cash flow would be substantially reduced.

  •
  Our unitholders' share of our income will be taxable to them for federal income tax purposes even if they do not receive any cash distributions from us.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Common Unit	Total
Initial public offering price	$19.00	$50,350,000

Underwriting discounts and commissions(1)	$1.1875	$3,146,875

Proceeds to Landmark Infrastructure Partners LP, before expenses	$17.8125	$47,203,125

(1)
Excludes an aggregate structuring fee equal to 0.75% of the gross proceeds of this offering payable to Robert W. Baird & Co. Incorporated and Raymond James & Associates, Inc. Please read "Underwriting" beginning on page 197 of this prospectus for additional information regarding underwriting compensation.

         We have granted the underwriters an option to purchase up to an additional 397,500 common units at the initial public offering price, less underwriting discounts and commissions, within 30 days from the date of this prospectus.

         The underwriters are offering the common units as set forth under "Underwriting." The underwriters expect to deliver the common units on or about November 19, 2014 through the book-entry facilities of the Depository Trust Company.

Baird	Raymond James	RBC Capital Markets

Janney Montgomery Scott

November 13, 2014

LANDMARK INFRASTRUCTURE

OUR PORTFOLIO

Stealth Mono-Palm Wireless Tower

Rooftop Wireless Installation

Monopole Tower

Double-Sided Bulletin Billboard

Wireless Communication
Outdoor Advertising
Renewable Power Generation

Digital Billboard

Lattice Wireless Tower

Wind Turbine

Water Tower Wireless Installation

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       You should rely only on the information contained in this prospectus and any free writing prospectus we may authorize to be delivered to you. We have not, and the underwriters have not, authorized any other person to provide you with information different from that contained in this prospectus and any free writing prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell the common units in any jurisdiction where an offer or sale is not permitted. The information in this prospectus is accurate only as of the date of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

       This prospectus contains forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. Please read "Risk Factors" and "Forward-Looking Statements."

       Through and including December 8, 2014 (the 25th day after the date of this prospectus), federal securities laws may require all dealers that effect transactions in these securities, whether or not participating in this offering, to deliver a prospectus. This requirement is in addition to a dealer's obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

INDUSTRY AND MARKET DATA

       When we make statements in this prospectus about our position in the wireless communication ground lease industry, the outdoor advertising ground lease industry, the renewable power generation ground lease industry or any sector of those industries, or about our market share, we are making those statements based on our belief as to their accuracy. This belief is based on data regarding those industries, including trends in such markets and our position and the position of our competitors within those industries, derived from a variety of sources, including independent industry publications, government publications, information obtained from customers, tenants, subtenants, trade and business organizations and other publicly available information (including the reports and other information our competitors, tenants and subtenants file with the U.S. Securities and Exchange Commission ("SEC"), which we did not participate in

iv

preparing and as to which we make no representation), as well as our good faith estimates, which have been derived from management's knowledge and experience in the areas in which our business operates. Estimates of market size and relative positions in a market are difficult to develop and inherently uncertain. Accordingly, investors should not place undue weight on the industry and market share data presented in this prospectus.

       In this prospectus, we rely on and refer to information regarding the wireless communication industry, the outdoor advertising industry and related forecasts from SNL Kagan, a media and communications research and consulting division of SNL Financial LC ("SNL Kagan"). Unless otherwise indicated, the information set forth in the "Industry" section of this prospectus regarding the wireless communication industry and the outdoor advertising industry is derived from information provided by SNL Kagan as of September 15, 2014 and is included in this prospectus in reliance upon the authority of SNL Kagan as experts on the wireless communication industry and the outdoor advertising industry. SNL Kagan is not affiliated with us. SNL Kagan has consented to being named in this prospectus.

       We do not have any knowledge that the market and industry data and forecasts provided to us from third party sources are inaccurate in any material respect. However, we have been advised that certain information provided to us from third party sources is derived from estimates or subjective judgments, and while such third party sources have assured us that they have taken reasonable care in the compilation of such information and believe it to be accurate and correct, data compilation is subject to limited audit and validation procedures. We believe that, notwithstanding such qualification by such third party sources, the market and industry data provided in this prospectus is accurate in all material respects.

       Our estimates, in particular as they relate to market share and our general expectations, involve risks and uncertainties and are subject to change based on various factors, including those discussed under the section entitled "Risk Factors."

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 PROSPECTUS SUMMARY

       This summary highlights selected information contained elsewhere in this prospectus. You should carefully read the entire prospectus, including "Risk Factors" and the historical and unaudited pro forma combined financial statements and related notes included elsewhere in this prospectus before making an investment decision. Unless otherwise indicated, the information in this prospectus assumes that the underwriters do not exercise their option to purchase additional common units. You should read "Risk Factors" beginning on page 20 for more information about important factors that you should consider before purchasing our common units.

       Unless the context otherwise requires, references in this prospectus to "Landmark Infrastructure Partners LP," "our partnership," "we," "our," "us," or like terms, when used in a historical context, refer to Landmark Infrastructure Partners Predecessor, which we sometimes refer to as our "Predecessor." Our Partnership will succeed our Predecessor, which includes substantially all the assets and liabilities that will be contributed to us in connection with our formation transactions by Landmark Dividend Growth Fund-A LLC and Landmark Dividend Growth Fund-D LLC, two funds managed by Landmark Dividend LLC, and includes the results of such assets during any period they were previously owned by Landmark Dividend LLC or any of its affiliates. When used in the present tense or future tense, these terms refer to Landmark Infrastructure Partners LP and its subsidiaries. References to "our general partner" refer to Landmark Infrastructure Partners GP LLC. References to "Landmark" refer collectively to Landmark Dividend LLC and its subsidiaries, other than us, our subsidiaries and our general partner. References to "Fund A" refer to Landmark Dividend Growth Fund-A LLC and references to "Fund D" refer to Landmark Dividend Growth Fund-D LLC. References to "the Contributing Landmark Funds" refer to Fund A and Fund D, collectively and references to "the Remaining Landmark Funds," which will grant us a right of first offer on their assets, refer to Landmark Dividend Growth Fund-C LLC, Landmark Dividend Growth Fund-E LLC, Landmark Dividend Growth Fund-F LLC, Landmark Dividend Growth Fund-G LLC and Landmark Dividend Growth Fund-H LLC, collectively. We have provided definitions for some of the real property and other industry terms used in this prospectus in the Glossary of Terms, attached to this prospectus as Appendix B.

Landmark Infrastructure Partners LP

Overview

       We are a growth-oriented master limited partnership formed by Landmark to acquire, own and manage a portfolio of real property interests that we lease to companies in the wireless communication, outdoor advertising and renewable power generation industries. Our real property interests underlie our tenants' infrastructure assets, which include cellular towers, rooftop wireless sites, billboards and wind turbines. These assets are essential to the operations and profitability of our tenants. We seek to acquire real property interests subject to tenant lease arrangements that are effectively triple net, containing contractual rent increase clauses, or "rent escalators," which we believe provide us with stable, predictable and growing cash flow.

       Our real property interests consist of a diversified portfolio of long-term and perpetual easements, tenant lease assignments and, to a lesser extent, fee simple properties located in 42 states and the District of Columbia. These real property interests entitle us to receive rental payments from leases on our 701 tenant sites. Approximately 88% of our leased tenant sites are occupied by large, publicly traded companies (or their affiliates) that have a national footprint. These tenants (and their affiliates), which we refer to as our "Tier 1" tenants, are comprised of AT&T Mobility, Sprint, T-Mobile and Verizon in the wireless carrier industry, American Tower, Crown Castle and SBA Communications in the cellular tower industry and CBS Outdoor, Clear Channel Outdoor and Lamar Advertising in the outdoor advertising industry.

       We believe the terms of our tenant lease arrangements provide us with stable, predictable and growing cash flow that will support consistent, growing distributions to our unitholders. Substantially all of our tenant lease arrangements are effectively triple net, meaning that our tenants or the underlying property owners are contractually responsible for property-level operating expenses, including maintenance capital expenditures, property taxes and insurance.

Substantially all of our tenant leases have contractual rent escalators, and some of our tenant leases contain revenue-sharing provisions in addition to the base monthly or annual rental payments. In addition, we believe the infrastructure assets at our tenant sites are essential to the ongoing operations and profitability of our tenants. When combined with the challenges and costs of relocating those assets and the key strategic locations of our real property interests, we expect continued high tenant retention and occupancy rates. As of October 13, 2014, we had a 99% occupancy rate, with 695 of our 701 total available tenant sites leased.

       For the nine months ended September 30, 2014 and for the year ended December 31, 2013, on a pro forma basis, we had revenue of $10.6 million and $12.6 million, net income of $4.9 million and $5.4 million, and Adjusted EBITDA of $9.6 million and $11.5 million, respectively. Please read "Selected Historical and Pro Forma Combined Financial Data" for the definition of the term Adjusted EBITDA and a reconciliation of Adjusted EBITDA to our most directly comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the United States of America ("GAAP").

       We benefit significantly from our relationship with Landmark, our sponsor. Landmark, a private company formed in 2010, is one of the largest acquirers of real property interests underlying operationally essential infrastructure assets in the wireless communication, outdoor advertising and renewable power generation industries. Our initial assets and liabilities will be contributed to us from Fund A and Fund D, two private investment funds sponsored, managed and controlled by Landmark. As of October 13, 2014, excluding the assets that will be contributed to us in connection with this offering, Landmark controlled 832 additional available tenant sites through the Remaining Landmark Funds. The Remaining Landmark Funds have agreed that they will grant us a right of first offer on real property interests that they currently own or acquire in the future before selling or transferring those assets to any third party. We refer to these real property interests as the "right of first offer assets." We believe Landmark's asset acquisition and management platform will benefit us by providing us with drop-down acquisition opportunities from Landmark's substantial and growing acquisition pipeline, as well as the capability to make direct acquisitions from third parties. Please read "– Our Relationship with Landmark."

Business Strategies

       Our primary business objectives are to generate stable and predictable cash flow and to increase our quarterly cash distribution per unit over time. We intend to accomplish these objectives by executing the following strategies:

  •
  Grow Through Additional Acquisitions.  We intend to pursue acquisitions of real property interests from Landmark and its affiliates, including those real property interests subject to our right of first offer. We also intend to pursue acquisitions of real property interests from third parties, utilizing the expertise of our management and other Landmark employees to identify and assess potential acquisitions, for which we would pay Landmark mutually agreed reasonable fees. When acquiring real property interests, we will target infrastructure locations that are essential to the ongoing operations and profitability of our tenants, which we expect will result in continued high tenant occupancy and enhance our cash flow stability. We expect the vast majority of our acquisitions will include leases with our Tier 1 tenants or tenants whose sub-tenants are Tier 1 companies. In addition, we believe the ability to also offer our limited partner interests as consideration for assets will provide property owners with multiple benefits including tax-efficiency and diversification, allowing us to increase our acquisition volume and accelerate our growth. Further, we intend to grow our renewable power generation portfolio and expand into other fragmented asset classes and may pursue acquisitions internationally.

  •
  Increase Cash Flow Without Additional Capital Investment.  We will seek to organically grow our cash flow without additional capital investment through (i) contractual fixed-rate or CPI-based rent escalators, (ii) rent increases based on equipment, technology or site modification upgrades at our infrastructure locations and (iii) revenue sharing arrangements based on tenant performance.

  •
  Generate Stable Cash Flow through Effectively Triple Net Lease Arrangements and Portfolio Diversification.  We intend to focus on the acquisition and management of tenant sites with effectively triple net lease arrangements. We believe our focus on effectively triple net lease arrangements enhances our profitability and minimizes volatility in our cash flow. As of October 13, 2014, substantially all of our leased tenant sites were subject to effectively triple net lease arrangements. We will seek to further diversify our portfolio to avoid dependence on any single real property interest or geographic region, and enhance our diversification across structure types, tenants and industries over time.

  •
  Maintain a Conservative Capital Structure.  We will target a leverage profile of less than 50% total debt to total market capitalization, which we define as the market value of our limited partner interests and the principal amount of our debt. In addition, we will actively manage our balance sheet to address interest rate risk and preserve flexibility. In connection with the closing of this offering, we will amend and restate the secured debt facilities as a new $190.0 million secured revolving credit facility, which we believe will provide us with an attractive capital structure and significant capacity to execute our acquisition growth plans.

Business Strengths

       We believe we are well-positioned to execute our business strategies based on the following characteristics and strengths:

  •
  Strategic Relationship with Landmark.  We have a significant strategic relationship with our sponsor, Landmark, which we believe will enable us to rapidly grow our portfolio of real property interests. Members of Landmark's management team have significant experience and have overseen the acquisition of over 5,000 real property interests in our initial target industries. We believe Landmark's acquisition practices and the scalability of its proprietary technology platform should permit Landmark to substantially increase its acquisition volumes in the existing target market of several hundred thousand real property interests. We believe that we will have opportunities to purchase additional real property interests through the right of first offer assets, as well as other assets that Landmark owns or may identify for future acquisition. Landmark has increased its acquisition volume every year since its inception and acquired 580 tenant sites in 2013, equivalent to roughly 83% of the total tenant sites in our initial portfolio.

  •
  Stable Cash Flow with Contracted Growth.  Our initial portfolio includes 701 tenant sites with an average remaining tenant lease term of 18 years including renewal options and an average remaining tenant lease term of four years excluding renewal options. In Landmark's five-year history, including assets in our initial portfolio as well as assets held by the Remaining Landmark Funds, it has had 427 tenant sites come up for renewal and 424 (over 99%) have been renewed. Substantially all of our tenant lease arrangements are effectively triple net and require payment of fixed monthly or annual rent. For the two-year period ended December 31, 2013, our property operating expenses were less than 1% of revenue and we had no maintenance capital expenditures, enhancing our cash flow stability. Furthermore, under the omnibus agreement that we will enter into at the closing of this offering, Landmark will agree to cap certain of our general and administrative expenses for a period of up to five years from the closing of this offering. As of October 13, 2014, 95% of our tenant sites contained contractual rent escalators, 88% of which were fixed-rate (with an average annual escalation rate of approximately 2.6%) and 7% of which were tied to CPI.

  •
  Strategic Locations Highly Desired by Tier 1 Tenants.  We believe our initial portfolio consists of attractive real property interests underlying infrastructure assets in strategically-desirable locations that are essential to the operations and profitability of our tenants.

  –
  Long Lived, Established Infrastructure Assets.  Our real property interests underlie infrastructure assets that are essential to our tenants' core businesses. We believe the substantial majority of our real property interests are in difficult-to-replicate locations or underlie essential infrastructure assets in which our tenants have made significant investments of capital and committed considerable resources. Additionally, operators of these infrastructure assets would incur substantial time and costs relocating equipment and structures, decommissioning an existing site and returning it to its former condition, and permitting, constructing and installing equipment and structures at a new site.

    –
    Nationally Recognized Tenants.  Approximately 88% of our leased tenant sites are leased to Tier 1 tenants, who we believe carefully selected these sites based on their specific business preferences and requirements.

    –
    Large Presence in Highly Populated Markets and Well-Trafficked Locations.  Approximately 55% of our tenant sites are located in Top 20-ranked Basic Trading Areas, or "BTAs." We believe our locations in these major metropolitan areas are highly desirable for our tenants in the wireless communication and outdoor advertising industries seeking to reach a large customer base.

  •
  Low Concentration Risk from a Geographically Diversified Portfolio.  Our initial portfolio of 701 tenant sites is located in 42 states and the District of Columbia, with no state accounting for more than 14% of our total tenant sites. In addition, for the nine months ended September 30, 2014, our largest tenant lease generated less than 1% of our revenue. We believe our diversification substantially mitigates the risk of any single event resulting in a material decrease in our cash flow.

  •
  Opportunities to Increase Rent and Share Revenue Without Additional Capital Investment.  We expect to organically increase the rental revenue from our real property interests without additional capital investment by capturing additional rent from our tenants as they grow. For example, we expect to receive increased rent as our tenants request lease amendments (to accommodate equipment upgrades, increase tenant co-location or extend their leases) and share in incremental revenue from revenue sharing agreements at certain tenant sites.

  •
  Attractive Cost of Capital.  We believe that as a publicly traded partnership, we will have a cost of capital advantage over our private competitors seeking to acquire real property interests in our target asset classes. We believe that our ability to make acquisitions with both cash and limited partner interests will expand our universe of potential acquisition opportunities and help us pursue further accretive growth for our unitholders.

 Our Initial Portfolio of Real Property Interests

       Our initial portfolio of real property interests consists primarily of (i) long-term and perpetual easements combined with lease assignment contracts, which we refer to as our "lease assignments," (ii) lease assignments without easements and (iii) to a lesser extent, properties we own in fee simple. In connection with each real property interest, we have also acquired the rights to receive payment under pre-existing ground leases from property owners, which we refer to as our "tenant leases." Under our easements, property owners have granted us the right to use and lease the space occupied by our tenants, which we refer to as tenant sites, and when we have not been granted easements, we have acquired economic rights under lease assignments that are substantially similar to the economic rights granted under our easements, including the right to re-lease the same space if the tenant lease expires or terminates.

       The table below provides an overview of our initial portfolio of real property interests as of October 13, 2014.

Our Real Property Interests

		Available Tenant Sites(1)
					Leased Tenant Sites
								Average Monthly Effective Rent Per Tenant Site(4)(5)	Adjusted Quarterly Revenue(6)
			Average Remaining Property Interest (Years)			Average Remaining Lease Term (Years)(2)
Real Property Interest	Number of Infrastructure Locations(1)	Number			Number		Tenant Site Occupancy Rate(3)(4)		Total	Percent of Total
Tenant Lease Assignment with Underlying Easement
Wireless Communication	356	480	75.1	(7)	474	19.2			$2,326,352	67%
Outdoor Advertising	84	111	87.0	(7)	111	14.2			437,535	13%
Renewable Power Generation	1	2	29.8		2	23.3			6,356	—

Subtotal	441	593	77.2	(7)	587	18.3			$2,770,243	80%

Tenant Lease Assignment only(8)
Wireless Communication	64	95	55.0		95	18.4			$583,359	17%
Outdoor Advertising	7	7	82.1		7	17.3			38,425	1%

Subtotal	71	102	56.8		102	18.3			$621,784	18%

Tenant Lease on Fee Simple
Wireless Communication	2	5	99.0	(7)	5	11.8			$21,410	1%
Outdoor Advertising	1	1	99.0	(7)	1	18.7			27,717	1%

Subtotal	3	6	99.0	(7)	6	12.9			$49,127	2%

Total	515	701	74.4	(9)	695	18.3			$3,441,154	100%

Aggregate Portfolio
Wireless Communication	422	580	72.0		574	19.0	99%	$1,682	$2,931,121	85%
Outdoor Advertising	92	119	86.8		119	14.4	100%	1,351	503,677	15%
Renewable Power Generation	1	2	29.8		2	23.3	100%	1,491	6,356	—

Total	515	701	74.4	(9)	695	18.3	99%	$1,625	$3,441,154	100%

(1)
"Available Tenant Sites" means the number of individual sites that could be leased. For example, if we have an easement on a single rooftop, on which three different tenants can lease space from us, this would be counted as three "tenant sites," and all three tenant sites would be at a single infrastructure location with the same address.
(2)
Assumes the exercise of all remaining renewal options of tenant leases. Assuming no exercise of renewal options, the average remaining lease terms for our wireless communication, outdoor advertising, renewable power generation and aggregate portfolios as of October 13, 2014 were 2.7, 7.3, 23.3 and 3.5 years, respectively.
(3)
Represents number of leased tenant sites divided by number of available tenant sites.
(4)
Occupancy and average monthly effective rent per tenant site are shown only on an aggregate portfolio basis by industry.
(5)
Represents total adjusted monthly revenue excluding the impact of amortization of above and below market lease intangibles divided by the number of leased tenant sites.
(6)
Represents GAAP rental revenue of $3,396,517 recognized under existing tenant leases for the three months ended September 30, 2014 adjusted to include three months of minimum contractual rental amounts for assets acquired after September 30, 2014. Excludes interest income on receivables.
(7)
Fee simple ownership and perpetual easements are shown as having a term of 99 years for purposes of calculating the average remaining term.

(8)
Reflects "springing lease agreements" whereby the cancellation or nonrenewal of a tenant lease entitles us to enter into a new ground lease with the property owner (up to the full property interest term) and a replacement tenant lease. The remaining lease assignment term is, therefore, equal to or longer than the remaining lease term. Also represents properties for which the "springing lease" feature has been exercised and has been replaced by a lease for the remaining lease term.
(9)
Excluding perpetual ownership rights, the average remaining property interest term on our tenant sites is approximately 57 years.

       Our real property interests entitle us to receive rental payments from tenant leases in the wireless communication, outdoor advertising and renewable power generation industries. The table below summarizes our Tier 1 tenants which comprised approximately 88% of our tenants as of October 13, 2014.

Our Tier 1 Tenants by Industry

Wireless Communication Industry				Outdoor Advertising Industry
Wireless Carriers		Tower Companies
Tenant	% of Total Leased Tenant Sites	Tenant	% of Total Leased Tenant Sites	Tenant	% of Total Leased Tenant Sites
T-Mobile	16%	Crown Castle	15%	Lamar Advertising	5%
Verizon	15%	American Tower	4%	CBS Outdoor	5%
AT&T Mobility	12%	SBA Communications	3%	Clear Channel Outdoor	3%
Sprint	10%

Total	53%	Total	22%	Total	13%

Right of First Offer Assets

       In connection with this offering, the Remaining Landmark Funds have agreed that they will grant us a right of first offer on real property interests that they currently own or acquire in the future before selling or transferring those interests to any third party. Neither Landmark nor any of the Remaining Landmark Funds are obligated to offer to sell us any additional assets, except for the right of first offer assets, which the Remaining Landmark Funds are obligated to offer to sell to us, only if and when those funds otherwise decide, in their sole discretion, to dispose of such assets. We expect the right of first offer assets will have attributes (e.g. tenants, geography, lease terms) similar to the assets we currently own.

       The right of first offer assets consist of over 650 infrastructure locations and underlie over 800 tenant sites, substantially all of which are currently leased. For additional information regarding the right of first offer assets, please read "Business and Properties – Right of First Offer Assets" on page 131.

Our Relationship with Landmark

       One of our principal strengths and greatest competitive advantages is our relationship with Landmark. Landmark is one of the largest and most active acquirers of real property interests underlying infrastructure assets in the wireless communication, outdoor advertising and renewable power generation industries. Landmark, headquartered in Los Angeles, California, has approximately 125 employees and has offices and origination team members who work remotely across the United States.

       Landmark has stated that it intends to continue to acquire additional real property interests in the wireless communication, outdoor advertising, renewable power generation and other fragmented industries, and that it intends to facilitate our growth through the sale of additional assets to us. In addition to the contribution of our initial assets to us, Landmark will make a cash investment in us to purchase 2,066,995 subordinated units at the initial public offering price of our common units. Following the completion of all of the formation transactions, including this offering and Landmark's purchase of subordinated units, Landmark will own our general partner, all of the incentive distribution rights and a 40% limited partner interest in us consisting entirely of subordinated units. Given its substantial cash investment and significant ownership in us, we believe Landmark will promote and support the successful execution of our business strategies.

       We believe Landmark is incentivized to support us. However, there are no restrictions on the ability of Landmark or its affiliates, including the Remaining Landmark Funds and new private funds that Landmark may form, to compete with us, including for the acquisition of future real property interests. We are under no obligation to buy any additional assets from Landmark or the Remaining Landmark Funds. The consideration to be paid by us, as well as the consummation and timing of any acquisition by us of those assets, would depend upon, among other things, the timing of Landmark's decision to sell those assets and our ability to successfully negotiate a price and other purchase terms for those assets. Please read "Risk Factors – Risks Related to Our Business – If we are unable to make accretive acquisitions of real property interests, our growth could be limited" and "Conflicts of Interest and Duties – Conflicts of Interest."

Our Emerging Growth Company Status

       We are an "emerging growth company" within the meaning of the federal securities laws. For as long as we are an emerging growth company, we will not be required to comply with certain requirements that are applicable to other public companies that are not "emerging growth companies" including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, the reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and the exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. In addition, Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended, or the "Securities Act," for complying with new or revised accounting standards, but we have irrevocably opted out of the extended transition period and, as a result, we will adopt new or revised accounting standards on the relevant dates on which adoption of such standards is required for other public companies.

       We intend to take advantage of these exemptions until we are no longer an emerging growth company. We will cease to be an "emerging growth company" upon the earliest of: (i) the last day of the fiscal year in which we have $1.0 billion or more in annual revenue; (ii) the date on which we become a "large accelerated filer" (the fiscal year-end on which the total market value of our common equity securities held by non-affiliates is $700.0 million or more); (iii) the date on which we issue more than $1.0 billion of non-convertible debt over a three-year period; or (iv) the last day of the fiscal year following the fifth anniversary of our initial public offering. As a result of these exemptions, the information that we provide in this prospectus may be different from the information you may receive from other public companies in which you hold equity interests.

Risk Factors

       An investment in our common units involves risks associated with our business, our partnership structure and the tax characteristics of our common units. You should carefully consider the risks described in "Risk Factors" and the other information in this prospectus before investing in our common units.

  Risks Related to Our Business

  •
  We may not generate sufficient distributable cash flow to support the payment of the minimum quarterly distribution to our unitholders.

  •
  The assumptions underlying the forecast of distributable cash flow that we include in "Cash Distribution Policy and Restrictions on Distributions" are inherently uncertain and subject to significant business, economic, financial, regulatory and competitive risks that could cause our actual distributable cash flow to differ materially from our forecast.

  •
  The amount of cash we will have available for distribution to unitholders depends primarily on our cash flow rather than on our profitability, which may prevent us from making distributions, even during periods in which we record net income.

  •
  Our growth strategy requires access to new capital. Unfavorable capital markets could impair our ability to grow.

  •
  If we are unable to make accretive acquisitions of real property interests, our growth could be limited.

  •
  We are dependent on Landmark for acquisitions and our ability to expand may be limited if Landmark's business does not grow as expected.

  •
  Our hedging strategy may be ineffective in reducing the impact of interest rate volatility on our cash flows, which could result in financial losses and adversely impact our distributable cash flow.

  •
  Substantially all of our tenant leases may be terminated upon 30 to 180 days' notice, by our tenants, and unexpected lease cancellations could materially impact our cash flow from operations.

  •
  If we are unable to protect our rights to our real property interests, which may be subject to risks such as land use regulation change, condemnation, unpaid real property taxes, or breach of the easement (or tenant lease assignment) by the property owner, our business and operating results could be adversely affected.

  Risks Inherent in an Investment in Us

  •
  Our general partner and its affiliates, including Landmark, have conflicts of interest with us and limited fiduciary duties to us and our unitholders, and they may favor their own interests to our detriment and that of our unitholders. Additionally, we have no control over the business decisions and operations of Landmark, and Landmark is under no obligation to adopt a business strategy that favors us.

  •
  Our partnership agreement restricts the remedies available to holders of our common and subordinated units for actions taken by our general partner that might otherwise constitute breaches of fiduciary duty.

  •
  Unitholders have very limited voting rights and, even if they are dissatisfied, they cannot remove our general partner without its consent.

  •
  Landmark and the Remaining Landmark Funds may compete with us, and Landmark, as owner of our general partner, will decide when, if, and how we complete acquisitions.

  •
  There is no existing market for our common units, and a trading market that will provide you with adequate liquidity may not develop. The price of our common units may fluctuate significantly, and you could lose all or part of your investment.

  Tax Risks

  •
  Our tax treatment depends on our status as a partnership for federal income tax purposes. If the Internal Revenue Service ("IRS") were to treat us as a corporation for federal income tax purposes, which would subject us to entity-level taxation, or if we were otherwise subjected to a material amount of additional entity-level taxation, then our distributable cash flow to our unitholders would be substantially reduced.

  •
  Our unitholders' share of our income will be taxable to them for federal income tax purposes even if they do not receive any cash distributions from us.

The Formation Transactions

       We were formed in July 2014 by Landmark to acquire, own and manage a portfolio of real property interests that we lease to companies in the wireless communication, outdoor advertising and renewable power generation industries.

       In connection with the closing of this offering, the following formation transactions will occur:

  •
  Fund A and Fund D will contribute to us substantially all of their assets and liabilities, including their obligations under their secured debt facilities in exchange for, in the aggregate, 2,052,665 common units, 1,068,114 subordinated units and cash, which will then be distributed to their respective members, including Landmark, as part of each fund's liquidation;

  •
  Landmark will purchase from us an additional 2,066,995 subordinated units for cash at the initial public offering price of our common units;

  •
  we will issue all of the incentive distribution rights to our general partner, which will also retain a non-economic general partner interest in us;

  •
  the secured debt facilities assumed from Fund A and Fund D will be amended and restated as a new $190.0 million secured revolving credit facility;

  •
  we will issue 2,650,000 common units to the public in this offering, representing a 33.8% limited partner interest in us;

  •
  we will apply the net proceeds from this offering, together with the proceeds from our concurrent sale of subordinated units to Landmark, as described in "Use of Proceeds";

  •
  we will contribute certain of our assets to Landmark Infrastructure Asset OpCo LLC, a taxable subsidiary, as discussed under "Material Federal Income Tax Consequences" on page 177; and

  •
  we will enter into an omnibus agreement with Landmark and each of the Remaining Landmark Funds.

Organizational Structure After the Formation Transactions

       After giving effect to the formation transactions described above, assuming the underwriters' option to purchase additional common units from us is not exercised, our units will be held as follows:

Common units issued to the public in this offering	33.8%
Common units distributed to the legacy members of the Contributing Landmark Funds(1)	26.2%
Landmark Interests(1):
Subordinated Units	40.0	%(1)
Non-Economic General Partner Interest	0.0	%(2)
Incentive Distribution Rights	–	(3)
Total	100.0%

(1)
Reflects the liquidation of the Contributing Landmark Funds and the distribution to the legacy members of the Contributing Landmark Funds, including Landmark, of the cash, common units and subordinated units issued to the Contributing Landmark Funds in connection with their contribution of assets to us, as well as Landmark's purchase of additional subordinated units. Landmark will not receive any common units in the distribution from the Contributing Landmark Funds. For more information, please read "Security Ownership and Certain Beneficial Owners and Management."
(2)
Our general partner owns a non-economic general partner interest in us. Please read "Provisions of Our Partnership Agreement Relating to Cash Distributions – General Partner Interest and Incentive Distribution Rights."
(3)
Incentive distribution rights represent a variable interest in distributions and thus are not expressed as a fixed percentage. Please read "Provisions of Our Partnership Agreement Relating to Cash Distributions – General Partner Interest and Incentive Distribution Rights." Distributions with respect to the incentive distribution rights will be classified as distributions with respect to equity interests. All of the incentive distribution rights will be issued to our general partner, which is wholly owned by Landmark.

       The following simplified diagram depicts our organizational structure after giving effect to the formation transactions described above.

(1)
Assumes the subsequent liquidation of Fund A and Fund D and the distribution of their respective assets, including our units, to Landmark and each fund's legacy members, as described herein.

 Management of Landmark Infrastructure Partners LP

       We are managed by the board of directors and executive officers of our general partner, Landmark Infrastructure Partners GP LLC. The executive officers of our general partner will remain employees of Landmark. Landmark is the sole owner of our general partner and has the right to appoint the entire board of directors of our general partner, including the independent directors appointed in accordance with the listing standards established by The NASDAQ Stock Market LLC ("NASDAQ"). Unlike shareholders in a publicly traded corporation who are entitled to vote in the election of directors, our unitholders will not be entitled to elect our general partner or the board of directors of our general partner. For more information about the directors and executive officers of our general partner, please read "Management – Directors and Executive Officers of Landmark Infrastructure Partners GP LLC."

       Neither we nor our subsidiaries have any employees. Our general partner has the sole responsibility for providing the personnel necessary to conduct our operations. All of the employees and other personnel that will conduct our business immediately following the closing of this offering will be employed or contracted by our general partner and its affiliates, including Landmark, but we sometimes refer to these individuals in this prospectus as our employees because they provide services directly to us. Under the omnibus agreement that we will enter into at the closing of this offering, we will agree to reimburse Landmark for expenses related to certain general and administrative services Landmark will provide to us in support of our business, subject to a quarterly cap equal to the greater of $162,500 and 3% of our revenue during the preceding calendar quarter. This cap on expenses will last until the earlier to occur of: (i) the date on which our revenue for the immediately preceding four consecutive fiscal quarters exceeded $80.0 million and (ii) the fifth anniversary of the closing of this offering. Please read "Certain Relationships and Related Party Transactions – Agreements Governing the Transactions – Omnibus Agreement."

Principal Executive Offices and Internet Address

       Our principal executive offices are located at 2141 Rosecrans Avenue, Suite 2100, El Segundo, CA 90245, and our telephone number is (310) 598-3173. Following the completion of this offering, our website will be located at http://www.landmarkmlp.com. We expect to make our periodic reports and other information filed with or furnished to the Securities and Exchange Commission ("SEC") available, free of charge, through our website, as soon as reasonably practicable after those reports and other information are electronically filed with or furnished to the SEC. Information on our website or any other website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus.

Summary of Conflicts of Interest and Duties

       Under our partnership agreement, our general partner has a legal duty to manage us in a manner it believes is in our best interest. However, because our general partner is a wholly owned subsidiary of Landmark, the officers and directors of our general partner also have duties to manage the business of our general partner in a manner beneficial to Landmark. As a result of this relationship, conflicts of interest may arise in the future between us and our unitholders, on the one hand, and our general partner and its affiliates, including Landmark, on the other hand. For example, our general partner will be entitled to make determinations that affect the amount of cash distributions we make to the holders of common units, which in turn has an effect on whether our general partner receives cash distributions on the incentive distribution rights it owns. These actions are permitted under our partnership agreement and will not be a breach of any duty of our general partner. For a more detailed description of the conflicts of interest and fiduciary duties of our general partner, please read "Conflicts of Interest and Duties."

       Delaware law provides that Delaware limited partnerships may, in their partnership agreements, expand, restrict or eliminate the fiduciary duties otherwise owed by the general partner to limited partners and the partnership, provided that partnership agreements may not eliminate the implied contractual covenant of good faith and fair dealing. This implied covenant is a judicial doctrine utilized by Delaware courts in connection with interpreting ambiguities in partnership agreements and other contracts and does not form the basis of any separate or independent fiduciary duty in addition to the express contractual duties set forth in our partnership agreement. Under the implied contractual covenant of good faith and fair dealing, a court will enforce the reasonable expectations of the partners where the language in the partnership agreement does not provide for a clear course of action.

       As permitted by Delaware law, our partnership agreement contains various provisions replacing the fiduciary duties that would otherwise be owed by our general partner with contractual standards governing the duties of the general partner and contractual methods of resolving conflicts of interest. The effect of these provisions is to restrict the remedies available to unitholders for actions that might otherwise constitute breaches of our general partner's fiduciary duties. Our partnership agreement also provides that affiliates of our general partner, including Landmark and its affiliates, are not restricted from competing with us, and neither our general partner nor its affiliates have any obligation to present business opportunities to us. For example, Landmark may secure leases on vacant properties in Landmark's portfolio before securing leases for competing vacant properties in our portfolio. Moreover, Landmark may form new private funds that would then compete with us for acquisitions and leasing opportunities and such funds would not be subject to our right of first offer. By purchasing a common unit, the purchaser agrees to be bound by the terms of our partnership agreement, and pursuant to the terms of our partnership agreement each holder of common units consents to various actions and potential conflicts of interest contemplated in our partnership agreement that might otherwise be considered a breach of fiduciary or other duties under Delaware law. Please read "Conflicts of Interest and Duties – Duties of the General Partner" for a description of the fiduciary duties imposed on our general partner by Delaware law, the replacement of those duties with contractual standards under our partnership agreement and certain legal rights and remedies available to holders of our common units and subordinated units. For a description of our other relationships with our affiliates, please read "Certain Relationships and Related Party Transactions."

 THE OFFERING

Common units offered to the public	2,650,000 common units.
3,047,500 common units if the underwriters exercise in full their option to purchase additional common units from us.
Subordinated units sold to Landmark	Concurrently with this offering, Landmark will purchase 2,066,995 subordinated units from us at the initial public offering price of our common units.
Units outstanding after this offering	4,702,665 common units and 3,135,109 subordinated units, representing, respectively, a 60% and 40% limited partner interest in us.
Landmark Infrastructure Partners GP LLC will hold a non-economic general partner interest in us and all of the incentive distribution rights.
Use of proceeds

We expect to receive net proceeds of approximately $41.8 million from the sale of common units offered by this prospectus based on the initial public offering price of $19.00 per common unit after deducting underwriting discounts and commissions, the structuring fee and estimated offering expenses. We intend to use the net proceeds from this offering, together with the proceeds from our sale of subordinated units to Landmark, as follows:

• to make a distribution to Fund A and Fund D; and
• to pay commitment fees under our new revolving credit facility.

In addition, after amendment and restatement of the assumed secured debt facilities into the new revolving credit facility, we will pay down $19.0 million of outstanding indebtedness under our new revolving credit facility.

Please read "Use of Proceeds."

If the underwriters exercise in full their option to purchase additional common units, the additional net proceeds to us would be approximately $7.0 million after deducting underwriting discounts and commissions, the structuring fee and estimated offering expenses. The net proceeds from any exercise by the underwriters of their option to purchase additional common units from us will be used to redeem from the Contributing Landmark Funds a number of common units equal to the number of common units issued upon exercise of the option at a price per common unit equal to the net proceeds per common unit in this offering before expenses but after deducting underwriting discounts and commissions and the structuring fee.

Cash distributions

We intend to pay a minimum quarterly distribution of $0.287500 per unit to the extent we have sufficient available cash at the end of each quarter after establishment of cash reserves and payment of fees and expenses, including payments to our general partner. We refer to this cash amount after reserves and the payment of fees and expenses as "available cash." Our ability to pay the minimum quarterly distribution is subject to various restrictions and other factors described in more detail under the caption "Cash Distribution Policy and Restrictions on Distributions."

For the quarter in which this offering closes, we will pay a prorated distribution on our units covering the period from the completion of this offering through December 31, 2014, based on the actual length of that period.

In general, we will pay any cash distributions we make each quarter in the following manner:

•

first, to the holders of common units, until each common unit has received a minimum quarterly distribution of $0.287500, plus any arrearages in the payment of the minimum quarterly distribution from prior quarters during the subordination period;

• second, to the holders of subordinated units until each subordinated unit has received a minimum quarterly distribution of $0.287500; and
• third, to the holders of common and subordinated units, pro rata, until each unit has received a distribution of $0.330625.

If cash distributions to our unitholders exceed $0.330625 per unit in any quarter, our general partner, as the initial holder of the incentive distribution rights will receive increasing percentages, up to 50.0%, of the cash we distribute in excess of that amount. We refer to these distributions as "incentive distributions." In certain circumstances, our general partner, as the initial holder of the incentive distribution rights, has the right to reset the target distribution levels described above to higher levels based on our cash distributions at the time of the exercise of this reset election. Please read "Provisions of Our Partnership Agreement Relating to Cash Distributions."

If we do not have sufficient available cash at the end of each quarter, we may, but are under no obligation to, borrow funds to pay the minimum quarterly distribution to our unitholders.

The amount of distributable cash flow we must generate to support the payment of the minimum quarterly distribution for four quarters on all of our common units and subordinated units to be outstanding immediately after this offering is approximately $9.0 million (or an average of approximately $2.3 million per quarter).

Pro forma distributable cash flow generated during the twelve months ended September 30, 2014, and the year ended December 31, 2013, was approximately $10.6 million and $9.1 million, respectively. As a result, we would have had sufficient distributable cash flow on a pro forma basis to pay the full minimum quarterly distributions on our common and subordinated units for the twelve months ended September 30, 2014 and for the year ended December 31, 2013. Please read "Cash Distribution Policy and Restrictions on Distributions – Unaudited Pro Forma Distributable Cash Flow for the Twelve Months Ended September 30, 2014, and the Year Ended December 31, 2013."

We believe, based on our financial forecast and related assumptions included in "Cash Distribution Policy and Restrictions on Distributions – Estimated Distributable Cash Flow for the Twelve Months Ending December 31, 2015 and the Twelve Months Ending September 30, 2015" that we will generate sufficient distributable cash flow to support the payment of the aggregate minimum quarterly distributions of $2.3 million on all of our common units and subordinated units for the twelve months ending December 31, 2015 and the twelve months ending September 30, 2015. However, we do not have a legal obligation to pay distributions at our minimum quarterly distribution rate or at any other rate except as provided in our partnership agreement, and there is no guarantee that we will pay quarterly cash distributions to our unitholders. Please read "Cash Distribution Policy and Restrictions on Distributions."

Subordinated units

Landmark will initially own all of our subordinated units. The principal difference between our common units and subordinated units is that for any quarter during the subordination period, the subordinated units will not be entitled to receive any distribution until the common units have received the minimum quarterly distribution for such quarter plus any arrearages in the payment of the minimum quarterly distribution from prior quarters during the subordination period. Subordinated units will not accrue arrearages.

Conversion of subordinated units

The subordination period will end on the first business day after the date that we have earned and paid distributions of at least (1) $1.15 (the annualized minimum quarterly distribution) on each of the outstanding common units and subordinated units for each of three consecutive, non-overlapping four quarter periods ending on or after December 31, 2017, or (2) $1.725 (150% of the annualized minimum quarterly distribution) on each of the outstanding common units and subordinated units and the related distributions on the incentive distribution rights for any four-quarter period ending on or after December 31, 2015, in each case provided there are no arrearages in payment of the minimum quarterly distributions on our common units at that time.

The subordination period also will end upon the removal of our general partner other than for cause if no subordinated units or common units held by the holders of subordinated units or their affiliates are voted in favor of that removal.

When the subordination period ends, each outstanding subordinated unit will convert into one common unit, and common units will no longer be entitled to arrearages. Please read "Provisions of Our Partnership Agreement Relating to Cash Distributions – Subordinated Units and Subordination Period."

Limited voting rights

Our general partner will manage and operate us. Unlike the holders of common stock in a corporation, our unitholders will have only limited voting rights on matters affecting our business. Our unitholders will have no right to elect our general partner or its directors on an annual or other continuing basis. Our general partner may not be removed except by a vote of the holders of at least 66 2/3% of the outstanding common and subordinated units, voting together as a single class, including any units owned by our general partner and its affiliates. Upon consummation of this offering and after giving effect to the formation transactions, Landmark will own subordinated units representing 40% of our total outstanding common units and subordinated units on an aggregate basis. This ownership percentage will initially give Landmark the ability to prevent the removal of our general partner. Please read "Our Partnership Agreement – Voting Rights."

Issuance of additional units

Our partnership agreement authorizes us to issue an unlimited number of additional units without the approval of our unitholders. Our unitholders will not have preemptive or participation rights to purchase their pro rata share of any additional units issued. Please read "Units Eligible for Future Sale" and "Our Partnership Agreement – Issuance of Additional Securities."

Limited call right

If at any time our general partner and its affiliates own more than 80% of the outstanding common units, our general partner has the right, but not the obligation, to purchase all of the remaining common units at a price equal to the greater of (1) the average of the daily closing price of our common units over the 20 trading days preceding the date that is three business days before notice of exercise of the call right is first mailed and (2) the highest per-unit price paid by our general partner or any of its affiliates for common units during the 90-day period preceding the date such notice is first mailed. At the completion of this offering and assuming the underwriters' option to purchase additional common units from us is not exercised, our general partner and its affiliates will not own any of our common units (excluding common units distributed to legacy investors in Fund A and Fund D in connection with their contribution of assets to us). After the end of the subordination period (which could occur as early as within the quarter ending December 31, 2015), assuming no additional issuances of common units by us (other than upon the conversion of the subordinated units), Landmark will own 40% of our outstanding common units and therefore would not be able to exercise the call right at that time. Please read "Our Partnership Agreement – Limited Call Right."

Estimated ratio of taxable income to distributions

We estimate that if you own the common units you purchase in this offering through the record date for distributions for the period ending December 31, 2017, you will be allocated, on a cumulative basis, an amount of federal taxable income for that period that will be 30% or less of the cash distributed to you with respect to that period. For example, if you receive an annual distribution of $1.15 per unit, we estimate that your average allocable federal taxable income per year will be no more than approximately $0.35 per unit. Thereafter, the ratio of allocable taxable income to cash distributions to you could substantially increase. Please read "Material Federal Income Tax Consequences – Tax Consequences of Unit Ownership – Ratio of Taxable Income to Distributions" for the basis of this estimate.

Material federal income tax consequences

For a discussion of the material federal income tax consequences that may be relevant to prospective unitholders who are individual citizens or residents of the United States, please read "Material Federal Income Tax Consequences."

Exchange listing	Our common units have been approved for listing on the NASDAQ Global Market under the symbol "LMRK".

 SUMMARY HISTORICAL AND PRO FORMA COMBINED FINANCIAL DATA

       The following table shows summary historical and pro forma combined financial data of our Predecessor, and summary unaudited pro forma combined financial data of Landmark Infrastructure Partners LP for the periods and as of the dates indicated. The summary historical interim combined financial data of our Predecessor as of September 30, 2014, and for the nine months ended, September 30, 2014 and 2013, are derived from the unaudited interim combined financial statements of our Predecessor appearing elsewhere in this prospectus. The summary historical interim balance sheet data of our Predecessor as of September 30, 2013, are derived from the unaudited interim balance sheet not included herein. The summary historical combined financial data of our Predecessor as of, and for the years ended, December 31, 2013 and 2012, are derived from the audited combined financial statements of our Predecessor appearing elsewhere in this prospectus. The following table should be read together with, and is qualified in its entirety by reference to, the historical and unaudited pro forma combined financial statements and the accompanying notes included elsewhere in this prospectus. The table should also be read together with "Management's Discussion and Analysis of Financial Condition and Results of Operations."

       The summary unaudited pro forma combined financial data presented in the following table as of, and for the nine months ended, September 30, 2014, and for the year ended December 31, 2013, are derived from the unaudited pro forma combined financial statements included elsewhere in this prospectus. The unaudited pro forma combined balance sheet assumes the offering and the related transactions occurred as of September 30, 2014, and the unaudited pro forma combined statements of operations for the year ended December 31, 2013, and the nine months ended September 30, 2014, assume the offering and the related transactions occurred as of January 1, 2013. These transactions include, and the unaudited pro forma combined financial statements give effect to, the following:

  •
  the contribution by Fund A and Fund D to us of substantially all of their assets and liabilities, including their obligations under their secured debt facilities, in exchange for, in the aggregate, 2,052,665 common units, 1,068,114 subordinated units and cash, which will then be distributed to their respective members, including Landmark, as part of each fund's liquidation;

  •
  the purchase by Landmark from us of an additional 2,066,995 subordinated units for cash at the initial public offering price of our common units;

  •
  our issuance of all the incentive distribution rights to our general partner, which will also retain a non-economic general partner interest in us;

  •
  our issuance of 2,650,000 common units to the public in this offering, representing a 33.8% limited partner interest in us;

  •
  the assumption of the secured debt facilities from Fund A and Fund D, the amendment and restatement of such facilities as a new $190.0 million secured revolving credit facility, and the payment of $19.0 million to the lenders to reduce the outstanding principal amount in respect of such facility;

  •
  the application of the net proceeds from this offering, together with the proceeds from our sale of subordinated units to Landmark as described in "Use of Proceeds";

  •
  our entry into an omnibus agreement with Landmark and each of the Remaining Landmark Funds; and

  •
  the adjustment of the basis of certain contributed assets and liabilities to Landmark's basis, which reflects the change in control of Landmark that occurred in December 2012, as a result of accounting for the transaction as a reorganization of entities under common control pursuant to Accounting Standards Codification 805, Business Combinations (ASC 805).

       The unaudited pro forma combined financial statements do not give effect to an estimated $1.8 million in incremental general and administrative expenses that we expect to incur annually as a result of being a separate publicly traded partnership. In addition, while we give pro forma effect to the costs we will incur under the omnibus agreement that we will enter into with Landmark and certain of its affiliates, including the Remaining Landmark Funds, at the closing of this offering, those adjustments in the aggregate have yielded a similar result to the costs that our Predecessor incurred historically.

	Nine Months Ended September 30,			Year Ended December 31,
	Partnership Pro Forma Combined	Predecessor Historical Combined		Partnership Pro Forma Combined	Predecessor Historical Combined
	2014	2014	2013	2013	2013	2012
Statement of Operations Data:
Revenue
Rental revenue	$10,022,882	$10,010,077	$8,522,894	$11,833,067	$11,887,802	$6,414,441
Interest income on receivables	562,393	522,994	567,500	792,362	742,185	356,348

Total revenue	10,585,275	10,533,071	9,090,394	12,625,429	12,629,987	6,770,789
Expenses
Management fees to affiliate	306,043	306,043	270,314	370,625	370,625	209,091
Property operating	21,138	21,138	6,997	6,454	6,454	26,267
General and administrative	579,679	579,679	537,030	722,028	722,028	191,293
Acquisition-related	29,775	29,775	318,600	318,600	318,600	727,158
Amortization	2,599,741	1,937,361	1,689,430	3,254,868	2,313,092	1,381,265
Impairments	8,450	8,450	126,500	1,040,437	573,575	183,271

Total expenses	3,544,826	2,882,446	2,948,871	5,713,012	4,304,374	2,718,345
Other income and expenses
Interest expense	(2,115,000)	(3,500,806)	(2,778,002)	(2,820,000)	(3,840,359)	(1,476,207)
Unrealized gain (loss) on derivative financial instruments	11,502	11,502	995,246	1,279,176	1,279,176	(1,016,716)

Total other income and expenses	(2,103,498)	(3,489,304)	(1,782,756)	(1,540,824)	(2,561,183)	(2,492,923)

Net income	$4,936,951	$4,161,321	$4,358,767	$5,371,593	$5,764,430	$1,559,521

Net income per limited partner unit (basic and diluted):
Common units	$0.63			$0.69
Subordinated units	0.63			0.69
Balance Sheet Data (End of Period):
Land and real property interests, before accumulated amortization	$173,365,233	$126,628,076	$123,390,176		$122,955,842	$92,777,396
Land and real property interests, after accumulated amortization	$168,274,035	$121,686,260	$120,546,948		$119,598,353	$91,326,506
Total assets	$185,587,392	$142,453,585	$141,315,085		$138,405,319	$133,803,753
Secured debt facilities	$75,000,000	$91,850,894	$84,419,665		$89,336,688	$67,301,683
Total liabilities	$84,518,576	$103,898,733	$98,699,234		$97,708,413	$74,485,876
Equity	$101,068,816	$38,554,852	$42,615,851		$40,696,906	$59,317,877
Statement of Cash Flow Data:
Cash flow provided by operating activities		$5,479,720	$6,268,163		$8,271,287	$4,275,673
Cash flow used in investing activities		$(1,894,976)	$(23,070,173)		$(27,809,401)	$(63,953,318)
Cash flow provided by (used in) financing activities		$(4,144,802)	$(5,806,768)		$(4,672,696)	$84,767,223
Other Data:
Total number of leased tenant sites (end of period)	686	686	672	672	672	501
EBITDA	$9,651,692	$9,599,488	$8,826,199	$11,446,461	$11,917,881	$4,416,993
Adjusted EBITDA	$9,582,144	$9,167,486	$7,829,685	$11,464,090	$10,930,271	$6,003,895

(1)
For a definition of the non-GAAP financial measure of EBITDA and Adjusted EBITDA and a reconciliation to our most directly comparable financial measure calculated and presented in accordance with GAAP, please read "Selected Historical and Pro Forma Combined Financial Data – Non-GAAP Financial Measures."

RISK FACTORS

       Investing in our common units involves a high degree of risk. You should carefully consider the risks described below with all of the other information included in this prospectus, including the matters addressed under "Forward-Looking Statements," before deciding to invest in our common units. Limited partner interests are inherently different from the capital stock of a corporation, although many of the business risks to which we are subject are similar to those that would be faced by a corporation engaged in a similar business. If any of the following risks actually occur, they may materially harm our results of operations and distributable cash flow. In this event, we might not be able to pay distributions on our common units, the trading price of our common units could decline, and you could lose part or all of your investment.

Risks Related to Our Business

  We may not generate sufficient distributable cash flow to support the payment of the minimum quarterly distribution to our unitholders.

       In order to support the payment of the minimum quarterly distribution of $0.287500 per unit per quarter, or $1.15 per unit on an annualized basis, we must generate distributable cash flow of approximately $2.3 million per quarter, or approximately $9.0 million per year, based on the number of common units and subordinated units to be outstanding immediately after completion of this offering. We may not generate sufficient distributable cash flow each quarter to support the payment of the minimum quarterly distribution. The amount of cash we can distribute on our units principally depends upon the amount of cash we generate from our tenant leases, which may fluctuate from quarter to quarter based on, among other things:

  •
  any cancellations under our tenant leases, which are typically cancelable with 30 to 180 days' prior written notice;

  •
  our lease renewal rate and the turnover rate in our tenant base;

  •
  our ability to identify and secure suitable tenants for sites that may become available for lease;

  •
  the amount and timing of rental payments under our tenant leases, including leases where rent is not paid monthly (such as leases where rent is paid annually);

  •
  our ability to maintain or increase rents on our tenant leases;

  •
  damage to our real property interests and/or our tenants' assets caused by hurricanes, earthquakes, floods, fires, severe weather, explosions and other natural disasters and acts of terrorism; and

  •
  prevailing economic and market conditions in the wireless communication, outdoor advertising and renewable power generation industries, as well as in the broader economy.

       In addition, the actual amount of distributable cash flow we generate will also depend on other factors, some of which are beyond our control, including:

  •
  the amount of our operating expenses and general and administrative expenses, including reimbursements to Landmark, some of which are not subject to any caps or other limits, in respect of those expenses;

  •
  the level of capital expenditures we make;

  •
  the cost of acquisitions, if any;

  •
  our debt service requirements and other liabilities;

  •
  changes in interest rates;

  •
  fluctuations in our working capital needs;

  •
  our ability to borrow funds and access capital markets;

  •
  restrictions contained in our new revolving credit facility and other debt service requirements;

  •
  the amount of cash reserves established by our general partner; and

  •
  other business risks affecting our cash levels.

  The assumptions underlying the forecast of distributable cash flow that we include in "Cash Distribution Policy and Restrictions on Distributions" are inherently uncertain and subject to significant business, economic, financial, regulatory and competitive risks that could cause our actual distributable cash flow to differ materially from our forecast.

       The forecast of distributable cash flow set forth in "Cash Distribution Policy and Restrictions on Distributions" includes our forecast of our results of operations and distributable cash flow for the twelve months ending December 31, 2015 and the twelve months ending September 30, 2015. Based on this forecast, we would have had sufficient distributable cash flow on a pro forma basis to pay the full minimum quarterly distributions on our common and subordinated units for the twelve months ended September 30, 2014 and for the year ended December 31, 2013. Our ability to pay the full minimum quarterly distribution in the forecast period is based on a number of assumptions that may not prove to be correct and that are discussed in "Cash Distribution Policy and Restrictions on Distributions." Our financial forecast has been prepared by management, and we have neither received nor requested an opinion or report on it from our or any other independent auditor. The assumptions underlying the forecast are inherently uncertain and are subject to business, economic, regulatory and competitive risks, including those discussed in this prospectus, which could cause our actual results to be materially less than the amount forecasted. Investors are cautioned not to place undue reliance on these forward-looking statements in the forecast of distributable cash flow and are advised to carefully review the discussion of forward-looking statements and risk factors in the forecast of distributable cash flow. If we do not generate the forecasted results, we may not be able to make the minimum quarterly distribution or pay any amount on our common units or subordinated units, and the market price of our common units may decline materially.

  The amount of cash we will have available for distribution to unitholders depends primarily on our cash flow rather than on our profitability, which may prevent us from making distributions, even during periods in which we record net income.

       The amount of cash we have available for distribution depends primarily on our cash flow and not solely on profitability, which will be affected by non-cash items. As a result, we may make cash distributions during periods when we record losses for financial accounting purposes and may not make cash distributions during periods when we record net earnings for financial accounting purposes.

  Our right of first offer is subject to risks and uncertainty, and ultimately we may not acquire any of those assets.

       Our omnibus agreement provides us with a right of first offer on certain existing assets of, and certain assets that may be acquired in the future by, the Remaining Landmark Funds. We do not have a current agreement or understanding with Landmark or any of the Remaining Landmark Funds to purchase any of the right of first offer assets. The consummation and timing of any future acquisitions of these assets will depend upon, among other things, Landmark's or the Remaining Landmark Funds' willingness to offer these assets for sale, our ability to negotiate acceptable purchase agreements and commercial agreements with respect to the assets, the ability to obtain third-party consents, which may be necessary to transfer such assets, and our ability to obtain financing on acceptable terms. We can offer no assurance that we will be able to successfully consummate any future acquisitions in keeping with our right of first offer, and Landmark and the Remaining Landmark Funds are under no obligation to accept any offer that we may choose to make. Landmark may also contribute assets to new private funds that it may form that will not be subject to our right of first offer. In addition, we may decide not to exercise our right of first offer if and when any assets are offered for sale, and our decision will not be subject to unitholder approval.

  Our growth strategy requires access to new capital; unfavorable capital markets could impair our ability to grow.

       We continuously consider and enter into discussions regarding potential acquisitions or growth capital expenditures. Any limitations on our access to new capital will impair our ability to execute this strategy. If the cost of capital becomes too expensive, our ability to develop or acquire strategic and accretive assets will be limited. We may not be able to raise the necessary funds on satisfactory terms, if at all. The primary factors that influence our cost of equity include market conditions, including our then current unit price, fees we pay to underwriters and other offering costs, which include amounts we pay for legal and accounting services. Weak economic conditions and volatility and disruption in the financial markets could increase the cost of raising money in the debt and equity capital markets substantially while diminishing the availability of funds from those markets.

  If we are unable to make accretive acquisitions of real property interests, our growth could be limited.

       We are experiencing increased competition for the types of real property interests we contemplate acquiring. Weak economic conditions and competition for such acquisitions could limit our ability to fully execute our growth strategy. Additionally, Landmark is not restricted from competing with us and has no obligation or duty to present us with acquisition opportunities. It may acquire and sell future real property interests to the Remaining Landmark Funds, other funds that it may sponsor in the future or other third parties. Please read "Conflicts of Interest and Duties."

       If we are unable to make accretive acquisitions from Landmark, the Remaining Landmark Funds or third-parties, because, among other reasons, (i) the Remaining Landmark Funds elect not to sell assets subject to our right of first offer, (ii) Landmark does not offer other acquisition opportunities to us, (iii) we are unable to identify attractive third-party acquisition opportunities, (iv) we are unable to negotiate acceptable purchase contracts with Landmark, the Remaining Landmark Funds or third parties, (v) we are unable to obtain financing for these acquisitions on economically acceptable terms, (vi) we are outbid by competitors or (vii) we are unable to obtain necessary governmental or third-party consents, then our future growth and ability to increase distributions will be limited. Furthermore, even if we do make acquisitions that we believe will be accretive, these acquisitions may nevertheless result in a decrease in the cash generated from operations on a per unit basis. Any acquisition involves potential risk, including, among other things:

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  mistaken assumptions about revenue and costs, including potential growth;

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  an inability to secure adequate tenant commitments to lease the acquired properties;

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  an inability to integrate successfully the assets we acquire;

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  the assumption of unknown liabilities for which we are not indemnified or for which our indemnity is inadequate;

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  the diversion of management's and employees' attention from other business concerns; and

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  unforeseen difficulties of operating in new geographic areas or industries.

  We are dependent on Landmark for acquisitions and our ability to expand may be limited if Landmark's business does not grow as expected.

       A major component of our growth strategy is dependent on acquisitions from Landmark and its affiliates and third parties. We do not have any employees and will rely on Landmark to offer us acquisition opportunities and to provide acquisition services including identifying, underwriting and closing on acquisitions from third parties. If Landmark is unsuccessful in completing acquisitions for us, our growth will be limited.

       Furthermore, our growth strategy depends on the growth of Landmark's business. If Landmark focuses on other growth areas or does not or can not make acquisitions of real property interests in our target industries, we may not be able to fully execute our growth strategy.

  We have limited experience acquiring real property interests associated with assets in the renewable power generation industry and other fragmented industries and international real property interests.

       Although we believe we will be able to effectively expand into new markets (in particular the renewable power generation industry), our experience in acquiring real property interests in the renewable power generation industry and other fragmented industries, as well as real property interests internationally, is limited. As a result, we may encounter unforeseen difficulties in our efforts to identify essential assets, assess and underwrite the risk levels associated with such assets, negotiate favorable terms with property owners, negotiate favorable terms with operators of these assets, and comply with applicable laws and regulations.

       If we are unable to correctly predict rental rates, cancellation rates, demand, consolidation trends and growth trends in these industries, a material adverse impact on our results of operations and distributable cash flow could result. If we are unable to effectively expand internationally or into the renewable power generation industry and other fragmented industries, our growth rate may be adversely impacted.

  Renewable power generation, including wind and solar power generation, is still in the early stages of its formation, and as such, widespread use of wind and solar generation assets may not develop. Weak growth in the renewable power generation industry could hamper our growth prospects.

       Renewable power generation is only beginning to be implemented in the United States and, as such, renewable power sources such as wind turbines and solar arrays are not widespread. Part of our growth strategy is to continue to acquire real property interests in this industry, and a failure of the renewable power generation industry to grow quickly enough in the United States could negatively impact our future growth and negatively impact our future revenue.

  Increases in interest rates could adversely impact the price of our common units, our ability to issue equity or incur debt for acquisitions or other purposes and our ability to make cash distributions at our intended levels.

       Interest rates on future credit facilities and debt offerings could be higher than current levels, causing our financing costs to increase accordingly. As with other yield-oriented securities, our unit price will be impacted by our level of our cash distributions and our implied distribution yield. The distribution yield is often used by investors to compare and rank yield-oriented securities for investment decision-making purposes. As a result, changes in interest rates, either positive or negative, may affect the yield requirements of investors who invest in our units, and a rising interest rate environment could have an adverse impact on the price of our common units, our ability to issue equity or incur debt for acquisitions or other purposes and our ability to make cash distributions at our intended levels.

  Our debt service payments will reduce our net income. Moreover, we may not be able to meet our debt service obligations and, to the extent that we cannot, we risk the loss of some or all of our assets to foreclosure or sale to satisfy our debt obligations.

       We may not be able to access financing sources on favorable terms, or at all, which could adversely affect our ability to execute our business plan.

       We intend to finance all or a portion of our acquisitions of real property interests through the issuance of debt, credit facility borrowings and a variety of other means. Our ability to access sources of financing will depend on various conditions in the markets for financing in this manner which are beyond our control, including lack of liquidity and greater credit spreads, prevailing interest rates and other factors. We cannot assure prospective investors that any sources of debt financing markets will become or remain an efficient and cost-effective source of long-term financing for our assets. If our current debt financing strategy is not viable, we will have to find alternative forms of financing for our acquisitions. This could require us to incur costlier financing which could result in a material adverse effect on our results of operations and distributable cash flow.

  Our hedging strategy may be ineffective in reducing the impact of interest rate volatility on our cash flows, which could result in financial losses and adversely impact our distributable cash flow.

       To achieve more predictable cash flow and to reduce our exposure to fluctuations in prevailing market interest rates, we intend to hedge interest rate risks related to a portion of our borrowings over time by means of interest rate swap agreements or other arrangements. To the extent that these derivative instruments are ineffective, fluctuations in market interest rates could result in financial losses and adversely impact our distributable cash flow.

  If we are unable to borrow at favorable rates, we may not be able to acquire new real property interests, which could reduce our income and our ability to make cash distributions to our unitholders.

       If we are unable to borrow money at favorable rates, we may be unable to acquire additional real property interests or refinance loans at maturity. Further, we will amend and restate the secured debt facilities as a new secured revolving credit facility and may enter into other credit arrangements that require us to pay interest on amounts we borrow at variable or "adjustable" rates. Increases in interest rates increase our interest costs. If interest rates are higher when we refinance our loans, our expenses will increase and we may not be able to pass on this added cost in the form of increased rents, thereby reducing our cash flow and the amount available for distribution to you. Further, during periods of rising interest rates, we may be forced to sell one or more of our real property interests in order to repay existing loans, which may not permit us to maximize the return on the particular real property interests being sold.

  Landmark's level of indebtedness, the terms of its borrowings and any future credit ratings could adversely affect our ability to grow our business, our ability to make cash distributions to our unitholders, and our ability to obtain debt financing.

       If the level of Landmark's indebtedness increases significantly in the future, it would increase the risk that Landmark may default on its obligations to us under our omnibus agreement, including its agreement to cap the amount of our reimbursement for general and administrative expenses. The terms of Landmark's indebtedness may limit its ability to borrow additional funds and may impact our operations in a similar manner. If Landmark were to default under its debt obligations, Landmark's creditors could attempt to assert claims against our assets during the litigation of their claims against Landmark. The defense of any such claims could be costly and could materially impact our financial condition, absent any adverse determination. If these claims were successful, our ability to meet our obligations to our creditors, make distributions, and finance our operations could be materially adversely affected.

  The industries in which our tenants and their sub-lessees operate could experience further consolidation, which may put one or more of our tenants or our tenants' sub-lessees at risk of going out of business or significantly changing its operations.

       Existing and potential tenants may enter into joint ventures, mergers, acquisitions or other cooperative agreements with other of our tenants. Such industry consolidation can potentially reduce the diversity of our tenant base and give tenants greater leverage over us, as their landlord, due to overlapping coverage, ability to increase co-location on nearby existing sites and through aggressive lease negotiations on multiple sites. Such actions have the potential to reduce our revenue in the future. Significant consolidation among our tenants in the wireless communication industry (or our tenants' sub-lessees) may result in the decommissioning of certain existing communications sites, because certain portions of these tenants' (or their sub-lessees') networks may be redundant. For example, we expect that T-Mobile's acquisition of MetroPCS (completed in 2013) will potentially result in the termination of certain of MetroPCS's tenant leases included in our asset portfolio. Other recent consolidation events include Sprint's acquisition of the remaining interest in Clearwire (completed in 2013), and AT&T's acquisition of Leap Wireless (completed in 2014). The loss of any one of our large customers as a result of joint ventures, mergers, acquisitions or other cooperative agreements may result in (1) a material decrease in our revenue, (2) an impairment of the value of our real property interests, or (3) other adverse effects to our business. In addition, certain combined companies have undergone or are currently undergoing a modernization of their networks, and these and other tenants and/or sub-lessees could determine not to renew leases with us (or our tenants) as a result. Our future results may be negatively impacted if a significant number of these leases are terminated, and our ongoing contractual revenue would be reduced as a result.

  Our business depends significantly on the demand for wireless communication and related wireless infrastructure, and we may be adversely affected by any slowdown in such demand. Additionally, a reduction in carrier network investment may materially and adversely affect our business (including reducing demand for new tenant additions or network services).

       We derive a significant amount of our revenue from our real property interests associated with wireless communication and related wireless infrastructure. This infrastructure ultimately depends on the demand for wireless voice and data services by consumers. The willingness of consumers to utilize the existing wireless infrastructure, and the willingness of our tenants to renew or extend existing leases, is affected by numerous factors, including:

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  a decrease in consumer demand for wireless services due to general economic conditions or other factors;

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  the financial condition of wireless carriers and/or cellular tower operators;

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  the ability and willingness of wireless carriers and/or cellular tower operators to maintain or increase capital expenditures on network infrastructure;

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  the growth rate of the wireless communication industry or of a particular industry segment;

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  mergers or consolidations among wireless carriers and/or cellular tower operators;

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  increased use of network sharing, roaming or resale arrangements by wireless carriers;

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  delays or changes in the deployment of next generation wireless technologies;

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  zoning, environmental, health or other government regulations or changes in the application and enforcement thereof; and

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  unforeseen technological changes.

       A slowdown in demand for wireless communication or wireless infrastructure may negatively impact our growth or otherwise have a material adverse effect on our results of operations and distributable cash flow.

  New technologies may significantly reduce demand for our wireless infrastructure or negatively impact our revenue.

       Improvements in the efficiency of wireless networks could reduce the demand for our tenants' wireless infrastructure. For example, signal combining technologies that permit one antenna to service multiple frequencies and, thereby, multiple customers may reduce the need for our tenants' wireless infrastructure. In addition, other technologies, such as Wi-Fi, femtocells, other small cells, or satellite (such as low earth orbiting) and mesh transmission systems may, in the future, serve as substitutes for, or alternatives to, leasing that might otherwise be anticipated on wireless infrastructure had such technologies not existed. Any significant reduction in wireless infrastructure leasing demand resulting from the previously mentioned technologies or other technologies may negatively impact our revenue or otherwise have a material adverse effect on us.

  Our business depends significantly on the demand for outdoor advertising, and we may be adversely affected by any slowdown in such demand. Additionally, a change in advertising strategies and/or zoning regulations may materially and adversely affect our business (including reducing demand for outdoor advertising space).

       We derive a significant amount of our revenue from our real property interests associated with the outdoor advertising industry. The value of these real property interests ultimately depends on the demand for outdoor advertising space and the market rates for advertising. The willingness of advertisers to utilize and willingness of billboard owners to upgrade existing bulletin boards, and the willingness of our tenants to renew or extend existing leases, is affected by numerous factors, including:

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  a decrease in advertisers' budgets due to general economic conditions or other factors;

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  the financial condition of outdoor advertising companies and/or their customers;

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  the ability and willingness of outdoor advertising companies to maintain or increase capital expenditures on upgrading bulletin billboards to digital billboards;

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  mergers or consolidations among outdoor advertising companies;

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  zoning, environmental, health or other government regulations or changes in the application and enforcement thereof; and

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  unforeseen technological changes.

       A slowdown in demand for outdoor advertising may negatively impact our growth or otherwise have a material adverse effect on our results of operations and distributable cash flow.

  Due to the long-term expectations of revenue from tenant leases, our results are sensitive to the creditworthiness and financial strength of our tenants and their sub-lessees.

       Due to the long-term nature of our tenant leases and their sub-leases, our performance is dependent on the continued financial strength of our tenants and their sub-lessees, many of whom operate with substantial leverage. Many tenants and potential tenants rely on capital raising activities to fund their operations and capital expenditures, and downturns in the economy or disruptions in the financial and credit markets may make it more difficult and more expensive to raise capital. If our tenants or sub-lessees (or potential tenants or sub-lessees) are unable to raise adequate capital to fund their business plans, they may reduce their spending, which could materially and adversely affect demand for our sites and equipment upgrades. If, as a result of a prolonged economic downturn or otherwise, one or more of our tenants experienced financial difficulties or filed for bankruptcy, it could result in uncollectible accounts receivable and an impairment of our deferred rent asset. In addition, it could result in the loss of significant customers and all or a portion of our anticipated lease revenue from certain tenants, all of which could have a material adverse effect on our business, results of operations and cash flows.

  A tenant bankruptcy or insolvency could result in the termination of such tenant's lease, which could reduce revenue.

       Upon the bankruptcy of a tenant, typically the tenant would have the right to assume or reject the tenant's lease at its option and we would not be permitted to terminate the tenant's lease solely on the basis of such bankruptcy. The tenant will have until 120 days after the filing of bankruptcy to make a decision on assumption or rejection, subject to further extension of such time period by the bankruptcy court. In addition, contractual restrictions on the assignment of an unexpired lease of a bankrupt tenant are typically not enforceable. If a bankrupt tenant rejects a tenant lease, applicable provisions of the Bankruptcy Code will limit our claim for damages to the greater of any unpaid rent due under the lease on the earlier of (i) the date of filing of the bankruptcy case, or (ii) the date on which the leased property was repossessed or surrendered, plus (a) the "rent reserved" by the rejected lease for one year, or (b) for 15% of the remainder of the lease, not to exceed three years from the commencement of the case or the surrender of the property plus unpaid rent accrued prior to such date. These limitations could substantially reduce the claim we would be entitled to assert against the bankrupt tenant in the event the lease is rejected. Furthermore, even this limited claim for rent may not be fully paid in a bankruptcy proceeding, as such claim would share pro rata in recovery with all other general unsecured claims. Such provisions would result in a loss of significant anticipated lease revenue to us and adversely affect our revenue.

  The bankruptcy or insolvency of an underlying property owner could result in the termination of our easement, lease assignment, or other real property interest.

       Upon the bankruptcy of an underlying property owner, typically the property owner would have the right to assume or reject, at its option, any executory contracts. If a judge in a bankruptcy proceeding were to find that our real property interests are executory contracts, the underlying property owner would have the right to assume or reject such contracts in accordance with the bankruptcy rules. If a bankruptcy court finds that our real property interests are executory contracts and the underlying property owner rejects our contract, our remedies and claims for damages may be limited under bankruptcy law. Such events could have a material adverse impact on our business, results of operations and distributable cash flows.

  Substantially all of our tenant leases may be terminated upon 30 to 180 days' notice by our tenants, and unexpected lease cancellations could materially impact our cash flow from operations.

       Most of our tenant leases permit our tenants to cancel the lease at any time with prior written notice. The termination provisions vary from lease to lease, but substantially all of our tenant leases require only 30 to 180 days' advance notification. Cancellations are determined by the tenants themselves in their sole discretion. For instance, both wireless infrastructure and billboard sites are independently assessed by tenants for their ability to provide coverage and/or visibility. This assessment is made prior to construction or installation of the asset and there is no guarantee such coverage will remain static in the future due to independent developments, technological developments, foliage growth or other physical changes in the landscape that are unforeseeable and out of our control. Such results could lead to site removal or relocation to a more suitable location, leading to a reduction in our revenue. Any cancellations will adversely affect our revenue and cash flow, and a significant number of cancellations could materially impact our ability to pay distributions to our unitholders.

  Our tenants may be exposed to force majeure events and other unforeseen events for which tenant insurance may not provide adequate coverage. Additionally, local restrictions may prevent or inhibit re-building efforts, particularly with outdoor advertising.

       The sites underlying our real property interests are subject to risks associated with natural disasters, such as ice and wind storms, fires, tornadoes, floods, hurricanes and earthquakes, as well as other unforeseen damage. Should such a disaster cause damage to one of our tenant's sites, certain of our tenant leases allow the tenant to either terminate the lease or withhold rent payments until the site is restored to its original condition. While our tenants generally maintain insurance coverage for natural disasters, they may not have adequate insurance to cover the associated costs of repair or reconstruction for a future major event. Further, in the event of any damage to our tenants' assets, federal, state and local regulations may restrict the ability to repair or rebuild damaged assets – especially billboards or other signs, which are subject to significant regulations. If our tenants are unwilling or unable to repair or rebuild due to damage, we may experience losses in revenue due to terminated tenant leases and/or lease payments that are withheld pursuant to the terms of the tenant lease while the site is repaired.

  Our tenants may experience equipment failure, which could lead to the termination of our tenant leases.

       Our tenants' assets are subject to a risk of equipment failure due to wear and tear, latent defect, design error or operator error, or early obsolescence. Additionally, substantially all of our tenant leases allow our tenants to terminate the lease upon 30 to 180 days' notice. If our tenants choose to terminate their leases with us following an equipment failure, it could have a material adverse effect on our assets, liabilities, results of operations and cash flows.

  In the event infrastructure assets associated with certain of our real property interests are removed, replacement costs and governmental regulations may delay, restrict, prohibit, or substantially raise the cost of the installation of a similar infrastructure asset.

       Upon the expiration or termination of a tenant's lease, most of our tenants have the right to remove their infrastructure assets associated with our real property interests, which are frequently subject to federal, state and local regulations, such as restrictive zoning. In the event that a tenant exercises its right or fulfills its obligation (as applicable) to remove its equipment, we would be unable to prevent such removal. There could be delays or significant costs associated with replacing the equipment and re-leasing that property, or replacement may be legally impossible. For example, if a legal nonconforming ("grandfathered") billboard is removed, zoning regulations do not allow a replacement billboard to be constructed. Such events could have a material adverse impact on our business, results of operations and distributable cash flows.

  Our tenants, as well as their sub-lessees, are subject to governmental regulations, which may restrict their ability to operate.

       Our tenants, as well as their sub-lessees, may be subject to numerous federal, state and local regulations. For example, the outdoor advertising industry is subject to numerous restrictions, which has made it increasingly difficult to develop new outdoor advertising structures and sites. Changes in laws and regulations affecting outdoor advertising at any level of government, or increases in the enforcement of regulations could lead to the removal or modification of outdoor adverting structures and sites.

       If our tenants are unable to obtain acceptable arrangements or compensation in circumstances in which their advertising structures and sites are subject to removal or modification, it could have an adverse effect on our tenants', and in turn our own, business, results of operations and cash flow. In addition, governmental regulation of advertising displays could limit our tenants' installation of new advertising displays, restrict advertising displays to governmentally controlled sites or permit the installation of advertising displays in a manner that benefits our tenants' competitors disproportionately, any of which could have an adverse effect on our tenants', and in turn our own, business, results of operations and cash flow.

       Our other tenants, including those in the cellular tower and renewable power generation industries, are also subject to significant governmental regulations, which may impede or hamper their business operations or ability to grow. As legal requirements frequently change and are subject to interpretation and discretion, we may be unable to predict the ultimate cost of compliance with these requirements or their effect on our operations. Any new law, rule or regulation could require additional expenditure to achieve or maintain compliance or could adversely impact our tenants' ability to generate and deliver energy.

       Additionally, some of our tenants or their sub-lessees are required to maintain licenses, permits and governmental approvals for operation. Some of the licenses, permits and governmental approvals necessary to our tenants' operations may contain conditions and restrictions, or may have limited terms. If our tenants or their sub-lessees fail to satisfy the conditions or comply with the restrictions imposed by such licenses, permits and governmental approvals, or the restrictions imposed by any statutory or regulatory requirements, they may become subject to regulatory enforcement action and the operation of their assets could be adversely affected or be subject to fines, penalties or additional costs or revocation of regulatory approvals, permits or licenses. If this were to happen, the ability of these tenants or their sub-lessees to continue to operate under our tenant leases may be jeopardized, which could adversely affect our revenue and cash flow.

  A substantial portion of our revenue is derived from a small number of customers, and the loss, consolidation or financial instability of any of our limited number of customers may materially decrease revenue or reduce demand for our wireless infrastructure and network services.

       For the nine months ended September 30, 2014, 71% of our combined revenue was derived from T-Mobile, Verizon, Sprint, AT&T Mobility, and Crown Castle (or their affiliates), which represented 19%, 16%, 13%, 12%, and 11%, respectively, of our combined revenue. The loss of any one of our large customers as a result of consolidation, merger, bankruptcy, insolvency, network sharing, roaming, joint development, resale agreements by our customers or otherwise may result in (1) a material decrease in our revenue, (2) uncollectible account receivables, (3) an impairment of our deferred site rental receivables, wireless infrastructure assets, site rental contracts or customer relationships intangible assets, or (4) other adverse effects to our business. We cannot guarantee that contracts with our major customers will not be terminated or that these customers will renew their contracts with us. Additionally, our tenant leases with affiliates and subsidiaries of large, nationally-recognized companies may not provide for full recourse to the larger, more creditworthy parent entities affiliated with our lessees. In addition to our four largest customers in the U.S., we also derive a portion of our revenue and anticipated future growth from customers offering or contemplating offering emerging wireless services; such customers are smaller and have less financial resources than our Tier 1 tenants, have business models which may not be successful, or may require additional capital. Please read Note 13 to the Notes to our Predecessor's Combined Financial Statements included elsewhere in this prospectus.

  Our real property interests currently have significant concentration in a small number of top Basic Trading Areas ("BTAs").

       Real property interests in the top 10 BTAs currently account for approximately 50% of our adjusted quarterly revenue. The New York BTA is our top BTA and accounted for 21% of our adjusted quarterly revenue for the three months ended September 30, 2014. The Chicago BTA accounted for 11% of our adjusted quarterly revenue and no other single BTA accounted for more than 10% of our adjusted quarterly revenue for the three months ended September 30, 2014. We are susceptible to adverse developments in the economy, weather conditions, competition, consumer preferences, demographics, or other factors in these major metropolitan areas. Due to our susceptibility to such adverse developments, there can be no assurance that the current geographic concentration of our business will not have a material adverse effect on our results of operations and distributable cash flow.

  If our tenant leases are not renewed with similar terms, rental rates or at all, our future revenue may be materially affected.

       Approximately 21% of our tenant leases will be subject to extension over the next 12 months. Our tenants are under no obligation to extend their tenant leases. In addition, there is no assurance that current tenants will renew their current leases with similar terms or rental rates, or even at all. The extension, renewal, or replacement of existing leases depends on a number of factors beyond our control, including the level of existing and new competition in our markets, the macroeconomic factors affecting lease economics for our current and potential customers, the balance of supply and demand, on a short-term, seasonal and long-term basis, in our markets, the extent to which customers in our markets are willing to contract on a long-term basis, and the effects of federal, state or local regulations on the contracting practices of our customers.

       Unsuccessful negotiations could potentially reduce revenue generated from the assets and could have a material adverse effect on our results of operations and distributable cash flow.

  We may mortgage, pledge, hypothecate or grant a security interest in all or substantially all of our assets without prior approval of our unitholders.

       We may mortgage, pledge, hypothecate or grant a security interest in all or substantially all of our assets without prior approval of our unitholders. For example, our new revolving credit facility will be secured by substantially all of our assets. If we were to decide at any time to incur debt and secure our obligations or indebtedness by all or substantially all of our assets, and if we were unable to satisfy such obligations or repay such indebtedness, the lenders could seek to foreclose on our assets. The lenders could also sell all or substantially all of our assets under such foreclosure or other realization upon those encumbrances without prior approval of our unitholders, which would adversely affect the price of our common units.

  Restrictions in our new revolving credit facility could adversely affect our results of operations, distributable cash flow and the value of our units.

       We will be dependent upon the earnings and cash flow generated by our operations in order to meet any debt service obligations and to allow us to make cash distributions to our unitholders. We expect to amend and restate the secured debt facilities as a new secured revolving credit facility concurrently with the closing of this offering. The operating and financial restrictions and covenants in our new revolving credit facility and any future financing agreements could restrict our ability to finance our future operations or capital needs or to expand or pursue our business activities, which may, in turn, limit our ability to make cash distributions to our unitholders.

       The provisions of our new revolving credit facility could affect our ability to obtain future financing and pursue attractive business opportunities and our flexibility in planning for, and reacting to, changes in business conditions. In addition, a failure to comply with the provisions of our new revolving credit facility could result in an event of default which would enable our lenders to declare the outstanding principal of that debt, together with accrued interest, to be immediately due and payable. If the payment of our debt is accelerated, defaults under our other debt instruments, if any, may be triggered, and our assets may be insufficient to repay such debt in full, and the holders of our units could experience a partial or total loss of their investment. Please read "Management's Discussion and Analysis of Financial Condition and Results of Operations – Liquidity and Capital Resources" for additional information about our new revolving credit facility.

  Certain of our real property interests are subordinated to senior debt such as mortgages, which, if we fail to obtain a non-disturbance agreement, could foreclose on our real property interests if the underlying property owner defaults on the mortgage.

       While we make an effort to obtain non-disturbance agreements on the real property interests we acquire, sometimes we are unable to do so. Under certain circumstances and in the absence of a non-disturbance agreement, if the underlying property owner fails to comply with or make payments under debt arrangements senior to us, an event of default may result, which would allow the creditors to foreclose on any of our real property interests associated with that site. Any such default or foreclosure could have a material adverse effect on our results of operations and distributable cash flow.

  We expect to incur a significant amount of debt to finance our portfolio which may subject us to an increased risk of loss or adversely affect the return on our investments.

       We expect to incur a significant amount of debt to finance our operations. We expect to finance our acquisitions through the issuance of debt, borrowing under credit facilities, and other arrangements. We anticipate that the leverage we employ will vary depending on our ability to sell our debt, obtain credit facilities, the loan-to-value and debt service coverage ratios of our assets, the yield on our assets, the targeted leveraged return we expect from our portfolio and our ability to meet ongoing covenants related to our asset mix and financial performance. It is possible that substantially all of our assets might be pledged as collateral for our borrowings. Our results of operations and distributable cash flow may be adversely affected to the extent that changes in market conditions cause the cost of our financing to increase.

  If we are unable to protect our rights to our real property interests, our business and operating results could be adversely affected.

       Our real property interests consist primarily of rights under leases and long-term or perpetual easements. A loss of these interests at a particular site may interfere with our ability to generate revenue. For various reasons, we may not always have the ability to access, analyze and verify all information regarding zoning and other issues prior to completing an acquisition of real property interests, which can affect our rights to access and lease a site. Our inability to protect our rights to our real property interests may have a material adverse effect on our results of operations and distributable cash flow.

       The value of our real property interests are affected by a number of factors, including changes in the general economic climate, local conditions (such as an oversupply of, or a reduction in demand for, our real property interest), competition based on rental rates, attractiveness and location of the properties, physical condition of the properties, financial condition of buyers and sellers of properties, and changes in operating costs. If our real property interests do not generate sufficient revenue to meet their operating expenses, including debt service, our cash flow and ability to pay distributions to unitholders will be adversely affected. Real estate values are also affected by such factors as government regulations, interest rate levels, the availability of financing, participation by other investors in the financial markets and potential liability under changing laws. Under eminent domain laws, governments can take real property without the owner's consent, sometimes for less compensation than the owner believes the property is worth. In addition, the breach of our easement or lease assignment by an underlying property owner or a tenant could interfere with our operations. Any of these factors could have an adverse impact on our business, financial condition, results of operations or distributable cash flow.

  We may be subject to unanticipated liabilities as a result of our real property interests.

       We own real property interests and are parties to contracts with unrelated parties such as tenants. We may be involved in disputes and other matters with property owners, tenants, their respective employees and agents, and other unrelated parties, such as tort claims related to hazardous conditions, foreclosure actions and access disputes. We cannot assure you that we will not become subject to material litigation or other liabilities. If these liabilities are not adequately covered by insurance, they could have a material adverse impact on our results of operations and distributable cash flow.

  Our real property interests generally do not make us contractually responsible for the payment of real property taxes. If the responsible party fails to pay real property taxes, the resulting tax lien could put our real property interest in jeopardy.

       Substantially all of our real property interests are subject to effectively triple net lease arrangements under which we are not responsible for paying real property taxes. If the property owner or tenant fails to pay real property taxes, any lien resulting from such unpaid taxes would be senior to our real property interest in the applicable site. Failure to pay such real property taxes could result in our real property interest being impaired or extinguished, or we may be forced to incur costs and pay the real property tax liability to avoid impairment of our assets.

  Our tenant leases generally make our tenants contractually responsible for payment of taxes, maintenance, insurance and other similar expenditures associated with our tenants' infrastructure assets. If our tenants fail to pay these expenses as required, it could result in a material adverse impact on our results of operations and distributable cash flow.

       As part of our effectively triple net lease arrangements, our tenant lease agreements typically make our tenants contractually responsible for payment of taxes, maintenance, insurance and other similar expenditures associated with our tenants' infrastructure assets. If our tenants fail to pay these expenses as required, it could result in a diminution in the value of the infrastructure asset associated with our real property interest and have a material adverse impact on our results of operations and distributable cash flow.

  If radio frequency emissions from wireless handsets or equipment on wireless infrastructure are demonstrated to cause negative health effects, potential future claims could adversely affect our tenants' operations, costs or revenue.

       The potential connection between radio frequency emissions and certain negative health effects, including some forms of cancer, has been the subject of substantial study by the scientific community in recent years, and numerous health-related lawsuits have been filed against wireless carriers and wireless device manufacturers. We cannot guarantee that claims relating to radio frequency emissions will not arise in the future or that the results of such studies will not be adverse to us or our tenants.

       Public perception of possible health risks associated with wireless communication may slow or diminish the growth of wireless carriers, which may in turn impact our revenue. In particular, negative public perception of, and regulations regarding, these perceived health risks may slow or diminish the market acceptance of wireless communication services and increase opposition to the development and expansion of wireless antenna sites. If a scientific study or court decision resulted in a finding that radio frequency emissions posed health risks to consumers, it could negatively impact the market for wireless services, as well as our wireless carrier tenants, which could materially and adversely affect our business, results of operations and distributable cash flow.

  If we fail to develop or maintain an effective system of internal controls, we may not be able to report our financial results accurately or prevent fraud, which would likely have a negative impact on the market price of our common units.

       Prior to this offering, we have not been required to file reports with the SEC. Upon the completion of this offering, we will become subject to the public reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act. We prepare our financial statements in accordance with GAAP, but our internal accounting controls may not currently meet all standards applicable to companies with publicly traded securities. Effective internal controls are necessary for us to provide reliable financial reports, prevent fraud and to operate successfully as a publicly traded partnership. Our efforts to develop and maintain our internal controls may not be successful, and we may be unable to maintain effective controls over our financial processes and reporting in the future or to comply with our obligations under Section 404 of the Sarbanes-Oxley Act of 2002, which we refer to as Section 404. For example, Section 404 will require us, among other things to annually review and report on, and our independent registered public accounting firm to attest to, the effectiveness of our internal controls over financial reporting. We must comply with Section 404 (except for the requirement for an auditor's attestation report, as described below) beginning with our fiscal year ending December 31, 2015. Any failure to develop, implement or maintain effective internal controls or to improve our internal controls could harm our operating results or cause us to fail to meet our reporting obligations. Given the difficulties inherent in the design and operation of internal controls over financial reporting, we can provide no assurance as to our, or our independent registered public accounting firm's, conclusions about the effectiveness of our internal controls, and we may incur significant costs in our efforts to comply with Section 404. Ineffective internal controls will subject us to regulatory scrutiny and a loss of confidence in our reported financial information, which could have an adverse effect on our business and would likely have a negative effect on the trading price of our common units.

  For as long as we are an emerging growth company, we will not be required to comply with certain disclosure requirements that apply to other public companies.

       In April 2012, President Obama signed into law the Jumpstart Our Business Startups Act, or "JOBS Act." For as long as we remain an "emerging growth company" as defined in the JOBS Act, we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including not being required to provide an auditor's attestation report on management's assessment of the effectiveness of our system of internal controls over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act and remain an emerging growth company for up to five years, although we will lose that status sooner if we have more than $1.0 billion of revenue in a fiscal year, have more than $700.0 million in market value of our limited partner interests held by non-affiliates, or issue more than $1.0 billion of non-convertible debt over a three-year period.

       In addition, the JOBS Act provides that an emerging growth company can delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have irrevocably elected to "opt out" of this exemption and, therefore, will be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

       To the extent that we rely on any of the exemptions available to emerging growth companies, you will receive less information about our executive compensation and internal control over financial reporting than issuers that are not emerging growth companies. If some investors find our common units to be less attractive as a result, there may be a less active trading market for our common units and our trading price may be more volatile.

  We may incur asset impairment charges, which could result in a significant reduction to our earnings.

       We review our assets annually to determine if any are impaired, or more frequently in the event of circumstances indicating potential impairment. These circumstances could include a decline in our actual or expected future cash flow or income, a significant adverse change in the business climate, a decline in market capitalization, or slower growth rates in our industry, among others. If we determine that an asset is impaired, we may be required to record a non-cash impairment charge which would reduce our earnings and negatively impact our results of operations.

  Terrorist or cyber-attacks and threats, or escalation of military activity in response to these attacks, could have a material adverse effect.

       Terrorist attacks and threats, cyber-attacks, or escalation of military activity in response to these attacks, may have significant effects on general economic conditions, fluctuations in consumer confidence and spending and market liquidity, each of which could materially and adversely affect our business. Strategic targets, such as communication-related assets and power generation assets, may be at greater risk of future terrorist or cyber-attacks than other targets in the United States. We do not maintain specialized insurance for possible liability or loss resulting from a cyber-attack on our assets that may shut down all or part of our business. It is possible that any of these occurrences, or a combination of them, could have a material adverse effect on our results of operations and distributable cash flow.

  While our agreements with our lessees, property owners and other surface owners generally include environmental representations, warranties, and indemnities to minimize the extent to which we may be financially responsible for liabilities arising under environmental laws, unforeseen liabilities under these laws could have a material adverse effect on our results of operations and distributable cash flow.

       Laws and regulations governing the discharge of materials into the environment or otherwise relating to the protection of the environment are applicable to our business and operations, and also to the businesses and operations of our lessees, property owners and other surface owners or operators. Federal, state and local government agencies issue regulations that often require difficult and costly compliance measures that carry substantial administrative, civil and criminal penalties and that may result in injunctive obligations for non-compliance. These laws and regulations often require permits before operations commence, restrict the types, quantities and concentrations of various substances that can be released into the environment, require remediation of released substances, and limit or prohibit construction or operations on certain lands (e.g. wetlands). We do not conduct any operations on our properties, but we or our tenants may maintain small quantities of materials that, if released, would be subject to certain environmental laws. Similarly, our property owners, lessees and other surface interest owners may have liability or responsibility under these laws which could have an indirect impact on our business. These laws include but are not limited to the federal Resource Conservation and Recovery Act ("RCRA"), and comparable state statutes and regulations promulgated thereunder (which impose requirements on the generation, transportation, treatment, storage, disposal and cleanup of hazardous and non-hazardous wastes) and the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), and analogous state laws (which generally impose liability, without regard to fault or legality of the original conduct, on classes of persons who are considered to be responsible for the release of hazardous substances into the environment, including the current and former owners or operators of a site. It is not uncommon for neighboring property owners and other third-parties to file claims for personal injury and property damage allegedly caused by the hazardous substances released into the environment. Therefore, governmental agencies or third parties may seek to hold us, our lessees, property owners and other surface interest owners responsible under CERCLA and comparable state statutes for all or part of the costs to cleanup sites at which hazardous substances have been released. Our agreements with our lessees, counterparties and other surface owners generally include environmental representations, warranties, and indemnities to minimize the extent to which we may be financially responsible for liabilities arising under these laws.

Risks Inherent in an Investment in Us

  Our general partner and its affiliates, including Landmark, have conflicts of interest with us and limited fiduciary duties to us and our unitholders, and they may favor their own interests to our detriment and that of our unitholders. Additionally, we have no control over the business decisions and operations of Landmark, and Landmark is under no obligation to adopt a business strategy that favors us.

       Following the offering, Landmark will own a 40% limited partner interest in us and will own and control our general partner through a non-economic interest in us. Although our general partner has a duty to manage us in a manner that is in the best interests of our partnership and our unitholders, the directors and officers of our general partner also have a duty to manage our general partner in a manner that is in the best interests of its owner, Landmark. Conflicts of interest may arise between Landmark and its affiliates, including our general partner, on the one hand, and us and our unitholders, on the other hand. In resolving these conflicts, the general partner may favor its own interests and the interests of its affiliates, including Landmark, over the interests of our common unitholders. These conflicts include, among others, the following situations:

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  neither our partnership agreement nor any other agreement requires Landmark to pursue a business strategy that favors us or utilizes our assets, which could involve decisions by Landmark to pursue and grow particular markets, or undertake acquisition opportunities for itself;

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  Landmark may be constrained by the terms of its debt instruments from taking actions, or refraining from taking actions, that may be in our best interests;

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  our partnership agreement replaces the fiduciary duties that would otherwise be owed by our general partner with contractual standards governing its duties, limiting our general partner's liabilities and restricting the remedies available to our unitholders for actions that, without the limitations, might constitute breaches of fiduciary duty;

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  except in limited circumstances, our general partner has the power and authority to conduct our business without unitholder approval;

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  our general partner will determine the amount and timing of asset purchases and sales, borrowings, issuance of additional partnership securities and the creation, reduction or increase of cash reserves, each of which can affect our distributable cash flow;

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  our general partner will determine the amount and timing of many of our cash expenditures and whether a cash expenditure is classified as an expansion capital expenditure, which would not reduce operating surplus, or a maintenance capital expenditure, which would reduce our operating surplus. This determination can affect the amount of available cash from operating surplus that is distributed to our unitholders and to our general partner, the amount of adjusted operating surplus generated in any given period and the ability of the subordinated units to convert into common units;

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  our general partner will determine which costs incurred by it are reimbursable by us;

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  our general partner may cause us to borrow funds in order to permit the payment of cash distributions, even if the purpose or effect of the borrowing is to make a distribution on the subordinated units, to make incentive distributions or to accelerate expiration of the subordination period;

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  our partnership agreement permits us to classify up to $10.0 million as operating surplus, even if it is generated from asset sales, non-working capital borrowings or other sources that would otherwise constitute capital surplus. This cash may be used to fund distributions on our subordinated units or to our general partner in respect of the incentive distribution rights;

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  our partnership agreement does not restrict our general partner from causing us to pay it or its affiliates for any services rendered to us or entering into additional contractual arrangements with any of these entities on our behalf;

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  our general partner intends to limit its liability regarding our contractual and other obligations;

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  our general partner may exercise its right to call and purchase all of the common units not owned by it and its affiliates if it and its affiliates own more than 80% of the common units;

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  our general partner controls the enforcement of obligations owed to us by our general partner and its affiliates, including our commercial agreements with Landmark;

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  our general partner decides whether to retain separate counsel, accountants or others to perform services for us; and

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  our general partner may elect to cause us to issue common units to it in connection with a resetting of the target distribution levels related to our general partner's incentive distribution rights without the approval of the conflicts committee of the board of directors of our general partner (which we refer to as our "conflicts committee"), or our unitholders. This election may result in lower distributions to our common unitholders in certain situations.

       Under the terms of our partnership agreement, the doctrine of corporate opportunity, or any analogous doctrine, does not apply to our general partner or any of its affiliates, including Landmark, and their respective executive officers, directors and owners. Any such person or entity that becomes aware of a potential transaction, agreement, arrangement or other matter that may be an opportunity for us will not have any duty to communicate or offer such opportunity to us. Landmark will continue to manage the operation of the Remaining Landmark Funds (including any similar investment funds formed in the future) and will be under no obligation to provide acquisition opportunities to us. Any such person or entity will not be liable to us or to any limited partner for breach of any fiduciary duty or other duty by reason of the fact that such person or entity pursues or acquires such opportunity for itself, directs such opportunity to another person or entity or does not communicate such opportunity or information to us. This may create actual and potential conflicts of interest between us and affiliates of our general partner and result in less than favorable treatment of us and our unitholders. Please read "Certain Relationships and Related Party Transactions – Agreements Governing the Transactions – Omnibus Agreement" and "Conflicts of Interest and Duties."

  Our general partner intends to limit its liability regarding our obligations.

       Our general partner intends to limit its liability under contractual arrangements so that the counterparties to such arrangements have recourse only against our assets, and not against our general partner or its assets. Our general partner may therefore cause us to incur indebtedness or other obligations that are nonrecourse to our general partner. Our partnership agreement permits our general partner to limit its liability, even if we could have obtained more favorable terms without the limitation on liability. In addition, we are obligated to reimburse or indemnify our general partner to the extent that it incurs obligations on our behalf. Any such reimbursement or indemnification payments would reduce the amount of cash otherwise available for distribution to our unitholders.

  Our management has no experience in managing our business as a U.S. publicly traded partnership.

       Our executive management team and internal accounting staff have no experience in managing our business and reporting as a U.S. publicly traded partnership. As a result, we may not be able to anticipate or respond to material changes or other events in our business as effectively as if our executive management team and accounting staff had such experience. Furthermore, growth projects may place significant strain on our management resources, thereby limiting our ability to execute our day-to-day business activities.

  You will experience immediate and substantial dilution in pro forma net tangible book value of $27.40 per common unit.

       The initial public offering price of $19.00 per common unit exceeds our pro forma net tangible book value of $(8.40) per unit. Based on the initial public offering price of $19.00 per common unit, you will incur immediate and substantial dilution of $27.40 per common unit. This dilution results primarily because our assets are recorded in accordance with GAAP at their historical cost and not their fair value. Please read "Dilution."

  Our partnership agreement requires that we distribute all of our available cash, which could limit our ability to grow and make acquisitions.

       Our partnership agreement requires that we distribute all of our available cash to our unitholders. As a result, we expect to rely primarily upon external financing sources, including commercial bank borrowings and the issuance of debt and equity securities, to fund our acquisitions and expansion capital expenditures. Therefore, to the extent we are unable to finance our growth externally, our cash distribution policy will significantly impair our ability to grow. In addition, because we will distribute all of our available cash, our growth may not be as fast as that of businesses that reinvest their available cash to expand ongoing operations. To the extent we issue additional units in connection with any acquisitions or expansion capital expenditures, the payment of distributions on those additional units may increase the risk that we will be unable to maintain or increase our per unit distribution level. There are no limitations in our partnership agreement on our ability to issue additional units, including units ranking senior to our common units as to distributions or in liquidation or that have special voting rights and other rights, and our unitholders will have no preemptive or other rights (solely as a result of their status as unitholders) to purchase any such additional units. The incurrence of additional commercial borrowings or other debt to finance our growth strategy would result in increased interest expense, which, in turn, may reduce the amount of cash that we have available to distribute to our unitholders.

  Our partnership agreement replaces our general partner's fiduciary duties to holders of our common units with contractual standards governing its duties.

       Delaware law provides that Delaware limited partnerships may, in their partnership agreements, expand, restrict or eliminate the fiduciary duties otherwise owed by the general partner to limited partners and the partnership, provided that partnership agreements may not eliminate the implied contractual covenant of good faith and fair dealing. This implied covenant is a judicial doctrine utilized by Delaware courts in connection with interpreting ambiguities in partnership agreements and other contracts and does not form the basis of any separate or independent fiduciary duty in addition to the express contractual duties set forth in our partnership agreement. Under the implied contractual covenant of good faith and fair dealing, a court will enforce the reasonable expectations of the parties where the language in the partnership agreement does not provide for a clear course of action.

       As permitted by Delaware law, our partnership agreement contains provisions that eliminate the fiduciary standards to which our general partner would otherwise be held by state fiduciary duty law and replaces those duties with several different contractual standards. For example, our partnership agreement permits our general partner to make a number of decisions in its individual capacity, as opposed to in its capacity as our general partner, free of any duties to us and our unitholders. This provision entitles our general partner to consider only the interests and factors that it desires and relieves it of any duty or obligation to give any consideration to any interest of, or factors affecting, us, our affiliates or our limited partners. By purchasing a common unit, a unitholder is treated as having consented to the provisions in our partnership agreement, including the provisions discussed above. Please read "Conflicts of Interest and Duties – Duties of the General Partner."

  Our partnership agreement restricts the remedies available to holders of our common and subordinated units for actions taken by our general partner that might otherwise constitute breaches of fiduciary duty.

       Our partnership agreement contains provisions that restrict the remedies available to unitholders for actions taken by our general partner that might otherwise constitute breaches of fiduciary duty under state fiduciary duty law. For example, our partnership agreement:

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  provides that whenever our general partner makes a determination or takes, or declines to take, any other action in its capacity as our general partner, our general partner is required to make such determination, or take or decline to take such other action, in good faith, meaning that it subjectively believed that the determination or the decision to take or decline to take such action was in the best interests of our partnership, and will not be subject to any other or different standard imposed by our partnership agreement, Delaware law, or any other law, rule or regulation, or at equity;

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  provides that our general partner will not have any liability to us or our unitholders for decisions made in its capacity as a general partner so long as it acted in good faith;

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  provides that our general partner and its officers and directors will not be liable for monetary damages to us or our limited partners resulting from any act or omission unless there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that our general partner or its officers and directors, as the case may be, acted in bad faith or engaged in fraud or willful misconduct or, in the case of a criminal matter, acted with knowledge that the conduct was criminal; and

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  provides that our general partner will not be in breach of its obligations under our partnership agreement or its fiduciary duties to us or our limited partners if a transaction with an affiliate or the resolution of a conflict of interest is approved in accordance with, or otherwise meets the standards set forth in, our partnership agreement.

       In connection with a situation involving a transaction with an affiliate or a conflict of interest, our partnership agreement provides that any determination by our general partner must be made in good faith, and that our conflicts committee and the board of directors of our general partner are entitled to a presumption that they acted in good faith. In any proceeding brought by or on behalf of any limited partner or the partnership, the person bringing or prosecuting such proceeding will have the burden of overcoming such presumption. Please read "Conflicts of Interest and Duties."

  Cost reimbursements, which will be determined in our general partner's sole discretion, and fees due to our general partner and its affiliates for services provided will be substantial and will reduce the amount of cash we have available for distribution to you.

       Under our partnership agreement, we are required to reimburse our general partner and its affiliates for all costs and expenses that they incur on our behalf for managing and controlling our business and operations. Except to the extent specified under our omnibus agreement, our general partner determines the amount of these expenses. Under the omnibus agreement that we will enter into at the closing of this offering, we will agree to reimburse Landmark for expenses related to certain general and administrative services Landmark will provide to us in support of our business, subject to a quarterly cap equal to the greater of $162,500 and 3% of our revenue during the preceding calendar quarter. This cap on expenses will last until the earlier to occur of: (i) the date on which our revenue for the immediately preceding four consecutive fiscal quarters exceeded $80.0 million and (ii) the fifth anniversary of the closing of this offering. Some of the costs and expenses for which we are required to reimburse our general partner and its affiliates are not subject to any caps or other limits. Payments to our general partner and its affiliates will be substantial and will reduce the amount of cash we have available to distribute to unitholders.

  Unitholders have very limited voting rights and, even if they are dissatisfied, they cannot remove our general partner without its consent.

       Unlike the holders of common stock in a corporation, unitholders have only limited voting rights on matters affecting our business and, therefore, limited ability to influence management's decisions regarding our business. For example, unlike holders of stock in a public corporation, unitholders will not have "say-on-pay" advisory voting rights. Unitholders did not elect our general partner or the board of directors of our general partner and will have no right to elect our general partner or the board of directors of our general partner on an annual or other continuing basis. The board of directors of our general partner is chosen by the member of our general partner, which is a wholly owned subsidiary of Landmark. Furthermore, if the unitholders are dissatisfied with the performance of our general partner, they will have little ability to remove our general partner. As a result of these limitations, the price at which our common units will trade could be diminished because of the absence or reduction of a takeover premium in the trading price.

       Our unitholders will be unable initially to remove our general partner without its consent because our general partner and its affiliates will own sufficient units upon completion of the offering to be able to prevent its removal. The vote of the holders of at least 66 2/3% of all outstanding common units and subordinated units voting together as a single class is required to remove our general partner. After the formation transactions and the closing of this offering, Landmark will own collectively 100% of our subordinated units, which represents a 40% limited partner interest in us. Also, if our general partner is removed without cause during the subordination period and common units and subordinated units held by our general partner and its affiliates are not voted in favor of that removal, all remaining subordinated units will automatically be converted into common units, and any existing arrearages on the common units will be extinguished. A removal of our general partner under these circumstances would adversely affect the common units by prematurely eliminating their distribution and liquidation preference over the subordinated units, which would otherwise have continued until we had met certain distribution and performance tests.

       "Cause" is narrowly defined under our partnership agreement to mean that a court of competent jurisdiction has entered a final, non-appealable judgment finding the general partner liable for actual fraud or willful or wanton misconduct in its capacity as our general partner. Cause does not include most cases of charges of poor management of the business, so the removal of our general partner because of the unitholders' dissatisfaction with our general partner's performance in managing our partnership will most likely result in the termination of the subordination period.

       Furthermore, unitholders' voting rights are further restricted by the partnership agreement provision providing that any units held by a person that owns 20% or more of any class of units then outstanding, other than our general partner, its affiliates, their transferees, and persons who acquired such units with the prior approval of the board of directors of our general partner, cannot vote on any matter.

       Our partnership agreement also contains provisions limiting the ability of unitholders to call meetings or to acquire information about our operations, as well as other provisions limiting the unitholders' ability to influence the manner or direction of management.

  Control of our general partner may be transferred to a third party without unitholder consent.

       Our general partner may transfer its general partner interest to a third party in a merger or in a sale of all or substantially all of its assets without the consent of the unitholders. Furthermore, there is no restriction in our partnership agreement on the ability of Landmark to transfer its membership interest in our general partner to a third party. The new owner of our general partner would then be in a position to replace the board of directors and officers of our general partner with its own choices.

  The incentive distribution rights of our general partner may be transferred to a third party without unitholder consent.

       Our general partner may transfer its incentive distribution rights to a third party at any time without the consent of our unitholders. If our general partner transfers its incentive distribution rights to a third party, it will have less incentive to grow our partnership and increase distributions. A transfer of incentive distribution rights by our general partner could reduce the likelihood of Landmark selling or contributing additional assets to us, which in turn would impact our ability to grow our asset base.

  We may issue additional units without unitholder approval, which would dilute unitholder interests.

       At any time, we may issue an unlimited number of general partner interests or limited partner interests of any type without the approval of our unitholders, and our unitholders will have no preemptive or other rights (solely as a result of their status as unitholders) to purchase any such general partner interests or limited partner interests. Further, there are no limitations in our partnership agreement on our ability to issue equity securities that rank equal or senior to our common units as to distributions or in liquidation or that have special voting rights and other rights. The issuance by us of additional common units or other equity securities of equal or senior rank will have the following effects:

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  our unitholders' proportionate ownership interest in us will decrease;

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  the amount of cash we have available to distribute on each unit may decrease;

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  because a lower percentage of total outstanding units will be subordinated units, the risk that a shortfall in the payment of the minimum quarterly distribution will be borne by our common unitholders will increase;

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  the ratio of taxable income to distributions may increase;

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  the relative voting strength of each previously outstanding unit may be diminished; and

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  the market price of our common units may decline.

       The issuance by us of additional general partner interests may have the following effects, among others, if such general partner interests are issued to a person who is not an affiliate of Landmark:

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  management of our business may no longer reside solely with our current general partner; and

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  affiliates of the newly admitted general partner may compete with us, and neither that general partner nor such affiliates will have any obligation to present business opportunities to us.

  Landmark and its affiliates may sell units in the public or private markets, and such sales could have an adverse impact on the trading price of the common units.

       After the completion of the formation transactions and the closing of this offering, assuming that the underwriters do not exercise their option to purchase additional common units, the Contributing Landmark Fund legacy members will hold 2,052,665 common units and Landmark and its affiliates will hold 3,135,109 subordinated units. Subject to certain requirements, the Contributing Landmark Fund legacy members may sell their common units in the public and private markets as soon as the lock-up expires. All of the subordinated units will convert into common units at the end of the subordination period and may convert earlier under certain circumstances. Additionally, we have agreed to provide Landmark and its affiliates with certain registration rights under applicable securities laws. Please read "Units Eligible for Future Sale." The sale of these units in the public or private markets could have an adverse impact on the price of the common units or on any trading market that may develop.

  Other than the requirement in our partnership agreement to distribute all of our available cash each quarter, we have no legal obligation to make quarterly cash distributions, and our general partner has considerable discretion to establish cash reserves that would reduce the amount of available cash we distribute to unitholders.

       Generally, our available cash is comprised of cash on hand at the end of a quarter plus cash-on-hand resulting from any working capital borrowings made after the end of the quarter less cash reserves established by our general partner. Our partnership agreement permits our general partner to establish cash reserves for the proper conduct of our business (including reserves for our future capital expenditures and anticipated future debt service requirements), to comply with applicable law or agreements to which we are a party, or to provide funds for future distributions to unitholders. As a result, even when there is no change in the amount of distributable cash flow that we generate, our general partner has considerable discretion to establish cash reserves, which would result in a reduction the amount of available cash we distribute to unitholders. Accordingly, there is no guarantee that we will make quarterly cash distributions to our unitholders at our minimum quarterly distribution rate or at any other rate, and we have no legal obligation to do so.

  Landmark and the Remaining Landmark Funds may compete with us, and Landmark, as owner of our general partner, will decide when, if, and how we complete acquisitions.

       Neither our partnership agreement nor our omnibus agreement will prohibit Landmark or any other affiliates of our general partner, including the Remaining Landmark Funds, from owning assets or engaging in businesses that compete directly or indirectly with us. Under the terms of our partnership agreement, the doctrine of corporate opportunity, or any analogous doctrine, will not apply to our general partner or any of its affiliates, including Landmark. Any such entity that becomes aware of a potential transaction, agreement, arrangement or other matter that may be an opportunity for us will not have any duty to communicate or offer such opportunity to us. Consequently, Landmark and other affiliates of our general partner may acquire additional assets in the future without any obligation to offer us the opportunity to purchase any of those assets. As a result, competition from Landmark and other affiliates of our general partner could materially and adversely impact our results of operations and distributable cash flow.

  Our general partner has a limited call right that may require you to sell your common units at an undesirable time or price.

       If at any time our general partner and its affiliates own more than 80% of our then-outstanding common units, our general partner will have the right, but not the obligation, which it may assign to any of its affiliates or to us, to acquire all, but not less than all, of the common units held by unaffiliated persons at a price not less than their then-current market price. As a result, you may be required to sell your common units at an undesirable time or price and may not receive any return on your investment. You may also incur a tax liability upon a sale of your units. After the end of the subordination period (which could occur as early as the quarter ending December 31, 2015), assuming no additional issuances of common units by us (other than upon the conversion of the subordinated units), our general partner and its affiliates (including Landmark) will own approximately 40% of our outstanding common units. For additional information about our general partner's call right, please read "Our Partnership Agreement – Limited Call Right."

  Your liability may not be limited if a court finds that unitholder action constitutes control of our business.

       A general partner of a partnership generally has unlimited liability for the obligations of the partnership, except for those contractual obligations of the partnership that are expressly made without recourse to the general partner. Our partnership is organized under Delaware law, and we conduct business in a number of other states. The limitations on the liability of holders of limited partner interests for the obligations of a limited partnership have not been clearly established in some of the other states in which we do business. You could be liable for any and all of our obligations as if you were a general partner if a court or government agency were to determine that (i) we were conducting business in a state but had not complied with that particular state's partnership statute; or (ii) your right to take certain actions under our partnership agreement constitute "control" of our business. For a discussion of the implications of the limitations of liability on a unitholder, please read "Our Partnership Agreement – Limited Liability."

  Unitholders may have to repay distributions that were wrongfully distributed to them.

       Under certain circumstances, unitholders may have to repay amounts wrongfully distributed to them. Under Section 17-607 of the Delaware Revised Uniform Limited Partnership Act or "DRULPA," we may not make a distribution to you if the distribution would cause our liabilities to exceed the fair value of our assets. Delaware law provides that for a period of three years from the date of the impermissible distribution, limited partners who received the distribution and who knew at the time of the distribution that it violated Delaware law will be liable to the limited partnership for the distribution amount. Transferees of common units are liable for the obligations of the transferor to make contributions to the partnership that are known to the transferee at the time of the transfer and for unknown obligations if the liabilities could be determined from our partnership agreement. Liabilities to partners on account of their partnership interest and liabilities that are non-recourse to the partnership are not counted for purposes of determining whether a distribution is permitted.

  There is no existing market for our common units, and a trading market that will provide you with adequate liquidity may not develop. The price of our common units may fluctuate significantly, and you could lose all or part of your investment.

       Prior to this offering, there has been no public market for our common units. After this offering, there will be only publicly traded common units, assuming the underwriters' option to purchase additional common units from us is not exercised. In addition, Landmark will own an aggregate of 3,135,109 subordinated units, representing an aggregate 40% limited partner interest in us. We do not know the extent to which investor interest will lead to the development of an active trading market or how liquid that market might be. You may not be able to resell your common units at or above the initial public offering price. Additionally, the lack of liquidity may result in wide bid-ask spreads, contribute to significant fluctuations in the market price of the common units and limit the number of investors who are able to buy the common units.

       The initial public offering price for the common units offered hereby will be determined by negotiations between us and the representatives of the underwriters and may not be indicative of the market price of the common units that will prevail in the trading market. The market price of our common units may decline below the initial public offering price.

  Our general partner, or any transferee holding incentive distribution rights, may elect to cause us to issue common units to it in connection with a resetting of the target distribution levels related to its incentive distribution rights, without the approval of our conflicts committee or the holders of our common units. This could result in lower distributions to holders of our common units.

       Our general partner has the right, at any time when there are no subordinated units outstanding and it has received distributions on its incentive distribution rights at the highest level to which it is entitled (50%) for each of the prior four consecutive fiscal quarters, to reset the initial target distribution levels at higher levels based on our distributions at the time of the exercise of the reset election. Following a reset election, the minimum quarterly distribution will be adjusted to equal the reset minimum quarterly distribution, and the target distribution levels will be reset to correspondingly higher levels based on percentage increases above the reset minimum quarterly distribution.

       If our general partner elects to reset the target distribution levels, it will be entitled to receive a number of common units. The number of common units to be issued to our general partner will be equal to that number of common units that would have entitled their holder to an average aggregate quarterly cash distribution in the prior two quarters equal to the average of the distributions to our general partner on the incentive distribution rights in such two quarters. We anticipate that our general partner would exercise this reset right in order to facilitate acquisitions or internal growth projects that would not be sufficiently accretive to cash distributions per common unit without such conversion. It is possible, however, that our general partner could exercise this reset election at a time when it is experiencing, or expects to experience, declines in the cash distributions it receives related to its incentive distribution rights and may, therefore, desire to be issued common units rather than retain the right to receive distributions based on the initial target distribution levels. This risk could be elevated if the incentive distribution rights have been transferred to a third party. As a result, a reset election may cause our common unitholders to experience a reduction in the amount of cash distributions that they would have otherwise received had we not issued new common units in connection with resetting the target distribution levels. Additionally, our general partner has the right to transfer all or any portion of the incentive distribution rights at any time, and such transferee shall have the same rights as the general partner relative to resetting target distributions if our general partner concurs that the tests for resetting target distributions have been fulfilled. Please read "Provisions of Our Partnership Agreement Relating to Cash Distributions – Right to Reset Incentive Distribution Levels."

  NASDAQ does not require a publicly traded limited partnership like us to comply with certain of its corporate governance requirements.

       Our common units have been approved for listing on the NASDAQ Global Market. NASDAQ listing rules do not require a listed limited partnership like us to have a majority of independent directors on our general partner's board of directors or to establish a compensation committee or a nominating and corporate governance committee. We are, however, required to have an audit committee of at least three members, all of whom are required to meet the independence and experience standards established by NASDAQ and the Exchange Act. Please read "Management – Management of Landmark Infrastructure Partners LP."

  Our partnership agreement includes exclusive forum, venue and jurisdiction provisions and a waiver of the right to a jury trial. By purchasing a common unit, a limited partner is irrevocably consenting to these provisions regarding claims, suits, actions or proceedings, submitting to the exclusive jurisdiction of Delaware courts and waiving a right to a jury trial. Our partnership agreement also provides that any unitholder bringing an unsuccessful action will be obligated to reimburse us for any costs we have incurred in connection with such unsuccessful action.

       Our partnership agreement is governed by Delaware law. Our partnership agreement includes exclusive forum, venue and jurisdiction provisions designating Delaware courts as the exclusive venue for most claims, suits, actions and proceedings involving us or our officers, directors and employees. In addition, if any person brings any of the aforementioned claims, suits, actions or proceedings and such person does not obtain a judgment on the merits that substantially achieves, in substance and amount, the full remedy sought, then such person shall be obligated to reimburse us and our affiliates for all fees, costs and expenses of every kind and description, including but not limited to all reasonable attorneys' fees and other litigation expenses, that the parties may incur in connection with such claim, suit, action or proceeding. Our partnership agreement also includes an irrevocable waiver of the right to trial by jury in all such claims, suits, actions and proceedings. Please read "Our Partnership Agreement – Exclusive Forum." By purchasing a common unit, a limited partner is irrevocably consenting to these limitations and provisions regarding claims, suits, actions or proceedings and submitting to the exclusive jurisdiction of Delaware courts. If a dispute were to arise between a limited partner and us or our officers, directors or employees, the limited partner may be required to pursue its legal remedies in Delaware which may be an inconvenient or distant location and which is considered to be a more corporate-friendly environment. These provisions may have the effect of discouraging lawsuits against us and our general partner's directors and officers.

  We will incur increased costs as a result of being a publicly traded partnership, including the cost of additional finance and accounting systems, procedures and controls in order to satisfy our new public company reporting requirements.

       As a result of the completion of this offering, we will become a publicly traded partnership and be subject to additional reporting requirements. We have no history operating as a publicly traded partnership. As a publicly traded partnership, we will incur significant legal, accounting and other expenses. In addition, the Sarbanes-Oxley Act and related rules implemented by the SEC and NASDAQ have mandated changes in the corporate governance practices of publicly traded companies. We expect these rules and regulations to increase our legal and financial compliance costs and to make our activities more time-consuming and costly. For example, as a result of becoming a publicly traded partnership, we are required to have at least three independent directors, create an audit committee and adopt policies regarding internal controls and disclosure controls and procedures, including the preparation of reports on internal controls over financial reporting. In addition, we will incur additional costs associated with our publicly traded partnership reporting requirements. We also expect these new rules and regulations to make it more difficult and more expensive for our general partner to obtain director and officer liability insurance and possibly to result in our general partner having to accept reduced policy limits and coverage. As a result, it may be more difficult for our general partner to attract and retain qualified persons to serve on its board of directors or as executive officers.

       Any failure to achieve and maintain an effective internal control environment could have a material adverse effect on our business and stock price. In addition, we may need to hire additional compliance, accounting and financial staff with appropriate public company experience and technical knowledge, and we may not be able to do so in a timely fashion. As a result, we may need to rely on outside consultants to provide these services for us until qualified personnel are hired. These obligations will increase our operating expenses and could divert our management's attention from our operations.

       We have estimated $1.8 million of incremental annual costs associated with being a publicly traded partnership in our financial forecast included elsewhere in this prospectus subject to an annual cap for up to five years following the completion of this offering. However, it is possible that our actual incremental costs of being a publicly traded partnership will be higher than we currently estimate.

 Tax Risks

       In addition to reading the following risk factors, please read "Material Federal Income Tax Consequences" for a more complete discussion of the expected material federal income tax consequences of owning and disposing of common units.

  Our tax treatment depends on our status as a partnership for federal income tax purposes. If the Internal Revenue Service ("IRS") were to treat us as a corporation for federal income tax purposes, which would subject us to entity-level taxation, or if we were otherwise subjected to a material amount of additional entity-level taxation, then our distributable cash flow to our unitholders would be substantially reduced.

       The anticipated after-tax economic benefit of an investment in the common units depends largely on our being treated as a partnership for federal income tax purposes. We have not requested a ruling from the IRS on this.

       Despite the fact that we are a limited partnership under Delaware law, it is possible in certain circumstances for a partnership such as ours to be treated as a corporation for federal income tax purposes. A change in our business, a change in current law or our failure to satisfy the requirements under the Internal Revenue Code could cause us to be treated as a corporation for federal income tax purposes or otherwise subject us to taxation as an entity.

       If we were treated as a corporation for federal income tax purposes, we would pay federal income tax on our taxable income at the corporate tax rate, which is currently a maximum of 35%, and would likely pay state and local income tax at varying rates. Distributions would generally be taxed again as corporate dividends (to the extent of our current and accumulated earnings and profits), and no income, gains, losses, deductions, or credits would flow through to you. Because a tax would be imposed upon us as a corporation, our distributable cash flow would be substantially reduced and we might need to raise funds to pay such corporate level tax. In addition, changes in current state law may subject us to additional entity-level taxation by individual states. Because of widespread state budget deficits and other reasons, several states are evaluating ways to subject partnerships to entity-level taxation through the imposition of state income, franchise and other forms of taxation. Imposition of any such taxes may substantially reduce the cash available for distribution to you. Therefore, if we were treated as a corporation for federal income tax purposes or otherwise subjected to a material amount of entity-level taxation, there would be a material reduction in the anticipated cash flow and after-tax return to our unitholders, likely causing a substantial reduction in the value of our common units.

       Our partnership agreement provides that, if a law is enacted or existing law is modified or interpreted in a manner that subjects us to taxation as a corporation or otherwise subjects us to entity-level taxation for federal, state or local income tax purposes, the minimum quarterly distribution amount and the target distribution levels may be adjusted to reflect the impact of that law on us.

       The present federal income tax treatment of publicly traded partnerships, including us, or an investment in our common units may be modified by administrative, legislative or judicial interpretation at any time. For example, from time to time, members of Congress propose and consider substantive changes to the existing federal income tax laws that affect publicly traded partnerships, including the elimination of the qualifying income exception upon which we rely for our treatment as a partnership for federal income tax purposes. Any modification to the federal income tax laws and interpretations thereof may or may not be retroactively applied and could make it more difficult or impossible to meet the exception for us to be treated as a partnership for federal income tax purposes. Please read "Material Federal Income Tax Consequences – Partnership Status." We are unable to predict whether any such changes will ultimately be enacted. However, it is possible that a change in law could affect us, and any such changes could negatively impact the value of an investment in our common units.

  Our unitholders' share of our income will be taxable to them for federal income tax purposes even if they do not receive any cash distributions from us.

       Because a unitholder will be treated as a partner to whom we will allocate taxable income that could be different in amount than the cash we distribute, a unitholder's allocable share of our taxable income will be taxable to it, which may require the payment of federal income taxes and, in some cases, state and local income taxes, on its share of our taxable income even if it receives no cash distributions from us. Our unitholders may not receive cash distributions from us equal to their share of our taxable income or even equal to the actual tax liability that results from that income.

  If the IRS contests the federal income tax positions we take, the market for our common units may be adversely impacted and the cost of any IRS contest will reduce our distributable cash flow to our unitholders.

       We have not requested a ruling from the IRS with respect to our treatment as a partnership for federal income tax purposes. The IRS may adopt positions that differ from the conclusions of our counsel expressed in this prospectus or from the positions we take, and the IRS's positions may ultimately be sustained. It may be necessary to resort to administrative or court proceedings to sustain some or all of our counsel's conclusions or the positions we take and such positions may not ultimately be sustained. A court may not agree with some or all of our counsel's conclusions or the positions we take. Any contest with the IRS, and the outcome of any IRS contest, may have a materially adverse impact on the market for our common units and the price at which they trade. In addition, our costs of any contest with the IRS will be borne indirectly by our unitholders because the costs will reduce our distributable cash flow.

  Tax gain or loss on the disposition of our common units could be more or less than expected.

       If our unitholders sell common units, they will recognize a gain or loss for federal income tax purposes equal to the difference between the amount realized and their tax basis in those common units. Because distributions in excess of their allocable share of our net taxable income decrease their tax basis in their common units, the amount, if any, of such prior excess distributions with respect to the common units a unitholder sells will, in effect, become taxable income to the unitholder if it sells such common units at a price greater than its tax basis in those common units, even if the price received is less than its original cost. Furthermore, a substantial portion of the amount realized on any sale of your common units, whether or not representing gain, may be taxed as ordinary income due to potential recapture items, including depreciation recapture. In addition, because the amount realized includes a unitholder's share of our nonrecourse liabilities, a unitholder that sells common units may incur a tax liability in excess of the amount of cash received from the sale. Please read "Material Federal Income Tax Consequences – Disposition of Common Units – Recognition of Gain or Loss" for a further discussion of the foregoing.

  Tax-exempt entities and non-U.S. persons face unique tax issues from owning our common units that may result in adverse tax consequences to them.

       Investment in common units by tax-exempt entities, such as employee benefit plans and individual retirement accounts (known as IRAs), and non-U.S. persons raises issues unique to them. For example, a substantial portion of our income allocated to organizations that are exempt from federal income tax, including IRAs and other retirement plans, will be unrelated business taxable income and will be taxable to them. Distributions to non-U.S. persons will be reduced by withholding taxes at the highest applicable effective tax rate, and non-U.S. persons will be required to file federal income tax returns and pay tax on their share of our taxable income. If you are a tax-exempt entity or a non-U.S. person, you should consult a tax advisor before investing in our common units.

  Our subsidiary Landmark Infrastructure Asset OpCo LLC conducts certain activities that may not generate qualifying income and will be treated as a corporation for U.S. federal income tax purposes. Corporate federal income tax paid by this subsidiary will reduce our cash available for distribution.

       In order to maintain our status as a partnership for U.S. federal income tax purposes, 90% or more of our gross income in each tax year must be qualifying income under Section 7704 of the Internal Revenue Code. For a discussion of qualifying income, please read "Material Federal Income Tax Consequences – Partnership Status." Latham & Watkins LLP is unable to opine as to the qualifying nature of the income generated by certain portions of our operations. In an attempt to ensure that 90% or more of our gross income in each tax year is qualifying income, we currently intend to conduct the portion of our business related to these operations in a separate subsidiary that will be treated as a corporation for U.S. federal income tax purposes. For the twelve months ending December 31, 2015, we forecast that these operations will represent approximately 20% of our total revenue.

       This corporate subsidiary will be subject to corporate-level tax, which will reduce the cash available for distribution to us and, in turn, to our unitholders. Distributions from any such corporate subsidiary will generally be taxed to unitholders as dividend income to the extent of current and accumulated earnings and profits of such corporate subsidiary. An individual unitholder's share of dividend income from any corporate subsidiary would constitute portfolio income that could not be offset by the unitholder's share of our other losses or deductions. If the IRS were to successfully assert that any corporate subsidiary has more tax liability than we anticipate or legislation were enacted that increased the corporate tax rate, our cash available for distribution to our unitholders would be further reduced.

  We will treat each purchaser of common units as having the same tax benefits without regard to the actual common units purchased. The IRS may challenge this treatment, which could adversely affect the value of the common units.

       Because we cannot match transferors and transferees of common units and because of other reasons, we will adopt depreciation and amortization positions that may not conform to all aspects of existing Treasury Regulations. A successful IRS challenge to those positions could adversely affect the amount of tax benefits available to you. Latham & Watkins LLP is unable to opine as to the validity of such filing positions. It also could affect the timing of these tax benefits or the amount of gain from your sale of common units and could have a negative impact on the value of our common units or result in audit adjustments to your tax returns. Please read "Material Federal Income Tax Consequences – Tax Consequences of Unit Ownership – Section 754 Election" for a further discussion of the effect of the depreciation and amortization positions we will adopt.

  We will prorate our items of income, gain, loss and deduction for federal income tax purposes between transferors and transferees of our units each month based upon the ownership of our units on the first business day of each month, instead of on the basis of the date a particular unit is transferred. The IRS may challenge this treatment, which could change the allocation of items of income, gain, loss and deduction among our unitholders.

       We will prorate our items of income, gain, loss and deduction for federal income tax purposes between transferors and transferees of our units each month based upon the ownership of our units on the first business day of each month, instead of on the basis of the date a particular unit is transferred. The use of this proration method may not be permitted under existing Treasury Regulations, and, accordingly, our counsel is unable to opine as to the validity of this method. The U.S. Treasury Department has issued proposed regulations that provide a safe harbor pursuant to which publicly traded partnerships may use a similar monthly simplifying convention to allocate tax items among transferor and transferee unitholders. Nonetheless, the proposed regulations do not specifically authorize the use of the proration method we will adopt. If the IRS were to challenge this method or new Treasury Regulations were issued, we may be required to change the allocation of items of income, gain, loss and deduction among our unitholders. Latham & Watkins LLP is unable to opine as to whether our monthly convention for allocating taxable income and losses is permitted by existing Treasury Regulations. Please read "Material Federal Income Tax Consequences – Disposition of Common Units – Allocations Between Transferors and Transferees."

  A unitholder whose common units are loaned to a "short seller" to effect a short sale of common units may be considered as having disposed of those common units. If so, he would no longer be treated for federal income tax purposes as a partner with respect to those common units during the period of the loan and may recognize gain or loss from the disposition.

       Because a unitholder whose common units are loaned to a "short seller" to effect a short sale of common units may be considered as having disposed of the loaned common units, he may no longer be treated for federal income tax purposes as a partner with respect to those common units during the period of the loan to the short seller and the unitholder may recognize gain or loss from such disposition. Moreover, during the period of the loan to the short seller, any of our income, gain, loss or deduction with respect to those common units may not be reportable by the unitholder and any cash distributions received by the unitholder as to those common units could be fully taxable as ordinary income. Latham & Watkins LLP has not rendered an opinion regarding the treatment of a unitholder where common units are loaned to a short seller to effect a short sale of common units; therefore, our unitholders desiring to assure their status as partners and avoid the risk of gain recognition from a loan to a short seller are urged to consult a tax advisor to discuss whether it is advisable to modify any applicable brokerage account agreements to prohibit their brokers from loaning their common units.

  We will adopt certain valuation methodologies and monthly conventions for federal income tax purposes that may result in a shift of income, gain, loss and deduction between our general partner and our unitholders. The IRS may challenge this treatment, which could adversely affect the value of the common units.

       When we issue additional units or engage in certain other transactions, we will determine the fair market value of our assets and allocate any unrealized gain or loss attributable to our assets to the capital accounts of our unitholders. Our methodology may be viewed as understating the value of our assets. In that case, there may be a shift of income, gain, loss and deduction between certain unitholders and our general partner (as the holder of our incentive distribution rights), which may be unfavorable to such unitholders. Moreover, under our valuation methods, subsequent purchasers of common units may have a greater portion of their Internal Revenue Code Section 743(b) adjustment allocated to our tangible assets and a lesser portion allocated to our intangible assets. The IRS may challenge our valuation methods, or our allocation of the Section 743(b) adjustment attributable to our tangible and intangible assets, and allocations of taxable income, gain, loss and deduction between our general partner and certain of our unitholders.

       A successful IRS challenge to these methods or allocations could adversely affect the amount of taxable income or loss being allocated to our unitholders. It also could affect the amount of taxable gain from our unitholders' sale of common units and could have a negative impact on the value of the common units or result in audit adjustments to our unitholders' tax returns without the benefit of additional deductions.

  The sale or exchange of 50% or more of our capital and profits interests during any twelve-month period will result in the termination of our partnership for federal income tax purposes.

       We will be considered to have technically terminated our partnership for federal income tax purposes if there is a sale or exchange of 50% or more of the total interests in our capital and profits within a twelve-month period. For purposes of determining whether the 50% threshold has been met, multiple sales of the same interest will be counted only once. Our technical termination would, among other things, result in the closing of our taxable year for all unitholders, which would result in us filing two tax returns (and our unitholders could receive two Schedules K-1 if relief was not available, as described below) for one fiscal year and could result in a deferral of depreciation deductions allowable in computing our taxable income. In the case of a unitholder reporting on a taxable year other than a fiscal year ending December 31, the closing of our taxable year may also result in more than twelve months of our taxable income or loss being includable in his taxable income for the year of termination. Our termination currently would not affect our classification as a partnership for federal income tax purposes, but instead we would be treated as a new partnership for federal income tax purposes. If treated as a new partnership, we must make new tax elections, including a new election under Section 754 of the Internal Revenue Code and could be subject to penalties if we are unable to determine that a termination occurred. The IRS has announced a publicly traded partnership technical termination relief program whereby, if a publicly traded partnership that technically terminated requests publicly traded partnership technical termination relief and such relief is granted by the IRS, among other things, the partnership will only have to provide one Schedule K-1 to unitholders for the year notwithstanding two partnership tax years. Please read "Material Federal Income Tax Consequences – Disposition of Common Units – Constructive Termination" for a discussion of the consequences of our termination for federal income tax purposes.

  As a result of investing in our common units, you may become subject to state and local taxes and return filing requirements in jurisdictions where we operate or own or acquire properties.

       In addition to federal income taxes, our unitholders will likely be subject to other taxes, including state and local taxes, unincorporated business taxes and estate, inheritance or intangible taxes that are imposed by the various jurisdictions in which we conduct business or control property now or in the future, even if they do not live in any of those jurisdictions. Our unitholders will likely be required to file state and local income tax returns and pay state and local income taxes in some or all of these various jurisdictions. Further, our unitholders may be subject to penalties for failure to comply with those requirements. We expect to conduct business throughout the United States and many states impose a personal income tax on individuals. It is your responsibility to file all federal, state and local tax returns. Our counsel has not rendered an opinion on the state or local tax consequences of an investment in our common units. Please consult your tax advisor.

USE OF PROCEEDS

       We expect to receive net proceeds of approximately $41,825,500 from the sale of 2,650,000 common units offered by this prospectus, based on the initial public offering price of $19.00 per common unit after deducting underwriting discounts and commissions, structuring fees and estimated offering expenses. Our estimate assumes the underwriters' option to purchase 397,500 additional common units from us is not exercised. Additionally, we expect to receive net proceeds of approximately $39,272,905 from the sale of 2,066,995 subordinated units to Landmark at the initial public offering price for our common units. We intend to use the proceeds from this offering, together with the proceeds of our concurrent sale of 2,066,995 subordinated units to Landmark, as set forth in the following table:

Sources of Cash		Uses of Cash
Gross proceeds fromthis offering	$50,350,000	Repayment of amounts under new secured revolving credit facility(1)(3)	$19,025,861
Gross proceeds from the sale of subordinated units to Landmark	39,272,905	Distribution to Fund A and Fund D(2)(3)	59,572,544
		Underwriting discounts and commissions, structuring fees and other offering expenses	8,524,500
		Credit facility commitment fees and expenses	2,500,000

Total	$89,622,905	Total	$89,622,905

(1)
The existing secured debt facilities consist of term loans at Fund A and Fund D. As of October 13, 2014, the assumed Fund A term loan had a principal balance of $29,867,155, bore interest at a LIBOR based rate, which, as of October 13, 2014, was 3.15% and will mature April 2017, and the assumed Fund D term loan had a principal balance of $64,158,706, bore interest at a LIBOR based rate, which as of October 13, 2014, was 3.15% and will mature May 2018. Borrowings under the secured debt facilities were used by Fund A and Fund D to acquire real property interests that will be contributed to us in connection with the closing of this offering. The secured debt facilities will be amended and restated as a new revolving credit facility.
(2)
Following the closing of this offering, Fund A and Fund D will make a further liquidating distribution to their respective members, including Landmark.
(3)
Repayment of amounts under the new secured revolving credit facility may be lower due to amortization of existing principal balances, resulting in a decrease in the repayment of the new secured revolving credit facility and an increase in the distribution to Fund A and Fund D.

       The net proceeds from any exercise by the underwriters of their option to purchase additional common units will be used to redeem from the Contributing Landmark Funds, a number of common units equal to the number of common units issued upon exercise of the option at a price per common unit equal to the net proceeds per common unit in this offering before expenses but after deducting underwriting discounts and commissions and the structuring fee. Accordingly, any exercise of the underwriters' option will not affect the total number of units outstanding or the amount of cash needed to pay the minimum quarterly distribution on all units. Please read "Underwriting."

 CAPITALIZATION

       The following table shows:

  •
  the historical cash and cash equivalents and capitalization of our Predecessor as of September 30, 2014;

  •
  our pro forma as adjusted cash and cash equivalents and capitalization as of September 30, 2014, giving effect to the following transactions:

  •
  the contribution by Fund A and Fund D of substantially all of their assets and liabilities to us in exchange for, in the aggregate, 2,052,665 common units, 1,068,114 subordinated units and cash, which will then be distributed to their respective members, including Landmark, as part of each fund's liquidation;

  •
  the purchase by Landmark from us of an additional 2,066,995 subordinated units for cash at the initial public offering price of our common units;

  •
  our issuance of all the incentive distribution rights to our general partner, which will also retain a non-economic general partner interest in us; and

  •
  our amendment and restatement of the secured debt facilities as a new $190.0 million secured revolving credit facility with $75.0 million outstanding thereunder;

  •
  our pro forma as further adjusted cash and cash equivalents and capitalization as of September 30, 2014, giving effect to the adjustments described in the bullet points above, and to the issuance and sale of 2,650,000 common units in this offering and the application of the net proceeds of this offering, together with the proceeds from our sale of subordinated units to Landmark, in the manner described under "Use of Proceeds."

       This table is derived from, should be read together with and is qualified in its entirety by reference to the historical combined financial statements and the accompanying notes and the unaudited pro forma combined financial statements and the accompanying notes included elsewhere in this prospectus.

	As of September 30, 2014
	Historical (Predecessor)	Pro Forma For Formation Transactions (Partnership)	Pro Forma As Further Adjusted (Partnership)
Cash and cash equivalents	$477,269	$39,750,174	$1,177,831

Long-term debt
Secured debt facilities(1)	$91,850,894	$–	$–
Deferred purchase price obligations(2)	484,869	–	–
New revolving credit facility(1)	–	91,850,894	75,000,000

Total long-term debt (including current maturities)	$92,335,763	$91,850,894	$75,000,000

Partners' capital
Equity	$38,554,852	$64,935,861	$–
Common units – Public	–	–	41,825,500
Common units – Contributing Landmark Funds(3)	–	24,283,047	24,283,047
Subordinated units – Landmark(4)	–	34,960,269	34,960,269
General partner interest	–	–	–

Total partners' capital	38,554,852	124,179,177	101,068,816

Total capitalization	$130,890,615	$216,030,071	$176,068,816

(1)
As of October 13, 2014, our Predecessor had an aggregate of $94,025,861 of borrowings outstanding under the secured debt facilities. The secured debt facilities will be amended and restated as the new revolving credit facility.
(2)
Amount represents installment payments for the acquisition of real property interests. These will not become our obligations following the closing of this offering.
(3)
To be distributed to the Contributing Landmark Fund legacy members.
(4)
Includes 2,066,995 subordinated units purchased by Landmark concurrently with the closing of our initial public offering and 1,068,114 subordinated units Landmark will receive in connection with the contribution of interests from the Contributing Landmark Funds.

 DILUTION

       Dilution is the amount by which the offering price per common unit in this offering will exceed the pro forma net tangible book value per unit after the offering. On a pro forma basis as of September 30, 2014, after giving effect to the offering of common units and the related transactions, our net tangible book value was approximately $(65,861,865), or $(8.40) per unit. Purchasers of common units in this offering will experience substantial and immediate dilution in pro forma net tangible book value per unit.

Initial public offering price per common unit		$19.00
Historical net tangible book value per unit before this offering(1)	(16.80)
Increase in net tangible book value per unit attributable to formation transactions (other than this offering)	7.64

Pro forma net tangible book value per unit before this offering(1)	(9.16)
Increase in net tangible book value per unit attributable to this offering	8.36
Decrease in net tangible book value due to distributions to the Contributing Landmark Funds	(7.60)

Less: Pro forma net tangible book value per unit after this offering(2)		(8.40)

Immediate dilution in net tangible book value per common unit to purchasers in this offering(3)		$27.40

(1)
Determined by dividing the number of units (2,052,665 common units and 3,135,109 subordinated units) to be issued to Landmark, Fund A and Fund D in exchange for their contribution of cash, assets and liabilities to us.
(2)
Determined by dividing our pro forma net tangible book value, after giving effect to the use of the net proceeds of the offering, by the total number of units (4,702,665 common units and 3,135,109 subordinated units) to be outstanding after the offering. When calculating pro forma net tangible book value per common unit, our proportionate limited partner interest in intangible assets and deferred charges amounts of approximately $164,430,481 and $2,500,000, respectively, are excluded from the calculation of pro forma net tangible book value.
(3)
Assumes the underwriters' option to purchase additional common units from us is not exercised. If the underwriters' option to purchase additional common units from us is exercised in full, the immediate dilution in net tangible book value per common unit to purchasers in this offering would not change.

       The following table sets forth the number of units that we will issue and the total consideration contributed to us by Landmark, and the Contributing Landmark Funds in respect of their units and by the purchasers of common units in this offering upon consummation of the transactions contemplated by this prospectus.

	Units acquired		Total consideration
	Number	%	Amount	%
Landmark(1)(2)(3)	3,135,109	40.0%	$24,283,047	22.2%
Contributing Landmark Funds(2)(4)(5)	2,052,665	26.2%	34,960,269	31.9%
Purchasers in this offering	2,650,000	33.8%	50,350,000	45.9%

Total	7,837,774	100.0%	$109,593,316	100.0%

(1)
Upon the consummation of the transactions described in this prospectus, including the formation transactions and the offering, Landmark will own 3,135,109 subordinated units and our general partner, which owns all of the incentive distribution rights.
(2)
Assumes the underwriters' option to purchase additional common units from us is not exercised.
(3)
Includes units issued to Landmark as a result of the liquidation of the Contributing Landmark Funds.
(4)
The assets contributed by the Contributing Landmark Funds were recorded at historical cost in accordance with accounting principles generally accepted in the United States. Book value of the consideration provided by the Contributing Landmark Funds as of September 30, 2014, was $19,970,411.
(5)
Excludes units issued to Landmark as a result of the liquidation of the Contributing Landmark Funds.

CASH DISTRIBUTION POLICY AND RESTRICTIONS ON DISTRIBUTIONS

       The following discussion of our cash distribution policy should be read in conjunction with the specific assumptions included in this section. In addition, "Forward-Looking Statements" and "Risk Factors" should be read for information regarding statements that do not relate strictly to historical or current facts and regarding certain risks inherent in our business.

       For additional information regarding our historical and pro forma results of operations, please refer to our historical combined financial statements and the accompanying notes and the unaudited pro forma combined financial statements and the accompanying notes included elsewhere in this prospectus.

General

  Rationale for Our Cash Distribution Policy

       Our partnership agreement requires that we distribute all of our available cash quarterly. This requirement reflects a basic judgment that our unitholders will be better served by distributing our available cash rather than retaining it. However, other than the requirement in our partnership agreement to distribute all of our available cash each quarter, we have no legal obligation to pay quarterly cash distributions in any specified amount, and our general partner has considerable discretion to determine the amount of our available cash each quarter. Generally, our available cash is our (1) cash on hand at the end of a quarter after the payment of our expenses and the establishment of cash reserves and (2) cash on hand resulting from working capital borrowings made after the end of the quarter. Because we are not subject to an entity-level federal income tax, we expect to have more cash to distribute than would be the case if we were subject to federal income tax. If we do not generate sufficient available cash from operations, we may, but are under no obligation to, borrow funds to pay the minimum quarterly distribution to our unitholders.

  Limitations on Cash Distributions and Our Ability to Change Our Cash Distribution Policy

       Although our partnership agreement requires that we distribute all of our available cash quarterly, there is no guarantee that we will pay quarterly cash distributions to our unitholders at our minimum quarterly distribution rate or at any other rate, and we have no legal obligation to do so. In addition, our general partner has considerable discretion in determining the amount of our available cash each quarter. The following factors will affect our ability to pay cash distributions, as well as the amount of any cash distributions we pay:

  •
  Our ability to pay cash distributions may be limited by certain covenants in our new revolving credit facility. Should we be unable to satisfy these covenants, we will be unable to pay cash distributions. Please read "Management's Discussion and Analysis of Financial Condition and Results of Operations – Liquidity and Capital Resources – New Revolving Credit Facility."

  •
  The amount of cash that we distribute and the decision to pay any distribution is determined by our general partner, taking into consideration the terms of our partnership agreement. Specifically, our general partner will have the authority to establish cash reserves for the prudent conduct of our business and for future cash distributions to our unitholders, and the establishment of or increase in those reserves could result in a reduction in cash distributions from levels we currently anticipate. Any decision to establish cash reserves made by our general partner in good faith will be binding on our unitholders.

  •
  While our partnership agreement requires us to distribute all of our available cash, our partnership agreement, including the provisions requiring us to pay cash distributions, may be amended. During the subordination period our partnership agreement may not be amended without the approval of our public common unitholders, except in a limited number of circumstances when our general partner can amend our partnership agreement without any unitholder approval. For a description of these limited circumstances, please read "Our Partnership Agreement – Amendment of Our Partnership Agreement – No Unitholder Approval." However, after the subordination period has ended, our partnership agreement may be amended with the consent of our general partner and the approval of a majority of the outstanding common units, including common units owned by our general partner and its affiliates. Upon completion of the formation transactions, Landmark will own our general partner and 40% of our total outstanding common units and subordinated units on an aggregate basis.

  •
  Under Section 17-607 of the DRULPA, we may not pay a cash distribution if the distribution would cause our liabilities to exceed the fair value of our assets.

  •
  We may lack sufficient cash to pay distributions to our unitholders due to cash flow shortfalls attributable to a number of operational, commercial or other factors as well as increases in our operating and maintenance or general and administrative expenses, principal and interest payments on our debt, tax expenses, working capital requirements and anticipated cash needs. Our available cash is directly impacted by our cash expenses necessary to run our business and will be reduced dollar-for-dollar to the extent such uses of cash increase. Please read "Provisions of Our Partnership Agreement Relating to Cash Distributions – Distributions of Available Cash."

  •
  Our ability to pay cash distributions to our unitholders depends on the performance of our subsidiaries and their ability to distribute cash to us. The ability of our subsidiaries to pay cash distributions to us may be restricted by, among other things, the provisions of future indebtedness, applicable state partnership and limited liability company laws and other laws and regulations.

  •
  If and to the extent our available cash materially declines from quarter to quarter, we may elect to reduce the amount of our quarterly distributions in order to service or repay our debt or fund expansion capital expenditures.

       To the extent that our general partner determines not to distribute the full minimum quarterly distribution on our common units with respect to any quarter during the subordination period, the common units will accrue an arrearage equal to the difference between the minimum quarterly distribution and the amount of the distribution actually paid on the common units with respect to that quarter. The aggregate amount of any such arrearages must be paid on the common units before any distributions of available cash from operating surplus may be made on the subordinated units and before any subordinated units may convert into common units. The subordinated units will not accrue any arrearages. Any shortfall in the payment of the minimum quarterly distribution on the common units with respect to any quarter during the subordination period may decrease the likelihood that our quarterly distribution rate would increase in subsequent quarters. Please read "Provisions of Our Partnership Agreement Relating to Cash Distributions – Subordinated Units and Subordination Period."

  Our Ability to Grow is Dependent on our Ability to Access External Expansion Capital

       Our partnership agreement requires us to distribute all of our available cash to our unitholders on a quarterly basis. As a result, we expect that we will rely primarily upon our cash reserves and external financing sources, including borrowings under our new revolving credit facility and the future issuance of debt and equity securities, to fund future acquisitions and other expansion capital expenditures. To the extent we are unable to finance growth with external sources of capital, the requirement in our partnership agreement to distribute all of our available cash will significantly impair our ability to grow. In addition, because we will distribute all of our available cash, our growth may not be as fast as businesses that reinvest all of their available cash to expand ongoing operations. We expect that our new revolving credit facility will restrict our ability to incur additional debt, including through the issuance of debt securities. Please read "Risk Factors – Risks Related to Our Business – Restrictions in our new revolving credit facility could adversely affect our results of operations, distributable cash flow and the value of our units." To the extent we issue additional units, the payment of distributions on those additional units may increase the risk that we will be unable to maintain or increase our cash distributions per unit. There are no limitations in our partnership agreement on our ability to issue additional units, including units ranking senior to our common units, and our unitholders will have no preemptive or other rights (solely as a result of their status as unitholders) to purchase any such additional units. If we incur additional debt (under our new revolving credit facility or otherwise) to finance our growth strategy, we will have increased interest expense, which in turn will reduce the available cash that we have to distribute to our unitholders.

 Our Minimum Quarterly Distribution

       Upon the consummation of this offering, our partnership agreement will provide for a minimum quarterly distribution of $0.287500 per unit for each whole quarter, or $1.15 per unit on an annualized basis. Our ability to pay cash distributions at the minimum quarterly distribution rate will be subject to the factors described above under "– General – Limitations on Cash Distributions and Our Ability to Change Our Cash Distribution Policy." Quarterly distributions, if any, will be made within 45 days after the end of each calendar quarter to holders of record on or about the first day of each such month in which such distributions are made. We do not expect to pay distributions for the period that begins on October 1, 2014, and ends on the day prior to the closing of this offering. We will adjust the amount of our first distribution for the period from the closing of this offering through December 31, 2014, based on the actual length of the period.

       The amount of available cash needed to pay the minimum quarterly distribution on all of our common units and subordinated units to be outstanding immediately after this offering for one quarter and on an annualized basis is summarized in the table below:

	Aggregate minimum quarterly distributions
	Number of units	One quarter	Annualized (four quarters)
Common units	4,702,665	$1,352,016	$5,408,065
Subordinated units held by Landmark	3,135,109	901,344	3,605,375

Total	7,837,774	$2,253,360	$9,013,440

       Our general partner will initially own a non-economic general partner interest in us, which will not entitle it to receive cash distributions, and will also own all of the incentive distributions rights, which entitle the holder to increasing percentages, up to a maximum of 50%, of the cash we distribute in excess of $0.330625 per unit per quarter.

       During the subordination period, before we pay any quarterly distributions to our subordinated unitholders, our common unitholders are entitled to receive payment of the full minimum quarterly distribution for such quarter plus any arrearages in distributions of the minimum quarterly distribution from prior quarters. Please read "Provisions of Our Partnership Agreement Relating to Cash Distributions – Subordinated Units and Subordination Period." We cannot guarantee, however, that we will pay distributions on our common units at our minimum quarterly distribution rate or at any other rate in any quarter. In addition, following the subordination period, assuming no additional issuances of limited partnership interests, the annualized aggregate minimum quarterly distribution on our common units (including the subordinated units that have converted into common units) will equal $9,013,440 and common units will no longer be entitled to priority distributions over the formerly subordinated units or arrearages.

       Although holders of our common units may pursue judicial action to enforce provisions of our partnership agreement, including those related to requirements to pay cash distributions as described above, our partnership agreement provides that any determination made by our general partner in its capacity as our general partner must be made in good faith and that any such determination will not be subject to any other standard imposed by the Delaware Act or any other law, rule or regulation or at equity. Our partnership agreement provides that, in order for a determination by our general partner to be made in "good faith," our general partner must subjectively believe that the determination is in the best interests of our partnership. In making such determination, our general partner may take into account the totality of the circumstances or the totality of the relationships between the parties involved, including other relationships or transactions that may be particularly favorable or advantageous to us. Please read "Conflicts of Interest and Duties."

       The provision in our partnership agreement requiring us to distribute all of our available cash quarterly may not be modified without amending our partnership agreement; however, as described above, the actual amount of our cash distributions for any quarter is subject to fluctuations based on the amount of cash we generate from our business, the amount of reserves our general partner establishes in accordance with our partnership agreement and the amount of available cash from working capital borrowings.

       Additionally, our general partner may reduce the minimum quarterly distribution and the target distribution levels if legislation is enacted or modified that results in our becoming taxable as a corporation or otherwise subject to taxation as an entity for federal, state or local income tax purposes. In such an event, the minimum quarterly distribution and the target distribution levels may be reduced proportionately by the percentage decrease in our available cash resulting from the estimated tax liability we would incur in the quarter in which such legislation is effective. The minimum quarterly distribution will also be proportionately adjusted in the event of any distribution, combination or subdivision of common units in accordance with the partnership agreement, or in the event of a distribution of available cash from capital surplus. Please read "Provisions of Our Partnership Agreement Relating to Cash Distributions – Adjustment to the Minimum Quarterly Distribution and Target Distribution Levels." The minimum quarterly distribution is also subject to adjustment if the holder(s) of the incentive distribution rights (initially only our general partner) elect to reset the target distribution levels related to the incentive distribution rights. In connection with any such reset, the minimum quarterly distribution will be reset to an amount equal to the average cash distribution amount per common unit for the two quarters immediately preceding the reset. Please read "Provisions of Our Partnership Agreement Relating to Cash Distributions – Right to Reset Incentive Distribution Levels."

       In the sections that follow, we present in detail the basis for our belief that we will be able to fully fund our annualized minimum quarterly distribution of $1.15 per unit for the twelve months ending December 31, 2015 and the twelve months ending September 30, 2015. In those sections, we present two tables, consisting of:

  •
  "Unaudited Pro Forma Distributable Cash Flow for the Twelve Months Ended September 30, 2014, and the Year Ended December 31, 2013," in which we present the amount of distributable cash flow we would have generated on a pro forma basis for the twelve months ended September 30, 2014, and the year ended December 31, 2013, derived from our unaudited pro forma combined financial statements that are included in this prospectus, as adjusted to give pro forma effect to this offering and the related formation transactions; and

  •
  "Estimated Distributable Cash Flow for the Twelve Months Ending December 31, 2015 and the Twelve Months Ending September 30, 2015," in which we provide our estimated forecast of our ability to generate sufficient distributable cash flow to support the payment of the minimum quarterly distribution on all units for the twelve months ending December 31, 2015 and September 30, 2015, respectively.

Unaudited Pro Forma Distributable Cash Flow for the Twelve Months Ended September 30, 2014, and the Year Ended December 31, 2013

       If we had completed the formation transactions on January 1, 2013, pro forma distributable cash flow generated for the twelve months ended September 30, 2014, and the year ended December 31, 2013, would have been $10,556,007 and $9,144,090, respectively. The amount of distributable cash flow we must generate to support the payment of minimum quarterly distributions for four quarters on all our common and subordinated units to be outstanding immediately after this offering, is $9,013,440 (or an average of $2,253,360 per quarter). As a result, we would have had sufficient distributable cash flow on a pro forma basis to pay the aggregate minimum quarterly distributions on our common and subordinated units for the twelve months ended September 30, 2014 and for the year ended December 31, 2013.

       We based the pro forma adjustments upon currently available information and specific estimates and assumptions. The pro forma amounts below do not purport to present our results of operations had the transactions contemplated in this prospectus actually been completed as of the dates indicated. In addition, distributable cash flow is primarily a cash accounting concept, while our unaudited pro forma combined financial statements have been prepared on an accrual basis. Moreover, the pro forma adjustments made below contain adjustments in addition to or different from the adjustments made on our pro forma financial statements appearing elsewhere herein. As a result, you should view the amount of pro forma distributable cash flow only as a general indication of the amount of distributable cash flow that we might have generated had we been formed on January 1, 2013 and October 1, 2013, respectively.

       We use the term "distributable cash flow" to measure whether we have generated from our operations, or "earned," a particular amount of cash sufficient to support the payment of the minimum quarterly distributions. Our partnership agreement contains the concept of "operating surplus" to determine whether our operations are generating sufficient cash to support the distributions that we are paying, as opposed to returning capital to our partners. Please read "Provisions of Our Partnership Agreement Relating to Cash Distributions – Operating Surplus and Capital Surplus – Operating Surplus." Because operating surplus is a cumulative concept (measured from the initial public offering date, and compared to cumulative distributions from the initial public offering date), we use the term distributable cash flow to approximate operating surplus on a quarterly or annual, rather than a cumulative, basis. As a result, distributable cash flow is not necessarily indicative of the actual cash we have on hand to distribute or that we are required to distribute.

       The following table illustrates, on a pro forma basis, for the twelve months ended September 30, 2014, and the year ended December 31, 2013, the amount of cash that would have been available for distribution to our unitholders and our general partner, assuming in each case that this offering and the other transactions contemplated in this prospectus had been consummated on January 1, 2013. The pro forma adjustments presented below give effect to this offering and the related transactions. The pro forma amounts below are presented on a twelve-month basis, and there is no guarantee that we would have had available cash sufficient to pay the full minimum quarterly distribution on all of our outstanding units for each quarter within the twelve-month periods presented. Certain of the adjustments are explained in further detail in the footnotes to such adjustments.

	Pro Forma Twelve Months Ended September 30, 2014(1)	Pro Forma Year Ended December 31, 2013
Pro forma net income	$6,066,340	$5,371,593
Add:
Amortization expense	3,491,228	3,254,868
Interest expense(2)	2,820,000	2,820,000

Pro forma EBITDA(3)	$12,377,568	$11,446,461

Less:
Straight line rent adjustments	(117,405)	(153,242)
Amortization of above- and below-market rents	(446,976)	(351,643)
Unrealized gain on derivative financial instruments	(295,432)	(1,279,176)
Add:
Impairments	807,446	1,040,437
Acquisition-related expenses	29,775	318,600
Deemed capital contribution due to cap on general and administrative expense reimbursement(4)	521,031	442,653

Pro forma Adjusted EBITDA(3)	$12,876,007	$11,464,090

Less:
Expansion capital expenditures(5)	(7,417,023)	(28,830,369)
Maintenance capital expenditures(6)	–	–
Cash interest expense(7)	(2,320,000)	(2,320,000)
Incremental general and administrative expenses associated with being a publicly traded partnership(8)	–	–
Add:
Borrowings and capital contributions to fund expansion capital expenditures	7,417,023	28,830,369

Pro forma distributable cash flow	$10,556,007	$9,144,090

Implied cash distribution at the minimum quarterly distribution
Annualized minimum quarterly distribution per unit	$1.15	$1.15
Distributions to public common unitholders	$3,047,500	$3,047,500
Distributions to Contributing Landmark Fund legacy members – common units	2,360,565	2,360,565
Distributions to Landmark – subordinated units	3,605,375	3,605,375

Total distributions to our unitholders	$9,013,440	$9,013,440

Excess of distributable cash flow over aggregate annualized minimum quarterly distribution	$1,542,567	$130,650

(1)
Represents the combination of the pro forma results for the year ended December 31, 2013 and the nine months ended September 30, 2014, which are included elsewhere in this prospectus, less the pro forma results for the nine months ended September 30, 2013, which are not included in this prospectus.
(2)
Interest expense includes the amortization of deferred loan costs incurred in connection with the amendment and restatement of the secured debt facilities as a new revolving credit facility.
(3)
For a definition of the non-GAAP financial measure of EBITDA and Adjusted EBITDA and a reconciliation to our most directly comparable financial measure calculated and presented in accordance with GAAP, please read "Selected Historical and Pro Forma Combined Financial Data – Non-GAAP Financial Measures."
(4)
Under the omnibus agreement that we will enter into at the closing of this offering, we will agree to reimburse Landmark for expenses related to certain general and administrative services Landmark will provide to us in support of our business, subject to a quarterly cap equal to the greater of $162,500 and 3% of our revenue during the preceding calendar quarter. This cap on expenses will last until the earlier to occur of:

  (i) the date on which our revenue for the immediately preceding four consecutive fiscal quarters exceeded $80.0 million and (ii) the fifth anniversary of the closing of this offering. The amounts we incurred in the twelve months ended September 30, 2014 and the year ended December 31, 2013, respectively, which would have been subject to our expense cap were $764,677 and $722,028 of general and administrative expenses and $406,354 and $370,625 of management fees to affiliates. We have treated the management fees paid to Landmark as an allocation of additional general and administrative expenses, which would have also been subject to the cap. Upon the closing of the offering and the formation transactions, Landmark's right to receive this management fee will be terminated. The amount of general and administrative expense incurred by Landmark in excess of the cap that are not required to be reimbursed by us will be reflected as a deemed capital contribution in our financial statements rather than a reduction of our general and administrative expenses.

(5)
We have historically incurred expansion capital expenditures through the acquisition of real property interests, acquiring 17 and 171 tenant sites for the twelve months ended September 30, 2014 and the year ended December 31, 2013, respectively, which represented only a portion of Landmark's total acquisitions for these periods. Expansion capital expenditures are those cash expenditures incurred for acquisitions or capital improvements that we expect will increase our operating income or operating capacity over the long term. Please read "Provisions of Our Partnership Agreement Relating to Cash Distributions – Capital Expenditures." Also includes acquisition-related expenses of $29,775 and $318,600 for the twelve months ended September 30, 2014 and the year ended December 31, 2013, respectively.
(6)
We have historically had no maintenance capital expenditures because substantially all of our tenant lease arrangements are effectively triple net which means our tenants or the underlying property owners are contractually responsible for property-level operating expenses, including maintenance capital expenditures, taxes and insurance. We anticipate that effectively triple net lease arrangements will continue to represent substantially all of our tenant leases and, correspondingly, that we will continue to have no maintenance capital expenditures.
(7)
Represents interest expense on borrowings under our new revolving credit facility, excluding amortization of deferred loan costs.
(8)
We anticipate that we will incur $1.8 million of incremental general and administrative expenses as a result of becoming a publicly traded partnership, and under the omnibus agreement, we will reimburse Landmark for those expenses. For the twelve months ended September 30, 2014 and the year ended December 31, 2014, our pro forma general and administrative expenses exceeded the cap, so we would not have had to reimburse any amounts to Landmark for the incremental general and administrative expenses.

Estimated Distributable Cash Flow for the Twelve Months Ending December 31, 2015 and the Twelve Months Ending September 30, 2015

       We forecast our estimated distributable cash flow for the twelve month periods ending December 31, 2015 and September 30, 2015, will be approximately $9,464,113 and $9,387,203, respectively. This amount would exceed by $450,673 and $373,763, respectively, the amount needed to pay the aggregate annualized minimum quarterly distribution of $9,013,440 on all of our outstanding common and subordinated units for the twelve month periods ending December 31, 2015 and September 30, 2015. The number of outstanding units on which we have based our estimate does not include any common units that may be issued under the long-term incentive plan that our general partner will adopt prior to the closing of this offering.

       We have not historically made public projections as to future operations, earnings or other results. However, management has prepared the forecast of estimated distributable cash flow for the twelve months ending December 31, 2015 and the twelve months ending September 30, 2015, and related assumptions set forth below to substantiate our belief that we will have sufficient available cash to pay the minimum quarterly distribution to all our unitholders for the twelve month periods ending December 31, 2015 and September 30, 2015, respectively. Please read "Cash Distribution Policy and Restrictions on Distributions – Significant Forecast Assumptions" for further information as to the assumptions we have made for this forecast. This forecast is a forward-looking statement and should be read together with our historical and unaudited pro forma combined financial statements and the accompanying notes included elsewhere in this prospectus and "Management's Discussion and Analysis of Financial Condition and Results of Operations." This forecast was not prepared with a view toward complying with the published guidelines of the SEC or guidelines established by the American Institute of Certified Public Accountants with respect to prospective financial information, but, in the view of our management, was prepared on a reasonable basis, reflects the best currently available estimates and judgments, and presents, to the best of management's knowledge and belief, the assumptions on which we base our belief that we can generate sufficient distributable cash flow to pay the minimum quarterly distribution to all unitholders for the forecasted period. However, this information is not fact and should not be relied upon as being necessarily indicative of our future results, and readers of this prospectus are cautioned not to place undue reliance on the prospective financial information.

       The prospective financial information included in this registration statement has been prepared by, and is the responsibility of, our management. Neither Ernst & Young LLP nor any other independent accountants have audited, reviewed, compiled, nor performed any procedures with respect to the accompanying prospective financial information nor have they expressed any opinion or any other form of assurance with respect thereto. The Ernst & Young LLP report included in this prospectus relates to our historical financial statements and the combined historical financial statements of our Predecessor. It does not extend to the prospective financial information and should not be read to do so.

       When considering our financial forecast, you should keep in mind the risk factors and other cautionary statements under "Risk Factors." Any of the risks discussed in this prospectus, to the extent they are realized, could cause our actual results of operations to vary significantly from those that would enable us to generate our estimated distributable cash flow.

       The assumptions and estimates underlying the prospective financial information are inherently uncertain and, though considered reasonable by us as of the date of its preparation, are subject to a wide variety of significant business, economic, and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the prospective financial information. Please read "Cautionary Statement Concerning Forward-Looking Statements" and "Risk Factors" for a discussion of various factors that could materially affect our financial condition, results of operations, business, prospects and securities. Accordingly, there can be no assurance that the prospective results are indicative of the future performance of the Partnership or that actual results will not differ materially from those presented in the prospective financial information. Inclusion of the prospective financial information in this prospectus should not be regarded as a representation by any person that the results contained in the prospective financial information will be achieved.

       We do not undertake any obligation to release publicly the results of any future revisions we may make to the forecast or to update this forecast to reflect events or circumstances after the date of this prospectus. Therefore, you are cautioned not to place undue reliance on this prospective financial information.

       Additional information relating to the principal assumptions used in preparing the projections is set forth below.

       In light of the above, the statement that we believe that we will have sufficient distributable cash flow to allow us to pay the full minimum quarterly distribution on all our outstanding units for the twelve months ending December 31, 2015 and the twelve months ending September 30, 2015 should not be regarded as a representation by us or the underwriters or any other person that we will pay such distributions. Therefore, you are cautioned not to place undue reliance on this information.

       The following table presents our forecasts of estimated distributable cash flow for the twelve month periods ending December 31, 2015 and September 30, 2015 and the distributable cash flow, on a pro forma basis, for the twelve months ended September 30, 2014.

	Forecast Twelve Months Ending December 31, 2015		Forecast Twelve Months Ending September 30, 2015		Pro forma Twelve Months Ended September 30, 2014(1)
Total revenue	$13,934,512		$13,864,696		$14,110,983
Expenses:
Management fees to affiliate	–		–		(406,354)
Property operating	–		–		(20,595)
General and administrative	(2,500,000	)(2)	(2,500,000	)(2)	(764,677)
Acquisition-related	–		(8,100)		(29,775)
Amortization	(3,484,429)		(3,489,278)		(3,491,228)
Impairments	–		–		(807,446)

Total expenses	(5,984,429)		(5,997,378)		(5,520,075)
Other income and expenses
Interest expense	(3,637,500	)(3)	(3,637,500	)(3)	(2,820,000	)(3)
Unrealized gain on derivative financial instruments	–		–		295,432

Total other income and expenses	(3,637,500)		(3,637,500)		(2,524,568)

Net income	$4,312,583		$4,229,818		$6,066,340
Add:
Amortization	3,484,429		3,489,278		3,491,228
Interest expense	3,637,500		3,637,500		2,820,000

Estimated/Pro Forma EBITDA(4)	$11,434,512		$11,356,596		$12,377,568
Less:
Straight line rent adjustments	(62,232)		(76,790)		(117,405)
Amortization of above- and below-market rents	(620,667)		(613,203)		(446,976)
Unrealized gain on derivative financial instruments	–		–		(295,432)
Add:
Impairments	–		–		807,446
Acquisition-related expenses	–		8,100		29,775
Deemed capital contribution due to cap on general and administrative expense reimbursement(5)	1,850,000		1,850,000		521,031

Estimated/Pro Forma Adjusted EBITDA	$12,601,613		$12,524,703		$12,876,007
Less:
Expansion capital expenditures(6)	–		(1,869,243)		(7,417,023)
Maintenance capital expenditures(7)	–		–		–
Cash interest expense	(3,137,500	)(8)	(3,137,500	)(8)	(2,320,000	)(8)
Add:
Borrowings and capital contributions to fund expansion capital expenditures	–		1,869,243		7,417,023

Estimated/Pro Forma distributable cash flow	$9,464,113		$9,387,203		$10,556,007

Implied cash distribution at the minimum quarterly distribution
Annualized minimum quarterly distribution per unit	$1.15		$1.15		$1.15
Distributions to public common unitholders	$3,047,500		$3,047,500		$3,047,500
Distributions to Contributing Landmark Fund legacy members – common units	2,360,565		2,360,565		2,360,565
Distributions to Landmark – subordinated units	3,605,375		3,605,375		3,605,375

Total distributions to our unitholders	$9,013,440		$9,013,440		$9,013,440

Excess of distributable cash flow over aggregate annualized minimum quarterly distribution	$450,673		$373,763		$1,542,567

(1)
Represents the combination of the pro forma results for the year ended December 31, 2013 and the nine months ended September 30, 2014, which are included elsewhere in this prospectus, less the pro forma results for the nine months ended September 30, 2013, which are not included in this prospectus.

(2)
Forecast includes $1.8 million of estimated incremental annual expenses associated with being a publicly traded partnership.
(3)
Represents interest expense on borrowings under our new revolving credit facility.
(4)
For a definition of EBITDA and Adjusted EBITDA and a reconciliation to the most directly comparable financial measure calculated in accordance with GAAP, and for a discussion of how we use EBITDA and Adjusted EBITDA to evaluate our operating performance please read "Selected Historical and Pro Forma Combined Financial Data – Non-GAAP Financial Measures."
(5)
Under the omnibus agreement that we will enter into at the closing of this offering, we will agree to reimburse Landmark for expenses related to certain general and administrative services Landmark will provide to us in support of our business, subject to a quarterly cap equal to the greater of $162,500 and 3% of our revenue during the preceding calendar quarter. This cap on expenses will last until the earlier to occur of: (i) the date on which our revenue for the immediately preceding four consecutive fiscal quarters exceeded $80.0 million and (ii) the fifth anniversary of the closing of this offering. The amount of general and administrative expense incurred by Landmark in excess of the cap that will not be required to be reimbursed by us will be reflected as a deemed capital contribution in our financial statements rather than a reduction of our general and administrative expenses.
(6)
We have historically incurred expansion capital expenditures through the acquisition of real property interests, acquiring 17 and 171 tenant sites for the twelve months ended September 30, 2014 and the year ended December 31, 2013, respectively, which acquisitions by us represented only a portion of Landmarks' total acquisitions for these periods. Except for the acquisition of 9 tenant sites completed in October 2014, we have assumed no expansion capital expenditures for the forecasted periods.
(7)
We have historically had no maintenance capital expenditures because our tenant lease arrangements are effectively triple net, which generally means our tenants or the underlying property owners are contractually responsible for property-level operating expenses, including maintenance capital expenditures, taxes and insurance. We anticipate that effectively triple net lease arrangements will continue to represent substantially all of our tenant leases and, correspondingly, that we will continue to have no maintenance capital expenditures.
(8)
Represents interest expense on borrowings under our new revolving credit facility, excluding amortization of deferred loan costs.

Significant Forecast Assumptions

       The forecast has been prepared by and is the responsibility of management. The forecast reflects our judgment as of the date of this prospectus of conditions we expect to exist and the course of action we expect to take during the twelve month periods ending December 31, 2015 and September 30, 2015. While the assumptions discussed below are not all-inclusive, they include those that we believe are material to our forecasted results of operations, and any assumptions not discussed below were not deemed to be material. We believe we have a reasonable, objective basis for these assumptions. We believe our actual results of operations will approximate those reflected in our forecast, but we can give no assurance that our forecasted results will be achieved. There will likely be differences between our forecast and our actual results and those differences could be material. If the forecasted results are not achieved, we may not be able to pay cash distributions on our common units at the minimum quarterly distribution rate.

  Revenue

       We generate revenue primarily from leasing our real property interests to owners and operators of infrastructure assets in the wireless communication, outdoor advertising and renewable power generation industries.

       In forecasting revenue from our real property interests, we have based our projections on the following assumptions:

  •
  We have generally assumed we will collect rental revenue, including increases in rental revenue from contractual rent escalators and revenue sharing arrangements, pursuant to the terms of our existing leases, subject to the occupancy rate discussion below. As of October 13, 2014, 95% of our tenant leases contained contractual rent escalators, 88% of which were fixed-rate (with an average annual escalation rate of approximately 2.6%) and 7% of which were tied to CPI. For the purposes of forecasting CPI-based rent increases, we forecast CPI based on recent CPI history and future expectations.

  •
  For leases that contain revenue sharing agreements we have based our forecast on actual recent revenue sharing amounts, without assuming increases or decreases.

  •
  Although historically 99% of our available tenant sites have been actively leased, we have forecast an occupancy rate of approximately 97%, which is consistent with our long-term expectations and reflects potential lease cancellations expected in connection with tenant consolidation and the possibility of other unforeseen circumstances.

  •
  We have not forecasted additional revenue resulting from future lease amendments.

  •
  Straight line rent adjustments are forecasted based on the contractual terms of the leases in place, subject to adjustment for the previous factors, and above- and below-market lease intangible amortization is based on the existing balance of above- and below-market intangibles and their associated estimated lives.

  •
  Forecasted revenue for the twelve month periods ending December 31, 2015 and September 30, 2015 includes $154,562 and $141,147, respectively, of revenue from 9 tenant sites acquired in October 2014.

       To forecast interest income on our receivables, we have forecasted the amount of interest income we expect to realize based on the contractual payments expected to be received and the related receivable amortization schedule. Please read "Business and Properties – Our Initial Portfolio of Real Property Interests – Other Assets."

       As shown in the following table, we estimate that we will generate revenue of $13,934,512 and $13,864,696 for the twelve month periods ending December 31, 2015 and September 30, 2015, respectively, compared to pro forma revenue of $14,110,983 and $12,625,429 for the twelve months ended September 30, 2014 and the year ended December 31, 2013, respectively. The forecasted revenue reflects only the assets to be contributed to us in connection with this offering and formation transactions and does not account for potential acquisitions we may complete in the twelve months following the closing of this offering.

	Forecasted Revenue for Twelve Months Ending		Pro Forma Revenue for Twelve Months Ended
	December 31, 2015	September 30, 2015	September 30, 2014	December 31, 2013
Real Property Interests
Wireless Communication	$11,138,911	$11,081,367	$11,493,205	$10,146,943
Outdoor Advertising	2,073,085	2,056,126	1,855,470	1,686,124
Renewable Power Generation	30,962	22,018	6,356	–

Subtotal – Revenue from Real Property Interests	$13,242,958	$13,159,511	$13,355,031	$11,833,067
Interest Income on Receivables	691,554	705,185	755,952	792,362

Total Revenue	$13,934,512	$13,864,696	$14,110,983	$12,625,429

  Operating Expenses

       Substantially all of our tenant sites are subject to effectively triple net lease arrangements, meaning that our tenants or the underlying property owners are contractually responsible for property-level operating expenses. For the pro forma twelve months ended September 30, 2014 and the year ended December 31, 2013, our property-level operating expenses were less than 1% of revenue. For this reason, we have not forecast any property-level operating expenses for the twelve month periods ending December 31, 2015 and September 30, 2015.

  General and Administrative Expense

       Our general and administrative expense consisted of $764,677 and $722,028 of pro forma general and administrative expense and $406,354 and $370,625 of pro forma management fees to affiliates for the twelve month periods ended September 30, 2014 and the year ended December 31, 2013, respectively. For each of the twelve month periods ending December 31, 2015 and September 30, 2015, we anticipate general and administrative expenses of $2.5 million, with the increase primarily a result of $1.8 million of incremental expenses we expect to incur as a result of becoming a public company, including, but not limited to, board of directors' fees and expenses, directors' and officers' insurance, Sarbanes-Oxley Act of 2002 compliance costs, SEC reporting expenses and incremental audit and tax fees. Our pro forma historical results also include the management fee charged by Landmark to cover certain administrative costs as the managing member of the Contributing Landmark Funds. The amount of the management fees paid to Landmark was $406,354 and $370,625 for the twelve months ended September 30, 2014 and the year ended December 31, 2013. Concurrent with the closing of this offering, Landmark's right to receive the management fee for managing these assets will be terminated and we will instead reimburse Landmark for certain general and administrative expenses incurred by Landmark pursuant to the omnibus agreement, subject to a cap, as described below.

       Under the omnibus agreement that we will enter into at the closing of this offering, we will agree to reimburse Landmark for expenses related to certain general and administrative services Landmark will provide to us in support of our business, subject to a quarterly cap equal to the greater of $162,500 and 3% of our revenue during the preceding calendar. This cap on expenses will last until the earlier to occur of (i) the date on which our revenue for the immediately preceding four consecutive fiscal quarters exceeded $80.0 million and (ii) the fifth anniversary of the closing of this offering. To the extent such general and administrative expenses exceed the cap amount, we will not be required to reimburse Landmark for such excess and reimbursement for the excess will be reflected on our financial statements as a capital contribution from Landmark rather than as a reduction of our general and administrative expenses, except for expenses of Landmark and its affiliates that would otherwise have been allocated to us, which are not included in our forecasted general and administrative expenses. For the forecast periods, we have assumed the cap would apply for our general and administrative expenses in excess of $650,000 and, as a result, in calculating our forecasted Adjusted EBITDA, we have added back a capital contribution of $1,850,000. In addition, due to the cap, additional expenses of approximately $1,000,000 that would have been allocated to us by our general partner are not included in our forecasted general and administrative expenses.

       For a more complete description of these agreements and the services covered by it, please read "Certain Relationships and Related Party Transactions – Agreements Governing the Transactions – Omnibus Agreement."

  Amortization Expense

       We estimate that amortization expense will be $3,484,429 and $3,489,278 for the twelve month periods ending December 31, 2015 and September 30, 2015, respectively, compared to $3,491,228 and $3,254,868 for the pro forma twelve months ended September 30, 2014 and the year ended December 31, 2013, respectively. Forecasted amortization expense for the twelve month periods ending December 31, 2015 and September 30, 2015 includes amortization expense of $25,584 related to 9 tenant sites acquired in October 2014. We forecast amortization expense based on the expected cost basis of our assets and their related amortization lives.

  Financing

       We estimate that interest expense for each of the twelve month periods ending December 31, 2015 and September 30, 2015 will be $3,637,500, compared to $2,820,000 for the pro forma twelve months ended September 30, 2014 and the year ended December 31, 2013, respectively. Our forecasted interest expense for the twelve month periods ending December 31, 2015 and September 30, 2015 is based on the following assumptions:

  •
  an effective interest rate of approximately 4.9%, based on:

  •
  expected applicable base rates and spreads pursuant to the new revolving credit facility that results from the amendment and restatement of the secured debt facilities in connection with this offering;

  •
  the impact of certain hedging activities that we intend to execute, reflecting our anticipated mix of borrowings subject to either fixed or floating interest rates;

  •
  annual commitment fees associated with undrawn capacity, as well as the amortization of estimated deferred issuance costs incurred in connection with our new revolving credit facility; and

  •
  we will remain in compliance with the financial and other covenants in our new revolving credit facility.

       The effective interest rate of 3.8% used to calculate pro forma interest expense for the twelve months ended September 30, 2014 and the year ended December 31, 2013 was based on the same assumptions as the forecast period, other than the assumptions with respect to hedging activities.

  Capital Expenditures

       We estimate that we will have no maintenance capital expenditures for the twelve month periods ending December 31, 2015 and September 30, 2015. Substantially all of our lease arrangements are effectively triple net, meaning that our tenants or the underlying property owners are responsible for property-level expenses, including maintenance capital expenditures. For this reason, we expect to have no maintenance capital expenditures. No maintenance capital expenditures were incurred during the pro forma twelve months ended September 30, 2014 or the year ended December 31, 2013. Further, except for the acquisition of 9 tenant sites in October 2014, we have assumed no expansion capital expenditures for the twelve month periods ending December 31, 2015 and September 30, 2015. Although we have not forecasted any expansion capital expenditures, we may make expansion capital expenditures in connection with acquisitions from Landmark or its affiliates or unrelated third parties. We would expect to finance any acquisitions with the issuance of additional equity or the incurrence of additional debt.

  Regulatory, Industry and Economic Factors

       Our forecasts of estimated distributable cash flow for the twelve month periods ending December 31, 2015 and September 30, 2015 are based on the following significant assumptions related to regulatory, industry and economic factors:

  •
  There will not be any new federal, state, or local regulation, or any interpretation of existing regulation which will be materially adverse to our business;

  •
  There will not be any material accidents, weather-related incidents, or similar unanticipated events with respect to our assets; and

  •
  There will not be any material adverse changes in the wireless communication, outdoor advertising or renewable power generation industries, or to overall economic conditions.

PROVISIONS OF OUR PARTNERSHIP AGREEMENT RELATING TO CASH DISTRIBUTIONS

       Set forth below is a summary of the significant provisions of our partnership agreement that relate to cash distributions.

Distributions of Available Cash

  General

       Our partnership agreement requires that, within 45 days after the end of each quarter, beginning with the quarter ending December 31, 2014, we distribute all of our available cash to unitholders of record on the applicable record date. We will adjust the amount of our distribution for the period from the closing of this offering through                      , 2014, based on the actual length of the period.

  Definition of Available Cash

       Available cash generally means, for any quarter, all cash and cash equivalents on hand at the end of that quarter:

  •
  less, the amount of cash reserves established by our general partner to:

  –
  provide for the proper conduct of our business (including reserves for our future capital expenditures and anticipated future debt service requirements);

  –
  comply with applicable law, any of our or our subsidiaries' debt instruments or other agreements; or

  –
  provide funds for distributions to our unitholders and to our general partner for any one or more of the next four quarters (provided that our general partner may not establish cash reserves for distributions if the effect of the establishment of such reserves will prevent us from distributing the minimum quarterly distribution on all common units and any cumulative arrearages on such common units for the current quarter).

  •
  plus, if our general partner so determines, all or any portion of the cash on hand on the date of determination of available cash for the quarter resulting from working capital borrowings made subsequent to the end of such quarter.

       The purpose and effect of the last bullet point above is to allow our general partner, if it so decides, to use cash from working capital borrowings made after the end of the quarter but on or before the date of determination of available cash for that quarter to pay distributions to unitholders. Under our partnership agreement, working capital borrowings are generally borrowings that are made under a credit facility, commercial paper facility or similar financing arrangement, and in all cases are used solely for working capital purposes or to pay distributions to partners and with the intent of the borrower to repay such borrowings within twelve months with funds other than from additional working capital borrowings.

  Intent to Distribute the Minimum Quarterly Distribution

       Under our current cash distribution policy, we intend to pay a minimum quarterly distribution to the holders of our common units and subordinated units of $0.287500 per unit, or $1.15 per unit on an annualized basis, to the extent we have sufficient available cash after the establishment of cash reserves and the payment of costs and expenses, including reimbursements of expenses to our general partner. However, there is no guarantee that we will pay the minimum quarterly distribution on our units in any quarter. The amount of distributions paid under our cash distribution policy and the decision to pay any distribution will be determined by our general partner, taking into consideration the terms of our partnership agreement. Please read "Management's Discussion and Analysis of Financial Condition and Results of Operations – Liquidity and Capital Resources – New Revolving Credit Facility" for a discussion of the restrictions included in our new revolving credit facility that may restrict our ability to pay distributions.

  General Partner Interest and Incentive Distribution Rights

       Initially, our general partner will own a non-economic general partner interest in us, which will not entitle it to receive cash distributions. However, our general partner may in the future own common units or other equity interests in us and will be entitled to receive distributions on any such interests.

       Our general partner will also initially hold incentive distribution rights that will entitle it to receive increasing percentages, up to a maximum of 50%, of the available cash we distribute from operating surplus (as defined below) in excess of $0.330625 per unit per quarter. The maximum distribution of 50% does not include any distributions that our general partner or its affiliates may receive on common or subordinated units that they own. Please read "Our Partnership Agreement" for additional information.

Operating Surplus and Capital Surplus

  General

       All cash distributed to unitholders will be characterized as either being paid from "operating surplus" or "capital surplus." We treat distributions of available cash from operating surplus differently than distributions of available cash from capital surplus.

  Operating Surplus

       We define operating surplus as:

  •
  $10.0 million (as described below); plus

  •
  all of our cash receipts after the closing of this offering, excluding cash from interim capital transactions (as defined below), provided that cash receipts from the termination of an interest rate hedge prior to its specified termination date shall be included in operating surplus in equal quarterly installments over the remaining scheduled life of such interest rate hedge; plus

  •
  working capital borrowings made after the end of a quarter but on or before the date of determination of operating surplus for that quarter; plus

  •
  cash distributions (including incremental distributions on incentive distribution rights) paid in respect of equity issued, other than equity issued in this offering, to finance all or a portion of expansion capital expenditures in respect of the period from such financing until the earlier to occur of the date the capital asset commences commercial service and the date that it is abandoned or disposed of; less

  •
  all of our operating expenditures (as defined below) after the closing of this offering; less

  •
  the amount of cash reserves established by our general partner to provide funds for future operating expenditures; less

  •
  all working capital borrowings not repaid within twelve months after having been incurred, or repaid within such 12-month period with the proceeds of additional working capital borrowings.

       As described above, operating surplus does not reflect actual cash on hand that is available for distribution to our unitholders and is not limited to cash generated by operations. For example, it includes a provision that will enable us, if we choose, to distribute as operating surplus up to $10.0 million of cash we receive in the future from non-operating sources such as asset sales, issuances of securities and long-term borrowings that would otherwise be distributed as capital surplus. In addition, the effect of including, as described above, certain cash distributions on equity interests in operating surplus will be to increase operating surplus by the amount of any such cash distributions. As a result, we may also distribute as operating surplus up to the amount of any such cash that we receive from non-operating sources.

       The proceeds of working capital borrowings increase operating surplus and repayments of working capital borrowings are generally operating expenditures (as described below) and thus reduce operating surplus when repayments are made. However, if working capital borrowings, which increase operating surplus, are not repaid during the twelve-month period following the borrowing, they will be deemed repaid at the end of such period, thus decreasing operating surplus at such time. When such working capital borrowings are in fact repaid, they will not be treated as a further reduction in operating surplus because operating surplus will have been previously reduced by the deemed repayment.

       We define interim capital transactions as (1) borrowings, refinancings or refundings of indebtedness (other than working capital borrowings and items purchased on open account or for a deferred purchase price in the ordinary course of business) and sales of debt securities, (2) sales of equity securities, (3) sales or other dispositions of assets, other than sales or other dispositions of inventory, accounts receivable and other assets in the ordinary course of business and sales or other dispositions of assets as part of normal asset retirements or replacements and (4) capital contributions received by us.

       We define operating expenditures as all of our cash expenditures, including taxes, reimbursements of expenses of our general partner and its affiliates, officer, director and employee compensation, cash interest expense, payments made in the ordinary course of business under interest rate hedge contracts (provided that payments made in connection with the termination of any interest rate hedge contract prior to the expiration of its settlement or termination date specified therein will be included in operating expenditures in equal quarterly installments over the remaining scheduled life of such interest rate hedge contract and amounts paid in connection with the initial purchase of an interest rate hedge contract will be amortized over the life of such interest rate hedge contract), maintenance capital expenditures (as discussed in further detail below), and repayment of working capital borrowings; provided, however, that operating expenditures will not include:

  •
  repayments of working capital borrowings where such borrowings have previously been deemed to have been repaid (as described above);

  •
  payments (including prepayments and prepayment penalties) of principal of and premium on indebtedness other than working capital borrowings;

  •
  expansion capital expenditures;

  •
  payment of transaction expenses (including taxes) relating to interim capital transactions;

  •
  distributions to our partners;

  •
  repurchases of partner interests (excluding repurchases we make to satisfy obligations under employee benefit plans); or

  •
  any other expenditures or payments using the proceeds of this offering that are described in "Use of Proceeds."

  Capital Surplus

       Capital surplus is defined in our partnership agreement as any distribution of available cash in excess of our cumulative operating surplus. Accordingly, except as described above, capital surplus would generally be generated by:

  •
  borrowings other than working capital borrowings;

  •
  sales of our equity and debt securities;

  •
  sales or other dispositions of assets, other than inventory, accounts receivable and other assets sold in the ordinary course of business or as part of ordinary course retirement or replacement of assets; and

  •
  capital contributions received.

  Characterization of Cash Distributions

       All available cash distributed by us on any date from any source will be treated as distributed from operating surplus until the sum of all available cash distributed by us since the closing of this offering equals the operating surplus from the closing of this offering through the end of the quarter immediately preceding that distribution. We anticipate that distributions from operating surplus will generally not represent a return of capital. However, operating surplus, as defined in our partnership agreement, includes certain components, including a $10.0 million cash basket, that represent non-operating sources of cash. Consequently, it is possible that all or a portion of specific distributions from operating surplus may represent a return of capital. Any available cash distributed by us in excess of our cumulative operating surplus will be deemed to be capital surplus under our partnership agreement. Our partnership agreement treats a distribution of capital surplus as the repayment of the initial unit price from this initial public offering and as a return of capital. We do not anticipate that we will pay any distributions from capital surplus.

Capital Expenditures

       Maintenance capital expenditures are cash expenditures (including expenditures for the construction or development of new capital assets or the replacement, improvement or expansion of existing capital assets) made to maintain, over the long term, our operating capacity or operating income.

       Unlike a number of other master limited partnerships, we initially do not expect to retain cash from our operations for maintenance capital expenditures, primarily due to the long-lived nature of our real property interests and the effectively triple net nature of our tenant lease arrangements. For the twelve months ended September 30, 2014 and the year ended December 31, 2013, we incurred no maintenance capital expenditures. In addition to not bearing responsibility for maintenance capital expenditures, we expect our revenue from existing assets to increase over time through contractual rent escalators, tenant revenue sharing arrangements and lease amendments, none of which require capital investment to achieve. Please read "Business and Properties – Business Strategies – Increase Cash Flow without Additional Capital Investment." In the future, the board of directors of our general partner may decide to retain cash for maintenance capital expenditures, which may have an adverse impact on our distributable cash flow.

       Expansion capital expenditures are cash expenditures incurred for acquisitions or capital improvements that we expect will increase our operating capacity or operating income over the long term. Examples of expansion capital expenditures include the acquisition of additional real property interests from Landmark, and from third parties, to the extent such acquisitions are expected to expand our long-term operating capacity or operating income. Expansion capital expenditures include interest payments (and related fees) on debt incurred to finance all or a portion of expansion capital expenditures in respect of the period from the date that we enter into a binding obligation to commence the construction, development, replacement, improvement or expansion of a capital asset and ending on the earlier to occur of the date that such capital improvement commences commercial service and the date that such capital improvement is abandoned or disposed of.

       Capital expenditures that are made in part for maintenance capital purposes and in part for expansion capital purposes will be allocated as maintenance capital expenditures or expansion capital expenditures by our general partner.

Subordinated Units and Subordination Period

  General

       Our partnership agreement provides that, during the subordination period (as defined below), the common units will have the right to receive distributions of available cash from operating surplus each quarter in an amount equal to $0.287500 per common unit, which amount is defined in our partnership agreement as the minimum quarterly distribution, plus any arrearages in the payment of the minimum quarterly distribution on the common units from prior quarters, before any distributions of available cash from operating surplus may be made on the subordinated units. These units are deemed "subordinated" because for a period of time, referred to as the subordination period, the subordinated units will not be entitled to receive any distributions until the common units have received the minimum quarterly distribution plus any arrearages in the payment of the minimum quarterly distribution on the common units from prior quarters. Furthermore, no arrearages will accrue or be payable on the subordinated units. The practical effect of the subordinated units is to increase the likelihood that, during the subordination period, there will be available cash to be distributed on the common units.

  Subordination Period

       Except as described below, the subordination period will begin on the closing date of this offering and will extend until the first business day following the distribution of available cash in respect of any quarter, beginning with the quarter ending December 31, 2017, that each of the following tests are met:

  •
  distributions of available cash from operating surplus on each of the outstanding common units and subordinated units equaled or exceeded $1.15 (the annualized minimum quarterly distribution), for each of the three consecutive, non-overlapping four-quarter periods immediately preceding that date;

  •
  the adjusted operating surplus (as defined below) generated during each of the three consecutive, non-overlapping four-quarter periods immediately preceding that date equaled or exceeded the sum of $1.15 (the annualized minimum quarterly distribution) on all of the outstanding common units and subordinated units during those periods on a fully diluted basis; and

  •
  there are no arrearages in payment of the minimum quarterly distribution on the common units.

  Early Termination of the Subordination Period

       Notwithstanding the foregoing, the subordination period will automatically terminate on the first business day following the distribution of available cash in respect of any quarter, beginning with the quarter ending December 31, 2015, that each of the following tests are met:

  •
  distributions of available cash from operating surplus on each of the outstanding common units and subordinated units equaled or exceeded $1.725 (150% of the annualized minimum quarterly distribution), plus the related distributions on the incentive distribution rights, for the four-quarter period immediately preceding that date;

  •
  the adjusted operating surplus (as defined below) generated during the four-quarter period immediately preceding that date equaled or exceeded the sum of (1) $1.725 (150% of the annualized minimum quarterly distribution) on all of the outstanding common units and subordinated units during that period on a fully diluted basis and (2) the corresponding distributions on the incentive distribution rights; and

  •
  there are no arrearages in payment of the minimum quarterly distributions on the common units.

  Expiration Upon Removal of the General Partner

       In addition, if the unitholders remove our general partner other than for cause:

  •
  the subordinated units held by any person will immediately and automatically convert into common units on a one-for-one basis, provided (1) neither such person nor any of its affiliates voted any of its units in favor of the removal and (2) such person is not an affiliate of the successor general partner;

  •
  if all of the subordinated units convert pursuant to the foregoing, all cumulative common unit arrearages on the common units will be extinguished and the subordination period will end; and

  •
  our general partner will have the right to convert its incentive distribution rights into common units or to receive cash in exchange for those interests.

  Expiration of the Subordination Period

       When the subordination period ends, each outstanding subordinated unit will convert into one common unit and will thereafter participate pro rata with the other common units in distributions of available cash.

  Adjusted Operating Surplus

       Adjusted operating surplus is intended to reflect the cash generated from operations during a particular period and therefore excludes net drawdowns of reserves of cash established in prior periods. Adjusted operating surplus for a period consists of:

  •
  operating surplus generated with respect to that period (excluding any amounts attributable to the item described in the first bullet under the caption "– Operating Surplus and Capital Surplus – Operating Surplus" above); less

  •
  any net increase in working capital borrowings with respect to that period; less

  •
  any net decrease in cash reserves for operating expenditures with respect to that period not relating to an operating expenditure made with respect to that period; plus

  •
  any net decrease in working capital borrowings with respect to that period; plus

  •
  any net decrease made in subsequent periods to cash reserves for operating expenditures initially established with respect to that period to the extent such decrease results in a reduction in adjusted operating surplus in subsequent periods; plus

  •
  any net increase in cash reserves for operating expenditures with respect to that period required by any debt instrument for the repayment of principal, interest or premium.

Distributions of Available Cash From Operating Surplus During the Subordination Period

       We will pay distributions of available cash from operating surplus for any quarter during the subordination period in the following manner:

  •
  first, to the common unitholders, pro rata, until we distribute for each outstanding common unit an amount equal to the minimum quarterly distribution for that quarter;

  •
  second, to the common unitholders, pro rata, until we distribute for each outstanding common unit an amount equal to any arrearages in payment of the minimum quarterly distribution on the common units for any prior quarters during the subordination period;

  •
  third, to the subordinated unitholders, pro rata, until we distribute for each outstanding subordinated unit an amount equal to the minimum quarterly distribution for that quarter; and

  •
  thereafter, in the manner described in "– General Partner Interest and Incentive Distribution Rights" below.

Distributions of Available Cash From Operating Surplus After the Subordination Period

       We will pay distributions of available cash from operating surplus for any quarter after the subordination period in the following manner:

  •
  first, to all unitholders, pro rata, until we distribute for each outstanding unit an amount equal to the minimum quarterly distribution for that quarter; and

  •
  thereafter, in the manner described in "– General Partner Interest and Incentive Distribution Rights" below.

       The preceding discussion is based on the assumption that we do not issue additional classes of equity securities.

General Partner Interest and Incentive Distribution Rights

       Our partnership agreement provides that our general partner initially will own a non-economic general partner interest and therefore not be entitled to distributions that we make prior to our liquidation, other than through common interests that it subsequently acquires or through the incentive distribution rights.

       Incentive distribution rights represent the right to receive an increasing percentage (15%, 25% and 50%) of quarterly distributions of available cash from operating surplus after the minimum quarterly distribution and the target distribution levels have been achieved for certain specified time periods. Our general partner currently holds the incentive distribution rights, but may transfer these rights separately from its general partner interest.

       The following discussion assumes that our general partner continues to own the incentive distribution rights.

       If for any quarter:

  •
  we have distributed available cash from operating surplus to the common unitholders and subordinated unitholders in an amount equal to the minimum quarterly distribution; and

  •
  we have distributed available cash from operating surplus on outstanding common units in an amount necessary to eliminate any cumulative arrearages in payment of the minimum quarterly distribution;

       then, we will distribute any additional available cash from operating surplus for that quarter among the unitholders and our general partner in the following manner:

  •
  first, to all unitholders, pro rata, until each unitholder receives a total of $0.330625 per unit for that quarter (the "first target distribution");

  •
  second, 85% to all unitholders, pro rata, and 15% to our general partner, until each unitholder receives a total of $0.359375 per unit for that quarter (the "second target distribution");

  •
  third, 75% to all unitholders, pro rata, and 25% to our general partner, until each unitholder receives a total of $0.431250 per unit for that quarter (the "third target distribution"); and

  •
  thereafter, 50% to all unitholders, pro rata, and 50% to our general partner.

Percentage Allocations of Available Cash from Operating Surplus

       The following table illustrates the percentage allocations of available cash from operating surplus between the unitholders and our general partner based on the specified target distribution levels. The amounts set forth under "Marginal percentage interest in distributions" are the percentage interests of our general partner and the unitholders in any available cash from operating surplus we distribute up to and including the corresponding amount in the column "Total quarterly distribution per unit target amount." The percentage interests shown for our unitholders and our general partner for the minimum quarterly distribution are also applicable to quarterly distribution amounts that are less than the minimum quarterly distribution. The percentage interests set forth below for our general partner assume that our general partner has not transferred its incentive distribution rights and that there are no arrearages on common units.

					Marginal percentage interest in distributions
	Total quarterly distribution per unit target amount				Unitholders	General Partner
Minimum Quarterly Distribution		$0.287500			100%	0%
First Target Distribution	above $	0.287500	up to $	0.330625	100%	0%
Second Target Distribution	above $	0.330625	up to $	0.359375	85%	15%
Third Target Distribution	above $	0.359375	up to $	0.431250	75%	25%
Thereafter	above $	0.431250			50%	50%

Right to Reset Incentive Distribution Levels

       Our general partner, as the initial holder of the incentive distribution rights, has the right under our partnership agreement, subject to certain conditions, to elect to relinquish the right to receive incentive distribution payments based on the initial target distribution levels and to reset, at higher levels, the minimum quarterly distribution amount and target distribution levels upon which the incentive distribution payments to our general partner would be set. If our general partner transfers all or a portion of the incentive distribution rights in the future, then the holder or holders of a majority of the incentive distribution rights will be entitled to exercise this right. The following discussion assumes that our general partner holds all of the incentive distribution rights at the time that a reset election is made. The right of the holder of the incentive distribution rights to reset the minimum quarterly distribution amount and the target distribution levels upon which the incentive distributions payable to the holder of the incentive distribution rights are based may be exercised, without approval of our unitholders or the conflicts committee, at any time when there are no subordinated units outstanding, we have made cash distributions to the holders of the incentive distribution rights at the highest level of incentive distributions for each of the four consecutive fiscal quarters immediately preceding such time and the amount of each such distribution did not exceed adjusted operating surplus for such quarter. If our general partner and its affiliates are not the holders of a majority of the incentive distribution rights at the time an election is made to reset the minimum quarterly distribution amount and the target distribution levels, then the proposed reset will be subject to the prior written concurrence of the general partner that the conditions described above have been satisfied. The reset minimum quarterly distribution amount and target distribution levels will be higher than the minimum quarterly distribution amount and the target distribution levels prior to the reset such that the holder of the incentive distribution rights will not receive any incentive distributions under the reset target distribution levels until cash distributions per unit following this event increase as described below. We anticipate that our general partner would exercise this reset right in order to facilitate acquisitions or internal growth projects that would otherwise not be sufficiently accretive to cash distributions per common unit, taking into account the existing levels of incentive distribution payments being made to our general partner.

       In connection with the resetting of the minimum quarterly distribution amount and the target distribution levels and the corresponding relinquishment by our general partner of incentive distribution payments based on the target distributions prior to the reset, our general partner will be entitled to receive a number of newly issued common units based on a predetermined formula described below that takes into account the "cash parity" value of the average cash distributions related to the incentive distribution rights received by our general partner for the two quarters immediately preceding the reset event as compared to the average cash distributions per common unit during that two-quarter period.

       The number of common units that our general partner (or the then-holder of the incentive distribution rights, if other than our general partner) would be entitled to receive from us in connection with a resetting of the minimum quarterly distribution amount and the target distribution levels then in effect would be equal to the quotient determined by dividing (x) the average aggregate amount of cash distributions received by our general partner in respect of its incentive distribution rights during the two consecutive fiscal quarters ended immediately prior to the date of such reset election by (y) the average of the aggregate amount of cash distributed per common unit during each of these two quarters.

       Following a reset election, the minimum quarterly distribution amount will be reset to an amount equal to the average cash distribution amount per common unit for the two fiscal quarters immediately preceding the reset election (which amount we refer to as the "reset minimum quarterly distribution") and the target distribution levels will be reset to be correspondingly higher such that we would distribute all of our available cash from operating surplus for each quarter thereafter as follows:

  •
  first, to all unitholders, pro rata, until each unitholder receives an amount equal to 115% of the reset minimum quarterly distribution for that quarter;

  •
  second, 85% to all unitholders, pro rata, and 15% to our general partner, until each unitholder receives an amount per unit equal to 125% of the reset minimum quarterly distribution for the quarter;

  •
  third, 75% to all unitholders, pro rata, and 25% to our general partner, until each unitholder receives an amount per unit equal to 150% of the reset minimum quarterly distribution for the quarter; and

  •
  thereafter, 50% to all unitholders, pro rata, and 50% to our general partner.

       The following table illustrates the percentage allocations of available cash from operating surplus between the unitholders and our general partner at various cash distribution levels (1) pursuant to the cash distribution provisions of our partnership agreement in effect at the completion of this offering, as well as (2) following a hypothetical reset of the minimum quarterly distribution and target distribution levels based on the assumption that the average quarterly cash distribution amount per common unit during the two fiscal quarters immediately preceding the reset election was $0.50.

		Marginal percentage interest in distributions
				Quarterly distribution per unit following hypothetical reset
	Quarterly distribution per unit prior to reset	Common unitholders	Incentive distribution rights
Minimum Quarterly Distribution	$0.287500	100%	–	$0.500000
First Target Distribution	above $0.287500 up to $0.330625	100%	–	above $0.500000 up to $0.575000(1)
Second Target Distribution	above $0.330625 up to $0.359375	85%	15%	above $0.575000 up to $0.625000(2)
Third Target Distribution	above $0.359375 up to $0.431250	75%	25%	above $0.625000 up to $0.750000(3)
Thereafter	above $0.431250	50%	50%	above $0.750000(3)

(1)
This amount is 115% of the hypothetical reset minimum quarterly distribution.
(2)
This amount is 125% of the hypothetical reset minimum quarterly distribution.
(3)
This amount is 150% of the hypothetical reset minimum quarterly distribution.

       The following table illustrates the total amount of available cash from operating surplus that would be distributed to the unitholders and our general partner, including in respect of incentive distribution rights, based on an average of the amounts distributed for the two quarters immediately prior to the reset. The table assumes that immediately prior to the reset there would be 7,837,774 common units outstanding and the average distribution to each common unit would be $0.50 per quarter for the two consecutive non-overlapping quarters prior to the reset.

			Cash distribution to general partner prior to reset
		Cash distributions to common unitholders prior to reset
	Quarterly distribution per unit prior to reset		Common units	Incentive distribution rights	Total	Total distributions
Minimum Quarterly Distribution	$0.287500	$1,352,016	$901,344	$–	$901,344	$2,253,360
First Target Distribution	above $0.287500 up to $0.330625	202,802	135,202	–	135,202	338,004
Second Target Distribution	above $0.330625 up to $0.359375	135,202	90,134	39,765	129,900	265,101
Third Target Distribution	above $0.359375 up to $0.431250	338,004	225,336	187,780	413,116	751,120
Thereafter	above $0.431250	323,308	215,539	538,847	754,386	1,077,694

		$2,351,332	$1,567,554	$766,392	$2,333,947	$4,685,279

       The following table illustrates the total amount of available cash from operating surplus that would be distributed to the unitholders and the general partner, including in respect of incentive distribution rights, with respect to the quarter after the reset occurs. The table reflects that, as a result of the reset, there would be 9,370,558 common units outstanding and that the average distribution to each common unit would be $0.50. The number of common units issued as a result of the reset was calculated by dividing (x) $766,392 as the average of the amounts received by the general partner in respect of its incentive distribution rights for the two consecutive non-overlapping quarters prior to the reset as shown in the table above, by (y) the average of the cash distributions made on each common unit per quarter for the two consecutive non-overlapping quarters prior to the reset as shown in the table above, or $0.50.

Cash distribution to general partner after reset
Cash distributions to common unitholders after reset
	Quarterly distribution per unit after reset		Common units	Incentive distribution rights	Total	Total distributions
Minimum Quarterly Distribution	$0.500000	$2,351,332	$2,333,947	$–	$2,333,947	$4,685,279
First Target Distribution	above $0.500000 up to $0.575000	–	–	–	–	–
Second Target Distribution	above $0.575000 up to $0.625000	–	–	–	–	–
Third Target Distribution	above $0.625000 up to $0.750000	–	–	–	–	–
Thereafter	above $0.750000	–	–	–	–	–

		$2,351,332	$2,333,947	$–	$2,333,947	$4,685,279

       Our general partner will be entitled to cause the minimum quarterly distribution amount and the target distribution levels to be reset on more than one occasion, provided that it may not make a reset election except at a time when it has received incentive distributions for the immediately preceding four consecutive fiscal quarters based on the highest level of incentive distributions that it is entitled to receive under our partnership agreement.

Distributions from Capital Surplus

  How Distributions from Capital Surplus will be made

       We will pay distributions of available cash from capital surplus, if any, in the following manner:

  •
  first, to all common unitholders and subordinated unitholders, pro rata, until the minimum quarterly distribution is reduced to zero, as described below;

  •
  second, to all unitholders, pro rata, until we distribute for each common unit, an amount of available cash from capital surplus equal to any unpaid arrearages in payment of the minimum quarterly distribution on the outstanding common units; and

  •
  thereafter, as if they were from operating surplus.

       The preceding discussion is based on the assumption that we do not issue additional classes of equity securities.

  Effect of a Distribution from Capital Surplus

       Our partnership agreement treats a distribution of capital surplus as the repayment of the initial unit price from this initial public offering, which is a return of capital. The initial public offering price less any distributions of capital surplus per unit is referred to as the "unrecovered initial unit price." Each time a distribution of capital surplus is made, the minimum quarterly distribution and the target distribution levels will be reduced in the same proportion as the corresponding reduction in the unrecovered initial unit price. Because distributions of capital surplus will reduce the minimum quarterly distribution after any of these distributions are made, the effects of distributions of capital surplus may make it easier for our general partner to receive incentive distributions and for the subordinated units to convert into common units. However, any distribution of capital surplus before the unrecovered initial unit price is reduced to zero cannot be applied to the payment of the minimum quarterly distribution or any arrearages.

       Once we distribute capital surplus on a unit issued in this offering in an amount equal to the initial unit price, we will reduce the minimum quarterly distribution and the target distribution levels to zero. Then, after distributing an amount of capital surplus for each common unit equal to any unpaid arrearages of the minimum quarterly distributions on outstanding common units, we will then pay all future distributions from operating surplus, with 50% being paid to the unitholders, pro rata, and 50% to the holder of the incentive distribution rights.

Adjustment of the Minimum Quarterly Distribution and Target Distribution Levels

       In addition to adjusting the minimum quarterly distribution and target distribution levels to reflect a distribution of capital surplus, if we combine our units into fewer units (commonly referred to as a "reverse split") or subdivide our units into a greater number of units (commonly referred to as a "split"), we will proportionately adjust:

  •
  the minimum quarterly distribution;

  •
  target distribution levels;

  •
  the unrecovered initial unit price; and

  •
  the arrearages per common unit in payment of the minimum quarterly distribution on the common units.

       For example, if a two-for-one split of the common units should occur, the minimum quarterly distribution, the target distribution levels and the unrecovered initial unit price would each be reduced to 50% of its initial level, and each subordinated unit would be split into two units. We will not make any adjustment by reason of the issuance of additional units for cash or property (including additional common units issued under any compensation or benefit plans).

       In addition, if legislation is enacted or if the official interpretation of existing law is modified by a governmental authority, so that we become taxable as a corporation or otherwise subject to taxation as an entity for federal, state or local income tax purposes, our partnership agreement specifies that the minimum quarterly distribution and the target distribution levels for each quarter may be reduced by multiplying each distribution level by a fraction, the numerator of which is available cash for that quarter (reduced by the amount of the estimated tax liability for such quarter payable by reason of such legislation or interpretation) and the denominator of which is the sum of available cash for that quarter (reduced by the amount of the estimated tax liability for such quarter payable by reason of such legislation or interpretation) plus our general partner's estimate of our aggregate liability for the quarter for such income taxes payable by reason of such legislation or interpretation. To the extent that the actual tax liability differs from the estimated tax liability for any quarter, the difference may be accounted for in subsequent quarters.

Distributions of Cash Upon Liquidation

  General

       If we dissolve in accordance with our partnership agreement, we will sell or otherwise dispose of our assets in a process called liquidation. We will first apply the proceeds of liquidation to the payment of our creditors. We will distribute any remaining proceeds to the unitholders and our general partner, in accordance with their capital account balances, as adjusted to reflect any gain or loss upon the sale or other disposition of our assets in liquidation (as described below).

       The allocations of gain and loss upon our liquidation are intended, to the extent possible, to entitle the holders of outstanding common units to a liquidation preference over the holders of outstanding subordinated units, to the extent required to permit common unitholders to receive their unrecovered initial unit price plus the minimum quarterly distribution for the quarter during which liquidation occurs plus any unpaid arrearages in payment of the minimum quarterly distribution on the common units plus, along with the subordinated units, a portion of any remaining funds, as described below. However, there may not be sufficient gain upon our liquidation to enable the holders of common units to fully recover all of these amounts, even though there may be cash available for distribution to the holders of subordinated units. Any further net gain recognized upon liquidation will be allocated in a manner that takes into account the incentive distribution rights of our general partner.

  Manner of Adjustments for Gain

       The manner of the adjustment for gain is set forth in our partnership agreement. If our liquidation occurs before the end of the subordination period, we will allocate any gain to our partners in the following manner:

  •
  first, to our general partner to the extent of any negative balance in its capital account;

  •
  second, to the common unitholders, pro rata, until the capital account for each common unit is equal to the sum of:

  (1)
  the unrecovered initial unit price;

  (2)
  the amount of the minimum quarterly distribution for the quarter during which our liquidation occurs; and

  (3)
  any unpaid arrearages in payment of the minimum quarterly distribution;

  •
  third, to the subordinated unitholders, pro rata, until the capital account for each subordinated unit is equal to the sum of:

  (1)
  the unrecovered initial unit price; and

  (2)
  the amount of the minimum quarterly distribution for the quarter during which our liquidation occurs;

  •
  fourth, to all unitholders, pro rata, until we allocate under this paragraph an amount per unit equal to:

  (1)
  the sum of the excess of the first target distribution per unit over the minimum quarterly distribution per unit for each quarter of our existence; less

  (2)
  the cumulative amount per unit of any distributions of available cash from operating surplus in excess of the minimum quarterly distribution per unit that we distributed to the unitholders, pro rata, for each quarter of our existence;

  •
  fifth, 85% to all unitholders, pro rata, and 15% to our general partner, until we allocate under this paragraph an amount per unit equal to:

  (1)
  the sum of the excess of the second target distribution per unit over the first target distribution per unit for each quarter of our existence; less

  (2)
  the cumulative amount per unit of any distributions of available cash from operating surplus in excess of the first target distribution per unit that we distributed 85% to the unitholders, pro rata, and 15% to our general partner for each quarter of our existence;

  •
  sixth, 75% to all unitholders, pro rata, and 25% to our general partner, until we allocate under this paragraph an amount per unit equal to:

  (1)
  the sum of the excess of the third target distribution per unit over the second target distribution per unit for each quarter of our existence; less

  (2)
  the cumulative amount per unit of any distributions of available cash from operating surplus in excess of the second target distribution per unit that we distributed 75% to the unitholders, pro rata, and 25% to our general partner for each quarter of our existence; and

  •
  thereafter, 50% to all unitholders, pro rata, and 50% to our general partner.

       The percentages set forth above are based on the assumptions that our general partner has not transferred its incentive distribution rights and that we do not issue additional classes of equity securities.

       If the liquidation occurs after the end of the subordination period, the distinction between common units and subordinated units will disappear, so that clause (3) of the second bullet point above and all of the third bullet point above will no longer be applicable.

  Manner of Adjustments for Losses

       If the liquidation occurs before the end of the subordination period, after making allocations of loss to the unitholders in a manner intended to offset in reverse order the allocations of gains that have previously been allocated, we will generally allocate any loss to our unitholders in the following manner:

  •
  first, to the holders of subordinated units in proportion to the positive balances in their capital accounts, until the capital accounts of the subordinated unitholders have been reduced to zero; and

  •
  thereafter, 100% to the holders of common units in accordance with their percentage interest in us.

       If the liquidation occurs after the end of the subordination period, the distinction between common units and subordinated units will disappear, so that all of the first bullet point above will no longer be applicable.

  Adjustments to Capital Accounts

       Our partnership agreement requires that we make adjustments to capital accounts upon the issuance of additional units. In this regard, our partnership agreement specifies that we allocate any unrealized and, for tax purposes, unrecognized gain resulting from the adjustments to the unitholders and the general partner in the same manner as we allocate gain upon liquidation. In the event that we make positive adjustments to the capital accounts upon the issuance of additional units, our partnership agreement requires that we generally allocate any later negative adjustments to the capital accounts resulting from the issuance of additional units or upon our liquidation in a manner that results, to the extent possible, in the partners' capital account balances equaling the amount that they would have been if no earlier positive adjustments to the capital accounts had been made. In contrast to the allocations of gain, and except as provided above, we generally will allocate any unrealized and unrecognized loss resulting from the adjustments to capital accounts upon the issuance of additional units to the unitholders based on their percentage ownership of us. In this manner, prior to the end of the subordination period, we generally will allocate any such loss equally with respect to our common and subordinated units. If we make negative adjustments to the capital accounts as a result of such loss, future positive adjustments resulting from the issuance of additional units will be allocated in a manner designed to reverse the prior negative adjustments, and special allocations will be made upon liquidation in a manner that results, to the extent possible, in our unitholders' capital account balances equaling the amounts they would have been if no earlier adjustments for loss had been made.

SELECTED HISTORICAL AND PRO FORMA COMBINED FINANCIAL DATA

       The following table shows selected historical and pro forma combined financial data of Landmark Infrastructure Partners LP Predecessor, our predecessor for accounting purposes (our "Predecessor"), and selected unaudited pro forma combined financial data of Landmark Infrastructure Partners LP for the periods and as of the dates indicated. The selected historical interim combined financial data of our Predecessor as of September 30, 2014, and for the nine months ended September 30, 2014 and 2013, are derived from the unaudited interim combined financial statements of our Predecessor appearing elsewhere in this prospectus. The summary historical interim balance sheet data of our Predecessor as of September 30, 2013 are derived from the unaudited interim balance sheet as of September 30, 2013 not included herein. The selected historical combined financial data of our Predecessor as of, and for the years ended, December 31, 2013 and 2012, are derived from the audited combined financial statements of our Predecessor appearing elsewhere in this prospectus. The following table should be read together with, and is qualified in its entirety by reference to, the historical and unaudited pro forma combined financial statements and the accompanying notes included elsewhere in this prospectus. The table should also be read together with "Management's Discussion and Analysis of Financial Condition and Results of Operations."

       The selected unaudited pro forma combined financial data presented in the following table for the nine months ended September 30, 2014, and for the year ended December 31, 2013, are derived from the unaudited pro forma combined financial statements included elsewhere in this prospectus. The unaudited pro forma combined balance sheet assumes the offering and the related transactions occurred as of September 30, 2014, and the unaudited pro forma combined statements of operations for the year ended December 31, 2013, and the nine months ended September 30, 2014, assume the offering and the related transactions occurred as of January 1, 2013. These transactions include, and the unaudited pro forma combined financial statements give effect to, the following:

  •
  the contribution by Fund A and Fund D of substantially all of their assets and liabilities to us in exchange for, in the aggregate, 2,052,665 common units, 1,068,114 subordinated units and cash, which will then be distributed to their respective members, including Landmark, as part of each fund's liquidation;

  •
  the purchase by Landmark from us of an additional 2,066,995 subordinated units for cash at the initial public offering price of our common units;

  •
  our issuance of all the incentive distribution rights to our general partner, which will also retain a non-economic general partner interest in us;

  •
  our issuance of 2,650,000 common units to the public in this offering, representing a 33.8% limited partner interest in us;

  •
  the assumption of the secured debt facilities from Fund A and Fund D, the amendment and restatement of such facilities as a new $190.0 million secured revolving credit facility, and the payment of $19.0 million to the lenders to reduce the outstanding principal amount in respect of such facility;

  •
  the application of the net proceeds from this offering, together with the proceeds from our concurrent sale of subordinated units to Landmark as described in "Use of Proceeds";

  •
  our entry into an omnibus agreement with Landmark and each of the Remaining Landmark Funds; and

  •
  the adjustment of the basis of certain contributed assets and liabilities to Landmark's basis, which reflects the change in control of Landmark that occurred in December 2012, as a result of accounting for the transaction as a reorganization of entities under common control pursuant to Accounting Standards Codification 805, Business Combinations (ASC 805).

       The unaudited pro forma combined financial statements do not give effect to an estimated $1.8 million in incremental general and administrative expenses that we expect to incur annually as a result of being a separate publicly traded partnership. In addition, while we give pro forma effect to the costs we will incur under the omnibus agreement that we will enter into with Landmark and certain of its affiliates, including the Remaining Landmark Funds, as of the closing of this offering, those adjustments in the aggregate have yielded a similar result to the costs that our Predecessor incurred historically.

	Nine Months Ended September 30,			Year Ended December 31,
	Partnership Pro Forma Combined	Predecessor Historical Combined		Partnership Pro Forma Combined	Predecessor Historical Combined
	2014	2014	2013	2013	2013	2012
Statement of Operations Data:
Revenue
Rental revenue	$10,022,882	$10,010,077	$8,522,894	$11,833,067	$11,887,802	$6,414,441
Interest income on receivables	562,393	522,994	567,500	792,362	742,185	356,348

Total revenue	10,585,275	10,533,071	9,090,394	12,625,429	12,629,987	6,770,789
Expenses
Management fees to affiliate	306,043	306,043	270,314	370,625	370,625	209,091
Property operating	21,138	21,138	6,997	6,454	6,454	26,267
General and administrative	579,679	579,679	537,030	722,028	722,028	191,293
Acquisition-related	29,775	29,775	318,600	318,600	318,600	727,158
Amortization	2,599,741	1,937,361	1,689,430	3,254,868	2,313,092	1,381,265
Impairments	8,450	8,450	126,500	1,040,437	573,575	183,271

Total expenses	3,544,826	2,882,446	2,948,871	5,713,012	4,304,374	2,718,345
Other income and expenses
Interest expense	(2,115,000)	(3,500,806)	(2,778,002)	(2,820,000)	(3,840,359)	(1,476,207)
Unrealized gain (loss) on derivative financial instruments	11,502	11,502	995,246	1,279,176	1,279,176	(1,016,716)

Total other income and expenses	(2,103,498)	(3,489,304)	(1,782,756)	(1,540,824)	(2,561,183)	(2,492,923)

Net income	$4,936,951	$4,161,321	$4,358,767	$5,371,593	$5,764,430	$1,559,521

Net income per limited partner unit (basic and diluted):
Common units	$0.63			$0.69
Subordinated units	0.63			0.69
Balance Sheet Data (End of Period):
Land and real property interests, before accumulated amortization	$173,365,233	$126,628,076	$123,390,176		$122,955,842	$92,777,396
Land and real property interests, after accumulated amortization	$168,274,035	$121,686,260	$120,546,948		$119,598,353	$91,326,506
Total assets	$185,587,392	$142,453,585	$141,315,085		$138,405,319	$133,803,753
Secured debt facilities	$75,000,000	$91,850,894	$84,419,665		$89,336,688	$67,301,683
Total liabilities	$84,518,576	$103,898,733	$98,699,234		$97,708,413	$74,485,876
Equity	$101,068,816	$38,554,852	$42,615,851		$40,696,906	$59,317,877
Statement of Cash Flow Data:
Cash flow provided by operating activities		$5,479,720	$6,268,163		$8,271,287	$4,275,673
Cash flow used in investing activities		$(1,894,976)	$(23,070,173)		$(27,809,401)	$(63,953,318)
Cash flow provided by (used in) financing activities		$(4,144,802)	$(5,806,768)		$(4,672,696)	$84,767,223
Other Data:
Total number of leased tenant sites (end of period)	686	686	672	672	672	501
EBITDA	$9,651,692	$9,599,488	$8,826,199	$11,446,461	$11,917,881	$4,416,993
Adjusted EBITDA	$9,582,144	$9,167,486	$7,829,685	$11,464,090	$10,930,271	$6,003,895

(1)
For a definition of the non-GAAP financial measure of EBITDA and Adjusted EBITDA and a reconciliation to our most directly comparable financial measure calculated and presented in accordance with GAAP, please read "Selected Historical and Pro Forma Combined Financial Data – Non-GAAP Financial Measures."

 Non-GAAP Financial Measures

       We define EBITDA as net income before interest, income taxes, depreciation and amortization, and we define Adjusted EBITDA as EBITDA before impairments, acquisition-related costs, straight line rental adjustments, amortization of above- and below-market lease intangibles, unrealized gain or loss on derivative financial instruments and the capital contribution to fund our general and administrative expense reimbursement. EBITDA and Adjusted EBITDA should not be considered an alternative to net income (determined in accordance with GAAP) as an indication of our performance, and we believe that to understand our performance further, EBITDA and Adjusted EBITDA should be compared with our reported net income in accordance with GAAP, as presented in our combined financial statements.

       EBITDA and Adjusted EBITDA are non-GAAP supplemental financial measures that management and external users of our financial statements, such as industry analysts, investors, lenders and rating agencies, may use to assess:

  •
  our operating performance as compared to other publicly traded limited partnerships, without regard to historical cost basis or, in the case of EBITDA and Adjusted EBITDA, financing methods;

  •
  the ability of our business to generate sufficient cash to support our decision to make distributions to our unitholders;

  •
  our ability to incur and service debt and fund capital expenditures; and

  •
  the viability of acquisitions and the returns on investment of various investment opportunities.

       We believe that the presentation of EBITDA and Adjusted EBITDA in this prospectus provides information useful to investors in assessing our financial condition and results of operations. The GAAP measures most directly comparable to EBITDA and Adjusted EBITDA are net income and net cash provided by operating activities. Neither EBITDA nor Adjusted EBITDA should be considered an alternative to GAAP net income, net cash provided by (used in) operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP. Each of EBITDA and Adjusted EBITDA has important limitations as an analytical tool because it excludes some, but not all, items that affect net income or net cash provided by operating activities, and these measures may vary from those of other companies. You should not consider EBITDA or Adjusted EBITDA in isolation or as a substitute for analysis of our results as reported under GAAP. As a result, because EBITDA and Adjusted EBITDA may be defined differently by other companies in our industry, EBITDA and Adjusted EBITDA as presented below may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.

       The following table sets forth a reconciliation of our pro forma and historical EBITDA and Adjusted EBITDA for the periods presented to net income and net cash provided by operating activities:

	Nine Months Ended September 30,			Year Ended December 31,
	Partnership Pro Forma Combined	Predecessor Historical Combined		Partnership Pro Forma Combined	Predecessor Historical Combined
	2014	2014	2013	2013	2013	2012
Reconciliation of EBITDA and Adjusted EBITDA to Net Income
Net income	$4,936,951	$4,161,321	$4,358,767	$5,371,593	$5,764,430	$1,559,521
Interest expense	2,115,000	3,500,806	2,778,002	2,820,000	3,840,359	1,476,207
Amortization expense	2,599,741	1,937,361	1,689,430	3,254,868	2,313,092	1,381,265

EBITDA	$9,651,692	$9,599,488	$8,826,199	$11,446,461	$11,917,881	$4,416,993
Impairments	8,450	8,450	126,500	1,040,437	573,575	183,271
Acquisition-related	29,775	29,775	318,600	318,600	318,600	727,158
Unrealized (gain) loss on derivative financial instruments	(11,502)	(11,502)	(995,246)	(1,279,176)	(1,279,176)	1,016,716
Straight line rent adjustments	(86,121)	(52,720)	(108,517)	(153,242)	(134,008)	(126,706)
Amortization of above- and below-market rents, net	(408,372)	(406,005)	(337,851)	(351,643)	(466,601)	(213,537)
Deemed capital contribution due to cap on general and administrative expense reimbursement	398,222	–	–	442,653	–	–

Adjusted EBITDA	$9,582,144	$9,167,486	$7,829,685	$11,464,090	$10,930,271	$6,003,895
Reconciliation of Adjusted EBITDA to Net Cash Provided by Operating Activities
Net cash provided by operating activities		$5,479,720	$6,268,163		$8,271,287	$4,275,673
Unrealized (gain) loss on derivative financial instruments		11,502	995,246		1,279,176	(1,016,716)
Amortization expense		(1,937,361)	(1,689,430)		(2,313,092)	(1,381,265)
Amortization of above- and below-market rents, net		406,005	337,851		466,601	213,537
Amortization of deferred loan costs		(663,255)	(491,754)		(751,352)	(254,454)
Receivables interest accretion		49,356	69,032		68,977	49,978
Impairments		(8,450)	(126,500)		(573,575)	(183,271)
Allowance for doubtful accounts and loan losses		(4,465)	–		(25,334)	(1,036)
Working capital changes		828,269	(1,003,841)		(658,258)	(142,925)

Net income		$4,161,321	$4,358,767		$5,764,430	$1,559,521

Interest expense		3,500,806	2,778,002		3,840,359	1,476,207
Amortization expense		1,937,361	1,689,430		2,313,092	1,381,265

EBITDA		$9,599,488	$8,826,199		$11,917,881	$4,416,993

Impairments		8,450	126,500		573,575	183,271
Acquisition-related		29,775	318,600		318,600	727,158
Unrealized gain (loss) on derivative financial instruments		(11,502)	(995,246)		(1,279,176)	1,016,716
Straight line rent adjustments		(52,720)	(108,517)		(134,008)	(126,706)
Amortization of above- and below-market rents, net		(406,005)	(337,851)		(466,601)	(213,537)
Deemed capital contribution due to cap on general and administrative expense reimbursement		—	—		—	—

Adjusted EBITDA		$9,167,486	$7,829,685		$10,930,271	$6,003,895

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS

       The following is a discussion and analysis of (i) our anticipated financial condition immediately following the offering and (ii) the historical results of operations of our predecessor for accounting purposes (our "Predecessor"), consisting of the assets of the Contributing Landmark Funds that we will acquire and operate following the offering and formation transactions inclusive of the operations of the real property interests during the period prior to being owned by the Contributing Landmark Funds. You should read the following discussion of the financial condition and results of operations for Landmark Infrastructure Partners LP in conjunction with the historical combined financial statements and notes of our Predecessor and our unaudited pro forma combined financial statements included elsewhere in this prospectus. Among other things, those historical and unaudited pro forma combined financial statements include more detailed information regarding the basis of presentation for the following information. The following discussion and analysis contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those expressed or implied in forward-looking statements for many reasons, including the risks described in "Risk Factors" and elsewhere in this prospectus. You should read the following discussion together with "Forward-Looking Statements" and the pro forma and combined historical financial statements and related notes included elsewhere in this prospectus.

Overview

       We are a newly organized growth-oriented master limited partnership formed by Landmark to own and manage a portfolio of real property interests that we lease to companies in the wireless communication, outdoor advertising and renewable power generation industries. We were formed to succeed to the business of the Predecessor, which is operated and managed by Landmark. We generate revenue and cash flow from existing tenant leases of our real property interests to wireless carriers, cellular tower owners, outdoor advertisers and renewable power producers.

       As a result of this offering and the formation transactions, our future financial condition and results of operations will differ significantly from, and will not be comparable with, the historical financial position and results of operations of the Predecessor. Please refer to our unaudited pro forma combined financial statements and related notes included elsewhere in this prospectus, which present on a pro forma basis the condition and results of operations of our Partnership as if our formation transactions and this offering and the application of the net proceeds thereof had all occurred on September 30, 2014 for the pro forma combined balance sheet, and on January 1, 2013 for the pro forma combined statements of operations. The unaudited pro forma combined financial statements are not necessarily indicative of what our actual financial position and results of operations would have been as of the date or for the periods indicated, nor does it propose to represent our future financial position or results of operations.

How We Generate Rental Revenue

       We generate rental revenue and cash flow from existing leases of our tenant sites to wireless carriers, cellular tower owners, outdoor advertisers and renewable power producers. The amount of rental revenue generated by the assets in our portfolio depends principally on occupancy levels and the tenant lease rates and terms at our tenant sites.

       We believe the terms of our tenant leases provide us with stable and predictable cash flow that will support consistent, growing distributions to our unitholders. Substantially all of our tenant lease arrangements are effectively triple net, meaning that our tenants or the underlying property owners are contractually responsible for property-level operating expenses, including maintenance capital expenditures, property taxes and insurance. In addition, over 95% of our tenant leases have contractual fixed-rate escalators or CPI-based rent escalators, and some of our tenant leases contain revenue-sharing provisions in addition to the base monthly or annual rental payments. Occupancy rates under our tenant leases have historically been very high. We also believe we are well positioned to negotiate higher rents in advance of lease expirations as tenants request lease amendments to accommodate equipment upgrades or add tenants to increase co-location.

       Future economic or regional downturns affecting our submarkets that impair our ability to renew or re-lease our real property interests and other adverse developments that affect the ability of our tenants to fulfill their lease obligations, such as tenant bankruptcies, could adversely affect our ability to maintain or increase rental rates at our sites. Adverse developments or trends in one or more of these factors could adversely affect our rental revenue and tenant recoveries in future periods.

How We Evaluate Our Operations

       Our management intends to use a variety of financial and operating metrics to analyze our performance. These metrics are significant factors in assessing our operating results and profitability and include: (1) occupancy, (2) operating and maintenance expenses; (3) Adjusted EBITDA; and (4) distributable cash flow.

  Occupancy

       The amount of revenue we generate primarily depends on our occupancy rate. Occupancy rates under our tenant leases have historically been very high. As of October 13, 2014, we had a 99% occupancy rate with 695 of our 701 available tenant sites leased. In addition, we believe the infrastructure assets at our tenant sites are essential to the ongoing operations and profitability of our tenants. Combined with the challenges and costs of relocating the infrastructure, we believe that we will continue to enjoy high tenant retention and occupancy rates.

       There has been significant consolidation in the wireless communication industry in the last 2 years. In 2013, T-Mobile acquired MetroPCS and Sprint acquired the remaining interest in Clearwire, and in 2014 AT&T acquired Leap Wireless. Recent consolidation and any potential future consolidation in the wireless industry could lead to rationalization of wireless networks and reduce demand for tenant sites.

  Operating and Maintenance Expenses

       Substantially all of our tenant sites are subject to effectively triple net lease arrangements, which require the tenant or the underlying property owner to pay all utilities, property taxes, insurance and repair and maintenance costs. Our overall financial results could be impacted to the extent the owners of the fee interest in the real property or our tenants do not satisfy their obligations.

  Adjusted EBITDA and Distributable Cash Flow

       We define EBITDA as net income before interest, income taxes, depreciation and amortization, and we define Adjusted EBITDA as EBITDA before impairments, acquisition-related costs, straight line rental adjustments, amortization of above- and below-market lease intangibles, unrealized gain or loss on derivative financial instruments and after the capital contribution to fund our general and administrative expense reimbursement. We define distributable cash flow as Adjusted EBITDA less cash interest paid, current cash income tax paid and maintenance capital expenditures. Distributable cash flow will not reflect changes in working capital balances.

       Adjusted EBITDA and distributable cash flow are non-GAAP supplemental financial measures that management and external users of our financial statements, such as industry analysts, investors, lenders and rating agencies, may use to assess:

  •
  our operating performance as compared to other publicly traded limited partnerships, without regard to historical cost basis or, in the case of Adjusted EBITDA, financing methods;

  •
  the ability of our business to generate sufficient cash to support our decision to make distributions to our unitholders;

  •
  our ability to incur and service debt and fund capital expenditures; and

  •
  the viability of acquisitions and the returns on investment of various investment opportunities.

       We believe that the presentation of EBITDA and Adjusted EBITDA in this prospectus provides information useful to investors in assessing our financial condition and results of operations. The GAAP measures most directly comparable to EBITDA, Adjusted EBITDA and distributable cash flow are net income and net cash provided by operating activities. EBITDA and Adjusted EBITDA should not be considered as an alternative to GAAP net income, net cash provided by (used in) operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP. Each of EBITDA, Adjusted EBITDA and distributable cash flow has important limitations as analytical tools because they exclude some, but not all, items that affect net income and net cash provided by operating activities, and these measures may vary from those of other companies. You should not consider EBITDA, Adjusted EBITDA and distributable cash flow in isolation or as a substitute for analysis of our results as reported under GAAP. As a result, because EBITDA, Adjusted EBITDA and distributable cash flow may be defined differently by other companies in our industry, EBITDA, Adjusted EBITDA and distributable cash flow as presented below may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.

       For a further discussion of the non-GAAP financial measures of EBITDA and Adjusted EBITDA, and a reconciliation of EBITDA and Adjusted EBITDA to the most comparable financial measures calculated and presented in accordance with GAAP, please read "Selected Historical and Pro Forma Combined Financial Data – Non-GAAP Financial Measures."

       We use the term "distributable cash flow" to measure whether we have generated from our operations, or "earned," a particular amount of cash sufficient to support the payment of the minimum quarterly distributions. Our partnership agreement contains the concept of "operating surplus" to determine whether our operations are generating sufficient cash to support the distributions that we are paying, as opposed to returning capital to our partners. Please read "Provisions of Our Partnership Agreement Relating to Cash Distributions – Operating Surplus and Capital Surplus – Operating Surplus." Because operating surplus is a cumulative concept (measured from the initial public offering date, and compared to cumulative distributions from the initial public offering date), we use the term distributable cash flow to approximate operating surplus on a quarterly or annual, rather than a cumulative, basis. As a result, distributable cash flow is not necessarily indicative of the actual cash we have on hand to distribute or that we are required to distribute.

Factors Affecting the Comparability of Our Financial Results

       Our future results of operations may not be comparable to our historical results of operations for the reasons described below:

  Acquisitions

       We have in the past pursued and intend to continue to pursue acquisitions of real property interests. Our significant historical acquisition activity impacts the period to period comparability of our results of operations. During 2013 and 2012, we acquired real property interests underlying 171 and 308 tenant sites, respectively. From September 30, 2014 through October 13, 2014, we acquired an additional 9 tenant sites. Landmark has increased its acquisition volume every year since its inception and acquired 580 tenant sites in 2013, equivalent to roughly 83% of the total tenant sites in our portfolio. Operating results from real property interests are reflected from the date of acquisition.

  Derivative Financial Instruments

       Historically we have hedged a portion of the variable interest rates under our secured debt facilities through interest rate swap agreements. We have not applied hedge accounting to these derivative financial instruments which has resulted in the change in the fair value of the interest rate swap agreements to be reflected in income as an unrealized gain (loss) on derivative financial instruments. We expect to enter into interest rate swap agreements or other arrangements to hedge a portion of our variable interest rate exposure under our new revolving credit facility. We plan on applying hedge accounting to future arrangements, which will result in the change in the fair value of the derivative financial instruments to be recorded in other comprehensive income.

  General and Administrative Expenses

       Following this offering, we expect to incur increased general and administrative expenses, including board of director's compensation, insurance, legal, accounting and other expenses related to corporate governance, public reporting, tax return preparation, and compliance with various provisions of the Sarbanes-Oxley Act, as compared to the Predecessor. Under the omnibus agreement that we will enter into at the closing of this offering, we will agree to reimburse Landmark for expenses related to certain general and administrative services Landmark will provide to us in support of our business, subject to a quarterly cap equal to the greater of $162,500 and 3% of our revenue during the preceding calendar quarter. This cap on expenses will last until the earlier to occur of: (i) the date on which our revenue for the immediately preceding four consecutive fiscal quarters exceeded $80.0 million and (ii) the fifth anniversary of the closing of this offering. The full amount of general and administrative expenses incurred will be reflected on our income statements, and to the extent such general and administrative expenses exceed the cap amount, the amount of such excess will be reflected on our financial statements as a capital contribution from Landmark rather than as a reduction of our general and administrative expenses, except for expenses that would otherwise be allocated to us, which are not included in the amount of general and administrative expenses.

       Our historical financial results include a management fee charged by Landmark to cover certain administrative costs as the managing member of the funds. Following this offering Landmark will no longer be entitled to receive a management fee for these services and will be reimbursed for its costs of providing these services subject to the cap under the terms of the omnibus agreement.

  Basis in Real Property Interests

       We have concluded that any contribution of interests by the Contributing Landmark Funds, Landmark or its affiliates to us will be deemed a transaction among entities under common control, since these entities have common management and ownership and are under common control. As a result, the contribution and acquisition of real property interests and other assets from the Contributing Landmark Funds to our Predecessor was recorded at Landmark's historical cost. In December 2012, there was a change in control of Landmark, and based on the level of ownership Landmark held in the Predecessor the purchase accounting associated with the change in control was not pushed down to the Predecessor. In connection with the formation transactions, the purchase accounting associated with the December 2012 change in control of Landmark will be pushed down to us, which will result in a higher cost basis in the assets than is reflected in the historical financial statements of the Predecessor and an increase in amortization expense.

Factors That May Influence Future Results of Operations

  Acquisitions of Additional Real Property Interests

       We intend to pursue acquisitions of real property interests from Landmark and its affiliates, including those real property interests subject to our right of first offer. We also intend to pursue acquisitions of real property interests from third parties, utilizing the expertise of our management and other Landmark employees to identify and assess potential acquisitions, for which we would pay Landmark mutually agreed reasonable fees. When acquiring real property interests, we will target infrastructure locations that are essential to the ongoing operations and profitability of our tenants, which we expect will result in continued high tenant occupancy and enhance our cash flow stability. We expect the vast majority of our acquisitions will include leases with our Tier 1 tenants or tenants whose sub-tenants are Tier 1 companies. Additionally, we will focus on infrastructure locations with characteristics that are difficult to replicate in their respective markets, and those with tenant assets that cannot be easily moved to nearby alternative sites or replaced by new construction. Although our initial portfolio is focused on wireless communication, outdoor advertising and renewable power generation assets in the United States, we intend to grow our initial portfolio of real property interests into other fragmented infrastructure asset classes and may pursue acquisitions internationally.

  Impact of Interest Rates

       Interest rates have been at or near historic lows in recent years. If interest rates rise, this may impact the availability and terms of debt financing, our interest expense associated with existing debt or our ability to make accretive acquisitions.

Critical Accounting Policies

       Our discussion and analysis of the historical financial condition and results of operations of the Contributing Landmark Funds are based upon its combined financial statements, which have been prepared in accordance with GAAP. The preparation of these financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amount of revenue and expenses in the reporting period. Actual amounts may differ from these estimates and assumptions. We have provided a summary of significant accounting policies in Note 2 to the combined financial statements of the Contributing Landmark Funds, included elsewhere in this prospectus. We have summarized below those accounting policies that require material subjective or complex judgments and that have the most significant impact on financial condition and results of operations. Management evaluates these estimates on an ongoing basis, based upon information currently available and on various assumptions that it believes are reasonable as of the date hereof. In addition, other companies in similar businesses may use different estimation policies and methodologies, which may impact the comparability of our or the Contributing Landmark Funds' results of operations and financial condition to those of other companies.

       The following discussion of critical accounting policies uses "we" and the "Contributing Landmark Funds" interchangeably. Except where specifically stated otherwise, we expect the critical accounting policies of our Partnership to be substantially similar to those of Landmark and the Contributing Landmark Funds.

       A critical accounting policy is one that is both important to the portrayal of an entity's financial condition and results of operations and requires judgment on the part of management. Generally, the judgment requires management to make estimates and assumptions about the effect of matters that are inherently uncertain. Estimates are prepared using management's best judgment, after considering past and current economic conditions and expectations for the future. Changes in estimates could affect our financial position and specific items in our results of operations that are used by the users of our financial statements in their evaluation of our performance. Of the accounting policies discussed in Note 2 to the combined financial statements of the Contributing Landmark Funds, included elsewhere in this prospectus, the accounting policies presented below have been identified by us as critical accounting policies.

  Purchase Accounting for Acquisitions

       The Predecessor applies the business combination method to all acquired investments of real property interests for transactions that meet the definition of a business combination. The purchase consideration of the real property interests is allocated to the acquired tangible asset, such as land or perpetual and limited life easements, and the identified intangible assets and liabilities, consisting of the value of above-market and below-market leases and in-place leases, based in each case on their fair values. The fair value of the assets acquired and liabilities assumed is typically determined by using the discounted cash flow valuation method using discount rates ranging between 9% and 20%. When determining the fair value of intangible assets acquired, the Predecessor estimates the applicable discount rate and the timing and amount of future cash flows. The determination of the final purchase price allocation and the acquisition-date fair value of identifiable assets acquired and liabilities assumed may extend over more than one period, but no later than 12 months from the acquisition date and result in adjustments to the preliminary estimates recognized in the prior period financial statements. Transaction costs related to the acquisition of a business, including investments in real property interests, are expensed as incurred.

       Factors considered in estimating the fair value of tangible and intangible assets acquired include information obtained about each asset as a result of Landmark's pre-acquisition due diligence and its marketing and leasing activities. In order to calculate the estimated in-place lease value, we employed the income approach in accordance with ASC 805 by multiplying the anticipated market absorption period by the market rent at the time of acquisition for each in-place lease agreement. Based on our experience in the industry, we have determined a range of lease execution timelines to be between one and six months. For the in-place lease valuation, we consider a lease-up period of four months to be representative of the market.

       We estimated the fair value of real property interests using the income approach, by capitalizing the market rent at the time of acquisition at a market capitalization rate. The market capitalization rate was estimated by deducting an inflation rate of 3% from the market discount rate for each asset. The discount rates used ranged from 9% to 20%. The value of tenant relationships has not been separated from in-place tenant lease value for the real estate acquired as such value and its consequence to amortization expense is materially consistent with the in-place lease value for these particular acquisitions. Should future acquisitions of real property interests result in allocating material amounts to the value of tenant relationships, an amount would be separately allocated and amortized over the estimated life of the relationship. The value of in-place leases and customer relationship is amortized to expense over the estimated period the tenant is expected to be leasing the site under the existing terms which typically range from 2 to 20 years. If a tenant lease were to be terminated prior to its stated expiration, all unamortized amounts relating to that lease would be impaired.

       The discount rate associated with each asset varies based on the location of an asset (including demographics and zoning restrictions), and other asset specific characteristics. Market rent for each asset is determined based on location of each asset, asset type, zoning restrictions, ground space necessary for the tenant's equipment, remaining site capacity, visibility (specifically for billboards), and nearby sites.

       In allocating the purchase consideration of the identified intangible assets and liabilities of an acquired asset, above-market, below-market and in-place lease values are calculated based on the present value (using an interest rate that reflects the risks associated with the leases acquired) of the difference between (i) the contractual amounts to be paid pursuant to the in-place leases and (ii) management's estimate of fair market lease rates for the corresponding in-place leases measured over the estimated period the tenant is expected to be leasing the site under the above or below-market terms. The capitalized above-market and below-market lease values are amortized as a decrease or increase, respectively, to rental income over the estimated period the tenant is expected to be leasing the site. All tenant leases obtained by the Contributing Landmark Funds through their acquisition of real property interests are generally cancellable, upon 30 to 180 days' notice by the tenants, with no significant penalty. With respect to below-market leases, consideration is given to any below-market renewal periods. However, for wireless communication assets, we estimated the above- or below-market lease value over an analysis period of the earlier of the lease expiration or 10 years based on estimated useful life of the underlying equipment and assets. For outdoor advertising assets, we estimated the above- or below-market lease value over an analysis period of the earlier of the lease expiration or 20 years, based on a longer estimated useful life of 20 years for billboards.

  Impairment of Long-Lived Assets

       We assess the carrying values of our long-lived assets whenever events or changes in circumstances indicate that the carrying amounts of these assets may not be fully recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount to the future net cash flow, undiscounted and without interest, expected to be generated by the asset.

       In evaluating our assets for recoverability, we consider current market conditions, as well as our intent with respect to holding or disposing of the asset. Our intent with regard to the underlying assets might change as market conditions change, as well as other factors. Fair value is determined through various valuation techniques, including the income approach using a market discount rate, terminal capitalization rate and rental rate assumptions, or on the sales comparison approach to similar assets. If our analysis indicates that the carrying value of the asset is not recoverable, we recognize an impairment charge for the amount by which the carrying value exceeds the current estimated fair value of the asset. Assets to be disposed of are reported at the lower of the carrying amount or fair value, less costs to sell.

       Assumptions and estimates used in the recoverability analyses for future cash flow, discount rates and capitalization rates are complex and subjective. Changes in economic and operating conditions or our intent with regard to our assets that occurs subsequent to our impairment analyses could impact these assumptions and result in future impairments of our assets.

  Revenue Recognition

       All of our tenant leases are classified as operating leases and our revenue recognition policy is that minimum rents are recognized on a straight-line basis over the terms of the leases when collection of the lease payment is probable. The excess of rents recognized and rents received over amounts contractually due pursuant to the underlying leases is recorded as prepaid rent liabilities.

       All leases obtained by the Contributing Landmark Funds through the acquisition of real property interests are generally cancelable, upon 30 to 180 days' notice by the tenants, with no significant penalty. We determine minimum lease payments taking into consideration whether under the existing terms the lease arrangements economically compel the tenant to not cancel the lease.

  •
  Wireless Communication – As a result of various factors, including the cancellation rights, ability to find alternative sites, credit risk, and historical cancellation and lease amendment rates, the lease term is generally considered to be the non-cancellable term of the lease of 30 to 180 days. For these leases rental abatements and contractual fixed increases are recorded in the period the amounts become due and payable.

  •
  Outdoor Advertising – The lease term is generally considered to be the non-cancellable term of the remaining portion of the existing term of the lease.

       The capitalized above-market and below-market lease values are amortized as a decrease or increase, respectively, to rental income over the estimated period the tenant is expected to be leasing the site.

       Our ability to accurately estimate the term of our tenant leases is critical to the amount of revenue we recognize and the valuation of our receivables.

Historical Results of Operations of our Predecessor

  Segments

       We conduct business through three reportable business segments: Wireless Communication, Outdoor Advertising, and Renewable Power Generation. Our reportable segments are strategic business units that offer different products and services. They are commonly managed, as both businesses require similar marketing and business strategies. We evaluate our segments based on revenue because substantially all of our tenant lease arrangements are effectively triple net. We believe this measure provides investors relevant and useful information because it is presented on an unlevered basis.

  Comparison of Nine Months Ended September 30, 2014 to Nine Months Ended September 30, 2013

       Our results of operations for all periods presented were affected by acquisitions made during the year ended December 31, 2013. As of September 30, 2014 and 2013, we had 692 and 675 available tenant sites, respectively. The following table summarizes the combined statement of operations of our Predecessor for the nine months ended September 30, 2014 and 2013:

	For the Nine Months Ended September 30,
			Increase (Decrease)	Percentage Difference
	2014	2013
Revenue
Rental revenue	$10,010,077	$8,522,894	$1,487,183	17%
Interest income on receivables	522,994	567,500	(44,506)	(8)%

Total revenue	10,533,071	9,090,394	1,442,677	16%

Expenses
Management fees to affiliate	306,043	270,314	35,729	13%
Property operating	21,138	6,997	14,141	202%
General and administrative	579,679	537,030	42,649	8%
Acquisition-related	29,775	318,600	(288,825)	(91)%
Amortization	1,937,361	1,689,430	247,931	15%
Impairments	8,450	126,500	(118,050)	(93)%

Total expenses	2,882,446	2,948,871	(66,425)	(2)%
Other income and expenses
Interest expense	(3,500,806)	(2,778,002)	(722,804)	26%
Unrealized (loss) gain on derivative financial instruments	11,502	995,246	(983,744)	(99)%

Total other income and expenses	(3,489,304)	(1,782,756)	(1,706,548)	96%

Net income	$4,161,321	$4,358,767	$(197,446)	(5)%

  Rental Revenue

       Rental revenue increased $1,487,183 or 17%, $93,562 of which was due to the greater number of assets in the portfolio during the nine months ended September 30, 2014 when compared to the nine months ended September 30, 2013, with the balance due to contractual rent escalations and the full period impact of assets acquired during the nine months ended September 30, 2013. During the nine months ended September 30, 2014 we had 692 available tenant sites with 686 leased tenant sites generating revenue compared to 675 available tenant sites and 672 leased tenant sites generating revenue during the nine months ended September 30, 2013. Revenue generated from our wireless communication, outdoor advertising, and renewable power generation segments was $8,656,250, $1,347,471, and $6,356, or 87%, 13%, and 0% of total rental revenue, respectively, during the nine months ended September 30, 2014, compared to $7,315,982, $1,206,912, and $0, or 86%, 14%, and 0% of total rental revenue, respectively, during the nine months ended September 30, 2013. The occupancy rates in our wireless communication and outdoor advertising segments were 99% and 100%, respectively, during these periods. Additionally, our effective monthly rental rates per tenant site for wireless communication and outdoor advertising segments were $1,682 and $1,351, respectively, during the nine months ended September 30, 2014 compared to $1,671 and $1,426, respectively, during the nine months ended September 30, 2013. The occupancy rate in our renewable power generation segment was 100% with an effective monthly rental rate per tenant site of $1,491 during the nine months ending September 30, 2014. During the nine months ending September 30, 2013 no real property interests were owned in the renewable power generation segment.

  Interest Income on Receivables

       Interest income on receivables decreased $44,506, or 8%, due to a lower receivables principal balance during the nine months ended September 30, 2014 when compared to the nine months ended September 30, 2013. We expect the amount of interest income on receivables to continue to decline as the principal balance of the receivables continues to decrease. We expect to reinvest the principal payments received into additional real property interests. Interest income on receivables is generated from our wireless communication segment.

  Management Fees to Affiliate

       Management fees to affiliates increased $35,729, or 13%, during the nine months ended September 30, 2014 compared to the nine months ended September 30, 2013, due to the increase in the number of investments in real property interests in the portfolio. A management fee of $45 per asset per month is paid to Landmark, which will not continue after the offering.

  General and Administrative

       General and administrative expenses increased $42,649, or 8%, during the nine months ended September 30, 2014 compared to the nine months ended September 30, 2013, due to an increase in additional accounting and legal related services incurred during the nine months ended September 30, 2014. Accounting and legal-related services increased as a result of the increase in the number of assets in the funds.

  Acquisition-Related

       Acquisition-related expenses decreased $288,825 or 91%, during the nine months ended September 30, 2014 compared to the nine months ended September 30, 2013 as a result of 17 tenant site acquisitions in 2014 compared to 171 tenant site acquisitions in 2013. Acquisition-related expenses are third party fees and expenses related to acquiring an asset and include survey, title, legal and other items.

  Amortization

       Amortization expense increased $247,931, or 15%, during the nine months ended September 30, 2014 compared to the nine months ended September 30, 2013 as a result of having 692 tenant sites in 2014 compared to 675 tenant sites in 2013. We expect amortization of investments in real property rights with definite useful lives and in-place lease values to continue to increase based on increased acquisitions, assets acquired in 2013 and 2014 contributing to a full year of amortization and the Partnership having a higher cost basis in the assets than our Predecessor.

  Impairments

       Impairments decreased $118,050, or 93%, during the nine months ended September 30, 2014 compared to the nine months ended September 30, 2013, due to the difference in net book values between impaired assets year over year in our wireless communication segment.

  Interest Expense

       Interest expense increased $722,804, or 26%, during the nine months ended September 30, 2014 compared to the nine months ended September 30, 2013, due to greater outstanding balances under the secured debt facilities at September 30, 2014. Additionally, during the first quarter of 2013 an additional interest rate swap agreement was executed with a notional amount of $20,506,038 which had the near-term impact of increasing the effective rate on the secured debt facilities. In connection with the amendment and restatement of the secured debt facilities as a new secured revolving credit facility, we will expense the unamortized balance of the deferred loan costs of $2,883,657 related to these facilities.

  Unrealized Gain/(Loss) on Derivative Financial Instruments

       The Contributing Landmark Funds mitigated exposure to fluctuations in interest rates under the secured debt facilities by entering into swap contracts that fixed the floating LIBOR rate under the facilities. These contracts were adjusted to fair value at each period end. The unrealized loss recorded for the nine months ended September 30, 2014 and unrealized gain recorded for the nine months ended September 30, 2013 reflects the change in fair value of these contracts during those periods.

  Comparison of Year Ended December 31, 2013 to Year Ended December 31, 2012

       Our results of operations for all periods presented were affected by acquisitions made during the years ended December 31, 2013 and 2012. As of December 31, 2013 and 2012 we had 675 and 504 tenant sites, respectively. The following table summarizes the combined statements of operations for the Contributing Landmark Funds for the years ended December 31, 2013 and 2012:

	Year Ended December 31,
			Increase (Decrease)	Percentage Difference
	2013	2012
Revenue
Rental revenue	$11,887,802	$6,414,441	$5,473,361	85%
Interest income on receivables	742,185	356,348	385,837	108%

Total revenue	12,629,987	6,770,789	5,859,198	87%
Expenses
Management fees to affiliate	370,625	209,091	161,534	77%
Property operating	6,454	26,267	(19,813)	(75)%
General and administrative	722,028	191,293	530,735	277%
Acquisition-related	318,600	727,158	(408,558)	(56)%
Amortization	2,313,092	1,381,265	931,827	67%
Impairments	573,575	183,271	390,304	213%

Total expenses	4,304,374	2,718,345	1,586,029	58%
Other income and expenses
Interest expense	(3,840,359)	(1,476,207)	(2,364,152)	160%
Unrealized gain (loss) on derivative financial instruments	1,279,176	(1,016,716)	2,295,892	226%

Total other income and expenses	(2,561,183)	(2,492,923)	(68,260)	(3)%

Net income	$5,764,430	$1,559,521	$4,204,909	270%

  Rental Revenue

       Rental revenue increased $5,473,361 or 85%, $1,838,162 of which was due to the greater number of assets in the portfolio during 2013 when compared to 2012 and the balance of which was due to rental escalations and the full-period impact of assets acquired during the year ended December 31, 2012. During the year ended December 31, 2013 we had 675 available tenant sites with 672 leased tenant sites generating revenue compared to 504 available tenant sites and 503 leased tenant sites generating revenue during the year ended December 31, 2012. Revenue generated from our wireless communication and outdoor advertising segments was $10,187,073 and $1,700,729, or 86% and 14% of total rental revenue, respectively, during the year ended December 31, 2013 compared to $5,799,857 and $614,584, or 90% and 10% of total rental revenue, respectively, for the year ended December 31, 2012. The occupancy rates in our wireless communication and outdoor advertising segments were 99% and 100%, respectively, during these periods. Additionally, our average effective monthly rental rates per tenant site for wireless communication and outdoor advertising segments were $1,574 and $1,453, respectively, during the year ended December 31, 2013 compared to $1,510 and $1,302, respectively, during the year ended December 31, 2012.

  Interest Income on Receivables

       Interest income on receivables increased $385,837, or 108%, during 2013 when compared to 2012 due to the acquisition of additional receivables during the second half of 2012. We expect the amount of interest income on receivables to decrease over time as the principal balance of the receivables decreases. We expect to reinvest the principal payments received into additional real property interests. Interest income on receivables is generated from our wireless communication segment.

  Management Fees to Affiliate

       Management fees to affiliates increased $161,534, or 77% during 2013 when compared to 2012, due to the increase in the number of investments in real property interests in the portfolio. A management fee of $45 per asset per month is paid to Landmark, which will not continue after the offering.

  General and Administrative

       General and administrative expenses increased $530,735, or 277%, during 2013 as compared to 2012, due to additional accounting and legal related fees incurred during 2013. The timing of some of the 2013 annual audit and tax work shifted to the fourth quarter of 2013, which resulted in higher general and administrative expenses in 2013 compared to 2012. Additionally, audit and tax costs increased as a result of a higher level of investments in 2013 compared to 2012.

  Acquisition-Related

       Acquisition-related expenses decreased $408,558, or 56%, during 2013 compared to 2012, due to a reduction in the number of assets acquired during 2013 as compared to 2012. During the year ended December 31, 2013, the Contributing Landmark Funds acquired 171 tenant sites compared to 308 tenant sites acquired during the year ended December 31, 2012.

  Amortization

       Amortization expense increased $931,827, or 67%, during 2013 compared to 2012, as a result of having 675 tenant sites in 2014 compared to 504 tenant sites in 2013. We expect amortization expense to continue to increase based on increased acquisitions in 2013 and 2014 contributing to a full year of amortization, and the Partnership having a higher cost basis in the assets than our Predecessor.

  Impairments

       Impairments increased $390,304, or 213%, during 2013 compared to 2012, due to higher lease cancellations than occurred during 2012 in our wireless communication segment.

  Interest Expense

       Interest expense increased $2,364,152, or 160%, during 2013 as compared to 2012, due to greater outstanding balances under the secured debt facilities. Additionally, interest rate swap agreements were executed in 2012 and 2013 with notional amounts of $39,477,779 and $20,506,038, respectively which fixed a portion of the borrowings and had the near-term effect of increasing the effective rate on the secured debt facilities. In connection with the amendment and restatement of the secured debt facilities as a new secured revolving credit facility we will expense the unamortized balance of the deferred loan costs of $2,858,355 related to these facilities.

  Unrealized Gain/(Loss) on Derivative Financial Instruments

       The Predecessor mitigated exposure to fluctuations in interest rates under its secured debt facilities by entering into swap contracts that fixed the floating LIBOR rate under the facilities. These contracts were marked to market at each period end. The unrealized gain recorded in the results for 2013 and the unrealized loss recorded in the results for 2012 reflects the change in fair value of these contracts during those periods. We will use a portion of the net proceeds of this offering to settle these interest rate swaps.

Liquidity and Capital Resources

       Our short-term liquidity requirements following the closing of this offering will consist primarily of funds to pay for operating expenses and other expenditures directly associated with our assets, including:

  •
  interest expense on our new revolving credit facility;

  •
  general and administrative expenses; and

  •
  acquisitions of real property interests.

       In addition, we will require funds for future distributions expected to be paid to our unitholders following completion of this offering and formation transactions. We intend to satisfy our short-term liquidity requirements through cash flow from operating activities and proceeds from borrowings available under our new revolving credit facility.

       We believe that this offering will improve our financial position through changes in our capital structure, including an expected reduction in our leverage. Upon completion of this offering and the formation transactions, and the use of the proceeds from this offering, together with the proceeds from our concurrent sale of subordinated units to Landmark and the new revolving credit facility as described in "Use of Proceeds," we expect to have approximately $75,000,000 of outstanding indebtedness, and we initially expect to have approximately $115,000,000 of undrawn borrowing capacity, subject to compliance with certain covenants, under our new revolving credit facility. We intend to use the new revolving credit facility, among other things, for real property interest acquisitions, working capital requirements and other general corporate purposes.

       Our long-term liquidity needs consist primarily of funds necessary to pay for acquisitions and scheduled debt maturities. We intend to satisfy our long-term liquidity needs through cash flow from operations, long-term secured and unsecured borrowings, and issuance of equity securities.

  Cash Flow of the Funds

       The following table summarizes the historical cash flow of the Contributing Landmark Funds for the nine months ended September 30, 2014 and 2013 and the years ended December 31, 2013 and 2012:

	Nine Months Ended September 30,		Year Ended December 31,
	2014	2013	2013	2012
Net Cash provided by operating activities	$5,479,720	$6,268,163	$8,271,287	$4,275,673
Net Cash used in investing activities	(1,894,976)	(23,070,173)	(27,809,401)	(63,953,318)
Net Cash provided by (used in) financing activities	(4,144,802)	(5,806,768)	(4,672,696)	84,767,223

  Comparison of Nine Months Ended September 30, 2014 to Nine Months Ended September 30, 2013

       Net cash provided by operating activities.    Net cash provided by operating activities decreased $788,443 to $5,749,720 for the nine months ended September 30, 2014 compared to $6,268,163 for the nine months ended September 30, 2013. The decrease is primarily attributable to the timing of payments to Landmark and affiliates for operating items.

       Net cash used in investing activities.    Net cash used in investing activities decreased by $21,175,197 to $1,894,976 for the nine months ended September 30, 2014 compared to $23,070,173 for the nine months ended

September 30, 2013. The decrease is due to the reduction in acquisitions of real property interests during the nine months ended September 30, 2014.

       Net cash provided by (used in) financing activities.    Net cash used in financing activities decreased by $1,661,966 to $(4,144,802) for the nine months ended September 30, 2014 compared to $(5,806,768) for the nine months ended September 30, 2013. The decrease in net cash used in financing activities is primarily attributable to a $16,039,342 decrease in cash distributions, offset by a reduction in secured debt facility proceeds of $13,998,943. The difference between the cost and the sales price of assets sold by Landmark into the funds is treated as a distribution to Landmark. The decrease in distributions for the quarter ended September 30, 2014 is primarily due to fewer asset sales to the fund when compared to the nine months ended September 30, 2013.

  Comparison of year ended December 31, 2013 to year ended December 31, 2012

       Net cash provided by operating activities.    Net cash provided by operating activities increased by $3,995,614 to $8,271,287 for the year ended December 31, 2013 compared to $4,275,673 for the year ended December 31, 2012. The increase was primarily attributable to incremental revenue cash flow from acquisitions of investments in real property interests made during 2013 and 2012, offset by a decrease in prepaid rents, year over year.

       Net cash used in investing activities.    Net cash used in investing activities decreased by $36,143,917 to $27,809,401 for the year ended December 31, 2013 compared to $63,953,318 for the year ended December 31, 2012. The change is attributable to a year over year decrease of $26,643,325 paid for real property interests acquired and $9,961,371 paid for investments in receivables.

       Net cash provided by (used in) financing activities.    Net cash used in financing activities was $(4,672,696) for the year ended December 31, 2013 compared to net cash provided by financing activities of $84,767,223 for the year ended December 31, 2012. The decrease was primarily attributable to a decrease in contributions from members of $51,918,850 as a result of members' commitments having been satisfied in the previous year, coupled with a decrease of $44,625,148 as a result of less borrowings from our secured debt facilities and payments of $641,530 on our secured debt facilities, offset by a reduction in cash paid of $1,264,832 for loan origination costs and a reduction in distributions to members of $6,480,777, year over year. The difference between the cost and the sales price of assets sold by Landmark into the Contributing Landmark Funds is treated as a distribution to Landmark. The decrease in distributions is primarily due to fewer asset sales to the fund in the year ended December 31, 2013 compared to the year ended December 31, 2012.

  Secured Debt Facilities

  Fund A

       Fund A and its subsidiaries entered into a credit agreement, dated as of April 16, 2012, and as further amended with Texas Capital Bank, N.A., as administrative agent, and the other lender party thereto (the "Fund A Term Loan"). The Fund A Term Loan is secured by all of the assets of Fund A and its subsidiaries and bears interest at a rate based upon the London Interbank Offered Rate ("LIBOR"). The Fund A Term Loan will mature in August 2016, but we will amend and restate the Fund A Term Loan and the Fund D Term Loan as a new secured revolving credit facility. As of December 31, 2013, there was $30,364,583 outstanding under the credit facility.

  Fund D

       Fund D and its subsidiaries entered into a credit agreement, dated as of June 21, 2012, and as further amended with Bank of America, N.A., as administrative agent, and the other lender party thereto (the "Fund D Term Loan" and together with the Fund A Term Loan, the "Secured Debt Facilities."). The Fund D Term Loan is secured by all of the assets of Fund D and its subsidiaries and bears interest at a rate based upon the London Interbank Offered Rate ("LIBOR"). The Fund D Term Loan will mature in May 2018, but we will amend and restate the Fund A Term Loan and the Fund D Term Loan as a new secured revolving credit facility. As of December 31, 2013, there was $58,972,105 outstanding under the Fund D Term Loan.

  New Revolving Credit Facility

  Credit Facility

       At the closing of this offering, we will amend and restate the Fund A and Fund D secured debt facilities as a new $190.0 million senior secured revolving credit facility, which we refer to as our "new revolving credit facility," with SunTrust Bank, as administrative agent, and a syndicate of lenders. Our new revolving credit facility will mature on the fifth anniversary of the closing date of this offering and will be available to finance the formation transactions, for working capital, capital expenditures, permitted acquisitions and general corporate purposes, including permitted distributions. Substantially all of our assets, excluding equity in and assets of certain joint ventures and unrestricted subsidiaries, after-acquired real property (other than real property that is acquired from affiliate funds and is subject to a mortgage), and other customary exclusions, will be pledged as collateral under our new revolving credit facility.

       Our new revolving credit facility will contain various covenants and restrictive provisions that will limit our ability (as well as the ability of our restricted subsidiaries) to, among other things:

  •
  incur or guarantee additional debt;

  •
  make distributions on or redeem or repurchase equity;

  •
  make certain investments and acquisitions;

  •
  incur or permit to exist certain liens;

  •
  enter into certain types of transactions with affiliates;

  •
  merge or consolidate with another company;

  •
  transfer, sell or otherwise dispose of assets or enter into certain sale-leaseback transactions; and

  •
  enter into certain restrictive agreements or amend or terminate certain material agreements.

       Our new revolving credit facility will also require compliance with certain financial covenants as follows:

  •
  a leverage ratio of not more than 8.5 to 1.0; and

  •
  an interest coverage ratio of not less than 2.0 to 1.0.

       In addition, our new revolving credit facility will contain events of default customary for transactions of this nature, including, but not limited to (i) event of default resulting from our failure or the failure of our restricted subsidiaries to comply with covenants and financial ratios, (ii) the occurrence of a change of control (as defined in the credit agreement), (iii) the institution of insolvency or similar proceedings against us or our restricted subsidiaries, (iv) the occurrence of a default under any other material indebtedness (as defined in the credit agreement) we or our restricted subsidiaries may have and (v) any one or more collateral documents ceasing to create a valid and perfected lien on collateral (as defined in the credit agreement). Upon the occurrence and during the continuation of an event of default, subject to the terms and conditions of the credit agreement, the lenders may declare any outstanding principal of our new revolving credit facility debt, together with accrued and unpaid interest, to be immediately due and payable and may exercise the other remedies set forth or referred to in the credit agreement and the other loan documents.

       Loans under our new revolving credit facility will bear interest at our option at a variable rate per annum equal to either:

  •
  a base rate, which will be the highest of (i) the administrative agent's prime rate in effect on such day, (ii) the federal funds rate in effect on such day plus 0.50%, and (iii) an adjusted one month LIBOR plus 1.0%, in each case, plus an applicable margin of 1.50%; or

  •
  an adjusted one month LIBOR plus an applicable margin of 2.50%.

       Upon completion of this offering and the formation transactions, we expect to have approximately $75 million of outstanding indebtedness, and we expect to have approximately $115 million of undrawn borrowing capacity, subject to compliance with certain covenants, under our new revolving credit facility.

  Commitments

       Our contractual obligations as of December 31, 2013 were:

	Payments by Period
	Total	Less than 1 year	Between 1 - 3 years	Between 3 - 5 years	More than 5 years
Secured debt facilities (principal)	$89,336,688	$1,892,327	$33,963,041	$53,481,320	$–
Secured debt facilities (interest)(1)	11,155,967	2,776,099	7,475,383	904,485	–
Deferred purchase price obligations(2)	802,710	302,330	448,230	52,150	–

(1)
Interest payable is based on the interest rates in effect on December 31, 2013, including the effect of interest rate swaps.
(2)
Amounts represent installment payments for the acquisition of real property interests. These are obligations of Landmark and will not be contributed to us in connection with this offering and the related formation transactions.

Off Balance Sheet Arrangements

       As of September 30, 2014, neither the Contributing Landmark Funds, nor, on a pro forma basis, our partnership, had any off balance sheet arrangements.

Inflation

       Substantially all of our tenant lease arrangements are effectively triple net and provide for fixed-rate escalators or rent escalators tied to CPI increases. We believe that inflationary increases may be at least partially offset by the contractual rent increases and our tenants' (or the underlying property owners') obligations to pay taxes and expenses under our effectively triple net lease arrangements. We do not believe that inflation has had a material impact on our historical financial position or results of operations.

Newly Issued Accounting Standards

       Changes to GAAP are established by the FASB in the form of ASUs to the FASB's Accounting Standard Codification. The Predecessor considers the applicability and impact of all ASUs. Newly issued ASUs not listed below are expected to not have any material impact on its combined financial position and results of operations because either the ASU is not applicable or the impact is expected to be immaterial.

       In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606) ("ASU No. 2014-09"). ASU No. 2014-09 requires an entity to recognize the revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods and services. ASU No. 2014-09 supersedes the revenue requirements in Revenue Recognition (Topic 605) and most industry-specific guidance throughout the Industry Topics of the Codification. ASU

No. 2014-09 does not apply to lease contracts within the scope of Leases (Topic 840). For a public entity ASU No. 2014-09 is effective for fiscal years, and interim periods within those years, beginning after December 15, 2016, and is to be applied retrospectively, with early application not permitted. For all other entities, the amendments are effective for annual reporting periods beginning after December 15, 2017, and interim periods within annual periods beginning after December 15, 2018. The Partnership does not expect the adoption of ASU No. 2014-09 to have an impact on its financial statements.

       The Contributing Landmark Funds have adopted ASU No. 2014-08, Presentation of Financial Statements (Topic 205) and Property, Plant and Equipment (Topic 360): Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity, which requires only disposals represented a strategic shift in operations (i.e., a disposal of a major geographic area, a major line of business, or a major equity method investment) to be presented as discontinued operations. The standard also requires expanded disclosures about discontinued operations and is intended to provide financial statement users with information about the ongoing trends in a company's results from continuing operations. ASU No. 2014-08 is effective in the first quarter of 2015 for public entities with calendar year ends. However, companies are permitted to early adopt the standard, beginning in the first quarter of 2014, but only for disposals or classifications as held for sale that have not been reported in financial statements previously issued or available for issuance. We early adopted this standard in the first quarter of 2014 and the adoption did not have a material effect on our financial condition, results of operations, or disclosures.

       Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), for complying with new or revised accounting standards applicable to public companies. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have irrevocably opted out of this extended transition period and, as a result, we will adopt new or revised accounting standards on the relevant dates on which adoption of such standards is required for other public companies.

Quantitative and Qualitative Disclosure About Market Risk

       Our future income, cash flow and fair values relevant to financial instruments are impacted by prevailing market interest rates. Market risk refers to the risk of loss from adverse changes in market prices and interest rates. In the future, we may continue to use derivative financial instruments to manage, or hedge, interest rate risks related to our borrowings. Our primary market risk exposure will be interest rate risk with respect to our expected indebtedness after the completion of the formation transactions and the offering.

       Upon completion of this offering, the formation transactions, and the amendment and restatement of the secured debt facilities as a new revolving credit facility we will have total pro forma outstanding debt of approximately $75,000,000. Borrowings under our new revolving credit facility will have variable LIBOR-based rates and will fluctuate based on the underlying LIBOR rate. If LIBOR were to increase by 50 basis points, assuming no hedging activities, the increase in interest expense on our pro forma variable rate debt would decrease our future earnings and cash flow by approximately $375,000 annually. If LIBOR were to decrease by approximately 15 basis points to zero, the decrease in interest expense on our pro forma variable rate debt would be approximately $112,500 annually.

       Interest risk amounts represent our management's estimates and were determined by considering the effect of hypothetical interest rates on our financial instruments. These analyses do not consider the effect of any change in overall economic activity that could occur in that environment. Further, in the event of a change of that magnitude, we may take actions to further mitigate our exposure to the change. However, due to the uncertainty of the specific actions that would be taken and their possible effects, these analyses assume no changes in our financial structure.

       Rising interest rates could limit our ability to refinance our debt when it matures or cause us to pay higher interest rates upon refinancing and increase interest expense on refinanced indebtedness. We intend to hedge interest rate risks related to a portion of our borrowings over time by means of interest rate swap agreements or other arrangements.

INDUSTRY

       Unless otherwise indicated, the information set forth in this "Industry" section, including all statistical data and related forecasts, regarding (i) the wireless communication industry included under the caption "– U.S. Wireless Communication Market Overview" and (ii) the outdoor advertising industry included under the caption "– U.S. Outdoor Advertising Market Overview", is derived from information provided by SNL Kagan, a media and communications research and consulting division of SNL Financial. The information under the captions "– Overview of Real Property Interests," "– Opportunity for Consolidation of Real Property Interests" and "– U.S. Renewable Power Generation Market Overview" is not part of the information included upon the authority of SNL Kagan. The information presented under the captions "– Overview of Real Property Interests," "– Opportunity for Consolidation of Real Property Interests" and "– U.S. Renewable Power Generation Market Overview" has been derived by us from various sources noted herein. We believe that the information provided is reliable, but we have not independently verified the information provided nor have we ascertained any underlying assumptions relied upon therein. While we are not aware of any misstatements regarding the wireless communications, outdoor advertising and renewable power generation industry data presented herein, estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading "Risk Factors."

 Overview of Real Property Interests

       We will acquire, own and manage real property interests that we lease to companies in the wireless communication, outdoor advertising and renewable power generation industries. In these industries, we estimate that there are over 360,000 locations in the United States underlying infrastructure assets such as cellular towers, rooftop wireless sites, bulletin billboards, wind turbines and solar arrays. We believe these assets are essential to the operations and profitability of their owners and operators and are generally difficult and costly to decommission or relocate.

       The real property interests we initially seek to acquire are in the following industry verticals:

(1)
149,853 locations at the end of 2013 per SNL Kagan. Includes traditional cellular towers, rooftop sites, distributed antenna sites (DAS) and various other structure types such as stealth towers (e.g. monopalms), utility structures (e.g. transmission towers) and municipal structures (e.g. water towers).
(2)
164,068 bulletin and digital billboards as of June 30, 2014 per the Outdoor Advertising Association of America ("OAAA").
(3)
46,300 utility-scale wind turbines in the U.S. as of June 30, 2014 per the American Wind Energy Association ("AWEA"). Excludes solar installations.

 Opportunity for Consolidation of Real Property Interests

       We believe the ownership of real property interests underlying infrastructure assets in our target industries is highly fragmented. Based on Landmark's proprietary database of over 200,000 tenant sites in these industries, we believe the average property owner owns between one and two of these tenant sites. Furthermore, many large infrastructure owners in the wireless communication and outdoor advertising industries own only a small percentage of the land underlying their infrastructure assets. For example, American Tower, one of the largest owners of cellular towers, has disclosed in public filings that it held an ownership interest in the land underlying just 12% of its locations as of June 30, 2014; similarly, Lamar, one of the largest operators in the outdoor advertising industry, disclosed in public filings that it held an ownership interest in only approximately 10% of the land underlying its billboard structures as of March 31, 2014, with the remainder spread across an underlying land portfolio leased from 60,000 lessors.

       Consolidation of real property interests within our target industries has historically been constrained by the challenges of cost-effectively identifying and negotiating with numerous small, individual property owners to acquire their real property interests and tenant leases that feature rents typically ranging from only a few hundred to a few thousand dollars per month. In such fragmented markets, we believe that large, specialized participants with deep industry knowledge, relevant experience, and access to capital can more efficiently and effectively source, evaluate, acquire and manage a large portfolio of real property interests.

Real Property Interests Position in Our Initial Target Industries

       Real property interests are part of a broad ecosystem of infrastructure owners and users, many of which are established, publicly traded companies with large domestic and international footprints. In the wireless communication industry, wireless carriers such as AT&T Mobility, Sprint, T-Mobile and Verizon pay rent to cellular tower operators such as American Tower, Crown Castle and SBA Communications. In turn, these cellular tower operators pay rent to the underlying property owners or owners of the related real property interests. Similarly, stakeholders in the outdoor advertising industry include a wide-ranging group of advertisers along with billboard operators such as Clear Channel Outdoor, CBS Outdoor and Lamar. In the renewable power generation industry, a utility will purchase power from the power generation infrastructure owner who, in turn, pays rent to the underlying property owners or owners of the related real property interests.

       We believe that moving downstream through the value chain – from the user of the infrastructure, such as the wireless carrier in the wireless communication industry, to the infrastructure owner, such as the cellular tower operator, to the underlying property owner or owner of the real property interest – results in lower customer or tenant churn, lower operating and maintenance costs and higher margins.

U.S. Wireless Communication Market Overview

       Commercial mobile telecommunications launched in the mid-1980s, and mobile phones have since become a utility. SNL Kagan estimates that, at the end of 2013, nearly 40% of U.S. households relied exclusively on wireless for all telephone services. Selling a service many consumers deem a necessity, combined with stable, recurring subscription revenue, has created a large, stable and profitable wireless communication industry.

       Total revenue to the carriers that provide wireless services is approaching $230 billion annually and margins are strong. The "big four" U.S. carriers (AT&T Mobility, Verizon, Sprint and T-Mobile) combined generated an Adjusted EBITDA margin of 38.8% of service revenue in 2013.

       The number of total mobile connections in the U.S. surpassed the national population in 2010, due in part to single subscribers who use multiple devices and phones. Growth in other 2G/3G/4G connected devices – including machine-to-machine and other non-phone devices, like tablets – has also helped push subscription counts higher. This is a trend SNL Kagan believes will continue in the medium term. The adoption of smartphones has been particularly strong since the 2007 iPhone launch, and a second surge of consumer interest developed in 2008 for mobile apps. As a result, smartphone subscriptions grew from just 16 million in early 2008 to more than 200 million at the end of 2013.

U.S. SMARTPHONE SUBSCRIPTIONS (MILLIONS)

Source: SNL Kagan.

       The 200 million smartphones in use are increasingly straining wireless carriers' networks due to their typically heavy data use. As explained below, smartphones and mobile devices are replacing stationary personal computers (PCs) as the primary connection to the Internet. The ability to browse full HTML pages (not text-only WAP) as well as video and music streaming are popular smartphone uses. On average, smartphones use 1 GB to 2 GB of data per month – multiples higher than non-smart phones.

       To keep up with this high data throughput, wireless carrier capital expenditures – spending on antenna equipment and upgrades – have grown at an 8.3% compound annual growth rate from $20.1 billion in 2007 to $32.5 billion in 2013 for the publicly traded carriers combined. Despite this growth, wireless capital expenditures as a percentage of total wireless revenue was still just 15% in 2013.

TOTAL WIRELESS CAPITAL EXPENDITURES ($ BILLIONS)(1)

Source: SNL Kagan.

(1)
Includes amounts disclosed by publicly traded wireless carriers.

       Adding new tower locations and upgrading equipment at existing locations are the two primary ways wireless carriers improve capacity and protect wireless networks from gridlock. Through cell splitting, in which the radio coverage of an existing antenna site is divided into two or more new sites, each with a reduced coverage area, existing wireless frequency can be reused. This improves overall network capacity while increasing the number of active wireless antenna sites.

       At the end of 2013, the U.S. had approximately 150,000 operational wireless communication towers, the physical structures where antennas reside to facilitate the uplink and downlink connections to mobile phones. SNL Kagan estimates each tower averages about two leases per location, bringing total leased sites above 300,000. More than three-quarters of these are "pole" style towers, with the balance consisting of rooftop sites and Distributed Antenna Systems (DAS).

U.S. TOWER LOCATIONS (THOUSANDS)

Source: SNL Kagan.

       Given the strong demand for data-intensive smartphones and other devices, and with many U.S. wireless carriers still in the early stages of 4G LTE densification/cell-splitting, the number of U.S. tower locations is projected to grow 3.2% annually from 2013 to 2018. Most of these new towers will not be the traditional pole style, but rather rooftops and DAS. These latter types work particularly well in urban areas, where network congestion is the worst and where erecting a new pole tower is challenging due to space constraints and zoning regulations.

       In the U.S., a new pole tower typically costs between $200,000 and $300,000 to construct (and constructing DAS costs much more). More onerous than the substantial capital investment, however, is the time it can take to secure zoning approval from officials at the city, county, state and federal levels for pole towers, which can be several hundred feet high and are considered an eyesore in some communities. These barriers to entry increase the value of existing locations and also keep churn levels (i.e., cancellation rates) low for locations where carriers lease tower space. In addition, once a tower is built it is rarely ever removed or torn down due to the high associated costs of restoring the location to its original condition and constructing a new, compliant site.

       In the early years of the wireless communication industry, wireless carriers owned nearly all of the towers upon which their antenna equipment resided. While the antenna equipment on and around towers today is still owned and maintained by wireless carriers, they have moved away from owning the tower structures themselves. Today, SNL Kagan estimates wireless carriers own less than 15% of the total towers in operation, with the "big three" U.S. tower companies (American Tower, SBA Communications and Crown Castle) and many other smaller entities owning the balance. In public filings, Crown Castle and American Tower stated that 39% and 12% of their towers, respectively, are on land the tower operators actually own, with many agreements instead structured as long-term leases with underlying landowners.

       Carriers must lease space from tower companies and individual site owners for the 85% of towers they do not own. The average monthly rent per tenant per location received by the big three tower companies in the first quarter of 2014 was $2,434. Since towers average more than one tenant per location, total rental revenue per location was $5,166 in the same quarter for the big three tower companies. The big three tower companies have averaged between two and three tenants per tower for the past several years.

       The tower business, like the wireless carrier business, has reported strong financials for years. Total tower revenue for the big three tower companies was more than $7.6 billion in 2013, and they achieved a 62% Adjusted EBITDA margin on a combined basis in 2013. Maintenance capital expenditures was just 4.6% of total tower revenue in 2013.

       Wireless carriers are attractive tenants, given the utility they provide to consumers and their strong financial position. The stability of tower financials is strengthened by high consumer demand for wireless services; even when a consumer leaves a carrier's service it is usually to switch to another carrier which keeps revenue from leaving the market completely. In 2013, the monthly cancellation rate was 1.8% for all retail postpaid and prepaid wireless subscriptions combined. This calculates to a 21.8% annualized subscriber churn rate. By comparison, the percentage of tower rental revenue lost to churn was 1.25% in 2013 for American Tower and SBA combined.

       In addition to high demand for data-intensive devices, lower churn is also sustained by long-term contracts. While most retail consumer wireless subscriptions in the U.S. require a two-year contract with the wireless carrier, contracts between tower owners and carrier tenants are often five to ten years in length, and sometimes longer. The leases between carriers and tower companies include annual rent escalators, often using the Consumer Price Index as a floor.

       The following three major drivers, each as described in more detail below, should sustain high demand for tower space going forward: increased consumer use of mobile Internet on smartphones and tablets; the upcoming wireless spectrum auctions; and the emergence of at least one new wireless communication market entrant.

       Consumer adoption of smartphones and tablets has quickly surpassed ownership of personal computers in recent years. As illustrated in the chart below, smartphones and tablets, which in 2009 represented only 23% of total U.S. web browser capable devices in use, accounted for 65% of all devices at the end of 2013.

U.S. MOBILE DEVICES COMPARED TO CONSUMER PCS IN USE

Source: SNL Kagan.

       As evidence of the shift in how U.S. consumers access the Internet, in the first quarter of 2014, Facebook and Pandora reported that revenue from mobile users represented 59% and 76% of total revenue, respectively. Further, in January 2014, ESPN announced that 51% of its total digital traffic was from mobile devices, and BBC News Online reported that mobile use represented half of its total browser use in April 2014. According to Cisco, IP traffic through Wi-Fi and mobile devices is expected to grow from 44% of total traffic in 2013 to 61% in 2018.

       On the wireless spectrum auction front, the 2010 National Broadband Plan set the goal for the FCC to offer up to 500MHz of new spectrum to the wireless communication industry by 2020. More than 300MHz of this will be licensed spectrum.

NATIONAL BROADBAND PLAN: 500 MHZ BY 2020(1)

Source: SNL Kagan and FCC.

(1)
Band Locations: Wi-Fi 5GHz; Incentive Auction 600MHz; MSS 1.5/1.6/2.0/2.2/2.5GHz; AWS-3 1.7/2.1GHz; WCS 2.3GHz; D Block 700MHz.

       As this spectrum becomes available, demand for tower space will continue in step as new equipment and bands, which require carrier support, emerge. Higher-band frequencies (above 1GHz) like WCS, PCS and AWS do not travel as far as lower-band spectrum and require more sites in a given area for similar coverage. Lower bands (like 600MHz and 700MHz), however, require physically larger antennas, taking up precious square footage and adding weight to a tower, again creating space constraints and keeping demand strong. In addition, the eventual rollout of 5G will lead to updated tower tenant leases, which generally result in higher rent and, as with the 4G build-out, will increase demand for tower space.

       Finally, the government-backed FirstNet is expected to begin building out its public-safety network in the next few years. This will create tower demand from a new entrant that will require nationwide coverage. The FirstNet build-out will be funded using proceeds from the FCC's upcoming AWS-3 and incentive auctions.

       Given the high consumer demand for mobile, new spectrum to support and a new nationwide entrant, SNL Kagan believes the U.S. wireless communication industry is poised for continued growth.

U.S. Outdoor Advertising Market Overview

       Outdoor advertising, targeting consumers when they are out of the home, represents an important part of the marketing mix employed by various national and local advertisers. While the standardization of billboard structures starting in the beginning of the 20th century brought higher demand for this form of advertising, the 1965 Highway Beautification Act (HBA) regulated the sector at federal, state and municipal levels and applied limits on outdoor displays. The HBA's curtailment of the supply of outdoor structures shifted the sector's focus toward innovation and creativity, seeking greater efficiency through inventive delivery methods.

       Outdoor advertising has established itself as a stable and efficient advertising medium due to its effective reach and low-cost advertising delivery. The Outdoor Advertising Association of America (OAAA) has classified the various outdoor advertising media into four different formats: billboards, street furniture, transit and alternative.

Number of Outdoor Advertising Displays in the U.S. (2014)
Billboards		Street Furniture(1)		Transit		Alternative(2)
Bulletins	158,868	Bus Shelters	49,082	Buses	205,426	Cinema	17,800
Digital Billboards	5,200			Airports	68,560	Digital Place-Based Screens	1,200,000
Posters(3)	165,606			Subway / Rail(3)	184,078	Arenas / Stadiums	1,352
Junior Posters(3)	33,336			Truckside / Mobile	10,593	Shopping Malls	30,532
Walls / Spectaculars	4,029			Taxis / Wrapped Vehicles	46,194

Total	367,039	Total	49,082	Total	514,851	Total	1,249,684

Source: OAAA.

(1)
Excludes other displays on urban furniture (e.g. phone kiosks and newsracks).
(2)
Excludes other interior and exterior place-based displays.
(3)
Represents number of faces.

       According to OAAA's first quarter 2014 revenue statistics, billboards have the largest market share among all outdoor advertising formats with 67% of revenue. Each type of outdoor advertising display is placed differently and caters to different target audiences. For example, bulletins, the largest outdoor media format, are usually installed on highways or major roads in order to attract commuters' attention during periods of high traffic volume. Posters, another form of outdoor advertising, are used to target pedestrians as well as commuter traffic in commercial and industrial areas, according to OAAA.

       Outdoor advertising has unique characteristics that cater to both local and national advertisers. Outdoor advertising's primary competitive advantage is its ability to target large on-the-move audiences through advertising campaigns that cannot be turned off, in contrast to other mediums such as radio and TV. Major benefits of outdoor advertising include but are not limited to the following:

  •
  Broad Reach and High Frequency.  According to OAAA, more than 70% of consumers' waking hours are spent outside the home, with more than 18 hours per week in a vehicle. Ourdoor advertising's potential to target a large number of consumers helps it to not only serve as a standalone advertising delivery medium but also to complement other advertising delivery vehicles when used in a marketing mix.

  •
  Selective Advertising.  Through a combination of various formats, outdoor advertising can also target a specific set of end consumers in order to influence their decision to buy a certain product or service. A carefully formulated marketing campaign closer to the point of sale may help drive consumer spending.

  •
  Low-Cost Advertising Delivery Medium.  Outdoor advertising helps advertisers manage their marketing expenses, allowing them to spend less but in a more targeted, efficient manner. Outdoor advertising also caters to local advertisers who have limited marketing budgets. According to OAAA, the cost per thousand views (or CPM) for shelters, posters and billboards during 2012 averaged $5.22, much less than TV's and newspapers' averages of $14.98 and $35.50, respectively.

  •
  Fragmentation of Other Advertising Media.  The outdoor advertising sector continues to benefit from the fragmentation of broadcast TV and radio, especially over the last decade. Growth in available TV programming and varieties of radio formats has led to increased audience fragmentation, forcing advertisers to buy advertisement time slots on many TV and radio stations to target their desired audiences.

  •
  Digital Technology.  Digital advertising has been highly touted for its potential ability to enhance operational and cost efficiency. The digital sub-category has the capability to offer shorter-term contracts to both local and national advertisers who are on a tight marketing budget and looking for an effective and flashy ad campaign.

       The outdoor advertising industry is regulated at federal, state and local levels. The HBA governs the outdoor advertising industry at the federal level and covers the federal-aid primary highway system. In addition, various states, counties and cities in the U.S. have separately enacted laws and zoning regulations that regulate the outdoor advertising properties within those jurisdictions and, in some cases, do not allow new billboard structures to be erected. Other state laws prevent modification, replacement, movement or other changes to existing billboard structures. In some instances, new billboards are allowed only after fulfilling all federal, state and municipal requirements.

       Outdoor advertising revenue in the United States increased from $1.0 billion in 1980 to $7.0 billion in 2013, translating to a 6.1% compound annual growth rate. Additionally, outdoor advertising revenue increased as a percentage of core advertising revenue from 2.7% in 1980 to 4.4% in 2013. Core advertising includes outdoor, broadcast TV stations, broadcast TV networks, cable TV, radio and satellite radio, Internet, magazines and daily/weekly newspapers. Historically, the performance of the outdoor advertising industry has been relatively resilient compared to some of the other advertising media during economic downturns due to the sector's ability to offer lower CPMs and the continued fragmentation of other media such as radio and TV.

HISTORICAL AND PROJECTED U.S. OUTDOOR ADVERTISING REVENUE ($ BILLIONS)

Source: SNL Kagan.

       According to SNL Kagan projections, outdoor advertising revenue in the U.S. is expected to grow at a 5.0% average annual rate from $7.4 billion in 2014 to $11.6 billion in 2022 while the contribution of outdoor advertising revenue to total advertising revenue is also expected to increase from 4.4% in 2014 to 5.4% in 2022. The projected growth of this medium rests on innovation within digital advertising, continued recovery of the overall advertising sector and the sector's ability to take advantage of the fragmentation and niche-market orientation of other media.

       The expansion of digital billboards is expected to play an important role in the growth of the overall outdoor advertising sector. Digital billboards have been gaining favor since 2005, embodying the sector's paradigm shift toward creativity and innovation in reaching audiences. These structures have the ability to change advertising messages weekly, daily and even hourly without the time or labor required to refresh content on static billboards. Digital billboards also help create operational efficiency and adaptability by offering flexible, shorter term contracts to prospective advertisers and enabling them to better analyze their target audiences. Outdoor advertising operators such as the "big three" (CBS Outdoor, Lamar and Clear Channel Outdoor) have been converting some of their traditional billboard structures to digital. According to OAAA, digital billboards now represent just over 1% of total billboards in the U.S., with the majority owned by the big three operators. The big three operators have been making significant capital expenditures to execute their digital deployment plans. For example, during 2013, Lamar spent $50.2 million (of its

$105.6 million total capital expenditures) and Clear Channel Outdoor spent $89.0 million (of its $206.2 million total capital expenditures) on maintenance and construction of digital billboards.

       Although there has been some consolidation in the outdoor advertising industry, the competitive landscape of the sector remains relatively fragmented. Clear Channel Outdoor, Lamar and CBS Outdoor, constitute a total of 53% of 2013 total outdoor advertising revenue in the U.S., with 19%, 18% and 16% market share, respectively.

       Companies owning outdoor advertising structures generally lease the space or land on which the structures are built from a highly fragmented group of underlying property owners. As of March 31, 2014, Lamar owned only 10% of the property underlying its outdoor advertising displays. The company had lease agreements covering a total of 75,900 active sites as of December 31, 2013. As of March 31, 2014, CBS Outdoor had 23,000 lease agreements with 18,500 different landlords.

       SNL Kagan believes there are key factors supporting the stability of underlying real property interests in the outdoor advertising industry, including:

  •
  High Costs of Exiting a Lease Agreement.  Lease cancellations can have high associated costs for outdoor operators as ground lessees. If an outdoor operator terminates or fails to renew a lease, it must generally remove the billboard structure and all of its equipment, if applicable, from the land or rooftop and return the property to its original condition at potentially uneconomical costs to the lessee. Furthermore, given the restrictive regulatory and zoning environment, finding replacement locations for billboards is typically difficult and time-consuming. Even if a replacement location is secured, new billboard construction requires significant capital expenditures. For example, in 2013, Lamar spent an average of $71,528 for each new billboard it constructed. These factors tend to deter outdoor operators from canceling or terminating a lease agreement in the short term.

  •
  Occupancy and Rates.  Lease terms such as rental income and tenure are dependent on the location of the property and the overall advertising revenue environment. The U.S. economy is expected to undergo a slow yet relatively stable economic recovery barring unforeseen macro shocks. As the economy improves, occupancy of outdoor advertising structures is usually the first aspect of the sector to surge, followed by rates. During periods of economic recovery the average rates for billboards have a tendency to go up, driving lease rates up along with them.

U.S. Renewable Power Generation Market Overview

       Renewable power generation is an emerging and rapidly growing industry in the United States. According to the U.S. Energy Information Administration ("EIA"), renewable power accounted for approximately 15% of all electric power generation capacity in the U.S. in 2013. As illustrated in the table below, renewable power generation has been the fastest-growing energy sector in the U.S., with generation capacity from renewables, which include wind, solar, bioenergy, geothermal and hydropower, increasing at an average annual rate of approximately 8% from 2008 to 2013. This growth has been driven by, among other factors, continued improvement in renewable energy technology and costs, government incentives and emission standards regulation.

 U.S. POWER GENERATION CAPACITY BY PRIMARY FUEL (GIGAWATTS)

Fuel	2008(1)	2013(2)	2008 - 2013 CAGR
Wind	24.9	60.4	19.4%
Solar	0.6	6.2	60.7%
Other Renewable(3)	84.5	95.0	2.4%

Renewable Subtotal	110.0	161.6	8.0%

Coal	308.4	306.0	(0.2)%
Nuclear	100.6	99.1	(0.3)%
Oil and Natural Gas(4)	438.6	474.5	1.6%
Other(5)	21.8	24.1	2.0%

Total	979.4	1,065.3	1.7%

(1)
Source: EIA Annual Energy Outlook 2010.
(2)
Source: EIA Electric Power Monthly February 2014.
(3)
Includes hydropower, bioenergy and geothermal.
(4)
Includes oil, natural gas and other fossil fuel related sources.
(5)
Includes storage, fuel cells and distributed generation.

       Within the renewable power generation industry, wind and solar are the fastest growing segments, with substantial investments in power generation infrastructure over the last several years. Bloomberg New Energy Finance estimates that, between 2008 and 2013, utility-scale wind and solar projects raised approximately $130 billion of total asset financings. As illustrated in the chart below, the EIA projects continued growth in wind and solar capacity. By 2020, the EIA estimates that wind and solar capacity will have more than tripled as a percentage of total power generation capacity since 2008, growing from 2.6% to 8.3%.

WIND AND SOLAR POWER GENERATION CAPACITY (GIGAWATTS)

Source: EIA.

       We believe renewable power generation is in the midst of a period of expansion driven by several economic and geopolitical trends, including the following:

  •
  Government Incentives for Renewables.  U.S. federal, state and local governments and utilities have established various incentives to support the development of renewable energy. These incentives include accelerated tax depreciation, production tax credits ("PTCs"), investment tax credits ("ITCs"), cash grants and renewable portfolio standard ("RPS") programs.

  •
  Increasing Competitiveness of Renewable Energy.  Wind technology is improving as a result of taller towers, longer blades and more efficient energy conversion equipment, which allow wind projects to more efficiently capture wind resource and produce more energy. The International Energy Agency estimates that over the last ten years technology improvements have decreased the cost of wind energy in the U.S. between 24% and 39% depending on wind speed, with the greatest improvements seen at lower wind speeds. Solar technology is also improving as solar cell efficiencies improve and installation costs decline. Since the start of 2010, the average total installed cost of utility-scale solar has declined over 50%, according to Bloomberg New Energy Finance.

  •
  Environment and Regulation.  A number of new EPA rules are emerging that are expected to impact many coal-fired plants in the U.S. While there is some uncertainty as to the timing and requirements that will ultimately be imposed by these rules, we expect that the owners of some of the smaller, older or less efficient coal-fired plants will choose to decommission these facilities rather than make financial investments that will be necessary to comply with environmental rules and regulations. In addition, continued relatively low natural gas prices will put additional pressure on these plants. According to the EIA, nearly 50 GW of coal-fired capacity will be retired in the U.S. between 2013 and 2020.

       Wind and solar power generating assets are typically located on land leased from third parties or land directly owned by power companies. Given the numerous and geographically diverse locations of wind and solar sites throughout the United States, we believe the ownership of real property interests underlying renewable power generation structures is highly fragmented. We also believe that acquiring and owning sites in this industry will provide us with attractive, secure rental revenue streams given the importance of the power generating infrastructure to power producers, the substantial levels of capital investment required to develop renewable power infrastructure and favorable secular industry trends.

BUSINESS AND PROPERTIES

Overview

       We are a growth-oriented master limited partnership formed by Landmark to acquire, own and manage a portfolio of real property interests that we lease to companies in the wireless communication, outdoor advertising and renewable power generation industries. Our real property interests underlie our tenants' infrastructure assets, which include freestanding cellular towers and rooftop wireless sites, billboards and wind turbines. These assets are essential to the operations and profitability of our tenants. We seek to acquire real property interests subject to effectively triple net lease arrangements containing contractual rent increase clauses, or "rent escalators," which we believe provide us with stable, predictable and growing cash flow.

       Our real property interests consist of a diversified portfolio of long-term and perpetual easements, tenant lease assignments and, to a lesser extent, fee simple properties located in 42 states and the District of Columbia. These real property interests entitle us to receive rental payments from leases on our 701 tenant sites. Approximately 88% of our leased tenant sites are leased to large, publicly traded companies (or their affiliates) that have a national footprint. These tenants, which we refer to as our "Tier 1" tenants, are comprised of AT&T Mobility, Sprint, T-Mobile and Verizon in the wireless carrier industry, American Tower, Crown Castle and SBA Communications in the cellular tower industry and CBS Outdoor, Clear Channel Outdoor and Lamar Advertising in the outdoor advertising industry.

       We believe the terms of our tenant lease arrangements provide us with stable, predictable and growing cash flow that will support consistent, growing distributions to our unitholders. Substantially all of our tenant lease arrangements are effectively triple net, meaning that our tenants or the underlying property owners are contractually responsible for property-level operating expenses, including maintenance capital expenditures, property taxes and insurance. Over 95% of our tenant leases have contractual rent escalators, and some of our tenant leases contain revenue-sharing provisions in addition to the base monthly or annual rental payments. In addition, we believe the physical infrastructure assets at our tenant sites are essential to the ongoing operations and profitability of our tenants. When combined with the challenges and costs of relocating these infrastructure assets and the key strategic locations of our real property interests, we expect continued high tenant retention and occupancy rates. As of October 13, 2014, we had a 99% occupancy rate, with 695 of our 701 total available tenant sites leased.

       For the nine months ended September 30, 2014 and for the year ended December 31, 2013, on a pro forma basis, we had revenue of $10.6 million and $12.6 million, net income of $4.9 million and $5.4 million, and Adjusted EBITDA of $9.6 million and $11.5 million, respectively. Please read "Selected Historical and Pro Forma Combined Financial Data" for the definition of the term Adjusted EBITDA and a reconciliation of Adjusted EBITDA to our most directly comparable financial measures calculated and presented in accordance with GAAP.

       We benefit significantly from our relationship with Landmark, our sponsor. Landmark, a private company formed in 2010, is one of the largest acquirers of real property interests underlying the operationally essential infrastructure assets in the wireless communication, outdoor advertising and renewable power generation industries. Our initial assets and liabilities will be contributed to us from Fund A and Fund D, two private investment funds sponsored, managed and controlled by Landmark. As of October 13, 2014, excluding the assets that will be contributed to us in connection with this offering, Landmark controlled 832 additional tenant sites through the Remaining Landmark Funds. The Remaining Landmark Funds have agreed that they will grant us a right of first offer on real property interests that they currently own or acquire in the future before selling or transferring those assets to any third party. We refer to these real property interests as the "right of first offer assets." In addition, Landmark directly owns 78 tenant sites and has options to acquire additional real property interests at 168 tenant sites, which are not currently subject to our right of first offer, but most or all of which Landmark expects to contribute to the Remaining Landmark Funds in the future. Any such assets so contributed would then be subject to our right of first offer. We believe Landmark's asset acquisition and management platform will benefit us by providing us with drop-down acquisition opportunities from Landmark's substantial and growing acquisition pipeline, as well as the capability to make direct acquisitions from third parties. Please read, "– Our Relationship with Landmark."

 Business Strategies

       Our primary business objectives are to generate stable and predictable cash flow and to increase our quarterly cash distribution per unit over time. We intend to accomplish these objectives by executing the following strategies:

  •
  Grow Through Additional Acquisitions.  We intend to pursue acquisitions of real property interests from Landmark and its affiliates, including pursuant to our right of first offer. We also intend to pursue acquisitions of real property interests from third parties, utilizing the expertise of our management and other Landmark employees to identify and assess potential acquisitions. When acquiring real property interests, we will target infrastructure locations that are essential to the ongoing operations and profitability of our tenants, which we expect will result in continued high tenant occupancy and enhance our cash flow stability. We expect the vast majority of our acquisitions will include leases with our Tier 1 tenants or tenants whose sub-tenants are Tier 1 companies. Additionally, we will focus on infrastructure locations with characteristics that are difficult to replicate in their respective markets, and those with tenant assets that cannot be easily moved to nearby alternative sites or replaced by new construction. Although our initial portfolio is focused on wireless communication, outdoor advertising and renewable power generation assets in the United States, we intend to grow our initial portfolio of real property interests into other fragmented infrastructure asset classes and may seek acquisitions internationally.

  –
  Landmark.  We believe we will have opportunities to purchase additional real property interests through the right of first offer assets and other assets that Landmark or the Remaining Landmark Funds currently own, control or that Landmark may acquire in the future. We believe that Landmark has substantial incentives to provide us with acquisition opportunities due to its significant cash investment and overall ownership in us, including the incentive distribution rights.

  –
  Third Parties.  We believe the ownership of real property interests underlying infrastructure assets in our targeted industries is highly fragmented. Based on Landmark's proprietary database of over 200,000 tenant sites, we believe the average property owner owns between one and two of these tenant sites. We expect to pursue acquisitions of these real property interests independently or jointly with Landmark or its affiliates through (i) acquisitions of large portfolios from property owners who may wish to divest their holdings or (ii) acquisitions of real property interests directly from property owners who may seek to diversify or realize a tax-efficient transaction, which we can offer by exchanging their real property interests for our limited partner interests.

  •
  Increase Cash Flow Without Additional Capital Investment.  We will seek to organically grow our cash flow without additional capital investment through (i) contractual fixed-rate or CPI-based rent escalators, (ii) rent increases based on equipment, technology or site modification upgrades at our infrastructure locations and (iii) revenue sharing arrangements based on tenant performance. These additional revenue opportunities are consistent with and supportive of our tenants' businesses and the increasing capital improvements they are making to their asset infrastructure. For example, wireless carrier tenants who upgrade or modify their assets to improve their networks may require lease modifications or amendments to facilitate the upgrades, providing us with additional revenue opportunities. Additionally, some of our cellular tower tenants may seek to add additional wireless carrier tenants to existing sites to increase co-location. Some of our tenant leases enable us to participate and share in the additional rent charged to the sub-tenant to accommodate such additions and modifications. We will also pursue rent increases in the outdoor advertising industry in connection with lease amendments to accommodate upgrades of static billboards to digital billboards, which generally earn higher rents from advertisers. Additionally, some of our outdoor advertising tenant leases provide us with revenue sharing in addition to the base monthly or annual rent, which enables us to participate in the additional revenue our billboard tenants receive.

  •
  Generate Stable Cash Flow through Effectively Triple Net Lease Arrangements and Portfolio Diversification.  We intend to focus on the acquisition and management of tenant sites with effectively triple net lease arrangements. We believe our focus on effectively triple net lease arrangements enhances our profitability and minimizes volatility in our cash flow. As of October 13, 2014, substantially all of our leased tenant sites were subject to effectively triple net lease arrangements. We will seek to further diversify our portfolio to avoid dependence on any single real property interest or geographic region, and enhance our diversification across structure types, tenants and industries over time.

  •
  Maintain a Conservative Capital Structure.  We will target a leverage profile of less than 50% total debt to total market capitalization, which we define as the market value of our limited partner interests and the principal amount of our debt. In addition, we will actively manage our balance sheet to address interest rate risk and preserve flexibility. We believe we will have highly predictable cash flow to service our financing obligations, pay distributions on our units and provide flexibility for growth. In connection with the closing of this offering, we will amend and restate the secured debt facilities as a new $190.0 million revolving credit facility, which we believe will provide us with an attractive capital structure and significant capacity to execute our acquisition growth plans. After giving effect to this offering and the related formation transactions, we will have $75.0 million of outstanding borrowings under our new revolving credit facility.

Business Strengths

       We believe we are well-positioned to execute our business strategies based on the following characteristics and strengths:

  •
  Strategic Relationship with Landmark.  We have a significant strategic relationship with our sponsor, Landmark, which we believe will enable us to rapidly grow our initial portfolio of real property interests. Members of Landmark's management team have significant experience and have overseen the acquisition of over 5,000 real property interests in our initial target industries. We believe Landmark's acquisition practices and the scalability of its proprietary technology platform should permit Landmark to substantially increase its acquisition volumes in the existing target market of several hundred thousand real property interests. We believe that we will have opportunities to purchase additional real property interests through the right of first offer assets, including the 832 tenant sites the Remaining Landmark Funds currently own, as well as other assets that Landmark owns or may identify for future acquisition. Landmark has increased its acquisition volume every year since its inception and acquired 580 tenant sites in 2013, equivalent to roughly 83% of the total tenant sites in our initial portfolio. We believe that due to its substantial cash investment and significant ownership interest in us, Landmark will have clear incentives to provide us with ongoing growth opportunities through acquisitions of assets it owns, controls or otherwise identifies.

  •
  Stable Cash Flow with Contracted Growth.  Our initial portfolio includes 701 tenant sites at 515 infrastructure locations with an average remaining lease term of 18 years including renewal options and an average remaining lease term of four years excluding renewal options. In Landmark's five-year history, including assets in our initial portfolio as well as assets held by the Remaining Landmark Funds, it has had 427 tenant sites come up for renewal and 424 (over 99%) have been renewed. Substantially all of our tenant lease arrangements are effectively triple net and require payment of fixed monthly or annual rent. For the two-year period ended December 31, 2013, our property operating expenses were less than 1% of revenue and we had no maintenance capital expenditures, enhancing our cash flow stability. In addition, substantially all of our assets have contractual rent escalators, providing consistent organic growth of revenue and distributable cash flow. As of October 13, 2014, 95% of our tenant leases contained contractual rent escalators, 88% of which were fixed-rate, (with an average annual escalation rate of approximately 2.6%) and 7% of which were tied to CPI. Furthermore, under the omnibus agreement that we will enter into at the closing of this offering, we will agree to reimburse Landmark for expenses related to certain general and administrative services Landmark will provide to us in support of our business, subject to a quarterly cap equal to the greater of $162,500 and 3% of our revenue during the preceding calendar quarter. These transparent, capped general and administrative expenses, combined with predictable revenue and high tenant occupancy (historically, approximately 99% of the tenant sites in our portfolio have been occupied), should enable us to deliver consistent, growing distributions to our unitholders.

  •
  Strategic Locations Highly Desired by Tier 1 Tenants.  We believe our initial portfolio consists of attractive real property interests underlying assets in strategically-desirable locations that are essential to the operations and profitability of our tenants.

    –
    Long Lived, Established Infrastructure Assets.  Our real property interests underlie infrastructure assets that are essential to our tenants' core businesses. We believe the substantial majority of our real property interests are in difficult-to-replicate locations or underlie essential assets in which our tenants have made considerable investments of capital and committed considerable resources. For example, substantially all of our tenants' cellular antennas are part of an interdependent wireless network and any changes to the network would require extensive capital outlays. Additionally, operators of infrastructure assets would incur substantial time and costs relocating equipment and structures, decommissioning an existing site and returning it to its former condition and permitting, constructing and installing equipment and structures at a new site; in combination, this represents a significantly greater cost than the rent they are committed to paying us. Similarly, many of our tenants' billboard assets cannot be moved or rebuilt in a similar location due to regulation and zoning restrictions, including assets that have "grandfathered" zoning status or would otherwise face local community resistance for the construction of new structures, and any real property interest we might acquire in the renewable power generation industry, underlying wind turbines and any solar arrays, will necessarily be located near power interconnection equipment.

    –
    Nationally Recognized Tenants.  Approximately 88% of our leased tenant sites are occupied by nationally-recognized companies or their affiliates, who we believe carefully selected these sites based on their specific business preferences and requirements. Our Tier 1 tenants are comprised of AT&T Mobility, Sprint, T-Mobile and Verizon in the wireless carrier industry, American Tower, Crown Castle and SBA Communications in the cellular tower industry and CBS Outdoor, Clear Channel Outdoor and Lamar Advertising in the outdoor advertising industry. Our Tier 1 tenants are well-known, national industry leaders with established track records operating assets such as those located at our tenant sites.

    –
    Large Presence in Highly Populated Markets and Well-Trafficked Locations.  Approximately 55% of our tenant sites are located in Top 20-ranked Basic Trading Areas, or BTAs. BTAs are geographic regions ranked primarily by population, with the top BTAs comprising major metropolitan areas such as New York, Los Angeles and Chicago. We believe our locations in these major metropolitan areas are highly desirable for our tenants in the wireless communication and outdoor advertising industries seeking to reach a large customer base.

  •
  Low Concentration Risk from a Geographically Diversified Portfolio.  Our initial portfolio of 701 tenant sites, located in 42 states and the District of Columbia, is diversified in several ways. For the nine months ended September 30, 2014, our largest lease generated less than 1% of our revenue. No single state accounted for more than 14% of our tenant sites as of September 30, 2014. Additionally, the average monthly GAAP rent per tenant site for the nine months ended September 30, 2014 was approximately $1,600. Our significant geographic diversification, combined with the small size of each tenant site, substantially mitigates the risk of any single event resulting in a material decrease in our cash flow.

  •
  Opportunities to Increase Rent and Share Revenue Without Additional Capital Investments.  We expect to organically increase the rental revenue on our real property interests without additional capital investment by capturing additional rent as tenants request lease amendments and by sharing in incremental revenue related to certain tenant sites. We believe we are well positioned to negotiate higher rents in advance of lease expirations as tenants request lease amendments to accommodate equipment upgrades or additional tenant co-location. Many of our tenants have announced plans to invest significant capital over the next several years to upgrade their assets, including 4G LTE network upgrades for wireless carrier tenants and conversion of static billboards to digital billboards for our billboard tenants. In addition, where our tenants are able to negotiate higher rents with their customers, we may be entitled to receive higher rent through revenue sharing agreements and lease amendments. Currently, 39 of our tenant sites, primarily in the outdoor advertising industry, have leases containing revenue sharing provisions. We will be able to capture, in addition to minimum base rent, additional revenue from leases at these locations in the event that outdoor advertising revenue increases. In addition, to the extent our easements have additional space available for lease, we may be entitled to additional revenue generated anywhere within the prescribed easement.

  •
  Attractive Cost of Capital.  We believe that as a publicly traded partnership, we will have a cost of capital advantage over our private competitors seeking to acquire real property interests in our target asset classes. Additionally, we believe that the ability to exchange our limited partner interests as consideration for assets (in addition to cash), will offer sellers a combination of benefits, including cash flow diversification, the ability to defer taxable gains, potential growth in value and the option to conveniently sell their limited partner interests in the marketplace when they wish to obtain cash. We believe that our ability to make acquisitions with both cash and limited partner interests will expand our universe of potential acquisition opportunities and help us pursue further accretive growth for our unitholders.

Our Initial Portfolio of Real Property Interests

       Our initial portfolio of property interests consists primarily of (i) long-term and perpetual easements combined with lease assignment contracts, which we refer to as our "lease assignments," (ii) lease assignments without easements and (iii) to a lesser extent, properties we own in fee simple. In connection with each real property interest, we have also acquired the rights to receive payment under pre-existing ground leases from property owners, which we refer to as our "tenant leases." Under our easements, property owners have granted us the right to use and lease the space occupied by our tenants, and when we have not been granted easements, we have acquired economic rights under lease assignments that are substantially similar to the economic rights granted under our easements, including the right to re-lease the same space if the tenant lease expires or terminates.

       The table below provides an overview of our initial portfolio of real property interests as of October 13, 2014.

Our Real Property Interests

		Available Tenant Sites(1)
					Leased Tenant Sites
								Average Monthly Effective Rent Per Tenant Site(5)(6)	Adjusted Quarterly Revenue(2)
			Average Remaining Property Interest (Years)			Average Remaining Lease Term (Years)(2)
Real Property Interest	Number of Infrastructure Locations(1)	Number			Number		Tenant Site Occupancy Rate(3)(4)		Total	Percent of Total
Tenant Lease Assignment with Underlying Easement
Wireless Communication	356	480	75.1	(7)	474	19.2			$2,326,352	67%
Outdoor Advertising	84	111	87.0	(7)	111	14.2			437,535	13%
Renewable Power Generation	1	2	29.8		2	23.3			6,356	—

Subtotal	441	593	77.2	(7)	587	18.3			$2,770,243	80%

Tenant Lease Assignment only(8)
Wireless Communication	64	95	55.0		95	18.4			$583,359	17%
Outdoor Advertising	7	7	82.1		7	17.3			38,425	1%

Subtotal	71	102	56.8		102	18.3			$621,784	18%

Tenant Lease on Fee Simple
Wireless Communication	2	5	99.0	(7)	5	11.8			$21,410	1%
Outdoor Advertising	1	1	99.0	(7)	1	18.7			27,717	1%

Subtotal	3	6	99.0	(7)	6	12.9			$49,127	2%

Total	515	701	74.4	(9)	695	18.3			$3,441,154	100%

Aggregate Portfolio
Wireless Communication	422	580	72.0		574	19.0	99%	$1,682	$2,931,121	85%
Outdoor Advertising	92	119	86.8		119	14.4	100%	1,351	503,677	15%
Renewable Power Generation	1	2	29.8		2	23.3	100%	1,491	6,356	—

Total	515	701	74.4	(9)	695	18.3	99%	$1,625	$3,441,154	100%

(1)
"Available Tenant Sites" means the number of individual sites that could be leased. For example, if we have an easement on a single rooftop, on which three different tenants can lease space from us, this would be counted as three "tenant sites," and all three tenant sites would be at a single infrastructure location with the same address.

(2)
Assumes the exercise of all remaining renewal options of tenant leases. Assuming no exercise of renewal options, the average remaining lease terms for our wireless communication, outdoor advertising, renewable power generation and aggregate portfolios as of October 13, 2014 were 2.7, 7.3, 23.3 and 3.5 years, respectively.
(3)
Represents number of leased tenant sites divided by number of available tenant sites.
(4)
Occupancy and average monthly effective rent per tenant site are shown only on an aggregate portfolio basis by industry.
(5)
Represents total adjusted monthly revenue excluding the impact of amortization of above and below market lease intangibles divided by the number of leased tenant sites and is presented on a monthly basis.
(6)
Represents GAAP rental revenue of $3,396,517 recognized under existing tenant leases for the three months ended September 30, 2014 adjusted to include three months of minimum contractual rental amounts for assets acquired after September 30, 2014. Excludes interest income on receivables.
(7)
Fee simple ownership and perpetual easements are shown as having a term of 99 years for purposes of calculating the average remaining term.
(8)
Reflects "springing lease agreements" whereby the cancellation or nonrenewal of a tenant lease entitles us to enter into a new ground lease with the property owner (up to the full term) and a replacement tenant lease. The remaining lease assignment term is, therefore, equal to or longer than the remaining lease term. Also represents properties for which the "springing lease" feature has been exercised and has been replaced by a lease for the remaining term.
(9)
Excluding perpetual ownership rights, the average remaining property interest term on our tenant sites is approximately 57 years.

       The illustrations below depict common leasing arrangements associated with our real property interests. In the wireless communication industry example illustrated below, we own a real property interest underlying a cellular tower. The cellular tower structure is often owned by another company, who in turn charges one or more wireless carriers for the right to place wireless communication equipment atop the tower (however, the wireless carrier itself occasionally owns the tower). The wireless carriers pay rent to the tower owner for the use of the tower, and the tower owner, in turn, pays us pursuant to our lease with the tower owner to occupy our real property interest.

Wireless Communication Industry
Infrastructure Ownership and Cash Flow Structure

       In the outdoor advertising industry example illustrated below, we own a real property interest underlying an outdoor billboard. The billboard structure is owned by another company, who in turn rents the billboard to advertisers. The advertisers pay rent for the use of the billboard, and the billboard owner, in turn, pays us pursuant to our tenant lease with the billboard owner to occupy our real property interest.

Outdoor Advertising Industry
Infrastructure Ownership and Cash Flow Structure

       In this example, we own a real property interest underlying a wind turbine. The wind turbine itself is owned by another company, who in turn sells power generated by the wind turbine to a utility. The utility pays for the power generated by the wind turbine, and the wind turbine owner, in turn, pays us pursuant to our tenant lease with the turbine owner to use our real property interest.

Renewable Power Generation Industry
Infrastructure Ownership and Cash Flow Structure

       Our real property interests underlie a diverse range of tenant structures. We evaluate assets based on a variety of attributes, including, but not limited to, the marketability of the underlying title, the stability of the rental cash flow stream and opportunity for rent increases, tenant quality, the desirability of the structure's geographic location, the importance of the structure to the ongoing operations and profitability of our tenants and the challenge and costs associated with tenants vacating sites. In certain instances, we lease a tenant site for our tenant's base station and equipment, but not the tenant's antenna array located on infrastructure owned by a third party. We refer to this type of arrangement as an "equipment only" lease. Within the wireless communication industry, our tenants' structure types include rooftop sites, wireless towers (including monopoles, self-supporting towers, stealth towers and guyed towers), other structures (including, for example, water towers and church steeples) and equipment-only sites. In the outdoor advertising industry, our tenants' structure types include both static and digital billboards. Our real property interests in the renewable power generation industry currently underlie wind turbines but in the future we expect to also acquire real property interests that underlie solar arrays.

       The table below presents an overview of the structures underlying our real property interests, as of October 13, 2014:

Our Real Property Interests by Structure Type

		Available Tenant Sites(1)			Leased Tenant Sites
Structure Type	Number of Infrastructure Locations(1)	Number	Average Remaining Property Interest (Years)(2)		Number	Average Remaining Lease Term (Years)(3)	Adjusted Quarterly Revenue(4)	Percentage of Adjusted Quarterly Revenue(4)
Rooftops	141	217	64.7		214	17.5	$1,353,726	39%
Towers	187	214	75.0		212	19.7	950,268	28%
Billboards	92	119	86.8		119	14.4	503,677	15%
Other structures	78	86	81.8		86	22.1	352,640	10%
Equipment only(5)	16	63	73.5		62	18.1	274,487	8%
Wind turbines	1	2	29.8		2	23.3	6,356	–

Total	515	701	74.4	(6)	695	18.3	$3,441,154	100%

(1)
"Available Tenant Sites" means the number of individual sites that could be leased. For example, if we have an easement on a single rooftop, on which three different tenants can lease space from us, this would be counted as three "tenant sites," and all three tenant sites would be at a single infrastructure location with the same address.
(2)
Fee simple ownership and perpetual easements are indicated as having a term of 99 years for purposes of calculating the average remaining term. Also includes "springing lease agreements" whereby the cancellation or nonrenewal of a tenant lease entitles us to enter into a new ground lease with the property owner (up to the full term) and a replacement tenant lease. The remaining lease assignment term is, therefore, in many cases, higher than the remaining tenant lease term.
(3)
Assumes the exercise of all remaining renewal options. Assuming no exercise of renewal options, the average remaining lease terms for our wireless communication, outdoor advertising, renewable power generation and total portfolio as of October 13, 2014 were 2.7, 7.3, 23.3 and 3.5 years, respectively.
(4)
Represents GAAP rental revenue of $3,396,517 recognized under existing tenant leases for the three months ended September 30, 2014 and three months of minimum contractual rental amounts for assets acquired subsequent to September 30, 2014. Excludes interest income on receivables.
(5)
In certain instances, we lease our tenant site for our tenant's base station and equipment, but the tenant's antenna array and related hardware are located on infrastructure owned by a third party. We refer to this type of arrangement as an "equipment only" lease. At 31 infrastructure locations, we have leased space for equipment together with other structures.
(6)
Excluding perpetual ownership rights, the average remaining property interest term on our tenant sites is approximately 57 years.

       We are geographically diversified with assets located in 42 states, plus the District of Columbia, and no single state accounted for more than 14% of our tenant sites as of October 13, 2014. Additionally, the majority of our wireless communication and outdoor advertising assets are located in major cities, significant intersections, and traffic arteries in the United States that benefit from high urban density, favorable demographic trends, strong traffic counts and strict zoning restrictions with legacy zoning rights (commonly referred to as "grandfather clauses.") These attributes enhance the long-term value of our real property interests, as our wireless communication and outdoor advertising tenants are focused on placing their assets in dense areas with large populations and along high-traffic corridors. Additionally, local zoning regulations often restrict the construction of new cellular towers, rooftop wireless structures and outdoor advertising and billboard structures, creating barriers to entry and a supply shortage. We believe this leads to improved value of our assets and further increases the likelihood for continued high occupancy.

Our Real Property Interest Locations(1)

The above map highlights the states in which our initial real property interests are located, shaded to indicate our concentration of tenant sites in different states.

(1)
As of October 13, 2014.

       The table below summarizes our real property interests by state. Our two renewable power generation tenant sites in Kansas are included in the "Total" column.

Our Real Property Interests by State

	Wireless Communication		Outdoor Advertising		Total(1)
	Number of Available Tenant Sites	Adjusted Quarterly Revenue(2)	Number of Available Tenant Sites	Adjusted Quarterly Revenue(2)	Number of Available Tenant Sites		Adjusted Quarterly Revenue(2)		Percentage of Adjusted Quarterly Revenue
Alabama	3	$9,058	1	$9,133	4		$18,191		0.5%
Alaska	1	3,060	–	–	1		3,060		0.1%
Arizona	24	99,728	1	7,792	25		107,520		3.1%
Arkansas	6	20,927	–	–	6		20,927		0.6%
California	87	444,677	5	41,741	92		486,418		14.1%
Colorado	15	83,854	4	9,333	19		93,187		2.7%
Connecticut	9	58,880	–	–	9		58,880		1.7%
District of Columbia	1	6,234	–	–	1		6,234		0.2%
Florida	30	178,279	12	37,210	42		215,489		6.3%
Georgia	8	45,736	20	75,332	28		121,068		3.5%
Illinois	46	266,775	14	105,010	60		371,785		10.8%
Indiana	2	16,504	4	12,103	6		28,607		0.8%
Iowa	2	4,052	1	2,250	3		6,302		0.2%
Kansas	3	11,661	1	2,100	6	(1)	20,117	(1)	0.6% (1)
Kentucky	–	–	1	1,500	1		1,500		0.0%
Louisiana	6	12,480	1	1,165	7		13,645		0.4%
Maine	2	9,020	–	–	2		9,020		0.3%
Maryland	3	12,306	–	–	3		12,306		0.3%
Massachusetts	34	175,023	–	–	34		175,023		5.1%
Michigan	13	58,757	9	13,594	22		72,351		2.1%
Minnesota	4	13,886	2	8,094	6		21,980		0.6%
Mississippi	2	4,026	–	–	2		4,026		0.1%
Missouri	14	67,153	21	69,500	35		136,653		4.0%
Montana	1	4,345	–	–	1		4,345		0.1%
Nebraska	–	–	2	3,435	2		3,435		0.1%
Nevada	39	133,246	1	3,600	40		136,846		4.0%
New Jersey	53	395,878	–	–	53		395,878		11.5%
New Mexico	3	13,614	–	–	3		13,614		0.4%
New York	48	322,528	–	–	48		322,528		9.4%
North Carolina	2	13,640	2	5,625	4		19,265		0.6%
North Dakota	1	1,073	–	–	1		1,073		–
Ohio	10	44,300	6	21,018	16		65,318		1.9%
Oklahoma	7	28,918	–	–	7		28,918		0.8%
Oregon	13	56,239	1	28,730	14		84,969		2.5%
Pennsylvania	14	55,816	2	15,452	16		71,268		2.1%
South Carolina	1	1,797	–	–	1		1,797		0.1%
South Dakota	6	9,868	–	–	6		9,868		0.3%
Tennessee	4	13,179	4	10,375	8		23,554		0.7%
Texas	45	137,407	3	17,835	48		155,242		4.5%
Utah	7	21,702	1	1,750	8		23,452		0.7%
Vermont	4	49,430	–	–	4		49,430		1.4%
Washington	2	10,471	–	–	2		10,471		0.3%
Wisconsin	5	15,594	–	–	5		15,594		0.5%

Total	580	$2,931,121	119	$503,677	701	(1)	$3,441,154	(1)	100%

(1)
Total includes 2 tenant sites in the renewable power generation industry.
(2)
Represents GAAP rental revenue of $3,396,517 recognized under existing tenant leases for the three months ended September 30, 2014 adjusted to include three months of minimum contractual rental amounts for assets acquired after September 30, 2014. Excludes interest income on receivables.

       Approximately 69% and 79% of our tenant sites are located in Top-50 and Top-100 ranked BTAs, respectively, including New York, Los Angeles and Chicago. We believe our locations in major metropolitan population centers are highly desirable for our tenants in the wireless communication and outdoor advertising industries seeking to reach a large customer base.

       The table below summarizes our real property interests by BTA rank as of October 13, 2014.

Our Real Property Interests Ranked by Basic Trading Area(1)

	Wireless Communication		Outdoor Advertising		Total(2)
BTA Rank	Number of Tenant Sites	Adjusted Quarterly Revenue(3)	Number of Tenant Sites	Adjusted Quarterly Revenue(3)	Number of Tenant Sites	Adjusted Quarterly Revenue(3)	Percentage of Adjusted Quarterly Revenue
1 - 5	211	$1,339,178	19	$149,107	230	$1,488,285	43%
6 - 10	42	160,827	18	79,410	60	240,237	7%
11 - 20	75	408,973	18	91,220	93	500,193	15%
21 - 50	77	331,239	23	101,233	100	432,472	13%
51 - 100	51	224,596	15	37,274	66	261,870	7%

Subtotal (Top 100)	456	2,464,813	93	458,244	549	2,923,057	85%
101+	124	466,308	26	45,433	150	511,741	15%

Total	580	$2,931,121	119	$503,677	699	$3,434,798	100%

(1)
Ranked by population.
(2)
Excludes tenant sites in the renewable power generation industry. BTA rank is not a relevant metric for the renewable power generation industry.
(3)
Represents GAAP rental revenue of $3,396,517 recognized under existing tenant leases for the three months ended September 30, 2014 adjusted to include three months of minimum contractual rental amounts for assets acquired after September 30, 2014. Excludes interest income on receivables.

  Easements and Lease Assignments

       In most locations, our tenant leases were acquired together with an easement granted by the property owner in favor of Landmark, granting us the rights to the tenant site occupied by the tenant under the lease. For our tenant sites that were not accompanied by an easement, our lease assignments provide us with economic rights that are substantially similar to the economic rights granted under our easements, including the right to re-lease the same space if the tenant lease expires or terminates. In limited circumstances we lease the sites from property owners and then sub-lease those spaces to our tenants.

       The terms of our easements and lease assignments generally range from 40 years to 99 years, and we also hold perpetual easements. The average remaining term of our easements and lease assignments is approximately 74 years (assuming perpetual easements, which comprise approximately 41% of our total easements, have a term of 99 years). When we acquire an easement or lease assignment in connection with a property subject to a mortgage, we generally also enter into a non-disturbance agreement with the mortgage lender in order to protect us against potential foreclosure on the property owner at the infrastructure location, which foreclosure could, absent a non-disturbance agreement, extinguish our easement or lease assignment. In some instances where we obtain non-disturbance agreements, we still remain subordinated to some indebtedness. As of October 13, 2014, at least 90% of our tenant sites were either subject to non-disturbance agreements or had been otherwise recorded in local real estate records in senior positions prior to any mortgages.

       Our easements and lease assignments strengthen and protect our real property interests in any given infrastructure location by allowing us to control the use of the tenant site after the expiration of the primary lease term (plus extension options) and to prevent a property owner from interfering with the operations of our tenants. Additionally, we believe that our easements and lease assignments have been and will continue to be acquired and structured in a manner that mitigates additional risks in many ways, including the following:

  •
  We record our easements and lease assignments in local real property records, giving constructive notice of our real property interest to all successor property owners and other parties of interest (such as future lenders).

  •
  We perform a title search prior to the acquisition of the easement or lease assignment and obtain title insurance on the easement or lease assignment except where doing so would not be economic or otherwise feasible, and all material exceptions to title are typically addressed prior to purchase.

  •
  Our possessory use rights to the underlying property mitigate our liability exposure, and we are typically indemnified by the property owners or our tenants for environmental liability, if any, relating to the property. In addition, general liability insurance is typically provided by our tenants.

  •
  Our easements and lease assignments, together with our non-disturbance agreements, generally protect our real property interest in case of a foreclosure against the property owner.

  •
  The property owner is generally contractually responsible for their property-level operating expenses, including maintenance capital expenditures, taxes and insurance.

       Finally, in the event that one of our tenant leases expires without renewal or is terminated, all of our easements and substantially all of our lease assignments allow us to enter into a new lease of the same space for the same use within a specified period of time. If we do not enter into a new lease during the tenant replacement period (typically three to five years), in the case of an easement, the easement terminates and control of the space reverts back to the property owner, or in the case of a lease assignment, we forfeit our right to re-lease the space.

       In limited circumstances we have granted a landowner the right to re-acquire our lease assignment at a purchase price which we believe makes us economically whole for the loss of an asset. To date, no landowner has exercised this right.

  Fee Simple Properties

       Our initial portfolio of real property interests includes only three properties we own in fee simple. These properties have associated tenant leases in the wireless communication and outdoor advertising industry. These properties have associated operating and property tax expense for which we are responsible. For the three months ended September 30, 2014, we received less than $0.1 million in adjusted revenue related to these properties, representing only 1.4% of our quarterly adjusted revenue.

       The table below provides an overview of the remaining term and adjusted quarterly revenue under our easements, lease assignments and fee simple properties as of October 13, 2014.

Our Real Property Interests by Remaining Term

		Leased Tenant Sites(2)
					Percentage of Adjusted Quarterly Revenue(4)
Remaining Term of Real Property Interest(1)	Number of Infrastructure Locations	Number	Average Remaining Lease Term (years)(3)	Adjusted Quarterly Revenue(4)
Wireless Communication
Less than or equal to 20 years	4	7	19.3	$54,650	2%
20 to 29 years	23	31	18.3	198,503	6%
30 to 39 years	80	104	17.5	599,984	17%
40 to 49 years	53	89	16.9	504,429	15%
50 to 99 years	99	119	22.4	550,124	16%
Perpetual(5)	162	224	19.0	1,023,431	29%

Subtotal	421	574	19.0	$2,931,121	85%

Outdoor Advertising
20 to 29 years	3	6	7.4	$9,325	–
30 to 39 years	7	8	8.9	56,089	2%
40 to 49 years	6	7	9.5	24,088	1%
50 to 99 years	28	35	18.0	150,673	4%
Perpetual(5)	49	63	14.3	263,502	8%

Subtotal	93	119	14.4	$503,677	15%

Renewable Power Generation
30 to 39 years	1	2	23.3	$6,356	–

Subtotal	1	2	23.3	$6,356	–

Aggregate Portfolio
Less than or equal to 20 years	4	7	19.3	$54,650	2%
20 to 29 years	27	39	17.0	214,184	6%
30 to 39 years	87	112	16.9	656,073	19%
40 to 49 years	59	96	16.3	528,517	16%
50 to 99 years	127	154	21.4	700,797	20%
Perpetual(5)	211	287	17.9	1,286,933	37%

Total	515	695	18.3	$3,441,154	100%

(1)
Remaining term of real property interest is based on the assumption that the site is not vacant for a period longer than our tenant replacement period. This assumption is not used in calculating the remaining tenant lease terms and is inapplicable to the remaining term of real property interest of our fee simple properties.
(2)
"Leased Tenant Sites" means the number of individual sites that are leased. For example, if we have an easement on a single rooftop, on which three different tenants lease space from us, this would be counted as three "tenant sites," and all three tenant sites would be at a single infrastructure location with the same address.
(3)
Assumes the exercise of all remaining renewal options of tenant leases. Assuming no exercise of renewal options, the average remaining lease terms for our wireless communication, outdoor advertising, renewable power generation and aggregate portfolios as of October 13, 2014 were 2.7, 7.3, 23.3 and 3.5 years, respectively.
(4)
Represents GAAP rental revenue of $3,396,517 recognized under existing tenant leases for the three months ended September 30, 2014 and three months of minimum contractual rental amounts for assets acquired subsequent to September 30, 2014. Excludes interest income on receivables. Totals may not sum due to rounding.
(5)
Includes both fee simple and perpetual easement interests.

  Other Assets

       While we generate substantially all of our revenue from our ownership and leasing of real property interests, we also generate a small amount of revenue from other, non-core assets, which were in most cases acquired as part of a portfolio transaction of real property interests. These other assets include financing arrangements and management agreements whereby we purchased the right to receive a portion of a rental payment under a contract but are not a party to the lease and do not have a real property interest. Our other assets also include arrangements with T-Mobile whereby we purchased the right to retain a portion of a lease payment prior to passing the remainder to the property owner. These cash flow financing arrangements are accounted for as receivables in our financial statements. We generally will not seek to acquire assets that are similar to these cash flow financing arrangements.

  Tenant Leases

       The majority of our tenant leases were acquired from property owners, who assigned to us all of the property owner's rights, title and interest in and pursuant to (but generally excluding obligations under) a pre-existing lease between the property owner and a third-party tenant, such as a wireless carrier, cellular tower operator, billboard owner or renewable power producer. Generally, we do not assume the landlord's obligations under the tenant lease, such as the obligation to provide quiet enjoyment of the property or to pay property taxes. These leases previously provided the property owner with a stream of rental payments, typically paid monthly or annually, and were assigned to us in exchange for an up-front lump sum payment.

       Of our 695 leased tenant sites, 689 are subject to effectively triple net lease arrangements, meaning that our tenants or the underlying property owners are contractually responsible for property-level operating expenses, including maintenance capital expenditures, taxes and insurance. For this reason, we expect to have minimal ongoing expenses relating to our assets. For the year ended December 31, 2013, our property operating and maintenance expenses and maintenance capital expenditures were collectively equal to less than 1% of revenue.

       We believe our effectively triple net lease arrangements support a stable, consistent and predictable cash flow profile due to the following characteristics:

  •
  no equipment maintenance costs or obligations (tenant is responsible for all maintenance and Landmark's role is limited to billing, collections and managing the ground lease);

  •
  no property-level maintenance capital expenditures; and

  •
  no property tax or insurance obligations (tenant or property owner is responsible for these costs).

       Our tenant leases are typically structured with five-year or ten-year initial terms and four additional, successive five-year renewal terms. The average remaining lease term of our tenant leases is 18 years including renewal terms, and the average remaining lease term of our tenant leases is four years excluding renewal terms. In Landmark's five-year history, including assets in our initial portfolio as well as assets held by the Remaining Landmark Funds, it has had 427 tenant sites come up for renewal and 424 (over 99%) have been renewed. Our tenant leases produce an average of approximately $1,600 per month in GAAP rental payments, but can range from as low as $30 per month to as much as $9,700 per month. In addition, most of our tenant leases include built-in rent escalators, which are typically structured as fixed amount increases, fixed percentage increases, or CPI-based increases and increase rent annually or on the renewal of the lease term. Furthermore, 39 of our tenant leases, primarily in the outdoor advertising industry, contain revenue sharing provisions. As of October 13, 2014, 95% of our tenant leases contained contractual rent escalators, 88% of which were fixed-rate (with an average annual escalation rate of approximately 2.6%) and 7% of which were tied to CPI.

       Though our tenant leases are typically structured as long-term leases with fixed rents and rent escalators, our tenants generally may cancel their leases upon 30 to 180 days' notice. However, occupancy rates under our tenant leases have historically been very high. As of October 13, 2014, we had an occupancy rate of 99%, with 695 tenant sites leased and six tenant sites available for lease. We believe the infrastructure improvements and operations of the tenant assets located on our real property interests are essential to the ongoing operations and profitability of our tenants. We believe that the importance of these assets, combined with the challenges and costs of relocating these infrastructure improvements, make it likely that we will continue to enjoy high tenant retention and occupancy rates.

       We believe that by focusing on high-quality real property interests we increase the likelihood that our tenants will renew their leases upon expiration. In Landmark's history, including assets in our initial portfolio as well as assets held by the Remaining Landmark Funds, it has had 427 tenant sites come up for renewal and 424 (over 99%) have been renewed.

       We monitor tenant credit quality on an ongoing basis by reviewing, where available, the publicly filed financial reports, press releases and other publicly available industry information regarding the parent entities of our tenants. In addition, we monitor payment history data for all of our tenants. We are otherwise generally not entitled to financial results or other credit-related data from our tenants.

       The tables below summarize the remaining lease terms under our tenant leases as of October 13, 2014.

Our Tenant Sites by Remaining Tenant Lease Terms
(including full exercise of remaining renewal terms)

Remaining Lease Term	Number of Leased Tenant Sites	Adjusted Quarterly Revenue(1)	Percentage of Adjusted Quarterly Revenue(1)
Less than or equal to 5 years	59	$263,367	8%
5 to 9 years	108	539,103	16%
10 to 14 years	107	565,091	16%
15 years or more	421	2,073,593	60%

Total	695	$3,441,154	100%

(1)
Represents GAAP rental revenue of $3,396,517 recognized under existing tenant leases for the three months ended September 30, 2014 and three months of minimum contractual rental amounts for assets acquired subsequent to September 30, 2014. Excludes interest income on receivables. Totals may not sum due to rounding.

Our Tenant Sites by Remaining Tenant Lease Terms
(including no exercise of remaining renewal terms)

Remaining Lease Term	Number of Leased Tenant Sites	Adjusted Quarterly Revenue(1)	Percentage of Adjusted Quarterly Revenue(1)
Less than 1 year	145	$729,330	21%
1 to 2 years	117	553,604	16%
2 to 5 years	350	1,793,750	52%
5 years or more	83	364,470	11%

Total	695	$3,441,154	100%

(1)
Represents GAAP rental revenue of $3,396,517 recognized under existing tenant leases for the three months ended September 30, 2014 and three months of minimum contractual rental amounts for assets acquired subsequent to September 30, 2014. Excludes interest income on receivables.

 Our Tenants

       Our tenants operate in the wireless communication, outdoor advertising and renewable power generation industries. They are generally large, publicly traded companies (or their affiliates) with a national footprint. Approximately 90% of our adjusted revenue for the three months ended September 30, 2014 was derived from our Tier 1 tenants. In the course of evaluating acquisition opportunities, we assess the desirability of an infrastructure location to our tenants and factors impacting demand of their customers.

       Below is a summary of our tenants as of October 13, 2014.

Our Tenants By Industry

Tenant(1)	Number of Leased Tenant Sites	% of Total	Adjusted Quarterly Revenue(2)	% of Total
Wireless Communication (Carriers)
T-Mobile	111	16%	$649,986	19%
Verizon	106	15%	560,938	16%
Sprint	72	10%	435,008	13%
AT&T Mobility	80	12%	411,470	12%
Others	40	6%	166,966	5%

Wireless Communication (Carriers) Subtotal	409	59%	$2,224,368	65%
Wireless Communication (Tower Companies)
Crown Castle	101	15%	$390,362	11%
American Tower	29	4%	148,927	4%
SBA Communications	21	3%	103,833	3%
Others	14	2%	63,631	2%

Wireless Communication (Tower Companies) Subtotal	165	24%	$706,753	20%
Outdoor Advertising
CBS Outdoor	33	5%	$153,505	5%
Clear Channel Outdoor	24	3%	156,764	5%
Lamar Advertising	36	5%	104,806	3%
Others	26	4%	88,602	2%

Outdoor Advertising Subtotal	119	17%	$503,677	15%
Renewable Power Generation
Others	2	–	$6,356	–

Total	695	100%	$3,441,154	100%

(1)
Includes affiliates and subsidiaries.
(2)
Represents GAAP rental revenue of $3,396,517 recognized under existing tenant leases for the three months ended September 30, 2014 adjusted to include three months of minimum contractual rental amounts for assets acquired subsequent to September 30, 2014. Excludes interest income on receivables.

  Wireless Communication

       Our wireless communication tenants consist primarily of wireless carriers (and their affiliates), such as AT&T Mobility, Sprint, T-Mobile and Verizon, and tower companies (and their affiliates) such as American Tower, Crown Castle and SBA Communications. These tenants generally lease from us space underlying their cellular towers that contain antennas, radios and other electronic communications equipment. Our wireless communication sites also include space on existing buildings and structures, such as building rooftops, especially in dense urban areas and other locations where it is impossible or uneconomical to place a traditional cellular tower.

       We have strong renewal rates among our wireless communication tenants. We believe that this trend will continue because the decommissioning and repositioning of a current site in an existing carrier's network is expensive and often requires the reconfiguration of several other sites within the carrier's network, which may impact the carrier's network quality and coverage. In addition, zoning restrictions may significantly delay, hinder or prevent entirely the construction of new sites. Construction, decommissioning and relocation of a current site may also require the carrier to obtain additional governmental permits, further increasing the cost of non-renewal of a lease with us. In addition, as thousands of new tenant sites are constructed each year, many of these sites will be co-located on towers and other structures located on our real property interests. We believe each of these attributes helps us achieve stable, consistent and predictable cash flow, which will lead to consistent distributions for our unitholders.

       Rental rates associated with wireless communication assets are tied to various factors, including:

  •
  infrastructure location;

  •
  amount, type and function of the tenant's equipment on the infrastructure location;

  •
  ground space necessary for the tenant's base station and other infrastructure required for the transmission and reception of radio signal;

  •
  remaining capacity at the infrastructure location;

  •
  shared back-up power availability;

  •
  type of structure (e.g., stealth tower, rooftop, water tower); and

  •
  location of the customer's antennas on the infrastructure location.

  Outdoor Advertising

       Our outdoor advertising tenants include companies (and their affiliates) that own and manage billboards, such as CBS Outdoor, Clear Channel Outdoor and Lamar Advertising. These tenants generally lease space from us underlying billboards, typically along highly trafficked freeways and intersections.

       We have strong renewal rates among our outdoor advertising tenants. We believe that this trend will continue because billboards are the primary revenue generating assets of our outdoor advertising tenants. The outdoor advertising market is characterized by strict local regulations and zoning laws, which have made it extremely difficult to erect new billboards in many markets. Additionally, many existing sites are "non-conforming" with regard to current zoning standards but have been "grandfathered" in (and therefore not required to be removed) as they have been in place for long periods of time prior to the change in zoning standards. As such, there is typically a very high rate of lease renewal among our outdoor advertising tenants, and we believe that these renewals will continue to provide stable, growing revenue.

       Rental rates associated with outdoor advertising assets are tied to various factors, including:

  •
  infrastructure location;

  •
  illumination for night-time visibility;

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  display and face size;

  •
  roadside position with respect to traffic flow;

  •
  angle to the road for maximum visibility;

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  street type (e.g., highway, interstate, cross-section);

  •
  traffic count;

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  viewer traffic metrics;

  •
  type of display (e.g., static face, digital billboard, tri-vision); and

  •
  height above ground level.

  Renewable Power Generation

       Our renewable power generation tenant on our two wind turbines is NextEra Energy Resources and its counterparty is Tennessee Valley Authority, an investment-grade rated utility. Our tenant currently leases space from us underlying wind turbines, and we anticipate future tenants will lease space from us underlying wind turbines, solar arrays and other renewable power generation assets. We believe our renewable power generation tenants and their counterparties will consist of credit rated utility companies and experienced developers (and their affiliates). We expect renewable power generation to be an area of growth for our portfolio.

       We believe we will have strong renewal rates among our renewable power generation tenants. The renewable power generation industry is characterized by long development periods and projects of significant scale, typically requiring large capital commitments and several years of due diligence by the project operator to ensure suitability of the project location prior to commencement of project construction. In the case of wind turbines, a three-year wind study is typically completed by the developer to study the wind patterns at the proposed project location. Similarly, prior to the construction of a commercial solar project, the developer will typically complete a review of historical weather patterns to evaluate the amount of uninterrupted access to sunlight at the project location. Developers must also consider accessibility to transmission infrastructure and power connects when selecting a project site, significantly restricting the ability to relocate a renewable power project.

       We intend to target renewable power projects that have been developed within the last five years, have the most current and efficient equipment with the longest useful life and the highest energy output. When seeking real property interests in this industry, we will confirm a power purchase agreement is in place between the owner of the project and a utility or municipality. The power purchase agreement defines the terms between the counterparties and sets the sales price of the power generated for an extended period of time, typically twenty years. We believe these attributes lead to a very high rate of lease renewal and will help us achieve stable cash flow from the renewable power generation industry.

       Rental rates associated with renewable power generation assets are tied to various factors, including:

  •
  Infrastructure location;

  •
  Ground space necessary for the project;

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  Interconnecting power grid infrastructure;

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  Proximity and access to transmission lines;

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  Value of underlying real estate royalty percentage (if applicable) negotiated into the lease with the project developer;

  •
  Location's geographical and meteorological characteristics which expect to yield the highest energy production; and

  •
  Competition by multiple developers for the same property.

Our Relationship with Landmark

       One of our principal strengths and greatest competitive advantages is our relationship with Landmark. Landmark is one of the largest and most active acquirers of real property interests underlying infrastructure assets in the wireless communication, outdoor advertising and renewable power generation industries. Landmark, headquartered in Los Angeles, California, has approximately 125 employees and has offices and origination team members who work remotely across the United States.

       Landmark has stated that it intends to continue to acquire additional real property interests in the wireless communication, outdoor advertising, renewable power generation and other fragmented industries, and that it intends to facilitate our growth through the sale of additional assets to us. In addition to the contribution of assets to us, Landmark will make a cash investment in us to purchase 2,066,995 subordinated units at the initial public offering price of our common units. Upon the closing of this offering, including the purchase of subordinated units, Landmark will own our general partner, all of the incentive distribution rights and an approximate 40% limited partner interest in us. Given its substantial cash investment and significant ownership in us, we believe Landmark will promote and support the successful execution of our business strategies.

       We believe Landmark is incentivized to support us. However, there are no restrictions on the ability of Landmark or its affiliates, including the Remaining Landmark Funds and new private funds that Landmark may form, to compete with us, including for the acquisition of future real property interests. We will enter into an omnibus agreement with Landmark and the Remaining Landmark Funds pursuant to which the Remaining Landmark Funds will grant us a right of first offer on real property interests that they currently own or acquire in the future before selling or transferring those assets to any third party. The assets subject to the right of first offer are comprised of 832 tenant sites that the Remaining Landmark Funds currently own and additional real property interests they acquire in the future in our target industries. Neither Landmark nor any of the Remaining Landmark Funds are obligated to offer to sell us any additional assets, except pursuant to our right of first offer, which the Remaining Landmark Funds are obligated to offer to sell to us, but only if and when those funds otherwise decide, in their sole discretion, to dispose of such assets. Landmark or the Remaining Funds may need to obtain third-party consents in order to transfer of certain of the assets subject to the right of first offer. In addition, we are under no obligation to buy any additional assets from Landmark or the Remaining Landmark Funds. The consideration to be paid by us for those assets, as well as the consummation and timing of any acquisition by us of those assets, would depend upon, among other things, the timing of Landmark's decision to sell those assets and our ability to successfully negotiate a price and other purchase terms for those assets. Please read "Risk Factors – Risks Related to Our Business – If we are unable to make accretive acquisitions of real property interests, our growth could be limited" and "Conflicts of Interest and Duties – Conflicts of Interest."

 Right of First Offer Assets

       In connection with this offering, the Remaining Landmark Funds have agreed to grant us a right of first offer on real property interests that they currently own or acquire in the future before selling or transferring those assets to any third party. Neither Landmark nor any of the Remaining Landmark Funds are obligated to offer to sell us any additional assets, except pursuant to our right of first offer, which the Remaining Landmark Funds are obligated to offer to sell to us, but only if and when those funds otherwise decide, in their sole discretion, to dispose of such assets. We expect the right of first offer assets will have similar features and attributes (e.g. tenants, geography, lease terms) as the assets we currently own. The following map shows the geographic distribution of the right of first offer assets:

Right of First Offer Assets Locations

       The right of first offer assets include the following assets currently owned by the Remaining Landmark Funds as of October 13, 2014:

Right of First Offer Assets

		Available Tenant Sites(1)			Leased Tenant Sites
Industry	Number of Infrastructure Locations	Number	Average Remaining Property Interest (Years)(2)		Number	Average Remaining Lease Term (Years)(3)
Wireless Communication	433	569	77.8		567	21.6
Outdoor Advertising	229	259	88.2		259	12.8
Renewable Power Generation	2	4	41.5		4	39.7

Total	664	832	80.9	(4)	830	18.9

(1)
"Available Tenant Sites" means the number of individual sites that could be leased. For example, if we have an easement on a single rooftop, on which three different tenants can lease space from us, this would be counted as three "tenant sites," and all three tenant sites would be at a single infrastructure location with the same address. Tenant sites included in this table reflect only those owned by the Remaining Landmark Funds, which are subject to our right of first offer, and do not include any tenant sites owned directly by Landmark.
(2)
Fee simple ownership and perpetual easements are shown as having a term of 99 years for purposes of calculating the average remaining term.
(3)
Assumes the exercise of all remaining renewal options. Assuming no exercise of renewal options, the average remaining lease terms for the wireless communication, outdoor advertising, renewable power generation and total portfolios of right of first offer assets as of October 13, 2014 were 3.1, 7.4, 22.2 and 4.5 years, respectively.
(4)
Excluding perpetual ownership rights, the average remaining property interest term on the tenant sites subject to the right of first offer is approximately 75 years.

 Landmark's Acquisition Platform

       Landmark's senior management team has an average of over 17 years of experience with high volume, small balance real property asset originations in industries with fragmented real property ownership. The team has an established track record and deep domain expertise across all aspects of the business including lead generation, origination, underwriting, acquisition, financing and asset management.

       The real property interests Landmark seeks to acquire generally range in value from $50,000 to $500,000. As a result, Landmark must assemble large pools of assets to achieve portfolio critical mass and diversification. To accomplish this, highly trained groups within Landmark use custom information technology systems and processes developed over the past decade to sequentially manage workflow while providing management with the ability to monitor and direct activity in real-time. During 2013, Landmark negotiated over 3,500 real property transactions with one to two real property interests per transaction. Through this proprietary process, Landmark efficiently evaluates assets to ensure they meet Landmark's stringent underwriting criteria. Based on its initial evaluation of the assets, including its due diligence and underwriting processes, certain assets can be held back to work through and remediate issues while efficiently managing the flow of other assets into the acquisition pipeline. Landmark believes that the small individual asset size, together with the expertise and discipline required to close high acquisition volumes, creates a significant barrier to entry for prospective competitors. We expect to benefit greatly from Landmark's acquisition platform, which we believe will continue to facilitate the acquisition of attractive assets for our business.

  Asset Life Cycle through the Acquisition Platform

       The Landmark process has been specifically designed for better customer engagement and to be as seamless and efficient for the owner as possible (and, in doing so, more efficient for Landmark as well). Landmark has customized its processes and documentation for its specific business, emphasizing customer interaction and delivering a high-quality transaction experience. For example, Landmark has developed a one-page purchase option agreement, making the documentation less intimidating and easier for the property owner to understand. In addition, documentation is requested from the property owner in a concise, straightforward manner and expectations and timing are discussed with the owner, making the transaction process transparent and the property owner a real participant in the process who is accountable and responsible for various aspects of the deal process. In this way, the property owner is engaged, there are limited surprises and the closing process is more of a joint venture between Landmark and the property owner, resulting in a better customer experience.

       Landmark's high volume, small balance real property acquisition and asset management platform has four primary phases which include: (1) Lead Generation; (2) Sales Origination; (3) Underwriting and Closing; and (4) Asset Management.

  Lead Generation

       Landmark developed a proprietary lead-generation system that expedites the identification of small balance real property interests in fragmented real property ownership industries. This system, used by its employees to identify asset prospects, facilitates the aggregation of directly-sourced field data. Once an infrastructure location prospect has been identified, Landmark's team leverages a variety of proven data and technology resources and strategies to obtain preliminary contact information for the property owner, referred to as a "lead". Leads are qualified by a dedicated team that validates data directly with the owner of the infrastructure location. Once the property owner's address and contact information is confirmed, an account is created and an appointment is arranged.

  Sales Origination

       The sales origination process begins with a meeting between a Landmark sales professional and the property owner. In 2013, Landmark's sales professionals engaged in nearly fifteen thousand meetings with property owners to establish a relationship, discuss the owner's needs and objectives, and educate the owner on the value of Landmark's proposed transaction. During these meetings, sales professionals evaluate the appropriateness of Landmark's proposed transaction for the property owner and their interest level in selling their real property interest. Once Landmark obtains a copy of the lease from the property owner, relevant data is input into Landmark's proprietary asset evaluation system to generate an acquisition option agreement. The option agreement terms are negotiated with the property owner and, upon acceptance of the agreement, Landmark uploads the executed agreement and necessary documentation to its proprietary technology platform for further diligence by the dedicated underwriting and closing team.

  Underwriting and Closing

       After Landmark's proposal has been accepted by the property owner and an option agreement has been executed, the transaction is moved to Landmark's dedicated underwriting and closing team. The account enters a comprehensive due diligence process to ensure consistent quality across Landmark's portfolio of asset acquisitions. Curative measures are taken to clear title on the real property interest (for example, an outstanding creditor's lien) simultaneous with the underwriting and due diligence process. Given its considerable experience, depth of resources, and proven processes, Landmark is able to perform a comprehensive and efficient underwriting of the risk and value assessment on its high-volume acquisition pipeline. We believe this is one of Landmark's greatest strengths and competitive advantages and is driven by (i) Landmark's extensive database of comparable transactions and leases, and (ii) its thorough understanding of applicable underwriting factors (such as which intersections or highways tend to have the most traffic, applicable zoning regulations and the availability of nearby wireless or advertising sites). In the underwriting stage, Landmark reviews various transaction materials and documents for compliance with Landmark's underwriting criteria, including, but not limited to, the following:

  •
  current industry macro and micro risks;

  •
  tenant counterparty risk;

  •
  lease economics;

  •
  lease terms;

  •
  "seasoning," or whether the property has a proven track record of tenant lease payments, and the details of that track record;

  •
  evaluation of real estate and infrastructure based in part on site visits and surveys;

  •
  site demographics;

  •
  competitive landscape analysis; and

  •
  rent analysis based on Landmark's proprietary database of comparative rents in the target area.

       Once a transaction is deemed to meet Landmark's due diligence and underwriting standards, it proceeds to Landmark's investment committee for approval of the acquisition. Pending approval, legal closing documents are prepared, executed and delivered. Due to its streamlined proprietary acquisition process, Landmark has the ability to quickly close acquisitions. We expect to continue to benefit from Landmark's higher acquisition volumes and more efficient, scalable processes.

  Asset Management

       After funding, tenants are notified of the acquisition and notarized payment re-direction letters are sent advising the tenant to redirect rental payments to Landmark. All post-closing items are revisited, the lease data is re-verified and moved to Landmark's asset administration system, where compliance is monitored on an ongoing basis. The tenant management phase includes collections, tenant payment conversion, tenant relations, development of sponsored programs, and tenant contact management. The asset management phase includes the negotiation of lease renewals, modifications, cancellations, reductions, document and consent requests, landlord and tenant complaints and new leasing of available tenant sites. The objective of the asset management function is to ensure that Landmark efficiently receives and processes its rental income while optimizing its ability to capitalize on opportunities for additional revenue opportunities.

Regulation

  Environmental Matters

       Laws and regulations governing the discharge of materials into the environment or otherwise relating to the protection of the environment are applicable to our business and operations, and also to the businesses and operations of our lessees, property owners and other surface owners or operators. Federal, state and local government agencies issue regulations that often require difficult and costly compliance measures that carry substantial administrative, civil and criminal penalties and that may result in injunctive obligations for non-compliance. These laws and regulations often require permits before operations commence, restrict the types, quantities and concentrations of various substances that can be released into the environment, require remediation of released substances, and limit or prohibit construction or operations on certain lands (e.g. wetlands). We do not conduct any operations on our properties, but we or our tenants may maintain small quantities of materials that, if released, would be subject to certain environmental laws. Similarly, our property owners, lessees and other surface interest owners may have liability or responsibility under these laws which could have an indirect impact on our business. These laws include but are not limited to the federal Resource Conservation and Recovery Act ("RCRA"), and comparable state statutes and regulations promulgated thereunder (which impose requirements on the generation, transportation, treatment, storage, disposal and cleanup of hazardous and non-hazardous wastes) and the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), and analogous state laws (which generally impose liability, without regard to fault or legality of the original conduct, on classes of persons who are considered to be responsible for the release of hazardous substances into the environment, including the current and former owners or operators of a site. It is not uncommon for neighboring property owners and other third-parties to file claims for personal injury and property damage allegedly caused by the hazardous substances released into the environment. Therefore, governmental agencies or third parties may seek to hold us, our lessees, property owners and other surface interest owners responsible under CERCLA and comparable state statutes for all or part of the costs to cleanup sites at which hazardous substances have been released. Our agreements with our lessees, property owners and other surface owners generally include environmental representations, warranties, and indemnities to minimize the extent to which we may be financially responsible for liabilities arising under these laws.

Seasonality

       We receive fixed rental payments under our tenant leases that are typically paid on a monthly basis, and we expect to experience some seasonal effect on our cash flow due to rents paid annually. Additionally, we have revenue sharing provisions under a portion of our tenant leases, which may result in some seasonal effect on our cash flow if our tenants' revenue are seasonal.

Competition

       We face competition in the acquisition and leasing of our real property interests in each of our target industries. Some of the competitors are larger than us and include public entities with greater access to capital and scale of operations than us. In addition, Landmark and its affiliates will compete with us for acquisitions and the leasing of real property interests. Please read "Risk Factors – Risks Inherent in an Investment in Us – Landmark and the Remaining Landmark Funds may compete with us, and Landmark, as owner of our general partner, will decide when, if and how we complete acquisitions."

       In the acquisition of real property interests underlying our tenants' infrastructure, our principal competitors include our tenants and private independent acquirers focused on individual industries. In the wireless communication industry, the principal competitors include tower companies such as American Tower, Crown Castle International and SBA Communications and private independent acquirers such as APWIP, Unison Site Management Corporation and Wireless

Capital Partners. In the outdoor advertising industry, the principal competitors include billboard companies such as CBS Outdoor, Clear Channel Outdoor and Lamar Advertising. In the renewable power generation industry, the principal competitor is AWCC Capital. We believe the most significant factors affecting the competitive environment in the acquisition of real property interest underlying our tenant's infrastructure include the relationship with the property owner, price offered, structure and terms of the acquisition, time to closing and surety of closing.

       In the leasing of real property interests in the wireless communication industry, our principal competitors include our tenants, private property owners, Real Estate Investment Trusts or "REITs" and the government. In the wireless communication industry, our principal competitors include wireless carriers that own their own tower networks, tower companies such as American Tower Corporation, Crown Castle and SBA Communications, private independent owners of portfolios of real property interest such as APWIP, Unison and Wireless Capital, real estate owners, REITs, utilities, municipalities and other companies that provide structures upon which wireless communication equipment may be installed. In the outdoor advertising industry, the principal competitors include private real estate owners, REITs and municipalities. In the renewable power generation industry, the principal competitors include private real estate owners and municipalities. We believe the most significant factors affecting the competitive environment in the leasing of real property interest underlying our tenant's infrastructure include site location and capacity, quality of service, density within a geographic market and, to a lesser extent, price.

Employees

       We are managed and operated by the board of directors and executive officers of Landmark Infrastructure Partners GP LLC, our general partner. Neither we nor our subsidiaries have any employees. Our general partner has the sole responsibility for providing the employees and other personnel necessary to conduct our operations. All of the employees that conduct our business are employed by affiliates of our general partner. Immediately after the closing of this offering, we expect that our general partner and its affiliates will have approximately 20 employees performing services for our operations. We believe that our general partner and its affiliates have a satisfactory relationship with those employees.

Legal Proceedings

       Although we may, from time to time, be involved in litigation and claims arising out of our operations in the normal course of business, we are not a party to any litigation or governmental or other proceeding that we believe will have a material adverse impact on our financial condition or results of operations. In addition, under our omnibus agreement, Landmark will indemnify us for liabilities relating to litigation matters attributable to the ownership of the contributed assets prior to the closing of this offering. Please read "Certain Relationships and Related Party Transactions – Agreements Governing the Transactions – Omnibus Agreement."

POLICIES WITH RESPECT TO CERTAIN ACTIVITIES

       The following is a discussion of certain of our investment, financing and other policies. These policies may be amended or revised from time to time by the board of directors of our general partner without a vote of our unitholders.

Investment Policies

  Investments in Real Estate or Interests in Real Estate

       Our objective is to maximize unitholder value by seeking superior risk-adjusted returns, with an emphasis on stable revenue, by acquiring, owning and managing a portfolio of real property interests that we lease to companies in the wireless communication, outdoor advertising and renewable power generation industries and other industries with fragmented real property ownership. We generally seek to acquire real property interests subject to effectively triple net lease arrangements. For a discussion of our properties and our business strategies and strengths, please read "Business and Properties."

       We expect to pursue our objective primarily through the ownership of a diversified portfolio of long-term and perpetual easements, tenant lease assignments and, to a lesser extent, fee simple property. Our strategy targets assembling a diversified asset portfolio across a variety of industries, tenants and locations throughout the United States.

       While we consider the foregoing when making investments, we have made and will continue to make opportunistic investments that do not meet one or more of these criteria, and we may make additional investments that do not meet one or more of these criteria if we believe the opportunity is sufficiently attractive.

  Investments in Real Property Interest Related Assets

       While our initial portfolio primarily consists of, and our business strategies emphasize, the ownership and leasing of real property interests, we also generate a small amount of revenue from other, non-core assets. These other assets include arrangements where we purchased the right to receive a portion of a rental payment under a contract but do not have a real property interest. There are no restrictions on the proportion of our assets that may be invested in a type of asset or any single asset. However, we do not intend to have a significant portion of our portfolio invested in receivables.

  Investments in Other Securities

       We do not intend to invest in securities such as bonds, preferred stock, common stock or limited partner units.

Dispositions

       In order to maximize the performance and manage the risks within our portfolio, we intend to selectively dispose of any of our real property interests that we determine are inappropriate for long-term investment purposes based upon management's review of our portfolio.

Financings and Leverage Policy

       We anticipate using a number of different sources to finance our acquisitions and operations, including cash flow from operations, draws under (or assumptions of secured debt that is converted into a portion of) our new revolving credit facility, asset sales, seller financing, issuance of debt securities, private financings (such as additional bank credit facilities, which may or may not be secured by our assets), property-level mortgage debt, common or preferred equity issuances or any combination of these sources, to the extent available to us, or other sources that may become available from time to time. Any debt that we incur may be recourse or non-recourse and may be secured or unsecured. We may use the proceeds of our borrowings to acquire assets, to refinance existing debt or for general partnership purposes.

       Although we are not required to maintain any particular leverage ratio, we intend to employ prudent amounts of leverage and to use debt as a means of providing additional funds for the acquisition of assets, to refinance existing debt or for general partnership purposes. Our partnership agreement does not limit the amount of debt that we may incur, and the board of directors of our general partner has not adopted a policy limiting the total amount of debt that we may incur.

       Our general partner will consider a number of factors in determining the amount of debt that we may incur. The board of directors of our general partner may from time to time modify its views regarding the appropriate amount of financing in light of then-current economic conditions, relative costs of debt and equity capital, market values of our properties, general conditions in the market for debt and equity securities, fluctuations in the market price of our common units, growth and acquisition opportunities and other factors. Our decision to use leverage in the future to finance our assets will be at our discretion and will not be subject to the approval of our unitholders.

Equity Capital Policies

       To the extent that the board of directors of our general partner determines to raise additional capital, we may issue debt or equity securities (including senior securities), retain funds from our operations (subject to the provisions of our partnership agreement) or pursue a combination of these methods. Existing unitholders will have no preemptive right to securities offered by us, and any such offering might cause dilution of a unitholder's investment in us.

       We may, under certain circumstances, purchase our units or other securities in the open market or in private transactions with our unitholders, provided that those purchases are approved by our general partner. Our general partner has no present intention of causing us to repurchase any limited partner units or other securities, and any such action would only be taken in conformity with applicable federal and state laws and our partnership agreement.

       In connection with our formation transactions, we have issued our common and subordinated units in exchange for certain of our real property interests and cash, and we may issue limited partner interests in exchange for additional real property interests or cash in the future.

       We have not and do not intend to engage in trading, underwriting or agency distribution or sale of securities.

       We have not and do not intend to make loans to other persons.

Code of Business Conduct and Ethics

       Upon the completion of this offering, we will adopt a code of business conduct and ethics that seeks to identify and mitigate conflicts of interest between our interests and the interests of our general partner and its employees, directors and officers. However, we cannot assure you that these policies or provisions will always be successful in eliminating or minimizing the influence of such conflicts, and if they are not successful, decisions could be made that might fail to reflect fully the interests of unitholders.

Reporting Policies

       We will make available to record holders of common units, within 105 days after the close of each fiscal year, an annual report containing audited financial statements and a report on those financial statements by our independent public accountants. Except for our fourth quarter, we will also make available summary financial information within 50 days after the close of each quarter. After this offering, we will become subject to the information reporting requirements of the Exchange Act. Pursuant to those requirements, we will be required to file annual and periodic reports, and other information, including audited financial statements, with the SEC.

 MANAGEMENT

Management of Landmark Infrastructure Partners LP

       We are managed by the directors and executive officers of our general partner, Landmark Infrastructure Partners GP LLC. Our general partner is not elected by our unitholders and will not be subject to election or re-election by our unitholders in the future. Landmark indirectly owns all of the membership interests in our general partner. Our general partner has a board of directors, and our unitholders are not entitled to elect the directors or directly or indirectly to participate in our management or operations. Our general partner will be liable, as general partner, for all of our debts (to the extent not paid from our assets), except for indebtedness or other obligations that are made specifically nonrecourse to it. Whenever possible, we intend to incur indebtedness that is nonrecourse to our general partner.

       Upon the closing of this offering, we expect that our general partner will have seven directors, two of whom will be independent as defined under the independence standards established by NASDAQ and the Exchange Act. In accordance with the rules of NASDAQ, Landmark will appoint one additional independent member within one year of the effective date of the registration statement. NASDAQ does not require a listed publicly traded limited partnership, such as ours, to have a majority of independent directors on the board of directors of our general partner or to establish a compensation committee or a nominating and corporate governance committee. We are, however, required to have an audit committee of at least three members, and all its members are required to meet the independence and experience standards established by NASDAQ and the Exchange Act, subject to the transitional relief during the one-year period following completion of this offering.

       The executive officers of our general partner will allocate their time between managing our business and affairs and the business and affairs of Landmark. The amount of time that our executive officers will devote to our business and the business of Landmark will vary in any given period based on a variety of factors. We expect that our general partner's executive officers will devote as much time as is necessary for the proper conduct of our business and affairs.

       Neither we nor our subsidiaries have any employees. Our general partner has the sole responsibility for providing the personnel necessary to conduct our operations. All of the employees and other personnel that will conduct our business immediately following the closing of this offering will be employed or contracted by our general partner and its affiliates, including Landmark, but we sometimes refer to these individuals in this prospectus as our employees because they provide services directly to us.

  Committees of the Board of Directors

       The board of directors of our general partner will have an audit committee and a conflicts committee, and may have such other committees as the board of directors shall determine from time to time. Each of the standing committees of the board of directors will have the composition and responsibilities described below.

  Audit Committee

       We are required to have an audit committee of at least three members, and all its members are required to meet the independence and experience standards established by NASDAQ and Rule 10A-3 promulgated under the Exchange Act, subject to certain transitional relief during the one-year period following consummation of this offering as described above. Thomas Carey White III and Ronald W. Readmond will serve as members of our audit committee. Our audit committee will assist the board of directors in its oversight of the integrity of our financial statements and our compliance with legal and regulatory requirements and partnership policies and controls. Our audit committee will have the sole authority to retain and terminate our independent registered public accounting firm, approve all auditing services and related fees and the terms thereof, and pre-approve any non-audit services to be rendered by our independent registered public accounting firm. Our audit committee will also be responsible for confirming the independence and objectivity of our independent registered public accounting firm. Our independent registered public accounting firm will be given unrestricted access to our audit committee.

  Conflicts Committee

       At least two independent members of the board of directors of our general partner will serve on a conflicts committee to review specific matters that the board believes may involve conflicts of interest and determines to submit to the conflicts committee for review. The conflicts committee will determine if the resolution of the conflict of interest is adverse to the interest of the partnership. The members of the conflicts committee may not be officers or employees of our general partner or directors, officers or employees of its affiliates, including Landmark, and must meet the independence standards established by NASDAQ and the Exchange Act to serve on an audit committee of a board of directors along with other requirements in our partnership agreement. Any matters approved by the conflicts committee will be conclusively deemed to be approved by us and all of our partners and not a breach by our general partner of any duties it may owe us or our unitholders.

Directors and Executive Officers of Landmark Infrastructure Partners GP LLC

       Directors are appointed by the sole member of our general partner and hold office until their successors have been elected or qualified or until their earlier death, resignation, removal or disqualification. Executive officers are appointed by, and serve at the discretion of, the board of directors. The following table shows information for the directors, director nominees and executive officers of Landmark Infrastructure Partners GP LLC.

Name	Age	Position with Landmark Infrastructure Partners GP LLC
Arthur P. Brazy, Jr.	55	Chief Executive Officer and Director
Jeffrey J. Knyal	49	Vice Chairman
George P. Doyle	45	Chief Financial Officer and Treasurer
Keith M. Drucker	45	Senior Vice President – Investments
Daniel E. Rebeor	46	Senior Vice President – Real Estate Operations
Daniel R. Parsons	50	Senior Vice President – Information Systems and Technology
Matthew P. Carbone	48	Chairman of the Board of Directors
James F. Brown	50	Director
Jonathan A. Contos	30	Director
Edmond G. Leung	33	Director
Ronald W. Readmond	71	Director Nominee
Thomas Carey White III	49	Director Nominee

       Arthur P. Brazy, Jr. will serve as Chief Executive Officer and a Director of our general partner. Mr. Brazy has served as President of our sponsor, Landmark Dividend LLC, since co-founding the company in February 2010, and as a member of the board of managers of Landmark Dividend Holdings LLC and its predecessor since February 2010. From December 2005 to March 2009, Mr. Brazy served as Chief Executive Officer of Church Mortgage Acceptance Co., LLC, a private company he co-founded focused on direct lending to churches. From January 2001 to December 2005, Mr. Brazy served as Chief Executive Officer of Lakefront Ventures LLC, a private investment firm specializing in commercial and mortgage finance, private equity, real estate and structured finance advisory services. Prior to this, Mr. Brazy founded and led numerous private investment partnerships including Atherton Capital and worked as an officer of Eastdil Secured, a real estate investment bank. Mr. Brazy holds a B.S. in Economics from the California Institute of Technology and an M.B.A. from Stanford University. In addition to his other skills and qualifications, we believe that Mr. Brazy's extensive experience with private investment funds, his in-depth knowledge of the real property industry generally and in successfully operating several different companies makes him qualified to be Chief Executive Officer and a member of the Board of Directors of our general partner.

       Jeffrey J. Knyal will serve as Vice Chairman of our general partner. Mr. Knyal has served as Chief Executive Officer of our sponsor, Landmark Dividend LLC, since co-founding the company in February 2010, and as a member of the board of managers of Landmark Dividend Holdings LLC and its predecessor since February 2010. From June 2001 to July 2009, Mr. Knyal served as Chief Operating Officer and Chief Financial Officer of Wireless Capital Partners LLC, a private company he co-founded, focused on the wireless ground lease acquisition industry. Prior to joining Wireless Capital Partners LLC, Mr. Knyal served as Vice President at RBS Greenwich Capital Markets, Chief Operating Officer and co-founder of Franchise Mortgage Acceptance Company, and an Analyst at Dean Witter Reynolds Inc. Mr. Knyal holds a B.S. in Finance from the University of Illinois and an M.B.A. from the University of Chicago. In addition to his other skills and qualifications, we believe that Mr. Knyal's extensive experience in the ground lease acquisition industry and in successfully operating several different companies makes him qualified to be Vice Chairman of our general partner.

       George P. Doyle will serve as Chief Financial Officer and Treasurer of our general partner. Mr. Doyle has served as Chief Financial Officer and Treasurer of our sponsor, Landmark Dividend LLC, since August 2011. From June 2010 to October 2010, Mr. Doyle served as the Executive Vice President, Chief Financial Officer, Secretary and Treasurer of Clearview Hotel Trust, Inc., a REIT that invests primarily in the hospitality industry. Prior to joining Clearview Hotel Trust, Inc., Mr. Doyle served, from November 2009 to June 2010, as the Vice President of Finance for Steadfast Income Advisor, LLC, the external advisor for Steadfast Income REIT, Inc., a REIT that invests primarily in multi-family residential properties. Mr. Doyle was also the Chief Accounting Officer for Steadfast Income REIT, Inc. Previously, Mr. Doyle served in various capacities from November 2003 to June 2009, including from July 2004 to June 2009 as the Senior Vice President – Chief Accounting Officer, at HCP, Inc., an S&P 500 REIT traded on the NYSE that invests primarily in real estate serving the healthcare industry. From September 1995 to October 2003, Mr. Doyle served in various positions with the accounting firm KPMG LLP, including as a senior manager. Mr. Doyle holds a B.A. in Business Administration from Western Washington University and a Certificate of Accounting from Seattle University. Mr. Doyle is a Certified Public Accountant. We believe that Mr. Doyle's extensive financial and accounting background and experience with several different real estate companies makes him qualified to be Chief Financial Officer and Treasurer of our general partner.

       Keith M. Drucker will serve as Senior Vice President – Investments of our general partner. Mr. Drucker has served as Chief Operating Officer of our sponsor, Landmark Dividend LLC, since April 2010. From October 2008 to April 2010, Mr. Drucker served as Business Development Manager of TowerCo LLC, a tower company founded in 2004 by veterans of the tower industry. From February 2007 to September 2008, Mr. Drucker served as Senior Vice President of Operations of Wireless Capital Partners, a private company focused on the acquisitions of cell site ground leases. From December 2002 to March 2006, he served as Vice President of Corporate Development and Operations for Global Signal, Inc., a provider of wireless, Internet, and broadband communication facilities, where he managed the acquisition and integration of nearly 8,000 real estate assets. Prior to his role at Global Signal, Mr. Drucker served as a Director for SpectraSite Communications, Inc., now American Tower, and he also served as Network Operations Manager and Account Executive at SBA Communications, Inc. Mr. Drucker received a B.S. in Business Communications from Bentley University. We believe that Mr. Drucker's experience in the wireless communications, cellular and ground lease industries makes him qualified to be Senior Vice President – Investments of our general partner.

       Daniel E. Rebeor will serve as Senior Vice President – Real Estate Operations of our general partner. Mr. Rebeor has served as Executive Vice President of Operations, since August 2011, and General Counsel, since June 2014 (Acting General Counsel from October 2012 to June 2014) of our sponsor, Landmark Dividend LLC. From August 2007 to July 2011, Mr. Rebeor served as Senior Director, National Real Estate of Cricket Communications, Inc., a national prepaid provider of wireless voice, text, and data services (Cricket was acquired by AT&T Inc. in 2013). While at Cricket, Mr. Rebeor led the team responsible for all of Cricket's real estate activities, including cell site management, retail and office site selection, leasing, property management, lease administration and retail and office construction. From August 2005 to August 2007, Mr. Rebeor served as Director of Operations and Director of Real Estate in the Building Solutions Group of American Tower Corporation, an independent owner, operator and developer of wireless and broadcast communication real estate in the United States and internationally. From November 2000 to August 2005, Mr. Rebeor served as Director, Real Estate Operations of SpectraSite Communications, Inc. prior to its merger with American Tower Corporation. Mr. Rebeor received a B.S. in Communications/Media from the State University of New York, College at Fredonia and a J.D. from the University of Dayton School of Law. We believe that Mr. Rebeor's experience in the wireless communications, cellular and ground lease acquisition industries makes him qualified to be Senior Vice President – Real Estate Operations of our general partner.

       Daniel R. Parsons will serve as Senior Vice President – Information Systems and Technology of our general partner. Mr. Parsons has served as Chief Information Officer of our sponsor, Landmark Dividend LLC, since May 2010. From January 1998 to May 2010, Mr. Parsons served as the Chief Information Officer of Budget Finance Company, a company specializing in residential and commercial mortgage loans. Previous to this, Mr. Parsons worked in the software development and technology management sectors for 12 years. Mr. Parsons received a B.S. in Business Administration and an M.B.A. from the University of Southern California. We believe that Mr. Parsons' experience in the software development and technology management fields makes him qualified to be Senior Vice President – Information Systems and Technology of our general partner.

       Matthew P. Carbone will serve as Chairman of the Board of Directors of our general partner in connection with his affiliation with Landmark Dividend LLC, which controls our general partner. Mr. Carbone was elected as Chairman of the board of managers of Landmark Dividend Holdings LLC in December 2012. Mr. Carbone has been a Managing Director of American Infrastructure MLP Funds ("AIM") since he co-founded AIM in July 2006. Mr. Carbone has served on the boards of a number of AIM portfolio companies, including as a director of the general partner of Oxford Resource Partners, L.P. since August 2007, as Chairman of the board of managers of Nordic Cold Storage Holdings, LLC since July 2011, as a director of the general partner of Tunnel Hill Partners, L.P. since July 2008, and as a member of the board of managers of Granite Communities LLC since November 2012. He received a B.A. in Neuroscience from Amherst College and an M.B.A. from Harvard Business School. We believe that Mr. Carbone's extensive investing and corporate finance experience, as well as his in depth knowledge of the real property industry generally and our sponsor, Landmark Dividend LLC, in particular, provide him with the necessary skills to be a member of the Board of Directors of our general partner.

       James F. Brown will serve as a Director of our general partner in connection with his affiliation with Landmark Dividend LLC, which controls our general partner. Mr. Brown has served as Managing Director of AVG Holdings, LP ("AVG"), a diversified private investment firm, since July 2009 and as a member of the board of managers of Landmark Dividend Holdings LLC since February 2010. From 2002 to June 2009, Mr. Brown was an independent investor involved in a number of real estate and technology companies. In connection with his service as Managing Director of AVG, he currently serves on the board of a number of private portfolio companies, including Bellicum Pharmaceuticals, Inc., Pacific GeneTech Ltd., Secondcap, Ltd. and SmartLogic Ltd. From 1999 to 2002, Mr. Brown served as Executive Vice President, General Manager and General Counsel of OpenTV, Inc., a technology and media company which he helped to guide through its initial public offering. Prior to joining OpenTV, Inc., Mr. Brown was a Partner in the law firm of McDermott, Will & Emery in Menlo Park, and then previously a Partner with the law firm of Pillsbury Madison & Sutro in San Francisco, California. Mr. Brown received a B.S. in Accounting from Weber State University and a J.D. from Brigham Young University. Mr. Brown is a certified public accountant (inactive) and a member of the bar in California. We believe that Mr. Brown's diverse legal and financial background and his experience as a director and investor in diverse real estate and technology companies makes him qualified to be a member of the Board of Directors of our general partner.

       Jonathan A. Contos will serve as a Director of our general partner in connection with his affiliation with Landmark Dividend LLC, which controls our general partner. Mr. Contos has served as a member of the board of directors of the general partner of StoneMor Partners L.P., a leading owner and operator of cemeteries and funeral homes, since August 2014, and as a member of the board of managers of Landmark Dividend Holdings LLC since December 2012. Mr. Contos has been a Vice President of AIM since December 2013 and was a Senior Associate from September 2012 to December 2013. From June 2011 to August 2011, Mr. Contos worked for TaylorMade-adidas Golf, a leading provider of golf and sporting goods equipment. From August 2008 to June 2010, Mr. Contos was an Associate in the North American Buyouts Group at TPG Capital. Prior to his time at TPG, Mr. Contos was an investment banking Analyst in Morgan Stanley's Corporate Finance Group. Mr. Contos received an A.B. in Economics from Harvard College and an M.B.A. from Stanford University. We believe that Mr. Contos's experience with various financial and investment matters, and his familiarity with the business of our sponsor and the real estate industry in general, provide him with the necessary skills to be a member of the Board of Directors of our general partner.

       Edmond G. Leung will serve as a Director of our general partner in connection with his affiliation with Landmark Dividend LLC, which controls our general partner. Mr. Leung was elected as a member of the board of managers of Landmark Dividend Holdings LLC in December 2012. Mr. Leung has been a Principal of AIM since December 2013, and was a Vice President with AIM from January 2010 until November 2013 and an Associate from September 2007 to December 2009. Mr. Leung has served as a member of the board of managers of Nordic Cold Storage LLC, an AIM portfolio company, since July 2011. Mr. Leung received a B.A. in Economics and a B.S. in Business Administration from University of California, Berkeley. We believe that Mr. Leung's extensive investing and corporate finance experience, as well as his in depth knowledge of the real property industry generally and our sponsor, Landmark Dividend LLC, in particular, provide him with the necessary skills to be a member of the Board of Directors of our general partner.

       Ronald W. Readmond will serve as a director of our general partner. Mr. Readmond has served as a Senior Advisor with Kelly Park Capital LLC, an investment advisory and consulting firm, since March 2009. Mr. Readmond previously served as Founder and Chief Executive Officer of Milestone International Asset Management, Inc., a private wealth management firm, from 2004 to 2007. Prior to that, Mr. Readmond served as Interim Chief Executive Officer of TruMarkets, an electronic fixed income trading platform, from January 2001 to June 2001, as a director of ProBusiness Services, Inc. from February 1997 to June 2003, and as President and Co-Chief Executive Officer of Wit Capital Corporation, now Soundview Technology Group, a part of UBS, from June 1998 to June 2000. From 1989 to 1996, Mr. Readmond served in various capacities, including Chief Operating Officer and Vice Chairman, at Charles Schwab & Co., Inc., a brokerage and investing company. Mr. Readmond has also previously served as a General Partner and Managing Director of Alex Brown & Sons, as Chairman of International Equity Partners, and as a director of NASDAQ. Mr. Readmond received a B.A. in Economics from Western Maryland College. We believe that Mr. Readmond's significant financial expertise and experience provide him with the necessary experience to be a member of the Board of Directors of our general partner.

       Thomas Carey White III will serve as a Director of our general partner. Mr. White has served as the Chief Executive Officer of Positive Arts LLC, a systems architecture, engineering and management firm, since January 2011. Mr. White has also served as Chief Financial Officer of Active Sports Clubs, a healthy lifestyle company with ten club locations, since January 2014, and as Chief Financial Officer of Itrim US, LLC, a fitness and health company, since November 2011. Mr. White has also served as the Chairman of Feeding Your Kids Foundation, a nonprofit organization that runs an international program focused on teaching parents how to feed their children healthier food, since he cofounded the Foundation in May 2010. Mr. White also served as the Chief Financial Officer and Chief Technology Officer of Club One, a fitness company, from January 2004 to December 2010. Mr. White received a BA from Stanford University and an MBA from Harvard Business School. We believe that Mr. White's expertise in accounting and financial matters, along with his extensive management experience, qualifies him for service as a Director of our general partner.

Board Leadership Structure

       Directors of the board of directors of our general partner are designated or elected by Landmark. Accordingly, unlike holders of common stock in a corporation, our unitholders will have only limited voting rights on matters affecting our business or governance, subject in all cases to any specific unitholder rights contained in our partnership agreement. The board of directors of our general partner has no policy with respect to the separation of the offices of chairman of the board of directors and chief executive officer. Instead, that relationship is defined and governed by the amended and restated limited liability company agreement of our general partner, which permits the same person to hold both offices.

Board Role in Risk Oversight

       Our governance guidelines will provide that the board of directors of our general partner is responsible for reviewing our process for assessing the major risks facing us and our options for mitigation. This responsibility will be largely satisfied by our audit committee, which is responsible for reviewing and discussing with management and our registered public accounting firm our major risk exposures and the policies management has implemented to monitor such risk exposures, including our financial risk exposure and risk management policies.

 Compensation of Our Officers and Directors

  Executive Compensation

       We and our general partner were formed in July 2014 and since our formation we have not conducted any operating activities, other than activities in preparation for our formation transactions and this offering. Accordingly, neither we nor our general partner paid or accrued any obligations with respect to compensation for directors or executive officers for the 2013 fiscal year or for any prior period. As a result, we have no historical compensation information to present. We currently do not have a compensation committee, and we do not plan to have one.

       We do not employ any of the persons responsible for managing our business. Our general partner, under the direction of its board of directors is responsible for managing our operations and for obtaining the services of the employees that operate our business. Our general partner's executive officers will be employed and compensated by Landmark and will have responsibilities to both us and Landmark. Our general partner's executive officers will allocate their time between managing our business and managing the business of Landmark and we currently expect that our general partner's executive officers will devote substantially less than a majority of their working time to matters relating to us. Pursuant to the omnibus agreement that we will enter into at the closing of this offering, we will agree to reimburse Landmark for expenses related to certain general and administrative services Landmark will provide to us in support of our business, including certain executive management services by certain officers of our general partner and compensation expense for all employees required to manage and operate our business, subject to a quarterly cap equal to the greater of $162,500 and 3% of our revenue during the preceding calendar quarter. This cap on expenses will last until the earlier to occur of: (i) the date on which our revenue for the immediately preceding four consecutive fiscal quarters exceeded $80.0 million and (ii) the fifth anniversary of the closing of this offering. Please read "Certain Relationships and Related Party Transactions – Agreements Governing the Transactions – Omnibus Agreement."

       Except with respect to any awards that may be granted under our 2014 Long-Term Incentive Plan, or "LTIP," our general partner's executive officers will not receive any separate amounts of compensation for their services to us and all compensation decisions for our general partner's executive officers will be made by Landmark, without input from our general partner's board of directors or any committees thereof. Any awards granted to our general's partner's executive officers under our LTIP will be determined and granted by our general partner's board of directors or one of its applicable committees. The amount and terms of any awards that may be granted under our LTIP to our general partner's executive officers have not yet been determined. For additional information, please refer to the discussion below under the heading "– Our Long-Term Incentive Plan."

  Compensation of our Directors

       In connection with this offering, our general partner intends to adopt a director compensation policy pursuant to which directors who are not officers, employees or paid consultants or advisors of us, our general partner or Landmark or its affiliates may receive a combination of cash and equity-based awards under our LTIP as compensation for their services on our general partner's board of directors. Such directors will also receive reimbursement for out-of-pocket expenses associated with attending board or committee meetings and director and officer liability insurance coverage. Officers, employees or paid consultants or advisors of us or our general partner or Landmark or its affiliates who also serve as directors will not receive additional compensation for their service as directors. All directors will be indemnified by us for actions associated with being a director to the fullest extent permitted under Delaware law.

  Our Long-Term Incentive Plan

       Our general partner intends to adopt the Landmark Infrastructure Partners LP 2014 Long-Term Incentive Plan, or the LTIP, for officers, directors and employees of our general partner or its affiliates, and any consultants, affiliates of our general partner or other individuals who perform services for us. Our general partner may issue executive officers, employees and other service providers long-term equity-based awards under the plan. These awards will be intended to compensate the recipients based on the performance of our common units and the recipient's continued service during the vesting period, as well as to align recipients' long-term interests with those of our unitholders. The plan will be administered by our general partner's board of directors or any committee thereof that may be established for such purpose or to which the board or such committee may delegate such authority, subject to applicable law. All determinations with respect to awards to be made under our LTIP will be made by the plan administrator and we will be responsible for the cost of awards granted under our LTIP. The following description reflects the terms that are currently expected to be included in the LTIP.

       General.    The LTIP will provide for the grant, from time to time at the discretion of the plan administrator or any delegate thereof, subject to applicable law, of unit awards, restricted units, phantom units, unit options, unit appreciation rights, distribution equivalent rights, profits interest units and other unit-based awards. The purpose of awards under the LTIP is to provide additional incentive compensation to employees and any other individuals providing services to us, and to align the economic interests of such employees and individuals with the interests of our unitholders. The plan administrator may grant awards under the LTIP to reward the achievement of individual or partnership performance goals; however, no specific performance goals that might be utilized for this purpose have yet been determined. In addition, the plan administrator may grant awards under the LTIP without regard to performance factors or conditions. The LTIP will initially limit the number of units that may be delivered pursuant to vested awards to 785,000 common units, subject to proportionate adjustment in the event of unit splits and similar events. The number of common units that may be delivered pursuant to vested awards will be increased annually on the first day of each calendar year beginning January 1, 2016 and ending on and including January 1, 2024 by a number of common units equal to the least of (i) 1,570,000 common units, (ii) 2% of the total number of common and subordinated units outstanding on the last day of the immediately preceding calendar year and (iii) such smaller number of common units as determined by our general partner's board of directors. Common units subject to awards that are cancelled, forfeited, withheld to satisfy exercise prices or tax withholding obligations, or otherwise terminated without delivery of the common units will be available for delivery pursuant to other awards.

       Restricted Units and Phantom Units.    A restricted unit is a common unit that is subject to forfeiture. Upon vesting, the forfeiture restrictions lapse and the recipient holds a common unit that is not subject to forfeiture. A phantom unit is a notional unit that entitles the grantee to receive a common unit upon the vesting of the phantom unit or on a deferred basis upon specified future dates or events or, in the discretion of the plan administrator, cash equal to the fair market value of a common unit. The plan administrator of the LTIP may make grants of restricted and phantom units under the LTIP that contain such terms, consistent with the LTIP, as the plan administrator may determine are appropriate, including the period over which restricted or phantom units will vest. The plan administrator may, in its discretion, base vesting on the grantee's completion of a period of service, upon the achievement of specified financial objectives or other criteria, upon a change of control (as defined in the LTIP), or as otherwise described in an award agreement.

       Distributions made by us with respect to awards of restricted units may be subject to the same vesting requirements as the restricted units.

       Distribution Equivalent Rights.    The plan administrator, in its discretion, may also grant distribution equivalent rights, either as standalone awards or in tandem with other awards. Distribution equivalent rights are rights to receive an amount in cash, restricted units, or phantom units equal to all or a portion of the cash distributions made on units during the period an award remains outstanding.

       Unit Options and Unit Appreciation Rights.    The LTIP may also permit the grant of options and appreciation rights covering common units. Unit options represent the right to purchase a number of common units at a specified exercise price. Unit appreciation rights represent the right to receive the appreciation in the value of a number of common units over a specified exercise price, either in cash or in common units. Unit options and unit appreciation rights may be granted to such eligible individuals and with such terms as the plan administrator may determine, consistent with the LTIP; however, a unit option or unit appreciation right must have an exercise price equal to at least the fair market value of a common unit on the date of grant.

       Unit Awards.    Awards covering common units may be granted under the LTIP with such terms and conditions, including restrictions on transferability, as the administrator of the LTIP may establish.

       Profits Interest Units.    Awards granted to grantees who are partners, granted to grantees in anticipation of the grantee becoming a partner, or granted as otherwise determined by the administrator, may consist of profits interest units. The administrator will determine the applicable vesting dates, conditions to vesting and restrictions on transferability and any other restrictions for profits interest awards.

       Other Unit-Based Awards.    The LTIP may also permit the grant of "other unit-based awards," which are awards that, in whole or in part, are valued or based on or related to the value of a common unit. The vesting of another unit-based award may be based on a participant's continued service, the achievement of performance criteria, or other measures. On vesting or on a deferred basis upon specified future dates or events, another unit-based award may be paid in cash and/or in units (including restricted units), or any combination thereof as the plan administrator may determine.

       Source of Common Units.    Common units to be delivered with respect to awards may be newly issued units, common units acquired by us or our general partner in the open market, common units already owned by us or our general partner, common units acquired by our general partner directly from us or any other person, or any combination of the foregoing.

       Anti-Dilution Adjustments and Change in Control.    If an "equity restructuring" event occurs that could result in an additional compensation expense under applicable accounting standards if adjustments to awards under the LTIP with respect to such event were discretionary, the plan administrator will equitably adjust the number and type of units covered by each outstanding award and the terms and conditions of such award to equitably reflect the restructuring event and will adjust the number and type of units with respect to which future awards may be granted under the LTIP. With respect to other similar events, including, for example, a combination or exchange of units, a merger or consolidation or an extraordinary distribution of our assets to unitholders, that would not result in an accounting charge if adjustment to awards were discretionary, the plan administrator shall have discretion to adjust awards in the manner it deems appropriate and to make equitable adjustments, if any, with respect to the number of units available under the LTIP and the kind of units or other securities available for grant under the LTIP. Furthermore, upon any such event, including a change in control of us or our general partner, or a change in any law or regulation affecting the LTIP or outstanding awards thereunder or any relevant change in accounting principles, the plan administrator will generally have discretion to (i) accelerate the time of exercisability, vesting or payment of an award, (ii) require awards to be surrendered in exchange for a cash payment or substitute other rights or property for the award, (iii) provide for the award to be assumed by a successor or one of its affiliates, with appropriate adjustments thereto, (iv) cancel unvested awards without payment, or (v) make other adjustments to awards as the administrator deems appropriate to reflect the applicable transaction or event.

       Termination of Service.    The consequences of the termination of a grantee's employment, membership on our general partner's board of directors or other service arrangement will generally be determined by the plan administrator under the terms of the relevant award agreement.

       Amendment or Termination of Long-Term Incentive Plan.    The plan administrator, at its discretion, may terminate the LTIP at any time with respect to the common units for which a grant has not previously been made. The plan administrator also has the right to alter or amend the LTIP or any part of it from time to time or to amend any outstanding award made under the LTIP, provided that no change in any outstanding award may be made that would materially impair the vested rights of the participant without the consent of the affected participant or result in taxation to the participant under Section 409A of the Code.

SECURITY OWNERSHIP AND CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

       The following table sets forth the beneficial ownership of units of Landmark Infrastructure Partners LP that will be issued upon the consummation of this offering and the related transactions and held by beneficial owners of 5% or more of the units, by each director, director nominee and named executive officer of Landmark Infrastructure Partners GP LLC, our general partner, and by all directors, director nominees and executive officers of our general partner as a group and assumes the underwriters' option to purchase additional common units from us is not exercised. The percentage of units beneficially owned is based on a total of 4,702,665 common units and 3,135,109 subordinated units outstanding immediately following this offering. Unless otherwise indicated in the footnotes to the table below, each of the beneficial owners listed has, to our knowledge, sole voting and investment power with respect to the units and the business address of each such beneficial owner is c/o Landmark Infrastructure Partners LP, 2141 Rosecrans Avenue, Suite 2100, El Segundo, CA 90245.

Name of beneficial owner(1)	Common units to be beneficially owned	Percentage of common units to be beneficially owned	Subordinated units to be beneficially owned	Percentage of subordinated units to be beneficially owned	Percentage of total common units and subordinated units to be beneficially owned
Landmark Dividend LLC(2)	—	—%	3,135,109	100%	40.0%
Dennis S. Hersch(3)	394,729	8.4%	—	—	5.0%
Directors/Named Executive Officers
Arthur P. Brazy, Jr.(4)	5,764	*	—	—	*
Jeffrey J. Knyal	—	—	—	—	—
George P. Doyle	—	—	—	—	—
Keith M. Drucker	—	—	—	—	—
Daniel E. Rebeor	—	—	—	—	—
Daniel R. Parsons	—	—	—	—	—
Matthew P. Carbone	—	—	—	—	—
James F. Brown	—	—	—	—	—
Jonathan A. Contos	—	—	—	—	—
Edmond G. Leung	—	—	—	—	—
Director Nominees
Ronald W. Readmond	–	–	–	–	–
Thomas Carey White III	–	–	–	–	–
All Directors and Executive Officers as a group (12 persons)	5,764	* %	–	–%	* %

(1)
Unless otherwise indicated, the address for all beneficial owners in this table is 2141 Rosecrans Avenue, Suite 2100, P.O. Box 3429, El Segundo, CA 90245.
(2)
Landmark Dividend LLC is indirectly owned and managed by Landmark Dividend Holdings LLC. Landmark Dividend Holdings LLC is managed by a board of managers. The board of managers of Landmark Dividend Holdings LLC is comprised of Matthew P. Carbone, Edmond G. Leung, Jonathan A. Contos, Fenton R. Talbott, Jeffrey J. Knyal, Arthur P. Brazy, Jr., James F. Brown, Trevor J. Brock and David L. Hollon.

  AIM Landmark Holdings, LLC is the record holder of approximately 57% of the limited liability company interests of Landmark Dividend Holdings, LLC and is entitled to elect the majority of the members of the board of managers of Landmark Dividend Holdings LLC. AIM Landmark Holdings, LLC is controlled by AIM Universal Holdings, LLC. AIM Universal Holdings, LLC is managed by Robert B. Hellman, Matthew P. Carbone and Judy N. Bornstein, and voting and investment determinations with respect to the securities held by Landmark Dividend LLC are ultimately controlled by the following AIM Universal Holdings, LLC persons: Robert B. Hellman, Jr., Matthew P. Carbone, Brian Barlow, Ryan Barnes, Judith Bornstein, Edward Diffendal, Jonathan A. Contos, Matthew Garibaldi, Nancy Katz and Edmond G. Leung. Each of the foregoing persons and each member of the board of managers of Landmark Dividend Holdings LLC, disclaims beneficial ownership of such securities. Each of AIM Universal Holdings, LLC, AIM Landmark Holdings, LLC and Landmark Dividend Holdings, LLC may be deemed to indirectly beneficially own the securities held by Landmark Dividend LLC, but disclaim beneficial ownership except to the extent of their respective pecuniary interest therein. The principal business address of AIM Universal Holdings, LLC is 950 Tower Lane, Suite 800, Foster City, California 94404.

(3)
Includes (1) 35,981 common units owned by Mr. Hersch and (2) 358,748 common units owned by various trusts for which Mr. Hersch serves as trustee and for which he disclaims beneficial ownership. Mr. Hersch's ownership percentage will decrease below 5.0% in the event of a full exercise of the underwriters' option to purchase additional common units. The principal business address of Mr. Hersch is 60 East 42 Street, Suite 1700, New York, NY 10165.
(4)
Ownership percentage will decrease in the event of the exercise of the underwriters' option to purchase additional common units.
*
The percentage of units beneficially owned by each director or each executive officer does not exceed 1% of the common units outstanding. The percentage of units beneficially owned by all directors and executive officers as a group does not exceed 1% of the common units outstanding.

 CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

       After this offering, Landmark will own 3,135,109 subordinated units, representing a 40% limited partner interest in us. In addition, our general partner will own a non-economic general partner interest in us.

Distributions and Payments to Our General Partner and Its Affiliates

       The following table summarizes the distributions and payments to be made by us to our general partner and its affiliates in connection with our formation, ongoing operation, and liquidation. These distributions and payments were determined by and among affiliated entities and, consequently, are not the result of arm's-length negotiations.

  Formation stage

The consideration received by our general partner and its affiliates prior to or in connection with this offering for the contribution of the assets and liabilities to us	• 1,068,114 subordinated units; and
• the incentive distribution rights.
In addition, Landmark will purchase from us additional subordinated units for cash at the initial public offering price	• 2,066,995 subordinated units.

  Operational stage

Distributions of available cash to our general partner and its affiliates	We will generally make cash distributions to the unitholders pro rata, including Landmark, as holder of an aggregate of 3,135,109 subordinated units. In addition, if distributions exceed the minimum quarterly distribution and target distribution levels, the incentive distribution rights held by our general partner will entitle our general partner to increasing percentages of the distributions, up to 50% of the distributions above the highest target distribution level.

Assuming we generate sufficient distributable cash flow to support the payment of the full minimum quarterly distribution on all of our outstanding units for four quarters, Landmark would receive an annual distribution of $3,605,375 on its subordinated units.

Payments to our general partner and its affiliates

Under our partnership agreement, we are required to reimburse our general partner and its affiliates for all costs and expenses that they incur on our behalf for managing and controlling our business and operations. Except to the extent specified under our omnibus agreement, our general partner determines the amount of these expenses and such determinations must be made in good faith under the terms of our partnership agreement. Under the omnibus agreement that we will enter into at the closing of this offering, we will agree to reimburse Landmark for expenses related to certain general and administrative services Landmark will provide to us in support of our business, subject to a quarterly cap equal to the greater of $162,500 and 3% of our revenue during the preceding calendar quarter. This cap on expenses will last until the earlier to occur of: (i) the date on which our revenue for the immediately preceding four consecutive fiscal quarters exceeded $80.0 million and (ii) the fifth anniversary of the closing of this offering. The expenses of other employees will be allocated to us based on the amount of time actually spent by those employees on our business. These reimbursable expenses also include an allocable portion of the compensation and benefits of employees and executive officers of other affiliates of our general partner who provide services to us. We will also reimburse Landmark for any additional out-of-pocket costs and expenses incurred by Landmark and its affiliates in providing general and administrative services to us. Please read "– Agreements Governing the Transactions – Omnibus Agreement" below and "Management – Compensation of Our Officers and Directors." In connection with third party acquisitions, Landmark will be obligated to provide certain acquisition services to us. We will pay Landmark reasonable fees, as mutually agreed to by Landmark and us, for providing any such acquisition services we choose to utilize. These acquisition services fees will not be subject to the cap on general and administrative expenses. However, we are under no obligation to utilize Landmark for acquisition services, and may utilize the services of third parties in connection with acquisitions.

Withdrawal or removal of our general partner

If our general partner withdraws or is removed, its general partner interest and its incentive distribution rights will either be sold to the new general partner for cash or converted into common units, in each case for an amount equal to the fair market value of those interests. Please read "Our Partnership Agreement – Withdrawal or Removal of Our General Partner."

  Liquidation stage

Liquidation	Upon our liquidation, the partners, including our general partner, will be entitled to receive liquidating distributions according to their respective capital account balances.

 Agreements Governing the Transactions

       We and other parties will enter into the various agreements that will effect the transactions, including the vesting of assets in, and the assumption of liabilities by, us and our subsidiaries, and the application of the proceeds of this offering. While not the result of arm's-length negotiations, we believe the terms of all of our initial agreements with Landmark and the Remaining Landmark Funds will be generally no less favorable to the partnership than those that could have been negotiated with unaffiliated parties with respect to similar services. All of the transaction expenses incurred in connection with these transactions, including the expenses associated with transferring assets into our subsidiaries, will be paid for with the proceeds of this offering.

  Omnibus Agreement

       At the closing of this offering, we will enter into an omnibus agreement with Landmark and the Remaining Landmark Funds, and our general partner that will address the following matters:

  •
  our obligation to reimburse Landmark for all costs and expenses incurred by Landmark in providing us partnership, general and administrative services (which reimbursement is in addition to certain expenses of our general partner and its affiliates that are reimbursed under our partnership agreement);

  •
  an indemnity by Landmark for certain liabilities associated with our assets; and

  •
  our right of first offer to acquire real property interests that the Remaining Landmark Funds currently own or acquire in the future before selling or transferring those assets to any third party.

       So long as Landmark controls our general partner, the omnibus agreement will remain in full force and effect. If Landmark ceases to control our general partner, either party may terminate the omnibus agreement, provided that the indemnification obligations will remain in full force and effect in accordance with their terms.

       We will reimburse Landmark quarterly for the expenses incurred by Landmark and its affiliates in providing these services. Landmark has agreed that our obligation to reimburse Landmark for certain of these general and administrative services during any calendar quarter will be capped at the greater of (i) $162,500 and (ii) 3% of our revenue during the preceding calendar quarter.

       The general and administrative services that will be subject to the cap include the following:

  •
  salaries, benefits, and other employee-related costs (excluding equity compensation expense) with respect to the Landmark employees who are involved in providing centralized corporate services for our benefit (including human resources, information technology, treasury, legal, executive management, regulatory, accounting, certain investor relations functions, marketing and advertising);

  •
  any centralized corporate expenses incurred by Landmark that are allocable to us, including the costs of providing information technology systems and support, rent, supplies and other shared facilities costs;

  •
  costs incurred by Landmark in assisting us with managing our business, including lease administration, portfolio management and leasing activities;

  •
  any incremental general and administrative expenses we incur as a result of being a publicly traded partnership, which includes employee-related expenses and costs associated with annual and quarterly reports to unitholders, financial statement audit, tax return preparation and filing, Schedule K-1 preparation and distribution, investor relations activities, registrar and transfer agent fees, securities exchange listing fees, independent director cash compensation and director and officer liability insurance; and

  •
  fees and expenses payable to professional advisors, including legal, accounting, tax and other advisory services, incurred as a result of being a publicly traded partnership (excluding litigation-related costs).

       The cap on our obligations to reimburse Landmark will not apply to other general and administrative expenses, including expenses in connection with acquisitions, dispositions, financings and the License Agreement. The cap will last until the earlier of: (i) the date on which our revenue for the immediately preceding four consecutive fiscal quarters exceeded $80.0 million and (ii) the fifth anniversary of the closing of this offering. All other general and administrative services provided by Landmark or its affiliates for our benefit will not be subject to the cap, and we will reimburse Landmark for any expenses incurred in providing those services.

  Right of First Offer

       In connection with this offering, the Remaining Landmark Funds have agreed that they will grant us a right of first offer on real property interests that they currently own or acquire in the future before selling or transferring those assets to any third party.

  Acquisition Services

       In connection with third party acquisitions, Landmark will be obligated to provide acquisition services to us, including asset identification, underwriting and due diligence, negotiation, documentation and closing, at the reasonable request of our general partner, but we are under no obligation to utilize such services. We will pay Landmark reasonable fees, as mutually agreed to by Landmark and us, for providing these services. These fees will not be subject to the cap on general and administrative expenses described above.

  Indemnification

       Environmental Indemnification by Landmark.    Under the omnibus agreement, Landmark will indemnify us for all violations of environmental laws and all environmental remediation or corrective action that is required by environmental laws, in each case to the extent related to the assets contributed to us by Landmark in connection with this offering and arising prior to the closing of this offering, or relating to a condition existing as of closing that continues after closing, under laws in existence prior to the closing of this offering. Landmark will not be obligated to indemnify us for any environmental losses unless Landmark is notified of such losses prior to the fifth anniversary of the closing of this offering. Furthermore, Landmark will not be obligated to indemnify us for any environmental losses of $50,000 or less, nor will Landmark be obligated to indemnify us until our aggregate indemnifiable losses exceed a $500,000 deductible (and then Landmark will only be obligated to indemnify us for amounts in excess of such deductible). Finally, the aggregate amount that Landmark is obligated to indemnify us for is capped at $5,000,000.

       Title and Permit Indemnification by Landmark.    For a period of five years after the closing of this offering, Landmark will indemnify us for losses relating to our failure to have at closing any title, right of way, consent, license, permit, or approval necessary for us to own or operate our assets in substantially the same manner that the assets were owned or operated immediately prior to the closing of this offering and as described in this prospectus, subject to a $50,000 per incident deductible.

       Tax Indemnification by Landmark.    For a period up to 60 days past the expiration of any applicable statute of limitations, Landmark will indemnify us for any federal, state and local tax liability attributable to the operations or ownership of the assets contributed to us arising prior to the closing of this offering or otherwise related to Landmark's contribution of those assets to us in connection with this offering, including any such income tax liability of Landmark and its affiliates that may result from our formation transactions or that arises under Treasury Regulation Section 1.1502-6.

       Indemnification by Us.    We have agreed to indemnify Landmark for events and conditions associated with the ownership or operation of our assets that occur after the closing of this offering (other than any environmental liabilities for which Landmark is specifically required to indemnify us as described above). There is no limit on the amount for which we will indemnify Landmark under the omnibus agreement.

       License of Trademarks.    Landmark will grant us a nontransferable, nonexclusive, royalty-free worldwide right and license to use certain trademarks and trade names owned by Landmark.

  Contribution Agreement

       At the closing of this offering, we will enter into a contribution, conveyance and assignment agreement, which we refer to as our contribution agreement, with Landmark and our general partner under which Landmark will contribute all of our initial assets to us.

Other Agreements with Landmark and Related Parties

  Patent License Agreement

       We will enter into a Patent License Agreement ("License Agreement") with American Infrastructure Funds, LLC ("AIF"), an affiliate of the controlling member of Landmark. Under the License Agreement, AIF will grant us a nonexclusive, perpetual license to practice certain patented methods related to the apparatus and method for combining easements under a master limited partnership. We have agreed to pay AIF a license fee of $50,000 for the second year of the License Agreement, and thereafter, an amount equal to the greater of (i) one-tenth of one percent (0.1%) of our gross revenue received during such contract year; and (ii) $100,000.

Procedures for Review, Approval and Ratification of Related Person Transactions

       The board of directors of our general partner will adopt a related party transactions policy in connection with the closing of this offering that will provide that the board of directors of our general partner or its authorized committee will review on at least a quarterly basis all related person transactions that are required to be disclosed under SEC rules and, when appropriate, initially authorize or ratify all such transactions. In the event that the board of directors of our general partner or its authorized committee considers ratification of a related person transaction and determines not to so ratify, the code of business conduct and ethics will provide that our management will make all reasonable efforts to cancel or annul the transaction.

       The related party transactions policy will provide that, in determining whether or not to recommend the initial approval or ratification of a related person transaction, the board of directors of our general partner or its authorized committee should consider all of the relevant facts and circumstances available, including (if applicable) but not limited to: (1) whether there is an appropriate business justification for the transaction; (2) the benefits that accrue to us as a result of the transaction; (3) the terms available to unrelated third parties entering into similar transactions; (4) the impact of the transaction on a director's independence (in the event the related person is a director, an immediate family member of a director or an entity in which a director or an immediate family member of a director is a partner, shareholder, member or executive officer); (5) the availability of other sources for comparable products or services; (6) whether it is a single transaction or a series of ongoing, related transactions; and (7) whether entering into the transaction would be consistent with the code of business conduct and ethics.

       The related party transactions policy described above will be adopted in connection with the closing of this offering, and as a result the transactions described above were not reviewed under such policy.

CONFLICTS OF INTEREST AND DUTIES

Conflicts of Interest

       Conflicts of interest exist and may arise in the future as a result of the relationships between our general partner and its affiliates, on the one hand, and us and our unaffiliated limited partners, on the other hand. The directors and executive officers of our general partner have fiduciary duties to manage our general partner in a manner that is in the best interests of its owners. At the same time, our general partner has a fiduciary duty to manage us in a manner that is in the best interests of our partnership.

       Whenever a conflict of interest arises between our general partner or its affiliates, on the one hand, and us or any other partner, on the other hand, our general partner will resolve that conflict. Our general partner may seek the approval of such resolution from the conflicts committee of the board of directors of our general partner ("special approval") or from our unitholders ("unitholder approval"), but our general partner is not required to do so. There is no requirement under our partnership agreement that our general partner seek special approval for the resolution of any conflict of interest, and, under our partnership agreement, our general partner may decide to seek such approval or resolve a conflict of interest in any other way permitted by our partnership agreement, as described below, in its sole discretion. The board of directors of our general partner will decide whether to refer a matter to the conflicts committee or to our unitholders on a case-by-case basis. In determining whether to refer a matter to the conflicts committee or to our unitholders for approval, the board of directors of our general partner will consider a variety of factors, including the nature of the conflict, the size and dollar amount involved, the identity of the parties involved and any other factors the board of directors deems relevant in determining whether it will seek special approval or unitholder approval. Whenever the board of directors of our general partner makes a determination to seek special approval, to seek unitholder approval or to adopt a resolution or course of action that has not received special approval or unitholder approval, then the general partner is acting in its individual capacity, which means that it may act free of any duty or obligation whatsoever to us or our unitholders and will not be required to act in good faith or pursuant to any other standard or duty imposed by our partnership agreement or under applicable law. For a more detailed discussion of the duties applicable to our general partner, as well as the implied contractual covenant of good faith and fair dealing, please read "– Duties of the General Partner."

       Our general partner will not be in breach of its obligations under our partnership agreement or its duties to us or our unitholders if the resolution of the conflict is:

  •
  approved by special approval, which our partnership agreement defines as approval by a majority of the members of the conflicts committee; or

  •
  approved by unitholder approval, which our partnership agreement defines as the vote of a majority of the outstanding common units, excluding any common units owned by our general partner or any of its affiliates;

       If our general partner seeks special approval or unitholder approval, then it will be presumed that, in making its decision, the conflicts committee acted in good faith, and in any proceeding brought by or on behalf of any limited partner or the partnership challenging such determination, the person bringing or prosecuting such proceeding will have the burden of overcoming such presumption. If our general partner does not obtain special approval or unitholder approval, then our general partner, the board of directors of our general partner or any committee of the board of directors of our general partner, as applicable, will make such determination or take or decline to take any action in good faith, and none of our general partner, the board of directors of our general partner or any committee of the board of directors of our general partner (including the conflicts committee), as applicable, will be subject to any fiduciary duty or other duty or obligation, or any other, different or higher standard under our partnership agreement or under the Delaware Act or any other law, rule or regulation or at equity. Under our partnership agreement, it will be presumed that, in making its decision, our general partner, the board of directors of our general partner or any committee of the board of directors of our general partner (including the conflicts committee), as applicable, acted in good faith, and in any proceeding brought by or on behalf of any limited partner or the partnership challenging such determination, the person bringing or prosecuting such proceeding will have the burden of overcoming such presumption. Unless the resolution of a conflict is specifically provided for in our partnership agreement, our general partner or the conflicts committee of our general partner's board of directors may consider any factors it determines in good faith to consider when resolving a conflict. A determination or the taking or declining to take an action will be conclusively deemed to be in "good faith" for purposes of our partnership agreement if the person or persons making such determination or taking or declining to take such action subjectively believes (i) that the determination or other action is in the best interests of the partnership, or (ii) in the case of any provision of the partnership agreement that provides an express standard or required determination, that such express standard or required determination has been met. In taking such action, such person may take into account the totality of the circumstances or the totality of the relationships between the parties involved, including other relationships or transactions that may be particularly favorable or advantageous to us. If that person has the required subjective belief, then the decision or action will be conclusively deemed to be in good faith for all purposes under our partnership agreement.

       It is possible, but we believe it is unlikely, that our general partner would approve a matter that the conflicts committee has previously declined to approve or declined to recommend that the full board of directors approve. If the conflicts committee does not approve or does not recommend that the full board of directors approve a matter that has been presented to it, then, unless the board of directors of our general partner has delegated exclusive authority to the conflicts committee, the board of directors of our general partner may subsequently approve the matter. In such a case, although the matter will not have received "special approval" under our partnership agreement, the board of directors of our general partner could still determine to resolve the conflict of interest solely under the good faith standard. In making any such determination, the board of directors of our general partner may take into account the totality of the relationships between the parties involved, including other transactions that may be particularly favorable or advantageous to us. Please read "Management – Management of Landmark Infrastructure Partners LP – Conflicts Committee" for information about the conflicts committee of our general partner's board of directors.

       Conflicts of interest could arise in the situations described below, among others.

  Landmark and the Remaining Landmark Funds may compete with us, and Landmark, as owner of our general partner, will decide when, if, and how we complete acquisitions.

       Our partnership agreement provides that our general partner will be restricted from engaging in any business activities other than acting as our general partner (or as general partner or managing member of another entity of which we are a partner or member) or those activities incidental to its ownership of interests in us. However, affiliates of our general partner, including Landmark, are not prohibited from engaging in other businesses or activities, including those that might compete with us. Specifically, Landmark will continue to manage the Remaining Landmark Funds and may form new companies and investment funds, any of which could compete with us for the acquisition of real property interests.

       Under the terms of our partnership agreement, the doctrine of corporate opportunity, or any analogous doctrine, will not apply to our general partner or any of its affiliates, including its executive officers, directors and Landmark. Any such person or entity that becomes aware of a potential transaction, agreement, arrangement or other matter that may be an opportunity for us will not have any duty to communicate or offer such opportunity to us. Any such person or entity will not be liable to us or to any limited partner for breach of any fiduciary duty or other duty by reason of the fact that such person or entity pursues or acquires such opportunity for itself, directs such opportunity to another person or entity or does not communicate such opportunity or information to us. Therefore, Landmark may compete with us for acquisition opportunities, may own an interest in entities that compete with us and will have no obligation to provide us with any real property interest acquisition opportunities.

  Our general partner is allowed to take into account the interests of parties other than us, such as Landmark, in resolving conflicts of interest.

       Our partnership agreement contains provisions that reduce and modify the standards to which our general partner would otherwise be held by state fiduciary duty law. For example, our partnership agreement permits our general partner to make a number of decisions in its individual capacity, as opposed to in its capacity as our general partner, free of any duty or obligation to us and our unitholders. When acting in its individual capacity, our general partner is entitled to consider only the interests and factors that it desires, and relieves it of any duty or obligation to give any consideration to any interest of, or factors affecting, us or any limited partner. Examples of decisions that our general partner may make in its individual capacity include the allocation of corporate opportunities among us and our affiliates, whether to exercise its limited call right and its registration rights, how to exercise its voting rights with respect to the units it owns, whether or not to consent to any merger, consolidation or conversion of the partnership or amendment to our partnership agreement and whether to refer or not refer any potential conflict of interest to the conflicts committee for special approval or to seek or not to seek unitholder approval.

  Our partnership agreement replaces the fiduciary duties that would otherwise be owed by our general partner with contractual standards governing its duties, and limits our general partner's liabilities and the remedies available to our unitholders for actions that, without the limitations, might constitute breaches of fiduciary duty under applicable Delaware law.

       In addition to the provisions described above, our partnership agreement contains provisions that restrict the remedies available to our limited partners for actions that might constitute breaches of fiduciary duty under applicable Delaware law. For example, our partnership agreement:

  •
  permits our general partner to make a number of decisions in its individual capacity, as opposed to in its capacity as our general partner. When acting in its individual capacity, our general partner is entitled to consider only the interests and factors that it desires, and it has no duty or obligation to give any consideration to any interest of, or factors affecting, us or any limited partner;

  •
  provides that the general partner will have no liability to us or our limited partners for decisions made in its capacity as a general partner so long as such decisions are made in good faith reliance on the provisions of our partnership agreement;

  •
  generally provides that in a situation involving a transaction with an affiliate or other conflict of interest, any determination by our general partner must be made in good faith. If an affiliate transaction or the resolution of another conflict of interest does not receive special approval or unitholder approval then our general partner will make such determination or take or decline to take any action in good faith, and neither our general partner nor the board of directors of our general partner will be subject to any fiduciary duty or other duty or obligation, or any other, different or higher standard under our partnership agreement or under the Delaware Act or any other law, rule or regulation or at equity. Under our partnership agreement, it will be presumed that in making its decision, our general partner (including the board of directors of our general partner) acted in good faith, and in any proceeding brought by or on behalf of any limited partner or us challenging such decision, the person bringing or prosecuting such proceeding will have the burden of overcoming such presumption; and

  •
  provides that our general partner and its officers and directors will not be liable for monetary damages to us or our limited partners resulting from any act or omission unless there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that our general partner or its officers or directors, as the cases may be, acted in bad faith or engaged in fraud or willful misconduct or, in the case of a criminal matter, acted with knowledge that the conduct was unlawful.

       By purchasing a common unit, a common unitholder will be deemed to have agreed to become bound by the provisions in our partnership agreement, including the provisions discussed above.

  Except in limited circumstances, our general partner has the power and authority to conduct our business without unitholder approval.

       Under our partnership agreement, our general partner has full power and authority to do all things, other than those items that require unitholder approval, on such terms as it determines to be necessary or appropriate to conduct our business including, but not limited to, the following:

  •
  the making of any expenditures, the lending or borrowing of money, the assumption or guarantee of or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness, including indebtedness that is convertible into our securities, and the incurring of any other obligations;

  •
  the purchase, sale or other acquisition or disposition of our securities, or the issuance of additional options, rights, warrants and appreciation rights relating to our securities;

  •
  the acquisition, disposition, mortgage, pledge, encumbrance, hypothecation or exchange of any or all of our assets;

  •
  the negotiation, execution and performance of any contracts, conveyances or other instruments;

  •
  the distribution of our cash;

  •
  the selection and dismissal of employees and agents, outside attorneys, accountants, consultants and contractors and the determination of their compensation and other terms of employment or hiring;

  •
  the maintenance of insurance for our benefit and the benefit of our partners;

  •
  the formation of, or acquisition of an interest in, the contribution of property to, and the making of loans to, any limited or general partnership, joint venture, corporation, limited liability company or other entity;

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  the control of any matters affecting our rights and obligations, including the bringing and defending of actions at law or in equity, otherwise engaging in the conduct of litigation, arbitration or mediation and the incurring of legal expense, the settlement of claims and litigation;

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  the indemnification of any person against liabilities and contingencies to the extent permitted by law;

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  the making of tax, regulatory and other filings, or the rendering of periodic or other reports to governmental or other agencies having jurisdiction over our business or assets; and

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  the entry into agreements with any of its affiliates to render services to us or to itself in the discharge of its duties as our general partner.

       Our partnership agreement provides that our general partner must act in good faith when making decisions on our behalf in its capacity as our general partner, and our partnership agreement further provides that in order for a determination to be made in good faith, our general partner must subjectively believe that the determination is in the best interests of our partnership. In making such determination, our general partner may take into account the totality of the circumstances or the totality of the relationships between the parties involved, including other relationships or transactions that may be particularly favorable or advantageous to us. When our general partner is acting in its individual capacity, as opposed to in its capacity as our general partner, it may act free of any duty or obligation to us or our limited partners. Please read "Our Partnership Agreement – Voting Rights" for information regarding matters that require unitholder approval.

  Actions taken by our general partner may affect the amount of cash available for distribution to unitholders or accelerate the right to convert subordinated units.

       The amount of cash that is available for distribution to unitholders is affected by decisions of our general partner regarding such matters as:

  •
  the amount and timing of asset purchases and sales;

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  cash expenditures;

  •
  borrowings and repayments of indebtedness;

  •
  the issuance of additional partnership interests; and

  •
  the creation, reduction or increase of reserves in any quarter.

       Our general partner determines the amount and timing of any capital expenditures and whether a capital expenditure is classified as a maintenance capital expenditure, which reduces operating surplus, or an expansion capital expenditure, which does not reduce operating surplus. This determination can affect the amount of cash that is distributed to our unitholders and to our general partner and the ability of the subordinated units to convert into common units.

       In addition, our general partner may use an amount, initially equal to $10.0 million, which would not otherwise constitute available cash from operating surplus, in order to permit the payment of cash distributions on its units and incentive distribution rights. All of these actions may affect the amount of cash distributed to our unitholders and our general partner and may facilitate the conversion of subordinated units into common units. Please read "Provisions of Our Partnership Agreement Relating to Cash Distributions."

       In addition, borrowings by us and our affiliates do not constitute a breach of any duty owed by our general partner to our unitholders, including borrowings that have the purpose or effect of:

  •
  enabling our general partner or its affiliates, including Landmark, to receive distributions on any subordinated units held by them or the incentive distribution rights; or

  •
  accelerating the expiration of the subordination period.

       For example, in the event we have not generated sufficient cash from our operations to pay the minimum quarterly distribution on our common units and our subordinated units, our partnership agreement permits us to borrow working capital funds, which would enable us to make this distribution on all outstanding units. Please read "Provisions of Our Partnership Agreement Relating to Cash Distributions – Subordinated Units and Subordination Period."

       Our partnership agreement provides that we and our subsidiaries may borrow funds from our general partner and its affiliates. Our general partner and its affiliates may not borrow funds from us, or our operating company and its operating subsidiaries.

  We will reimburse our general partner and its affiliates for expenses.

       We will reimburse our general partner and its affiliates, including Landmark, for costs incurred in managing and operating us. Our partnership agreement provides that our general partner will determine the expenses that are allocable to us in good faith, and it will charge on a fully allocated cost basis for services provided to us. Our omnibus agreement with Landmark also address our payment of annual amounts to, and our reimbursement of, our general partner and its affiliates for these costs and services. Please read "Certain Relationships and Related Party Transactions."

  Contracts between us, on the one hand, and our general partner and its affiliates, on the other hand, will not be the result of arm's-length negotiations.

       Our partnership agreement allows our general partner to determine, in good faith, any amounts to pay itself or its affiliates for any services rendered to us. Our general partner may also enter into additional contractual arrangements with any of its affiliates on our behalf. Our general partner will determine, in good faith, the terms of any arrangements or transactions entered into after the close of this offering. While neither our partnership agreement nor any of the other agreements, contracts, and arrangements between us and our general partner and its affiliates are or will be the result of arm's-length negotiations, we believe the terms of all of our initial agreements with our general partner and its affiliates will be, and specifically intend the rates to be, generally no less favorable to either party than those that could have been negotiated with unaffiliated parties with respect to similar services. Similarly, agreements, contracts or arrangements between us and our general partner and its affiliates that are entered into following the closing of this offering will not be required to be negotiated on an arm's-length basis, although, in some circumstances, our general partner may determine that the conflicts committee may make a determination on our behalf with respect to such arrangements.

       Our general partner and its affiliates will have no obligation to permit us to use any facilities or assets of our general partner and its affiliates, except as may be provided in contracts entered into specifically for such use. There is no obligation of our general partner and its affiliates to enter into any contracts of this kind.

  Our general partner intends to limit its liability regarding our contractual and other obligations.

       Our general partner intends to limit its liability under contractual arrangements and other obligations so that counterparties to such agreements have recourse only against our assets and not against our general partner or its assets or any affiliate of our general partner or its assets. Our partnership agreement provides that any action taken by our general partner to limit its liability is not a breach of our general partner's fiduciary duties, even if we could have obtained terms that are more favorable without the limitation on liability.

  Common units are subject to our general partner's limited call right.

       Our general partner may exercise its right to call and purchase common units, as provided in our partnership agreement, or may assign this right to one of its affiliates or to us. Our general partner may use its own discretion, free of any duty or liability to us or our unitholders, in determining whether to exercise this right. As a result, a common unitholder may have to sell its common units at an undesirable time or price. Please read "Our Partnership Agreement – Limited Call Right."

  Common unitholders will have no right to enforce obligations of our general partner and its affiliates under agreements with us.

       Any agreements between us, on the one hand, and our general partner and its affiliates, on the other hand, will not grant to the unitholders, separate and apart from us, the right to enforce the obligations of our general partner and its affiliates in our favor.

  Our general partner decides whether to retain separate counsel, accountants or others to perform services for us.

       The attorneys, independent accountants and others who perform services for us have been retained by our general partner. Attorneys, independent accountants and others who perform services for us are selected by our general partner or our conflicts committee and may perform services for our general partner and its affiliates. We may retain separate counsel for ourselves or the holders of common units in the event of a conflict of interest between our general partner and its affiliates, on the one hand, and us or the holders of common units, on the other hand, depending on the nature of the conflict. We do not intend to do so in most cases.

  Our general partner may elect to cause us to issue common units to it in connection with a resetting of the target distribution levels related to our general partner's incentive distribution rights without the approval of our conflicts committee or our unitholders. This election may result in lower distributions to our common unitholders in certain situations.

       Our general partner has the right, at any time when there are no subordinated units outstanding and it has received incentive distributions at the highest level to which it is entitled (50%) for each of the prior four consecutive calendar quarters, to reset the initial target distribution levels at higher levels based on our cash distribution level at the time of the exercise of the reset election. Furthermore, our general partner has the right to transfer all or any portion of the incentive distribution rights at any time, and such transferee shall have the same rights as the general partner relative to resetting target distributions if our general partner concurs that the tests for resetting target distributions have been fulfilled. Following a reset election by our general partner, the minimum quarterly distribution will be reset to an amount equal to the average cash distribution per unit for the two calendar quarters immediately preceding the reset election (such amount is referred to as the "reset minimum quarterly distribution"), and the target distribution levels will be reset to correspondingly higher levels based on percentage increases above the reset minimum quarterly distribution.

       We anticipate that our general partner would exercise this reset right in order to facilitate acquisitions or internal growth projects that would not be sufficiently accretive to cash distributions per common unit without such conversion; however, it is possible that our general partner could exercise this reset election at a time when we are experiencing declines in our aggregate cash distributions or at a time when our general partner expects that we will experience declines in our aggregate cash distributions in the foreseeable future. In such situations, our general partner may be experiencing, or may expect to experience, declines in the cash distributions it receives related to its incentive distribution rights and may therefore desire to be issued common units, which are entitled to specified priorities with respect to our distributions and which therefore may be more advantageous for the general partner to own in lieu of the right to receive incentive distribution payments based on target distribution levels that are less certain to be achieved in the then current business environment. As a result, a reset election may cause our common unitholders to experience dilution in the amount of cash distributions that they would have otherwise received had we not issued common units to our general partner in connection with resetting the target distribution levels related to our general partner's incentive distribution rights. Please read "Provisions of Our Partnership Agreement Relating to Cash Distributions – General Partner Interest and Incentive Distribution Rights."

Duties of the General Partner

       The Delaware Act provides that Delaware limited partnerships may, in their partnership agreements, expand, restrict or eliminate the fiduciary duties otherwise owed by the general partner to limited partners and the partnership, provided that partnership agreements may not eliminate the implied contractual covenant of good faith and fair dealing. This implied covenant is a judicial doctrine utilized by Delaware courts in connection with interpreting ambiguities in partnership agreements and other contracts and does not form the basis of any separate or independent fiduciary duty in addition to the express contractual duties set forth in our partnership agreement. Under the implied contractual covenant of good faith and fair dealing, a court will enforce the reasonable expectations of the partners where the language in our partnership agreement does not provide for a clear course of action.

       As permitted by the Delaware Act, our partnership agreement contains various provisions replacing the fiduciary duties that might otherwise be owed by our general partner with contractual standards governing the duties of our general partner and contractual methods of resolving conflicts of interest. We have adopted these provisions to allow our general partner or its affiliates to engage in transactions with us that might otherwise be prohibited by state-law fiduciary standards and to take into account the interests of other parties in addition to our interests when resolving conflicts of interest. We believe this is appropriate and necessary because the board of directors of our general partner has duties to manage our general partner in a manner that is in the best interests of its owners in addition to the best interests of our partnership. Without these provisions, our general partner's ability to make decisions involving conflicts of interest would be restricted. These provisions enable our general partner to take into consideration the interests of all parties involved in the proposed action. These provisions also strengthen the ability of our general partner to attract and retain experienced and capable directors. These provisions disadvantage the common unitholders because they restrict the rights and remedies that would otherwise be available to such unitholders for actions that, without those limitations, might constitute breaches of fiduciary duty, as described below, and permit our general partner to take into account the interests of third parties in addition to our interests when resolving conflicts of interest. The following is a summary of the fiduciary duties imposed on general partners of a limited partnership by the Delaware Act in the absence of partnership agreement provisions to the contrary, the contractual duties of our general partner contained in our partnership agreement that replace the fiduciary duties that would otherwise be imposed by Delaware laws on our general partner and the rights and remedies of our unitholders with respect to these contractual duties:

State law fiduciary duty standards	Fiduciary duties are generally considered to include an obligation to act in good faith and with due care and loyalty. The duty of care, in the absence of a provision in a partnership agreement providing otherwise, would generally require a general partner to act for the partnership in the same manner as a prudent person would act on his own behalf. The duty of loyalty, in the absence of a provision in a partnership agreement providing otherwise, would generally prohibit a general partner of a Delaware limited partnership from taking any action or engaging in any transaction where a conflict of interest is present unless such transactions were entirely fair to the partnership.
Partnership agreement modified standards

Our partnership agreement contains provisions that waive or consent to conduct by our general partner and its affiliates that might otherwise raise issues as to compliance with fiduciary duties or applicable law. For example, our partnership agreement provides that when our general partner is acting in its capacity as our general partner, as opposed to in its individual capacity, it must act in good faith, meaning that it subjectively believed that the decision was in the best interests of our partnership, and our general partner will not be subject to any higher standard under our partnership agreement or applicable law. If our general partner has the required subjective belief, then the decision or action will be conclusively deemed to be in good faith for all purposes under our partnership agreement. In taking such action, our general partner may take into account the totality of the circumstances or the totality of the relationships between the parties involved, including other relationships or transactions that may be particularly favorable or advantageous to us. In addition, when our general partner is acting in its individual capacity, as opposed to in its capacity as our general partner, it may act free of any duty or obligation to us or our limited partners. These contractual standards replace the obligations to which our general partner would otherwise be held. If our general partner seeks approval from the conflicts committee, then it will be presumed that, in making its decision, the conflicts committee acted in good faith, and in any proceeding brought by or on behalf of any limited partner or the partnership challenging such determination, the person bringing or prosecuting such proceeding will have the burden of overcoming such presumption. If our general partner does not seek special approval from our conflicts committee or unitholder approval, then our general partner will make such determination or take or decline to take any action in good faith, and neither our general partner nor the board of directors of our general partner will be subject to any fiduciary duty or other duty or obligation, or any other, different or higher standard under our partnership agreement or under the Delaware Act or any other law, rule or regulation or at equity. Under our partnership agreement, it will be presumed that, in making its decision, our general partner (including the board of directors of our general partner) acted in good faith, and in any proceeding brought by or on behalf of any limited partner or us challenging such approval, the person bringing or prosecuting such proceeding will have the burden of overcoming such presumption. These standards reduce the obligations to which our general partner would otherwise be held.

In addition to the other more specific provisions limiting the obligations of our general partner, our partnership agreement further provides that our general partner and its officers and directors will not be liable for monetary damages to us or our limited partners for errors of judgment or for any acts or omissions unless there has been a final and non-appealable judgment by a court of competent jurisdiction determining that our general partner or its officers and directors acted in bad faith or engaged in fraud or willful misconduct or, in the case of a criminal matter, acted with knowledge that the conduct was unlawful.

Rights and remedies of unitholders

The Delaware Act generally provides that a limited partner may institute legal action on behalf of the partnership to recover damages from a third party where a general partner has refused to institute the action or where an effort to cause a general partner to do so is not likely to succeed. These actions include actions against a general partner for breach of its fiduciary duties, if any, or of the partnership agreement.

       By purchasing our common units, each common unitholder automatically agrees to be bound by the provisions in our partnership agreement, including the provisions discussed above. This is in accordance with the policy of the Delaware Act favoring the principle of freedom of contract and the enforceability of partnership agreements. The failure of a limited partner to sign a partnership agreement does not render the partnership agreement unenforceable against that person.

       Under our partnership agreement, we must indemnify our general partner and its officers, directors and managers, to the fullest extent permitted by law, against liabilities, costs and expenses incurred by our general partner or these other persons. We must provide this indemnification unless there has been a final and non-appealable judgment by a court of competent jurisdiction determining that these persons acted in bad faith or engaged in fraud or willful misconduct or, in the case of a criminal matter, acted with knowledge that the conduct was unlawful. We also must provide this indemnification for criminal proceedings when our general partner or these other persons acted with no knowledge that their conduct was unlawful. Thus, our general partner could be indemnified for its negligent acts if it met the requirements set forth above. To the extent that these provisions purport to include indemnification for liabilities arising under the Securities Act of 1933, or the Securities Act, in the opinion of the SEC, such indemnification is contrary to public policy and therefore unenforceable. Please read "Our Partnership Agreement – Indemnification."

DESCRIPTION OF THE COMMON UNITS

The Common Units

       The common units represent limited partner interests in us. The holders of common units, along with the holders of subordinated units, are entitled to participate in partnership distributions and are entitled to exercise the rights and privileges available to limited partners under our partnership agreement. For a description of the relative rights and preferences of holders of common units and subordinated units in and to partnership distributions, please read this section and "Cash Distribution Policy and Restrictions on Distributions." For a description of the rights and privileges of limited partners under our partnership agreement, including voting rights, please read "Our Partnership Agreement."

Transfer Agent and Registrar

  Duties

       Computershare Trust Company, N.A. will serve as the registrar and transfer agent for our common units. We will pay all fees charged by the transfer agent for transfers of common units, except the following that must be paid by our unitholders:

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  surety bond premiums to replace lost or stolen certificates, or to cover taxes and other governmental charges in connection therewith;

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  special charges for services requested by a holder of a common unit; and

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  other similar fees or charges.

       Unless our general partner determines otherwise in respect of some or all of any classes of our partner interests, our partner interests will be evidenced by book entry notation on our partnership register and not by physical certificates.

       There will be no charge to our unitholders for disbursements of our cash distributions. We will indemnify the transfer agent, its agents and each of their respective stockholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence or intentional misconduct of the indemnified person or entity.

  Resignation or Removal

       The transfer agent may resign, by notice to us, or be removed by us. The resignation or removal of the transfer agent will become effective upon our appointment of a successor transfer agent and registrar and its acceptance of the appointment. If no successor has been appointed and has accepted the appointment within 30 days after notice of the resignation or removal, our general partner may act as the transfer agent and registrar until a successor is appointed.

Transfer of Common Units

       By transfer of common units in accordance with our partnership agreement, each transferee of common units shall be admitted as a limited partner with respect to the common units transferred when such transfer and admission are reflected in our books and records. Each transferee:

  •
  automatically agrees to be bound by the terms and conditions of, and is deemed to have executed, our partnership agreement;

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  represents and warrants that the transferee has the right, power, authority and capacity to enter into our partnership agreement; and

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  gives the consents, waivers and approvals contained in our partnership agreement, such as the approval of all transactions and agreements that we are entering into in connection with our formation and this offering.

       Our general partner will cause any transfers to be recorded on our books and records no less frequently than quarterly.

       We may, at our discretion, treat the nominee holder of a common unit as the absolute owner. In that case, the beneficial holder's rights are limited solely to those that it has against the nominee holder as a result of any agreement between the beneficial owner and the nominee holder.

       Common units are securities and transferable according to the laws governing the transfer of securities. In addition to other rights acquired upon transfer, the transferor gives the transferee the right to become a substituted limited partner in our partnership for the transferred common units.

       Until a common unit has been transferred on our books, we and the transfer agent may treat the record holder of the common unit as the absolute owner for all purposes, except as otherwise required by law or stock exchange regulations.

Listing

       Our common units have been approved for listing on the NASDAQ Global Market under the symbol "LMRK."

OUR PARTNERSHIP AGREEMENT

       The following is a summary of the material provisions of our partnership agreement. The form of our partnership agreement is included in this prospectus as Appendix A. We will provide prospective investors with a copy of our partnership agreement upon request at no charge.

       We summarize the following provisions of our partnership agreement elsewhere in this prospectus:

  •
  with regard to distributions of available cash, please read "Provisions of Our Partnership Agreement Relating to Cash Distributions";

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  with regard to the duties of our general partner, please read "Conflicts of Interest and Duties";

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  with regard to the transfer of common units, please read "Description of the Common Units – Transfer of Common Units"; and

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  with regard to allocations of taxable income and taxable loss, please read "Material Federal Income Tax Consequences."

Organization and Duration

       Our partnership was organized on July 28, 2014, and will have a perpetual existence unless terminated pursuant to the terms of our partnership agreement.

Purpose

       Our purpose under the partnership agreement is limited to any business activity that is approved by our general partner and that lawfully may be conducted by a limited partnership organized under Delaware law; provided that our general partner shall not cause us to engage, directly or indirectly, in any business activity that our general partner determines would be reasonably likely to cause us to be treated as an association taxable as a corporation or otherwise taxable as an entity for federal income tax purposes.

       Although our general partner has the ability to cause us and our subsidiaries to engage in activities other than the business of acquiring real property interests, our general partner has no current plans to do so and may decline to do so free of any duty or obligation whatsoever to us or the limited partners, including any duty to act in the best interests of our partnership or our limited partners. Our general partner is authorized in general to perform all acts it determines to be necessary or appropriate to carry out our purposes and to conduct our business.

Capital Contributions

       Unitholders are not obligated to make additional capital contributions, except as described below under "– Limited Liability."

Voting Rights

       The following is a summary of the unitholder vote required for the matters specified below. Matters that require the approval of a "unit majority" require:

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  during the subordination period, the approval of a majority of the outstanding common units, excluding those common units held by our general partner and its affiliates, and a majority of the outstanding subordinated units, voting as separate classes; and

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  after the subordination period, the approval of a majority of the outstanding common units.

       In voting their common units and subordinated units, our general partner and its affiliates will have no duty or obligation whatsoever to us or the limited partners, including any duty to act in the best interests of us or the limited partners.

Issuance of additional units	No approval rights.
Amendment of our partnership agreement	Certain amendments may be made by the general partner without the approval of the unitholders. Other amendments generally require the approval of a unit majority. Please read "– Amendment of Our Partnership Agreement."
Merger of our partnership or the sale of all or substantially all of our assets	Unit majority. Please read "– Merger, Consolidation, Conversion, Sale or Other Disposition of Assets."
Dissolution of our partnership	Unit majority. Please read "– Termination and Dissolution."
Continuation of our business upon dissolution	Unit majority. Please read "– Termination and Dissolution."
Withdrawal of the general partner	Under most circumstances, the approval of unitholders holding at least a majority of the outstanding common units, excluding common units held by our general partner and its affiliates, is required for the withdrawal of the general partner prior to December 31, 2024, in a manner which would cause a dissolution of our partnership. Please read "– Withdrawal or Removal of Our General Partner."
Removal of the general partner	Not less than 66 2/3% of the outstanding units, voting as a single class, including units held by our general partner and its affiliates. Please read "– Withdrawal or Removal of Our General Partner."
Transfer of the general partner interest	Our general partner may transfer all, but not less than all, of its non-economic general partner interest in us without a vote of our unitholders to an affiliate or another person in connection with its merger or consolidation with or into, or sale of all or substantially all of its assets to, such person. The approval of a majority of the outstanding common units, excluding common units held by our general partner and its affiliates, is required in other circumstances for a transfer of the general partner interest to a third party prior to December 31, 2024. Please read "– Transfer of General Partner Interest."
Transfer of incentive distribution rights	Our general partner may transfer any or all of the incentive distribution rights to an affiliate or another person without a vote of our unitholders. Please read "– Transfer of Incentive Distribution Rights."
Reset of incentive distribution levels	No approval right.
Transfer of ownership interests in our general partner	No approval right. Please read "– Transfer of Ownership Interests in Our General Partner."

 Limited Liability

       Assuming that a limited partner does not participate in the control of our business within the meaning of the Delaware Act and that it otherwise acts in conformity with the provisions of our partnership agreement, its liability under the Delaware Act will be limited, subject to possible exceptions, to the amount of capital it is obligated to contribute to us for its common units plus its share of any undistributed profits and assets. If it were determined, however, that the right, or exercise of the right of, by the limited partners as a group:

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  to remove or replace our general partner;

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  to approve some amendments to our partnership agreement; or

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  to take other action under our partnership agreement;

constituted "participation in the control" of our business for the purposes of the Delaware Act, then the limited partners could be held personally liable for our obligations under the laws of Delaware, to the same extent as our general partner. This liability would extend to persons who transact business with us who reasonably believe that a limited partner is a general partner. Neither our partnership agreement nor the Delaware Act specifically provides for legal recourse against our general partner if a limited partner were to lose limited liability through any fault of our general partner. While this does not mean that a limited partner could not seek legal recourse, we know of no precedent for this type of a claim in Delaware case law.

       Under the Delaware Act, a limited partnership may not pay a distribution to a partner if, after the distribution, all liabilities of the limited partnership, other than liabilities to partners on account of their limited partner interests and liabilities for which the recourse of creditors is limited to specific property of the partnership, would exceed the fair value of the assets of the limited partnership, except that the fair value of property that is subject to a liability for which the recourse of creditors is limited is included in the assets of the limited partnership only to the extent that the fair value of that property exceeds that liability. For the purpose of determining the fair value of the assets of a limited partnership, the Delaware Act provides that the fair value of property subject to liability for which recourse of creditors is limited shall be included in the assets of the limited partnership only to the extent that the fair value of that property exceeds the nonrecourse liability. The Delaware Act provides that a limited partner who receives a distribution and knew at the time of the distribution that the distribution was in violation of the Delaware Act shall be liable to the limited partnership for the amount of the distribution for three years. Under the Delaware Act, a substituted limited partner of a limited partnership is liable for the obligations of its assignor to make contributions to the partnership, except that such person is not obligated for liabilities unknown to it at the time it became a limited partner and that could not be ascertained from the partnership agreement.

       Our subsidiaries conduct business in 42 states and the District of Columbia, and we may have subsidiaries that conduct business in other states in the future. Maintenance of our limited liability as a member of our operating company may require compliance with legal requirements in the jurisdictions in which our operating company conducts business, including qualifying our subsidiaries to do business there.

       Limitations on the liability of members or limited partners for the obligations of a limited liability company or limited partnership have not been clearly established in many jurisdictions. If, by virtue of our ownership interests in our operating subsidiaries or otherwise, it were determined that we were conducting business in any state without compliance with the applicable limited partnership or limited liability company statute, or that the right or exercise of the right by the limited partners as a group to remove or replace our general partner, to approve some amendments to our partnership agreement, or to take other action under our partnership agreement constituted "participation in the control" of our business for purposes of the statutes of any relevant jurisdiction, then the limited partners could be held personally liable for our obligations under the law of that jurisdiction to the same extent as our general partner under the circumstances. We will operate in a manner that our general partner considers reasonable and necessary or appropriate to preserve the limited liability of the limited partners.

 Issuance of Additional Securities

       Our partnership agreement authorizes us to issue an unlimited number of additional partner interests for the consideration and on the terms and conditions determined by our general partner without the approval of the unitholders.

       It is possible that we will fund acquisitions through the issuance of additional common units, subordinated units or other partner interests. Holders of any additional common units we issue will be entitled to share equally with the then-existing holders of common units in our distributions of available cash. In addition, the issuance of additional common units or other partner interests may dilute the value of the interests of the then-existing holders of common units in our net assets.

       In accordance with Delaware law and the provisions of our partnership agreement, we may also issue additional partner interests that, as determined by our general partner, may have special voting rights to which the common units are not entitled. In addition, our partnership agreement does not prohibit the issuance by our subsidiaries of equity interests, which may effectively rank senior to the common units.

Amendment of Our Partnership Agreement

  General

       Amendments to our partnership agreement may be proposed only by our general partner. However, our general partner will have no duty or obligation to propose any amendment and may decline to do so free of any duty or obligation whatsoever to us or our limited partners, including any duty to act in the best interests of us or the limited partners. In order to adopt a proposed amendment, other than the amendments discussed below, our general partner is required to seek written approval of the holders of the number of units required to approve the amendment or call a meeting of the limited partners to consider and vote upon the proposed amendment. Except as described below, an amendment must be approved by a unit majority.

  Prohibited Amendments

       No amendment may be made that would, among other actions:

  •
  enlarge the obligations of any limited partner without its consent, unless such is deemed to have occurred as a result of an amendment approved by at least a majority of the type or class of limited partner interests so affected; or

  •
  enlarge the obligations of, restrict in any way any action by or rights of, or reduce in any way the amounts distributable, reimbursable or otherwise payable by us to our general partner or any of its affiliates without its consent, which consent may be given or withheld at its option.

       The provisions of our partnership agreement preventing the amendments having the effects described in any of the clauses above can be amended upon the approval of the holders of at least 90% of the outstanding units voting together as a single class (including units owned by our general partner and its affiliates). Upon the completion of this offering, Landmark will own 40% of our total outstanding common units and subordinated units on an aggregate basis.

  No Unitholder Approval

       Our general partner may generally make amendments to our partnership agreement without the approval of any limited partner to reflect:

  •
  a change in our name, the location of our principal office, our registered agent or our registered office;

  •
  the admission, substitution, withdrawal or removal of partners in accordance with our partnership agreement;

  •
  a change that our general partner determines to be necessary or appropriate to qualify or continue our qualification as a limited partnership or a partnership in which the limited partners have limited liability under the laws of any state or to ensure that neither we nor any of our subsidiaries will be treated as an association taxable as a corporation or otherwise taxed as an entity for federal income tax purposes;

  •
  an amendment that is necessary, in the opinion of our counsel, to prevent us or our general partner or its directors, officers, agents or trustees, from in any manner, being subjected to the provisions of the Investment Company Act of 1940, the Investment Advisors Act of 1940, or "plan asset" regulations adopted under the Employee Retirement Income Security Act of 1974 ("ERISA"), each as amended, whether or not substantially similar to plan asset regulations currently applied or proposed by the U.S. Department of Labor;

  •
  an amendment that our general partner determines to be necessary or appropriate in connection with the authorization or issuance of additional partner interests;

  •
  any amendment expressly permitted in our partnership agreement to be made by our general partner acting alone;

  •
  an amendment effected, necessitated or contemplated by a merger agreement or plan of conversion that has been approved under the terms of our partnership agreement;

  •
  any amendment that our general partner determines to be necessary or appropriate to reflect and account for the formation by us of, or our investment in, any corporation, partnership or other entity, in connection with our conduct of activities permitted by our partnership agreement;

  •
  a change in our fiscal year or taxable year and any other changes that our general partner determines to be necessary or appropriate as a result of such change;

  •
  mergers with, conveyances to or conversions into another limited liability entity that is newly formed and has no assets, liabilities or operations at the time of the merger, conveyance or conversion other than those it receives by way of the merger, conveyance or conversion; or

  •
  any other amendments substantially similar to any of the matters described in the clauses above.

       In addition, our general partner may make amendments to our partnership agreement without the approval of any limited partner if our general partner determines that those amendments:

  •
  do not adversely affect in any material respect the limited partners considered as a whole or any particular class of partner interests as compared to other classes of partner interests;

  •
  are necessary or appropriate to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute;

  •
  are necessary or appropriate to facilitate the trading of limited partner interests or to comply with any rule, regulation, guideline or requirement of any securities exchange on which the limited partner interests are or will be listed or admitted to trading;

  •
  are necessary or appropriate for any action taken by our general partner relating to splits or combinations of units under the provisions of our partnership agreement; or

  •
  are required to effect the intent expressed in this prospectus or the intent of the provisions of our partnership agreement or are otherwise contemplated by our partnership agreement.

  Opinion of Counsel and Unitholder Approval

       For amendments of the type not requiring unitholder approval, our general partner will not be required to obtain an opinion of counsel to the effect that an amendment will not affect the limited liability of any limited partner under

Delaware law. No other amendments to our partnership agreement will become effective without the approval of holders of at least 90% of the outstanding units voting as a single class unless we first obtain such an opinion of counsel.

       In addition to the above restrictions, any amendment that would have a material adverse effect on the rights or preferences of any type or class of partner interests in relation to other classes of partner interests will require the approval of at least a majority of the type or class of partner interests so affected. Any amendment that would reduce the percentage of units required to take any action, other than to remove our general partner or call a meeting of unitholders, must be approved by the affirmative vote of limited partners whose aggregate outstanding units constitute not less than the percentage sought to be reduced. Any amendment that would increase the percentage of units required to remove our general partner must be approved by the affirmative vote of limited partners whose aggregate outstanding units constitute not less than 90% of outstanding units. Any amendment that would increase the percentage of units required to call a meeting of unitholders must be approved by the affirmative vote of limited partners whose aggregate outstanding units constitute at least a majority of the outstanding units.

Merger, Consolidation, Conversion, Sale or Other Disposition of Assets

       A merger, consolidation or conversion of our partnership requires the prior consent of our general partner. However, our general partner will have no duty or obligation to consent to any merger, consolidation or conversion and may decline to do so free of any duty or obligation whatsoever to us or the limited partners, including any duty to act in the best interest of us or the limited partners.

       In addition, our partnership agreement generally prohibits our general partner, without the prior approval of the holders of a unit majority, from causing us to, among other things, sell, exchange or otherwise dispose of all or substantially all of our assets in a single transaction or a series of related transactions. Our general partner may, however, mortgage, pledge, hypothecate, or grant a security interest in all or substantially all of our assets without that approval. Our general partner may also sell any or all of our assets under a foreclosure or other realization upon those encumbrances without that approval. Finally, our general partner may consummate any merger with another limited liability entity without the prior approval of our unitholders if we are the surviving entity in the transaction, our general partner has received an opinion of counsel regarding limited liability and tax matters, the transaction would not result in an amendment to our partnership agreement requiring unitholder approval, each of our units will be an identical unit of our partnership following the transaction and the partner interests to be issued by us in such merger do not exceed 20% of our outstanding partner interests immediately prior to the transaction.

       If the conditions specified in our partnership agreement are satisfied, our general partner may convert us or any of our subsidiaries into a new limited liability entity or merge us or any of our subsidiaries into, or convey all of our assets to, a newly formed entity if the sole purpose of that conversion, merger or conveyance is to effect a mere change in our legal form into another limited liability entity, our general partner has received an opinion of counsel regarding limited liability and tax matters, and our general partner determines that the governing instruments of the new entity provide the limited partners and our general partner with the same rights and obligations as contained in our partnership agreement. The unitholders are not entitled to dissenters' rights of appraisal under our partnership agreement or applicable Delaware law in the event of a conversion, merger or consolidation, a sale of substantially all of our assets or any other similar transaction or event.

Termination and Dissolution

       We will continue as a limited partnership until dissolved and terminated under our partnership agreement. We will dissolve upon:

  •
  the withdrawal or removal of our general partner or any other event that results in its ceasing to be our general partner other than by reason of a transfer of its general partner interest in accordance with our partnership agreement or withdrawal or removal followed by approval and admission of a successor;

  •
  the election of our general partner to dissolve us, if approved by the holders of units representing a unit majority;

  •
  the entry of a decree of judicial dissolution of our partnership; or

  •
  there being no limited partners, unless we are continued without dissolution in accordance with the Delaware Act.

       Upon a dissolution under the first clause above, the holders of a unit majority may also elect, within specific time limitations, to continue our business on the same terms and conditions described in our partnership agreement by appointing as a successor general partner an entity approved by the holders of units representing a unit majority, subject to our receipt of an opinion of counsel to the effect that:

  •
  the action would not result in the loss of limited liability of any limited partner; and

  •
  neither our partnership nor any of our subsidiaries would be treated as an association taxable as a corporation or otherwise be taxable as an entity for federal income tax purposes upon the exercise of that right to continue.

Liquidation and Distribution of Proceeds

       Upon our dissolution, unless we are continued as a new limited partnership, the liquidator authorized to wind up our affairs will, acting with all of the powers of our general partner that are necessary or appropriate to, liquidate our assets and apply the proceeds of the liquidation as described in "Provisions of Our Partnership Agreement Relating to Cash Distributions – Distributions of Cash Upon Liquidation." The liquidator may defer liquidation or distribution of our assets for a reasonable period of time or distribute assets to partners in kind if it determines that a sale would be impractical or would cause undue loss to our partners.

Withdrawal or Removal of Our General Partner

       Except as described below, our general partner has agreed not to withdraw voluntarily as our general partner prior to December 31, 2024, without obtaining the approval of the holders of at least a majority of the outstanding common units, excluding common units held by our general partner and its affiliates, and furnishing an opinion of counsel regarding limited liability and tax matters. On or after December 31, 2024, our general partner may withdraw as general partner without first obtaining approval of any unitholder by giving 90 days' written notice, and that withdrawal will not constitute a violation of our partnership agreement. Notwithstanding the information above, our general partner may withdraw without unitholder approval upon 90 days' written notice to the limited partners if at least 50% of the outstanding units are held or controlled by one person and its affiliates other than our general partner and its affiliates. In addition, our partnership agreement permits our general partner in some instances to sell or otherwise transfer all of its general partner interest in us without the approval of the unitholders. Please read "– Transfer of General Partner Interest" and "– Transfer of Incentive Distribution Rights."

       Upon voluntary withdrawal of our general partner by giving notice to the other partners, the holders of a unit majority may select a successor to that withdrawing general partner. If a successor is not elected, or is elected but an opinion of counsel regarding limited liability and tax matters cannot be obtained, we will be dissolved, wound up and liquidated, unless within a specified period after that withdrawal, the holders of a unit majority agree to continue our business by appointing a successor general partner. Please read "– Termination and Dissolution."

       Our general partner may not be removed unless that removal is approved by the vote of the holders of not less than 66 2/3% of our outstanding units, voting together as a single class, including units held by our general partner and its affiliates, and we receive an opinion of counsel regarding limited liability and tax matters. Any removal of our general partner is also subject to the approval of a successor general partner by the vote of the holders of a majority of the outstanding common units, voting as a separate class, and subordinated units, voting as a separate class. The ownership of more than 33 1/3% of the outstanding units by our general partner and its affiliates would give them the practical ability to prevent our general partner's removal. At the closing of this offering, Landmark will own 40% of our total outstanding common units and subordinated units on an aggregate basis.

       Our partnership agreement also provides that if our general partner is removed as our general partner under circumstances where cause does not exist and units held by our general partner and its affiliates are not voted in favor of that removal:

  •
  the subordination period will end, and all outstanding subordinated units will immediately and automatically convert into common units on a one-for-one basis;

  •
  any existing arrearages in payment of the minimum quarterly distribution on the common units will be extinguished; and

  •
  our general partner will have the right to convert its general partner interest and its incentive distribution rights into common units or to receive cash in exchange for those interests based on the fair market value of those interests as of the effective date of its removal.

       In the event of removal of our general partner under circumstances where cause exists or withdrawal of our general partner where that withdrawal violates our partnership agreement, a successor general partner will have the option to purchase the general partner interest and incentive distribution rights of the departing general partner for a cash payment equal to the fair market value of those interests. Under all other circumstances where our general partner withdraws or is removed by the limited partners, the departing general partner will have the option to require the successor general partner to purchase the general partner interest of the departing general partner and its incentive distribution rights for fair market value. In each case, this fair market value will be determined by agreement between the departing general partner and the successor general partner. If no agreement is reached, an independent investment banking firm or other independent expert selected by the departing general partner and the successor general partner will determine the fair market value. Or, if the departing general partner and the successor general partner cannot agree upon an expert, then an expert chosen by agreement of the experts selected by each of them will determine the fair market value.

       If the option described above is not exercised by either the departing general partner or the successor general partner, the departing general partner will become a limited partner and its general partner interest and its incentive distribution rights will automatically convert into common units pursuant to a valuation of those interests as determined by an investment banking firm or other independent expert selected in the manner described in the preceding paragraph.

       In addition, we will be required to reimburse the departing general partner for all amounts due the departing general partner, including, without limitation, all employee-related liabilities, including severance liabilities, incurred for the termination of any employees employed by the departing general partner or its affiliates for our benefit.

Transfer of General Partner Interest

       Except for transfer by our general partner of all, but not less than all, of its non-economic general partner interest to (1) an affiliate of our general partner (other than an individual), or (2) another entity as part of the merger or consolidation of our general partner with or into such entity or the transfer by our general partner of all or substantially all of its assets to such entity, our general partner may not transfer all or any part of its general partner interest to another person prior to December 31, 2024, without the approval of the holders of at least a majority of the outstanding common units, excluding common units held by our general partner and its affiliates. As a condition of this transfer, the transferee must assume, among other things, the rights and duties of our general partner, agree to be bound by the provisions of our partnership agreement, and furnish an opinion of counsel regarding limited liability and tax matters.

       Our general partner and its affiliates, including Landmark, may at any time transfer units to one or more persons, without unitholder approval, except that they may not transfer subordinated units to us.

 Transfer of Ownership Interests in Our General Partner

       At any time, Landmark and its affiliates may sell or transfer all or part of their membership interest in our general partner, to an affiliate or third party without the approval of our unitholders.

Transfer of Incentive Distribution Rights

       At any time, our general partner may sell or transfer the incentive distribution rights to an affiliate or third party without the approval of the unitholders.

Change of Management Provisions

       Our partnership agreement contains specific provisions that are intended to discourage a person or group from attempting to remove Landmark Infrastructure Partners GP LLC as our general partner or otherwise change our management. If any person or group other than our general partner and its affiliates acquires beneficial ownership of 20% or more of any class of units, that person or group loses voting rights on all of its units. This loss of voting rights does not apply to any person or group that acquires the units from our general partner or its affiliates and any transferees of that person or group who are notified by our general partner that they will not lose their voting rights or to any person or group who acquires the units with the prior approval of the board of directors of our general partner. Please read "– Withdrawal or Removal of Our General Partner."

Limited Call Right

       If at any time our general partner and its affiliates own more than 80% of the then-issued and outstanding limited partner interests of any class, our general partner will have the right, which it may assign in whole or in part to any of its affiliates or to us, to acquire all, but not less than all, of the limited partner interests of such class held by unaffiliated persons as of a record date to be selected by our general partner, on at least 10, but not more than 60, days' written notice.

       The purchase price in the event of this purchase is the greater of:

  •
  the highest cash price paid by either our general partner or any of its affiliates for any limited partner interests of the class purchased within the 90 days preceding the date on which our general partner first mails notice of its election to purchase those limited partner interests; and

  •
  the current market price calculated in accordance with our partnership agreement as of the date three business days before the date the notice is mailed.

       As a result of our general partner's right to purchase outstanding limited partner interests, a holder of limited partner interests may have his limited partner interests purchased at a price that may be lower than market prices at various times prior to such purchase or lower than a unitholder may anticipate the market price to be in the future. The tax consequences to a unitholder of the exercise of this call right are the same as a sale by that unitholder of his common units in the market. Please read "Material Federal Income Tax Consequences – Disposition of Common Units."

Non-Citizen Assignees; Redemption

       If our general partner, with the advice of counsel, determines we are subject to federal, state or local laws or regulations that, in the reasonable determination of our general partner, create a substantial risk of cancellation or forfeiture of any property that we have an interest in because of the nationality, citizenship or other related status of any limited partner (or its owners, to the extent relevant), then our general partner may adopt such amendments to our partnership agreement as it determines necessary or advisable to:

  •
  obtain proof of the nationality, citizenship or other related status of our limited partners (or their owners, to the extent relevant); and

  •
  permit us to redeem the units held by any person whose nationality, citizenship or other related status creates substantial risk of cancellation or forfeiture of any property or who fails to comply with the procedures instituted by the general partner to obtain proof of the nationality, citizenship or other related status. The redemption price in the case of such a redemption will be the average of the daily closing prices per unit for the 20 consecutive trading days immediately prior to the date set for redemption.

Meetings; Voting

       Except as described below regarding a person or group owning 20% or more of any class of units then outstanding, record holders of units on the record date will be entitled to notice of, and to vote at, meetings of our limited partners and to act upon matters for which approvals may be solicited.

       Our general partner does not anticipate that any meeting of unitholders will be called in the foreseeable future. Any action that is required or permitted to be taken by the unitholders may be taken either at a meeting of the unitholders or, if authorized by our general partner, without a meeting if consents in writing describing the action so taken are signed by holders of the number of units that would be necessary to authorize or take that action at a meeting where all limited partners were present and voted. Meetings of the unitholders may be called by our general partner or by unitholders owning at least 20% of the outstanding units of the class for which a meeting is proposed. Unitholders may vote either in person or by proxy at meetings. The holders of a majority of the outstanding units of the class or classes for which a meeting has been called, represented in person or by proxy, will constitute a quorum unless any action by the unitholders requires approval by holders of a greater percentage of the units, in which case the quorum will be the greater percentage.

       Each record holder of a unit has a vote according to its percentage interest in us, although additional limited partner interests having special voting rights could be issued. Please read "– Issuance of Additional Securities." However, if at any time any person or group, other than our general partner and its affiliates, a direct transferee of our general partner and its affiliates or a transferee of such direct transferee who is notified by our general partner that it will not lose its voting rights, acquires, in the aggregate, beneficial ownership of 20% or more of any class of units then outstanding, that person or group will lose voting rights on all of its units and the units may not be voted on any matter and will not be considered to be outstanding when sending notices of a meeting of unitholders, calculating required votes, determining the presence of a quorum, or for other similar purposes. Common units held in nominee or street name account will be voted by the broker or other nominee in accordance with the instruction of the beneficial owner unless the arrangement between the beneficial owner and its nominee provides otherwise. Except as our partnership agreement otherwise provides, subordinated units will vote together with common units as a single class. Any notice, demand, request, report or proxy material required or permitted to be given or made to record holders of common units under our partnership agreement will be delivered to the record holder by us or by the transfer agent.

Status as Limited Partner

       By transfer of common units in accordance with our partnership agreement, each transferee of common units shall be admitted as a limited partner with respect to the common units transferred when such transfer and admission is reflected in our register. Except as described under "– Limited Liability," the common units will be fully paid, and unitholders will not be required to make additional contributions.

 Indemnification

       Under our partnership agreement, in most circumstances, we will indemnify the following persons, to the fullest extent permitted by law, from and against all losses, claims, damages or similar events:

  •
  our general partner;

  •
  any departing general partner;

  •
  any person who is or was an affiliate of our general partner or any departing general partner;

  •
  any person who is or was a director, officer, managing member, manager, general partner, fiduciary or trustee of us or our subsidiaries, an affiliate of us or our subsidiaries or any entity set forth in the preceding three bullet points;

  •
  any person who is or was serving as director, officer, managing member, manager, general partner, fiduciary or trustee of another person owing a fiduciary duty to us or any of our subsidiaries at the request of our general partner or any departing general partner or any of their affiliates, excluding any such person providing, on a fee-for-service basis, trustee, fiduciary of custodial services; and

  •
  any person designated by our general partner because such person's status, service or relationship expose such person to potential claims or suits relating to our or our subsidiaries' business and affairs.

       Any indemnification under these provisions will only be out of our assets. Unless it otherwise agrees, our general partner will not be personally liable for, or have any obligation to contribute or lend funds or assets to us to enable us to effectuate, indemnification. We will purchase insurance against liabilities asserted against and expenses incurred by persons for our activities, regardless of whether we would have the power to indemnify the person against such liabilities under our partnership agreement.

Reimbursement of Expenses

       Our partnership agreement requires us to reimburse our general partner for all direct and indirect expenses it incurs or payments it makes on our behalf and all other expenses allocable to us or otherwise incurred by our general partner in connection with operating our business. These expenses include salary, bonus, incentive compensation and other amounts paid to persons who perform services for us or on our behalf and expenses allocated to our general partner by its affiliates. Our general partner is entitled to determine in good faith the expenses that are allocable to us. Some of the expenses for which we are required to reimburse our general partner are not subject to any caps or other limits. Please read "Certain Relationships and Related Party Transactions – Agreements Governing the Transactions – Omnibus Agreement."

Books and Reports

       Our general partner is required to keep appropriate books of our business at our principal offices. The books will be maintained for financial reporting purposes on an accrual basis. For fiscal and tax reporting purposes, our fiscal year is the calendar year.

       We will mail or make available to record holders of common units, within 105 days after the close of each fiscal year, an annual report containing audited financial statements and a report on those financial statements by our independent public accountants. Except for our fourth quarter, we will also mail or make available summary financial information within 50 days after the close of each quarter.

       We will furnish each record holder of a unit with information reasonably required for tax reporting purposes within 90 days after the close of each calendar year. This information is expected to be furnished in summary form so that some complex calculations normally required of partners can be avoided. Our ability to furnish this summary information to unitholders will depend on the cooperation of unitholders in supplying us with specific information. Every unitholder will receive information to assist him in determining its federal and state tax liability and filing its federal and state income tax returns, regardless of whether he supplies us with information.

Right to Inspect Our Books and Records

       Our partnership agreement provides that a limited partner can, for a purpose reasonably related to its interest as a limited partner, upon reasonable written demand stating the purpose of such demand and at its own expense, have furnished to him:

  •
  a current list of the name and last known address of each record holder;

  •
  copies of our partnership agreement and our certificate of limited partnership and all amendments thereto; and

  •
  certain information regarding the status of our business and financial condition.

       Our general partner may, and intends to, keep confidential from the limited partners trade secrets or other information the disclosure of which our general partner determines is not in our best interests or that we are required by law or by agreements with third parties to keep confidential. Our partnership agreement limits the right to information that a limited partner would otherwise have under Delaware law.

Registration Rights

       Under our partnership agreement, we have agreed to register for resale under the Securities Act and applicable state securities laws any common units, subordinated units or other partnership interests proposed to be sold by our general partner or any of its affiliates (other than individuals) or their assignees if an exemption from the registration requirements is not otherwise available. We are obligated to pay all expenses incidental to the registration, excluding underwriting discounts and commissions. Please read "Units Eligible for Future Sale."

Exclusive Forum

       Our partnership agreement will provide that the Court of Chancery of the State of Delaware shall be the exclusive forum for any claims, suits, actions or proceedings (1) arising out of or relating in any way to our partnership agreement (including any claims, suits or actions to interpret, apply or enforce the provisions of our partnership agreement or the duties, obligations or liabilities among our partners, or obligations or liabilities of our partners to us, or the rights or powers of, or restrictions on, our partners or us), (2) brought in a derivative manner on our behalf, (3) asserting a claim of breach of a duty owed by any of our, or our general partner's, directors, officers, or other employees, or owed by our general partner, to us or our partners, (4) asserting a claim against us arising pursuant to any provision of the Delaware Act or (5) asserting a claim against us governed by the internal affairs doctrine. Although we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against our directors and officers. The enforceability of similar choice of forum provisions in other companies' certificates of incorporation or similar governing documents have been challenged in legal proceedings, and it is possible that, in connection with any action, a court could find the choice of forum provisions contained in our partnership agreement to be inapplicable or unenforceable in such action.

       If any person brings any of the aforementioned claims, suits, actions or proceedings and such person does not obtain a judgment on the merits that substantially achieves, in substance and amount, the full remedy sought, then such person shall be obligated to reimburse us and our affiliates for all fees, costs and expenses of every kind and description, including but not limited to all reasonable attorneys' fees and other litigation expenses, that the parties may incur in connection with such claim, suit, action or proceeding.

       Additionally, any person who brings any of the aforementioned claims, suits, actions or proceedings irrevocably waives a right to trial by jury.

       By purchasing a common unit, a limited partner is irrevocably consenting to these limitations and provisions regarding claims, suits, actions or proceedings and submitting to the exclusive jurisdiction of the Court of Chancery of the State of Delaware (or such other court) in connection with any such claims, suits, actions or proceedings.

UNITS ELIGIBLE FOR FUTURE SALE

       After the sale of the common units offered by this prospectus and assuming that the underwriters do not exercise their option to purchase additional common units, Landmark will hold an aggregate 3,135,109 subordinated units. All of the subordinated units will convert into common units at the end of the subordination period. All of the common units and subordinated units held by our general partner and its affiliates are subject to lock-up restrictions described below. The sale of these units could have an adverse impact on the price of the common units or on any trading market that may develop.

Rule 144

       The common units sold in this offering will generally be freely transferable without restriction or further registration under the Securities Act. None of the directors or officers of our general partner own any common units prior to this offering. Additionally, any common units owned by an "affiliate" of ours may not be resold publicly except in compliance with the registration requirements of the Securities Act or under an exemption under Rule 144 or otherwise. Rule 144 permits securities acquired by an affiliate of the issuer to be sold into the market in an amount that does not exceed, during any three-month period, the greater of:

  •
  1% of the total number of the common units outstanding, which will equal approximately 47,000 units immediately after this offering; or

  •
  the average weekly reported trading volume of the common units for the four calendar weeks prior to the sale.

       At the closing of this offering, the following common units will be restricted and may not be resold publicly except in compliance with the registration requirements of the Securities Act, Rule 144 or otherwise.

  •
  common units owned by our general partner and its affiliates;

  •
  any units acquired by our general partner or any of its affiliates; and

  •
  common units distributed to the legacy members of the Contributing Landmark Funds in connection with the formation transactions.

       Sales under Rule 144 are also subject to specific manner of sale provisions, holding period requirements, notice requirements and the availability of current public information about us. A person who is not deemed to have been an affiliate of ours at any time during the three months preceding a sale, and who has beneficially owned his common units for at least six months (provided we are in compliance with the current public information requirement) or one year (regardless of whether we are in compliance with the current public information requirement), would be entitled to sell those common units under Rule 144 without regard to the volume limitations, manner of sale provisions and notice requirements of Rule 144.

Our Partnership Agreement and Registration Rights

       Our partnership agreement provides that we may issue an unlimited number of limited partner interests of any type without a vote of the unitholders. Any issuance of additional common units or other limited partner interests would result in a corresponding decrease in the proportionate ownership interest in us represented by, and could adversely affect the cash distributions to and market price of, common units then outstanding. Please read "Our Partnership Agreement – Issuance of Additional Securities."

       Under our partnership agreement, our general partner and its affiliates, other than individuals, have the right to cause us to register under the Securities Act and applicable state securities laws the offer and sale of any units that they hold. Subject to the terms and conditions of our partnership agreement, these registration rights allow our general partner and its affiliates or their assignees holding any common units or other limited partner interests to require registration of any of these common units or other limited partner interests and to include any of these common units in a registration by us of other common units, including common units offered by us or by any unitholder. Our general partner and its affiliates will continue to have these registration rights for two years after it ceases to be our general partner. In connection with any registration of this kind, we will indemnify each unitholder participating in the registration and its officers, directors, and controlling persons from and against any liabilities under the Securities Act or any applicable state securities laws arising from the registration statement or prospectus. We will bear all costs and expenses incidental to any registration, excluding any underwriting discounts. Our general partner and its affiliates also may sell their common units or other limited partner interests in private transactions at any time, subject to compliance with applicable laws.

Lock-up Agreements

       Our general partner's executive officers and directors, our general partner, Landmark, the Contributing Landmark Funds and the legacy members of the Contributing Landmark Funds receiving common units as part of the liquidation of the Contributing Landmark Funds have agreed that for a period of 180 days from the date of this prospectus they will not, without the prior written consent of Robert W. Baird & Co. Incorporated and Raymond James & Associates, Inc. (in the case of our general partner's officers and directors, our general partner and Landmark) or the consent of Robert W. Baird & Co. Incorporated (in the case of the Contributing Landmark Funds and the legacy members of the Contributing Landmark Funds), dispose of any common units or any securities convertible into or exchangeable for our common units. Please read "Underwriting" for a description of these lock-up provisions.

Registration Statement on Form S-8

       We intend to file a registration statement on Form S-8 under the Securities Act following this offering to register all common units issued or reserved for issuance under the LTIP. We expect to file this registration statement as soon as practicable after this offering. Common units covered by the registration statement on Form S-8 will be eligible for sale in the public market, subject to applicable vesting requirements and the terms of applicable lock-up agreements described above.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

       This section is a summary of the material tax considerations that may be relevant to prospective unitholders who are individual citizens or residents of the U.S. and, unless otherwise noted in the following discussion, is the opinion of Latham & Watkins LLP, counsel to our general partner and us, insofar as it relates to legal conclusions with respect to matters of U.S. federal income tax law. This section is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), existing and proposed Treasury regulations promulgated under the Internal Revenue Code (the "Treasury Regulations") and current administrative rulings and court decisions, all of which are subject to change. Later changes in these authorities may cause the tax consequences to vary substantially from the consequences described below. Unless the context otherwise requires, references in this section to "us" or "we" are references to Landmark Infrastructure Partners LP and our operating subsidiaries.

       The following discussion does not comment on all federal income tax matters affecting us or our unitholders and does not describe the application of the alternative minimum tax that may be applicable to certain unitholders. Moreover, the discussion focuses on unitholders who are individual citizens or residents of the U.S. and has only limited application to corporations, estates, entities treated as partnerships for U.S. federal income tax purposes, trusts, nonresident aliens, U.S. expatriates and former citizens or long-term residents of the United States or other unitholders subject to specialized tax treatment, such as banks, insurance companies and other financial institutions, tax-exempt institutions, foreign persons (including, without limitation, controlled foreign corporations, passive foreign investment companies and non-U.S. persons eligible for the benefits of an applicable income tax treaty with the United States), IRAs, real estate investment trusts (REITs) or mutual funds, dealers in securities or currencies, traders in securities, U.S. persons whose "functional currency" is not the U.S. dollar, persons holding their units as part of a "straddle," "hedge," "conversion transaction" or other risk reduction transaction, and persons deemed to sell their units under the constructive sale provisions of the Internal Revenue Code. In addition, the discussion only comments to a limited extent on state, local and foreign tax consequences. Accordingly, we encourage each prospective unitholder to consult his own tax advisor in analyzing the state, local and foreign tax consequences particular to him of the ownership or disposition of common units and potential changes in applicable tax laws.

       No ruling has been requested from the IRS regarding our characterization as a partnership for tax purposes. Instead, we will rely on opinions of Latham & Watkins LLP. Unlike a ruling, an opinion of counsel represents only that counsel's best legal judgment and does not bind the IRS or the courts. Accordingly, the opinions and statements made herein may not be sustained by a court if contested by the IRS. Any contest of this sort with the IRS may materially and adversely impact the market for the common units and the prices at which common units trade. In addition, the costs of any contest with the IRS, principally legal, accounting and related fees, will result in a reduction in cash available for distribution to our unitholders and thus will be borne indirectly by our unitholders. Furthermore, the tax treatment of us, or of an investment in us, may be significantly modified by future legislative or administrative changes or court decisions. Any modifications may or may not be retroactively applied.

       All statements as to matters of federal income tax law and legal conclusions with respect thereto, but not as to factual matters, contained in this section, unless otherwise noted, are the opinion of Latham & Watkins LLP and are based on the accuracy of the representations made by us.

       For the reasons described below, Latham & Watkins LLP has not rendered an opinion with respect to the following specific federal income tax issues: (i) the treatment of a unitholder whose common units are loaned to a short seller to cover a short sale of common units (please read "– Tax Consequences of Unit Ownership – Treatment of Short Sales"); (ii) whether our monthly convention for allocating taxable income and losses is permitted by existing Treasury Regulations (please read "–  Disposition of Common Units – Allocations Between Transferors and Transferees"); and (iii) whether our method for taking into account Section 743 adjustments is sustainable in certain cases (please read "– Tax Consequences of Unit Ownership – Section 754 Election" and "– Uniformity of Units").

 Partnership Status

       A partnership is not a taxable entity and incurs no federal income tax liability. Instead, each partner of a partnership is required to take into account his share of items of income, gain, loss and deduction of the partnership in computing his federal income tax liability, regardless of whether cash distributions are made to him by the partnership. Distributions by a partnership to a partner are generally not taxable to the partnership or the partner unless the amount of cash distributed to him is in excess of the partner's adjusted basis in his partnership interest. Section 7704 of the Internal Revenue Code provides that publicly traded partnerships will, as a general rule, be taxed as corporations. However, an exception, referred to as the "Qualifying Income Exception," exists with respect to publicly traded partnerships of which 90% or more of the gross income for every taxable year consists of "qualifying income." Qualifying income includes rents from real property, gains from the sale of real property, interest (other than from a financial business), dividends and gains from the sale or other disposition of capital assets held for the production of income that otherwise constitutes qualifying income. In order to qualify as rents from real property, several requirements must be met:

  •
  the amount of rent received generally must not be based on the income or profits of any person, but may be based on a fixed percentage or percentages of receipts or sales.

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  rents do not qualify if we own 10% or more by vote or value of the tenant, whether directly or after application of attribution rules. While we intend not to lease property to any party if rents from that property would not qualify as rents from real property, application of the 10% ownership rule is dependent upon complex attribution rules and circumstances that may be beyond our control.

  •
  if rent attributable to personal property leased in connection with a lease of real property is 15% or less of the total rent received under the lease, then the rent attributable to personal property will qualify as rents from real property; if this 15% threshold is exceeded, the rent attributable to personal property will not so qualify. The portion of rental income treated as attributable to personal property is determined according to the ratio of the fair market value of the personal property to the total fair market value of the real and personal property that is rented.

  •
  rent attributable to services furnished or rendered to the tenants of the property will not qualify unless such services are customarily provided to similarly-situated tenants in the same geographic market area.

       We estimate that less than 6% of our current gross income is not qualifying income; however, this estimate could change from time to time. Based upon and subject to this estimate, the factual representations made by us and our general partner and a review of the applicable legal authorities, Latham & Watkins LLP is of the opinion that at least 90% of our current gross income constitutes qualifying income. The portion of our income that is qualifying income may change from time to time.

       The IRS has made no determination as to our status or the status of our operating subsidiaries for federal income tax purposes or whether our operations generate "qualifying income" under Section 7704 of the Internal Revenue Code. Instead, we will rely on the opinion of Latham & Watkins LLP on such matters. It is the opinion of Latham & Watkins LLP that, based upon the Internal Revenue Code, its regulations, published revenue rulings and court decisions and the representations described below that:

  •
  we will be classified as a partnership for federal income tax purposes; and

  •
  each of our operating subsidiaries, except for Landmark Infrastructure Asset OpCo LLC, will be treated as a partnership or will be disregarded as an entity separate from us for federal income tax purposes.

       In rendering its opinion, Latham & Watkins LLP has relied on factual representations made by us and our general partner. The representations made by us and our general partner upon which Latham & Watkins LLP has relied include:

  •
  neither we nor any of the operating subsidiaries, other than Landmark Infrastructure Asset OpCo LLC, has elected or will elect to be treated as a corporation;

  •
  for each taxable year, more than 90% of our gross income has been and will be income of the type that Latham & Watkins LLP has opined or will opine is "qualifying income" within the meaning of Section 7704(d) of the Internal Revenue Code;

  •
  all leases, lease and easement purchase agreements and easements will be substantially in the form of leases, lease and easement purchase agreements and easements reviewed by Latham & Watkins LLP; and

  •
  all property from which rental income is derived is either raw land or a structure, such as a building, that is permanently attached to the ground, not intended to be moved and likely to sustain substantial damage if moved.

       We believe that these representations have been true in the past and expect that these representations will continue to be true in the future.

       If we fail to meet the Qualifying Income Exception, other than a failure that is determined by the IRS to be inadvertent and that is cured within a reasonable time after discovery (in which case the IRS may also require us to make adjustments with respect to our unitholders or pay other amounts), we will be treated as if we had transferred all of our assets, subject to liabilities, to a newly formed corporation, on the first day of the year in which we fail to meet the Qualifying Income Exception, in return for stock in that corporation, and then distributed that stock to the unitholders in liquidation of their interests in us. This deemed contribution and liquidation should be tax-free to unitholders and us so long as we, at that time, do not have liabilities in excess of the tax basis of our assets. Thereafter, we would be treated as a corporation for federal income tax purposes.

       If we were treated as an association taxable as a corporation in any taxable year, either as a result of a failure to meet the Qualifying Income Exception or otherwise, our items of income, gain, loss and deduction would be reflected only on our tax return rather than being passed through to our unitholders, and our net income would be taxed to us at corporate rates. In addition, any distribution made to a unitholder would be treated as taxable dividend income, to the extent of our current and accumulated earnings and profits, or, in the absence of earnings and profits, a nontaxable return of capital, to the extent of the unitholder's tax basis in his common units, or taxable capital gain, after the unitholder's tax basis in his common units is reduced to zero. Accordingly, taxation as a corporation would result in a material reduction in a unitholder's cash flow and after-tax return and thus would likely result in a substantial reduction of the value of the units.

       The discussion below is based on Latham & Watkins LLP's opinion that we will be classified as a partnership for federal income tax purposes.

Tax Treatment of Income Earned Through Corporate Subsidiary

       Latham & Watkins LLP is unable to opine as to the qualifying nature of the income generated by certain portions of our operations. We currently intend to conduct a portion of our business related to these operations in a separate subsidiary that will be treated as a corporation for U.S. federal income tax purposes.

       Such corporate subsidiary will be subject to corporate-level federal income tax on its taxable income at the corporate tax rate, which is currently a maximum of 35%, and will also likely pay state (and possibly local) income tax at varying rates, on its taxable income. Any such entity level taxes will reduce the cash available for distribution to our unitholders. Distributions from any such corporate subsidiary will generally be taxed again to unitholders as qualified dividend income to the extent of current and accumulated earnings and profits of such corporate subsidiary. As of January 1, 2014, the maximum federal income tax rate applicable to such qualified dividend income which is allocable to individuals is generally 20%. An individual unitholder's share of dividend and interest income from any corporate subsidiary would constitute portfolio income that could not be offset by the unitholder's share of our other losses or deductions.

 Limited Partner Status

       Unitholders of Landmark Infrastructure Partners LP will be treated as partners of Landmark Infrastructure Partners LP for federal income tax purposes. Also, unitholders whose common units are held in street name or by a nominee and who have the right to direct the nominee in the exercise of all substantive rights attendant to the ownership of their common units will be treated as partners of Landmark Infrastructure Partners LP for federal income tax purposes.

       A beneficial owner of common units whose units have been transferred to a short seller to complete a short sale would appear to lose his status as a partner with respect to those units for federal income tax purposes. Please read "– Tax Consequences of Unit Ownership – Treatment of Short Sales."

       Income, gains, losses or deductions would not appear to be reportable by a unitholder who is not a partner for federal income tax purposes, and any cash distributions received by a unitholder who is not a partner for federal income tax purposes would therefore appear to be fully taxable as ordinary income. These holders are urged to consult their tax advisors with respect to the tax consequences to them of holding common units in Landmark Infrastructure Partners LP. The references to "unitholders" in the discussion that follows are to persons who are treated as partners in Landmark Infrastructure Partners LP for federal income tax purposes.

Tax Consequences of Unit Ownership

  Flow-through of taxable income

       Subject to the discussion below under "– Tax Consequences of Unit Ownership – Entity-Level Collections" we will not pay any federal income tax. Instead, each unitholder will be required to report on his income tax return his share of our income, gains, losses and deductions without regard to whether we make cash distributions to him. Consequently, we may allocate income to a unitholder even if he has not received a cash distribution. Each unitholder will be required to include in income his allocable share of our income, gains, losses and deductions for our taxable year ending with or within his taxable year. Our taxable year ends on December 31.

  Treatment of distributions

       Distributions by us to a unitholder generally will not be taxable to the unitholder for federal income tax purposes, except to the extent the amount of any such cash distribution exceeds his tax basis in his common units immediately before the distribution. Our cash distributions in excess of a unitholder's tax basis generally will be considered to be gain from the sale or exchange of the common units, taxable in accordance with the rules described under "– Disposition of Common Units." Any reduction in a unitholder's share of our liabilities for which no partner, including the general partner, bears the economic risk of loss, known as "nonrecourse liabilities," will be treated as a distribution by us of cash to that unitholder. To the extent our distributions cause a unitholder's "at-risk" amount to be less than zero at the end of any taxable year, he must recapture any losses deducted in previous years. Please read "– Tax Consequences of Unit Ownership – Limitations on Deductibility of Losses."

       A decrease in a unitholder's percentage interest in us because of our issuance of additional common units will decrease his share of our nonrecourse liabilities, and thus will result in a corresponding deemed distribution of cash. This deemed distribution may constitute a non-pro rata distribution. A non-pro rata distribution of money or property may result in ordinary income to a unitholder, regardless of his tax basis in his common units, if the distribution reduces the unitholder's share of our "unrealized receivables," including depreciation recapture and/or substantially appreciated "inventory items," each as defined in the Internal Revenue Code, and collectively, "Section 751 Assets." To that extent, the unitholder will be treated as having been distributed his proportionate share of the Section 751 Assets and then having exchanged those assets with us in return for the non-pro rata portion of the actual distribution made to him. This latter deemed exchange will generally result in the unitholder's realization of ordinary income, which will equal the excess of (1) the non-pro rata portion of that distribution over (2) the unitholder's tax basis (often zero) for the share of Section 751 Assets deemed relinquished in the exchange.

  Ratio of taxable income to distributions

       We estimate that a purchaser of common units in this offering who owns those common units from the date of closing of this offering through the record date for distributions for the period ending December 31, 2017, will be allocated, on a cumulative basis, an amount of federal taxable income for that period that will be 30% or less of the cash distributed with respect to that period. Thereafter, we anticipate that the ratio of allocable taxable income to cash distributions to the unitholders will increase. Our estimate is based upon many assumptions regarding our business operations, including assumptions as to our revenue, capital expenditures, cash flow, net working capital and anticipated cash distributions. These estimates and assumptions are subject to, among other things, numerous business, economic, regulatory, legislative, competitive and political uncertainties beyond our control. Further, the estimates are based on current tax law and tax reporting positions that we will adopt and with which the IRS could disagree. Accordingly, we cannot assure you that these estimates will prove to be correct.

       The actual percentage of distributions that will constitute taxable income could be higher or lower than expected, and any differences could be material and could materially affect the value of the common units. For example, the ratio of allocable taxable income to cash distributions to a purchaser of common units in this offering will be greater, and perhaps substantially greater, than our estimate with respect to the period described above if:

  •
  gross income from operations exceeds the amount required to make minimum quarterly distributions on all units, yet we only distribute the minimum quarterly distributions on all units; or

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  we make a future offering of common units and use the proceeds of the offering in a manner that does not produce substantial additional deductions during the period described above, such as to repay indebtedness outstanding at the time of this offering or to acquire property that is not eligible for depreciation or amortization for federal income tax purposes or that is depreciable or amortizable at a rate significantly slower than the rate applicable to our assets at the time of this offering.

  Basis of common units

       A unitholder's initial tax basis for his common units will be the amount he paid for the common units plus his share of our nonrecourse liabilities. That basis will be increased by his share of our income and by any increases in his share of our nonrecourse liabilities. That basis will be decreased, but not below zero, by distributions from us, by the unitholder's share of our losses, by any decreases in his share of our nonrecourse liabilities and by his share of our expenditures that are not deductible in computing taxable income and are not required to be capitalized. A unitholder will have no share of our debt that is recourse to our general partner to the extent of the general partner's "net value" as defined in Treasury Regulations under Section 752 of the Internal Revenue Code, but will have a share, generally based on his share of profits, of our nonrecourse liabilities. Please read "– Disposition of Common Units – Recognition of Gain or Loss."

  Limitations on deductibility of losses

       The deduction by a unitholder of his share of our losses will be limited to the tax basis in his units and, in the case of an individual unitholder, estate, trust, or corporate unitholder (if more than 50% of the value of the corporate unitholder's stock is owned directly or indirectly by or for five or fewer individuals or some tax-exempt organizations) to the amount for which the unitholder is considered to be "at risk" with respect to our activities, if that is less than his tax basis. A common unitholder subject to these limitations must recapture losses deducted in previous years to the extent that distributions cause his at-risk amount to be less than zero at the end of any taxable year. Losses disallowed to a unitholder or recaptured as a result of these limitations will carry forward and will be allowable as a deduction to the extent that his at-risk amount is subsequently increased, provided such losses do not exceed such common unitholder's tax basis in his common units. Upon the taxable disposition of a unit, any gain recognized by a unitholder can be offset by losses that were previously suspended by the at-risk limitation but may not be offset by losses suspended by the basis limitation. Any loss previously suspended by the at-risk limitation in excess of that gain would no longer be utilizable.

       In general, a unitholder will be at risk to the extent of the tax basis of his units, excluding any portion of that basis attributable to his share of our nonrecourse liabilities, reduced by (1) any portion of that basis representing amounts otherwise protected against loss because of a guarantee, stop loss agreement or other similar arrangement and (2) any amount of money he borrows to acquire or hold his units, if the lender of those borrowed funds owns an interest in us, is related to the unitholder or can look only to the units for repayment. A unitholder's at-risk amount will increase or decrease as the tax basis of the unitholder's units increases or decreases, other than tax basis increases or decreases attributable to increases or decreases in his share of our nonrecourse liabilities.

       In addition to the basis and at-risk limitations on the deductibility of losses, the passive loss limitations generally provide that individuals, estates, trusts and some closely-held corporations and personal service corporations can deduct losses from passive activities, which are generally trade or business activities in which the taxpayer does not materially participate, only to the extent of the taxpayer's income from those passive activities. The passive loss limitations are applied separately with respect to each publicly traded partnership. Consequently, any passive losses we generate will only be available to offset our passive income generated in the future and will not be available to offset income from other passive activities or investments, including our investments or a unitholder's investments in other publicly traded partnerships, or the unitholder's salary, active business or other income. Passive losses that are not deductible because they exceed a unitholder's share of income we generate may be deducted in full when he disposes of his entire investment in us in a fully taxable transaction with an unrelated party. The passive loss limitations are applied after other applicable limitations on deductions, including the at-risk rules and the basis limitation.

       A unitholder's share of our net income may be offset by any of our suspended passive losses, but it may not be offset by any other current or carryover losses from other passive activities, including those attributable to other publicly traded partnerships.

  Limitations on interest deductions

       The deductibility of a non-corporate taxpayer's "investment interest expense" is generally limited to the amount of that taxpayer's "net investment income." Investment interest expense includes:

  •
  interest on indebtedness properly allocable to property held for investment;

  •
  our interest expense attributed to portfolio income; and

  •
  the portion of interest expense incurred to purchase or carry an interest in a passive activity to the extent attributable to portfolio income.

       The computation of a unitholder's investment interest expense will take into account interest on any margin account borrowing or other loan incurred to purchase or carry a unit. Net investment income includes gross income from property held for investment and amounts treated as portfolio income under the passive loss rules, less deductible expenses, other than interest, directly connected with the production of investment income, but generally does not include gains attributable to the disposition of property held for investment or (if applicable) qualified dividend income. The IRS has indicated that the net passive income earned by a publicly traded partnership will be treated as investment income to its unitholders. In addition, the unitholder's share of our portfolio income will be treated as investment income.

  Entity-level collections

       If we are required or elect under applicable law to pay any federal, state, local or foreign income tax on behalf of any unitholder or any former unitholder, we are authorized to pay those taxes from our funds. That payment, if made, will be treated as a distribution of cash to the unitholder on whose behalf the payment was made. If the payment is made on behalf of a person whose identity cannot be determined, we are authorized to treat the payment as a distribution to all current unitholders. We are authorized to amend our partnership agreement in the manner necessary to maintain uniformity of intrinsic tax characteristics of units and to adjust later distributions, so that after giving effect to these distributions, the priority and characterization of distributions otherwise applicable under our partnership agreement is maintained as nearly as is practicable. Payments by us as described above could give rise to an overpayment of tax on behalf of an individual unitholder in which event the unitholder would be required to file a claim in order to obtain a credit or refund.

  Allocation of income, gain, loss and deduction

       In general, if we have a net profit, our items of income, gain, loss and deduction will be allocated among the unitholders in accordance with their percentage interests in us. At any time that distributions are made to the common units in excess of distributions to the subordinated units, or incentive distributions are made to our general partner, gross income will be allocated to the recipients to the extent of these distributions. If we have a net loss, that loss will be allocated to the unitholders in accordance with their percentage interests in us to the extent of their positive capital accounts, as adjusted to take into account the unitholders' share of nonrecourse debt.

       Specified items of our income, gain, loss and deduction will be allocated to account for (1) any difference between the tax basis and fair market value of our assets at the time of this offering and (2) any difference between the tax basis and fair market value of any property contributed to us by Landmark and its affiliates (or by a third party) that exists at the time of such contribution, together referred to in this discussion as the "Contributed Property." The effect of these allocations, referred to as "Section 704(c) Allocations," to a unitholder purchasing common units from us in this offering will be essentially the same as if the tax bases of our assets were equal to their fair market values at the time of this offering. In the event we issue additional common units or engage in certain other transactions in the future, "reverse Section 704(c) Allocations," similar to the Section 704(c) Allocations described above, will be made to our unitholders immediately prior to such issuance or other transactions to account for the difference between the "book" basis for purposes of maintaining capital accounts and the fair market value of all property held by us at the time of such issuance or future transaction. In addition, items of recapture income will be allocated to the extent possible to the unitholder who was allocated the deduction giving rise to the treatment of that gain as recapture income in order to minimize the recognition of ordinary income by some unitholders. Finally, although we do not expect that our operations will result in the creation of negative capital accounts, if negative capital accounts nevertheless result, items of our income and gain will be allocated in an amount and manner sufficient to eliminate the negative balance as quickly as possible.

       An allocation of items of our income, gain, loss or deduction, other than an allocation required by the Internal Revenue Code to eliminate the difference between a partner's "book" capital account, credited with the fair market value of Contributed Property, and "tax" capital account, credited with the tax basis of Contributed Property, referred to in this discussion as the "Book-Tax Disparity," will generally be given effect for federal income tax purposes in determining a partner's share of an item of income, gain, loss or deduction only if the allocation has "substantial economic effect." In any other case, a partner's share of an item will be determined on the basis of his interest in us, which will be determined by taking into account all the facts and circumstances, including:

  •
  his relative contributions to us;

  •
  the interests of all the partners in profits and losses;

  •
  the interest of all the partners in cash flow; and

  •
  the rights of all the partners to distributions of capital upon liquidation.

       Latham & Watkins LLP is of the opinion that, with the exception of the issues described in "– Tax Consequences of Unit Ownership – Section 754 Election" and "– Disposition of Common Units – Allocations Between Transferors and Transferees," allocations under our partnership agreement will be given effect for federal income tax purposes in determining a partner's share of an item of income, gain, loss or deduction.

  Treatment of short sales

       A unitholder whose units are loaned to a "short seller" to cover a short sale of units may be considered as having disposed of those units. If so, he would no longer be treated for tax purposes as a partner with respect to those units during the period of the loan and may recognize gain or loss from the disposition. As a result, during this period:

  •
  any of our income, gain, loss or deduction with respect to those units would not be reportable by the unitholder;

  •
  any cash distributions received by the unitholder as to those units would be fully taxable; and

  •
  while not entirely free from doubt, all of these distributions would appear to be ordinary income.

       Because there is no direct or indirect controlling authority on the issue relating to partnership interests, Latham & Watkins LLP has not rendered an opinion regarding the tax treatment of a unitholder whose common units are loaned to a short seller to cover a short sale of common units; therefore, unitholders desiring to assure their status as partners and avoid the risk of gain recognition from a loan to a short seller are urged to consult a tax advisor to discuss whether it is advisable to modify any applicable brokerage account agreements to prohibit their brokers from borrowing and loaning their units. The IRS has previously announced that it is studying issues relating to the tax treatment of short sales of partnership interests. Please also read "– Disposition of Common Units – Recognition of Gain or Loss."

  Tax rates

       Under current law, the highest marginal U.S. federal income tax rate applicable to ordinary income of individuals is 39.6% and the highest marginal U.S. federal income tax rate applicable to long-term capital gains (generally, capital gains on certain assets held for more than twelve months) of individuals is 20%. Such rates are subject to change by new legislation at any time.

       In addition, a 3.8% Medicare tax, or NIIT, is imposed on certain net investment income earned by individuals, estates and trusts. For these purposes, net investment income generally includes a unitholder's allocable share of our income and gain realized by a unitholder from a sale of units. In the case of an individual, the tax will be imposed on the lesser of (1) the unitholder's net investment income and (2) the amount by which the unitholder's modified adjusted gross income exceeds $250,000 (if the unitholder is married and filing jointly or a surviving spouse), $125,000 (if the unitholder is married and filing separately) or $200,000 (in any other case). In the case of an estate or trust, the tax will be imposed on the lesser of (1) undistributed net investment income and (2) the excess adjusted gross income over the dollar amount at which the highest income tax bracket applicable to an estate or trust begins. The U.S. Department of the Treasury and the IRS have issued Treasury Regulations that provide guidance regarding the NIIT. Prospective unitholders are urged to consult with their tax advisors as to the impact of the NIIT on an investment in our common units.

  Section 754 election

       We will make the election permitted by Section 754 of the Internal Revenue Code. That election is irrevocable without the consent of the IRS unless there is a constructive termination of the partnership. Please read "– Disposition of Common Units – Constructive Termination." The election will generally permit us to adjust a common unit purchaser's tax basis in our assets ("inside basis") under Section 743(b) of the Internal Revenue Code to reflect his purchase price. This election does not apply with respect to a person who purchases common units directly from us. The Section 743(b) adjustment belongs to the purchaser and not to other unitholders. For purposes of this discussion, the inside basis in our assets with respect to a unitholder will be considered to have two components: (1) his share of our tax basis in our assets ("common basis") and (2) his Section 743(b) adjustment to that basis.

       We will adopt the remedial allocation method as to all our properties. Where the remedial allocation method is adopted, the Treasury Regulations under Section 743 of the Internal Revenue Code require a portion of the Section 743(b) adjustment that is attributable to recovery property that is subject to depreciation under Section 168 of the Internal Revenue Code and whose book basis is in excess of its tax basis to be depreciated over the remaining cost recovery period for the property's unamortized Book-Tax Disparity. Under Treasury Regulation Section 1.167(c)-1(a)(6), a Section 743(b) adjustment attributable to property subject to depreciation under Section 167 of the Internal Revenue Code, rather than cost recovery deductions under Section 168, is generally required to be depreciated using either the straight-line method or the 150% declining balance method. Under our partnership agreement, our general partner is authorized to take a position to preserve the uniformity of units even if that position is not consistent with these and any other Treasury Regulations. Please read "– Uniformity of Units."

       We intend to depreciate the portion of a Section 743(b) adjustment attributable to unrealized appreciation in the value of Contributed Property, to the extent of any unamortized Book-Tax Disparity, using a rate of depreciation or amortization derived from the depreciation or amortization method and useful life applied to the property's unamortized Book-Tax Disparity, or treat that portion as non-amortizable to the extent attributable to property which is not amortizable. This method is consistent with the methods employed by other publicly traded partnerships but is arguably inconsistent with Treasury Regulation Section 1.167(c)-1(a)(6), which is not expected to directly apply to a material portion of our assets. To the extent this Section 743(b) adjustment is attributable to appreciation in value in excess of the unamortized Book-Tax Disparity, we will apply the rules described in the Treasury Regulations and legislative history. If we determine that this position cannot reasonably be taken, we may take a depreciation or amortization position under which all purchasers acquiring units in the same month would receive depreciation or amortization, whether attributable to common basis or a Section 743(b) adjustment, based upon the same applicable rate as if they had purchased a direct interest in our assets. This kind of aggregate approach may result in lower annual depreciation or amortization deductions than would otherwise be allowable to some unitholders. Please read "– Uniformity of Units." A unitholder's tax basis for his common units is reduced by his share of our deductions (whether or not such deductions were claimed on an individual's income tax return) so that any position we take that understates deductions will overstate the common unitholder's basis in his common units, which may cause the unitholder to understate gain or overstate loss on any sale of such units. Please read "– Disposition of Common Units – Recognition of Gain or Loss." Latham & Watkins LLP is unable to opine as to whether our method for taking into account Section 743 adjustments is sustainable for property subject to depreciation under Section 167 of the Internal Revenue Code or if we use an aggregate approach as described above, as there is no direct or indirect controlling authority addressing the validity of these positions. Moreover, the IRS may challenge our position with respect to depreciating or amortizing the Section 743(b) adjustment we take to preserve the uniformity of the units. If such a challenge were sustained, the gain from the sale of units might be increased without the benefit of additional deductions.

       A Section 754 election is advantageous if the transferee's tax basis in his units is higher than the units' share of the aggregate tax basis of our assets immediately prior to the transfer. In that case, as a result of the election, the transferee would have, among other items, a greater amount of depreciation deductions and his share of any gain or loss on a sale of our assets would be less. Conversely, a Section 754 election is disadvantageous if the transferee's tax basis in his units is lower than those units' share of the aggregate tax basis of our assets immediately prior to the transfer. Thus, the fair market value of the units may be affected either favorably or unfavorably by the election. A basis adjustment is required regardless of whether a Section 754 election is made in the case of a transfer of an interest in us if we have a substantial built-in loss immediately after the transfer, or if we distribute property and have a substantial basis reduction. Generally, a built-in loss or a basis reduction is substantial if it exceeds $250,000.

       The calculations involved in the Section 754 election are complex and will be made on the basis of assumptions as to the value of our assets and other matters. For example, the allocation of the Section 743(b) adjustment among our assets must be made in accordance with the Internal Revenue Code. The IRS could seek to reallocate some or all of any Section 743(b) adjustment allocated by us to our tangible assets to goodwill instead. Goodwill, as an intangible asset, is generally nonamortizable or amortizable over a longer period of time or under a less accelerated method than many tangible assets. We cannot assure you that the determinations we make will not be successfully challenged by the IRS and that the deductions resulting from them will not be reduced or disallowed altogether. Should the IRS require a different basis adjustment to be made, and should, in our opinion, the expense of compliance exceed the benefit of the election, we may seek permission from the IRS to revoke our Section 754 election. If permission is granted, a subsequent purchaser of units may be allocated more income than he would have been allocated had the election not been revoked.

Tax Treatment of Operations

  Accounting method and taxable year

       We use the year ending December 31 as our taxable year and the accrual method of accounting for federal income tax purposes. Each unitholder will be required to include in income his share of our income, gain, loss and deduction for our taxable year ending within or with his taxable year. In addition, a unitholder who has a taxable year ending on a date other than December 31 and who disposes of all of his units following the close of our taxable year but before the close of his taxable year must include his share of our income, gain, loss and deduction in income for his taxable year, with the result that he will be required to include in income for his taxable year his share of more than twelve months of our income, gain, loss and deduction. Please read "– Disposition of Common Units – Allocations Between Transferors and Transferees."

  Initial tax basis, depreciation and amortization

       The tax basis of our assets will be used for purposes of computing depreciation and cost recovery deductions and, ultimately, gain or loss on the disposition of these assets. The federal income tax burden associated with the difference between the fair market value of our assets and their tax basis immediately prior to (1) this offering will be borne by Landmark and its affiliates, and (2) any other offering will be borne by Landmark and all of our unitholders as of that time. Please read "– Tax Consequences of Unit Ownership – Allocation of Income, Gain, Loss and Deduction."

       To the extent allowable, we may elect to use the depreciation and cost recovery methods, including bonus depreciation to the extent available, that will result in the largest deductions being taken in the early years after assets subject to these allowances are placed in service. Please read "– Uniformity of Units." Property we subsequently acquire or construct may be depreciated using accelerated methods permitted by the Internal Revenue Code.

       If we dispose of depreciable property by sale, foreclosure or otherwise, all or a portion of any gain, determined by reference to the amount of depreciation previously deducted and the nature of the property, may be subject to the recapture rules and taxed as ordinary income rather than capital gain. Similarly, a unitholder who has taken cost recovery or depreciation deductions with respect to property we own will likely be required to recapture some or all of those deductions as ordinary income upon a sale of his interest in us. Please read "– Tax Consequences of Unit Ownership – Allocation of Income, Gain, Loss and Deduction" and "– Disposition of Common Units – Recognition of Gain or Loss."

       The costs we incur in selling our units (called "syndication expenses") must be capitalized and cannot be deducted currently, ratably or upon our termination. There are uncertainties regarding the classification of costs as organization expenses, which may be amortized by us, and as syndication expenses, which may not be amortized by us. The underwriting discounts and commissions we incur will be treated as syndication expenses.

  Valuation and tax basis of our properties

       The federal income tax consequences of the ownership and disposition of units will depend in part on our estimates of the relative fair market values, and the initial tax bases, of our assets. Although we may from time to time consult with professional appraisers regarding valuation matters, we will make many of the relative fair market value estimates ourselves. These estimates and determinations of basis are subject to challenge and will not be binding on the IRS or the courts. If the estimates of fair market value or basis are later found to be incorrect, the character and amount of items of income, gain, loss or deductions previously reported by unitholders might change, and unitholders might be required to adjust their tax liability for prior years and incur interest and penalties with respect to those adjustments.

 Disposition of Common Units

  Recognition of gain or loss

       Gain or loss will be recognized on a sale of units equal to the difference between the amount realized and the unitholder's tax basis for the units sold. A unitholder's amount realized will be measured by the sum of the cash or the fair market value of other property received by him plus his share of our nonrecourse liabilities. Because the amount realized includes a unitholder's share of our nonrecourse liabilities, the gain recognized on the sale of units could result in a tax liability in excess of any cash received from the sale.

       Prior distributions from us that in the aggregate were in excess of cumulative net taxable income for a common unit and, therefore, decreased a unitholder's tax basis in that common unit will, in effect, become taxable income if the common unit is sold at a price greater than the unitholder's tax basis in that common unit, even if the price received is less than his original cost.

       Except as noted below, gain or loss recognized by a unitholder, other than a "dealer" in units, on the sale or exchange of a unit will generally be taxable as capital gain or loss. Capital gain recognized by an individual on the sale of units held for more than twelve months will generally be taxed at the U.S. federal income tax rate applicable to long-term capital gains. However, a portion of this gain or loss, which will likely be substantial, will be separately computed and taxed as ordinary income or loss under Section 751 of the Internal Revenue Code to the extent attributable to assets giving rise to depreciation recapture or other "unrealized receivables" or to "inventory items" we own. The term "unrealized receivables" includes potential recapture items, including depreciation recapture. Ordinary income attributable to unrealized receivables, inventory items and depreciation recapture may exceed net taxable gain realized upon the sale of a unit and may be recognized even if there is a net taxable loss realized on the sale of a unit. Thus, a unitholder may recognize both ordinary income and a capital loss upon a sale of units. Capital losses may offset capital gains and no more than $3,000 of ordinary income, in the case of individuals, and may only be used to offset capital gains in the case of corporations. Both ordinary income and capital gain recognized on a sale of units may be subject to the NIIT in certain circumstances. Please read "– Tax Consequences of Unit Ownership – Tax Rates."

       The IRS has ruled that a partner who acquires interests in a partnership in separate transactions must combine those interests and maintain a single adjusted tax basis for all those interests. Upon a sale or other disposition of less than all of those interests, a portion of that tax basis must be allocated to the interests sold using an "equitable apportionment" method, which generally means that the tax basis allocated to the interest sold equals an amount that bears the same relation to the partner's tax basis in his entire interest in the partnership as the value of the interest sold bears to the value of the partner's entire interest in the partnership. Treasury Regulations under Section 1223 of the Internal Revenue Code allow a selling unitholder who can identify common units transferred with an ascertainable holding period to elect to use the actual holding period of the common units transferred. Thus, according to the ruling discussed above, a common unitholder will be unable to select high or low basis common units to sell as would be the case with corporate stock, but, according to the Treasury Regulations, he may designate specific common units sold for purposes of determining the holding period of units transferred. A unitholder electing to use the actual holding period of common units transferred must consistently use that identification method for all subsequent sales or exchanges of common units. A unitholder considering the purchase of additional units or a sale of common units purchased in separate transactions is urged to consult his tax advisor as to the possible consequences of this ruling and application of the Treasury Regulations.

       Specific provisions of the Internal Revenue Code affect the taxation of some financial products and securities, including partnership interests, by treating a taxpayer as having sold an "appreciated" partnership interest, one in which gain would be recognized if it were sold, assigned or terminated at its fair market value, if the taxpayer or related persons enter(s) into:

  •
  a short sale;

  •
  an offsetting notional principal contract; or

  •
  a futures or forward contract;

in each case, with respect to the partnership interest or substantially identical property.

       Moreover, if a taxpayer has previously entered into a short sale, an offsetting notional principal contract or a futures or forward contract with respect to the partnership interest, the taxpayer will be treated as having sold that position if the taxpayer or a related person then acquires the partnership interest or substantially identical property. The Secretary of the Treasury is also authorized to issue regulations that treat a taxpayer that enters into transactions or positions that have substantially the same effect as the preceding transactions as having constructively sold the financial position.

  Allocations between transferors and transferees

       In general, our taxable income and losses will be determined annually, will be prorated on a monthly basis and will be subsequently apportioned among the unitholders in proportion to the number of units owned by each of them as of the opening of the applicable exchange on the first business day of the month, which we refer to in this prospectus as the "Allocation Date." However, gain or loss realized on a sale or other disposition of our assets other than in the ordinary course of business will be allocated among the unitholders on the Allocation Date in the month in which that gain or loss is recognized. As a result, a unitholder transferring units may be allocated income, gain, loss and deduction realized after the date of transfer.

       Although simplifying conventions are contemplated by the Internal Revenue Code and most publicly traded partnerships use similar simplifying conventions, the use of this method may not be permitted under existing Treasury Regulations as there is no direct or indirect controlling authority on this issue. The U.S. Treasury Department has issued proposed Treasury Regulations that provide a safe harbor pursuant to which a publicly traded partnership may use a similar monthly simplifying convention to allocate tax items among transferor and transferee unitholders, although such tax items must be prorated on a daily basis. Existing publicly traded partnerships are entitled to rely on these proposed Treasury Regulations; however, they are not binding on the IRS and are subject to change until final Treasury Regulations are issued. Accordingly, Latham & Watkins LLP is unable to opine on the validity of this method of allocating income and deductions between transferor and transferee unitholders because the issue has not been finally resolved by the IRS or the courts. If this method is not allowed under the Treasury Regulations, or only applies to transfers of less than all of the unitholder's interest, our taxable income or losses might be reallocated among the unitholders. We are authorized to revise our method of allocation between transferor and transferee unitholders, as well as unitholders whose interests vary during a taxable year, to conform to a method permitted under future Treasury Regulations. A unitholder who owns units at any time during a quarter and who disposes of them prior to the record date set for a cash distribution for that quarter will be allocated items of our income, gain, loss and deductions attributable to that quarter through the month of disposition but will not be entitled to receive that cash distribution.

  Notification requirements

       A unitholder who sells any of his units is generally required to notify us in writing of that sale within 30 days after the sale (or, if earlier, January 15 of the year following the sale). A purchaser of units who purchases units from another unitholder is also generally required to notify us in writing of that purchase within 30 days after the purchase. Upon receiving such notifications, we are required to notify the IRS of that transaction and to furnish specified information to the transferor and transferee. Failure to notify us of a purchase may, in some cases, lead to the imposition of penalties. However, these reporting requirements do not apply to a sale by an individual who is a citizen of the U.S. and who effects the sale or exchange through a broker who will satisfy such requirements.

  Constructive termination

       We will be considered to have technically terminated our partnership for federal income tax purposes if there is a sale or exchange of 50% or more of the total interests in our capital and profits within a twelve-month period. For purposes of determining whether the 50% threshold has been met, multiple sales of the same interest will be counted only once. Our technical termination would, among other things, result in the closing of our taxable year for all unitholders, which would result in us filing two tax returns (and our unitholders could receive two Schedules K-1 if relief was not available, as described below) for one fiscal year and could result in a deferral of depreciation deductions allowable in computing our taxable income. In the case of a unitholder reporting on a taxable year other than a fiscal year ending December 31, the closing of our taxable year may also result in more than twelve months of our taxable income or loss being includable in his taxable income for the year of termination. Our termination currently would not affect our classification as a partnership for federal income tax purposes, but instead we would be treated as a new partnership for federal income tax purposes. If treated as a new partnership, we must make new tax elections, including a new election under Section 754 of the Internal Revenue Code, and could be subject to penalties if we are unable to determine that a termination occurred. The IRS has announced a publicly traded partnership technical termination relief program whereby, if a publicly traded partnership that technically terminated requests publicly traded partnership technical termination relief and such relief is granted by the IRS, among other things, the partnership will only have to provide one Schedule K-1 to unitholders for the year notwithstanding two partnership tax years.

Uniformity of Units

       Because we cannot match transferors and transferees of units, we must maintain uniformity of the economic and tax characteristics of the units to a purchaser of these units. In the absence of uniformity, we may be unable to completely comply with a number of federal income tax requirements, both statutory and regulatory. A lack of uniformity can result from a literal application of Treasury Regulation Section 1.167(c)-1(a)(6). Any non-uniformity could have a negative impact on the value of the units. Please read "– Tax Consequences of Unit Ownership – Section 754 Election." We intend to depreciate the portion of a Section 743(b) adjustment attributable to unrealized appreciation in the value of Contributed Property, to the extent of any unamortized Book-Tax Disparity, using a rate of depreciation or amortization derived from the depreciation or amortization method and useful life applied to the property's unamortized Book-Tax Disparity, or treat that portion as nonamortizable, to the extent attributable to property the common basis of which is not amortizable, consistent with the regulations under Section 743 of the Internal Revenue Code, even though that position may be inconsistent with Treasury Regulation Section 1.167(c)-1(a)(6), which is not expected to directly apply to a material portion of our assets.

       Please read "– Tax Consequences of Unit Ownership – Section 754 Election." To the extent that the Section 743(b) adjustment is attributable to appreciation in value in excess of the unamortized Book-Tax Disparity, we will apply the rules described in the Treasury Regulations and legislative history. If we determine that this position cannot reasonably be taken, we may adopt a depreciation and amortization position under which all purchasers acquiring units in the same month would receive depreciation and amortization deductions, whether attributable to common basis or a Section 743(b) adjustment, based upon the same applicable rate as if they had purchased a direct interest in our assets. If this position is adopted, it may result in lower annual depreciation and amortization deductions than would otherwise be allowable to some unitholders and risk the loss of depreciation and amortization deductions not taken in the year that these deductions are otherwise allowable. This position will not be adopted if we determine that the loss of depreciation and amortization deductions will have a material adverse effect on the unitholders. If we choose not to utilize this aggregate method, we may use any other reasonable depreciation and amortization method to preserve the uniformity of the intrinsic tax characteristics of any units that would not have a material adverse effect on the unitholders. In either case, and as stated above under "– Tax Consequences of Unit Ownership – Section 754 Election," Latham & Watkins LLP has not rendered an opinion with respect to these methods. Moreover, the IRS may challenge any method of depreciating the Section 743(b) adjustment described in this paragraph. If this challenge were sustained, the uniformity of units might be affected, and the gain from the sale of units might be increased without the benefit of additional deductions. Please read "– Disposition of Common Units – Recognition of Gain or Loss."

 Tax-Exempt Organizations and Other Investors

       Ownership of units by employee benefit plans, other tax-exempt organizations, non-resident aliens, foreign corporations and other foreign persons raises issues unique to those investors and, as described below to a limited extent, may have substantially adverse tax consequences to them. If you are a tax-exempt entity or a non-U.S. person, you should consult your tax advisor before investing in our common units. Employee benefit plans and most other organizations exempt from federal income tax, including individual retirement accounts and other retirement plans, are subject to federal income tax on unrelated business taxable income. A substantial portion of our income allocated to a unitholder that is a tax-exempt organization will be unrelated business taxable income and will be taxable to it.

       Non-resident aliens and foreign corporations, trusts or estates that own units will be considered to be engaged in business in the U.S. because of the ownership of units. As a consequence, they will be required to file federal tax returns to report their share of our income, gain, loss or deduction and pay federal income tax at regular rates on their share of our net income or gain. Moreover, under rules applicable to publicly traded partnerships, our quarterly distribution to foreign unitholders will be subject to withholding at the highest applicable effective tax rate. Each foreign unitholder must obtain a taxpayer identification number from the IRS and submit that number to our transfer agent on a Form W-8BEN, W-8BEN-E or applicable substitute form in order to obtain credit for these withholding taxes. A change in applicable law may require us to change these procedures.

       In addition, because a foreign corporation that owns units will be treated as engaged in a U.S. trade or business, that corporation may be subject to the U.S. branch profits tax at a rate of 30%, in addition to regular federal income tax, on its share of our earnings and profits, as adjusted for changes in the foreign corporation's "U.S. net equity," that is effectively connected with the conduct of a U.S. trade or business. That tax may be reduced or eliminated by an income tax treaty between the U.S. and the country in which the foreign corporate unitholder is a "qualified resident." In addition, this type of unitholder is subject to special information reporting requirements under Section 6038C of the Internal Revenue Code.

       A foreign unitholder who sells or otherwise disposes of a common unit will be subject to U.S. federal income tax on gain realized from the sale or disposition of that unit to the extent the gain is effectively connected with a U.S. trade or business of the foreign unitholder. Under a ruling published by the IRS, interpreting the scope of "effectively connected income," a foreign unitholder would be considered to be engaged in a trade or business in the U.S. by virtue of the U.S. activities of the partnership, and part or all of that unitholder's gain would be effectively connected with that unitholder's indirect U.S. trade or business. Moreover, under the Foreign Investment in Real Property Tax Act, a foreign common unitholder generally will be subject to U.S. federal income tax upon the sale or disposition of a common unit if (1) he owned (directly or constructively applying certain attribution rules) more than 5% of our common units at any time during the five-year period ending on the date of such disposition and (2) 50% or more of the fair market value of all of our assets consisted of U.S. real property interests at any time during the shorter of the period during which such unitholder held the common units or the five-year period ending on the date of disposition. Currently, more than 50% of our assets consist of U.S. real property interests and we do not expect that to change in the foreseeable future. Therefore, foreign unitholders may be subject to federal income tax on gain from the sale or disposition of their units.

Administrative Matters

  Information returns and audit procedures

       We intend to furnish to each unitholder, within 90 days after the close of each calendar year, specific tax information, including a Schedule K-1, which describes his share of our income, gain, loss and deduction for our preceding taxable year. In preparing this information, which will not be reviewed by counsel, we will take various accounting and reporting positions, some of which have been mentioned earlier, to determine each unitholder's share of income, gain, loss and deduction. We cannot assure you that those positions will yield a result that conforms to the requirements of the Internal Revenue Code, Treasury Regulations or administrative interpretations of the IRS. Neither we nor Latham & Watkins LLP can assure prospective unitholders that the IRS will not successfully contend in court that those positions are impermissible. Any challenge by the IRS could negatively affect the value of the units.

       The IRS may audit our federal income tax information returns. Adjustments resulting from an IRS audit may require each unitholder to adjust a prior year's tax liability, and possibly may result in an audit of his return. Any audit of a unitholder's return could result in adjustments not related to our returns as well as those related to our returns.

       Partnerships generally are treated as separate entities for purposes of federal tax audits, judicial review of administrative adjustments by the IRS and tax settlement proceedings. The tax treatment of partnership items of income, gain, loss and deduction are determined in a partnership proceeding rather than in separate proceedings with the partners. The Internal Revenue Code requires that one partner be designated as the "Tax Matters Partner" for these purposes. Our partnership agreement names our general partner as our Tax Matters Partner.

       The Tax Matters Partner will make some elections on our behalf and on behalf of unitholders. In addition, the Tax Matters Partner can extend the statute of limitations for assessment of tax deficiencies against unitholders for items in our returns. The Tax Matters Partner may bind a unitholder with less than a 1% profits interest in us to a settlement with the IRS unless that unitholder elects, by filing a statement with the IRS, not to give that authority to the Tax Matters Partner. The Tax Matters Partner may seek judicial review, by which all the unitholders are bound, of a final partnership administrative adjustment and, if the Tax Matters Partner fails to seek judicial review, judicial review may be sought by any unitholder having at least a 1% interest in profits or by any group of unitholders having in the aggregate at least a 5% interest in profits. However, only one action for judicial review will go forward, and each unitholder with an interest in the outcome may participate.

       A unitholder must file a statement with the IRS identifying the treatment of any item on his federal income tax return that is not consistent with the treatment of the item on our return. Intentional or negligent disregard of this consistency requirement may subject a unitholder to substantial penalties.

  Additional withholding requirements

       Withholding taxes may apply to certain types of payments made to "foreign financial institutions" (as specially defined in the Internal Revenue Code) and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on rents, interest, dividends and other fixed or determinable annual or periodical gains, profits and income from sources within the United States ("FDAP Income"), or gross proceeds from the sale or other disposition of any property of a type which can produce interest or dividends from sources within the United States ("Gross Proceeds") paid to a foreign financial institution or to a "non-financial foreign entity" (as specially defined in the Internal Revenue Code), unless (1) the foreign financial institution undertakes certain diligence and reporting, (2) the non-financial foreign entity either certifies it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in clause (1) above, it must enter into an agreement with the U.S. Treasury requiring, among other things, that it undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to noncompliant foreign financial institutions and certain other account holders.

       To the extent we have FDAP Income or Gross Proceeds that are not treated as effectively connected with a U.S. trade or business (please read "– Tax-Exempt Organizations and Other Investors"), unitholders who are foreign financial institutions or certain other non-U.S. entities may be subject to withholding on distributions they receive from us, or their distributive share of our income, pursuant to the rules described above.

       Prospective investors should consult their own tax advisors regarding the potential application of these withholding provisions to their investment in our common units.

  Nominee reporting

       Persons who hold an interest in us as a nominee for another person are required to furnish to us:

  •
  the name, address and taxpayer identification number of the beneficial owner and the nominee;

  •
  whether the beneficial owner is:

  –
  a person that is not a U.S. person;

  –
  a foreign government, an international organization or any wholly owned agency or instrumentality of either of the foregoing; or

  –
  a tax-exempt entity;

  •
  the amount and description of units held, acquired or transferred for the beneficial owner; and

  •
  specific information including the dates of acquisitions and transfers, means of acquisitions and transfers, and acquisition cost for purchases, as well as the amount of net proceeds from dispositions.

       Brokers and financial institutions are required to furnish additional information, including whether they are U.S. persons and specific information on units they acquire, hold or transfer for their own account. A penalty of $100 per failure, up to a maximum of $1,500,000 per calendar year, is imposed by the Internal Revenue Code for failure to report that information to us. The nominee is required to supply the beneficial owner of the units with the information furnished to us.

  Accuracy-related penalties

       An additional tax equal to 20% of the amount of any portion of an underpayment of tax that is attributable to one or more specified causes, including negligence or disregard of rules or regulations, substantial understatements of income tax and substantial valuation misstatements, is imposed by the Internal Revenue Code. No penalty will be imposed, however, for any portion of an underpayment if it is shown that there was a reasonable cause for that portion and that the taxpayer acted in good faith regarding that portion.

       For individuals, a substantial understatement of income tax in any taxable year exists if the amount of the understatement exceeds the greater of 10% of the tax required to be shown on the return for the taxable year or $5,000 ($10,000 for most corporations). The amount of any understatement subject to penalty generally is reduced if any portion is attributable to a position adopted on the return:

  •
  for which there is, or was, "substantial authority"; or

  •
  as to which there is a reasonable basis and the pertinent facts of that position are disclosed on the return.

       If any item of income, gain, loss or deduction included in the distributive shares of unitholders might result in that kind of an "understatement" of income for which no "substantial authority" exists, we must disclose the pertinent facts on our return. In addition, we will make a reasonable effort to furnish sufficient information for unitholders to make adequate disclosure on their returns and to take other actions as may be appropriate to permit unitholders to avoid liability for this penalty. More stringent rules apply to "tax shelters," which we do not believe includes us, or any of our investments, plans or arrangements.

       A substantial valuation misstatement exists if (a) the value of any property, or the adjusted basis of any property, claimed on a tax return is 150% or more of the amount determined to be the correct amount of the valuation or adjusted basis, (b) the price for any property or services (or for the use of property) claimed on any such return with respect to any transaction between persons described in Internal Revenue Code Section 482 is 200% or more (or 50% or less) of the amount determined under Section 482 to be the correct amount of such price, or (c) the net Internal Revenue Code Section 482 transfer price adjustment for the taxable year exceeds the lesser of $5.0 million or 10% of the taxpayer's gross receipts. No penalty is imposed unless the portion of the underpayment attributable to a substantial valuation misstatement exceeds $5,000 ($10,000 for most corporations). If the valuation claimed on a return is 200% or more than the correct valuation or certain other thresholds are met, the penalty imposed increases to 40%. We do not anticipate making any valuation misstatements.

       In addition, the 20% accuracy-related penalty also applies to any portion of an underpayment of tax that is attributable to transactions lacking economic substance. To the extent that such transactions are not disclosed, the penalty imposed is increased to 40%. Additionally, there is no reasonable cause defense to the imposition of this penalty to such transactions.

  Reportable transactions

       If we were to engage in a "reportable transaction," we (and possibly you and others) would be required to make a detailed disclosure of the transaction to the IRS. A transaction may be a reportable transaction based upon any of several factors, including the fact that it is a type of tax avoidance transaction publicly identified by the IRS as a "listed transaction" or that it produces certain kinds of losses for partnerships, individuals, S corporations, and trusts in excess of $2.0 million in any single year, or $4.0 million in any combination of six successive tax years. Our participation in a reportable transaction could increase the likelihood that our federal income tax information return (and possibly your tax return) would be audited by the IRS. Please read "– Administrative Matters – Information Returns and Audit Procedures."

       Moreover, if we were to participate in a reportable transaction with a significant purpose to avoid or evade tax, or in any listed transaction, you may be subject to the following additional consequences:

  •
  accuracy-related penalties with a broader scope, significantly narrower exceptions, and potentially greater amounts than described above at "– Administrative Matters – Accuracy-Related Penalties";

  •
  for those persons otherwise entitled to deduct interest on federal tax deficiencies, nondeductibility of interest on any resulting tax liability; and

  •
  in the case of a listed transaction, an extended statute of limitations.

       We do not expect to engage in any "reportable transactions."

Recent Legislative Developments

       The present federal income tax treatment of publicly traded partnerships, including us, or an investment in our common units may be modified by administrative, legislative or judicial interpretation at any time. For example, from time to time, members of Congress propose and consider substantive changes to the existing federal income tax laws that affect publicly traded partnerships, including the elimination of the qualifying income exception upon which we rely for our treatment as a partnership for federal income tax purposes. Any modification to the federal income tax laws and interpretations thereof may or may not be retroactively applied and could make it more difficult or impossible to meet the exception for us to be treated as a partnership for federal income tax purposes. Please read "– Partnership Status." We are unable to predict whether any such changes will ultimately be enacted. However, it is possible that a change in law could affect us, and any such changes could negatively impact the value of an investment in our common units.

State, Local, Foreign and Other Tax Considerations

       In addition to federal income taxes, you likely will be subject to other taxes, such as state, local and foreign income taxes, unincorporated business taxes, and estate, inheritance or intangible taxes that may be imposed by the various jurisdictions in which we do business or own property or in which you are a resident. Although an analysis of those various taxes is not presented here, each prospective unitholder should consider their potential impact on his investment in us. We own property and do business throughout the United States. Many states impose an income tax on individuals, corporations and other entities. Although you may not be required to file a return and pay taxes in some jurisdictions because your income from that jurisdiction falls below the filing and payment requirements, you will be required to file income tax returns and to pay income taxes in many of these jurisdictions in which we do business or own property and may be subject to penalties for failure to comply with those requirements. In some jurisdictions, tax losses may not produce a tax benefit in the year incurred and may not be available to offset income in subsequent taxable years. Some of the jurisdictions may require us, or we may elect, to withhold a percentage of income from amounts to be distributed to a unitholder who is not a resident of the jurisdiction. Withholding, the amount of which may be greater or less than a particular unitholder's income tax liability to the jurisdiction, generally does not relieve a nonresident unitholder from the obligation to file an income tax return. Amounts withheld will be treated as if distributed to unitholders for purposes of determining the amounts distributed by us. Please read "– Tax Consequences of Unit Ownership – Entity-Level Collections." Based on current law and our estimate of our future operations, our general partner anticipates that any amounts required to be withheld will not be material.

       It is the responsibility of each unitholder to investigate the legal and tax consequences, under the laws of pertinent states, localities and foreign jurisdictions, of his investment in us. Accordingly, each prospective unitholder is urged to consult his tax counsel or other advisor with regard to those matters. Further, it is the responsibility of each unitholder to file all state, local and foreign, as well as U.S. federal tax returns, that may be required of him. Latham & Watkins LLP has not rendered an opinion on the state tax, local tax, alternative minimum tax or foreign tax consequences of an investment in us.

INVESTMENT IN LANDMARK INFRASTRUCTURE PARTNERS LP BY EMPLOYEE BENEFIT PLANS

       An investment in us by an employee benefit plan is subject to additional considerations because the investments of these plans are subject to the fiduciary responsibility and prohibited transaction provisions of ERISA and the restrictions imposed by Section 4975 of the Internal Revenue Code and provisions under any federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of the Internal Revenue Code or ERISA, collectively, "Similar Laws." For these purposes the term "employee benefit plan" includes, but is not limited to, qualified pension, profit-sharing and stock bonus plans, Keogh plans, simplified employee pension plans and tax deferred annuities or IRAs or annuities established or maintained by an employer or employee organization, and entities whose underlying assets are considered to include "plan assets" of such plans, accounts and arrangements, collectively, "Employee Benefit Plans." Among other things, consideration should be given to:

  •
  whether the investment is prudent under Section 404(a)(1)(B) of ERISA and any other applicable Similar Laws;

  •
  whether in making the investment, the plan will satisfy the diversification requirements of Section 404(a)(1)(C) of ERISA and any other applicable Similar Laws;

  •
  whether the investment will result in recognition of unrelated business taxable income by the plan and, if so, the potential after-tax investment return. Please read "Material Federal Income Tax Consequences – Tax-Exempt Organizations and Other Investors"; and

  •
  whether making such an investment will comply with the delegation of control and prohibited transaction provisions of ERISA, the Internal Revenue Code and any other applicable Similar Laws.

       The person with investment discretion with respect to the assets of an Employee Benefit Plan, often called a fiduciary, should determine whether an investment in us is authorized by the appropriate governing instrument and is a proper investment for the plan.

       Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit Employee Benefit Plans from engaging, either directly or indirectly, in specified transactions involving "plan assets" with parties that, with respect to the Employee Benefit Plan, are "parties in interest" under ERISA or "disqualified persons" under the Internal Revenue Code unless an exemption is available. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Internal Revenue Code. In addition, the fiduciary of the ERISA plan that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Internal Revenue Code.

       In addition to considering whether the purchase of common units is a prohibited transaction, a fiduciary should consider whether the Employee Benefit Plan will, by investing in us, be deemed to own an undivided interest in our assets, with the result that our general partner would also be a fiduciary of such Employee Benefit Plan and our operations would be subject to the regulatory restrictions of ERISA, including its prohibited transaction rules, as well as the prohibited transaction rules of the Internal Revenue Code, ERISA and any other applicable Similar Laws.

       The U.S. Department of Labor regulations and Section 3(42) of ERISA provide guidance with respect to whether, in certain circumstances, the assets of an entity in which Employee Benefit Plans acquire equity interests would be deemed "plan assets." Under these rules, an entity's assets would not be considered to be "plan assets" if, among other things:

  a)
  the equity interests acquired by the Employee Benefit Plan are publicly offered securities – i.e., the equity interests are widely held by 100 or more investors independent of the issuer and each other, are freely transferable and are registered under certain provisions of the federal securities laws;

  b)
  the entity is an "operating company," – i.e., it is primarily engaged in the production or sale of a product or service, other than the investment of capital, either directly or through a majority-owned subsidiary or subsidiaries; or

  c)
  there is no significant investment by "benefit plan investors," which is defined to mean that less than 25% of the value of each class of equity interest, disregarding any such interests held by our general partner, its affiliates and certain other persons, is held generally by Employee Benefit Plans.

       Our assets should not be considered "plan assets" under these regulations because it is expected that the investment will satisfy the requirements in (a) and (b) above. The foregoing discussion of issues arising for employee benefit plan investments under ERISA and the Internal Revenue Code is general in nature and is not intended to be all inclusive, nor should it be construed as legal advice. In light of the serious penalties imposed on persons who engage in prohibited transactions or other violations, plan fiduciaries contemplating a purchase of common units should consult with their own counsel regarding the consequences under ERISA, the Internal Revenue Code and other Similar Laws.

 UNDERWRITING

       Robert W. Baird & Co. Incorporated, Raymond James & Associates, Inc. and RBC Capital Markets, LLC are serving as book-running managers of this offering and as representatives of the underwriters named below. We and the underwriters named below have entered into an underwriting agreement with respect to the common units being offered hereby. Subject to the terms and conditions set forth in the underwriting agreement dated the date of this prospectus, each underwriter named below has severally agreed to purchase, and we have agreed to sell to that underwriter, the number of common units set forth opposite the underwriter's name in the following table.

Underwriter	Number of Common Units
Robert W. Baird & Co. Incorporated	927,500
Raymond James & Associates, Inc.	927,500
RBC Capital Markets, LLC	530,000
Janney Montgomery Scott LLC	265,000

Total	2,650,000

       The underwriters are committed to take and pay for all of the common units offered by us, if any are taken, other than the common units covered by the underwriters' option to purchase additional common units described below. The obligations of the underwriters under the underwriting agreement may be terminated upon the occurrence of certain stated events, including that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may be increased or this offering may be terminated.

       We have granted the underwriters an option to buy up to 397,500 additional common units to cover sales by the underwriters which exceed the number of common units specified in the table above. The underwriters have 30 days from the date of this prospectus to exercise this option. If any common units are purchased pursuant to this option, the underwriters will severally purchase common units in approximately the same proportion as set forth in the table above. If any additional common units are purchased, the underwriters will offer the additional common units on the same terms as those on which the common units are being offered.

       The underwriters propose to offer the common units directly to the public at the initial public offering price set forth on the cover page of this prospectus and to certain dealers at that price less a concession not in excess of $0.7125 per common unit.

       The underwriting fee is equal to the initial public offering price per common unit, less the amount paid by the underwriters to us per common unit. The underwriting fee is $1.1875 per common unit. The following table sets forth the per common unit and total underwriting discounts and commissions to be paid to the underwriters, assuming both no exercise and full exercise of the underwriters' option to purchase up to an additional 397,500 common units.

	Total Fees Paid by Us
	No Exercise	Full Exercise
Per common unit	$1.1875	$1.1875
Total	$3,146,875	$3,618,906

       We will pay Robert W. Baird & Co. Incorporated and Raymond James & Associates, Inc. an aggregate structuring fee equal to 0.75% of the gross proceeds of this offering for evaluation, analysis and structuring of our partnership.

       We estimate that the total expenses of this offering, including registration, filing, listing and printing fees, legal and accounting expenses, but excluding underwriting discounts and commissions and the structuring fee, will be approximately $5.0 million, which will be paid by us. We have agreed to reimburse the underwriters for certain fees and expenses incurred in connection with the review and qualification of the offering by the Financial Industry Regulatory

Authority, Inc. (FINRA) in an amount not to exceed $25,000. Such reimbursement is deemed to be underwriting compensation by FINRA.

       We, our general partner, our general partner's executive officers and directors, the Contributing Landmark Funds and the legacy members of the Contributing Landmark Funds receiving common units as part of the liquidation of the Contributing Landmark Funds affiliates have agreed with the underwriters, subject to certain limited exceptions, not to sell or transfer any common units or securities convertible into, exchangeable for, exercisable for, or repayable with common units, for 180 days after the date of this prospectus without first obtaining the written consent of, in the case of us, our general partner or our general partner's officers and directors, Robert W. Baird & Co. Incorporated and Raymond James & Associates, Inc. or, in the case of such legacy members, Robert W. Baird & Co. Incorporated. Specifically, we and such other persons have agreed, subject to certain limited exceptions, not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any common units, or any options or warrants to purchase any common units, or any securities convertible into, exchangeable for or that represent the right to receive common units, whether now owned or hereinafter acquired, owned directly by us or such other persons (including holding as a custodian) or with respect to which we or such other persons have beneficial ownership within the rules and regulations of the SEC. We and such other persons have agreed that these restrictions expressly preclude us and such other persons from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of our or such other persons' common units if such common units would be disposed of by someone other than us or such other persons. Prohibited hedging or other transactions includes any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of our or such other persons' common units or with respect to any security that includes, relates to or derives any significant part of its value from such common units.

       The foregoing restrictions do not apply to:

  •
  the sale of common units pursuant to the underwriting agreement hereunder;

  •
  the purchase by Landmark of certain subordinated units at the closing of this offering;

  •
  the issuance of common units and subordinated units to the Contributing Landmark Funds pursuant to the Contribution Agreement;

  •
  the distribution of common units by the Contributing Landmark Funds to their respective members, as part of their liquidation;

  •
  issuances by us of common units or any securities convertible or exchangeable into common units as payment of the purchase price for any acquisitions or strategic investments by us, provided that any recipient of such securities must agree in writing to be bound by these lock-up provisions for the remainder of the 180 day lock-up period;

  •
  our common units issued upon the exercise of options granted under existing equity compensation or management incentive plans described in the prospectus;

  •
  other exceptions, including transfers of common units or any securities convertible into, exchangeable for, exercisable for, or repayable with common units (i) by will or intestacy, provided such transferee agrees to the applicable lock-up restrictions, (ii) as a bona fide gift or gifts, provided such transferee agrees to the applicable lock-up restrictions, (iii) to any trust, partnership, limited liability company or other entity for the direct or indirect benefit of a security holder or the immediate family of such security holder, provided such transferee agrees to the applicable lock-up restrictions or (iv) pursuant to an order of a court or regulatory agency.

       The underwriters do not expect sales to discretionary accounts to exceed 5% of the total number of common units offered by them.

  •
  Prior to this offering, there has been no public market for the common units. The initial public offering price has been determined by negotiations among us and the representatives of the underwriters. In determining the initial public offering price, we and the representatives of the underwriters have considered a number of factors, including:

  •
  the information set forth in this prospectus and otherwise available to the representatives;

  •
  our prospects and the history and prospects for the industry in which we compete;

  •
  an assessment of our management;

  •
  prevailing market conditions;

  •
  our historical performance;

  •
  estimates of our business potential and prospects for future earnings;

  •
  consideration of the above factors in relation to market valuation and stages of developments of other companies comparable to ours; and

  •
  other factors deemed relevant by the representatives of the underwriters and us.

       Neither we nor the underwriters can assure investors that an active trading market will develop for our common units, or that the common units will trade in the public market at or above the initial public offering price.

       Our common units have been approved for listing listed on the NASDAQ Global Market under the symbol, "LMRK".

       We have agreed to indemnify the several underwriters and their controlling persons against certain liabilities, including liabilities under the Securities Act.

Stabilization, Short Positions and Penalty Bids

       In connection with this offering, the underwriters may effect certain transactions in our common units in the open market in order to prevent or retard a decline in the market price of our common units while this offering is in progress. These transactions may include short sales, purchases to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater number of common units than they are required to purchase in the offering, and a short position represents the amount of such sales that have not been covered by subsequent purchases. "Covered" shorts are short positions in an amount not greater than the underwriters' option described herein, and "naked" shorts are short positions in excess of that amount. In determining the source of common units to close out a "covered" short, the underwriters will consider, among other things, the price of common units available for purchase in the open market as compared to the price at which they may purchase common units through the option. A "covered" short may be covered by either exercising the underwriters' option or purchasing common units in the open market. A "naked" short is more likely to be created if underwriters are concerned that there may be downward pressure on the price of our common units in the open market prior to the completion of the offering, and may only be closed out by purchasing common units in the open market. Stabilizing transactions consist of various bids for or purchases of our common units made by the underwriters in the open market prior to the completion of the offering.

       In addition, the underwriters may, pursuant to Regulation M of the Securities Act, also impose a penalty bid, which is when a particular underwriter repays to the other underwriters a portion of the underwriting discount received by it because the representatives have repurchased common units sold by or for the account of that underwriter in stabilizing or short covering transactions.

       Purchases to cover a short position and stabilizing transactions, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or slowing a decline in the market price of our common units, and together with the imposition of a penalty bid, may stabilize, maintain or otherwise affect the market price of our common units. As a result, the price of our common units may be higher than the price that might otherwise exist in the open market. If these activities are commenced by the underwriters, they may be discontinued at any time. These transactions may be effected on NASDAQ, in the over-the-counter market or otherwise.

Electronic Distribution

       In connection with this offering, certain of the underwriters may distribute prospectuses by electronic means, such as email. In addition, certain of the underwriters may facilitate Internet distribution for this offering to certain of their Internet subscription customers, and allocate a limited number of common units for sale to its online brokerage customers. A prospectus in electronic format is being made available on the website maintained by one or more of the bookrunners of this offering and may be made available on websites maintained by the other underwriters. Other than the prospectus in electronic format, the information on any underwriter's website and any information contained in any other website maintained by an underwriter is not a part of the prospectus or the registration statement, of which this prospectus forms a part.

Other Relationships

       The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, investment research, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may provide from time to time in the future, various financial advisory and investment banking services for us, for which they have received or will receive customary fees and expenses. Specifically, an affiliate of Raymond James & Associates, Inc. is a lender under our new revolving credit facility.

       In addition, in the ordinary course of their various business activities, the underwriters and their affiliates may from time to time effect transactions for their own account or the account of their customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities (including related derivative securities) and financial instruments (including bank loans), and may continue to do so in the future. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

       Because FINRA views the common units offered hereby as interests in a direct participation program, this offering is being made in compliance with Rule 2310 of the FINRA rules. Investor suitability with respect to the common units should be judged similarly to the suitability with respect to other securities that are listed for trading on a national securities exchange.

Selling Restrictions

  European Economic Area

       This prospectus has been prepared on the basis that the transactions contemplated by this prospectus in any Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State") (other than Germany) will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of securities. Accordingly, any person making or intending to make any offer in that Relevant Member State of the securities which are the subject of the transactions contemplated by this prospectus, may only do so in circumstances in which no obligation arises for us or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither we nor any of the underwriters have authorized, nor do they authorize, the making of any offer of securities or any invitation relating thereto in circumstances in which an obligation arises for us or any of the underwriters to publish a prospectus for such offer or invitation.

       In relation to each Relevant Member State, other than Germany, with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date"), no offer to the public of the securities subject to this supplement has been or will be made in that Relevant Member State other than:

         (a)   to any legal entity which is a qualified investor as defined in the Prospectus Directive ("Qualified Investors");

         (b)   to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than Qualified Investors), as permitted under the Prospectus Directive subject to obtaining our prior consent for any such offer; or

         (c)   in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer or invitation shall require us or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

       For the purposes of this provision, the expression an "offer to the public" means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase the securities, as the same may be further defined in that Relevant Member State by any measure implementing the Prospectus Directive in that Member State. The expression "Prospectus Directive" means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in each Relevant Member State, and the expression "2010 Amending Directive" means Directive 2010/73/EU.

       We have not authorized and do not authorize the making of any offer of securities through any financial intermediary on their behalf, other than offers made by the underwriters with a view to the final placement of the securities as contemplated in this prospectus. Accordingly, no purchaser of the securities, other than the underwriters, is authorized to make any further offer of the securities on behalf of us or the underwriters.

  United Kingdom

       We may constitute a "collective investment scheme" as defined by section 235 of the Financial Services and Markets Act 2000 ("FSMA") that is not a "recognised collective investment scheme" for the purposes of FSMA ("CIS") and that has not been authorised or otherwise approved. As an unregulated scheme, it cannot be marketed in the United Kingdom to the general public, except in accordance with FSMA. This prospectus is only being distributed in the United Kingdom to, and are only directed at (i) investment professionals falling within the description of persons in Article 14(5) of the Financial Services and Markets Act 2000 (Promotion of Collective Investment Schemes) Order 2001, as amended (the "CIS Promotion Order") or Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the "Financial Promotion Order") or (ii) high net worth companies and other persons falling with Article 22(2)(a) to (d) of the CIS Promotion Order or Article 49(2)(a) to (d) of the Financial Promotion Order, or (iii) to any other person to whom it may otherwise lawfully be made, (all such persons together being referred to as "relevant persons"). Our common units are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such common units will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this prospectus or any of its contents.

  Switzerland

       The distribution of our common units in Switzerland will be exclusively made to, and directed at, regulated qualified investors ("Regulated Qualified Investors"), as defined in Article 10(3)(a) and (b) of the Swiss Collective Investment Schemes Act of 23 June 2006, as amended ("CISA").

       Accordingly, we have not, and will not be, registered with the Swiss Financial Market Supervisory Authority ("FINMA") and no Swiss representative or paying agent has been or will be appointed for us in Switzerland. This prospectus and/or any other offering materials relating to our common units may be made available in Switzerland solely to Regulated Qualified Investors.

  Germany

       This prospectus has not been prepared in accordance with the requirements for a securities or sales prospectus under the German Securities Prospectus Act (Wertpapierprospektgesetz), the German Asset Investment Act (Vermögensanlagengesetz), or the German Investment Act (Investmentgesetz). Neither the German Federal Financial Services Supervisory Authority (Bundesanstalt für Finanzdienstleistungsaufsicht – BaFin) nor any other German authority has been notified of the intention to distribute our common units in Germany. Consequently, our common units may not be distributed in Germany by way of public offering, public advertisement or in any similar manner and this prospectus and any other document relating to the offering, as well as information or statements contained therein, may not be supplied to the public in Germany or used in connection with any offer for subscription of our common units to the public in Germany or any other means of public marketing. Our common units are being offered and sold in Germany only to qualified investors which are referred to in Section 3, paragraph 2 no. 1 in connection with Section 2 no. 6 of the German Securities Prospectus Act, Section 2 no. 4 of the German Asset Investment Act, and in Section 2 paragraph 11 sentence 2 no. 1 of the German Investment Act. This prospectus is strictly for use of the person who has received it. It may not be forwarded to other persons or published in Germany.

       The offering does not constitute an offer to sell or the solicitation or an offer to buy our common units in any circumstances in which such offer or solicitation is unlawful.

  Netherlands

       Our common units may not be offered or sold, directly or indirectly, in the Netherlands, other than to qualified investors (gekwalificeerde beleggers) within the meaning of Article 1:1 of the Dutch Financial Supervision Act (Wet op het financieel toezicht).

  Hong Kong

       Our common units may not be offered or sold in Hong Kong by means of this prospectus or any other document other than to (a) professional investors as defined in the Securities and Futures Ordinance of Hong Kong (Cap. 571, Laws of Hong Kong) ("SFO") and any rules made under the SFO or (b) in other circumstances which do not result in this prospectus being deemed to be a "prospectus," as defined in the Companies Ordinance of Hong Kong (Cap. 32, Laws of Hong Kong) ("CO"), or which do not constitute an offer to the public within the meaning of the CO or the SFO; and no person has issued or had in possession for the purposes of issue, or will issue or has in possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to our common units which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to our common units which are or are intended to be disposed of only to persons outside Hong Kong or only to professional investors as defined in the SFO.

VALIDITY OF THE COMMON UNITS

       The validity of our common units will be passed upon for us by Latham & Watkins LLP, Houston, Texas. Certain legal matters in connection with our common units offered hereby will be passed upon for the underwriters by Andrews Kurth LLP, Houston, Texas.

EXPERTS

       The combined financial statements of Landmark Infrastructure Partners LP Predecessor at December 31, 2013 and 2012, and for each of the two years in the period ended December 31, 2013, appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

       The balance sheet of Landmark Infrastructure Partners LP as of July 28, 2014, appearing in this Prospectus and Registration Statement has been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and is included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

       We have filed with the SEC a registration statement on Form S-11 regarding our common units. This prospectus does not contain all of the information found in the registration statement. For further information regarding us and the common units offered by this prospectus, you may desire to review the full registration statement, including its exhibits and schedules, filed under the Securities Act. The registration statement of which this prospectus forms a part, including its exhibits and schedules, may be inspected and copied at the public reference room maintained by the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Copies of the materials may also be obtained from the SEC at prescribed rates by writing to the public reference room maintained by the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330.

       The SEC maintains a website on the internet at http://www.sec.gov. Our registration statement, of which this prospectus constitutes a part, can be downloaded from the SEC's website and can also be inspected and copied at the offices of the                                 .

       Upon completion of this offering, we will file with or furnish to the SEC periodic reports and other information. These reports and other information may be inspected and copied at the public reference facilities maintained by the SEC or obtained from the SEC's website as provided above. Our website on the Internet is located at http://www.landmarkmlp.com and we make our periodic reports and other information filed with or furnished to the SEC available, free of charge, through our website, as soon as reasonably practicable after those reports and other information are electronically filed with or furnished to the SEC. Information on our website or any other website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus.

       We intend to furnish or make available to our unitholders annual reports containing our audited financial statements and furnish or make available to our unitholders quarterly reports containing our unaudited interim financial information, including the information required by Form 10-Q, for the first three fiscal quarters of each fiscal year.

 FORWARD-LOOKING STATEMENTS

       Some of the information in this prospectus may contain forward-looking statements. Forward-looking statements give our current expectations, contain projections of results of operations or of financial condition, or forecasts of future events. Words such as "may," "will," "assume," "forecast," "position," "predict," "strategy," "expect," "intend," "plan," "estimate," "anticipate," "believe," "project," "budget," "potential," or "continue," and similar expressions are used to identify forward-looking statements. They can be affected by and involve assumptions used or known or unknown risks or uncertainties. Consequently, no forward-looking statements can be guaranteed. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in this prospectus. Actual results may vary materially. You are cautioned not to place undue reliance on any forward-looking statements. You should also understand that it is not possible to predict or identify all such factors and should not consider the following list to be a complete statement of all potential risks and uncertainties. The risk factors and other factors noted throughout this prospectus could cause our actual results to differ materially from the results contemplated by such forward-looking statements, including the following:

  •
  the number of real property interests that we are able to acquire, and whether we are able to complete such acquisitions on favorable terms, which could be adversely affected by, among other things, general economic conditions, operating difficulties, and competition;

  •
  the prices we pay for our acquisitions of real property;

  •
  our management's and our general partner's conflicts of interest with our own;

  •
  the rent increases we are able to negotiate with our tenants, and the possibility of further consolidation among a relatively small number of significant tenants in the wireless communication and outdoor advertising industries;

  •
  our relative lack of experience with real property interest acquisition in the renewable power segment and abroad;

  •
  changes in the price and availability of real property interests;

  •
  changes in prevailing economic conditions;

  •
  unanticipated cancellations of tenant leases;

  •
  a decrease in our tenants' demand for real property interest due to, among other things, technological advances or industry consolidation;

  •
  inclement or hazardous weather conditions, including flooding, and the physical impacts of climate change, unanticipated ground, grade or water conditions, and other environmental hazards;

  •
  inability to acquire or maintain necessary permits;

  •
  changes in laws and regulations (or the interpretation thereof), including zoning regulations;

  •
  difficulty collecting receivables and the potential for tenant bankruptcy;

  •
  additional difficulties and expenses associated with being a publicly traded partnership;

  •
  our ability to borrow funds and access capital markets, and the effects of the fluctuating interest rate on our existing and future borrowings;

  •
  restrictions in our new revolving credit facility on our ability to issue additional debt or equity or pay distributions; and

  •
  certain factors discussed elsewhere in this prospectus.

       All forward-looking statements are expressly qualified in their entirety by the foregoing cautionary statements.

F-i

LANDMARK INFRASTRUCTURE PARTNERS LP
PRO FORMA COMBINED FINANCIAL STATEMENTS
(Unaudited)

       The unaudited pro forma combined financial statements of Landmark Infrastructure Partners LP (together with its combined entities, the "Partnership," "we," "our" or "us") as of and for the nine months ended September 30, 2014 and year ended December 31, 2013 are derived from the historical financial statements and the combined results of operations of Landmark Dividend Growth Fund-A LLC and Landmark Dividend Growth Fund-D LLC, which we refer to collectively as the Contributing Landmark Funds, our predecessor for accounting purposes ("Predecessor"), and are presented as if this offering, the amendment and restatement of the secured debt facilities as a new secured revolving credit facility and the formation transactions (including the application of the net proceeds therefrom as set forth under "Use of Proceeds"), had occurred on September 30, 2014 for the pro forma combined balance sheet and on January 1, 2013 for the pro forma combined statements of operations.

       Our pro forma combined financial statements are presented for informational purposes only and should be read in conjunction with the historical financial statements and related notes thereto included elsewhere in this prospectus. The pro forma adjustments are based on currently available information and assumptions we believe are reasonable, factually supportable, directly attributable to the Partnership, and for purposes of the statements of operations, are expected to have a continuing impact on us. Our pro forma combined financial statements do not purport to (1) represent our financial position that would have actually occurred had this offering and the formation transactions occurred on September 30, 2014, (2) represent the results of our operations that would have actually occurred had this offering and the formation transactions occurred on January 1, 2013 and (3) project our financial position or results of operations as of any future date or for any future period, as applicable.

       We are a newly organized growth-oriented master limited partnership formed by Landmark to acquire, own and manage a portfolio of real property interests that underlie essential infrastructure assets in the wireless communication, outdoor advertising and renewable power generation industries. We were formed to succeed our Predecessor's business, which was operated and managed by Landmark. We will generate revenue and cash flow from existing leases of our real property interests to wireless carriers, cellular tower owners, outdoor advertisers and renewable power generation industries.

       We have not had any corporate activity since our formation, other than activities in preparation for our formation transactions and this offering. Accordingly, we believe that a discussion of our results of operations would not be meaningful, and this discussion and analysis therefore only discusses the combined results of the Contributing Landmark Funds.

       Concurrently with this offering, we will complete our formation transactions, pursuant to which we will acquire, through a series of transactions, substantially all of the assets and liabilities of the Contributing Landmark Funds. The pro forma financial data gives pro forma effect to the matters described in the notes hereto, including:

  •
  the contribution by Fund A and Fund D to us of substantially all of their assets and liabilities, including their obligations under their secured debt facilities, in exchange for, in the aggregate, 2,052,665 common units, 1,068,114 subordinated units and cash, all of which will then be distributed to their respective members, including Landmark, as part of each fund's liquidation;

  •
  the purchase by Landmark from us of an additional 2,066,995 subordinated units for cash at the initial public offering price of our common units;

  •
  our issuance of all the incentive distribution rights to our general partner, which will also retain a non-economic general partner interest in us;

  •
  our issuance of common units to the public in this offering, representing a 33.8% limited partner interest in us;

  •
  the assumption of the secured debt facilities from Fund A and Fund D, the amendment and restatement of such facilities as a new $190.0 million secured revolving credit facility, and the reduction in the outstanding principal amount in respect of such facilities from $91.9 million to $75.0 million;

  •
  the application of the net proceeds from this offering, together with the proceeds from our sale of subordinated units to Landmark as described in "Use of Proceeds";

  •
  our entry into an omnibus agreement with Landmark and each of the Remaining Landmark Funds; and

  •
  the adjustment to the basis of certain contributed assets and liabilities to Landmark's basis, which reflects the change in control of Landmark which occurred in December 2012, as a result of accounting for the formation transactions as a reorganization of entities under common control pursuant to Accounting Standards Codification 805, Business Combinations (ASC 805).

       We have concluded that the formation transactions are a reorganization of entities under common control since these entities have common management and ownership and are under the common control of Landmark. As a result, the contribution of real property interests and other assets to the Predecessor was recorded at Landmark's historical cost. In December 2012, there was a change in control of Landmark. Based on the level of ownership Landmark held in the Contributing Landmark Funds the purchase accounting associated with the change in control was not pushed down to the Contributing Landmark Funds when the change in control occurred. However, in connection with the formation transactions the purchase accounting associated with the December 2012 change in control of Landmark will be pushed down to us, which will result in a higher cost basis in the assets than is reflected in the historical financial statements of Contributing Landmark Funds.

       Upon completion of the formation transactions and this offering, our operations will be managed by the board of directors and executive officers of Landmark Infrastructure Partners GP LLC, our general partner. Landmark and its affiliates will own (a) our general partner; (b) a 40% limited partner interest in us consisting of subordinated units and; (c) all of the incentive distribution rights.

       The Partnership's unaudited pro forma combined financial statements and explanatory notes present how the Landmark Infrastructure Partners LP's financial statements may have appeared had its capital structure reflected the above transactions as of the dates noted above. Unless otherwise indicated, the information in these unaudited pro forma combined financial statements and explanatory notes assumes (1) an initial public offering price of $19.00 per common unit and (2) the underwriters do not exercise their option to purchase additional common units.

       Landmark Infrastructure Partners LP's unaudited pro forma combined financial statements were prepared in accordance with Article 11 of Regulation S-X, using the assumptions set forth in the notes to the unaudited pro forma combined financial statements. The following unaudited pro forma combined financial statements are presented for illustrative purposes only and do not purport to reflect the results we may achieve in future periods or the historical results that would have been obtained had the above transactions been completed on January 1, 2013 or as of September 30, 2014, as the case may be. The Partnership's unaudited pro forma combined financial statements also do not give effect to the potential impact of current financial conditions, any anticipated synergies, operating efficiencies or cost savings that may result from the transactions described above.

LANDMARK INFRASTRUCTURE PARTNERS LP

PRO FORMA COMBINED BALANCE SHEET

As of September 30, 2014

(Unaudited)

	Contributing Landmark Funds Historical	Pro Forma Adjustments before Offering & Financing		Pro Forma before Offering & Financing	Offering and Financing Pro Forma Adjustments		Pro Forma Landmark Infrastructure Partners LP
Assets	A
Land	$1,708,058	$187,060	B	$1,895,118	$–		$1,895,118
Real property interests	124,920,018	46,550,097	B	171,470,115	–		171,470,115

Total land and real property interests	126,628,076	46,737,157		173,365,233	–		173,365,233
Accumulated amortization of real property interests	(4,941,816)	(149,382)	B	(5,091,198)	–		(5,091,198)

Land and net real property interests	121,686,260	46,587,775		168,274,035	–		168,274,035

Investments in receivables, net	8,533,246	333,925	C	8,867,171			8,867,171
Cash and cash equivalents	477,269	–		477,269	700,562	D,E	1,177,831
Rent receivables, net	203,587	–		203,587	–		203,587
Deferred loan cost, net	3,541,105	–		3,541,105	(1,041,105)	F	2,500,000
Deferred rent assets	406,023	(155,502)	B	250,521	–		250,521
Derivative assets	392,549	–		392,549	–		392,549
Offering costs	3,715,266	–		3,715,266	(3,715,266)	D	–
Other intangibles assets, net	3,498,280	423,418	B	3,921,698	–		3,921,698

Total assets	$142,453,585	$47,189,616		$189,643,201	$(4,055,809)		$185,587,392

Liabilities and equity
Secured debt facilities	$91,850,894	–		$91,850,894	(16,850,894)	F,G	$75,000,000
Accounts payable and accrued liabilities	1,303,037	–		1,303,037	–		1,303,037
Due to Landmark and affiliates	1,048,988	–		1,048,988	–		1,048,988
Other intangible liabilities, net	5,031,938	838,196	B	5,870,134	–		5,870,134
Prepaid rent	1,177,831	–		1,177,831	–		1,177,831
Accrued offering costs	3,367,459	–		3,367,459	(3,367,459)	D	–
Derivative liabilities	118,586	–		118,586	–		118,586

Total liabilities	103,898,733	838,196		104,736,929	(20,218,353)		84,518,576

Equity	38,554,852	46,351,420	B	84,906,272	16,162,544	D,E	101,068,816

Total Liabilities and Equity	$142,453,585	$47,189,616		$189,643,201	$(4,055,809)		$185,587,392

LANDMARK INFRASTRUCTURE PARTNERS LP

PRO FORMA COMBINED STATEMENT OF OPERATIONS

For the Nine Months Ended September 30, 2014

(Unaudited)

	Contributing Landmark Funds Historical	Pro Forma Adjustments before Offering & Financing		Pro Forma before Offering & Financing	Offering and Financing Pro Forma Adjustments		Pro Forma Landmark Infrastructure Partners LP
Revenue	AA
Rental revenue	$10,010,077	$12,805	BB	$10,022,882	$–		$10,022,882
Interest income on receivables	522,994	39,399	BB	562,393	–		562,393

Total revenue	10,533,071	52,204		10,585,275	–		10,585,275

Expenses
Management fees to affiliate	306,043	–		306,043	–		306,043
Property operating	21,138	–		21,138	–		21,138
General and administrative	579,679	–		579,679	–	DD	579,679
Acquisition-related	29,775	–		29,775	–		29,775
Amortization	1,937,361	662,380	BB	2,599,741	–		2,599,741
Impairments	8,450	–		8,450	–		8,450

Total expenses	2,882,446	662,380		3,544,826	–		3,544,826

Other income and expenses
Interest expense	(3,500,806)	–		(3,500,806)	1,385,806	CC	(2,115,000)
Unrealized loss on derivative financial instruments	11,502	–		11,502	–		11,502

Total other income and expenses	(3,489,304)	–		(3,489,304)	1,385,806		(2,103,498)

Net Income	$4,161,321	$(610,176)		$3,551,145	$1,385,806		$4,936,951

NET INCOME ATTRIBUTABLE TO LANDMARK INFRASTRUCTURE PARTNERS LP'S UNITHOLDERS
Pro Forma income per unit – basic							0.63	EE
Pro Forma income per unit – diluted							0.63	EE
Pro Forma weighted average common units outstanding – basic and diluted							4,702,665	EE
Pro Forma weighted average subordinated units outstanding – basic and diluted							3,135,109	EE

LANDMARK INFRASTRUCTURE PARTNERS LP

PRO FORMA COMBINED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2013

(Unaudited)

	Contributing Landmark Funds Historical	Pro Forma Adjustments before Offering & Financing		Pro Forma before Offering & Financing	Offering and Financing Pro Forma Adjustments		Pro Forma Landmark Infrastructure Partners LP
Revenue	AA
Rental revenue	$11,887,802	$(54,735)	BB	$11,833,067	$–		$11,833,067
Interest income on receivables	742,185	50,177	BB	792,362	–		792,362

Total revenue	12,629,987	(4,558)		12,625,429	–		12,625,429

Expenses
Management fees to affiliate	370,625	–		370,625	–		370,625
Property operating	6,454	–		6,454	–		6,454
General and administrative	722,028	–		722,028	–	DD	722,028
Acquisition-related	318,600	–		318,600	–		318,600
Amortization	2,313,092	941,776	BB	3,254,868	–		3,254,868
Impairments	573,575	466,862	BB	1,040,437	–		1,040,437

Total expenses	4,304,374	1,408,638		5,713,012	–		5,713,012

Other income and expenses
Interest expense	(3,840,359)	–		(3,840,359)	1,020,359	CC	(2,820,000)
Unrealized gain on derivative financial instruments	1,279,176	–		1,279,176	–		1,279,176

Total other income and expenses	(2,561,183)	–		(2,561,183)	1,020,359		(1,540,824)

Net Income	$5,764,430	$(1,413,196)		$4,351,234	$1,020,359		$5,371,593

NET INCOME ATTRIBUTABLE TO LANDMARK INFRASTRUCTURE PARTNERS LP'S UNITHOLDERS
Pro Forma income per unit – basic							0.69	EE
Pro Forma income per unit – diluted							0.69	EE
Pro Forma weighted average common units outstanding – basic and diluted							4,702,665	EE
Pro Forma weighted average subordinated units outstanding – basic and diluted							3,135,109	EE

LANDMARK INFRASTRUCTURE PARTNERS LP

NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS

(Unaudited)

1. Adjustments to the Pro Forma Combined Balance Sheet

       The adjustments to the pro forma combined balance sheet as of September 30, 2014 are as follows:

  (A)
  Reflects the historical combined balance sheet of the Contributing Landmark Funds as of September 30, 2014, which is comprised of Landmark Dividend Growth Fund-A LLC and Landmark Dividend Growth Fund-D LLC and their consolidated subsidiaries. We will issue partnership units and pay cash in exchange for all of the real property interests and investments in receivables in the Contributing Landmark Funds.

  The historical combined financial statements of the Contributing Landmark Funds as of and for the nine months ended September 30, 2014 and the year ended December 31, 2013 have been included elsewhere in this prospectus.

  (B)
  Adjustments to reflect the historical cost basis of Landmark since it controls the Partnership. The historical cost basis of Landmark is different from the Contributing Landmark Funds, who are also controlled by Landmark, due to the change in control discussed above.

	Historical Basis	Pro Forma Adjustment	Landmark's Basis
Land	$1,708,058	$187,060	$1,895,118
Real property interests	124,920,018	46,550,097	171,470,115
Accumulated amortization of real property interests	(4,941,816)	(149,382)	(5,091,198)
Deferred rent assets	406,023	(155,502)	250,521
Acquired above market leases, net	173,958	105,981	279,939
Value of in-place leases, net	3,324,322	317,437	3,641,759

Other intangible assets, net	3,498,280	423,418	3,921,698
Acquired below market leases, net	(5,031,938)	(838,196)	(5,870,134)

	$120,558,625	$46,017,495	$166,576,120

  As a result of the change in control, the purchase consideration for Landmark Dividend LLC was pushed down and was allocated to the acquired tangible assets, such as land or perpetual and limited life easements, and the identified intangible assets and liabilities, consisting of above market and below market leases, tenant relationships, and in place leases, based in each case on their fair values. The fair value of the assets acquired and liabilities assumed was determined by using the discounted cash flow valuation method using a discount rate of 9.5%.

  In order to calculate the estimated in place lease value, we employed the income approach in accordance with ASC 805 by multiplying the anticipated market absorption period by the market rent at the time of acquisition for each in place lease agreement. Based on our experience in the industry, we have determined a range of lease execution timelines to be between one and six months. For the in place lease valuation we consider a lease up period of four months to be representative of the market.

  We estimated the fair value of real property interests using the income approach, by capitalizing the market rent at the time of acquisition at a market capitalization rate. The market capitalization rate was estimated by deducting an inflation rate of 3% from the market discount rate for each asset. The value of in place leases

LANDMARK INFRASTRUCTURE PARTNERS LP

NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS (CONTINUED)

(Unaudited)

1. Adjustments to the Pro Forma Combined Balance Sheet (Continued)

    and tenant relationship is amortized to expense over the estimated period the tenant is expected to be leasing the site under the existing terms which typically range from 2 to 20 years.

  In allocating the purchase consideration of the identified intangible assets and liabilities of an acquired asset, above market and below market lease values are calculated based on the present value (using a discount rate that reflects the risks associated with the leases acquired) of the difference between (i) the contractual amounts to be paid pursuant to the in place leases and (ii) management's estimate of fair market lease rates for the corresponding in place leases measured over the estimated period the tenant is expected to be leasing the site under the above or below market terms.

  We adjusted the deferred rent asset to reflect the change in the holding period of Landmark in certain leases due to the change in control in December 2012. The Predecessor recognizes rental income under operating leases, including rental abatements, lease incentives and contractual fixed increases, if any, from tenants under lease arrangements with minimum fixed and determinable increases on a straight line basis over the non-cancellable term of the related leases when collectability is reasonably assured. The excess of rents recognized over amounts contractually due pursuant to the underlying leases are recorded as deferred rent assets.

  (C)
  As a result of the transfer of the investments in receivables from the Contributing Landmark Funds to the Partnership, which met the conditions to be accounted for as a sale in accordance with ASC 860, Transfers and Servicing, an adjustment was made to record the investments in receivables at their estimated fair values as of September 30, 2014.

  (D)
  Reflects the sale of 2,650,000 common units, net of underwriting discounts and commissions, the structuring fee and offering expenses of approximately $8,524,500, in this offering based on the initial public offering price of $19.00 per unit, including $347,807 in offering expenses that have previously been paid by us with funds advanced by and to be reimbursed to Landmark, charged against the offering proceeds upon completion of this offering, other adjustments including the write off of the unamortized balance of deferred loan costs of $2,883,657 associated with the secured debt facilities and $2,174,967 related to October 2014 borrowings under the secured debt facility, additional working capital adjustment of $700,562 in prepaid rents due from the contributing Landmark Funds, and the sale of 2,066,995 subordinated units to Landmark at the initial offering price of $19.00 per unit, as follows:

Gross proceeds from offering	$50,350,000
Gross proceeds from sale of subordinated units to Landmark	39,272,905
Less:
Underwriting discounts, commissions, structuring fee and offering expenses applicable to the gross proceeds from this offering	(8,524,500)

Available proceeds	81,098,405
Distribution to Contributing Landmark Funds	(59,572,544)
October 2014 borrowings	(2,174,967)
Write off of deferred loan costs	(2,883,657)
Accrued deferred loan fees for new credit facility	(657,448)
Prepaid rent adjustment	700,562
Offering cost due to Landmark	(347,807)

Offering and financing pro forma equity adjustment	$16,162,544

LANDMARK INFRASTRUCTURE PARTNERS LP

NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS (CONTINUED)

(Unaudited)

1. Adjustments to the Pro Forma Combined Balance Sheet (Continued)

  (E)
  As consideration for the contributions of assets by the Contributing Landmark Funds, the Contributing Landmark Funds will receive 2,052,665 common units, 1,068,114 subordinated units and a cash distribution of approximately $59.6 million, net of $2.9 million write off of unamortized balance of deferred loan costs and $2.2 million related to October 2014 borrowings under the secured debt facility.

  (F)
  In connection with this offering and the formation transactions we will amend and restate the secured credit facilities as a new revolving credit facility providing for borrowings of up to $190.0 million under which $75.0 million will be outstanding at the closing of this offering. For purposes of this presentation, $2.5 million of the proceeds from the transactions have been applied to the payment of fees and expenses associated with the new revolving credit facility. These fees and expenses will be amortized over the term of the new revolving credit facility. A 0.125% increase or decrease in the interest rate on the new debt would increase (decrease) interest expense on a pro forma basis by $70,313 and $93,750 for the nine months ended September 30, 2014 and the year ended December 31, 2013, respectively.

  (G)
  The secured debt facilities will be amended and restated as a new revolving credit facility and proceeds received from the offering and the sale of our subordinated units will be used to reduce the outstanding amount to $75.0 million.

2. Adjustments to the Pro Forma Combined Statement of Operations

       The adjustments to the pro forma statements of operations for the nine months ended September 30, 2014 and the year ended December 31, 2013 are as follows:

  (AA)
  Reflects the historical combined statements of operations of the Contributing Landmark Funds for the nine months ended September 30, 2014 and the year ended December 31, 2013.

  (BB)
  Reflects the amortization of above-market, below-market and in-place lease intangibles and real property interests associated with the step up in basis due to the change in control of Landmark that occurred in December 2012 as discussed above. Additionally reflects an impairment of certain real property interests and related intangible assets that were determined to be impaired in 2013, subsequent to the application of the push down accounting in 2012.

  (CC)
  Reflects the elimination of interest expense associated with the prior secured debt facilities and includes $2,115,000 and $2,820,000 of interest associated with amounts outstanding under our new revolving credit facility for the nine months ended September 30, 2014 and the year ended December 31, 2013, respectively.

  (DD)
  The pro forma combined financial statements do not give effect to general and administrative expenses that we expect to incur as a result of becoming a publicly traded partnership, including, but not limited to, an allocation of expenses of our general partner under the omnibus agreement, board of directors' fees of our general partner, directors' and officers' insurance, Sarbanes-Oxley Act of 2002 compliance costs, SEC reporting expenses and incremental audit and tax fees. We estimate that these costs could result in incremental general and administrative expenses of approximately $1.8 million per year. Under the omnibus agreement that we will enter into at the closing of this offering, we will agree to reimburse Landmark for expenses related to certain general and administrative services, including for certain executive management services by certain officers of our general partner and compensation expense for all employees required to

LANDMARK INFRASTRUCTURE PARTNERS LP

NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS (CONTINUED)

(Unaudited)

2. Adjustments to the Pro Forma Combined Statement of Operations (Continued)

    manage and operate our business, subject to a quarterly cap equal to the greater of $162,500 and 3% of our revenue during the preceding calendar quarter. This cap on expenses will last until the earlier of (i) the date on which our revenue for the immediately preceding four consecutive fiscal quarters exceeded $80.0 million and (ii) the fifth anniversary of the closing of this offering.

  (EE)
  Pro forma earnings per unit – basic and diluted are calculated by dividing pro forma combined net income allocable to unitholders by the number of units that would have been issued in this offering and the formation transactions as of the respective reporting date. Set forth below is a reconciliation of pro forma weighted average units outstanding:

	Nine-months ended September 30, 2014	Year ended December 31, 2013
Common units issued in the offering	2,650,000	2,650,000
Common units issued to legacy members of the Contributing Landmark Funds	2,052,665	2,052,665

Pro-forma weighted average common units outstanding – basic and diluted	4,702,665	4,702,665

Pro-forma weighted average subordinated units outstanding – basic and diluted	3,135,109	3,135,109

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Members of
Landmark Infrastructure Partners LP Predecessor

       We have audited the accompanying combined balance sheets of Landmark Infrastructure Partners LP Predecessor as of December 31, 2013 and 2012, and the related combined statements of operations, combined statements of equity and combined statements of cash flows for each of the two years in the period ended December 31, 2013. Our audits also included the financial statement schedule listed in the index to this registration statement. These financial statements and the financial statement schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and the financial statement schedule based on our audits.

       We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company's internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

       In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Landmark Infrastructure Partners LP Predecessor at December 31, 2013 and 2012, and the combined results of its operations and its cash flows for each of the two years in the period ended December 31, 2013, in conformity with U.S. generally accepted accounting principles. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the financial information set forth therein.

/s/ ERNST & YOUNG LLP

Irvine, California
August 6, 2014

LANDMARK INFRASTRUCTURE PARTNERS LP PREDECESSOR

COMBINED BALANCE SHEETS

		December 31,
	September 30, 2014 (Unaudited)
		2013	2012
Assets
Land	$1,708,058	$1,708,058	$406,142
Real property interests	124,920,018	121,247,784	92,371,254

Total land and real property interests	126,628,076	122,955,842	92,777,396
Accumulated amortization of real property interest	(4,941,816)	(3,357,489)	(1,450,890)

Land and net real property interests	121,686,260	119,598,353	91,326,506
Investments in receivables, net	8,533,246	9,085,281	9,743,976
Cash and cash equivalents	477,269	1,037,327	25,248,137
Rent receivables, net	203,587	112,115	227,580
Due from Landmark and affiliates	—	648,701	1,139,646
Deferred loan cost, net	3,541,105	3,240,779	2,501,255
Deferred rent receivable	406,023	353,303	219,295
Derivative assets	392,549	455,561	–
Offering costs	3,715,266	–	–
Other intangible assets, net	3,498,280	3,873,899	3,397,358

Total assets	$142,453,585	$138,405,319	$133,803,753

Liabilities and equity
Secured debt facilities	$91,850,894	$89,336,688	$67,301,683
Accounts payable and accrued liabilities	1,303,037	945,664	785,804
Due to Landmark and affiliates	1,048,988	583,689	–
Other intangible liabilities, net	5,031,938	5,303,211	4,441,017
Prepaid rent	1,177,831	1,346,060	940,656
Accrued offering costs	3,367,459	–	–
Derivative liabilities	118,586	193,101	1,016,716

Total liabilities	103,898,733	97,708,413	74,485,876
Commitments and contingencies (Note 12)
Equity	38,554,852	40,696,906	59,317,877

Total liabilities and equity	$142,453,585	$138,405,319	$133,803,753

See accompanying notes to combined financial statements.

LANDMARK INFRASTRUCTURE PARTNERS LP PREDECESSOR

COMBINED STATEMENTS OF OPERATIONS

	For the Nine Months Ended September 30, (Unaudited)		Year Ended December 31,
	2014	2013	2013	2012
Revenue
Rental revenue	$10,010,077	$8,522,894	$11,887,802	$6,414,441
Interest income on receivables	522,994	567,500	742,185	356,348

Total revenue	10,533,071	9,090,394	12,629,987	6,770,789
Expenses
Management fees to affiliate	306,043	270,314	370,625	209,091
Property operating	21,138	6,997	6,454	26,267
General and administrative	579,679	537,030	722,028	191,293
Acquisition-related	29,775	318,600	318,600	727,158
Amortization	1,937,361	1,689,430	2,313,092	1,381,265
Impairments	8,450	126,500	573,575	183,271

Total expenses	2,882,446	2,948,871	4,304,374	2,718,345
Other income and expenses
Interest expense	(3,500,806)	(2,778,002)	(3,840,359)	(1,476,207)
Unrealized gain (loss) on derivative financial instruments	11,502	995,246	1,279,176	(1,016,716)

Total other income and expenses	(3,489,304)	(1,782,756)	(2,561,183)	(2,492,923)

Net income	$4,161,321	$4,358,767	$5,764,430	$1,559,521

See accompanying notes to combined financial statements.

LANDMARK INFRASTRUCTURE PARTNERS LP PREDECESSOR

COMBINED STATEMENTS OF EQUITY

Balance at December 31, 2011	$33,634,317
Cash contributions	52,418,850
Contributions of real property interests	3,902,791
Distributions	(32,197,602)
Net income	1,559,521

Balance at December 31, 2012	$59,317,877
Cash contributions	500,000
Contributions of real property interests	831,424
Distributions	(25,716,825)
Net income	5,764,430

Balance at December 31, 2013	$40,696,906
Contributions of real property interests (Unaudited)	49,500
Distributions (Unaudited)	(6,352,875)
Net income (Unaudited)	4,161,321

Balance at September 30, 2014 (Unaudited)	$38,554,852

See accompanying notes to combined financial statements.

LANDMARK INFRASTRUCTURE PARTNERS LP PREDECESSOR

COMBINED STATEMENTS OF CASH FLOWS

	For the Nine Months Ended September 30, (Unaudited)		Year Ended December 31,
	2014	2013	2013	2012
Operating activities
Net income	$4,161,321	$4,358,767	$5,764,430	$1,559,521
Adjustments to reconcile net income to net cash provided by operating activities:
Unrealized (gain) loss on derivative financial instruments	(11,502)	(995,246)	(1,279,176)	1,016,716
Amortization expense	1,937,361	1,689,430	2,313,092	1,381,265
Amortization of above- and below-market lease	(406,005)	(337,851)	(466,601)	(213,537)
Amortization of deferred loan costs	663,255	491,754	751,352	254,454
Receivables interest accretion	(49,356)	(69,032)	(68,977)	(49,978)
Impairments	8,450	126,500	573,575	183,271
Allowance for investments in receivables	4,465	–	25,304	–
Allowance for doubtful accounts	–	–	30	1,036
Changes in operating assets and liabilities:
Rent receivables, net	(91,472)	12,664	115,435	(217,699)
Accounts payable and accrued liabilities	(300,075)	205,952	159,860	785,804
Deferred rent receivables	(52,720)	(108,517)	(134,008)	(126,706)
Prepaid rent	(168,229)	566,164	405,404	869,402
Due to Landmark and affiliates	(215,773)	327,578	111,567	(1,167,876)

Net cash provided by operating activities	5,479,720	6,268,163	8,271,287	4,275,673
Investing activities
Acquisition of land	–	(1,301,916)	(1,301,916)	(406,142)
Acquisition of real property interests	(2,491,902)	(22,314,507)	(27,209,853)	(53,853,178)
Acquisition of receivables	–	–	–	(9,961,371)
Repayment of receivables	596,926	546,250	702,368	267,373

Net cash used in investing activities	(1,894,976)	(23,070,173)	(27,809,401)	(63,953,318)
Financing activities
Proceeds from secured debt facilities	3,597,120	17,596,063	22,676,535	67,301,683
Principal payments on secured debt facilities	(1,082,914)	(478,081)	(641,530)	–
Deferred loan costs	(306,133)	(1,032,533)	(1,490,876)	(2,755,708)
Contributions	–	500,000	500,000	52,418,850
Distributions	(6,352,875)	(22,392,217)	(25,716,825)	(32,197,602)

Net cash provided by (used in) financing activities	(4,144,802)	(5,806,768)	(4,672,696)	84,767,223

Net increase (decrease) in cash and cash equivalents	(560,058)	(22,608,778)	(24,210,810)	25,089,578
Cash and cash equivalents at beginning of period	1,037,327	25,248,137	25,248,137	158,559

Cash and cash equivalents at end of period	477,269	2,639,359	$1,037,327	$25,248,137

Supplemental disclosures of cash flows information
Cash paid for interest	$2,831,266	$2,134,776	$3,095,644	$1,120,212

Non-cash transactions
Offering costs included in due to Landmark and affiliates	$347,807	$–	$–	$–

Accrued offering costs	$3,367,459	$–	$–	$–

Accrued deferred loan cost	$657,448	$–	$–	$–

Purchase price for acquisition of real property interests included in due to Landmark and affiliates	$981,966	$5,875,812	$963,067	$–

Contributions of real property interests by Landmark	$49,500	$831,424	$831,424	$3,902,791

See accompanying notes to combined financial statements.

LANDMARK INFRASTRUCTURE PARTNERS LP PREDECESSOR

NOTES TO COMBINED FINANCIAL STATEMENTS

(information as of September 30, 2014 and for the nine months ended September 30, 2014 and 2013 is unaudited)

1. Organization and Nature of the Contributing Landmark Funds

       Landmark Infrastructure Partners LP Predecessor (our "Predecessor"), is not a legal entity but rather a combination of two private real estate investment funds (Landmark Dividend Growth Fund-A LLC and Landmark Dividend Growth Fund-D LLC, referred to collectively hereafter as the "the Contributing Landmark Funds") that are controlled by Landmark Dividend LLC (collectively with its consolidated subsidiaries, "Landmark" or "Sponsor"), and include the operations of the real property interests during the period prior to being owned by the Contributing Landmark Funds to the extent they were owned by the Sponsor (the Contributing Landmark Funds and the various assets are collectively referred to as the "Predecessor"). The Contributing Landmark Funds were formed to own a portfolio of real property interests that are leased to companies in the wireless communication, outdoor advertising and renewable power generation industries. In addition, the Contributing Landmark Funds also own certain interests in receivables associated with similar real property interests. The Contributing Landmark Funds are externally advised by the Sponsor who is the indirect sole owner of Landmark Dividend Management LLC ("Managing Member"), the managing member of the Contributing Landmark Funds, and has the authority to make all significant decisions that affect the economic outcome of the Contributing Landmark Funds. The Board of Managers of Landmark Dividend Holdings, LLC which indirectly controls Landmark has authorized management to pursue a plan to complete an initial public offering (the "IPO") of limited partner interests in a newly formed limited partnership, Landmark Infrastructure Partners LP (the "Partnership") that will acquire the assets owned by the Predecessor. The Managing Member provides portfolio management and administrative services and is in charge of all affairs of the Contributing Landmark Funds. In return for providing such management services, the Managing Member is entitled to receive a management fee from the Contributing Landmark Funds, as described in Note 10, Related-Party Transactions.

       On December 21, 2012, ("Acquisition Date") a change in control occurred due to the acquisition of a controlling interest of the Sponsor. The Sponsor applied provisions of Accounting Standards Codification ("ASC") 805 to record the assets acquired and liabilities assumed at the Sponsor at fair value on the Acquisition Date. At the Acquisition Date, the Contributing Landmark Funds had a material unrelated non-controlling equity interest that did not promote the acquisition of the controlling interest of the Sponsor. Accordingly, push down accounting was not applied to the Contributing Landmark Funds. Therefore, the historical cost basis of the assets and liabilities as of Acquisition Date of the Sponsor are different from the historical cost basis of the Contributing Landmark Funds even though all entities are under common control.

       Since the Sponsor will continue to control the Partnership subsequent to the transaction, in accordance with ASC 805, the transaction will be treated as a reorganization of entities under common control. Accordingly, the Partnership will record the assets and liabilities on its books based on the basis of the Sponsor in the Contributing Landmark Funds.

       The Contributing Landmark Funds were formed and capitalized as follows:

Landmark Dividend Growth Fund	Formation Date	Term (years)	Extension Options (1 year)	Initial Equity Closing	Final Equity Closing	Managing Member Equity %
A	12/10/2010	5	2	12/10/2010	8/17/2011	25%
D	11/22/2011	5	2	11/22/2011	12/31/2013	15%

LANDMARK INFRASTRUCTURE PARTNERS LP PREDECESSOR

NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

(information as of September 30, 2014 and for the nine months ended September 30, 2014 and 2013 is unaudited)

1. Organization and Nature of the Contributing Landmark Funds (Continued)

       The Contributing Landmark Funds were capitalized through cash contributions from its non-managing members and contributions of real property interests from Landmark. Because Landmark controls the Contributing Landmark Funds, the real property interests contributed by Landmark were recorded at the basis that Landmark carries the assets on its books. As limited liability companies, the members do not have any personal liability for the activities of the Contributing Landmark Funds. As of September 30, 2014 and December 31, 2013, no equity commitments remained outstanding. Landmark satisfied its commitments through its contributions of real property interests to the Contributing Landmark Funds. Through December 31, 2013, the Contributing Landmark Funds received aggregate cash and non-cash capital contributions of approximately $104,134,582. Any real property interests sold, or contributed, to the Contributing Landmark Funds by Landmark are recorded at Landmark's basis, with any cash proceeds received by Landmark in excess of Landmark's basis treated as a distribution. As of September 30, 2014 and December 31, 2013, the Contributing Landmark Funds had $8,533,246 and $9,085,281, respectively, of investments in receivables from wireless carriers and other parties.

2. Basis of Presentation and Summary of Significant Accounting Policies

  Basis of Presentation and Principles of Combined Financial Statements

       The accompanying combined financial statements of the Predecessor have been presented on a combined basis from the financial statements of the Contributing Landmark Funds based on historical results of operations, cash flows, assets and liabilities and were prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP"). All intercompany transactions and account balances within the Contributing Landmark Funds have been eliminated. All references to tenant sites are unaudited.

       The combined balance sheets of the Predecessor include Sponsor assets and liabilities that are specifically identifiable or otherwise attributable to the real property interests prior to the period they were owned by the Contributing Landmark Funds. The combined statements of operations of the Predecessor reflect all revenue and expenses associated with the real property interests for the period prior to the period they were owned by the Contributing Landmark Funds to the extent they were owned by Landmark and an allocation of management fees at the same rate that Landmark charges the Contributing Landmark Funds for administrative services. See further discussion in Note 10, Related-Party Transactions.

       Management believes that the assumptions and estimates used in the preparation of the underlying combined financial statements are reasonable. However, the combined financial statements herein do not necessarily reflect what the Predecessor's financial position, results of operations or cash flows would have been if the Predecessor had been a stand-alone entity during the periods presented. As a result, historical financial information is not necessarily indicative of the Partnership's future results of operations, financial position or cash flows.

       The accompanying unaudited interim combined financial statements have been prepared in conformity with GAAP as established by the Financial Accounting Standards Board ("FASB") in the ASC including modifications issued under the Accounting Standards Updates ("ASUs"). The accompanying unaudited financial statements include, in our opinion, all adjustments, consisting of normal recurring adjustments, necessary to present fairly the unaudited financial information set forth therein. All intercompany transactions and account balances within the Predecessor have been eliminated. The unaudited interim financial statements should be read in conjunction with the annual combined financial statements included herein and the notes thereto.

LANDMARK INFRASTRUCTURE PARTNERS LP PREDECESSOR

NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

(information as of September 30, 2014 and for the nine months ended September 30, 2014 and 2013 is unaudited)

2. Basis of Presentation and Summary of Significant Accounting Policies (Continued)

  Use of Estimates

       The preparation of the combined financial statements, in conformity with GAAP, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the combined financial statements and reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

  Purchase Accounting for Acquisitions

       The Predecessor applies the business combination method to all acquired investments of real property interests for transactions that meet the definition of a business combination. The purchase consideration of the real property interests is allocated to the acquired tangible asset, such as land or perpetual and limited life easements, and the identified intangible assets and liabilities, consisting of the value of above-market and below-market leases and in-place leases, based in each case on their fair values. The fair value of the assets acquired and liabilities assumed is typically determined by using the discounted cash flow valuation method using discount rates ranging between 9% and 20%. When determining the fair value of intangible assets acquired, the Predecessor estimates the applicable discount rate and the timing and amount of future cash flows. The determination of the final purchase price allocation and the acquisition-date fair value of identifiable assets acquired and liabilities assumed may extend over more than one period, but no later than 12 months from the acquisition date and result in adjustments to the preliminary estimates recognized in the prior period financial statements. Transaction costs related to the acquisition of a business, including investments in real property interests, are expensed as incurred.

       Factors considered in estimating the fair value of tangible and intangible assets acquired include information obtained about each asset as a result of Landmark's pre-acquisition due diligence and its marketing and leasing activities. In order to calculate the estimated in-place lease value, we employed the income approach in accordance with ASC 805 by multiplying the anticipated market absorption period by the market rent at the time of acquisition for each in-place lease agreement. Based on our experience in the industry, we have determined a range of lease execution timelines to be between one and six months. For the in-place lease valuation, we consider a lease-up period of four months to be representative of the market.

       We estimated the fair value of real property interests using the income approach, by capitalizing the market rent at the time of acquisition at a market capitalization rate. The market capitalization rate was estimated by deducting an inflation rate of 3% from the market discount rate for each asset. The discount rates used ranged from 9% to 20%. The value of tenant relationships has not been separated from in-place tenant lease value for the real estate acquired as such value and its consequence to amortization expense is materially consistent with the in-place tenant lease value for these particular acquisitions. Should future acquisitions of real property interests result in allocating material amounts to the value of tenant relationships, an amount would be separately allocated and amortized over the estimated life of the relationship. The value of in-place leases and customer relationship is amortized to expense over the estimated period the tenant is expected to be leasing the site under the existing terms which typically range from 2 to 20 years. If a tenant lease were to be terminated prior to its stated expiration, all unamortized amounts relating to that lease would be impaired.

       The discount rate associated with each asset varies based on the location of an asset (including demographics and zoning restrictions), and other asset specific characteristics. Market rent for each asset is determined based on location

LANDMARK INFRASTRUCTURE PARTNERS LP PREDECESSOR

NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

(information as of September 30, 2014 and for the nine months ended September 30, 2014 and 2013 is unaudited)

2. Basis of Presentation and Summary of Significant Accounting Policies (Continued)

of each asset, asset type, zoning restrictions, ground space necessary for the tenant's equipment, remaining site capacity, visibility (specifically for billboards), and nearby sites.

       In allocating the purchase consideration of the identified intangible assets and liabilities of an acquired asset, above-market, below-market and in-place lease values are calculated based on the present value (using a discount rate that reflects the risks associated with the leases acquired) of the difference between (i) the contractual amounts to be paid pursuant to the in-place leases and (ii) management's estimate of fair market lease rates for the corresponding in-place leases measured over the estimated period the tenant is expected to be leasing the site under the above or below-market terms. The capitalized above-market and below-market lease values are amortized as a decrease or increase, respectively, to rental income over the estimated period the tenant is expected to be leasing the site. All tenant leases obtained by the Contributing Landmark Funds through their acquisition of real property interests are generally cancellable, upon 30 to 180 days' notice by the tenants, with no significant penalty. With respect to below-market leases, consideration is given to any below-market renewal periods. However, for wireless communication assets, we estimated the above/below-market lease value over an analysis period of the earlier of the lease expiration or 10 years based on estimated useful life of the underlying equipment and assets. For outdoor advertising assets, we estimated the above- or below-market lease value over an analysis period of the earlier of the lease expiration or 20 years, based on a longer estimated useful life of 20 years for billboards.

  Real Property Interests

       Real property interests consist of easements and lease assignments underlying wireless communication, outdoor advertising and renewable power generation infrastructure. As of December 31, 2013 and 2012 no real property interests were owned in the renewable power generation industry. The real property interests are typically held as easements to use land, or roof tops, both of which allow us to use the asset for a specific purpose. Real property interests are intangibles that are recorded at cost. Amortization is computed using the straight-line method over the estimated useful lives of the real property interests, which is estimated as the shorter of the revenue generating period of the asset or the term of the real estate rights which range from 19 to 99 years. Real property interests with a perpetual term are not amortized but evaluated periodically for impairment.

       The Managing Member assesses whether there has been an impairment in the value of long-lived assets whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount to the future estimated net cash flows, undiscounted and without interest, expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the estimated fair value of the assets based upon what a market participant would be willing to pay for the real estate interest. The estimated fair value of the asset group identified for step two testing is based on either Level 3 inputs utilizing the income approach with a market discount rate and estimated cash flows, or Level 2 inputs based upon the sales comparison approach to a similar asset. Assets to be disposed of are reported at the lower of the carrying amount or fair value, less costs to sell utilizing the Level 3 and Level 2 inputs discussed below.

  Fair Value of Financial Instruments

       The standard establishes a hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable input be used when available. Observable inputs are inputs that the market participants would use in pricing an asset or liability developed

LANDMARK INFRASTRUCTURE PARTNERS LP PREDECESSOR

NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

(information as of September 30, 2014 and for the nine months ended September 30, 2014 and 2013 is unaudited)

2. Basis of Presentation and Summary of Significant Accounting Policies (Continued)

based on market data obtained from sources independent of the Predecessor. Unobservable inputs are inputs that reflect the Predecessor's assumptions about what market participants would use in pricing the asset or liability developed based on the best information available in the circumstances. The hierarchy is measured in three levels based on the reliability of inputs:

  Level 1 – unadjusted quoted prices in active markets that are accessible at the measurement date for identical assets or liabilities.

  Level 2 – quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, and model-derived valuations in which significant inputs and significant value drivers are observable in active markets; and,

  Level 3 – prices or valuations derived from other valuation methodologies where little or no market data is available that requires inputs that are both significant to the fair value measurement and unobservable, including pricing models, discounted cash flow models and similar techniques.

  Cash and Cash Equivalents

       All highly liquid investments with a maturity of three months or less when purchased are considered to be cash and cash equivalents. The Predecessor monitors the cash balances in their operating accounts and adjusts the cash balances as appropriate; however, these cash balances could be impacted if the underlying financial institutions fail or are subject to other adverse conditions in the financial markets. To date, the Predecessor has experienced no loss or lack of access to cash in the operating accounts.

  Accounting for Derivative Financial Instruments and Hedging Activities

       The Contributing Landmark Funds utilize interest rate swap contracts to manage interest costs and risks associated with changing interest rates. These derivative financial instruments are carried at fair value on the combined balance sheets, with the change in such fair value being recorded through earnings as an unrealized gain or loss in the combined statements of operations.

  Investments in Receivables, Net

       The Predecessor acquired streams of future cash flows associated with real property interests. The Predecessor has no significant rights or obligations associated with the cash flows other than in certain arrangements, to pass a portion of the cash flows received to the owner of the respective lease. The future cash flow streams are recorded at their net present value based on the estimated net cash flows to be received by the Predecessor using the implied discount rate in the acquisition.

       Receivables are classified as held-for-investment based on management's intent and ability to hold the receivables for the foreseeable future or to maturity. Receivables held-for-investment are carried at amortized cost and are reduced by a valuation allowance for estimated credit losses as necessary. Interest on receivables is accreted to income over the life of the receivables using the interest method. The interest method is applied on an individual receivable basis when collectability of the future payments, when due in accordance with the contractual terms of the arrangement, is reasonably assured. Receivables are transferred from held-for-investment to held-for-sale when management no longer

LANDMARK INFRASTRUCTURE PARTNERS LP PREDECESSOR

NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

(information as of September 30, 2014 and for the nine months ended September 30, 2014 and 2013 is unaudited)

2. Basis of Presentation and Summary of Significant Accounting Policies (Continued)

intends to hold the receivables for the foreseeable future. Receivables held-for-sale are recorded at the lower of cost or fair value.

       Receivables are placed on non-accrual status when management determines that the collectability of contractual amounts is not reasonably assured. While on non-accrual status, receivables are either accounted for on a cash basis, in which income is recognized only upon receipt of cash, or on a cost-recovery basis, where cash receipts reduce the carrying value of the receivable, based on management's expectation of future collectability.

       Allowances are established for receivables based upon an estimate of probable losses on an individual receivable by receivable basis if they are determined to be impaired. Receivables are impaired when it is deemed probable that the Predecessor will be unable to collect all amounts when due in accordance with the contractual terms of the loan. An allowance is based upon the Predecessor's assessment of the borrower's overall financial condition, economic resources, payment record, the prospects for support from any financially responsible guarantors and, if appropriate, the net realizable value of any collateral. These estimates consider all available evidence including the expected future cash flows discounted at the receivable's effective interest rate, fair value of collateral, general economic conditions and trends, historical and industry loss experience and other relevant factors, as appropriate.

       On a regular basis the Predecessor assesses investments in receivables for impairment. Internally generated cash flow projections are used to determine if the receivables are expected to be repaid in accordance with the terms of the related agreements. If it is probable that a receivable will not be repaid in accordance with the related agreement, the Managing Member considers the receivable impaired. To measure impairment, the Managing Member calculates the present value of expected future cash flows discounted at the original effective interest rate. If the present value is less than the carrying value of the receivable, a specific impairment reserve is recorded for the difference. For the nine months ended September 30, 2014 and the year ended December 31, 2013, the predecessor recorded allowance on investments in receivables of $4,465 and $25,304, respectively. There was no allowance as of December 31, 2012.

  Deferred Loan Costs

       Costs incurred in obtaining the secured debt facilities are capitalized as deferred loan costs and are included in deferred loan costs, net in the combined balance sheet. The deferred loan costs are amortized to interest expense over the life of the related loan. When facilities are amended and restated, any unamortized deferred loan costs, as well as charges incurred for the termination, are recorded to interest expense in the period of the amendment and restatement.

  Revenue Recognition

       The Predecessor recognizes rental income under operating leases, including rental abatements, lease incentives and contractual fixed increases, if any, from tenants under lease arrangements with minimum fixed and determinable increases on a straight-line basis over the non-cancellable term of the related leases when collectability is reasonably assured. The excess of rents recognized over amounts contractually due pursuant to the underlying leases are recorded as deferred rent assets. The excess of rent payments collected over amounts recognized contractually due pursuant to the underlying lease are recorded as prepaid rents.

       For the nine months ended September 30, 2014 and the years ended December 31, 2013 and 2012, leases obtained by the Predecessor through its acquisition and ownership of real property interests were generally cancelable upon 30-180 days' notice by the tenants with no significant penalty. The Predecessor evaluates whether the lease

LANDMARK INFRASTRUCTURE PARTNERS LP PREDECESSOR

NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

(information as of September 30, 2014 and for the nine months ended September 30, 2014 and 2013 is unaudited)

2. Basis of Presentation and Summary of Significant Accounting Policies (Continued)

arrangements economically compel the tenant to not cancel the lease in determining the term of the lease by considering various factors such as cancellation rights, availability of alternative sites, and historical cancellation rates. For cancellable leases where the tenant is not economically compelled to continue the lease, the term of the lease is considered to be the non-cancellable period with rental abatements and contractual fixed rate increases recorded in the period the amounts become due and payable.

       Certain leases provide for the greater of a minimum rent or a percentage of the revenue generated by the tenant ("Contingent Rent"). Contingent rent is recognized when measurable and all possible contingencies have been eliminated. During the nine months ended September 30, 2014 and 2013, and the years ended December 31, 2013 and 2012, the Predecessor recognized $141,726, $106,238, $281,867 and $8,349 of Contingent Rent, respectively.

  Rents Receivable, net

       Rents receivables consists of tenant receivables arising in the normal course of business. Tenant receivables are uncollateralized customer obligations requiring payment within various time frames not to exceed one year from the invoice date. Tenant receivables are recorded and carried at the amount billable per the applicable lease agreement, less any allowances for doubtful accounts. The amounts due from tenants are periodically reviewed and an allowance for doubtful accounts is maintained for estimated losses resulting from the inability of tenants to make required payments under lease agreements. Judgment is exercised in establishing these allowances with the payment history and the current credit status of tenants considered in developing these estimates. At September 30, 2014, December 31, 2013 and 2012, the allowance for doubtful accounts was $1,066, $1,066 and $1,036, respectively.

  Seller Financing Liabilities

       In connection with certain acquisitions of real property interests, Landmark entered into seller financing arrangements at an interest rate of 9% over a 5 year period.

  Income Taxes

       The Predecessor is generally not subject to federal, state or local income taxes. Each member is responsible for the tax liability, if any, related to its proportionate share of the Contributing Landmark Funds' taxable income or loss. The Predecessor follows the requirements of ASC Topic 740, Income Taxes ("ASC 740"), relating to uncertain tax positions. Based on its evaluation under ASC 740, the Predecessor has concluded that there are no significant uncertain tax positions requiring recognition in the combined financial statements, nor have the Predecessor been assessed interest or penalties by any major tax jurisdictions. The Predecessor's evaluation was performed for the tax years ended December 31, 2013 and 2012 and for the nine months ended September 30, 2014 and 2013. If an uncertain income tax position were to be identified, the Predecessor would account for such in accordance with ASC Topic 450, Contingencies.

  Risk Management

       The Predecessor is subject to risks incidental to the ownership and investment in real property interests. These risks and uncertainties include the competitive environment in which the Predecessor operates – local, regional, and national economic conditions, including consumer confidence, employment rates, and the availability of capital; uncertainties and fluctuations in capital and securities markets; the cyclical and competitive nature of the real estate industry; changes in tax laws and their interpretation; legal proceedings; effect of restrictive covenants in the loan agreements; and the effects of governmental regulation.

LANDMARK INFRASTRUCTURE PARTNERS LP PREDECESSOR

NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

(information as of September 30, 2014 and for the nine months ended September 30, 2014 and 2013 is unaudited)

2. Basis of Presentation and Summary of Significant Accounting Policies (Continued)

       In the normal course of business, the Predecessor encounters economic risk, including interest rate risk, credit risk, and market risk. Interest rate risk is the result of movements in the underlying variable component of financing rates. Credit risk is the risk of default on the Predecessor's real property interests and investment in receivables that results from an underlying tenant/borrower's inability or unwillingness to make contractually required payments. Market risk reflects changes in the valuation of real property interests and investments in receivables held by the Predecessor.

  Concentration of Credit Risk

       The Predecessor's credit risk relates primarily to rent receivables, investments in receivables, cash and interest rate swap agreements. Cash accounts at each U.S. institution are insured by the Federal Deposit Insurance Corporation up to $250,000. The Predecessor has not experienced any losses to date on invested cash.

       Credit risk associated with interest rate swap agreements arises from the potential failure of counterparties to perform in accordance with the terms of their contracts. The Predecessor's risk management policies define parameters of acceptable market risk and limit exposure to credit risk. Credit exposure resulting from derivative financial instruments is represented by their fair value amounts, increased by an estimate of potential adverse position exposure arising from changes over time in interest rates, maturities, and other relevant factors. The Predecessor does not anticipate nonperformance by any of its counterparties.

       The Predecessor's real property interests are located throughout the United States. The ability of the tenants to honor the terms of their respective leases is dependent upon the economic, regulatory, and social factors affecting the communities in which the tenants operate. In certain instances the Predecessor's position in the real property interest may be subordinate to a mortgage lender of the real property.

  Business Segments

       The FASB accounting guidance with regard to disclosures about segments of an enterprise and related information establishes standards for the manner in which public business enterprises report information about operating segments. The Predecessor has three reportable segments, wireless communication, outdoor advertising, and renewable power generation, as of September 30, 2014 and two reportable segments, wireless communication and outdoor advertising, as of December 31, 2013 and 2012.

  Recently Issued Accounting Standards

       Changes to GAAP are established by the FASB in the form of ASUs to the FASB's Accounting Standard Codification. The Predecessor considers the applicability and impact of all ASUs. Newly issued ASUs not listed below are expected to not have any material impact on its combined financial position and results of operations because either the ASU is not applicable or the impact is expected to be immaterial.

       In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606) ("ASU No. 2014-09"). ASU No. 2014-09 requires an entity to recognize the revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods and services. ASU No. 2014-09 supersedes the revenue requirements in Revenue Recognition (Topic 605) and most industry-specific guidance throughout the Industry Topics of the Codification. ASU No. 2014-09 does not apply to lease contracts within the scope of Leases (Topic 840). For a public entity ASU

LANDMARK INFRASTRUCTURE PARTNERS LP PREDECESSOR

NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

(information as of September 30, 2014 and for the nine months ended September 30, 2014 and 2013 is unaudited)

2. Basis of Presentation and Summary of Significant Accounting Policies (Continued)

No. 2014-09 is effective for fiscal years, and interim periods within those years, beginning after December 15, 2016, and is to be applied retrospectively, with early application not permitted. For all other entities, the amendments are effective for annual reporting periods beginning after December 15, 2017 and interim periods within annual periods beginning after December 15, 2018. The Partnership does not expect the adoption of ASU No. 2014-09 to have an impact on its financial statements.

       The Contributing Landmark Funds have adopted ASU No. 2014-08, Presentation of Financial Statements (Topic 205) and Property, Plant and Equipment (Topic 360): Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity, which requires only disposals representing a strategic shift in operations (i.e., a disposal of a major geographic area, a major line of business, or a major equity method investment) to be presented as discontinued operations. The standard also requires expanded disclosures about discontinued operations and is intended to provide financial statement users with information about the ongoing trends in a company's results from continuing operations. ASU No. 2014-08 is effective in the first quarter of 2015 for public entities with calendar year ends. However, companies are permitted to early adopt the standard, beginning in the first quarter of 2014, but only for disposals or classifications as held for sale that have not been reported in financial statements previously issued or available for issuance. The predecessor early adopted this standard in the first quarter of 2014 and the adoption did not have a material effect on our financial condition, results of operations, or disclosures.

3. Real Property Interests

       The following summarizes the Predecessor's real property interests:

	Nine Months Ended September 30, 2014	December 31,
		2013	2012
Land	$1,708,058	$1,708,058	$406,142
Real property interests – perpetual	30,672,423	30,672,423	25,743,042
Real property interests – non-perpetual	94,247,595	90,575,361	66,628,212

Total land and real property interests	126,628,076	122,955,842	92,777,396

Accumulated amortization	(4,941,816)	(3,357,489)	(1,450,890)

Land and net real property interests	$121,686,260	$119,598,353	$91,326,506

       The following table summarizes the allocations of estimated fair values of the assets acquired and liabilities assumed at the date of acquisition.

Year	Land	Investments in real property interests	In-place lease intangibles	Above-market lease intangibles	Below-market lease intangibles	Total purchase price
2014	$–	$3,674,091	$98,889	$–	$(249,612)	$3,523,368
2013	1,301,916	29,419,297	1,033,601	48,845	(1,497,400)	30,306,259
2012	406,142	58,870,510	2,028,521	389,696	(3,532,758)	58,162,111

LANDMARK INFRASTRUCTURE PARTNERS LP PREDECESSOR

NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

(information as of September 30, 2014 and for the nine months ended September 30, 2014 and 2013 is unaudited)

3. Real Property Interests (Continued)

       Unaudited pro forma combined results of operations for the year ended December 31, 2013 and for the nine months ended September 30, 2013, assume that the Predecessor's acquisitions were completed as of January 1, 2013. These unaudited pro forma results have been prepared for comparative purposes only and include certain adjustments, such as increased amortization expenses, as a result of intangible assets acquired in the acquisitions.

	Nine Months Ended September 30, 2013	Year Ended December 31, 2013
Revenue	$10,184,002	$13,729,877
Net Income	$5,292,766	$6,644,857

       During the nine months ended September 30, 2014, the Predecessor purchased additional investments in tenant sites for $3,523,368.

       The weighted average remaining amortization period for non-perpetual real property interests is 48 years at September 30, 2014 and December 31, 2013 and 43 years at December 31, 2012.

       Future estimated aggregate amortization of real property interests for each of the five succeeding fiscal years and thereafter as of December 31, 2013, are as follows:

2014	$2,096,268
2015	2,096,268
2016	2,096,268
2017	2,096,268
2018	2,096,268
Thereafter	76,736,532

Total	$87,217,872

LANDMARK INFRASTRUCTURE PARTNERS LP PREDECESSOR

NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

(information as of September 30, 2014 and for the nine months ended September 30, 2014 and 2013 is unaudited)

4. Other Intangible Assets and Liabilities

       The following summarizes our identifiable intangible assets, including above/below-market lease intangibles:

		December 31,
	September 30, 2014
		2013	2012
Acquired in-place lease
Gross amount	$4,432,669	$4,340,372	$3,337,578
Accumulated amortization	(1,108,347)	(755,311)	(348,818)

Net amount	$3,324,322	$3,585,061	$2,988,760

Acquired above-market leases
Gross amount	$591,594	$591,594	$542,748
Accumulated amortization	(417,636)	(302,756)	(134,150)

Net amount	$173,958	$288,838	$408,598

Total Other Intangible Assets, net	$3,498,280	$3,873,899	$3,397,358

Acquired below-market leases
Gross amount	$(6,583,740)	$(6,334,128)	$(4,836,730)
Accumulated amortization	1,551,802	1,030,917	395,713

Total Other Intangible Liabilities, net	$(5,031,938)	$(5,303,211)	$(4,441,017)

       We recorded net amortization of above and below-market lease intangibles of $466,601 and $213,537 as an increase to rental revenue for the years ended December 31, 2013 and 2012, respectively, and $406,005 and $337,851 as an increase to rental revenue for the nine months ended September 30, 2014 and 2013, respectively. We recorded amortization of in-place lease intangibles of $406,493 and $266,129 as amortization expense for the years ended December 31, 2013 and 2012, respectively, and $353,036 and $297,093, for the nine months ended September 30, 2014 and 2013, respectively.

       Future aggregate amortization of intangibles for each of the five succeeding fiscal years and thereafter as of December 31, 2013 follows:

	Acquired in-place leases	Acquired above-market leases	Acquired below-market leases
2014	$463,622	$148,449	$(676,599)
2015	440,649	94,047	(639,175)
2016	433,689	37,331	(629,408)
2017	417,876	7,029	(613,485)
2018	399,461	1,982	(607,294)
Thereafter	1,429,764	–	(2,137,250)

Total	$3,585,061	$288,838	$(5,303,211)

LANDMARK INFRASTRUCTURE PARTNERS LP PREDECESSOR

NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

(information as of September 30, 2014 and for the nine months ended September 30, 2014 and 2013 is unaudited)

5. Future Minimum Rents

       At December 31, 2013, future minimum receipts from tenants on leases with non-cancellable terms, including cancellable leases where the tenant is economically compelled to extend the lease term, for each of the next five years and thereafter are as follows:

2014	$1,189,609
2015	1,214,406
2016	1,213,013
2017	1,207,233
2018	1,127,876
Thereafter	9,234,014

Total	$15,186,151

6. Investments in Receivables

       The Contributing Landmark Funds made investments in receivables that were discounted and recorded at their net present value using a 9.5% discount rate. The receivables are unsecured with payments collected over periods ranging from 2 to 29 years. Interest income recognized on the receivables totaled $742,185 and $356,348 during 2013 and 2012, respectively, and $522,994 and $567,500 for the nine months ended September 30, 2014 and 2013, respectively.

       The following table reflects the activity in investments in receivables:

		Year Ended December 31,
	For the Nine Months Ended September 30, 2014
		2013	2012
Investments in receivables – beginning	$9,085,281	$9,743,976	$–
Acquisitions	–	–	9,961,371
Impairments	(4,465)	(25,304)	–
Repayments	(596,926)	(702,368)	(267,373)
Interest accretion	49,356	68,977	49,978

Investments in receivables – ending	$8,533,246	$9,085,281	$9,743,976

LANDMARK INFRASTRUCTURE PARTNERS LP PREDECESSOR

NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

(information as of September 30, 2014 and for the nine months ended September 30, 2014 and 2013 is unaudited)

6. Investments in Receivables (Continued)

       Annual amounts due as of December 31, 2013, are as follows:

2014	$1,416,665
2015	1,389,148
2016	1,451,130
2017	1,583,307
2018	1,395,637
Thereafter	6,162,300

Total	$13,398,187

Interest	$4,312,906
Principal	9,085,281

Total	$13,398,187

7. Secured Debt Facilities

       The Contributing Landmark Funds' secured debt facilities consist of two advancing term loans secured individually by all the assets within each corresponding asset portfolio. The secured debt facilities require monthly interest payments during the commitment period and monthly interest and principal payments after the commitment period.

       At September 30, 2014 and December 31, 2013 and 2012, $91,850,894, $89,336,688 and $67,301,683 was outstanding, respectively, and $2,174,967, $0 and $8,704,430 was available for draw on the secured debt facilities, respectively.

       The following are the key terms of the facilities:

	Outstanding Balance at,
Landmark Dividend Growth Fund
	Sept. 30, 2014	Dec. 31, 2013	Dec. 31 2012	Interest Rate	Origination Date	Commitment Period End Date	Maturity Date	Amortization Period (yr)
A	$29,867,155	$30,364,583	$31,006,113	30-day LIBOR+300	4/16/2012	8/31/2012	4/16/2017	25
D	61,983,739	58,972,105	$36,295,570	30-day LIBOR+300	6/21/2012	12/1/2013	5/31/2018	25

	$91,850,894	$89,336,688	$67,301,683

       For the years ended December 31, 2013 and 2012, and the nine months ended September 30, 2014 and 2013, the Contributing Landmark Funds incurred $3,089,007, $1,221,753, $2,837,551 and $2,286,248, respectively, of interest expense on the secured debt facilities and had interest payable of $57,834, $94,905, and $101,542 at September 30, 2014 and December 31, 2013 and 2012, respectively. The Contributing Landmark Funds recorded $751,352, $254,454, $663,255 and $491,754 of deferred loan costs amortization, which is included in interest expense, for the years ended December 31, 2013 and 2012, and the nine months ended September 30, 2014 and 2013, respectively. As of September 30, 2014, the Predecessor incurred $657,448 in deferred loan costs related to the new revolving credit facility.

       The secured debt facilities are subject to certain financial covenants. As of September 30, 2014 and December 31, 2013, the Contributing Landmark Funds were in compliance with all financial covenants.

LANDMARK INFRASTRUCTURE PARTNERS LP PREDECESSOR

NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

(information as of September 30, 2014 and for the nine months ended September 30, 2014 and 2013 is unaudited)

7. Secured Debt Facilities (Continued)

       Future principal payments under the secured debt facilities as of December 31, 2013, are as follows:

2014	$1,892,327
2015	2,292,277
2016	2,380,491
2017	29,290,273
2018	53,481,320

Total	$89,336,688

8. Interest Rate Swap Agreements

       The following table summarizes the terms and fair value of the Contributing Landmark Funds' interest rate swap agreements:

				Fair Value Asset (Liability) at
Notional Value	Fixed Rate	Effective Date	Maturity Date	September 30, 2014	December 31, 2013	December 31, 2012
$25,631,841	3.91%	8/29/2012	8/29/2016	$(118,586)	$(193,101)	$(383,950)
44,410,270	4.16	8/1/2012	5/31/2018	326,515	381,621	(632,766)
20,469,463	4.28	11/1/2013	5/31/2018	66,034	73,940	–

				$273,963	$262,460	$(1,016,716)

       During the nine months ended September 30, 2014 and 2013, the Contributing Landmark Funds recorded a gain of $11,502 and a gain of $995,246, respectively, and for the years ended December 31, 2013 and 2012, the Contributing Landmark Funds recorded a gain of $1,279,176 and a loss of $1,016,716, respectively, resulting from the change in fair value of the interest rate swap agreements which is reflected as an unrealized gain (loss) on derivative financial instruments on the combined statements of operations.

       The fair value of the interest rate swap agreement is derived based on Level 2 inputs.

9. Fair Value of Financial Instruments

       The fair value for certain financial instruments is derived using a combination of market quotes, pricing models and other valuation techniques that involve significant management judgment. The price transparency of financial instruments is a key determinant of the degree of judgment involved in determining the fair value of the Predecessor's financial instruments. Financial instruments for which actively quoted prices or pricing parameters are available and for which markets contain orderly transaction will generally have a higher degree of price transparency than financial instruments for which markets are inactive or consist of non-orderly trades. The Predecessor evaluates several factors when determining if a market is inactive or when market transactions are not orderly. The following is a summary of the

LANDMARK INFRASTRUCTURE PARTNERS LP PREDECESSOR

NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

(information as of September 30, 2014 and for the nine months ended September 30, 2014 and 2013 is unaudited)

9. Fair Value of Financial Instruments (Continued)

methods and assumptions used by management in estimating the fair value of each class of assets and liabilities for which it is practicable to estimate the fair value:

       Cash and cash equivalents, rent receivables, net accounts payable and accrued liabilities:    The carrying values of these balances approximate their fair values because of the short-term nature of these instruments.

       Investments in receivables:    The Predecessor's Investments in receivables are presented in the accompanying combined balance sheets at their amortized cost net of recorded reserves and not at fair value. The fair values of the receivables were estimated using an internal valuation model that considered the expected cash flow of the receivables and estimated yield requirements by market participants with similar characteristics, including remaining loan term, and credit enhancements. The Predecessor classifies these inputs as Level 3 inputs.

       Secured debt facilities:    The fair value of the Predecessor's secured debt facilities are estimated using a discounted cash flow analysis based on management's estimates of current market interest rates for instruments with similar characteristics, including remaining loan term, loan-to-value ratio, type of collateral and other credit enhancements. Additionally, since a quoted price in an active market is generally not available for the instrument or an identical instrument, the Predecessor measures fair value using a valuation technique that is consistent with the principles of fair value measurement which typically considers what management believes is a market participant rate for a similar instrument. The Predecessor classifies these inputs as Level 3 inputs.

       Interest rate swap agreements:    The Predecessor's interest rate swap agreements are presented at fair value on the accompanying combined balance sheets. The valuation of these instruments is determined using a proprietary model that utilizes observable and unobservable inputs. A majority of the inputs are observable with the only unobservable inputs relating to the lack of performance risk on the part of the Predecessor or the counter party to the instrument. As such, the Predecessor classifies these inputs as Level 2 inputs. The proprietary model uses the contractual terms of the derivatives, including the period to maturity, as well as observable market-based inputs, including the interest rate curves and volatility. The fair values of interest rate swaps are estimated using the market standard methodology of netting the discounted fixed cash payments and the discounted expected variable cash receipts. The variable cash receipts are based on an expectation of interest rates (forward curves) derived from observable market interest rate curves. In addition, credit valuation adjustments, which consider the impact of any credit risk to the contracts, are incorporated in the fair values to account for potential nonperformance risk.

       The table below summarizes the carrying amounts and fair values of financial instruments which are not carried at fair value on the face of the financial statements:

	December 31,
	2013		2012
	Carrying amount	Fair Value	Carrying amount	Fair Value
Investment in Receivables, net	$9,085,281	$9,085,281	$9,743,976	$9,743,976
Secured Debt Facilities	89,336,688	89,336,688	67,301,683	67,301,683

LANDMARK INFRASTRUCTURE PARTNERS LP PREDECESSOR

NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

(information as of September 30, 2014 and for the nine months ended September 30, 2014 and 2013 is unaudited)

9. Fair Value of Financial Instruments (Continued)

	September 30,
	2014		2013
	Carrying amount	Fair Value	Carrying amount	Fair Value
Investment in Receivables, net	$8,533,246	$8,867,171	$9,266,758	$9,266,758
Secured Debt Facilities	91,850,894	91,850,894	84,419,665	84,419,665

       Disclosure of the fair values of financial instruments is based on pertinent information available to the Predecessor as of the period end and requires a significant amount of judgment. Despite increased capital market and credit market activity, transaction volume for certain financial instruments remains relatively low. This has made the estimation of fair values difficult and, therefore, both the actual results and the Predecessor's estimate of value at a future date could be materially different.

       During the nine months ended September 30, 2014 and 2013 and for the years ended December 31, 2013 and 2012, the Predecessor measured the following assets and liabilities at fair value on a recurring basis:

	December 31,
	2013		2012
	Carrying amount	Fair Value	Carrying amount	Fair Value
Derivative Assets	$455,561	$455,561	$–	$–
Derivative Liability	$193,101	$193,101	$1,016,716	$1,016,716

	September 30,
	2014		2013
	Carrying amount	Fair Value	Carrying amount	Fair Value
Derivative Assets	$392,549	$392,549	$188,898	$188,898
Derivative Liability	$118,586	$118,586	$210,368	$210,368

LANDMARK INFRASTRUCTURE PARTNERS LP PREDECESSOR

NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

(information as of September 30, 2014 and for the nine months ended September 30, 2014 and 2013 is unaudited)

9. Fair Value of Financial Instruments (Continued)

       As of September 30, 2014 and December 31, 2013, the Predecessor measured the following assets and liabilities at fair value on a nonrecurring basis:

	Total	Quoted Prices in Active Markets for Identical Assets	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Impaired real property interests at September 30, 2014	$–	$–	$–	$–
Impaired real property interests at December 31, 2013	$149,555	$–	$–	$149,555

       As of September 30, 2014 and December 31, 2013, one and six of the Predecessor's real property interests, respectively, were measured at estimated fair value as these interests were impaired and the carrying value of each interest was adjusted to estimated fair value. The fair value of real property interests are estimated based on the price that would be received to sell an asset in an orderly transaction between marketplace participants at the measurement date. The Predecessor's valuations generally apply the discounted cash flow method to estimate the fair value of real property interests, which includes the use of various assumptions for cash flow projections, including rental rates, releasing assumptions, inflation rates, asset utilization, and discount rates. The Predecessor also applies other valuation techniques, including analysis of rent comparable sales transaction or actual sales negotiations, when appropriate, in determining the fair value of real property interests. The Predecessor also considers information obtained about each real property interest as a result of its pre-acquisition due diligence and its marketing and leasing activities in estimating the fair value of the tangible and intangible assets acquired. In estimating carrying costs, management also includes real estate taxes, insurance and other operating expenses, and estimates of lost rentals at market rates during the expected lease-up periods. In addition, the Company estimates costs to execute similar leases, including leasing commissions and legal and other related expenses, to the extent that such costs have not already been incurred in connection with a new lease origination as part of the transaction. The range of the discount rates used to estimate the fair values was 8.75% to 9.5%.

       The estimated discount rates selected by the Predecessor vary on a property by property basis based upon several factors such as asset location, lease terms and quality of the tenants in place. The range of discount rates disclosed above should not be relied upon as an indication of the price at which other real property interests in the Predecessor's portfolio may sell, as there are many factors that influence the discount rate.

10. Related-Party Transactions

  Management Fee

       In accordance with the limited liability company agreements for each of the Contributing Landmark Funds the Managing Member or its affiliates is paid a management fee of $45 per asset per month for providing various services to the funds. Management fees totaled $370,625, $209,091, $306,043 and $270,314 for the years ended December 31, 2013 and 2012, and for the nine months ended September 30, 2014 and 2013, respectively.

LANDMARK INFRASTRUCTURE PARTNERS LP PREDECESSOR

NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

(information as of September 30, 2014 and for the nine months ended September 30, 2014 and 2013 is unaudited)

10. Related-Party Transactions (Continued)

  Acquisition of Real Property Interests

       The Predecessor purchased its real property interests and receivables from Landmark. Real property interests purchased from and contributed by Landmark to the Predecessor are stated at the purchase price paid by Landmark.

  Due from Affiliates

       At September 30, 2014 and December 31, 2013, the Predecessor owed $2,196,029 and $583,689 to the Managing Member and its affiliates for management fees, purchase of assets and other reimbursable expenses incurred on their behalf. At September 30, 2014, December 31, 2013 and December 31, 2012, the Managing Member and affiliates owed $1,147,041, $648,701 and $1,139,646, respectively, to the Contributing Landmark Funds for rents received on their behalf.

11. Segment Information

       The Predecessor had three reportable segments, wireless communication, outdoor advertising, and renewable power generation, as of September 30, 2014 and two reportable segments, wireless communication and outdoor advertising, as of December 31, 2013 and 2012.

       Our Predecessor's wireless communication segment comprises of leasing real property interests to companies in the wireless communication industry in the U.S. Our Predecessor's outdoor advertising segment comprises of leasing real property interests to companies in the outdoor advertising industry in the U.S. Our Predecessor's renewable power generation segment comprises of leasing real property interests to companies in the renewable power industry in the U.S. Items that are not included in any of the reportable segments are included in the corporate category.

       The reportable segments are strategic business units that offer different products and services. They are commonly managed as both businesses require similar marketing and business strategies. Because our tenant lease arrangements are mostly effectively triple net, we evaluate our segments based on revenue. We believe this measure provides investors relevant and useful information because it is presented on an unlevered basis.

LANDMARK INFRASTRUCTURE PARTNERS LP PREDECESSOR

NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

(information as of September 30, 2014 and for the nine months ended September 30, 2014 and 2013 is unaudited)

11. Segment Information (Continued)

Nine Months Ended September 30, 2014

	Wireless Communication	Outdoor Advertising	Renewable Power Generation	Corporate	Total
Revenue
Rental revenue	$8,656,250	$1,347,471	$6,356	$–	$10,010,077
Interest income on receivables	522,994	–	—	–	522,994

Total revenue	9,179,244	1,347,471	6,356	–	10,533,071
Expenses
Management fees to affiliate	274,334	31,613	96	–	306,043
Property operating	6,054	15,084	–	–	21,138
General and administrative	25,371	6,525	–	547,783	579,679
Acquisition-related	11,725	14,850	3,200	–	29,775
Amortization	1,795,281	139,401	2,679	–	1,937,361
Impairments	8,450	–	–	–	8,450

Total expenses	2,121,215	207,473	5,975	547,783	2,882,446
Other income and expenses
Interest expense	(34,977)	(8,380)	–	(3,457,449)	(3,500,806)
Unrealized gain (loss) on derivative financial instruments	–	–	–	11,502	11,502

Total other income and expenses	(34,977)	(8,380)	–	(3,445,947)	(3,489,304)

Net income	$7,023,052	$1,131,618	$381	$(3,993,730)	$4,161,321

LANDMARK INFRASTRUCTURE PARTNERS LP PREDECESSOR

NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

(information as of September 30, 2014 and for the nine months ended September 30, 2014 and 2013 is unaudited)

11. Segment Information (Continued)

Nine Months Ended September 30, 2013

	Wireless Communication	Outdoor Advertising	Corporate	Total
Revenue
Rental revenue	$7,315,982	$1,206,912	$–	$8,522,894
Interest income on receivables	567,500	–	–	567,500

Total revenue	7,883,482	1,206,912	–	9,090,394
Expenses
Management fees to affiliate	240,913	29,401	–	270,314
Property operating	6,997	–	–	6,997
General and administrative	54,435	70,528	412,067	537,030
Acquisition-related	294,029	24,571	–	318,600
Amortization	1,582,736	106,694	–	1,689,430
Impairments	126,500	–	–	126,500

Total expenses	2,305,610	231,194	412,067	2,948,871
Other income and expenses
Interest expense	(41,315)	(8,627)	(2,728,060)	(2,778,002)
Unrealized gain (loss) on derivative financial instruments	–	–	995,246	995,246

Total other income and expenses	(41,315)	(8,627)	(1,732,814)	(1,782,756)

Net income	$5,536,557	$967,091	$(2,144,881)	$4,358,767

LANDMARK INFRASTRUCTURE PARTNERS LP PREDECESSOR

NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

(information as of September 30, 2014 and for the nine months ended September 30, 2014 and 2013 is unaudited)

11. Segment Information (Continued)

Year ended December 31, 2013

	Wireless Communication	Outdoor Advertising	Corporate	Total
Revenue
Rental revenue	$10,187,073	$1,700,729	$–	$11,887,802
Interest income on receivables	742,185	–	–	742,185

Total revenue	10,929,258	1,700,729	–	12,629,987
Expenses
Management fees to affiliate	323,482	47,143	–	370,625
Property operating	6,454	–	–	6,454
General and administrative	106,267	79,114	536,647	722,028
Acquisition-related	294,029	24,571	–	318,600
Amortization	2,159,140	153,952	–	2,313,092
Impairments	573,575	–	–	573,575

Total expenses	3,462,947	304,780	536,647	4,304,374
Other income and expenses
Interest expense	(54,546)	(11,774)	(3,774,039)	(3,840,359)
Unrealized gain on derivative financial instruments	–	–	1,279,176	1,279,176

Total other income and expenses	(54,546)	(11,774)	(2,494,863)	(2,561,183)

Net income	$7,411,765	$1,384,175	$(3,031,510)	$5,764,430

LANDMARK INFRASTRUCTURE PARTNERS LP PREDECESSOR

NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

(information as of September 30, 2014 and for the nine months ended September 30, 2014 and 2013 is unaudited)

11. Segment Information (Continued)

Year ended December 31, 2012

	Wireless Communication	Outdoor Advertising	Corporate	Total
Revenue
Rental revenue	$5,799,857	$614,584	$–	$6,414,441
Interest income on receivables	356,348	–	–	356,348

Total revenue	6,156,205	614,584	–	6,770,789
Expenses
Management fees to affiliate	190,814	18,277	–	209,091
Property operating	26,267	–	–	26,267
General and administrative	1,036	–	190,257	191,293
Acquisition-related	633,799	93,359	–	727,158
Amortization	1,325,651	55,614	–	1,381,265
Impairments	183,271	–	–	183,271

Total expenses	2,360,838	167,250	190,257	2,718,345
Other income and expenses
Interest expense	(12,024)	(1,796)	(1,462,387)	(1,476,207)
Unrealized gain (loss) on derivative financial instruments	–	–	(1,016,716)	(1,016,716)

Total other income and expenses	(12,024)	(1,796)	(2,479,103)	(2,492,923)

Net income	$3,783,343	$445,538	$(2,669,360)	$1,559,521

		December 31,
	September 30, 2014
		2013	2012
Segments
Wireless communication	$116,013,951	$116,112,495	$95,087,324
Outdoor advertising	17,985,532	16,910,456	9,827,391
Renewable Power Generation	327,321	–	–
Corporate assets	8,126,781	5,382,368	28,889,038

Total Assets	$142,453,585	$138,405,319	$133,803,753

12. Commitments and Contingencies

       The Predecessor's commitments and contingencies include customary claims and obligations incurred in the normal course of business. In the opinion of management, these matters will not have a material effect on the Predecessor's combined financial position.

       As a result of merger activity certain tenants have announced their intentions to rationalize their networks and terminate leases. We expect that T-Mobile's acquisition of MetroPCS (completed in 2013) will potentially result in the

LANDMARK INFRASTRUCTURE PARTNERS LP PREDECESSOR

NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

(information as of September 30, 2014 and for the nine months ended September 30, 2014 and 2013 is unaudited)

12. Commitments and Contingencies (Continued)

termination of certain of MetroPCS's tenant leases included in our asset portfolio. The termination of leases in our portfolio would result in lower rental revenue, may lead to impairment of our real property interests, or other adverse effects to our business.

13. Tenant Concentration

       For the nine months ended September 30, 2014 and 2013 and for the years ended December 31, 2013 and 2012, the Predecessor had the following tenant revenue concentrations:

	Nine months ended September 30,		Year ended December 31,
Tenant	2014	2013	2013	2012
T-Mobile	19.3%	20.2%	18.4%	13.1%
Verizon	15.7%	15.2%	14.1%	11.9%
Sprint	13.2%	13.3%	11.9%	12.2%
AT&T Mobility	11.8%	11.4%	11.0%	10.3%
Crown Castle	11.3%	11.3%	10.6%	12.3%

       Most tenants are subsidiaries of these tenants but have been aggregated for purposes of showing revenue concentration. Financial information for these tenants can be found at www.sec.gov.

       The loss of any one of our large customers as a result of consolidation, merger, bankruptcy, insolvency, network sharing, roaming, joint development, resale agreements by our customers or otherwise may result in (1) a material decrease in our revenue, (2) uncollectible account receivables, (3) an impairment of our deferred site rental receivables, wireless infrastructure assets, site rental contracts or customer relationships intangible assets, or (4) other adverse effects to our business.

14. Subsequent Events

       On June 30, 2014, the commitment period for the Fund D secured debt facility was extended to December 31, 2014.

       On July 3, 2014, the Predecessor acquired real property interests consisting of 15 tenant sites from Landmark with a cost basis of $2,693,467 using proceeds from the secured debt facilities.

       On July 8, 2014, the Predecessor acquired real property interests consisting of two tenant sites from Landmark with a cost basis of $330,000 using proceeds from the secured debt facilities.

       On October 13, 2014, the Predecessor acquired real property interests consisting of 9 tenant sites from Landmark with a cost basis of $1,861,143 using proceeds from the secured debt facilities.

       As of October 13, 2014, the Predecessor has incurred $3.9 million in offering costs.

       The Predecessor has evaluated subsequent events after December 31, 2013 through October 13, 2014, the date the combined financial statements were available to be issued.

LANDMARK INFRASTRUCTURE PARTNERS LP PREDECESSOR

SCHEDULE III – REAL ESTATE AND ACCUMULATED DEPRECIATION

December 31, 2013

			Initial cost to Predecessor			Gross Amount at Which Carried As of December 31, 2013
Description	Location	Encumbrances	Land	Building and improvements	Total	Land	Building and improvements	Total	Accumulated depreciation	Date Acquired
Wireless Communication	Tombstone, AZ	$—	$406,142	$—	$406,142	$406,142	$—	$406,142	$—	2012
Outdoor Advertising	Rosemont, IL	—	970,675	—	970,675	970,675	—	970,675	—	2013
Wireless Communication	Los Angeles, CA	—	331,241	—	331,241	331,241	—	331,241	—	2013

	Total	$—	$1,708,058	$—	$1,708,058	$1,708,058	$—	$1,708,058	$—

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Members of
Landmark Infrastructure Partners LP

       We have audited the accompanying balance sheet of Landmark Infrastructure Partners LP as of July 28, 2014. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

       We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. We were not engaged to perform an audit of the Company's internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

       In our opinion, the financial statement referred to above presents fairly, in all material respects, the financial position of Landmark Infrastructure Partners LP at July 28, 2014, in conformity with U.S. generally accepted accounting principles.

/s/ ERNST & YOUNG LLP

Irvine, California
August 6, 2014

LANDMARK INFRASTRUCTURE PARTNERS LP

BALANCE SHEET

July 28, 2014
Assets
Cash	$–

Total assets	$–

Partner's capital:
Limited Partner	$1,000
General Partner	–
Receivable from limited partner	(1,000)

Total partners' capital	$–

 LANDMARK INFRASTRUCTURE PARTNERS LP

NOTES TO BALANCE SHEET

       1.    Organization

       In connection with the initial public offering (the "IPO") of limited partner interests, Landmark Infrastructure Partners, LP (the "Partnership") was formed on July 28, 2014 by Landmark Dividend LLC ("Landmark") as a standalone master limited partnership organized in the state of Delaware. The Partnership has not issued any units in connection with the formation of the Partnership.

       Concurrently with the offering, the Partnership will complete its formation transactions, pursuant to which it will acquire, through a series of transactions, substantially all of the assets and liabilities of Landmark Dividend Growth Fund-A LLC ("Fund A") and Landmark Dividend Growth Fund-D LLC ("Fund D") (collectively, the "Contributing Landmark Funds"). The formation transactions will consist of the following:

  •
  the contribution by Fund A and Fund D of substantially all of their assets and liabilities, including the assumption by the Partnership of the secured debt facilities of Fund A and Fund D, in exchange for common units, subordinated units and cash, which will then be distributed to their respective members, including Landmark, as part of each fund's liquidation;

  •
  the purchase by Landmark of additional subordinated units for cash at the initial public offering price of the common units;

  •
  the issuance of incentive distribution rights to the Partnership's general partner, which will also retain a non-economic general partner interest;

  •
  the issuance of common units to the public in this offering;

  •
  the amendment and restatement of the assumed secured debt facilities as a new revolving credit facility and a reduction of the amount outstanding thereunder to $75.0 million; and

  •
  the entry into an omnibus agreement with Landmark.

       We have concluded that the formation transactions are a reorganization of entities under common control since these entities have common management and ownership and are under the common control of Landmark. As a result, the contribution of real property interests and other assets to the Predecessor was recorded at Landmark's historical cost. In December 2012, there was a change in control of Landmark. Based on the level of ownership Landmark held in the Contributing Landmark Funds the purchase accounting associated with the change in control was not pushed down to the Contributing Landmark Funds. In connection with the formation transactions the purchase accounting associated with the December 2012 change in control of Landmark will be pushed down to us, which will result in a higher cost basis in the assets than is reflected in the historical financial statements of Contributing Landmark Funds.

       Upon completion of the formation transactions and this offering our operations will be managed by the board of directors and executive officers of Landmark Infrastructure Partners GP LLC, our general partner. Landmark and its affiliates will own (a) our general partner; (b) a 40% subordinated unit interest in us and; (c) all of the incentive distribution rights.

       There are no commitments or contingencies as of July 28, 2014.

       Statements of operations, equity and cash flows have not been presented as there has been no activity since the formation of the Partnership.

       2.    Subsequent Events

       Management has evaluated subsequent events through August 6, 2014, the date the balance sheet was available to be issued. There were no subsequent events that have occurred which would require disclosure in the financial statements.

APPENDIX A

FORM OF FIRST AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF
LANDMARK INFRASTRUCTURE PARTNERS LP

A Delaware Limited Partnership

Dated as of

                     , 2014

i

FIRST AMENDED AND RESTATED AGREEMENT OF
LIMITED PARTNERSHIP OF LANDMARK INFRASTRUCTURE PARTNERS LP

       THIS FIRST AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF LANDMARK INFRASTRUCTURE PARTNERS LP, dated as of                     , 2014, is entered into by and between LANDMARK INFRASTRUCTURE PARTNERS GP LLC, a Delaware limited liability company, as the General Partner, and LANDMARK DIVIDEND LLC, a Delaware limited liability company, as the Organizational Limited Partner, together with any other Persons who become Partners in the Partnership or parties hereto as provided herein. In consideration of the covenants, conditions and agreements contained herein, the parties hereto hereby agree as follows:

ARTICLE I
DEFINITIONS

       Section 1.1    Definitions.     The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

       "Acquisition" means any transaction in which any Group Member acquires (through an asset acquisition, stock acquisition, merger or other form of investment) control over all or a portion of the assets, properties or business of another Person for the purpose of increasing, over the long-term, the operating capacity or operating income of the Partnership Group from the operating capacity or operating income of the Partnership Group existing immediately prior to such transaction. For purposes of this definition, "long-term" generally refers to a period of not less than twelve months.

       "Additional Book Basis" means, with respect to any Adjusted Property, the portion of any remaining Carrying Value of such Adjusted Property that is attributable to positive adjustments made to such Carrying Value determined in accordance with the provisions set forth below in this definition of Additional Book Basis. For purposes of determining the extent to which Carrying Value constitutes Additional Book Basis:

       (a)   Any negative adjustment made to the Carrying Value of an Adjusted Property as a result of either a Book-Down Event or a Book-Up Event shall first be deemed to offset or decrease that portion of the Carrying Value of such Adjusted Property that is attributable to any prior positive adjustments made thereto pursuant to a Book-Up Event or Book-Down Event; and

       (b)   If Carrying Value that constitutes Additional Book Basis is reduced as a result of a Book-Down Event and the Carrying Value of other property is increased as a result of such Book-Down Event, an allocable portion of any such increase in Carrying Value shall be treated as Additional Book Basis; provided, that the amount treated as Additional Book Basis pursuant hereto as a result of such Book-Down Event shall not exceed the amount by which the Aggregate Remaining Net Positive Adjustments after such Book-Down Event exceeds the remaining Additional Book Basis attributable to all of the Partnership's Adjusted Property after such Book-Down Event (determined without regard to the application of this clause (b) to such Book-Down Event).

       "Additional Book Basis Derivative Items" means any Book Basis Derivative Items that are computed with reference to Additional Book Basis. To the extent that the Additional Book Basis attributable to all of the Partnership's Adjusted Property as of the beginning of any taxable period exceeds the Aggregate Remaining Net Positive Adjustments as of the beginning of such period (the "Excess Additional Book Basis"), the Additional Book Basis Derivative Items for such period shall be reduced by the amount that bears the same ratio to the amount of Additional Book Basis Derivative Items determined without regard to this sentence as the Excess Additional Book Basis bears to the Additional Book Basis as of the beginning of such period. With respect to a Disposed of Adjusted Property, the Additional Book Basis Derivative Items shall be the amount of Additional Book Basis taken into account in computing gain or loss from the disposition of such Disposed of Adjusted Property; provided that the provisions of the immediately preceding sentence shall apply to the determination of the Additional Book Basis Derivative Items attributable to Disposed of Adjusted Property.

       "Adjusted Capital Account" means, with respect to any Partner, the balance in such Partner's Capital Account at the end of each taxable period of the Partnership after giving effect to the following adjustments: (a) credit to such Capital Account any amount which such Partner is (i) obligated to restore under the standards set by Treasury Regulation Section 1.704-1(b)(2)(ii)(c) or (ii) deemed obligated to restore pursuant to the penultimate sentences of Treasury Regulation Sections 1.704-2(g)(1) and 1.704-2(i)(5) and (b) debit to such Capital Account the items described in Treasury Regulation Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) and 1.704-1(b)(2)(ii)(d)(6). The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith. The "Adjusted Capital Account" of a Partner in respect of any Partnership Interest shall be the amount that such Adjusted Capital Account would be if such Partnership Interest were the only interest in the Partnership held by such Partner from and after the date on which such Partnership Interest was first issued.

       "Adjusted Operating Surplus" means, with respect to any period, (a) Operating Surplus generated with respect to such period less (b) (i) the amount of any net increase in Working Capital Borrowings (or the Partnership's proportionate share of any net increase in Working Capital Borrowings in the case of Subsidiaries that are not wholly owned) with respect to such period and (ii) the amount of any net decrease in cash reserves (or the Partnership's proportionate share of any net decrease in cash reserves in the case of Subsidiaries that are not wholly owned) for Operating Expenditures with respect to such period not relating to an Operating Expenditure made with respect to such period, and plus (c) (i) the amount of any net decrease in Working Capital Borrowings (or the Partnership's proportionate share of any net decrease in Working Capital Borrowings in the case of Subsidiaries that are not wholly owned) with respect to such period, (ii) the amount of any net decrease made in subsequent periods in cash reserves for Operating Expenditures initially established with respect to such period to the extent such decrease results in a reduction in Adjusted Operating Surplus in subsequent periods pursuant to clause (b)(ii) above and (iii) the amount of any net increase in cash reserves (or the Partnership's proportionate share of any net increase in cash reserves in the case of Subsidiaries that are not wholly owned) for Operating Expenditures with respect to such period required by any debt instrument for the repayment of principal, interest or premium. Adjusted Operating Surplus does not include that portion of Operating Surplus included in clause (a)(i) of the definition of "Operating Surplus."

       "Adjusted Property" means any property the Carrying Value of which has been adjusted pursuant to Section 5.5(d).

       "Affiliate" means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term "control" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

       "Aggregate Quantity of IDR Reset Common Units" has the meaning given such term in Section 5.11(a).

       "Aggregate Remaining Net Positive Adjustments" means, as of the end of any taxable period, the sum of the Remaining Net Positive Adjustments of all the Partners.

       "Agreed Allocation" means any allocation, other than a Required Allocation, of an item of income, gain, loss or deduction pursuant to the provisions of Section 6.1, including a Curative Allocation (if appropriate to the context in which the term "Agreed Allocation" is used).

       "Agreed Value" of (a) a Contributed Property means the fair market value of such property or asset at the time of contribution and (b) an Adjusted Property means the fair market value of such Adjusted Property on the date of the Revaluation Event, in each case as determined by the General Partner. The General Partner shall use such method as it determines to be appropriate to allocate the aggregate Agreed Value of Contributed Properties contributed to the Partnership in a single or integrated transaction among each separate property on a basis proportional to the fair market value of each Contributed Property.

       "Agreement" means this First Amended and Restated Agreement of Limited Partnership of Landmark Infrastructure Partners LP, as it may be amended, supplemented or restated from time to time.

       "Associate" means, when used to indicate a relationship with any Person, (a) any corporation or organization of which such Person is a director, officer, manager, general partner or managing member or is, directly or indirectly, the owner of 20% or more of any class of voting stock or other voting interest, (b) any trust or other estate in which such Person has at least a 20% beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity, and (c) any relative or spouse of such Person, or any relative of such spouse, who has the same principal residence as such Person.

       "Available Cash" means, with respect to any Quarter ending prior to the Liquidation Date:

       (a)   the sum of:

         (i)  all cash and cash equivalents of the Partnership Group (or the Partnership's proportionate share of cash and cash equivalents in the case of Subsidiaries that are not wholly owned) on hand at the end of such Quarter; and

         (ii)  if the General Partner so determines, all or any portion of additional cash and cash equivalents of the Partnership Group (or the Partnership's proportionate share of cash and cash equivalents in the case of Subsidiaries that are not wholly owned) on hand on the date of determination of Available Cash with respect to such Quarter resulting from Working Capital Borrowings made subsequent to the end of such Quarter; less

       (b)   the amount of any cash reserves established by the General Partner (or the Partnership's proportionate share of cash reserves in the case of Subsidiaries that are not wholly owned) to:

         (i)  provide for the proper conduct of the business of the Partnership Group (including reserves for future capital expenditures and for anticipated future credit needs of the Partnership Group) subsequent to such Quarter;

         (ii)  comply with applicable law or regulation, or any loan agreement, security agreement, mortgage, debt instrument or other agreement or obligation to which any Group Member is a party or by which it is bound or its assets are subject; or

        (iii)  provide funds for distributions under Section 6.4 or Section 6.5 in respect of any one or more of the next four Quarters;

provided, however, that the General Partner may not establish cash reserves pursuant to subclause (iii) above if the effect of such reserves would be that the Partnership is unable to distribute the Minimum Quarterly Distribution on all Common Units, plus any Cumulative Common Unit Arrearage on all Common Units, with respect to such Quarter; provided further, that disbursements made by a Group Member or cash reserves established, increased or reduced after the end of such Quarter but on or before the date of determination of Available Cash with respect to such Quarter shall be deemed to have been made, established, increased or reduced, for purposes of determining Available Cash within such Quarter if the General Partner so determines.

       Notwithstanding the foregoing, "Available Cash" with respect to the Quarter in which the Liquidation Date occurs and any subsequent Quarter shall equal zero.

       "Board of Directors" means, with respect to the General Partner, its board of directors or board of managers, if the General Partner is a corporation or limited liability company, or the board of directors or board of managers of the general partner of the General Partner, if the General Partner is a limited partnership, as applicable.

       "Book Basis Derivative Items" means any item of income, deduction, gain or loss that is computed with reference to the Carrying Value of an Adjusted Property (e.g., depreciation, depletion, or gain or loss with respect to an Adjusted Property).

       "Book-Down Event" means a Revaluation Event that gives rise to a Net Termination Loss.

       "Book-Tax Disparity" means with respect to any item of Contributed Property or Adjusted Property, as of the date of any determination, the difference between the Carrying Value of such Contributed Property or Adjusted Property and the adjusted basis thereof for federal income tax purposes as of such date. A Partner's share of the Partnership's Book-Tax Disparities in all of its Contributed Property and Adjusted Property will be reflected by the difference between such Partner's Capital Account balance as maintained pursuant to Section 5.5 and the hypothetical balance of such Partner's Capital Account computed as if it had been maintained strictly in accordance with federal income tax accounting principles.

       "Book-Up Event" means a Revaluation Event that gives rise to a Net Termination Gain.

       "Business Day" means Monday through Friday of each week, except that a legal holiday recognized as such by the government of the United States of America or the State of California shall not be regarded as a Business Day.

       "Capital Account" means the capital account maintained for a Partner pursuant to Section 5.5. The "Capital Account" of a Partner in respect of any Partnership Interest shall be the amount that such Capital Account would be if such Partnership Interest were the only interest in the Partnership held by such Partner from and after the date on which such Partnership Interest was first issued.

       "Capital Contribution" means (a) any cash, cash equivalents or the Net Agreed Value of Contributed Property that a Partner contributes to the Partnership or that is contributed or deemed contributed to the Partnership on behalf of a Partner (including, in the case of an underwritten offering of Units, the amount of any underwriting discounts or commissions) or (b) current distributions that a Partner is entitled to receive but otherwise waives.

       "Capital Improvement" means (a) the construction or development of new capital assets by a Group Member, (b) the replacement, improvement or expansion of existing capital assets by a Group Member or (c) a capital contribution by a Group Member to a Person that is not a Subsidiary in which a Group Member has, or after such capital contribution will have, directly or indirectly, an equity interest, to fund such Group Member's pro rata share of the cost of the construction or development of new, or the replacement, improvement or expansion of existing, capital assets by such Person, in each case if and to the extent such construction, development, replacement, improvement or expansion is made to increase, over the long-term, the operating capacity or operating income of the Partnership Group, in the case of clauses (a) and (b), or such Person, in the case of clause (c), from the operating capacity or operating income of the Partnership Group or such Person, as the case may be, existing immediately prior to such construction, development, replacement, improvement, expansion or capital contribution. For purposes of this definition, "long-term" generally refers to a period of not less than twelve months.

       "Capital Surplus" means Available Cash distributed by the Partnership in excess of Operating Surplus, as described in Section 6.3(a).

       "Carrying Value" means (a) with respect to a Contributed Property or Adjusted Property, the Agreed Value of such property reduced (but not below zero) by all depreciation, amortization and other cost recovery deductions charged to the Partners' Capital Accounts in respect of such property and (b) with respect to any other Partnership property, the adjusted basis of such property for federal income tax purposes, all as of the time of determination; provided that the Carrying Value of any property shall be adjusted from time to time in accordance with Section 5.5(d) to reflect changes, additions or other adjustments to the Carrying Value for dispositions and acquisitions of Partnership properties, as deemed appropriate by the General Partner.

       "Cause" means a court of competent jurisdiction has entered a final, non-appealable judgment finding the General Partner liable to the Partnership or any Limited Partner for actual fraud or willful misconduct in its capacity as a general partner of the Partnership.

       "Certificate" means a certificate, in such form (including in global form if permitted by applicable rules and regulations of the Depository Trust Company and its permitted successors and assigns) as may be adopted by the General Partner, issued by the Partnership evidencing ownership of one or more classes of Partnership Interests. The initial form of certificate approved by the General Partner for Common Units is attached as Exhibit A to this Agreement.

       "Certificate of Limited Partnership" means the Certificate of Limited Partnership of the Partnership filed with the Secretary of State of the State of Delaware as referenced in Section 7.2, as such Certificate of Limited Partnership may be amended, supplemented or restated from time to time.

       "Citizenship Eligible Holder" means a Limited Partner whose nationality, citizenship or other related status the General Partner determines, upon receipt of an Eligibility Certificate or other requested information, does not or would not create under any federal, state or local law or regulation to which a Group Member is subject, a substantial risk of cancellation or forfeiture of any property, including any governmental permit, endorsement or other authorization, in which a Group Member has an interest.

       "Claim" (as used in Section 7.12(g)) has the meaning given such term in Section 7.12(g).

       "Closing Date" means the first date on which Common Units are sold by the Partnership to the IPO Underwriters pursuant to the provisions of the IPO Underwriting Agreement.

       "Closing Price" for any day, with respect to Limited Partner Interests of a particular class, means the last sale price on such day, regular way, or in case no such sale takes place on such day, the average of the last closing bid and ask prices on such day, regular way, in either case as reported on the principal National Securities Exchange on which such Limited Partner Interests are listed or admitted to trading or, if such Limited Partner Interests of such class are not listed or admitted to trading on any National Securities Exchange, the average of the high bid and low ask prices on such day in the over-the-counter market, as reported by such other system then in use, or, if on any such day such Limited Partner Interests of such class are not quoted by any such organization, the average of the closing bid and ask prices on such day as furnished by a professional market maker making a market in such Limited Partner Interests of such class selected by the General Partner, or if on any such day no market maker is making a market in such Limited Partner Interests of such class, the fair value of such Limited Partner Interests on such day as determined by the General Partner.

       "Code" means the Internal Revenue Code of 1986, as amended and in effect from time to time. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of any successor law.

       "Combined Interest" has the meaning given such term in Section 11.3(a).

       "Commences Commercial Service" means the date upon which a Capital Improvement is first put into or commences commercial service by a Group Member following completion of construction, development, replacement, improvement or expansion and testing, as applicable.

       "Commission" means the United States Securities and Exchange Commission.

       "Common Unit" means a Limited Partner Interest having the rights and obligations specified with respect to Common Units in this Agreement. The term "Common Unit" does not include a Subordinated Unit prior to its conversion into a Common Unit pursuant to the terms hereof.

       "Common Unit Arrearage" means, with respect to any Common Unit, whenever issued, as to any Quarter within the Subordination Period, the excess, if any, of (a) the Minimum Quarterly Distribution with respect to a Common Unit in respect of such Quarter over (b) the sum of all Available Cash distributed with respect to a Common Unit in respect of such Quarter pursuant to Section 6.4(a)(i).

       "Conflicts Committee" means a committee of the Board of Directors composed of two or more directors, each of whom (a) is not an officer or employee of the General Partner, (b) is not an officer, director or employee of any Affiliate of the General Partner (other than Group Members), (c) is not a holder of any ownership interest in the General Partner or any of its Affiliates, including any Group Member (other than (i) Common Units and (ii) awards that are granted to such director in his or her capacity as a director under any long-term incentive plan, equity compensation plan or similar plan implemented by the General Partner or the Partnership), unless the Board of Directors determines in good faith that such ownership interest would not be likely to have an adverse impact on the ability of such director to act in an independent manner with respect to the matter submitted to the Conflicts Committee and (d) is determined by the Board of Directors to be independent under the independence standards for directors who serve on an audit committee of a board of directors established by the Exchange Act and the rules and regulations of the Commission thereunder and by the National Securities Exchange on which the Common Units are listed or admitted to trading (or if no such National Securities Exchange, the Nasdaq Global Market).

       "Construction Debt" means debt incurred to fund (a) all or a portion of a Capital Improvement, (b) interest payments (including periodic net payments under related interest rate swap agreements) and related fees on other Construction Debt or (c) distributions (including incremental Incentive Distributions) on Construction Equity.

       "Construction Equity" means equity issued to fund (a) all or a portion of a Capital Improvement, (b) interest payments (including periodic net payments under related interest rate swap agreements) and related fees on Construction Debt or (c) distributions (including incremental Incentive Distributions) on other Construction Equity. Construction Equity does not include equity issued in the Initial Public Offering.

       "Construction Period" means the period beginning on the date that a Group Member enters into a binding obligation to commence a Capital Improvement and ending on the earlier to occur of the date that such Capital Improvement Commences Commercial Service and the date that the Group Member abandons or disposes of such Capital Improvement.

       "Contributed Property" means each property or other asset, in such form as may be permitted by the Delaware Act, but excluding cash, contributed to the Partnership. Once the Carrying Value of a Contributed Property is adjusted pursuant to Section 5.5(d), such property or other asset shall no longer constitute a Contributed Property, but shall be deemed an Adjusted Property.

       "Contribution Agreement" means that certain Contribution, Conveyance and Assumption Agreement, dated as of                , 2014, among Landmark, Fund A, Fund D, the Partnership, the General Partner, Landmark Infrastructure Operating Company LLC and Landmark Infrastructure Asset OpCo LLC, together with the additional conveyance documents and instruments contemplated or referenced thereunder, as such may be amended, supplemented or restated from time to time.

       "Cumulative Common Unit Arrearage" means, with respect to any Common Unit, whenever issued, and as of the end of any Quarter, the excess, if any, of (a) the sum of the Common Unit Arrearages with respect to an Initial Common Unit for each of the Quarters within the Subordination Period ending on or before the last day of such Quarter over (b) the sum of any distributions theretofore made pursuant to Section 6.4(a)(ii) and the second sentence of Section 6.5 with respect to an Initial Common Unit (including any distributions to be made in respect of the last of such Quarters).

       "Curative Allocation" means any allocation of an item of income, gain, deduction, loss or credit pursuant to the provisions of Section 6.1(d)(xi).

       "Current Market Price" means, as of any date for any class of Limited Partner Interests, the average of the daily Closing Prices per Limited Partner Interest of such class for the 20 consecutive Trading Days immediately prior to such date.

       "Delaware Act" means the Delaware Revised Uniform Limited Partnership Act, 6 Del C. Section 17-101, et seq., as amended, supplemented or restated from time to time, and any successor to such statute.

       "Departing General Partner" means a former General Partner from and after the effective date of any withdrawal or removal of such former General Partner pursuant to Section 11.1 or Section 11.2.

       "Derivative Partnership Interests" means any options, rights, warrants, appreciation rights, tracking, profit and phantom interests and other derivative securities relating to, convertible into or exchangeable for Partnership Interests.

       "Disposed of Adjusted Property" has the meaning given such term in Section 6.1(d)(xii)(B).

       "Economic Risk of Loss" has the meaning set forth in Treasury Regulation Section 1.752-2(a).

       "Eligibility Certificate" means a certificate the General Partner may request a Limited Partner to execute as to such Limited Partner's (or such Limited Partner's beneficial owners') federal income tax status or nationality, citizenship or other related status for the purpose of determining whether such Limited Partner is an Ineligible Holder.

       "Estimated Incremental Quarterly Tax Amount" has the meaning assigned to such term in Section 6.9.

       "Event Issue Value" means, with respect to any Common Unit as of any date of determination, (i) in the case of a Revaluation Event that includes the issuance of Common Units pursuant to a public offering and solely for cash, the price paid for such Common Units, or (ii) in the case of any other Revaluation Event, the Closing Price of the Common Units on the date of such Revaluation Event or, if the General Partner determines that a value for the Common Unit other than such Closing Price more accurately reflects the Event Issue Value, the value determined by the General Partner.

       "Event of Withdrawal" has the meaning given such term in Section 11.1(a).

       "Excess Additional Book Basis" has the meaning given such term in the definition of "Additional Book Basis Derivative Items."

       "Excess Distribution" has the meaning given such term in Section 6.1(d)(iii)(A).

       "Excess Distribution Unit" has the meaning given such term in Section 6.1(d)(iii)(A).

       "Exchange Act" means the Securities Exchange Act of 1934, as amended, supplemented or restated from time to time, and any successor to such statute.

       "Expansion Capital Expenditures" means cash expenditures for Acquisitions or Capital Improvements. Expansion Capital Expenditures shall include interest (including periodic net payments under related interest rate swap agreements) and related fees paid during the Construction Period on Construction Debt. Where cash expenditures are made in part for Expansion Capital Expenditures and in part for other purposes, the General Partner shall determine the allocation between the amounts paid for each.

       "Final Subordinated Units" has the meaning given such term in Section 6.1(d)(x)(A).

       "First Liquidation Target Amount" has the meaning given such term in Section 6.1(c)(i)(D).

       "First Target Distribution" means $0.330625 per Unit per Quarter (or, with respect to the period commencing on the Closing Date and ending on December 31, 2014, it means the product of $0.330625 multiplied by a fraction, the numerator of which is the number of days in such period and the denominator of which is 92), subject to adjustment in accordance with Sections 5.11, 6.6 and 6.9.

       "Fully Diluted Weighted Average Basis" means, when calculating the number of Outstanding Units for any period, a basis that includes (a) the weighted average number of Outstanding Units during such period plus (b) all Partnership Interests and Derivative Partnership Interests (i) that are convertible into or exercisable or exchangeable for Units or for which Units are issuable, in each case that are senior to or pari passu with the Subordinated Units, (ii) whose conversion, exercise or exchange price, if any, is less than the Current Market Price on the date of such calculation, (iii) that may be converted into or exercised or exchanged for such Units prior to or during the Quarter immediately following the end of the period for which the calculation is being made without the satisfaction of any contingency beyond the control of the holder other than the payment of consideration and the compliance with administrative mechanics applicable to such conversion, exercise or exchange and (iv) that were not converted into or exercised or exchanged for such Units during the period for which the calculation is being made; provided, however, that for purposes of determining the number of Outstanding Units on a Fully Diluted Weighted Average Basis when calculating whether the Subordination Period has ended or Subordinated Units are entitled to convert into Common Units pursuant to Section 5.7, such Partnership Interests and Derivative Partnership Interests shall be deemed to have been Outstanding Units only for the four Quarters that comprise the last four Quarters of the measurement period; provided further, that if consideration will be paid to any Group Member in connection with such conversion, exercise or exchange, the number of Units to be included in such calculation shall be that number equal to the difference between (x) the number of Units issuable upon such conversion, exercise or exchange and (y) the number of Units that such consideration would purchase at the Current Market Price.

       "Fund A" means Landmark Dividend Growth Fund – A LLC, a Delaware limited liability company.

       "Fund D" means Landmark Dividend Growth Fund – D LLC, a Delaware limited liability company.

       "General Partner" means Landmark Infrastructure Partners GP LLC, a Delaware limited liability company, and its successors and permitted assigns that are admitted to the Partnership as general partner of the Partnership, in its capacity as general partner of the Partnership (except as the context otherwise requires).

       "General Partner Interest" means the non-economic management interest of the General Partner in the Partnership (in its capacity as a general partner and without reference to any Limited Partner Interest held by it) and includes any and all rights, powers and benefits to which the General Partner is entitled as provided in this Agreement, together with all obligations of the General Partner to comply with the terms and provisions of this Agreement. The General Partner Interest does not include any rights to profits or losses or any rights to receive distributions from operations or upon the liquidation or winding-up of the Partnership.

       "Gross Liability Value" means, with respect to any Liability of the Partnership described in Treasury Regulation Section 1.752-7(b)(3)(i), the amount of cash that a willing assignor would pay to a willing assignee to assume such Liability in an arm's-length transaction.

       "Group" means two or more Persons that, with or through any of their respective Affiliates or Associates, have any contract, arrangement, understanding or relationship for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent given to such Person in response to a proxy or consent solicitation made to 10 or more Persons), exercising investment power over or disposing of any Partnership Interests.

       "Group Member" means a member of the Partnership Group.

       "Group Member Agreement" means the partnership agreement of any Group Member, other than the Partnership, that is a limited or general partnership, the limited liability company agreement of any Group Member that is a limited liability company, the certificate of incorporation and bylaws or similar organizational documents of any Group Member that is a corporation, the joint venture agreement or similar governing document of any Group Member that is a joint venture and the governing or organizational or similar documents of any other Group Member that is a Person other than a limited or general partnership, limited liability company, corporation or joint venture, in each case, as such may be amended, supplemented or restated from time to time.

       "Hedge Contract" means any exchange, swap, forward, cap, floor, collar, option or other similar agreement or arrangement entered into for the purpose of reducing the exposure of a Group Member to fluctuations in interest rates or currency exchange rates in their operations or financing activities and not for speculative purposes.

       "Holder" means any of the following:

       (a)   the General Partner who is the Record Holder of Registrable Securities;

       (b)   any Affiliate of the General Partner who is the Record Holder of Registrable Securities (other than natural persons who are Affiliates of the General Partner by virtue of being officers, directors or employees of the General Partner or any of its Affiliates);

       (c)   any Person who has been the General Partner within the prior two years and who is the Record Holder of Registrable Securities;

       (d)   any Person who has been an Affiliate of the General Partner within the prior two years and who is the Record Holder of Registrable Securities (other than natural persons who were Affiliates of the General Partner by virtue of being officers, directors or employees of the General Partner or any of its Affiliates); and

       (e)   a transferee and current Record Holder of Registrable Securities to whom the transferor of such Registrable Securities, who was a Holder at the time of such transfer, assigns its rights and obligations under this Agreement; provided such transferee agrees in writing to be bound by the terms of this Agreement and provides its name and address to the Partnership promptly upon such transfer.

       "IDR Reset Common Units" has the meaning given such term in Section 5.11(a).

       "IDR Reset Election" has the meaning given such term in Section 5.11(a).

       "Incentive Distribution Right" means a Limited Partner Interest having the rights and obligations specified with respect to Incentive Distribution Rights in this Agreement (and no other rights otherwise available to or other obligations of a holder of a Partnership Interest).

       "Incentive Distributions" means any amount of cash distributed to the holders of the Incentive Distribution Rights pursuant to Sections 6.4(a)(v), (vi) and (vii) and 6.4(b)(iii), (iv) and (v).

       "Incremental Income Taxes" has the meaning given such term in Section 6.9.

       "Indemnified Persons" has the meaning given such term in Section 7.12(g).

       "Indemnitee" means (a) the General Partner, (b) any Departing General Partner, (c) any Person who is or was an Affiliate of the General Partner or any Departing General Partner, (d) any Person who is or was a manager, managing member, general partner, director, officer, fiduciary or trustee of (i) any Group Member, the General Partner or any Departing General Partner or (ii) any Affiliate of any Group Member, the General Partner or any Departing General Partner, (e) any Person who is or was serving at the request of the General Partner or any Departing General Partner or any Affiliate of the General Partner or any Departing General Partner as a manager, managing member, general partner, director, officer, fiduciary or trustee of another Person owing a fiduciary duty to any Group Member; provided that a Person shall not be an Indemnitee by reason of providing, on a fee-for-services basis, trustee, fiduciary or custodial services, and (f) any Person the General Partner designates as an "Indemnitee" for purposes of this Agreement because such Person's status, service or relationship exposes such Person to potential claims, demands, suits or proceedings relating to the Partnership Group's business and affairs.

       "Ineligible Holder" means a Limited Partner who is not a Citizenship Eligible Holder.

       "Initial Common Units" means the Common Units sold in the Initial Public Offering.

       "Initial Limited Partners" means Landmark (with respect to its Limited Partner Interest as the Organizational Limited Partner and the Common Units and Subordinated Units received by it pursuant to Section 5.3(a)), the General Partner (with respect to the Incentive Distribution Rights received by it pursuant to Section 5.2(a)) and the IPO Underwriters upon the issuance by the Partnership of Common Units as described in Section 5.3(b) in connection with the Initial Public Offering.

       "Initial Public Offering" means the initial offering and sale of Common Units to the public (including the offer and sale of Common Units pursuant to the Over-Allotment Option), as described in the IPO Registration Statement.

       "Initial Unit Price" means (a) with respect to the Common Units and the Subordinated Units, the initial public offering price per Common Unit at which the Common Units were first offered to the public for sale as set forth on the cover page of the IPO Prospectus or (b) with respect to any other class or series of Units, the price per Unit at which such class or series of Units is initially sold by the Partnership, as determined by the General Partner, in each case adjusted as the General Partner determines to be appropriate to give effect to any distribution, subdivision or combination of Units.

       "Interim Capital Transactions" means the following transactions if they occur prior to the Liquidation Date: (a) borrowings, refinancings or refundings of indebtedness (other than Working Capital Borrowings and other than for items purchased on open account or for a deferred purchase price in the ordinary course of business) by any Group Member and sales of debt securities of any Group Member; (b) issuances of equity interests of any Group Member (including the Common Units sold to the IPO Underwriters in the Initial Public Offering) to anyone other than the Partnership Group; (c) sales or other voluntary or involuntary dispositions of any assets of any Group Member other than (i) sales or other dispositions of inventory, accounts receivable and other assets in the ordinary course of business and (ii) sales or other dispositions of assets as part of normal retirements or replacements; and (d) capital contributions received by a Group Member.

       "IPO Prospectus" means the final prospectus relating to the Initial Public Offering dated November 13, 2014 and filed by the Partnership with the Commission pursuant to Rule 424 of the Securities Act on November 17, 2014.

       "IPO Registration Statement" means the Registration Statement on Form S-11 (File No. 333-199221), as it has been or as it may be amended or supplemented from time to time, filed by the Partnership with the Commission under the Securities Act to register the offering and sale of the Common Units in the Initial Public Offering.

       "IPO Underwriter" means each Person named as an underwriter in Schedule I to the IPO Underwriting Agreement who purchases Common Units pursuant thereto.

       "IPO Underwriting Agreement" means that certain Underwriting Agreement dated as of November 13, 2014 among the IPO Underwriters, Landmark, Fund A, Fund D, the Partnership, the General Partner and the Operating Company, providing for the purchase of Common Units by the IPO Underwriters.

       "Landmark" means Landmark Dividend LLC, a Delaware limited liability company.

       "Liability" means any liability or obligation of any nature, whether accrued, contingent or otherwise.

       "Limited Partner" means, unless the context otherwise requires, each Initial Limited Partner, each additional Person that becomes a Limited Partner pursuant to the terms of this Agreement and any Departing General Partner upon the change of its status from General Partner to Limited Partner pursuant to Section 11.3, in each case, in such Person's capacity as a limited partner of the Partnership.

       "Limited Partner Interest" means an equity interest of a Limited Partner in the Partnership, which may be evidenced by Common Units, Subordinated Units, Incentive Distribution Rights or other Partnership Interests or a combination thereof (but excluding Derivative Partnership Interests), and includes any and all benefits to which such Limited Partner is entitled as provided in this Agreement, together with all obligations of such Limited Partner pursuant to the terms and provisions of this Agreement.

       "Liquidation Date" means (a) in the case of an event giving rise to the dissolution of the Partnership of the type described in clauses (a) and (d) of the third sentence of Section 12.1, the date on which the applicable time period during which the holders of Outstanding Units have the right to elect to continue the business of the Partnership has expired without such an election being made and (b) in the case of any other event giving rise to the dissolution of the Partnership, the date on which such event occurs.

       "Liquidator" means one or more Persons selected pursuant to Section 12.3 to perform the functions described in Section 12.4 as liquidating trustee of the Partnership within the meaning of the Delaware Act.

       "lower tier partnership" has the meaning given such term in Section 6.1(d)(xii)(D).

       "Maintenance Capital Expenditure" means cash expenditures (including expenditures for the construction or development of new capital assets or the replacement, improvement or expansion of existing capital assets) by a Group Member made to maintain, over the long term, the operating capacity or operating income of the Partnership Group. For purposes of this definition, "long term" generally refers to a period of not less than twelve months.

       "Merger Agreement" has the meaning given such term in Section 14.1.

       "Minimum Quarterly Distribution" means $0.287500 per Unit per Quarter (or with respect to the period commencing on the Closing Date and ending on December 31, 2014, it means the product of $0.287500 multiplied by a fraction, the numerator of which is the number of days in such period and the denominator of which is 92), subject to adjustment in accordance with Sections 5.11, 6.6 and 6.9.

       "National Securities Exchange" means an exchange registered with the Commission under Section 6(a) of the Exchange Act (or any successor to such Section).

       "Net Agreed Value" means, (a) in the case of any Contributed Property, the Agreed Value of such property or other asset reduced by any Liabilities either assumed by the Partnership upon such contribution or to which such property or other asset is subject when contributed and (b) in the case of any property distributed to a Partner by the Partnership, the Partnership's Carrying Value of such property (as adjusted pursuant to Section 5.5(d)(ii)) at the time such property is distributed, reduced by any Liabilities either assumed by such Partner upon such distribution or to which such property is subject at the time of distribution, in either case as determined and required by the Treasury Regulations promulgated under Section 704(b) of the Code.

       "Net Income" means, for any taxable period, the excess, if any, of the Partnership's items of income and gain (other than those items taken into account in the computation of Net Termination Gain or Net Termination Loss) for such taxable period over the Partnership's items of loss and deduction (other than those items taken into account in the computation of Net Termination Gain or Net Termination Loss) for such taxable period. The items included in the calculation of Net Income shall be determined in accordance with Section 5.5(b) and shall not include any items specially allocated under Section 6.1(d); provided, however, that the determination of the items that have been specially allocated under Section 6.1(d) shall be made without regard to any reversal of such items under Section 6.1(d)(xii).

       "Net Loss" means, for any taxable period, the excess, if any, of the Partnership's items of loss and deduction (other than those items taken into account in the computation of Net Termination Gain or Net Termination Loss) for such taxable period over the Partnership's items of income and gain (other than those items taken into account in the computation of Net Termination Gain or Net Termination Loss) for such taxable period. The items included in the calculation of Net Loss shall be determined in accordance with Section 5.5(b) and shall not include any items specially allocated under Section 6.1(d); provided, however, that the determination of the items that have been specially allocated under Section 6.1(d) shall be made without regard to any reversal of such items under Section 6.1(d)(xii).

       "Net Positive Adjustments" means, with respect to any Partner, the excess, if any, of the total positive adjustments over the total negative adjustments made to the Capital Account of such Partner pursuant to Book-Up Events and Book-Down Events.

       "Net Termination Gain" means, for any taxable period, (a) the sum, if positive, of all items of income, gain, loss or deduction (determined in accordance with Section 5.5(b)) that are recognized by the Partnership (i) after the Liquidation Date or (ii) upon the sale, exchange or other disposition of all or substantially all of the assets of the Partnership Group, taken as a whole, in a single transaction or a series of related transactions (excluding any disposition to a member of the Partnership Group), or (b) the excess, if any, of the aggregate amount of Unrealized Gain over the aggregate amount of Unrealized Loss deemed recognized by the Partnership pursuant to Section 5.5(d) on the date of a Revaluation Event; provided, however, that the items included in the determination of Net Termination Gain shall not include any items of income, gain or loss specially allocated under Section 6.1(d).

       "Net Termination Loss" means, for any taxable period, (a) the sum, if negative, of all items of income, gain, loss or deduction (determined in accordance with Section 5.5(b)) that are (a) recognized by the Partnership (i) after the Liquidation Date or (ii) upon the sale, exchange or other disposition of all or substantially all of the assets of the Partnership Group, taken as a whole, in a single transaction or a series of related transactions (excluding any disposition to a member of the Partnership Group), or (b) the excess, if any, of the aggregate amount of Unrealized Loss over the aggregate amount of Unrealized Gain deemed recognized by the Partnership pursuant to Section 5.5(b); on the date of a Revaluation Event; provided, however, that the items included in the determination of Net Termination Loss shall not include any items of income, gain or loss specially allocated under Section 6.1(d).

       "Noncompensatory Option" has the meaning set forth in Treasury Regulation Section 1.721-2(f).

       "Nonrecourse Built-in Gain" means with respect to any Contributed Properties or Adjusted Properties that are subject to a mortgage or pledge securing a Nonrecourse Liability, the amount of any taxable gain that would be allocated to the Partners pursuant to Section 6.2(b) if such properties were disposed of in a taxable transaction in full satisfaction of such liabilities and for no other consideration.

       "Nonrecourse Deductions" means any and all items of loss, deduction or expenditure (including any expenditure described in Section 705(a)(2)(B) of the Code) that, in accordance with the principles of Treasury Regulation Section 1.704-2(b), are attributable to a Nonrecourse Liability.

       "Nonrecourse Liability" has the meaning set forth in Treasury Regulation Section 1.752-1(a)(2).

       "Notice" means a written request from a Holder pursuant to Section 7.12 which shall (a) specify the Registrable Securities intended to be registered, offered and sold by such Holder, (b) describe the nature or method of the proposed offer and sale of Registrable Securities, and (c) contain the undertaking of such Holder to provide all such information and materials and take all action as may be required or appropriate in order to permit the Partnership to comply with all applicable requirements and obligations in connection with the registration and disposition of such Registrable Securities pursuant to Section 7.12.

       "Notice of Election to Purchase" has the meaning given such term in Section 15.1(b).

       "Omnibus Agreement" means that certain Omnibus Agreement, dated as of                , 2014, among Landmark, Landmark Dividend Growth Fund – C LLC, a Delaware limited liability company, Landmark Dividend Growth Fund – E LLC, a Delaware limited liability company, Landmark Dividend Growth Fund – F LLC, a Delaware limited liability company, Landmark Dividend Growth Fund – G LLC, a Delaware limited liability company, Landmark Dividend Growth Fund – H LLC, a Delaware limited liability company, the Partnership, and the General Partner, as such agreement may be amended, supplemented or restated from time to time.

       "Operating Company" means Landmark Infrastructure Operating Company LLC, a Delaware limited liability company, and any successors thereto.

       "Operating Expenditures" means all Partnership Group cash expenditures (or the Partnership's proportionate share of expenditures in the case of Subsidiaries that are not wholly owned), including taxes, compensation of employees, officers and directors of the General Partner, reimbursement of expenses of the General Partner and its Affiliates, cash interest expense, Maintenance Capital Expenditures, repayment of Working Capital Borrowings and payments made in the ordinary course of business under any Hedge Contracts, subject to the following:

       (a)   repayments of Working Capital Borrowings deducted from Operating Surplus pursuant to clause (b)(iii) of the definition of "Operating Surplus" shall not constitute Operating Expenditures when actually repaid;

       (b)   payments (including prepayments and prepayment penalties) of principal of and premium on indebtedness other than Working Capital Borrowings shall not constitute Operating Expenditures;

       (c)   Operating Expenditures shall not include (i) Expansion Capital Expenditures, (ii) payment of transaction expenses (including taxes) relating to Interim Capital Transactions, (iii) distributions to Partners, (iv) repurchases of

Partnership Interests, other than repurchases of Partnership Interests by the Partnership to satisfy obligations under employee benefit plans or reimbursement of expenses of the General Partner for purchases of Partnership Interests by the General Partner to satisfy obligations under employee benefit plans, or (v) any other expenditures or payments using the proceeds of the Initial Public Offering as described under "Use of Proceeds" in the IPO Prospectus; and

       (d)   (i) amounts paid in connection with the initial purchase of a Hedge Contract shall be amortized over the life of such Hedge Contract and (ii) payments made in connection with the termination of any Hedge Contract prior to the expiration of its scheduled settlement or termination date shall be included in equal quarterly installments over the remaining scheduled life of such Hedge Contract.

       "Operating Surplus" means, with respect to any period ending prior to the Liquidation Date, on a cumulative basis and without duplication,

       (a)   the sum of (i) $10.0 million, (ii) all cash receipts of the Partnership Group (or the Partnership's proportionate share of cash receipts in the case of Subsidiaries that are not wholly owned) for the period beginning on the Closing Date and ending on the last day of such period, but excluding cash receipts from Interim Capital Transactions and the termination of Hedge Contracts (provided that cash receipts from the termination of a Hedge Contract prior to its scheduled settlement or termination date shall be included in Operating Surplus in equal quarterly installments over the remaining scheduled life of such Hedge Contract), (iii) all cash receipts of the Partnership Group (or the Partnership's proportionate share of cash receipts in the case of Subsidiaries that are not wholly owned) after the end of such period but on or before the date of determination of Operating Surplus with respect to such period resulting from Working Capital Borrowings and (iv) the amount of cash distributions from Operating Surplus paid during the Construction Period (including incremental Incentive Distributions) on Construction Equity, less

       (b)   the sum of (i) Operating Expenditures for the period beginning on the Closing Date and ending on the last day of such period, (ii) the amount of cash reserves (or the Partnership's proportionate share of cash reserves in the case of Subsidiaries that are not wholly owned) established by the General Partner to provide funds for future Operating Expenditures, and (iii) all Working Capital Borrowings not repaid within twelve months after having been incurred, or repaid within such 12-month period with the proceeds of additional Working Capital Borrowings; provided, however, that disbursements made (including contributions to a Group Member or disbursements on behalf of a Group Member) or cash reserves established, increased or reduced after the end of such period but on or before the date of determination of Available Cash with respect to such period shall be deemed to have been made, established, increased or reduced, for purposes of determining Operating Surplus, within such period if the General Partner so determines.

       Notwithstanding the foregoing, "Operating Surplus" with respect to the Quarter in which the Liquidation Date occurs and any subsequent Quarter shall equal zero.

       "Opinion of Counsel" means a written opinion of counsel (who may be regular counsel to the Partnership or the General Partner or any of its Affiliates) acceptable to the General Partner or to such other person selecting such counsel or obtaining such opinion.

       "Option Closing Date" means the date or dates on which any Common Units are sold by the Partnership to the IPO Underwriters upon exercise of the Over-Allotment Option.

       "Organizational Limited Partner" means Landmark in its capacity as the organizational limited partner of the Partnership pursuant to this Agreement.

       "Outstanding" means, with respect to Partnership Interests, all Partnership Interests that are issued by the Partnership and reflected as outstanding in the Partnership Register as of the date of determination; provided, however, that if at any time any Person or Group (other than the General Partner or its Affiliates) beneficially owns 20% or more of the Outstanding Partnership Interests of any class, all Partnership Interests owned by or for the benefit of such Person or Group shall not be entitled to be voted on any matter and shall not be considered to be Outstanding when sending notices of a meeting of Limited Partners to vote on any matter (unless otherwise required by law), calculating required votes, determining the presence of a quorum or for other similar purposes under this Agreement, except that

Partnership Interests so owned shall be considered to be Outstanding for purposes of Section 11.1(b)(iv) (such Partnership Interests shall not, however, be treated as a separate class of Partnership Interests for purposes of this Agreement or the Delaware Act); provided further, that the foregoing limitation shall not apply to (i) any Person or Group who acquired 20% or more of the Outstanding Partnership Interests of any class directly from the General Partner or its Affiliates (other than the Partnership), (ii) any Person or Group who acquired 20% or more of the Outstanding Partnership Interests of any class directly or indirectly from a Person or Group described in clause (i), provided that, upon or prior to such acquisition, the General Partner shall have notified such Person or Group in writing that such limitation shall not apply, or (iii) any Person or Group who acquired 20% or more of any Partnership Interests issued by the Partnership with the prior approval of the Board of Directors.

       "Over-Allotment Option" means the over-allotment option granted to the IPO Underwriters by the Partnership pursuant to the IPO Underwriting Agreement.

       "Partner Nonrecourse Debt" has the meaning set forth in Treasury Regulation Section 1.704-2(b)(4).

       "Partner Nonrecourse Debt Minimum Gain" has the meaning set forth in Treasury Regulation Section 1.704-2(i)(2).

       "Partner Nonrecourse Deductions" means any and all items of loss, deduction or expenditure (including any expenditure described in Section 705(a)(2)(B) of the Code) that, in accordance with the principles of Treasury Regulation Section 1.704-2(i), are attributable to a Partner Nonrecourse Debt.

       "Partners" means the General Partner and the Limited Partners.

       "Partnership" means Landmark Infrastructure Partners LP, a Delaware limited partnership.

       "Partnership Group" means, collectively, the Partnership and its Subsidiaries.

       "Partnership Interest" means any equity interest, including any class or series of equity interest, in the Partnership, which shall include any Limited Partner Interests and the General Partner Interest but shall exclude any Derivative Partnership Interests.

       "Partnership Minimum Gain" means that amount determined in accordance with the principles of Treasury Regulation Sections 1.704-2(b)(2) and 1.704-2(d).

       "Partnership Register" means a register maintained on behalf of the Partnership by the General Partner, or, if the General Partner so determines, by the Transfer Agent as part of the Transfer Agent's books and transfer records, with respect to each class of Partnership Interests in which all Record Holders and transfers of such class of Partnership Interests are registered or otherwise recorded.

       "Per Unit Capital Amount" means, as of any date of determination, the Capital Account, stated on a per Unit basis, underlying any Unit held by a Person other than the General Partner or any Affiliate of the General Partner who holds Units.

       "Percentage Interest" means, as of any date of determination, (a) as to any Unitholder with respect to Units, the product obtained by multiplying (i) 100% less the percentage applicable to clause (b) below by (ii) the quotient obtained by dividing (A) the number of Units held by such Unitholder by (B) the total number of Outstanding Units and (b) as to the holders of other Partnership Interests issued by the Partnership in accordance with Section 5.6, the percentage established as a part of such issuance. The Percentage Interest with respect to an Incentive Distribution Right and the General Partner Interest shall, in each case, at all times be zero.

       "Person" means an individual or a corporation, firm, limited liability company, partnership, joint venture, trust, unincorporated organization, estate, association, government agency or political subdivision thereof or other entity.

       "Plan of Conversion" has the meaning given such term in Section 14.1.

       "Pro Rata" means (a) when used with respect to Units or any class thereof, apportioned among all designated Units in accordance with their relative Percentage Interests, (b) when used with respect to Partners or Record Holders, apportioned among all Partners or Record Holders in accordance with their relative Percentage Interests, (c) when used with respect to holders of Incentive Distribution Rights, apportioned among all holders of Incentive Distribution Rights in accordance with the relative number or percentage of Incentive Distribution Rights held by each such holder, and (d) when used with respect to Holders who have requested to include Registrable Securities in a Registration Statement pursuant to Section 7.12(a) or 7.12(b), apportioned among all such Holders in accordance with the relative number of Registrable Securities held by each such holder and included in the Notice relating to such request.

       "Purchase Date" means the date determined by the General Partner as the date for purchase of all Outstanding Limited Partner Interests of a certain class (other than Limited Partner Interests owned by the General Partner and its Affiliates) pursuant to Article XV.

       "Quarter" means, unless the context requires otherwise, a fiscal quarter of the Partnership, or, with respect to the fiscal quarter of the Partnership which includes the Closing Date, the portion of such fiscal quarter after the Closing Date.

       "Recapture Income" means any gain recognized by the Partnership (computed without regard to any adjustment required by Section 734 or Section 743 of the Code) upon the disposition of any property or asset of the Partnership, which gain is characterized as ordinary income because it represents the recapture of deductions previously taken with respect to such property or asset.

       "Record Date" means the date established by the General Partner or otherwise in accordance with this Agreement for determining (a) the identity of the Record Holders entitled to receive notice of, or entitled to exercise rights in respect of, any lawful action of Limited Partners (including voting) or (b) the identity of Record Holders entitled to receive any report or distribution or to participate in any offer.

       "Record Holder" means (a) with respect to any class of Partnership Interests for which a Transfer Agent has been appointed, the Person in whose name a Partnership Interest of such class is registered on the books of the Transfer Agent as of the Partnership's close of business on a particular Business Day or (b) with respect to other classes of Partnership Interests, the Person in whose name any such other Partnership Interest is registered in the Partnership Register as of the Partnership's close of business on a particular Business Day.

       "Redeemable Interests" means any Partnership Interests for which a redemption notice has been given, and has not been withdrawn, pursuant to Section 4.10.

       "Registrable Security" means any Partnership Interest other than the General Partner Interest; provided, however, that any Registrable Security shall cease to be a Registrable Security: (a) at the time a Registration Statement covering such Registrable Security is declared effective by the Commission or otherwise becomes effective under the Securities Act, and such Registrable Security has been sold or disposed of pursuant to such Registration Statement; (b) at the time such Registrable Security may be disposed of pursuant to Rule 144 (or any successor or similar rule or regulation under the Securities Act); (c) when such Registrable Security is held by a Group Member; and (d) at the time such Registrable Security has been sold in a private transaction in which the transferor's rights under Section 7.12 of this Agreement have not been assigned to the transferee of such securities.

       "Registration Statement" has the meaning given such term in Section 7.12(a) of this Agreement.

       "Remaining Net Positive Adjustments" means, as of the end of any taxable period, (a) with respect to the Unitholders holding Common Units or Subordinated Units, the excess of (i) the Net Positive Adjustments of the Unitholders holding Common Units or Subordinated Units as of the end of such period over (ii) the sum of those Partners' Share of Additional Book Basis Derivative Items for each prior taxable period and (b) with respect to the holders of Incentive Distribution Rights, the excess of (i) the Net Positive Adjustments of the holders of Incentive Distribution Rights as of the end of such period over (ii) the sum of the Share of Additional Book Basis Derivative Items of the holders of the Incentive Distribution Rights for each prior taxable period.

       "Required Allocations" means any allocation of an item of income, gain, loss or deduction pursuant to Section 6.1(d)(i), Section 6.1(d)(ii), Section 6.1(d)(iv), Section 6.1(d)(v), Section 6.1(d)(vi) , Section 6.1(d)(vii) or Section 6.1(d)(ix).

       "Reset MQD" has the meaning given such term in Section 5.11(e).

       "Reset Notice" has the meaning given such term in Section 5.11(b).

       "Retained Converted Subordinated Unit" has the meaning given such term in Section 5.5(c)(ii).

       "Revaluation Event" means an event that results in adjustment of the Carrying Value of each Partnership property pursuant to Section 5.5(d).

       "Second Liquidation Target Amount" has the meaning given such term in Section 6.1(c)(i)(E).

       "Second Target Distribution" means $0.359375 per Unit per Quarter (or, with respect to the period commencing on the Closing Date and ending on December 31, 2014, it means the product of $0.359375 multiplied by a fraction, the numerator of which is equal to the number of days in such period and the denominator of which is 92), subject to adjustment in accordance with Section 5.11, Section 6.6 and Section 6.9.

       "Securities Act" means the Securities Act of 1933, as amended, supplemented or restated from time to time, and any successor to such statute.

       "Selling Holder" means a Holder who is selling Registrable Securities pursuant to the procedures in Section 7.12 of this Agreement.

       "Share of Additional Book Basis Derivative Items" means in connection with any allocation of Additional Book Basis Derivative Items for any taxable period, (a) with respect to the Unitholders holding Common Units or Subordinated Units, the amount that bears the same ratio to such Additional Book Basis Derivative Items as the Unitholders' Remaining Net Positive Adjustments as of the end of such taxable period bear to the Aggregate Remaining Net Positive Adjustments as of that time, and (b) with respect to the Partners holding Incentive Distribution Rights, the amount that bears the same ratio to such Additional Book Basis Derivative Items as the Remaining Net Positive Adjustments of the Partners holding the Incentive Distribution Rights as of the end of such taxable period bear to the Aggregate Remaining Net Positive Adjustments as of that time.

       "Special Approval" means approval by a majority of the members of the Conflicts Committee acting in good faith.

       "Subordinated Unit" means a Limited Partner Interest having the rights and obligations specified with respect to Subordinated Units in this Agreement. The term "Subordinated Unit" does not include a Common Unit. A Subordinated Unit that is convertible into a Common Unit shall not constitute a Common Unit until such conversion occurs.

       "Subordination Period" means the period commencing on the Closing Date and expiring on the first to occur of the following dates:

       (a)   the first Business Day following the distribution of Available Cash to Partners pursuant to Section 6.3(a) in respect of any Quarter, beginning with the Quarter ending December 31, 2017, in respect of which (i) (A) distributions of Available Cash from Operating Surplus on each of the Outstanding Common Units, Subordinated Units and any other Outstanding Units that are senior or equal in right of distribution to the Subordinated Units, in each case with respect to each of the three consecutive, non-overlapping four-Quarter periods immediately preceding such date equaled or exceeded the sum of the Minimum Quarterly Distribution on all Outstanding Common Units, Subordinated Units and any other Outstanding Units that are senior or equal in right of distribution to the Subordinated Units, in each case in respect of such periods and (B) the Adjusted Operating Surplus for each of the three consecutive, non-overlapping four-Quarter periods immediately preceding such date equaled or exceeded the sum of the Minimum Quarterly Distribution on all of the Common Units, Subordinated Units and any other Units that are senior or equal in right of distribution to the Subordinated Units, in each case that were Outstanding during such periods on a Fully Diluted Weighted Average Basis, and (ii) there are no Cumulative Common Unit Arrearages;

       (b)   the first Business Day following the distribution of Available Cash to Partners pursuant to Section 6.3(a) in respect of any Quarter beginning with the Quarter ending December 31, 2015 in respect of which (i) (A) distributions of

Available Cash from Operating Surplus on each of the Outstanding Common Units, Subordinated Units and any other Outstanding Units that are senior or equal in right of distribution to the Subordinated Units, in each case with respect to the four-Quarter period immediately preceding such date equaled or exceeded 150% of the Minimum Quarterly Distribution on all of the Outstanding Common Units, Subordinated Units and any other Outstanding Units that are senior or equal in right of distribution to the Subordinated Units, in each case in respect of such period, and (B) the Adjusted Operating Surplus for the four-Quarter period immediately preceding such date equaled or exceeded 150% of the sum of the Minimum Quarterly Distribution on all of the Common Units, Subordinated Units and any other Units that are senior or equal in right of distribution to the Subordinated Units, in each case that were Outstanding during such period on a Fully Diluted Weighted Average Basis, plus the corresponding Incentive Distributions and (ii) there are no Cumulative Common Unit Arrearages; and

       (c)   the date on which the General Partner is removed in a manner described in Section 11.4.

       "Subsidiary" means, with respect to any Person, (a) a corporation of which more than 50% of the voting power of shares entitled (without regard to the occurrence of any contingency) to vote in the election of directors or other governing body of such corporation is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person or a combination thereof, (b) a partnership (whether general or limited) in which such Person or a Subsidiary of such Person is, at the date of determination, a general or limited partner of such partnership, but only if more than 50% of the partnership interests of such partnership (considering all of the partnership interests of the partnership as a single class) is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person, or a combination thereof; or (c) any other Person (other than a corporation or a partnership) in which such Person, one or more Subsidiaries of such Person, or a combination thereof, directly or indirectly, at the date of determination, has (i) at least a majority ownership interest or (ii) the power to elect or direct the election of a majority of the directors or other governing body of such Person.

       "Surviving Business Entity" has the meaning given such term in Section 14.2(b).

       "Target Distributions" means, collectively, the First Target Distribution, Second Target Distribution and Third Target Distribution.

       "Third Target Distribution" means $0.431250 per Unit per Quarter (or, with respect to the period commencing on the Closing Date and ending on December 31, 2014, it means the product of $0.431250 multiplied by a fraction, the numerator of which is equal to the number of days in such period and the denominator of which is 92), subject to adjustment in accordance with Sections 5.11, 6.6 and 6.9.

       "Trading Day" means a day on which the principal National Securities Exchange on which the referenced Partnership Interests of any class are listed or admitted for trading is open for the transaction of business or, if such Partnership Interests are not listed or admitted for trading on any National Securities Exchange, a day on which banking institutions in New York City are not legally required to be closed.

       "Transaction Documents" has the meaning given such term in Section 7.1(b).

       "transfer" has the meaning given such term in Section 4.4(a).

       "Transfer Agent" means such bank, trust company or other Person (including the General Partner or one of its Affiliates) as may be appointed from time to time by the General Partner to act as registrar and transfer agent for any class of Partnership Interests in accordance with the Exchange Act and the rules of the National Securities Exchange on which such Partnership Interests are listed (if any); provided, however, that, if no such Person is appointed as registrar and transfer agent for any class of Partnership Interests, the General Partner shall act as registrar and transfer agent for such class of Partnership Interests.

       "Treasury Regulation" means the United States Treasury regulations promulgated under the Code.

       "Underwritten Offering" means (a) an offering pursuant to a Registration Statement in which Partnership Interests are sold to an underwriter on a firm commitment basis for reoffering to the public (other than the Initial Public Offering), (b) an offering of Partnership Interests pursuant to a Registration Statement that is a "bought deal" with one or more investment banks, and (c) an "at-the-market" offering pursuant to a Registration Statement in which Partnership Interests are sold to the public through one or more investment banks or managers on a best efforts basis.

       "Unit" means a Partnership Interest that is designated by the General Partner as a "Unit" and shall include Common Units and Subordinated Units but shall not include the (i) General Partner Interest or (ii) Incentive Distribution Rights.

       "Unit Majority" means (i) during the Subordination Period, at least a majority of the Outstanding Common Units (excluding Common Units owned by the General Partner and its Affiliates), voting as a class, and at least a majority of the Outstanding Subordinated Units, voting as a class, and (ii) after the end of the Subordination Period, at least a majority of the Outstanding Common Units.

       "Unitholders" means the Record Holders of Units.

       "Unpaid MQD" has the meaning given such term in Section 6.1(c)(i)(B).

       "Unrealized Gain" attributable to any item of Partnership property means, as of any date of determination, the excess, if any, of (a) the fair market value of such property as of such date (as determined under Section 5.5(d)) over (b) the Carrying Value of such property as of such date (prior to any adjustment to be made pursuant to Section 5.5(d) as of such date).

       "Unrealized Loss" attributable to any item of Partnership property means, as of any date of determination, the excess, if any, of (a) the Carrying Value of such property as of such date (prior to any adjustment to be made pursuant to Section 5.5(d) as of such date) over (b) the fair market value of such property as of such date (as determined under Section 5.5(d)).

       "Unrecovered Initial Unit Price" means at any time, with respect to a Unit, the Initial Unit Price less the sum of all distributions constituting Capital Surplus theretofore made in respect of an Initial Common Unit and any distributions of cash (or the Net Agreed Value of any distributions in kind) in connection with the dissolution and liquidation of the Partnership theretofore made in respect of an Initial Common Unit, adjusted as the General Partner determines to be appropriate to give effect to any distribution, subdivision or combination of such Units.

       "Unrestricted Person" means (a) each Indemnitee, (b) each Partner, (c) each Person who is or was a member, partner, director, officer, employee or agent of any Group Member, a General Partner or any Departing General Partner or any Affiliate of any Group Member, a General Partner or any Departing General Partner and (d) any Person the General Partner designates as an "Unrestricted Person" for purposes of this Agreement from time to time.

       "U.S. GAAP" means United States generally accepted accounting principles, as in effect from time to time, consistently applied.

       "Withdrawal Opinion of Counsel" has the meaning given such term in Section 11.1(b).

       "Working Capital Borrowings" means borrowings incurred pursuant to a credit facility, commercial paper facility or similar financing arrangement that are used solely for working capital purposes or to pay distributions to the Partners; provided that when such borrowings are incurred it is the intent of the borrower to repay such borrowings within 12 months from the date of such borrowings other than from additional Working Capital Borrowings.

       Section 1.2    Construction.     Unless the context requires otherwise: (a) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (b) references to Articles and Sections refer to Articles and Sections of this Agreement; (c) the terms "include," "includes," "including" or words of like import shall be deemed to be followed by the words "without limitation"; and (d) the terms "hereof," "herein" or "hereunder" refer to this Agreement as a whole and not to any particular provision of this Agreement. The table of contents and headings contained in this Agreement are for reference purposes only, and shall not affect in any way the meaning or interpretation of this Agreement. The General Partner has the power to construe and interpret this Agreement and to act upon any such construction or interpretation. To the fullest extent permitted by law, any construction or interpretation of this Agreement by the General Partner and any action taken pursuant thereto and any determination made by the General Partner in good faith shall, in each case, be conclusive and binding on all Record Holders, each other Person or Group who acquires an interest in a Partnership Interest and all other Persons for all purposes.

 ARTICLE II
ORGANIZATION

       Section 2.1    Formation.     The General Partner and the Organizational Limited Partner have previously formed the Partnership as a limited partnership pursuant to the provisions of the Delaware Act and hereby amend and restate the original Agreement of Limited Partnership of Landmark Infrastructure Partners LP in its entirety. This amendment and restatement shall become effective on the date of this Agreement. Except as expressly provided to the contrary in this Agreement, the rights, duties, liabilities and obligations of the Partners and the administration, dissolution and termination of the Partnership shall be governed by the Delaware Act. All Partnership Interests shall constitute personal property of the owner thereof for all purposes.

       Section 2.2    Name.     The name of the Partnership shall be "Landmark Infrastructure Partners LP." Subject to applicable law, the Partnership's business may be conducted under any other name or names as determined by the General Partner, including the name of the General Partner. The words "Limited Partnership," the letters "LP," "L.P." or "Ltd.," or similar words or letters shall be included in the Partnership's name where necessary for the purpose of complying with the laws of any jurisdiction that so requires. The General Partner may change the name of the Partnership at any time and from time to time and shall notify the Limited Partners of such change in the next regular communication to the Limited Partners following such change.

       Section 2.3    Registered Office; Registered Agent; Principal Office; Other Offices.     Unless and until changed by the General Partner, the registered office of the Partnership in the State of Delaware shall be located at 160 Greentree Drive, #101, Dover, Delaware 19904, and the registered agent for service of process on the Partnership in the State of Delaware at such registered office shall be National Registered Agents, Inc. The principal office of the Partnership shall be located at 2141 Rosecrans Avenue, Suite 2100, El Segundo, California 90245, or such other place as the General Partner may from time to time designate by notice to the Limited Partners. The Partnership may maintain offices at such other place or places within or outside the State of Delaware as the General Partner determines to be necessary or appropriate. The address of the General Partner shall be 2141 Rosecrans Avenue, Suite 2100, El Segundo, California 90245, or such other place as the General Partner may from time to time designate by notice to the Limited Partners.

       Section 2.4    Purpose and Business.     The purpose and nature of the business to be conducted by the Partnership shall be to (a) engage directly in, or enter into or form, hold and dispose of any corporation, partnership, joint venture, limited liability company or other arrangement to engage indirectly in, any business activity that is approved by the General Partner and that lawfully may be conducted by a limited partnership organized pursuant to the Delaware Act and, in connection therewith, to exercise all of the rights and powers conferred upon the Partnership pursuant to the agreements relating to such business activity, and (b) do anything necessary or appropriate to the foregoing, including the making of capital contributions or loans to a Group Member; provided, however, that the General Partner shall not cause the Partnership to engage, directly or indirectly, in any business activity that the General Partner determines would be reasonably likely to cause the Partnership to be treated as an association taxable as a corporation or otherwise taxable as an entity for federal income tax purposes. To the fullest extent permitted by law, the General Partner shall have no duty or obligation to propose or approve the conduct by the Partnership of any business and may decline to do so free of any fiduciary duty or obligation whatsoever to the Partnership or any Limited Partner and, in declining to so propose or approve, shall not be required to act in good faith or pursuant to any other standard imposed by this Agreement, any Group Member Agreement, any other agreement contemplated hereby or under the Delaware Act or any other law, rule or regulation or at equity and the General Partner in determining whether to propose or approve the conduct by the Partnership of any business shall be permitted to do so in its sole and absolute discretion.

       Section 2.5    Powers.     The Partnership shall be empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described in Section 2.4 and for the protection and benefit of the Partnership.

       Section 2.6    Term.     The term of the Partnership commenced upon the filing of the Certificate of Limited Partnership in accordance with the Delaware Act and shall continue in existence until the dissolution of the Partnership in accordance with the provisions of Article XII. The existence of the Partnership as a separate legal entity shall continue until the cancellation of the Certificate of Limited Partnership as provided in the Delaware Act.

       Section 2.7    Title to Partnership Assets.     Title to Partnership assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership (or a Subsidiary) as an entity, and no Partner, individually or collectively, shall have any ownership interest in such Partnership assets or any portion thereof. Title to any or all of the Partnership assets may be held in the name of the Partnership, the General Partner, one or more of its Affiliates or one or more nominees of the General Partner or its Affiliates, as the General Partner may determine. The General Partner hereby declares and warrants that any Partnership assets for which record title is held in the name of the General Partner or one or more of its Affiliates or one or more nominees of the General Partner or its Affiliates shall be held by the General Partner or such Affiliate or nominee for the use and benefit of the Partnership in accordance with the provisions of this Agreement; provided, however, that the General Partner shall use reasonable efforts to cause record title to such assets (other than those assets in respect of which the General Partner determines that the expense and difficulty of conveyancing makes transfer of record title to the Partnership impracticable) to be vested in the Partnership or one or more of the Partnership's designated Affiliates as soon as reasonably practicable; provided further, that, prior to the withdrawal or removal of the General Partner or as soon thereafter as practicable, the General Partner shall use reasonable efforts to effect the transfer of record title to the Partnership and, prior to any such transfer, will provide for the use of such assets in a manner satisfactory to any successor General Partner. All Partnership assets shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which record title to such Partnership assets is held.

ARTICLE III
RIGHTS OF LIMITED PARTNERS

       Section 3.1    Limitation of Liability.     The Limited Partners shall have no liability under this Agreement except as expressly provided in this Agreement or the Delaware Act.

       Section 3.2    Management of Business.     No Limited Partner, in its capacity as such, shall participate in the operation, management or control (within the meaning of the Delaware Act) of the Partnership's business, transact any business in the Partnership's name or have the power to sign documents for or otherwise bind the Partnership. No action taken by any Affiliate of the General Partner or any officer, director, employee, manager, member, general partner, agent or trustee of the General Partner or any of its Affiliates, or any officer, director, employee, manager, member, general partner, agent or trustee of a Group Member, in its capacity as such, shall be deemed to be participating in the control of the business of the Partnership by a limited partner of the Partnership (within the meaning of Section 17-303(a) of the Delaware Act) nor shall any such action affect, impair or eliminate the limitations on the liability of the Limited Partners under this Agreement.

       Section 3.3    Rights of Limited Partners.

       (a)   Each Limited Partner shall have the right, for a purpose reasonably related to such Limited Partner's interest as a Limited Partner in the Partnership, upon reasonable written demand stating the purpose of such demand, and at such Limited Partner's own expense, to obtain:

         (i)  from the General Partner either (A) the Partnership's most recent filings with the Commission on Form 10-K and any subsequent filings on Form 10-Q and 8-K or (B) if the Partnership is no longer subject to the reporting requirements of the Exchange Act, the information specified in, and meeting the requirements of, Rule 144A(d)(4) under the Securities Act (or any successor rule or regulation under the Securities Act) (provided that the foregoing materials shall be deemed to be available to a Limited Partner in satisfaction of the requirements of this Section 3.3(a)(i) if posted on or accessible through the Partnership's or the Commission's website);

         (ii)  a current list of the name and last known business, residence or mailing address of each Partner; and

        (iii)  a copy of this Agreement and the Certificate of Limited Partnership and all amendments thereto.

       (b)   To the fullest extent permitted by law, the rights to information granted the Limited Partners pursuant to Section 3.3(a) replace in their entirety any rights to information provided for in Section 17-305(a) of the Delaware Act and each of the Partners and each other Person or Group who acquires an interest in the Partnership hereby agrees to the fullest extent permitted by law that they do not have any rights as Partners or interest holders to receive any information either pursuant to Sections 17-305(a) of the Delaware Act or otherwise except for the information identified in Section 3.3(a).

       (c)   The General Partner may keep confidential from the Limited Partners, for such period of time as the General Partner deems reasonable, (i) any information that the General Partner reasonably believes to be in the nature of trade secrets or (ii) other information the disclosure of which the General Partner in good faith believes (A) is not in the best interests of the Partnership Group, (B) could damage the Partnership Group or its business or (C) that any Group Member is required by law or regulation, or by agreement with any third party, to keep confidential (other than agreements with Affiliates of the Partnership the primary purpose of which is to circumvent the obligations set forth in this Section 3.3).

       (d)   Notwithstanding any other provision of this Agreement or Section 17-305 of the Delaware Act, each of the Record Holders, each other Person or Group who acquires an interest in a Partnership Interest and each other Person bound by this Agreement hereby agrees to the fullest extent permitted by law that they do not have rights to receive information from the Partnership or any Indemnitee for the purpose of determining whether to pursue litigation or assist in pending litigation against the Partnership or any Indemnitee relating to the affairs of the Partnership except pursuant to the applicable rules of discovery relating to litigation commenced by such Person or Group.

ARTICLE IV
CERTIFICATES; RECORD HOLDERS; TRANSFER OF PARTNERSHIP
INTERESTS; REDEMPTION OF PARTNERSHIP INTERESTS

       Section 4.1    Certificates.     Record Holders of Partnership Interests and, where appropriate, Derivative Partnership Interests, shall be recorded in the Partnership Register and ownership of such interests shall be evidenced by a physical certificate or book entry notation in the Partnership Register. Notwithstanding anything to the contrary in this Agreement, unless the General Partner shall determine otherwise in respect of some or all of any or all classes of Partnership Interests or Derivative Partnership Interests, Partnership Interests and Derivative Partnership Interests shall not be evidenced by physical certificates. Certificates, if any, shall be executed on behalf of the Partnership by the Chief Executive Officer, President, Chief Financial Officer or any Senior Vice President or Vice President and the Secretary, any Assistant Secretary, or other authorized officer of the General Partner, and shall bear the legend set forth in Section 4.8(f). The signatures of such officers upon a Certificate may, to the extent permitted by law, be facsimiles. In case any officer who has signed or whose signature has been placed upon such Certificate shall have ceased to be such officer before such Certificate is issued, it may be issued by the Partnership with the same effect as if he or she were such officer at the date of its issuance. If a Transfer Agent has been appointed for a class of Partnership Interests or Derivative Partnership Interests, no Certificate for such class of Partnership Interests or Derivative Partnership Interests shall be valid for any purpose until it has been countersigned by the Transfer Agent; provided, however, that, if the General Partner elects to cause the Partnership to issue Partnership Interests or Derivative Partnership Interetsts of such class in global form, the Certificate shall be valid upon receipt of a certificate from the Transfer Agent certifying that the Partnership Interests or Derivative Partnership Interests, as the case may be, have been duly registered in accordance with the directions of the Partnership. Subject to the requirements of Section 6.7(b) and Section 6.7(c), if Common Units are evidenced by Certificates, on or after the date on which Subordinated Units are converted into Common Units pursuant to the terms of Section 5.7, the Record Holders of such Subordinated Units (a) if the Subordinated Units are evidenced by Certificates, may exchange such Certificates for Certificates evidencing the Common Units into which such Record Holder's Subordinated Units converted, or (b) if the Subordinated Units are not evidenced by Certificates, shall be issued Certificates evidencing the Common Units into which such Record Holders'

Subordinated Units converted. With respect to any Partnership Interests or Derivative Partnership Interests that are represented by physical certificates, the General Partner may determine that such Partnership Interests or Derivative Partnership Interests, as the case may be, will no longer be represented by physical certificates and may, upon written notice to the holders of such Partnership Interests and subject to applicable law, take whatever actions it deems necessary or appropriate to cause such Partnership Interests to be registered in book entry or global form and may cause such physical certificates to be cancelled or deemed cancelled.

       Section 4.2    Mutilated, Destroyed, Lost or Stolen Certificates.

       (a)   If any mutilated Certificate is surrendered to the Transfer Agent, the appropriate officers of the General Partner on behalf of the Partnership shall execute, and the Transfer Agent shall countersign and deliver in exchange therefor, a new Certificate evidencing the same number and type of Partnership Interests or Derivative Partnership Interests as the Certificate so surrendered.

       (b)   The appropriate officers of the General Partner on behalf of the Partnership shall execute and deliver, and the Transfer Agent shall countersign, a new Certificate in place of any Certificate previously issued, if the Record Holder of the Certificate:

         (i)  makes proof by affidavit, in form and substance satisfactory to the General Partner, that a previously issued Certificate has been lost, destroyed or stolen;

         (ii)  requests the issuance of a new Certificate before the General Partner has notice that the Certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim;

        (iii)  if requested by the General Partner, delivers to the General Partner a bond, in form and substance satisfactory to the General Partner, with surety or sureties and with fixed or open penalty as the General Partner may direct to indemnify the Partnership, the Partners, the General Partner and the Transfer Agent against any claim that may be made on account of the alleged loss, destruction or theft of the Certificate; and

        (iv)  satisfies any other reasonable requirements imposed by the General Partner or the Transfer Agent.

If a Limited Partner fails to notify the General Partner within a reasonable period of time after such Limited Partner has notice of the loss, destruction or theft of a Certificate, and a transfer of the Limited Partner Interests represented by the Certificate is registered before the Partnership, the General Partner or the Transfer Agent receives such notification, to the fullest extent permitted by law, the Limited Partner shall be precluded from making any claim against the Partnership, the General Partner or the Transfer Agent for such transfer or for a new Certificate.

       (c)   As a condition to the issuance of any new Certificate under this Section 4.2, the General Partner may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Transfer Agent) reasonably connected therewith.

       Section 4.3    Record Holders.     The names and addresses of Unitholders as they appear in the Partnership Register shall be the official list of Record Holders of the Partnership Interests for all purposes. The Partnership and the General Partner shall be entitled to recognize the Record Holder as the Partner with respect to any Partnership Interest and, accordingly, shall not be bound to recognize any equitable or other claim to, or interest in, such Partnership Interest on the part of any other Person or Group, regardless of whether the Partnership or the General Partner shall have actual or other notice thereof, except as otherwise provided by law or any applicable rule, regulation, guideline or requirement of any National Securities Exchange on which such Partnership Interests are listed or admitted to trading. Without limiting the foregoing, when a Person (such as a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing) is acting as nominee, agent or in some other representative capacity for another Person or Group in acquiring and/or holding Partnership Interests, as between the Partnership on the one hand, and such other Person on the other, such representative Person shall be the Limited Partner with respect to such Partnership Interest upon becoming the Record Holder in accordance with Section 10.1(b) and have the rights and obligations of a Partner hereunder as, and to the extent provided herein, including Section 10.1(c).

       Section 4.4    Transfer Generally.

       (a)   The term "transfer," when used in this Agreement with respect to a Partnership Interest, shall be deemed to refer to a transaction (i) by which the General Partner assigns all or any part of its General Partner Interest to another Person and includes a sale, assignment, gift, pledge, encumbrance, hypothecation, mortgage, exchange or any other disposition by law or otherwise or (ii) by which the holder of a Limited Partner Interest assigns all or a part of such Limited Partner Interest to another Person who is or becomes a Limited Partner as a result thereof, and includes a sale, assignment, gift, exchange or any other disposition by law or otherwise, excluding a pledge, encumbrance, hypothecation or mortgage but including any transfer upon foreclosure of any pledge, encumbrance, hypothecation or mortgage.

       (b)   No Partnership Interest shall be transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article IV. Any transfer or purported transfer of a Partnership Interest not made in accordance with this Article IV shall be null and void, and the Partnership shall have no obligation to effect any such transfer or purported transfer.

       (c)   Nothing contained in this Agreement shall be construed to prevent or limit a disposition by any stockholder, member, partner or other owner of the General Partner or any Limited Partner of any or all of such Person's shares of stock, membership interests, partnership interests or other ownership interests in the General Partner or such Limited Partner and the term "transfer" shall not include any such disposition.

       Section 4.5    Registration and Transfer of Limited Partner Interests.

       (a)   The General Partner shall maintain, or cause to be maintained by the Transfer Agent in whole or in part, the Partnership Register on behalf of the Partnership.

       (b)   The General Partner shall not recognize any transfer of Limited Partner Interests evidenced by Certificates until the Certificates evidencing such Limited Partner Interests are duly endorsed and surrendered for registration of transfer. No charge shall be imposed by the General Partner for such transfer; provided, however, that as a condition to the issuance of any new Certificate under this Section 4.5, the General Partner may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed with respect thereto. Upon surrender of a Certificate for registration of transfer of any Limited Partner Interests evidenced by a Certificate, and subject to the provisions of this Section 4.5(b), the appropriate officers of the General Partner on behalf of the Partnership shall execute and deliver, and in the case of Certificates evidencing Limited Partner Interests for which a Transfer Agent has been appointed, the Transfer Agent shall countersign and deliver, in the name of the holder or the designated transferee or transferees, as required pursuant to the holder's instructions, one or more new Certificates evidencing the same aggregate number and type of Limited Partner Interests as was evidenced by the Certificate so surrendered. Upon the proper surrender of a Certificate, such transfer shall be recorded in the Partnership Register.

       (c)   Upon the receipt by the General Partner of proper transfer instructions from the Record Holder of uncertificated Partnership Interests, such transfer shall be recorded in the Partnership Register.

       (d)   Except as provided in Section 4.9, by acceptance of any Limited Partner Interests pursuant to a transfer in accordance with this Article IV, each transferee of a Limited Partner Interest (including any nominee, or agent or representative acquiring such Limited Partner Interests for the account of another Person or Group) (i) shall be admitted to the Partnership as a Limited Partner with respect to the Limited Partner Interests so transferred to such Person when any such transfer or admission is reflected in the Partnership Register and such Person becomes the Record Holder of the Limited Partner Interests so transferred, (ii) shall become bound, and shall be deemed to have agreed to be bound, by the terms of this Agreement, (iii) shall be deemed to represent that the transferee has the capacity, power and authority to enter into this Agreement, (iv) shall be deemed to make the consents, acknowledgements and waivers contained in this Agreement, all with or without execution of this Agreement by such Person and (v) shall be deemed to certify that the transferee is not an Ineligible Holder. The transfer of any Limited Partner Interests and the admission of any new Limited Partner shall not constitute an amendment to this Agreement.

       (e)   Subject to (i) the foregoing provisions of this Section 4.5, (ii) Section 4.3, (iii) Section 4.8, (iv) Section 4.9, (v) with respect to any class or series of Limited Partner Interests, the provisions of any statement of designations or an amendment to this Agreement establishing such class or series, (vi) any contractual provisions binding on any Limited Partner and (vii) provisions of applicable law including the Securities Act, Limited Partner Interests shall be freely transferable.

       (f)    The General Partner and its Affiliates shall have the right at any time to transfer their Subordinated Units and Common Units (whether issued upon conversion of the Subordinated Units or otherwise) to one or more Persons.

       Section 4.6    Transfer of the General Partner's General Partner Interest.

       (a)   Subject to Section 4.6(c) below, prior to December 31, 2024, the General Partner shall not transfer all or any part of its General Partner Interest to a Person unless such transfer (i) has been approved by the prior written consent or vote of the holders of at least a majority of the Outstanding Common Units (excluding Common Units owned by the General Partner and its Affiliates) or (ii) is of all, but not less than all, of its General Partner Interest to (A) an Affiliate of the General Partner (other than an individual) or (B) another Person (other than an individual) in connection with the merger or consolidation of the General Partner with or into such other Person or the transfer by the General Partner of all or substantially all of its assets to such other Person.

       (b)   Subject to Section 4.6(c) below, on or after December 31, 2024, the General Partner may transfer all or any part of its General Partner Interest without the approval of any Limited Partner or any other Person.

       (c)   Notwithstanding anything herein to the contrary, no transfer by the General Partner of all or any part of its General Partner Interest to another Person shall be permitted unless (i) the transferee agrees to assume the rights and duties of the General Partner under this Agreement and to be bound by the provisions of this Agreement, (ii) the Partnership receives an Opinion of Counsel that such transfer would not result in the loss of limited liability of any Limited Partner under the Delaware Act or cause the Partnership to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes (to the extent not already so treated or taxed) and (iii) such transferee also agrees to purchase all (or the appropriate portion thereof, if applicable) of the partnership or membership interest owned by the General Partner as the general partner or managing member, if any, of each other Group Member. In the case of a transfer pursuant to and in compliance with this Section 4.6, the transferee or successor (as the case may be) shall, subject to compliance with the terms of Section 10.2, be admitted to the Partnership as the General Partner effective immediately prior to the transfer of the General Partner Interest, and the business of the Partnership shall continue without dissolution.

       Section 4.7    Transfer of Incentive Distribution Rights.     The General Partner or any other holder of Incentive Distribution Rights may transfer any or all of its Incentive Distribution Rights without the approval of any Limited Partner or any other Person.

       Section 4.8    Restrictions on Transfers.

       (a)   Except as provided in Section 4.8(e), notwithstanding the other provisions of this Article IV, no transfer of any Partnership Interests shall be made if such transfer would (i) violate the then applicable federal or state securities laws or rules and regulations of the Commission, any state securities commission or any other governmental authority with jurisdiction over such transfer, (ii) terminate the existence or qualification of the Partnership under the laws of the jurisdiction of its formation, or (iii) cause the Partnership to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes (to the extent not already so treated or taxed). The Partnership may issue stop transfer instructions to any Transfer Agent in order to implement any restriction on transfer contemplated by this Agreement.

       (b)   The General Partner may impose restrictions on the transfer of Partnership Interests if it receives an Opinion of Counsel that such restrictions are necessary to (i) avoid a significant risk of the Partnership becoming taxable as a corporation or otherwise becoming taxable as an entity for federal income tax purposes (to the extent not already so treated or taxed) or (ii) preserve the uniformity of the Limited Partner Interests (or any class or classes thereof). The General Partner may impose such restrictions by amending this Agreement; provided, however, that any amendment that would result in the delisting or suspension of trading of any class of Limited Partner Interests on the principal National Securities Exchange on which such class of Limited Partner Interests is then listed or admitted to trading must be approved, prior to such amendment being effected, by the holders of at least a majority of the Outstanding Limited Partner Interests of such class.

       (c)   The transfer of an IDR Reset Common Unit that was issued in connection with an IDR Reset Election pursuant to Section 5.11 shall be subject to the restrictions imposed by Section 6.8(b) and 6.8(c).

       (d)   The transfer of a Subordinated Unit or a Common Unit resulting from the conversion of a Subordinated Unit shall be subject to the restrictions imposed by Section 6.7(b) and Section 6.7(c).

       (e)   Except for Section 4.9, nothing in this Agreement shall preclude the settlement of any transactions involving Partnership Interests entered into through the facilities of any National Securities Exchange on which such Partnership Interests are listed or admitted to trading.

       (f)    Each certificate or book entry evidencing Partnership Interests shall bear a conspicuous legend in substantially the following form:

  THE HOLDER OF THIS SECURITY ACKNOWLEDGES FOR THE BENEFIT OF LANDMARK INFRASTRUCTURE PARTNERS LP THAT THIS SECURITY MAY NOT BE TRANSFERRED IF SUCH TRANSFER (AS DEFINED IN THE PARTNERSHIP AGREEMENT) WOULD (A) VIOLATE THE THEN APPLICABLE FEDERAL OR STATE SECURITIES LAWS OR RULES AND REGULATIONS OF THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR ANY OTHER GOVERNMENTAL AUTHORITY WITH JURISDICTION OVER SUCH TRANSFER, (B) TERMINATE THE EXISTENCE OR QUALIFICATION OF LANDMARK INFRASTRUCTURE PARTNERS LP UNDER THE LAWS OF THE STATE OF DELAWARE, OR (C) CAUSE LANDMARK INFRASTRUCTURE PARTNERS LP TO BE TREATED AS AN ASSOCIATION TAXABLE AS A CORPORATION OR OTHERWISE TO BE TAXED AS AN ENTITY FOR FEDERAL INCOME TAX PURPOSES (TO THE EXTENT NOT ALREADY SO TREATED OR TAXED). THE GENERAL PARTNER OF LANDMARK INFRASTRUCTURE PARTNERS LP MAY IMPOSE ADDITIONAL RESTRICTIONS ON THE TRANSFER OF THIS SECURITY IF IT RECEIVES AN OPINION OF COUNSEL THAT SUCH RESTRICTIONS ARE NECESSARY TO AVOID A SIGNIFICANT RISK OF LANDMARK INFRASTRUCTURE PARTNERS LP BECOMING TAXABLE AS A CORPORATION OR OTHERWISE BECOMING TAXABLE AS AN ENTITY FOR FEDERAL INCOME TAX PURPOSES. THIS SECURITY MAY BE SUBJECT TO ADDITIONAL RESTRICTIONS ON ITS TRANSFER PROVIDED IN THE PARTNERSHIP AGREEMENT. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS SECURITY TO THE SECRETARY OF THE GENERAL PARTNER AT THE PRINCIPAL EXECUTIVE OFFICES OF THE PARTNERSHIP. THE RESTRICTIONS SET FORTH ABOVE SHALL NOT PRECLUDE THE SETTLEMENT OF ANY TRANSACTIONS INVOLVING THIS SECURITY ENTERED INTO THROUGH THE FACILITIES OF ANY NATIONAL SECURITIES EXCHANGE ON WHICH THIS SECURITY IS LISTED OR ADMITTED TO TRADING.

       Section 4.9    Eligibility Certificates; Ineligible Holders.

       (a)   The General Partner may upon demand or on a regular basis require Limited Partners, and transferees of Limited Partner Interests in connection with a transfer, to execute an Eligibility Certificate or provide other information as is necessary for the General Partner to determine if any such Limited Partners or transferees are Ineligible Holders.

       (b)   If any Limited Partner or any transferee of Limited Partner Interests (or their respective beneficial owners) fails to furnish to the General Partner within 30 days of its request an Eligibility Certificate and other information related thereto, or if upon receipt of such Eligibility Certificate or other requested information the General Partner determines that a Limited Partner or a transferee of a Limited Partner is an Ineligible Holder, the Limited Partner Interests owned by such Limited Partner shall be subject to redemption in accordance with the provisions of Section 4.10 or the General Partner may refuse to effect the transfer of the Limited Partner Interests to such transferee. In addition, the General Partner shall be substituted for any Limited Partner that is an Ineligible Holder as the Limited Partner in respect of the Ineligible Holder's Limited Partner Interests.

       (c)   The General Partner shall, in exercising voting rights in respect of Limited Partner Interests held by it on behalf of Ineligible Holders, distribute the votes in the same ratios as the votes of Limited Partners (including the General Partner and its Affiliates) in respect of Limited Partner Interests other than those of Ineligible Holders are cast, either for, against or abstaining as to the matter.

       (d)   Upon dissolution of the Partnership, an Ineligible Holder shall have no right to receive a distribution in kind pursuant to Section 12.4 but shall be entitled to the cash equivalent thereof, and the Partnership shall provide cash in exchange for an assignment of the Ineligible Holder's share of any distribution in kind. Such payment and assignment shall be treated for Partnership purposes as a purchase by the Partnership from the Ineligible Holder of its Limited Partner Interest (representing the right to receive its share of such distribution in kind).

       (e)   At any time after an Ineligible Holder can and does certify that it no longer is an Ineligible Holder, it may, upon application to the General Partner, request that with respect to any Limited Partner Interests of such Ineligible Holder not redeemed pursuant to Section 4.10, such Ineligible Holder upon approval of the General Partner, shall no longer constitute an Ineligible Holder and the General Partner shall cease to be deemed to be the Limited Partner in respect of such Limited Partner Interests.

       (f)    If at any time a transferee of a Partnership Interest fails to furnish an Eligibility Certificate or any other information requested by the General Partner pursuant to Section 4.9 within 30 days of such request, or if upon receipt of such Eligibility Certificate or other information the General Partner determines, with the advice of counsel, that such transferee is an Ineligible Holder, the Partnership may, unless the transferee establishes to the satisfaction of the General Partner that such transferee is not an Ineligible Holder, prohibit and void the transfer, including by placing a stop order with the Transfer Agent.

       Section 4.10    Redemption of Partnership Interests of Ineligible Holders

       (a)   If at any time a Limited Partner fails to furnish an Eligibility Certificate or any other information requested within the period of time specified in Section 4.9, or if upon receipt of such Eligibility Certificate or other information the General Partner determines, with the advice of counsel, that a Limited Partner is an Ineligible Holder, the Partnership may, unless the Limited Partner establishes to the satisfaction of the General Partner that such Limited Partner is not an Ineligible Holder or has transferred his Limited Partner Interests to a Person who is not an Ineligible Holder and who furnishes an Eligibility Certificate to the General Partner prior to the date fixed for redemption as provided below, redeem the Limited Partner Interest of such Limited Partner as follows:

         (i)  The General Partner shall, not later than the 30th day before the date fixed for redemption, give notice of redemption to the Limited Partner, at such Limited Partner's last address designated in the Partnership Register or on the records of the Transfer Agent, by registered or certified mail, postage prepaid. The notice shall be deemed to have been given when so mailed. The notice shall specify the Redeemable Interests, the date fixed for redemption, the place of payment, that payment of the redemption price will be made upon redemption of the Redeemable Interests (or, if later in the case of Redeemable Interests evidenced by Certificates, upon surrender of the Certificate evidencing the Redeemable Interests) and that on and after the date fixed for redemption no further allocations or distributions to which such Limited Partner would otherwise be entitled in respect of the Redeemable Interests will accrue or be made.

         (ii)  The aggregate redemption price for Redeemable Interests shall be an amount equal to the Current Market Price (the date of determination of which shall be the date fixed for redemption) of Limited Partner Interests of the class to be so redeemed multiplied by the number of Limited Partner Interests of each such class included among the Redeemable Interests. The redemption price shall be paid, as determined by the General Partner, in cash or by delivery of a promissory note of the Partnership in the principal amount of the redemption price, bearing interest at the rate of 5% annually and payable in three equal annual installments of principal together with accrued interest, commencing one year after the redemption date.

        (iii)  The Limited Partner or such Limited Partner's duly authorized representative shall be entitled to receive the payment for the Redeemable Interests at the place of payment specified in the notice of redemption on the redemption date (or, if later in the case of Redeemable Interests evidenced by Certificates, upon surrender by or on behalf of the Limited Partner or transferee at the place specified in the notice of redemption, of the Certificate evidencing the Redeemable Interests, duly endorsed in blank or accompanied by an assignment duly executed in blank).

        (iv)  After the redemption date, Redeemable Interests shall no longer constitute issued and Outstanding Limited Partner Interests.

       (b)   The provisions of this Section 4.10 shall also be applicable to Limited Partner Interests held by a Limited Partner as nominee, agent or representative of a Person determined to be an Ineligible Holder.

       (c)   Nothing in this Section 4.10 shall prevent the recipient of a notice of redemption from transferring his Limited Partner Interest before the redemption date if such transfer is otherwise permitted under this Agreement and the transferor provides notice of such transfer to the General Partner. Upon receipt of notice of such a transfer, the General Partner shall withdraw the notice of redemption, provided the transferee of such Limited Partner Interest certifies to the satisfaction of the General Partner that such transferee is not an Ineligible Holder. If the transferee fails to make such certification within 30 days after the request and, in any event, before the redemption date, such redemption shall be effected from the transferee on the original redemption date.

ARTICLE V
CAPITAL CONTRIBUTIONS AND ISSUANCE OF PARTNERSHIP INTERESTS

       Section 5.1    Organizational Contributions.     In connection with the formation of the Partnership under the Delaware Act, the General Partner has been admitted as the General Partner of the Partnership. The Organizational Limited Partner made an initial Capital Contribution to the Partnership in the amount of $1,000.00 in exchange for a 100% Limited Partner Interest in the Partnership and has been admitted as a Limited Partner of the Partnership. As of the Closing Date, pursuant to the Contribution Agreement, the interest of the Organizational Limited Partner shall be redeemed in exchange for the return of the initial Capital Contribution of the Organizational Limited Partner. One-hundred percent of any interest or other profit that may have resulted from the investment or other use of such initial Capital Contributions shall be allocated and distributed to the Organizational Limited Partner.

       Section 5.2    Issuance to the General Partner.

       (a)   On the Closing Date and pursuant to the Contribution Agreement, the Partnership shall issue the Incentive Distribution Rights to the General Partner.

       Section 5.3    Contributions by Limited Partners.

       (a)   On the Closing Date, pursuant to and as described in the Contribution Agreement, Landmark contributed to the Partnership, as a Capital Contribution, $39,272,905 in exchange for 2,066,995 Subordinated Units.

       (b)   On the Closing Date, pursuant to and as described in the Contribution Agreement, Fund A contributed to the Partnership, as a Capital Contribution, all of its limited liability company interests in certain subsidiaries in exchange for (i) 632,936 Common Units, (ii) 437,927 Subordinated Units, (iii) the assumption of $29,809,765 in indebtedness and (iv) the right to receive $18,145,450 in cash.

       (c)   On the Closing Date, pursuant to and as described in the Contribution Agreement, Fund D contributed to the Partnership, as a Capital Contribution, all of its limited liability company interests in certain subsidiaries in exchange for

(i) 1,419,729 Common Units, (ii) 630,187 Subordinated Units, (iii) the assumption of $64,158,706 in indebtedness and (iv) the right to receive $41,362,198 in cash, a portion of which is reimbursement for certain capital expenditures incurred with respect to the assets of Fund D pursuant to Treasury Regulation Section 1.707-4(d).

       (d)   On the Closing Date and pursuant to the IPO Underwriting Agreement, each IPO Underwriter contributed cash to the Partnership in exchange for the issuance by the Partnership of Common Units to each IPO Underwriter, all as set forth in the IPO Underwriting Agreement.

       (e)   Upon the exercise, if any, of the Over-Allotment Option, (i) each IPO Underwriter shall contribute cash to the Partnership on the Option Closing Date in exchange for the issuance by the Partnership of Common Units to each IPO Underwriter, all as set forth in the IPO Underwriting Agreement and (ii) the Partnership shall redeem an equivalent number of Common Units from Fund A and Fund D, in the aggregate, all as set forth in the Contribution Agreement.

       (f)    No Limited Partner Interests will be issued or issuable as of or at the Closing Date other than (i) the Common Units and Subordinated Units issued to Landmark pursuant to subparagraphs (a), (b) and (c) of this Section 5.3, (ii) the Common Units issued to the IPO Underwriters as described in subparagraphs (d) and (e) of this Section 5.3 and (iii) the Incentive Distribution Rights issued to the General Partner.

       (g)   No Limited Partner will be required to make any additional Capital Contribution to the Partnership pursuant to this Agreement.

       Section 5.4    Interest and Withdrawal.     No interest shall be paid by the Partnership on Capital Contributions. No Partner shall be entitled to the withdrawal or return of its Capital Contribution, except to the extent, if any, that distributions made pursuant to this Agreement or upon termination of the Partnership may be considered as such by law and then only to the extent provided for in this Agreement. Except to the extent expressly provided in this Agreement, no Partner shall have priority over any other Partner either as to the return of Capital Contributions or as to profits, losses or distributions. Any such return shall be a compromise to which all Partners agree within the meaning of Section 17-502(b) of the Delaware Act.

       Section 5.5    Capital Accounts.

       (a)   The Partnership shall maintain for each Partner (or a beneficial owner of Partnership Interests held by a nominee, agent or representative in any case in which such nominee, agent or representative has furnished the identity of such owner to the Partnership in accordance with Section 6031(c) of the Code or any other method acceptable to the General Partner) owning a Partnership Interest a separate Capital Account with respect to such Partnership Interest in accordance with the rules of Treasury Regulation Section 1.704-1(b)(2)(iv). The initial Capital Account balance attributable to the Common Units and Subordinated Units issued to each of Landmark, Fund A and Fund D pursuant to Sections 5.3(a), 5.3(b) and 5.3(c) shall equal the respective Net Agreed Value of the Capital Contributions specified in Section 5.3(a), which shall be deemed to equal the product of the number of Common Units and Subordinated Units issued to Landmark, Fund A and Fund D, respectively, pursuant to Sections 5.3(a), 5.3(b) and 5.3(c) and the Initial Unit Price for each such Common Unit and Subordinated Unit (and the initial Capital Account balance attributable to each such Common Unit and Subordinated Unit shall equal its Initial Unit Price). The initial Capital Account balance attributable to the Common Units issued to the IPO Underwriters pursuant to Section 5.3(d) shall equal the product of the number of Common Units so issued to the IPO Underwriters and the Initial Unit Price for each Common Unit (and the initial Capital Account balance attributable to each such Common Unit shall equal its Initial Unit Price). The initial Capital Account attributable to the General Partner Interest and the Incentive Distribution Rights shall be zero. Thereafter, the Capital Account shall in respect of each such Partnership Interest be increased by (i) the amount of all Capital Contributions made to the Partnership with respect to such Partnership Interest and (ii) all items of Partnership income and gain (including income and gain exempt from tax) computed in accordance with Section 5.5(b) and allocated with respect to such Partnership Interest pursuant to Section 6.1, and decreased by (x) the amount of cash or Net Agreed Value of all actual and deemed distributions of cash or property made to the Partner with respect to such Partnership Interest and (y) all items of Partnership deduction and loss computed in accordance with Section 5.5(b) and allocated with respect to such Partnership Interest pursuant to Section 6.1.

       (b)   For purposes of computing the amount of any item of income, gain, loss or deduction that is to be allocated pursuant to Article VI and is to be reflected in the Partners' Capital Accounts, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for federal income tax purposes (including any method of depreciation, cost recovery or amortization used for that purpose), provided that:

         (i)  Solely for purposes of this Section 5.5, the Partnership shall be treated as owning directly its proportionate share (as determined by the General Partner based upon the provisions of the applicable Group Member Agreement or governing, organizational or similar documents) of all property owned by (x) any other Group Member that is classified as a partnership or disregarded entity for federal income tax purposes and (y) any other partnership, limited liability company, unincorporated business or other entity classified as a partnership or disregarded entity for federal income tax purposes of which a Group Member is, directly or indirectly, a partner, member or other equity holder.

         (ii)  All fees and other expenses incurred by the Partnership to promote the sale of (or to sell) a Partnership Interest that can neither be deducted nor amortized under Section 709 of the Code, if any, shall, for purposes of Capital Account maintenance, be treated as an item of deduction at the time such fees and other expenses are incurred and shall be allocated among the Partners pursuant to Section 6.1.

        (iii)  Except as otherwise provided in Treasury Regulation Section 1.704-1(b)(2)(iv)(m), the computation of all items of income, gain, loss and deduction shall be made without regard to any election under Section 754 of the Code that may be made by the Partnership. To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Section 734(b) or 743(b) of the Code (including pursuant to Treasury Regulations Section 1.734-2(b)(1)) is required, pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment in the Capital Accounts shall be treated as an item of gain or loss.

        (iv)  In the event the Carrying Value of Partnership property is adjusted pursuant to Section 5.5(d), any Unrealized Gain resulting from such adjustment shall be treated as an item of gain, and any Unrealized Loss resulting from such adjustment shall be treated as an item of loss.

         (v)  Any income, gain or loss attributable to the taxable disposition of any Partnership property shall be determined as if the adjusted basis of such property as of such date of disposition were equal in amount to the Partnership's Carrying Value with respect to such property as of such date.

        (vi)  An item of income of the Partnership that is described in Section 705(a)(1)(B) of the Code (with respect to items of income that are exempt from tax) shall be treated as an item of income for the purpose of this Section 5.5(b), and an item of expense of the Partnership that is described in Section 705(a)(2)(B) of the Code (with respect to expenditures that are not deductible and not chargeable to capital accounts), shall be treated as an item of deduction for the purpose of this Section 5.5(b).

       (vii)  In accordance with the requirements of Section 704(b) of the Code, any deductions for depreciation, cost recovery or amortization attributable to any Contributed Property shall be determined as if the adjusted basis of such property on the date it was acquired by the Partnership were equal to the Agreed Value of such property. Upon an adjustment pursuant to Section 5.5(d) to the Carrying Value of any Partnership property subject to depreciation, cost recovery or amortization, any further deductions for such depreciation, cost recovery or amortization attributable to such property shall be determined under the rules prescribed by Treasury Regulation Section 1.704-3(d)(2) as if the adjusted basis of such property were equal to the Carrying Value of such property immediately following such adjustment.

      (viii)  The Gross Liability Value of each Liability of the Partnership described in Treasury Regulation Section 1.752-7(b)(3)(i) shall be adjusted at such times as provided in this Agreement for an adjustment to Carrying Values. The amount of any such adjustment shall be treated for purposes hereof as an item of loss (if the adjustment increases the Carrying Value of such Liability of the Partnership) or an item of gain (if the adjustment decreases the Carrying Value of such Liability of the Partnership).

       (c)   (i) Except as otherwise provided in this Section 5.5(c), a transferee of a Partnership Interest shall succeed to a Pro Rata portion of the Capital Account of the transferor relating to the Partnership Interest so transferred.

         (ii)  Subject to Section 6.7(b), immediately prior to the transfer of a Subordinated Unit or of a Subordinated Unit that has converted into a Common Unit pursuant to Section 5.7 by a holder thereof (other than a transfer to an Affiliate unless the General Partner elects to have this subparagraph 5.5(c)(ii) apply), the Capital Account maintained for such Person with respect to its Subordinated Units or converted Subordinated Units will (A) first, be allocated to the Subordinated Units or converted Subordinated Units to be transferred in an amount equal to the product of (x) the number of such Subordinated Units or converted Subordinated Units to be transferred and (y) the Per Unit Capital Amount for a Common Unit, and (B) second, any remaining balance in such Capital Account will be retained by the transferor, regardless of whether it has retained any converted Subordinated Units ("Retained Converted Subordinated Units") or Subordinated Units. Following any such allocation, the transferor's Capital Account, if any, maintained with respect to the retained Subordinated Units or Retained Converted Subordinated Units, if any, will have a balance equal to the amount allocated under clause (B) hereinabove, and the transferee's Capital Account established with respect to the transferred Subordinated Units or converted Subordinated Units will have a balance equal to the amount allocated under clause (A) hereinabove.

        (iii)  Subject to Section 6.8(b), immediately prior to the transfer of an IDR Reset Common Unit by a holder thereof (other than a transfer to an Affiliate unless the General Partner elects to have this subparagraph 5.5(c)(iii) apply), the Capital Account maintained for such Person with respect to its IDR Reset Common Units will (A) first, be allocated to the IDR Reset Common Units to be transferred in an amount equal to the product of (x) the number of such IDR Reset Common Units to be transferred and (y) the Per Unit Capital Amount for a Common Unit, and (B) second, any remaining balance in such Capital Account will be retained by the transferor, regardless of whether it has retained any IDR Reset Common Units. Following any such allocation, the transferor's Capital Account, if any, maintained with respect to the retained IDR Reset Common Units, if any, will have a balance equal to the amount allocated under clause (B) hereinabove, and the transferee's Capital Account established with respect to the transferred IDR Reset Common Units will have a balance equal to the amount allocated under clause (A) above.

       (d)   (i) In accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(f), on an issuance of additional Partnership Interests for cash or Contributed Property, the issuance of Partnership Interests as consideration for the provision of services, the issuance of a Noncompensatory Option, the issuance of IDR Reset Common Units pursuant to Section 5.11, or the conversion of the General Partner's Combined Interest to Common Units pursuant to Section 11.3(b), the Capital Account of each Partner and the Carrying Value of each Partnership property immediately prior to such issuance shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property, and any such Unrealized Gain or Unrealized Loss shall be treated, for purposes of maintaining Capital Accounts, as if it had been recognized on an actual sale of each such property for an amount equal to its fair market value immediately prior to such issuance and had been allocated among the Partners at such time pursuant to Section 6.1(c) and Section 6.1(d) in the same manner as any item of gain or loss actually recognized following an event giving rise to the dissolution of the Partnership would have been allocated; provided, however, that in the event of the issuance of a Partnership Interest pursuant to the exercise of a Noncompensatory Option where the right to share in Partnership capital represented by such Partnership Interest differs from the consideration paid to acquire and exercise such option, the Carrying Value of each Partnership property immediately after the issuance of such Partnership Interest shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property and the Capital Accounts of the Partners shall be adjusted in a manner consistent with Treasury Regulation Section 1.704-1(b)(2)(iv)(s); provided further, however, that in the event of an issuance of Partnership Interests for a de minimis amount of cash or Contributed Property, in the event of an issuance of a Noncompensatory Option to acquire a de minimis Partnership Interest, or in the event of an issuance of a de minimis amount of Partnership Interests as consideration for the provision of services, the General Partner may determine that such adjustments are unnecessary for the proper administration of the Partnership. If, upon the occurrence of a Revaluation Event described in this Section 5.5(d), a Noncompensatory Option of the Partnership is outstanding, the Partnership shall adjust the Carrying Value of each Partnership property in accordance with Treasury

Regulation Sections 1.704-1(b)(2)(iv)(f)(1) and 1.704-1(b)(2)(iv)(h)(2). In determining such Unrealized Gain or Unrealized Loss, the aggregate fair market value of all Partnership property (including cash or cash equivalents) immediately prior to the issuance of additional Partnership Interests (or, in the case of a Revaluation Event resulting from the exercise of a Noncompensatory Option, immediately after the issuance of the Partnership Interest acquired pursuant to the exercise of such Noncompensatory Option if required pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(s)(1)) shall be determined by the General Partner using such method of valuation as it may adopt. In making its determination of the fair market values of individual properties, the General Partner may first determine an aggregate value for the assets of the Partnership that takes into account the current trading price of the Common Units, the fair market value of all other Partnership Interests at such time, and the amount of Partnership Liabilities. The General Partner may allocate such aggregate value among the individual properties of the Partnership (in such manner as it determines appropriate). Absent a contrary determination by the General Partner, the aggregate fair market value of all Partnership assets (including, without limitation, cash or cash equivalents) immediately prior to a Revaluation Event shall be the value that would result in the Capital Account for each Common Unit that is Outstanding prior to such Revaluation Event being equal to the Event Issue Value.
          (i)  In accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(f), immediately prior to any actual or deemed distribution to a Partner of any Partnership property (other than a distribution of cash that is not in redemption or retirement of a Partnership Interest), the Capital Accounts of all Partners and the Carrying Value of all Partnership property shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property, and any such Unrealized Gain or Unrealized Loss shall be treated, for purposes of maintaining Capital Accounts, as if it had been recognized on an actual sale of each such property immediately prior to such distribution for an amount equal to its fair market value, and had been allocated among the Partners, at such time, pursuant to Section 6.1(c) and Section 6.1(d) in the same manner as any item of gain or loss actually recognized following an event giving rise to the dissolution of the Partnership would have been allocated. In determining such Unrealized Gain or Unrealized Loss the aggregate fair market value of all Partnership property (including cash or cash equivalents) immediately prior to a distribution shall (A) in the case of an actual distribution that is not made pursuant to Section 12.4 or in the case of a deemed distribution, be determined in the same manner as that provided in Section 5.5(d)(i) or (B) in the case of a liquidating distribution pursuant to Section 12.4, be determined by the Liquidator using such method of valuation as it may adopt.

       Section 5.6    Issuances of Additional Partnership Interests.

       (a)   The Partnership may issue additional Partnership Interests and Derivative Partnership Interests for any Partnership purpose at any time and from time to time to such Persons for such consideration and on such terms and conditions as the General Partner shall determine, all without the approval of any Limited Partners.

       (b)   Each additional Partnership Interest authorized to be issued by the Partnership pursuant to Section 5.6(a) may be issued in one or more classes, or one or more series of any such classes, with such designations, preferences, rights, powers and duties (which may be senior or junior to, or pari passu with, existing classes and series of Partnership Interests), as shall be fixed by the General Partner, including (i) the right to share in Partnership profits and losses or items thereof; (ii) the right to share in Partnership distributions; (iii) the rights upon dissolution and liquidation of the Partnership; (iv) whether, and the terms and conditions upon which, the Partnership may or shall be required to redeem the Partnership Interest; (v) whether such Partnership Interest is issued with the privilege of conversion or exchange and, if so, the terms and conditions of such conversion or exchange; (vi) the terms and conditions upon which each Partnership Interest will be issued, evidenced by Certificates and assigned or transferred; (vii) the method for determining the Percentage Interest as to such Partnership Interest; and (viii) the right, if any, of the holder of each such Partnership Interest to vote on Partnership matters, including matters relating to the relative rights, preferences and privileges of such Partnership Interest.

       (c)   The General Partner shall take all actions that it determines to be necessary or appropriate in connection with (i) each issuance of Partnership Interests and Derivative Partnership Interests pursuant to this Section 5.6, (ii) the conversion of the Combined Interest into Units pursuant to the terms of this Agreement, (iii) the issuance of Common Units pursuant to Section 5.11, (iv) reflecting admission of such additional Limited Partners in the Partnership Register as the Record Holders of such Limited Partner Interests and (v) all additional issuances of Partnership Interests and Derivative Partnership Interests. The General Partner shall determine the relative rights, powers and duties of the holders of the Units or other Partnership Interests or Derivative Partnership Interests being so issued. The General Partner shall do all things necessary to comply with the Delaware Act and is authorized and directed to do all things that it determines to be necessary or appropriate in connection with any future issuance of Partnership Interests or Derivative Partnership Interests or in connection with the conversion of the Combined Interest into Units pursuant to the terms of this Agreement, including compliance with any statute, rule, regulation or guideline of any federal, state or other governmental agency or any National Securities Exchange on which the Units or other Partnership Interests are listed or admitted to trading.

       (d)   No fractional Units shall be issued by the Partnership.

       Section 5.7    Conversion of Subordinated Units.

       (a)   All of the Subordinated Units shall convert into Common Units on a one-for-one basis on the expiration of the Subordination Period.

       (b)   A Subordinated Unit that has converted into a Common Unit shall be subject to the provisions of Section 6.7.

       Section 5.8    Limited Preemptive Right.     Except as provided in this Section 5.8 or as otherwise provided in a separate agreement by the Partnership, no Person shall have any preemptive, preferential or other similar right with respect to the issuance of any Partnership Interest, whether unissued, held in the treasury or hereafter created. Other than with respect to the issuance of Partnership Interests in connection with the Initial Public Offering, the General Partner shall have the right, which it may from time to time assign in whole or in part to any of its Affiliates, to purchase Partnership Interests from the Partnership whenever, and on the same terms that, the Partnership issues Partnership Interests to Persons other than the General Partner and its Affiliates, to the extent necessary to maintain the Percentage Interests of the General Partner and its Affiliates equal to that which existed immediately prior to the issuance of such Partnership Interests.

       Section 5.9    Splits and Combinations.

       (a)   Subject to Section 5.9(e), Section 6.6 and Section 6.9 (dealing with adjustments of distribution levels), the Partnership may make a Pro Rata distribution of Partnership Interests to all Record Holders or may effect a subdivision or combination of Partnership Interests so long as, after any such event, each Partner shall have the same Percentage Interest in the Partnership as before such event, and any amounts calculated on a per Unit basis (including any Common Unit Arrearage or Cumulative Common Unit Arrearage) or stated as a number of Units (including the number of Subordinated Units that may convert prior to the end of the Subordination Period) are proportionately adjusted.

       (b)   Whenever such a distribution, subdivision or combination of Partnership Interests is declared, the General Partner shall select a Record Date as of which the distribution, subdivision or combination shall be effective and shall send notice thereof at least 20 days prior to such Record Date to each Record Holder as of a date not less than 10 days prior to the date of such notice (or such shorter periods as required by applicable law). The General Partner also may cause a firm of independent public accountants selected by it to calculate the number of Partnership Interests to be held by each Record Holder after giving effect to such distribution, subdivision or combination. The General Partner shall be entitled to rely on any certificate provided by such firm as conclusive evidence of the accuracy of such calculation.

       (c)   Promptly following any such distribution, subdivision or combination, the Partnership may issue Certificates or uncertificated Partnership Interests to the Record Holders of Partnership Interests as of the applicable Record Date representing the new number of Partnership Interests held by such Record Holders, or the General Partner may adopt such other procedures that it determines to be necessary or appropriate to reflect such changes. If any such combination results in a smaller total number of Partnership Interests Outstanding, the Partnership shall require, as a condition to the delivery to a Record Holder of Partnership Interests represented by Certificates, the surrender of any Certificate held by such Record Holder immediately prior to such Record Date.

       (d)   The Partnership shall not issue fractional Units upon any distribution, subdivision or combination of Units. If a distribution, subdivision or combination of Units would result in the issuance of fractional Units but for the provisions of Section 5.6(d) and this Section 5.9(e), each fractional Unit shall be rounded to the nearest whole Unit (with fractional Units equal to or greater than a 0.5 Unit being rounded to the next higher Unit).

       Section 5.10    Fully Paid and Non-Assessable Nature of Limited Partner Interests.     All Limited Partner Interests issued pursuant to, and in accordance with the requirements of, this Article V shall be fully paid and non-assessable Limited Partner Interests in the Partnership, except as such non-assessability may be affected by Sections 17-303, 17-607 or 17-804 of the Delaware Act.

       Section 5.11    Issuance of Common Units in Connection with Reset of Incentive Distribution Rights.

       (a)   Subject to the provisions of this Section 5.11, the holder of the Incentive Distribution Rights (or, if there is more than one holder of the Incentive Distribution Rights, the holders of a majority in interest of the Incentive Distribution Rights) shall have the right, at any time when there are no Subordinated Units Outstanding and the Partnership has made a distribution pursuant to Section 6.4(b)(v) for each of the four most recently completed Quarters and the amount of each such distribution did not exceed Adjusted Operating Surplus for such Quarter, to make an election (the "IDR Reset Election") to cause the Minimum Quarterly Distribution and the Target Distributions to be reset in accordance with the provisions of Section 5.11(e) and, in connection therewith, the holder or holders of the Incentive Distribution Rights will become entitled to receive their respective proportionate share of a number of Common Units (the "IDR Reset Common Units") derived by dividing (i) the average amount of the aggregate cash distributions made by the Partnership for the two full Quarters immediately preceding the giving of the Reset Notice in respect of the Incentive Distribution Rights by (ii) the average of the cash distributions made by the Partnership in respect of each Common Unit for the two full Quarters immediately preceding the giving of the Reset Notice (the number of Common Units determined by such quotient is referred to herein as the "Aggregate Quantity of IDR Reset Common Units"). If at the time of any IDR Reset Election the General Partner and its Affiliates are not the holders of a majority in interest of the Incentive Distribution Rights, then the IDR Reset Election shall be subject to the prior written concurrence of the General Partner that the conditions described in the immediately preceding sentence have been satisfied. The making of the IDR Reset Election in the manner specified in this Section 5.11 shall cause the Minimum Quarterly Distribution and the Target Distributions to be reset in accordance with the provisions of Section 5.11(e) and, in connection therewith, the holder or holders of the Incentive Distribution Rights will become entitled to receive IDR Reset Common Units on the basis specified above, without any further approval required by the General Partner or the Unitholders other than as set forth in this Section 5.11(a), at the time specified in Section 5.11(c) unless the IDR Reset Election is rescinded pursuant to Section 5.11(d).

       (b)   To exercise the right specified in Section 5.11(a), the holder of the Incentive Distribution Rights (or, if there is more than one holder of the Incentive Distribution Rights, the holders of a majority in interest of the Incentive Distribution Rights) shall deliver a written notice (the "Reset Notice") to the Partnership. Within 10 Business Days after the receipt by the Partnership of such Reset Notice, the Partnership shall deliver a written notice to the holder or holders of the Incentive Distribution Rights of the Partnership's determination of the Aggregate Quantity of IDR Reset Common Units that each holder of Incentive Distribution Rights will be entitled to receive.

       (c)   The holder or holders of the Incentive Distribution Rights will be entitled to receive the Aggregate Quantity of IDR Reset Common Units on the fifteenth Business Day after receipt by the Partnership of the Reset Notice; provided, however, that the issuance of IDR Reset Common Units to the holder or holders of the Incentive Distribution Rights shall not occur prior to the approval of the listing or admission for trading of such IDR Reset Common Units by the principal National Securities Exchange upon which the Common Units are then listed or admitted for trading if any such approval is required pursuant to the rules and regulations of such National Securities Exchange.

       (d)   If the principal National Securities Exchange upon which the Common Units are then traded has not approved the listing or admission for trading of the IDR Reset Common Units to be issued pursuant to this Section 5.11 on or before the 30th calendar day following the Partnership's receipt of the Reset Notice and such approval is required by the rules and regulations of such National Securities Exchange, then the holder of the Incentive Distribution Rights (or, if there is more than one holder of the Incentive Distribution Rights, the holders of a majority in interest of the Incentive Distribution Rights) shall have the right to either rescind the IDR Reset Election or elect to receive other Partnership Interests having such terms as the General Partner may approve, with the approval of the Conflicts Committee, that will provide (i) the same economic value, in the aggregate, as the Aggregate Quantity of IDR Reset Common Units would have had at the time of the Partnership's receipt of the Reset Notice, as determined by the General Partner, and (ii) for the subsequent conversion of such Partnership Interests into Common Units within not more than 12 months following the Partnership's receipt of the Reset Notice upon the satisfaction of one or more conditions that are reasonably acceptable to the holder of the Incentive Distribution Rights (or, if there is more than one holder of the Incentive Distribution Rights, the holders of a majority in interest of the Incentive Distribution Rights).

       (e)   The Minimum Quarterly Distribution and the Target Distributions shall be adjusted at the time of the issuance of IDR Reset Common Units or other Partnership Interests pursuant to this Section 5.11 such that (i) the Minimum Quarterly Distribution shall be reset to equal the average cash distribution amount per Common Unit for the two Quarters immediately prior to the Partnership's receipt of the Reset Notice (the "Reset MQD"), (ii) the First Target Distribution shall be reset to equal 115% of the Reset MQD, (iii) the Second Target Distribution shall be reset to equal 125% of the Reset MQD and (iv) the Third Target Distribution shall be reset to equal 150% of the Reset MQD.

       (f)    Upon the issuance of IDR Reset Common Units pursuant to Section 5.11(a), the Capital Account maintained with respect to the Incentive Distribution Rights will (i) first, be allocated to IDR Reset Common Units in an amount equal to the product of (A) the Aggregate Quantity of IDR Reset Common Units and (B) the Per Unit Capital Amount for an Initial Common Unit, and (ii) second, as to any remaining balance in such Capital Account, be retained by the holder of the Incentive Distribution Rights. If there is not sufficient capital associated with the Incentive Distribution Rights to allocate the full Per Unit Capital Amount for an Initial Common Unit to the IDR Reset Common Units in accordance with clause (i) of this Section 5.11(f), the IDR Reset Common Units shall be subject to Sections 6.1(d)(x)(B) and (C).

ARTICLE VI
ALLOCATIONS AND DISTRIBUTIONS

       Section 6.1    Allocations for Capital Account Purposes.     For purposes of maintaining the Capital Accounts and in determining the rights of the Partners among themselves, the Partnership's items of income, gain, loss and deduction (computed in accordance with Section 5.5(b)) for each taxable period shall be allocated among the Partners as provided herein below.

       (a)    Net Income.     After giving effect to the special allocations set forth in Section 6.1(d), Net Income for each taxable period and all items of income, gain, loss and deduction taken into account in computing Net Income for such taxable period shall be allocated as follows:

         (i)  First, to the Unitholders to which Net Loss has been allocated pursuant to the proviso provision of Section 6.1(b), in proportion to the allocations of Net Loss pursuant to the proviso provision of Section 6.1(b), until the aggregate amount of Net Income allocated pursuant to this Section 6.1(a)(i) for the current and all previous taxable periods is equal to the aggregate amount of Net Loss allocated pursuant to the proviso provision of Section 6.1(b) for all previous taxable periods; and

         (ii)  Thereafter, to the Unitholders, Pro Rata.

       (b)    Net Loss.     After giving effect to the special allocations set forth in Section 6.1(d), Net Loss for each taxable period and all items of income, gain, loss and deduction taken into account in computing Net Loss for such taxable period shall be allocated to the Unitholders, Pro Rata; provided, however, that Net Losses shall not be allocated pursuant to this Section 6.1(b) to the extent that such allocation would cause any Unitholder to have a deficit balance in its Adjusted Capital Account at the end of such taxable period (or increase any existing deficit balance in its Adjusted Capital Account) and such Net Loss shall instead be allocated to the Unitholders with positive Adjusted Capital Account balances in proportion to such positive balances.

       (c)    Net Termination Gains and Losses.     After giving effect to the special allocations set forth in Section 6.1(d), Net Termination Gain or Net Termination Loss (including a Pro Rata part of each item of income, gain, loss and deduction taken into account in computing Net Termination Gain or Net Termination Loss) for such taxable period shall be allocated in the manner set forth in this Section 6.1(c). All allocations under this Section 6.1(c) shall be made after Capital Account balances have been adjusted by all other allocations provided under this Section 6.1 and after all distributions of Available Cash provided under Section 6.4 and Section 6.5 have been made; provided, however, that solely for purposes of this Section 6.1(c), Capital Accounts shall not be adjusted for distributions made pursuant to Section 12.4.

         (i)  Except as provided in Section 6.1(c)(iv) and subject to the provisions set forth in the last sentence of this Section 6.1(c)(i), Net Termination Gain (including a pro rata part of each item of income, gain, loss, and deduction taken into account in computing Net Termination Gain) shall be allocated in the following order and priority:

           (A)   First, to each Unitholder having a deficit balance in its Adjusted Capital Account, in the proportion that such deficit balance bears to the total deficit balances in the Adjusted Capital Accounts of all Unitholders, until each such Unitholder has been allocated Net Termination Gain equal to any such deficit balance in its Adjusted Capital Account;

           (B)   Second, to all Unitholders holding Common Units, Pro Rata, until the Capital Account in respect of each Common Unit then Outstanding is equal to the sum of (1) its Unrecovered Initial Unit Price, (2) the Minimum Quarterly Distribution for the Quarter during which the Liquidation Date occurs, reduced by any distribution pursuant to Section 6.4(a)(i) or Section 6.4(b)(i) with respect to such Common Unit for such Quarter (the amount determined pursuant to this clause (2) is hereinafter referred to as the "Unpaid MQD") and (3) any then existing Cumulative Common Unit Arrearage;

           (C)   Third, if such Net Termination Gain is recognized (or is deemed to be recognized) prior to the conversion of the last Outstanding Subordinated Unit into a Common Unit, to all Unitholders holding Subordinated Units, Pro Rata, until the Capital Account in respect of each Subordinated Unit then Outstanding equals the sum of (1) its Unrecovered Initial Unit Price, determined for the taxable period (or portion thereof) to which this allocation of gain relates, and (2) the Minimum Quarterly Distribution for the Quarter during which the Liquidation Date occurs, reduced by any distribution pursuant to Section 6.4(a)(iii) with respect to such Subordinated Unit for such Quarter;

           (D)   Fourth, to all Unitholders, Pro Rata, until the Capital Account in respect of each Common Unit then Outstanding is equal to the sum of (1) its Unrecovered Initial Unit Price, (2) the Unpaid MQD, (3) any then existing Cumulative Common Unit Arrearage, and (4) the excess of (aa) the First Target Distribution less the Minimum Quarterly Distribution for each Quarter after the Closing Date or the date of the most recent IDR Reset Election, if any, over (bb) the cumulative per Unit amount of any distributions of Available Cash that is deemed to be Operating Surplus made pursuant to Section 6.4(a)(iv) and Section 6.4(b)(ii) for such period (the sum of subclauses (1), (2), (3) and (4) is hereinafter referred to as the "First Liquidation Target Amount");

           (E)   Fifth, 15% to the holders of the Incentive Distribution Rights, Pro Rata, and 85% to all Unitholders, Pro Rata, until the Capital Account in respect of each Common Unit then Outstanding is equal to the sum of (1) the First Liquidation Target Amount, and (2) the excess of (aa) the Second Target Distribution less the First Target Distribution for each Quarter after the Closing Date or the date of the most recent IDR Reset Election, if any, over (bb) the cumulative per Unit amount of any distributions of Available Cash that is deemed to be Operating Surplus made pursuant to Section 6.4(a)(v) and Section 6.4(b)(iii) for such period (the sum of subclauses (1) and (2) is hereinafter referred to as the "Second Liquidation Target Amount");

           (F)   Sixth, 25% to the holders of the Incentive Distribution Rights, Pro Rata, and 75% to all Unitholders, Pro Rata, until the Capital Account in respect of each Common Unit then Outstanding is equal to the sum of (1) the Second Liquidation Target Amount, and (2) the excess of (aa) the Third Target Distribution less the Second Target Distribution for each Quarter after the Closing Date or the date of the most recent IDR Reset

    Election, if any, over (bb) the cumulative per Unit amount of any distributions of Available Cash that is deemed to be Operating Surplus made pursuant to Section 6.4(a)(vi) and Section 6.4(b)(iv) for such period; and

           (G)  Finally, 50% to the holders of the Incentive Distribution Rights, Pro Rata, and 50% to all Unitholders, Pro Rata.

       Notwithstanding the foregoing provisions in this Section 6.1(c)(i), the General Partner may adjust the amount of any Net Termination Gain arising in connection with a Revaluation Event that is allocated to the holders of Incentive Distribution Rights in a manner that will result (i) in the Capital Account for each Common Unit that is Outstanding prior to such Revaluation Event being equal to the Event Issue Value and (ii) to the greatest extent possible, the Capital Account with respect to the Incentive Distribution Rights that are Outstanding prior to such Revaluation Event being equal to the amount of Net Termination Gain that would be allocated to the holders of the Incentive Distribution Rights pursuant to this Section 6.1(c)(i) if the Capital Accounts with respect to all Partnership Interests that were Outstanding immediately prior to such Revaluation Event and the Carrying Value of each Partnership property were equal to zero.

         (ii)  Except as otherwise provided by Section 6.1(c)(iii) or Section 6.1(c)(iv), Net Termination Loss shall be allocated:

           (A)   First, if Subordinated Units remain Outstanding, to all Unitholders holding Subordinated Units, Pro Rata, until the Adjusted Capital Account in respect of each Subordinated Unit then Outstanding has been reduced to zero;

           (B)   The balance, if any, to all Unitholders holding Common Units, Pro Rata.

        (iii)  Net Termination Loss deemed recognized pursuant to clause (b) of the definition of Net Termination Loss as a result of a Revaluation Event prior to the conversion of the last Outstanding Subordinated Unit and prior to the Liquidation Date shall be allocated:

           (A)   First, to the Unitholders, Pro Rata, until the Adjusted Capital Account in respect of each Common Unit then Outstanding equals the Event Issue Value; provided that Net Termination Loss shall not be allocated pursuant to this Section 6.1(c)(iii) to the extent such allocation would cause any Unitholder to have a deficit balance in its Adjusted Capital Account at the end of such taxable period (or increase any existing deficit in its Adjusted Capital Account);

           (B)   Second, to all Unitholders holdings Subordinated Units, Pro Rata; provided, however, that Net Termination Loss shall not be allocated pursuant to this Section 6.1(c)(iii)(B) to the extent such allocation would cause any Unitholder to have a deficit balance in its Adjusted Capital Account at the end of such taxable period (or increase any existing deficit in its Adjusted Capital Account); and

           (C)   The balance, if any, to the Unitholders with positive Adjusted Capital Account balances in proportion to such positive balances.

        (iv)  If (A) a Net Termination Loss has been allocated pursuant to Section 6.1(c)(iii), (B) a Net Termination Gain or Net Termination Loss subsequently occurs (other than as a result of a Revaluation Event) prior to the conversion of the last Outstanding Subordinated Unit and (C) after tentatively making all allocations of such Net Termination Gain or Net Termination Loss provided for in Section 6.1(c)(i) or Section 6.1(c)(ii), as applicable, the Capital Account in respect of each Common Unit does not equal the amount such Capital Account would have been if Section 6.1(c)(iii) had not been part of this Agreement and all prior allocations of Net Termination Gain and Net Termination Loss had been made pursuant to Section 6.1(c)(i) or Section 6.1(c)(ii), as applicable, then items of income, gain, loss and deduction included in such Net Termination Gain or Net Termination Loss, as applicable, shall be specially allocated to all Unitholders in a manner that will, to the maximum extent possible, cause the Capital Account in respect of each Common Unit to equal the amount such Capital Account would have been if all allocations of Net Termination Gain and Net Termination Loss had been made pursuant to Section 6.1(c)(i) or Section 6.1(c)(ii), as applicable.

       (d)    Special Allocations.     Notwithstanding any other provision of this Section 6.1, the following special allocations shall be made for such taxable period in the following order:

         (i)    Partnership Minimum Gain Chargeback.    Notwithstanding any other provision of this Section 6.1, if there is a net decrease in Partnership Minimum Gain during any Partnership taxable period, each Partner shall be allocated items of Partnership income and gain for such period (and, if necessary, subsequent periods) in the manner and amounts provided in Treasury Regulation Sections 1.704-2(f)(6), 1.704-2(g)(2) and 1.704-2(j)(2)(i), or any successor provision. For purposes of this Section 6.1(d), each Partner's Adjusted Capital Account balance shall be determined, and the allocation of income or gain required hereunder shall be effected, prior to the application of any other allocations pursuant to this Section 6.1(d) with respect to such taxable period (other than an allocation pursuant to Section 6.1(d)(vi) and Section 6.1(d)(vii)). This Section 6.1(d)(i) is intended to comply with the Partnership Minimum Gain chargeback requirement in Treasury Regulation Section 1.704-2(f) and shall be interpreted consistently therewith.

         (ii)    Chargeback of Partner Nonrecourse Debt Minimum Gain.    Notwithstanding the other provisions of this Section 6.1 (other than Section 6.1(d)(i)), except as provided in Treasury Regulation Section 1.704-2(i)(4), if there is a net decrease in Partner Nonrecourse Debt Minimum Gain during any Partnership taxable period, any Partner with a share of Partner Nonrecourse Debt Minimum Gain at the beginning of such taxable period shall be allocated items of Partnership income and gain for such period (and, if necessary, subsequent periods) in the manner and amounts provided in Treasury Regulation Sections 1.704-2(i)(4) and 1.704-2(j)(2)(ii), or any successor provisions. For purposes of this Section 6.1(d), each Partner's Adjusted Capital Account balance shall be determined, and the allocation of income or gain required hereunder shall be effected, prior to the application of any other allocations pursuant to this Section 6.1(d) and other than an allocation pursuant to Section 6.1(d)(i), Section 6.1(d)(vi) and Section 6.1(d)(vii) with respect to such taxable period. This Section 6.1(d)(ii) is intended to comply with the chargeback of items of income and gain requirement in Treasury Regulation Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

         (iii)    Priority Allocations.

           (A)   If the amount of cash or the Net Agreed Value of any property distributed (except cash or property distributed pursuant to Section 12.4) with respect to a Unit for a taxable period exceeds the amount of cash or the Net Agreed Value of property distributed with respect to another Unit within the same taxable period (the amount of the excess, an "Excess Distribution" and the Unit with respect to which the greater distribution is paid, an "Excess Distribution Unit"), then there shall be allocated gross income and gain to each Unitholder receiving an Excess Distribution with respect to the Excess Distribution Unit until the aggregate amount of such items allocated with respect to such Excess Distribution Unit pursuant to this Section 6.1(d)(iii)(A) for the current taxable period and all previous taxable periods is equal to the amount of the Excess Distribution.

           (B)   After the application of Section 6.1(d)(iii)(A), all or any portion of the remaining items of Partnership gross income or gain for the taxable period, if any, shall be allocated to the holders of Incentive Distribution Rights, Pro Rata, until the aggregate amount of such items allocated to the holders of Incentive Distribution Rights pursuant to this Section 6.1(d)(iii)(B) for the current taxable period and all previous taxable periods is equal to the cumulative amount of all Incentive Distributions made to the holders of Incentive Distribution Rights from the Closing Date to a date 45 days after the end of the current taxable period.

         (iv)    Qualified Income Offset.    In the event any Partner unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulation Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or 1.704-1(b)(2)(ii)(d)(6), items of Partnership gross income and gain shall be specially allocated to such Partner in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations promulgated under Section 704(b) of the Code, the deficit balance, if any, in its Adjusted Capital Account created by such adjustments, allocations or distributions as quickly as possible; provided, however, that an allocation pursuant to this Section 6.1(d)(iv) shall be made only if and to the extent that such Partner would have a deficit balance in its Adjusted Capital Account as adjusted after all other allocations provided for in this Section 6.1 have been tentatively made as if this Section 6.1(d)(iv) were not in this Agreement.

         (v)    Gross Income Allocation.    In the event any Partner has a deficit balance in its Capital Account at the end of any taxable period in excess of the sum of (A) the amount such Partner is required to restore pursuant to the provisions of this Agreement and (B) the amount such Partner is deemed obligated to restore pursuant to Treasury Regulation Sections 1.704-2(g) and 1.704-2(i)(5), such Partner shall be specially allocated items of Partnership gross income and gain in the amount of such excess as quickly as possible; provided, however, that an allocation pursuant to this Section 6.1(d)(v) shall be made only if and to the extent that such Partner would have a deficit balance in its Capital Account as adjusted after all other allocations provided for in this Section 6.1 have been tentatively made as if Section 6.1(d)(iv) and this Section 6.1(d)(v) were not in this Agreement.

         (vi)    Nonrecourse Deductions.    Nonrecourse Deductions for any taxable period shall be allocated to the Unitholders Pro Rata. If the General Partner determines that the Partnership's Nonrecourse Deductions should be allocated in a different ratio to satisfy the safe harbor requirements of the Treasury Regulations promulgated under Section 704(b) of the Code, the General Partner is authorized, upon notice to the other Partners, to revise the prescribed ratio to the numerically closest ratio that satisfies such requirements.

         (vii)    Partner Nonrecourse Deductions.    Partner Nonrecourse Deductions for any taxable period shall be allocated 100% to the Partner that bears the Economic Risk of Loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Treasury Regulation Section 1.704-2(i). If more than one Partner bears the Economic Risk of Loss with respect to a Partner Nonrecourse Debt, the Partner Nonrecourse Deductions attributable thereto shall be allocated between or among such Partners in accordance with the ratios in which they share such Economic Risk of Loss.

         (viii)    Nonrecourse Liabilities.    For purposes of Treasury Regulation Section 1.752-3(a)(3), the Partners agree that Nonrecourse Liabilities of the Partnership in excess of the sum of (A) the amount of Partnership Minimum Gain and (B) the total amount of Nonrecourse Built-in Gain shall be allocated as determined by the General Partner in accordance with any method permitted under Treasury Regulation Section 1.752-3(a)(3).

         (ix)    Code Section 754 Adjustments.    To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Section 734(b) or 743(b) of the Code (including pursuant to Treasury Regulation Section 1.734-2(b)(1)) is required, pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such item of gain or loss shall be specially allocated to the Partners in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Treasury Regulations.

         (x)    Economic Uniformity; Changes in Law.

           (A)   At the election of the General Partner with respect to any taxable period ending upon, or after, the termination of the Subordination Period, all or a portion of the remaining items of Partnership gross income or gain for such taxable period, after taking into account allocations pursuant to Section 6.1(d)(iii), shall be allocated 100% to each Partner holding Subordinated Units that are Outstanding as of the termination of the Subordination Period ("Final Subordinated Units") in the proportion of the number of Final Subordinated Units held by such Partner to the total number of Final Subordinated Units then Outstanding, until each such Partner has been allocated an amount of gross income or gain that increases the Capital Account maintained with respect to such Final Subordinated Units to an amount that after taking into account the other allocations of income, gain, loss and deduction to be made with respect to such taxable period will equal the product of (1) the number of Final Subordinated Units held by such Partner and (2) the Per Unit Capital Amount for a Common Unit. The purpose of this allocation is to establish uniformity between the Capital Accounts underlying Final Subordinated Units and the Capital Accounts underlying Common Units held by Persons other than the General Partner and its Affiliates immediately prior to the conversion of such Final Subordinated Units into Common Units. This allocation method for establishing such economic uniformity will be available to the General Partner only if the method for allocating the Capital Account maintained with respect to the

    Subordinated Units between the transferred and retained Subordinated Units pursuant to Section 5.5(c)(ii) does not otherwise provide such economic uniformity to the Final Subordinated Units.

           (B)   With respect to an event triggering an adjustment to the Carrying Value of Partnership property pursuant to Section 5.5(d) during any taxable period of the Partnership ending upon, or after, the issuance of IDR Reset Common Units pursuant to Section 5.11, after the application of Section 6.1(d)(x)(A), any Unrealized Gains and Unrealized Losses shall be allocated among the Partners in a manner that to the nearest extent possible results in the Capital Accounts maintained with respect to such IDR Reset Common Units issued pursuant to Section 5.11 equaling the product of (1) the Aggregate Quantity of IDR Reset Common Units and (2) the Per Unit Capital Amount for an Initial Common Unit.

           (C)   With respect to any taxable period during which an IDR Reset Common Unit is transferred to any Person who is not an Affiliate of the transferor, all or a portion of the remaining items of Partnership gross income or gain for such taxable period shall be allocated 100% to the transferor Partner of such transferred IDR Reset Common Unit until such transferor Partner has been allocated an amount of gross income or gain that increases the Capital Account maintained with respect to such transferred IDR Reset Common Unit to an amount equal to the Per Unit Capital Amount for an Initial Common Unit.

           (D)   For the proper administration of the Partnership and for the preservation of uniformity of the Limited Partner Interests (or any class or classes thereof), the General Partner shall (1) adopt such conventions as it deems appropriate in determining the amount of depreciation, amortization and cost recovery deductions; (2) make special allocations of income, gain, loss, deduction, Unrealized Gain or Unrealized Loss; and (3) amend the provisions of this Agreement as appropriate (x) to reflect the proposal or promulgation of Treasury Regulations under Section 704(b) or Section 704(c) of the Code or (y) otherwise to preserve or achieve uniformity of the Limited Partner Interests (or any class or classes thereof). The General Partner may adopt such conventions, make such allocations and make such amendments to this Agreement as provided in this Section 6.1(d)(x)(D) only if such conventions, allocations or amendments would not have a material adverse effect on the Partners, the holders of any class or classes of Limited Partner Interests issued and Outstanding or the Partnership, and if such allocations are consistent with the principles of Section 704 of the Code.

         (xi)    Curative Allocation.

           (A)   Notwithstanding any other provision of this Section 6.1, other than the Required Allocations, the Required Allocations shall be taken into account in making the Agreed Allocations so that, to the extent possible, the net amount of items of gross income, gain, loss and deduction allocated to each Partner pursuant to the Required Allocations and the Agreed Allocations, together, shall be equal to the net amount of such items that would have been allocated to each such Partner under the Agreed Allocations had the Required Allocations and the related Curative Allocation not otherwise been provided in this Section 6.1. Notwithstanding the preceding sentence, Required Allocations relating to (1) Nonrecourse Deductions shall not be taken into account except to the extent that there has been a decrease in Partnership Minimum Gain and (2) Partner Nonrecourse Deductions shall not be taken into account except to the extent that there has been a decrease in Partner Nonrecourse Debt Minimum Gain. In exercising its discretion under this Section 6.1(d)(xi)(A), the General Partner may take into account future Required Allocations that, although not yet made, are likely to offset other Required Allocations previously made. Allocations pursuant to this Section 6.1(d)(xi)(A) shall only be made with respect to Required Allocations to the extent the General Partner determines that such allocations will otherwise be inconsistent with the economic agreement among the Partners. Further, allocations pursuant to this Section 6.1(d)(xi)(A) shall be deferred with respect to allocations pursuant to clauses (1) and (2) hereof to the extent the General Partner determines that such allocations are likely to be offset by subsequent Required Allocations.

           (B)   The General Partner shall, with respect to each taxable period, (1) apply the provisions of Section 6.1(d)(xi)(A) in whatever order is most likely to minimize the economic distortions that might otherwise result from the Required Allocations, and (2) divide all allocations pursuant to Section 6.1(d)(xi)(A) among the Partners in a manner that is likely to minimize such economic distortions.

         (xii)    Corrective and Other Allocations.    In the event of any allocation of Additional Book Basis Derivative Items or any Book-Down Event or any recognition of a Net Termination Loss, the following rules shall apply:

           (A)   The General Partner shall allocate Additional Book Basis Derivative Items consisting of depreciation, amortization, depletion or any other form of cost recovery (other than Additional Book Basis Derivative Items included in Net Termination Gain or Net Termination Loss) with respect to any Adjusted Property to the Unitholders, Pro Rata, and the holders of Incentive Distribution Rights, all in the same proportion as the Net Termination Gain or Net Termination Loss resulting from the Revaluation Event that gave rise to such Additional Book Basis Derivative Items was allocated to them pursuant to Section 6.1(c).

           (B)   If a sale or other taxable disposition of an Adjusted Property, including, for this purpose, inventory ("Disposed of Adjusted Property") occurs other than in connection with an event giving rise to Net Termination Gain or Net Termination Loss, the General Partner shall allocate (1) items of gross income and gain (aa) away from the holders of Incentive Distribution Rights and (bb) to the Unitholders, or (2) items of deduction and loss (aa) away from the Unitholders and (bb) to the holders of Incentive Distribution Rights, to the extent that the Additional Book Basis Derivative Items with respect to the Disposed of Adjusted Property (determined in accordance with the last sentence of the definition of Additional Book Basis Derivative Items) treated as having been allocated to the Unitholders pursuant to this Section 6.1(d)(xii)(B) exceed their Share of Additional Book Basis Derivative Items with respect to such Disposed of Adjusted Property. For purposes of this Section 6.1(d)(xii)(B), the Unitholders shall be treated as having been allocated Additional Book Basis Derivative Items to the extent that such Additional Book Basis Derivative Items have reduced the amount of income that would otherwise have been allocated to the Unitholders under the Partnership Agreement (e.g., Additional Book Basis Derivative Items taken into account in computing cost of goods sold would reduce the amount of book income otherwise available for allocation among the Partners). Any allocation made pursuant to this Section 6.1(d)(xii)(B) shall be made after all of the other Agreed Allocations have been made as if this Section 6.1(d)(xii) were not in this Agreement and, to the extent necessary, shall require the reallocation of items that have been allocated pursuant to such other Agreed Allocations.

           (C)   Net Termination Loss in an amount equal to the lesser of (1) such Net Termination Loss and (2) the Aggregate Remaining Net Positive Adjustments shall be allocated in such a manner, as determined by the General Partner, that to the extent possible, the Capital Account balances of the Partners will equal the amount they would have been had no prior Book-Up Events occurred, and any remaining Net Termination Loss shall be allocated pursuant to Section 6.1(c) hereof. In allocating Net Termination Loss pursuant to this Section 6.1(d)(xii)(C), the General Partner shall attempt, to the extent possible, to cause the Capital Accounts of the Unitholders, on the one hand, and holders of the Incentive Distribution Rights, on the other hand, to equal the amount they would equal if (i) the Carrying Values of the Partnership's property had not been previously adjusted in connection with any prior Book-Up Events, (ii) Unrealized Gain and Unrealized Loss (or, in the case of a liquidation, actual gain or loss) with respect to such Partnership Property were determined with respect to such unadjusted Carrying Values, and (iii) any resulting Net Termination Gain had been allocated pursuant to Section 6.1(c)(i) (including, for the avoidance of doubt, taking into account the provisions set forth in the last sentence of Section 6.1(c)(i)).

           (D)   In making the allocations required under this Section 6.1(d)(xii), the General Partner may apply whatever conventions or other methodology it determines will satisfy the purpose of this Section 6.1(d)(xii). Without limiting the foregoing, if an Adjusted Property is contributed by the Partnership to another entity classified as a partnership for federal income tax purposes (the "lower tier partnership"), the General Partner may make allocations similar to those described in Sections 6.1(d)(xii)(A) through (C) to the extent the General Partner determines such allocations are necessary to account for the Partnership's allocable share of income, gain, loss and deduction of the lower tier partnership that relate to the contributed Adjusted Property in a manner that is consistent with the purpose of this Section 6.1(d)(xii).

         (xiii)    Special Curative Allocation in Event of Liquidation Prior to End of Subordination Period.    Notwithstanding any other provision of this Section 6.1 (other than the Required Allocations), if the Liquidation Date occurs prior to the conversion of the last Outstanding Subordinated Unit, then items of income, gain, loss and deduction for the taxable period that includes the Liquidation Date (and, if necessary, items arising in previous taxable periods to the extent the General Partner determines such items may be so allocated), shall be specially allocated among the Partners in the manner determined appropriate by the General Partner so as to cause, to the maximum extent possible, the Capital Account in respect of each Common Unit to equal the amount such Capital Account would have been if all prior allocations of Net Termination Gain and Net Termination Loss had been made pursuant to Section 6.1(c)(i) or Section 6.1(c)(ii), as applicable.

         (xiv)    Certain Allocations of General and Administrative Expenses.    To the extent that the General Partner funds or agrees to fund any general and administrative expenses or costs incurred by the Partnership, for which the General Partner has not been and will not be reimbursed by the Partnership, items of deduction and loss will be allocated to the General Partner in an amount equal to such unreimbursed general and administrative expenses or costs.

       Section 6.2    Allocations for Tax Purposes.

       (a)   Except as otherwise provided herein, for federal income tax purposes, each item of income, gain, loss and deduction shall be allocated among the Partners in the same manner as its correlative item of "book" income, gain, loss or deduction is allocated pursuant to Section 6.1.

       (b)   In an attempt to eliminate Book-Tax Disparities attributable to a Contributed Property or Adjusted Property, items of income, gain, loss, depreciation, amortization and cost recovery deductions shall be allocated for federal income tax purposes among the Partners in the manner provided under Section 704(c) of the Code, and the Treasury Regulations promulgated under Section 704(b) and 704(c) of the Code, as determined to be appropriate by the General Partner (taking into account the General Partner's discretion under Section 6.1(d)(x)(D)); provided, however, that the General Partner shall apply the principles of Treasury Regulation Section 1.704-3(d) in all events.

       (c)   The General Partner may determine to depreciate or amortize the portion of an adjustment under Section 743(b) of the Code attributable to unrealized appreciation in any Adjusted Property (to the extent of the unamortized Book-Tax Disparity) using a predetermined rate derived from the depreciation or amortization method and useful life applied to the unamortized Book-Tax Disparity of such property, despite any inconsistency of such approach with Treasury Regulation Section 1.167(c)-l(a)(6) or any successor regulations thereto. If the General Partner determines that such reporting position cannot reasonably be taken, the General Partner may adopt depreciation and amortization conventions under which all purchasers acquiring Limited Partner Interests in the same month would receive depreciation and amortization deductions, based upon the same applicable rate as if they had purchased a direct interest in the Partnership's property. If the General Partner chooses not to utilize such aggregate method, the General Partner may use any other depreciation and amortization conventions to preserve the uniformity of the intrinsic tax characteristics of any Limited Partner Interests, so long as such conventions would not have a material adverse effect on the Limited Partners or the Record Holders of any class or classes of Limited Partner Interests.

       (d)   In accordance with Treasury Regulation Sections 1.1245-1(e) and 1.1250-1(f), any gain allocated to the Partners upon the sale or other taxable disposition of any Partnership asset shall, to the extent possible, after taking into account other required allocations of gain pursuant to this Section 6.2, be characterized as Recapture Income in the same proportions and to the same extent as such Partners (or their predecessors in interest) have been allocated any deductions directly or indirectly giving rise to the treatment of such gains as Recapture Income.

       (e)   All items of income, gain, loss, deduction and credit recognized by the Partnership for federal income tax purposes and allocated to the Partners in accordance with the provisions hereof shall be determined without regard to any election under Section 754 of the Code that may be made by the Partnership; provided, however, that such allocations, once made, shall be adjusted (in the manner determined by the General Partner) to take into account those adjustments permitted or required by Sections 734 and 743 of the Code.

       (f)    Each item of Partnership income, gain, loss and deduction, for federal income tax purposes, shall be determined for each taxable period and prorated on a monthly basis and shall be allocated to the Partners as of the opening of the National Securities Exchange on which the Partnership Interests are listed or admitted to trading on the first Business Day of each month; provided, however, that such items for the period beginning on the Closing Date and ending on the last day of the month in which the last Option Closing Date or the expiration of the Over-Allotment Option occurs shall be allocated to the Partners as of the opening of the National Securities Exchange on which the Partnership Interests are listed or admitted to trading on the first Business Day of the next succeeding month; provided further, that gain or loss on a sale or other disposition of any assets of the Partnership or any other extraordinary item of income or loss realized and recognized other than in the ordinary course of business, as determined by the General Partner, shall be allocated to the Partners as of the opening of the National Securities Exchange on which the Partnership Interests are listed or admitted to trading on the first Business Day of the month in which such gain or loss is recognized for federal income tax purposes. The General Partner may revise, alter or otherwise modify such methods of allocation to the extent permitted or required by Section 706 of the Code and the regulations or rulings promulgated thereunder or for the proper administration of the partnership.

       (g)   Allocations that would otherwise be made to a Limited Partner under the provisions of this Article VI shall instead be made to the beneficial owner of Limited Partner Interests held by a nominee, agent or representative in any case in which such nominee, agent or representative has furnished the identity of such owner to the Partnership in accordance with Section 6031(c) of the Code or any other method determined by the General Partner.

       (h)   If, as a result of an exercise of a Noncompensatory Option, a Capital Account reallocation is required under Treasury Regulation Section 1.704-1(b)(2)(iv)(s)(3), the General Partner shall make corrective allocations pursuant to Treasury Regulation Section 1.704-1(b)(4)(x).

       Section 6.3    Requirement and Characterization of Distributions; Distributions to Record Holders.

       (a)   Within 45 days following the end of each Quarter commencing with the Quarter ending on December 31, 2014, an amount equal to 100% of Available Cash with respect to such Quarter shall be distributed in accordance with this Article VI by the Partnership to the Partners as of the Record Date selected by the General Partner. The Record Date for the first distribution of Available Cash shall not be prior to the final closing of the Over-Allotment Option. All amounts of Available Cash distributed by the Partnership on any date from any source shall be deemed to be Operating Surplus until the sum of all amounts of Available Cash theretofore distributed by the Partnership to the Partners pursuant to Section 6.4 equals the Operating Surplus from the Closing Date through the close of the immediately preceding Quarter. Any remaining amounts of Available Cash distributed by the Partnership on such date shall, except as otherwise provided in Section 6.5, be deemed to be "Capital Surplus." All distributions required to be made under this Agreement shall be made subject to Sections 17-607 and 17-804 of the Delaware Act and other applicable law, notwithstanding any other provision of this Agreement.

       (b)   Notwithstanding Section 6.3(a) (but subject to the last sentence of Section 6.3(a)), in the event of the dissolution and liquidation of the Partnership, all cash received during or after the Quarter in which the Liquidation Date occurs shall be applied and distributed solely in accordance with, and subject to the terms and conditions of, Section 12.4.

       (c)   The General Partner may treat taxes paid by the Partnership on behalf of, or amounts withheld with respect to, all or less than all of the Partners, as a distribution of Available Cash to such Partners, as determined appropriate under the circumstances by the General Partner.

       (d)   Each distribution in respect of a Partnership Interest shall be paid by the Partnership, directly or through the Transfer Agent or through any other Person or agent, only to the Record Holder of such Partnership Interest as of the Record Date set for such distribution. Such payment shall constitute full payment and satisfaction of the Partnership's liability in respect of such payment, regardless of any claim of any Person who may have an interest in such payment by reason of an assignment or otherwise.

       Section 6.4    Distributions of Available Cash from Operating Surplus.

       (a)    During the Subordination Period.     Available Cash with respect to any Quarter within the Subordination Period that is deemed to be Operating Surplus pursuant to the provisions of Section 6.3 or 6.5 shall be distributed as follows, except as otherwise required in respect of additional Partnership Interests or Derivative Partnership Interests issued pursuant to Section 5.6(b):

         (i)  First, to all Unitholders holding Common Units, Pro Rata, until there has been distributed in respect of each Common Unit then Outstanding an amount equal to the Minimum Quarterly Distribution for such Quarter;

         (ii)  Second, to all Unitholders holding Common Units, Pro Rata, until there has been distributed in respect of each Common Unit then Outstanding an amount equal to the Cumulative Common Unit Arrearage existing with respect to such Quarter;

        (iii)  Third, to all Unitholders holding Subordinated Units, Pro Rata, until there has been distributed in respect of each Subordinated Unit then Outstanding an amount equal to the Minimum Quarterly Distribution for such Quarter;

        (iv)  Fourth, to all Unitholders, Pro Rata, until there has been distributed in respect of each Unit then Outstanding an amount equal to the excess of the First Target Distribution over the Minimum Quarterly Distribution for such Quarter;

         (v)  Fifth, (A) 15% to the holders of the Incentive Distribution Rights, Pro Rata; and (B) 85% to all Unitholders, Pro Rata, until there has been distributed in respect of each Unit then Outstanding an amount equal to the excess of the Second Target Distribution over the First Target Distribution for such Quarter;

        (vi)  Sixth, (A) 25% to the holders of the Incentive Distribution Rights, Pro Rata; and (B) 75% to all Unitholders, Pro Rata, until there has been distributed in respect of each Unit then Outstanding an amount equal to the excess of the Third Target Distribution over the Second Target Distribution for such Quarter; and

       (vii)  Thereafter, (A) 50% to the holders of the Incentive Distribution Rights, Pro Rata; and (B) 50% to all Unitholders, Pro Rata;

provided, however, that if the Minimum Quarterly Distribution, the First Target Distribution, the Second Target Distribution and the Third Target Distribution have been reduced to zero pursuant to the second sentence of Section 6.6(a), the distribution of Available Cash that is deemed to be Operating Surplus with respect to any Quarter will be made solely in accordance with Section 6.4(a)(vii).

       (b)    After the Subordination Period.     Available Cash with respect to any Quarter after the Subordination Period that is deemed to be Operating Surplus pursuant to the provisions of Section 6.3 or Section 6.5 shall be distributed as follows, except as otherwise required in respect of additional Partnership Interests issued pursuant to Section 5.6(b):

         (i)  First, to all Unitholders, Pro Rata, until there has been distributed in respect of each Unit then Outstanding an amount equal to the Minimum Quarterly Distribution for such Quarter;

         (ii)  Second, to all Unitholders, Pro Rata, until there has been distributed in respect of each Unit then Outstanding an amount equal to the excess of the First Target Distribution over the Minimum Quarterly Distribution for such Quarter;

        (iii)  Third, (A) 15% to the holders of the Incentive Distribution Rights, Pro Rata; and (B) 85% to all Unitholders, Pro Rata, until there has been distributed in respect of each Unit then Outstanding an amount equal to the excess of the Second Target Distribution over the First Target Distribution for such Quarter;

        (iv)  Fourth, (A) 25% to the holders of the Incentive Distribution Rights, Pro Rata; and (B) 75% to all Unitholders, Pro Rata, until there has been distributed in respect of each Unit then Outstanding an amount equal to the excess of the Third Target Distribution over the Second Target Distribution for such Quarter; and

         (v)  Thereafter, (A) 50% to the holders of the Incentive Distribution Rights, Pro Rata; and (B) 50% to all Unitholders, Pro Rata;

provided, however, that if the Minimum Quarterly Distribution, the First Target Distribution, the Second Target Distribution and the Third Target Distribution have been reduced to zero pursuant to the second sentence of Section 6.6(a), the distribution of Available Cash that is deemed to be Operating Surplus with respect to any Quarter will be made solely in accordance with Section 6.4(b)(v).

       Section 6.5    Distributions of Available Cash from Capital Surplus.     Available Cash that is deemed to be Capital Surplus pursuant to the provisions of Section 6.3(a) shall be distributed, unless the provisions of Section 6.3 require otherwise, to the Unitholders, Pro Rata, until a hypothetical holder of a Common Unit acquired on the Closing Date has received with respect to such Common Unit distributions of Available Cash that are deemed to be Capital Surplus in an aggregate amount equal to the Initial Unit Price. Available Cash that is deemed to be Capital Surplus shall then be distributed to all Unitholders holding Common Units, Pro Rata, until there has been distributed in respect of each Common Unit then Outstanding an amount equal to the Cumulative Common Unit Arrearage. Thereafter, all Available Cash shall be distributed as if it were Operating Surplus and shall be distributed in accordance with Section 6.4.

       Section 6.6    Adjustment of Minimum Quarterly Distribution and Target Distribution Levels.

       (a)   The Minimum Quarterly Distribution, Target Distributions, Common Unit Arrearages and Cumulative Common Unit Arrearages shall be proportionately adjusted in the event of any distribution, combination or subdivision (whether effected by a distribution payable in Units or otherwise) of Units or other Partnership Interests in accordance with Section 5.9. In the event of a distribution of Available Cash that is deemed to be from Capital Surplus, the then applicable Minimum Quarterly Distribution and Target Distributions shall be adjusted proportionately downward to equal the product obtained by multiplying the otherwise applicable Minimum Quarterly Distribution, First Target Distribution, Second Target Distribution and Third Target Distribution, as the case may be, by a fraction, the numerator of which is the Unrecovered Initial Unit Price of the Common Units immediately after giving effect to such distribution and the denominator of which is the Unrecovered Initial Unit Price of the Common Units immediately prior to giving effect to such distribution.

       (b)   The Minimum Quarterly Distribution, First Target Distribution, Second Target Distribution and Third Target Distribution, shall also be subject to adjustment pursuant to Section 5.11 and Section 6.9.

       Section 6.7    Special Provisions Relating to the Holders of Subordinated Units.

       (a)   Except with respect to the right to vote on or approve matters requiring the vote or approval of a percentage of the holders of Outstanding Common Units and the right to participate in allocations of income, gain, loss and deduction and distributions made with respect to Common Units, the holder of a Subordinated Unit shall have all of the rights and obligations of a Unitholder holding Common Units hereunder; provided, however, that immediately upon the conversion of Subordinated Units into Common Units pursuant to Section 5.7, the Unitholder holding a Subordinated Unit shall possess all of the rights and obligations of a Unitholder holding Common Units hereunder with respect to such converted Subordinated Units, including the right to vote as a Common Unitholder and the right to participate in allocations of income, gain, loss and deduction and distributions made with respect to Common Units; provided, however, that such converted Subordinated Units shall remain subject to the provisions of Sections 5.5(c)(ii), 6.1(d)(x)(A), 6.7(b) and 6.7(c).

       (b)   A Unitholder shall not be permitted to transfer a Subordinated Unit or a Subordinated Unit that has converted into a Common Unit pursuant to Section 5.7 (other than a transfer to an Affiliate) if the remaining balance in the transferring Unitholder's Capital Account with respect to the retained Subordinated Units or Retained Converted Subordinated Units would be negative after giving effect to the allocation under Section 5.5(c)(ii)(B).

       (c)   The holder of a Common Unit that has resulted from the conversion of a Subordinated Unit pursuant to Section 5.7 or Section 11.4 shall not be issued a Common Unit Certificate pursuant to Section 4.1 (if the Common Units are represented by Certificates) and shall not be permitted to transfer such Common Unit to a Person that is not an Affiliate of the holder until such time as the General Partner determines, based on advice of counsel, that each such Common Unit should have, as a substantive matter, like intrinsic economic and federal income tax characteristics, in all material respects, to the intrinsic economic and federal income tax characteristics of an Initial Common Unit. In connection with the condition imposed by this Section 6.7(c), the General Partner may take whatever steps are required to provide economic uniformity to such Common Units in preparation for a transfer of such Common Units, including the application of Sections 5.5(c)(ii), 6.1(d)(x) and 6.7(b); provided, however, that no such steps may be taken that would have a material adverse effect on the Unitholders holding Common Units.

       Section 6.8    Special Provisions Relating to the Holders of Incentive Distribution Rights.

       (a)   Notwithstanding anything to the contrary set forth in this Agreement, the holders of the Incentive Distribution Rights (1) shall (x) possess the rights and obligations provided in this Agreement with respect to a Limited Partner pursuant to Article III and Article VII and (y) have a Capital Account as a Partner pursuant to Section 5.5 and all other provisions related thereto and (2) shall not (x) be entitled to vote on any matters requiring the approval or vote of the holders of Outstanding Units, except as provided by law, (y) be entitled to any distributions other than as provided in Sections 6.4(a)(v), (vi) and (vii) , Sections 6.4(b)(iii), (iv) and (v), and Section 12.4 or (z) be allocated items of income, gain, loss or deduction other than as specified in this Article VI; provided, however, that for the avoidance of doubt, the foregoing shall not preclude the Partnership from making any other payments or distributions in connection with other actions permitted by this Agreement.

       (b)   A Unitholder shall not be permitted to transfer an IDR Reset Common Unit (other than a transfer to an Affiliate) if the remaining balance in the transferring Unitholder's Capital Account with respect to the retained IDR Reset Common Units would be negative after giving effect to the allocation under Section 5.5(c)(iii).

       (c)   A holder of an IDR Reset Common Unit that was issued in connection with an IDR Reset Election pursuant to Section 5.11 shall not be issued a Common Unit Certificate pursuant to Section 4.1 (if the Common Units are evidenced by Certificates) or evidence of the issuance of uncertificated Common Units, and shall not be permitted to transfer such Common Unit to a Person that is not an Affiliate of such holder, until such time as the General Partner determines, based on advice of counsel, that each such IDR Reset Common Unit should have, as a substantive matter, like intrinsic economic and federal income tax characteristics, in all material respects, to the intrinsic economic and federal income tax characteristics of an Initial Common Unit. In connection with the condition imposed by this Section 6.8(c), the General Partner may take whatever steps are required to provide economic uniformity to such IDR Reset Common Units in preparation for a transfer of such IDR Reset Common Units, including the application of Section 5.5(c)(iii), Section 6.1(d)(x)(B), or Section 6.1(d)(x)(C); provided, however, that no such steps may be taken that would have a material adverse effect on the Unitholders holding Common Units.

       Section 6.9    Entity-Level Taxation.     If legislation is enacted or the official interpretation of existing legislation is modified by a governmental authority, which after giving effect to such enactment or modification, results in a Group Member becoming subject to federal, state or local or non-U.S. income or withholding taxes in excess of the amount of such taxes due from the Group Member prior to such enactment or modification (including, for the avoidance of doubt, any increase in the rate of such taxation applicable to the Group Member), then the General Partner may, at its option, reduce the Minimum Quarterly Distribution and the Target Distributions by the amount of income or withholding taxes that are payable by reason of any such new legislation or interpretation (the "Incremental Income Taxes"), or any portion thereof selected by the General Partner, in the manner provided in this Section 6.9. If the General Partner elects to reduce the Minimum Quarterly Distribution and the Target Distributions for any Quarter with respect to all or a portion of any Incremental Income Taxes, the General Partner shall estimate for such Quarter the Partnership Group's aggregate liability (the "Estimated Incremental Quarterly Tax Amount") for all (or the relevant portion of) such Incremental Income Taxes; provided that any difference between such estimate and the actual liability for Incremental Income Taxes (or the relevant portion thereof) for such Quarter may, to the extent determined by the General Partner, be taken into account in determining the Estimated Incremental Quarterly Tax Amount with respect to each Quarter in which any such difference can be determined. For each such Quarter, the Minimum Quarterly Distribution, First Target Distribution, Second Target Distribution and Third Target Distribution, shall be the product obtained by multiplying (a) the amounts therefor that are set out herein prior to the application of this Section 6.9 times (b) the quotient obtained by dividing (i) Available Cash with respect to such Quarter by (ii) the sum of Available Cash with respect to such Quarter and the Estimated Incremental Quarterly Tax Amount for such Quarter, as determined by the General Partner. For purposes of the foregoing, Available Cash with respect to a Quarter will be deemed reduced by the Estimated Incremental Quarterly Tax Amount for that Quarter.

ARTICLE VII
MANAGEMENT AND OPERATION OF BUSINESS

       Section 7.1    Management.

       (a)   The General Partner shall conduct, direct and manage all activities of the Partnership. Except as otherwise expressly provided in this Agreement, all management powers over the business and affairs of the Partnership shall be exclusively vested in the General Partner, and no Limited Partner, in its capacity as such, shall have any management power over the business and affairs of the Partnership. In addition to the powers now or hereafter granted a general partner of a limited partnership under applicable law or that are granted to the General Partner under any other provision of this Agreement, the General Partner, subject to Section 7.3, shall have full power and authority to do all things and on such terms as it determines to be necessary or appropriate to conduct the business of the Partnership, to exercise all powers set forth in Section 2.5 and to effectuate the purposes set forth in Section 2.4, including the following:

         (i)  the making of any expenditures, the lending or borrowing of money, the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness, including indebtedness that is convertible into or exchangeable for Partnership Interests, and the incurring of any other obligations;

         (ii)  the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Partnership;

        (iii)  the acquisition, disposition, mortgage, pledge, encumbrance, hypothecation or exchange of any or all of the assets of the Partnership or the merger or other combination of the Partnership with or into another Person (the matters described in this clause (iii) being subject, however, to any prior approval that may be required by Section 7.3 and Article XIV);

        (iv)  the use of the assets of the Partnership (including cash on hand) for any purpose consistent with the terms of this Agreement, including the financing of the conduct of the operations of the Partnership Group; subject to Section 7.6(a), the lending of funds to other Persons (including other Group Members); the repayment or guarantee of obligations of any Group Member; and the making of capital contributions to any Group Member;

         (v)  the negotiation, execution and performance of any contracts, conveyances or other instruments (including instruments that limit the liability of the Partnership under contractual arrangements to all or particular assets of the Partnership, with the other party to the contract to have no recourse against the General Partner or its assets other than its interest in the Partnership, even if the same results in the terms of the transaction being less favorable to the Partnership than would otherwise be the case);

        (vi)  the distribution of Partnership cash;

       (vii)  the selection and dismissal of officers, employees, agents, internal and outside attorneys, accountants, consultants and contractors and the determination of their compensation and other terms of employment or hiring;

      (viii)  the maintenance of insurance for the benefit of the Partnership Group, the Partners and Indemnitees;

        (ix)  the formation of, or acquisition of an interest in, and the contribution of property and the making of loans to, any further limited or general partnerships, joint ventures, corporations, limited liability companies or other Persons (including the acquisition of interests in, and the contributions of property to, any Group Member from time to time) subject to the restrictions set forth in Section 2.4;

         (x)  the control of any matters affecting the rights and obligations of the Partnership, including the bringing and defending of actions at law or in equity and otherwise engaging in the conduct of litigation, arbitration or mediation and the incurring of legal expense and the settlement of claims and litigation;

        (xi)  the indemnification of any Person against liabilities and contingencies to the extent permitted by law;

       (xii)  the entering into of listing agreements with any National Securities Exchange and the delisting of some or all of the Limited Partner Interests from, or requesting that trading be suspended on, any such exchange (subject to any prior approval that may be required under Section 4.8);

      (xiii)  the purchase, sale or other acquisition or disposition of Partnership Interests, or the issuance of Derivative Partnership Interests;

      (xiv)  the undertaking of any action in connection with the Partnership's participation in the management of any Group Member; and

       (xv)  the entering into of agreements with any of its Affiliates to render services to a Group Member or to itself in the discharge of its duties as General Partner of the Partnership.

       (b)   Notwithstanding any other provision of this Agreement, any Group Member Agreement, the Delaware Act or any applicable law, rule or regulation, each Record Holder and each other Person who may acquire an interest in a Partnership Interest or that is otherwise bound by this Agreement hereby (i) approves, ratifies and confirms the execution, delivery and performance by the parties thereto of this Agreement and the Group Member Agreement of each other Group Member, the IPO Underwriting Agreement, the Omnibus Agreement, the Contribution Agreement and the other agreements described in or filed as exhibits to the IPO Registration Statement that are related to the transactions contemplated by the IPO Registration Statement (collectively, the "Transaction Documents") (in each case other than this Agreement, without giving effect to any amendments, supplements or restatements thereof entered into after the date such Person becomes bound by the provisions of this Agreement); (ii) agrees that the General Partner (on its own or on behalf of the Partnership) is authorized to execute, deliver and perform the agreements referred to in clause (i) of this sentence and the other agreements, acts, transactions and matters described in or contemplated by the IPO Registration Statement on behalf of the Partnership without any further act, approval or vote of the Partners or the other Persons who may acquire an interest in Partnership Interests or are otherwise bound by this Agreement; and (iii) agrees that the execution, delivery or performance by the General Partner, any Group Member or any Affiliate of any of them of this Agreement or any agreement authorized or permitted under this Agreement (including the exercise by the General Partner or any Affiliate of the General Partner of the rights accorded pursuant to Article XV) shall not constitute a breach by the General Partner of any duty that the General Partner may owe the Partnership or the Limited Partners or any other Persons under this Agreement (or any other agreements) or of any duty existing at law, in equity or otherwise.

       Section 7.2    Certificate of Limited Partnership.     The General Partner has caused the Certificate of Limited Partnership to be filed with the Secretary of State of the State of Delaware as required by the Delaware Act. The General Partner shall use all reasonable efforts to cause to be filed such other certificates or documents that the General Partner determines to be necessary or appropriate for the formation, continuation, qualification and operation of a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware or any other state in which the Partnership may elect to do business or own property. To the extent the General Partner determines such action to be necessary or appropriate, the General Partner shall file amendments to and restatements of the Certificate of Limited Partnership and do all things to maintain the Partnership as a limited partnership (or a partnership or other entity in which the limited partners have limited liability) under the laws of the State of Delaware or of any other state in which the Partnership may elect to do business or own property. Subject to the terms of Section 3.3(a), the General Partner shall not be required, before or after filing, to deliver or mail a copy of the Certificate of Limited Partnership, any qualification document or any amendment thereto to any Limited Partner.

       Section 7.3    Restrictions on the General Partner's Authority to Sell Assets of the Partnership Group.

       Except as provided in Article XII and Article XIV, the General Partner may not sell, exchange or otherwise dispose of all or substantially all of the assets of the Partnership Group, taken as a whole, in a single transaction or a series of related transactions (including by way of merger, consolidation or other combination or sale of ownership interests of the Partnership's Subsidiaries) without the approval of holders of a Unit Majority; provided, however, that this provision shall not preclude or limit the General Partner's ability to mortgage, pledge, hypothecate or grant a security interest in all or substantially all of the assets of the Partnership Group and shall not apply to any forced sale of any or all of the assets of the Partnership Group pursuant to the foreclosure of, or other realization upon, any such encumbrance.

       Section 7.4    Reimbursement of and Other Payments to the General Partner.

       (a)   Except as provided in this Section 7.4, and elsewhere in this Agreement or in the Omnibus Agreement, the General Partner shall not be compensated for its services as a general partner or managing member of any Group Member.

       (b)   Except as may be otherwise provided for in the Omnibus Agreement, the General Partner shall be reimbursed on a monthly basis, or such other basis as the General Partner may determine, for (i) all direct and indirect expenses it incurs or payments it makes on behalf of the Partnership Group (including salary, bonus, incentive compensation and other amounts paid to any Person, including Affiliates of the General Partner, to perform services for the Partnership Group or for the General Partner in the discharge of its duties to the Partnership Group), and (ii) all other expenses allocable to the Partnership Group or otherwise incurred by the General Partner or its Affiliates in connection with managing and operating the Partnership Group's business and affairs (including expenses allocated to the General Partner by its Affiliates). The General Partner shall determine the expenses that are allocable to the Partnership Group. Reimbursements pursuant to this Section 7.4 shall be in addition to any reimbursement to the General Partner as a result of indemnification pursuant to Section 7.7. Any allocation of expenses to the Partnership by the General Partner in a manner consistent with its or its Affiliates' past business practices (whether or not actually reimbursed) shall be deemed to have been made in good faith.

       (c)   The General Partner, without the approval of the Limited Partners (who shall have no right to vote in respect thereof), may propose and adopt on behalf of the Partnership employee benefit plans, employee programs and employee practices (including plans, programs and practices involving the issuance of Partnership Interests or Derivative Partnership Interests), or cause the Partnership to issue Partnership Interests or Derivative Partnership Interests in connection with, or pursuant to, any employee benefit plan, employee program or employee practice maintained or sponsored by the General Partner or any of its Affiliates in each case for the benefit of officers, employees and directors of the General Partner or any of its Affiliates, in respect of services performed, directly or indirectly, for the benefit of the Partnership Group. The Partnership agrees to issue and sell to the General Partner or any of its Affiliates any Partnership Interests or Derivative Partnership Interests that the General Partner or such Affiliates are obligated to provide to any officers, employees, consultants and directors pursuant to any such employee benefit plans, employee programs or employee practices. Expenses incurred by the General Partner in connection with any such plans, programs and practices (including the net cost to the General Partner or such Affiliates of Partnership Interests or Derivative Partnership Interests purchased by the General Partner or such Affiliates from the Partnership to fulfill options or awards under such plans, programs and practices) shall be reimbursed in accordance with Section 7.4(b). Any and all obligations of the General Partner under any employee benefit plans, employee programs or employee practices adopted by the General Partner as permitted by this Section 7.4(c) shall constitute obligations of the General Partner hereunder and shall be assumed by any successor General Partner approved pursuant to Section 11.1 or Section 11.2 or the transferee of or successor to all of the General Partner's General Partner Interest pursuant to Section 4.6.

       (d)   The General Partner and its Affiliates may charge any member of the Partnership Group a management fee to the extent necessary to allow the Partnership Group to reduce the amount of any state franchise or income tax or any tax based upon the revenues or gross margin of any member of the Partnership Group if the tax benefit produced by the payment of such management fee or fees exceeds the amount of such fee or fees.

       (e)   The General Partner and its Affiliates may enter into an agreement to provide services to any Group Member for a fee or otherwise than for cost.

       Section 7.5    Outside Activities.

       (a)   The General Partner, for so long as it is the General Partner of the Partnership (i) agrees that its sole business will be to act as a general partner or managing member, as the case may be, of the Partnership and any other partnership or limited liability company of which the Partnership is, directly or indirectly, a partner or member and to undertake activities that are ancillary or related thereto (including being a Limited Partner in the Partnership) and (ii) shall not engage in any business or activity or incur any debts or liabilities except in connection with or incidental to (A) its performance as general partner or managing member, if any, of one or more Group Members or as described in or contemplated by the IPO Registration Statement, (B) the acquiring, owning or disposing of debt securities or equity interests in any Group Member, (C) the guarantee of, and mortgage, pledge, or encumbrance of any or all of its assets in connection with, any indebtedness of any Group Member or (D) the performance of its obligations under the Omnibus Agreement.

       (b)   Subject to the terms of Section 7.5(c), each Unrestricted Person (other than the General Partner) shall have the right to engage in businesses of every type and description and other activities for profit and to engage in and possess an interest in other business ventures of any and every type or description, whether in businesses engaged in or anticipated to be engaged in by any Group Member, independently or with others, including business interests and activities in direct competition with the business and activities of any Group Member, and none of the same shall constitute a breach of this Agreement or any duty otherwise existing at law, in equity or otherwise, to any Group Member or any Partner. None of any Group Member, any Limited Partner or any other Person shall have any rights by virtue of this Agreement, any Group Member Agreement, or the partnership relationship established hereby in any business ventures of any Unrestricted Person.

       (c)   Subject to the terms of Section 7.5(a) and Section 7.5(b), but otherwise notwithstanding anything to the contrary in this Agreement, (i) the engaging in competitive activities by any Unrestricted Person (other than the General Partner) in accordance with the provisions of this Section 7.5 is hereby approved by the Partnership and all Partners, (ii) it shall be deemed not to be a breach of any duty or any other obligation of any type whatsoever of the General Partner or any other Unrestricted Person for the Unrestricted Persons (other than the General Partner) to engage in such business interests and activities in preference to or to the exclusion of the Partnership and (iii) the Unrestricted Persons shall have no obligation hereunder or as a result of any duty otherwise existing at law, in equity or otherwise, to present business opportunities to the Partnership. Notwithstanding anything to the contrary in this Agreement or any duty otherwise existing at law or in equity, the doctrine of corporate opportunity, or any analogous doctrine, shall not apply to any Unrestricted Person (including the General Partner). No Unrestricted Person (including the General Partner) who acquires knowledge of a potential transaction, agreement, arrangement or other matter that may be an opportunity for the Partnership, shall have any duty to communicate or offer such opportunity to the Partnership, and such Unrestricted Person (including the General Partner) shall not be liable to the Partnership, to any Limited Partner or any other Person bound by this Agreement for breach of any duty by reason of the fact that such Unrestricted Person

(including the General Partner) pursues or acquires for itself, directs such opportunity to another Person or does not communicate such opportunity or information to the Partnership, provided that such Unrestricted Person does not engage in such business or activity using confidential or proprietary information provided by or on behalf of the Partnership to such Unrestricted Person.

       (d)   The General Partner and each of its Affiliates may acquire Units or other Partnership Interests in addition to those acquired on the Closing Date and, except as otherwise provided in this Agreement, shall be entitled to exercise, at their option, all rights relating to all Units and/or other Partnership Interests acquired by them. The term "Affiliates" when used in this Section 7.5(d) with respect to the General Partner shall not include any Group Member.

       Section 7.6    Loans from the General Partner; Loans or Contributions from the Partnership or Group Members.

       (a)   The General Partner or any of its Affiliates may lend to any Group Member, and any Group Member may borrow from the General Partner or any of its Affiliates, funds needed or desired by the Group Member for such periods of time and in such amounts as the General Partner may determine; provided, however, that in any such case the lending party may not charge the borrowing party interest at a rate greater than the rate that would be charged the borrowing party or impose terms less favorable to the borrowing party than would be charged or imposed on the borrowing party by unrelated lenders on comparable loans made on an arm's-length basis (without reference to the lending party's financial abilities or guarantees), all as determined by the General Partner. The borrowing party shall reimburse the lending party for any costs (other than any additional interest costs) incurred by the lending party in connection with the borrowing of such funds. For purposes of this Section 7.6(a) and Section 7.6(b), the term "Group Member" shall include any Affiliate of a Group Member that is controlled by the Group Member.

       (b)   The Partnership may lend or contribute to any Group Member, and any Group Member may borrow from the Partnership, funds on terms and conditions determined by the General Partner. No Group Member may lend funds to the General Partner or any of its Affiliates (other than another Group Member).

       (c)   No borrowing by any Group Member or the approval thereof by the General Partner shall be deemed to constitute a breach of any duty, expressed or implied, of the General Partner or its Affiliates to the Partnership or the Limited Partners existing hereunder, or existing at law, in equity or otherwise by reason of the fact that the purpose or effect of such borrowing is directly or indirectly to (i) enable distributions to the General Partner or its Affiliates (including in their capacities as Limited Partners) to exceed the General Partner's Percentage Interest of the total amount distributed to all Partners or (ii) hasten the expiration of the Subordination Period or the conversion of any Subordinated Units into Common Units.

       Section 7.7    Indemnification.

       (a)   To the fullest extent permitted by law but subject to the limitations expressly provided in this Agreement, all Indemnitees shall be indemnified and held harmless by the Partnership from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all threatened, pending or completed claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, and whether formal or informal and including appeals, in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as an Indemnitee and acting (or refraining to act) in such capacity on behalf of or for the benefit of the Partnership; provided, that the Indemnitee shall not be indemnified and held harmless pursuant to this Agreement if there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter for which the Indemnitee is seeking indemnification pursuant to this Agreement, the Indemnitee acted in bad faith or engaged in intentional fraud, willful misconduct or, in the case of a criminal matter, acted with knowledge that the Indemnitee's conduct was unlawful; provided, further, no indemnification pursuant to this Section 7.7 shall be available to any Affiliate of the General Partner (other than a Group Member), or to any other Indemnitee, with respect to any such Affiliate's obligations pursuant to the Transaction Documents. Any indemnification pursuant to this Section 7.7 shall be made only out of the assets of the Partnership, it being agreed that the General Partner shall not be personally liable for such indemnification and shall have no obligation to contribute or loan any monies or property to the Partnership to enable it to effectuate such indemnification.

       (b)   To the fullest extent permitted by law, expenses (including legal fees and expenses) incurred by an Indemnitee who is indemnified pursuant to Section 7.7(a) in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Partnership prior to a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter for which the Indemnitee is seeking indemnification pursuant to this Section 7.7, the Indemnitee is not entitled to be indemnified upon receipt by the Partnership of any undertaking by or on behalf of the Indemnitee to repay such amount if it shall be ultimately determined that the Indemnitee is not entitled to be indemnified as authorized by this Section 7.7.

       (c)   The indemnification provided by this Section 7.7 shall be in addition to any other rights to which an Indemnitee may be entitled under this Agreement or any other agreement, pursuant to any vote of the holders of Outstanding Limited Partner Interests, as a matter of law, in equity or otherwise, both as to actions in the Indemnitee's capacity as an Indemnitee and as to actions in any other capacity (including any capacity under the IPO Underwriting Agreement), and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee.

       (d)   The Partnership may purchase and maintain (or reimburse the General Partner or its Affiliates for the cost of) insurance, on behalf of the General Partner, its Affiliates and such other Persons as the General Partner shall determine, against any liability that may be asserted against, or expense that may be incurred by, such Person in connection with the Partnership's activities or such Person's activities on behalf of the Partnership, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

       (e)   For purposes of this Section 7.7, the Partnership shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Partnership also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute "fines" within the meaning of Section 7.7(a); and action taken or omitted by it with respect to any employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the best interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose that is in the best interests of the Partnership.

       (f)    In no event may an Indemnitee subject the Limited Partners to personal liability by reason of the indemnification provisions set forth in this Agreement.

       (g)   An Indemnitee shall not be denied indemnification in whole or in part under this Section 7.7 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

       (h)   The provisions of this Section 7.7 are for the benefit of the Indemnitees and their heirs, successors, assigns, executors and administrators and shall not be deemed to create any rights for the benefit of any other Persons.

       (i)    No amendment, modification or repeal of this Section 7.7 or any provision hereof shall in any manner terminate, reduce or impair the right of any past, present or future Indemnitee to be indemnified by the Partnership, nor the obligations of the Partnership to indemnify any such Indemnitee under and in accordance with the provisions of this Section 7.7 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

       Section 7.8    Liability of Indemnitees.

       (a)   Notwithstanding anything to the contrary set forth in this Agreement, no Indemnitee shall be liable for monetary damages to the Partnership, the Limited Partners, or any other Persons who are bound by this Agreement for losses sustained or liabilities incurred as a result of any act or omission of an Indemnitee unless there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter in question, the Indemnitee acted in bad faith or engaged in intentional fraud, willful misconduct or, in the case of a criminal matter, acted with knowledge that the Indemnitee's conduct was unlawful.

       (b)   The General Partner may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents, and the General Partner shall not be responsible for any misconduct or negligence on the part of any such agent appointed by the General Partner in good faith.

       (c)   To the extent that, at law or in equity, an Indemnitee has duties (including fiduciary duties) and liabilities relating thereto to the Partnership or to the Partners, the General Partner and any other Indemnitee acting in connection with the Partnership's business or affairs shall not be liable to the Partnership or to any Partner or to any other Persons who are bound by this Agreement for its good faith reliance on the provisions of this Agreement.

       (d)   Any amendment, modification or repeal of this Section 7.8 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the liability of the Indemnitees under this Section 7.8 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

       Section 7.9    Standards of Conduct; Resolution of Conflicts of Interest and Replacement of Duties.

       (a)   Whenever the General Partner makes a determination or takes or declines to take any action, or any Affiliate of the General Partner causes the General Partner to do so, in its capacity as the general partner of the Partnership as opposed to in its individual capacity, whether under this Agreement, any Group Member Agreement or any other agreement contemplated hereby or otherwise, then, unless a lesser standard is provided for in this Agreement, or the determination, action or omission has been approved as provided in Section 7.9(b)(i) or Section 7.9(b)(ii), the General Partner, or such Affiliate causing it to do so, shall make such determination or take or decline to take such action in good faith. Whenever the Board of Directors, any committee of the Board of Directors (including the Conflicts Committee) or any Affiliate of the General Partner makes a determination or takes or declines to take any action, whether under this Agreement, any Group Member Agreement or any other agreement contemplated hereby or otherwise, then, unless a lesser standard is provided for in this Agreement or the determination, action or omission has been approved as provided in Section 7.9(b)(ii), the Board of Directors, any committee of the Board of Directors (including the Conflicts Committee) or any Affiliate of the General Partner shall make such determination or take or decline to take such action in good faith. The foregoing and other lesser standards governing any determination, action or omission provided for in this Agreement are the sole and exclusive standards governing any such determinations, actions and omissions of the General Partner, the Board of Directors, any committee of the Board of Directors (including the Conflicts Committee) and any Affiliate of the General Partner, and no such Person shall be subject to any fiduciary duty or other duty or obligation, or any other, different or higher standard (all of which duties, obligations and standards are hereby eliminated, waived and disclaimed), under this Agreement, any Group Member Agreement or any other agreement contemplated hereby or otherwise, or under the Delaware Act or any other law, rule or regulation or at equity. Any determination, action or omission by the General Partner, the Board of Directors of the General Partner or any committee thereof (including the Conflicts Committee) or any Affiliate of the General Partner will for all purposes be presumed to have been in good faith. In any proceeding brought by or on behalf of the Partnership, any Limited Partner or any other Person who acquires an interest in a Partnership Interest or any other Person who is bound by this Agreement challenging such determination, action or omission, the Person bringing or prosecuting such proceeding shall have the burden of proving that such determination, action or omission was not in good faith. A determination or the taking or declining to take an action will be conclusively deemed to be in "good faith" for purposes of this Agreement if the Person or Persons making such determination or taking or declining to take such action subjectively believes (i) that the determination or other action is in the best interests of the Partnership, or (ii) in the case of any other provision of this Agreement or any Group Member Agreement that provides an express standard or required determination, that such express standard or required determination has been met. Further, a determination that a director satisfies the eligibility requirements to be a member of the Conflicts Committee will be conclusively deemed to be in "good faith" for purposes of this Agreement if the Person or Persons making such determination subjectively believes that such director satisfies the eligibility requirements to be a member of the Conflicts Committee.

       (b)   Unless a lesser standard is otherwise provided in this Agreement or any Group Member Agreement, whenever a potential conflict of interest exists or arises between the General Partner or any of its Affiliates, on the one hand, and the Partnership, any Group Member or any Partner, on the other hand, any resolution or course of action by the General Partner or its Affiliates in respect of such conflict of interest shall be permitted and deemed approved by all Partners, and shall not constitute a breach of this Agreement, any Group Member Agreement, any agreement contemplated herein or therein or of any duty stated or implied by law or equity, if the resolution or course of action in respect of such conflict of interest is (i) approved by Special Approval or (ii) approved by the vote of a majority of the Outstanding Common Units (excluding Common Units owned by the General Partner and its Affiliates). The General Partner shall be authorized but not required in connection with its resolution of such conflict of interest to seek Special Approval or Unitholder approval of such resolution, and the General Partner may also adopt a resolution or course of action that has not received Special Approval or Unitholder approval. If the General Partner does not obtain Special Approval or Unitholder approval of a resolution or course of action in respect of a conflict of interest as provided in either clause (i) or clause (ii) of the first sentence of this Section 7.9(b), then any such resolution or course of action shall be governed by Section 7.9(a). Whenever the General Partner makes a determination to refer any potential conflict of interest to the Conflicts Committee for Special Approval, to seek Unitholder approval or to adopt a resolution or course of action that has not received Special Approval or Unitholder approval, then the General Partner shall be entitled, to the fullest extent permitted by law, to make such determination free of any duty or obligation whatsoever to the Partnership or any Limited Partner, and the General Partner shall not, to the fullest extent permitted by law, be required to act in good faith or pursuant to any other standard or duty imposed by this Agreement, any Group Member Agreement, any other agreement contemplated hereby or otherwise or under the Delaware Act or any other law, rule or regulation or at equity, and the General Partner in making such determination shall be permitted to do so in its sole and absolute discretion. If Special Approval is obtained, then it shall be presumed that, in making its decision, the Conflicts Committee acted in good faith. In any proceeding brought by any Limited Partner or by or on behalf of such Limited Partner or any other Limited Partner or the Partnership or by or on behalf of any Person who acquires an interest in a Partnership Interest challenging any action or decision by the Conflicts Committee with respect to any matter referred to the Conflicts Committee for Special Approval, or challenging any determination by the Board of Directors that a director satisfies the eligibility requirements to be a member of the Conflicts Committee, the Person bringing or prosecuting such proceeding shall have the burden of overcoming the presumption that the Conflicts Committee or the Board of Directors, as applicable, acted in good faith. Notwithstanding anything to the contrary in this Agreement or any duty otherwise existing at law or equity, the conflicts of interest described in the IPO Registration Statement are hereby approved by all Partners and shall not constitute a breach of this Agreement or any such duty.

       (c)   Whenever the General Partner makes a determination or takes or declines to take any action, or any Affiliate of the General Partner causes the General Partner to do so, in its individual capacity as opposed to in its capacity as the general partner of the Partnership, whether under this Agreement, any Group Member Agreement or any other agreement contemplated hereby or otherwise, then (i) the General Partner, or such Affiliate causing it to do so, is entitled, to the fullest extent permitted by law, to make such determination or to take or decline to take such action free of any duty (including any fiduciary duty) or obligation whatsoever to the Partnership, any Limited Partner, any other Person who acquires an interest in a Partnership Interest or any other Person who is bound by this Agreement, (ii) the General Partner, or such Affiliate causing it to do so, shall not, to the fullest extent permitted by law, be required to act in good faith or pursuant to any other standard imposed by this Agreement, any Group Member Agreement, any other agreement contemplated hereby or otherwise or under the Delaware Act or any other law, rule or regulation or at equity and (iii) the Person or Persons making such determination or taking or declining to take such action shall be permitted to do so in their sole and absolute discretion. By way of illustration and not of limitation, whenever the phrases "at its option," "its sole and absolute discretion" or some variation of those phrases, are used in this Agreement, they indicate that the General Partner is acting in its individual capacity. For the avoidance of doubt, whenever the General Partner votes or transfers its Partnership Interests, or refrains from voting or transferring its Partnership Interests, it shall be acting in its individual capacity.

       (d)   The General Partner's organizational documents may provide that determinations to take or decline to take any action in its individual, rather than representative, capacity may or shall be determined by its members, if the General Partner is a limited liability company, stockholders, if the General Partner is a corporation, or the members or stockholders of the General Partner's general partner, if the General Partner is a general or limited partnership.

       (e)   Notwithstanding anything to the contrary in this Agreement, the General Partner and its Affiliates shall have no duty or obligation, express or implied, to (i) sell or otherwise dispose of, or approve the sale or disposition of, any asset of the Partnership Group other than in the ordinary course of business or (ii) permit any Group Member to use any facilities or assets of the General Partner and its Affiliates, except as may be provided in contracts entered into from time to time specifically dealing with such use. Any determination by either the General Partner or any of its Affiliates to enter into such contracts shall, in each case, be at its option.

       (f)    The Limited Partners, any other Person who acquires an interest in a Partnership Interest and any other Person bound by this Agreement hereby authorize the General Partner, on behalf of the Partnership as a general partner or member of a Group Member, to approve actions by the general partner or member of such Group Member similar to those actions permitted to be taken by the General Partner pursuant to this Section 7.9.

       (g)   For the avoidance of doubt, whenever the Board of Directors, any member of the Board of Directors, any committee of the Board of Directors (including the Conflicts Committee) and any member of any such committee, the officers of the General Partner or any Affiliates of the General Partner make a determination on behalf of or recommendation to the General Partner, or cause the General Partner to take or omit to take any action, whether in the General Partner's capacity as the General Partner or in its individual capacity, the standards of care applicable to the General Partner shall apply to such Persons, and such Persons shall be entitled to all benefits and rights (but not the obligations) of the General Partner hereunder, including eliminations, waivers and modifications of duties (including any fiduciary duties) to the Partnership, any of its Partners or any other Person who acquires an interest in a Partnership Interest or any other Person bound by this Agreement, and the protections and presumptions set forth in this Agreement.

       Section 7.10    Other Matters Concerning the General Partner and Other Indemnitees.

       (a)   The General Partner and any other Indemnitee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

       (b)   The General Partner and any other Indemnitee may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisers selected by it, and any act taken or omitted to be taken in reliance upon the advice or opinion (including an Opinion of Counsel) of such Persons as to matters that the General Partner or such Indemnitee, respectively, reasonably believes to be within such Person's professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such advice or opinion.

       (c)   The General Partner shall have the right, in respect of any of its powers or obligations hereunder, to act through any of its duly authorized officers, a duly appointed attorney or attorneys-in-fact or the duly authorized officers of the Partnership or any Group Member.

       Section 7.11    Purchase or Sale of Partnership Interests.     The General Partner may cause the Partnership to purchase or otherwise acquire Partnership Interests or Derivative Partnership Interests; provided that, except as permitted pursuant to Section 4.10, the General Partner may not cause any Group Member to purchase Subordinated Units during the Subordination Period. As long as Partnership Interests are held by any Group Member, such Partnership Interests shall not be considered Outstanding for any purpose, except as otherwise provided herein. The General Partner or any Affiliate of the General Partner may also purchase or otherwise acquire and sell or otherwise dispose of Partnership Interests for its own account, subject to the provisions of Articles IV and X.

       Section 7.12    Registration Rights of the General Partner and its Affiliates.

       (a)    Demand Registration.     Upon receipt of a Notice from any Holder at any time after the 180th day after the Closing Date, the Partnership shall file with the Commission as promptly as reasonably practicable a registration statement under the Securities Act (each, a "Registration Statement") providing for the resale of the Registrable Securities identified in such Notice, which may, at the option of the Holder giving such Notice, be a Registration Statement that provides for the resale of the Registrable Securities from time to time pursuant to Rule 415 under the Securities Act. The Partnership shall use commercially reasonable efforts to cause such Registration Statement to become effective as soon as reasonably practicable after the initial filing of the Registration Statement and to remain effective and available for the resale of the Registrable Securities by the Selling Holders named therein until the earlier of (i) six months following such Registration Statement's effective date and (ii) the date on which all Registrable Securities covered by such Registration Statement have been sold. In the event one or more Holders request in a Notice to dispose of a number of Registrable Securities that such Holder or Holders reasonably anticipates will result in gross proceeds of at least $30 million in the aggregate pursuant to a Registration Statement in an Underwritten Offering, the Partnership shall retain underwriters that are reasonably acceptable to such Selling Holders in order to permit such Selling Holders to effect such disposition through an Underwritten Offering; provided, however, that the Partnership shall have the exclusive right to select the bookrunning managers. The Partnership and such Selling Holders shall enter into an underwriting agreement in customary form that is reasonably acceptable to the Partnership and take all reasonable actions as are requested by the managing underwriters to facilitate the Underwritten Offering and sale of Registrable Securities therein. No Holder may participate in the Underwritten Offering unless it agrees to sell its Registrable Securities covered by the Registration Statement on the terms and conditions of the underwriting agreement and completes and delivers all necessary documents and information reasonably required under the terms of such underwriting agreement. In the event that the managing underwriter of such Underwritten Offering advises the Partnership and the Holder in writing that in its opinion the inclusion of all or some Registrable Securities would adversely and materially affect the timing or success of the Underwritten Offering, the amount of Registrable Securities that each Selling Holder requested be included in such Underwritten Offering shall be reduced on a Pro Rata basis to the aggregate amount that the managing underwriter deems will not have such material and adverse effect. Any Holder may withdraw from such Underwritten Offering by notice to the Partnership and the managing underwriter; provided such notice is delivered prior to the launch of such Underwritten Offering.

       (b)    Piggyback Registration.     At any time after the 180th day after the Closing Date, if the Partnership shall propose to file a Registration Statement (other than pursuant to a demand made pursuant to Section 7.12(a)) for an offering of Partnership Interests for cash (other than an offering relating solely to an employee benefit plan, an offering relating to a transaction on Form S-4 or an offering on any registration statement that does not permit secondary sales), the Partnership shall notify all Holders of such proposal at least five Business Days before the proposed filing date. The Partnership shall use commercially reasonable efforts to include such number of Registrable Securities held by any Holder in such Registration Statement as each Holder shall request in a Notice received by the Partnership within two Business Days of such Holder's receipt of the notice from the Partnership. If the Registration Statement about which the Partnership gives notice under this Section 7.12(b) is for an Underwritten Offering, then any Holder's ability to include its desired amount of Registrable Securities in such Registration Statement shall be conditioned on such Holder's inclusion of all such Registrable Securities in the Underwritten Offering; provided that, in the event that the managing underwriter of such Underwritten Offering advises the Partnership and the Holder in writing that in its opinion the inclusion of all or some Registrable Securities would adversely and materially affect the timing or success of the Underwritten Offering, the amount of Registrable Securities that each Selling Holder requested be included in such Underwritten Offering shall be reduced on a Pro Rata basis to the aggregate amount that the managing underwriter deems will not have such material and adverse effect. In connection with any such Underwritten Offering, the Partnership and the Selling Holders involved shall enter into an underwriting agreement in customary form that is reasonably acceptable to the Partnership and take all reasonable actions as are requested by the managing underwriters to facilitate the Underwritten Offering and sale of Registrable Securities therein. No Holder may participate in the Underwritten Offering unless it agrees to sell its Registrable Securities covered by the Registration Statement on the terms and conditions of the underwriting agreement and completes and delivers all necessary documents and information reasonably required under the terms of such underwriting agreement. Any Holder may withdraw from such Underwritten Offering by notice to the Partnership and the managing underwriter; provided such notice is delivered prior to the launch of such Underwritten Offering. The Partnership shall have the right to terminate or withdraw any Registration Statement or Underwritten Offering initiated by it under this Section 7.12(b) prior to the effective date of the Registration Statement or the pricing date of the Underwritten Offering, as applicable.

       (c)    Sale Procedures.     In connection with its obligations under this Section 7.12, the Partnership shall:

         (i)  furnish to each Selling Holder (A) as far in advance as reasonably practicable before filing a Registration Statement or any supplement or amendment thereto, upon request, copies of reasonably complete drafts of all such documents proposed to be filed (including exhibits and each document incorporated by reference therein to the extent then required by the rules and regulations of the Commission), and provide each such Selling Holder the opportunity to object to any information pertaining to such Selling Holder and its plan of distribution that is contained therein and make the corrections reasonably requested by such Selling Holder with respect to such information prior to filing a Registration Statement or supplement or amendment thereto, and (B) such number of copies of such Registration Statement and the prospectus included therein and any supplements and amendments thereto as such Persons may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities covered by such Registration Statement; provided, however, that the Partnership will not have any obligation to provide any document pursuant to clause (B) hereof that is available on the Commission's website;

         (ii)  if applicable, use its commercially reasonable efforts to register or qualify the Registrable Securities covered by a Registration Statement under the securities or blue sky laws of such jurisdictions as the Selling Holders or, in the case of an Underwritten Offering, the managing underwriter, shall reasonably request; provided, however, that the Partnership will not be required to qualify generally to transact business in any jurisdiction where it is not then required to so qualify or to take any action that would subject it to general service of process in any jurisdiction where it is not then so subject;

        (iii)  promptly notify each Selling Holder and each underwriter, at any time when a prospectus is required to be delivered under the Securities Act, of (A) the filing of a Registration Statement or any prospectus or prospectus supplement to be used in connection therewith, or any amendment or supplement thereto, and, with respect to such Registration Statement or any post-effective amendment thereto, when the same has become effective; and (B) any written comments from the Commission with respect to any Registration Statement or any document incorporated by reference therein and any written request by the Commission for amendments or supplements to a Registration Statement or any prospectus or prospectus supplement thereto;

        (iv)  immediately notify each Selling Holder and each underwriter, at any time when a prospectus is required to be delivered under the Securities Act, of (A) the occurrence of any event or existence of any fact (but not a description of such event or fact) as a result of which the prospectus or prospectus supplement contained in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of the prospectus contained therein, in the light of the circumstances under which a statement is made); (B) the issuance or threat of issuance by the Commission of any stop order suspending the effectiveness of a Registration Statement, or the initiation of any proceedings for that purpose; or (C) the receipt by the Partnership of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction. Following the provision of such notice, subject to Section 7.12(f) , the Partnership agrees to, as promptly as practicable, amend or supplement the prospectus or prospectus supplement or take other appropriate action so that the prospectus or prospectus supplement does not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and to take such other reasonable action as is necessary to remove a stop order, suspension, threat thereof or proceedings related thereto; and

         (v)  enter into customary agreements and take such other actions as are reasonably requested by the Selling Holders or the underwriters, if any, in order to expedite or facilitate the disposition of the Registrable Securities, including the provision of comfort letters and legal opinions as are customary in such securities offerings.

       (d)    Suspension.     Each Selling Holder, upon receipt of notice from the Partnership of the happening of any event of the kind described in Section 7.12(c)(iv), shall forthwith discontinue disposition of the Registrable Securities by means of a prospectus or prospectus supplement until such Selling Holder's receipt of the copies of the supplemented or amended prospectus contemplated by such subsection or until it is advised in writing by the Partnership that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings incorporated by reference in the prospectus.

       (e)    Expenses.     Except as set forth in an underwriting agreement for the applicable Underwritten Offering or as otherwise agreed between a Selling Holder and the Partnership, all costs and expenses of a Registration Statement filed or an Underwritten Offering that includes Registrable Securities pursuant to this Section 7.12 (other than underwriting discounts and commissions on Registrable Securities and fees and expenses of counsel and advisors to Selling Holders) shall be paid by the Partnership.

       (f)    Delay Right.     Notwithstanding anything to the contrary herein, if the General Partner determines that the Partnership's compliance with its obligations in this Section 7.12 would be detrimental to the Partnership because such registration would (x) materially interfere with a significant acquisition, reorganization or other similar transaction involving the Partnership, (y) require premature disclosure of material information that the Partnership has a bona fide business purpose for preserving as confidential or (z) render the Partnership unable to comply with requirements under applicable securities laws, then the Partnership shall have the right to postpone compliance with such obligations for a period of not more than six months; provided, however, that such right may not be exercised more than twice in any 24-month period.

       (g)    Indemnification.

         (i)  In addition to and not in limitation of the Partnership's obligation under Section 7.7, the Partnership shall, to the fullest extent permitted by law, indemnify and hold harmless each Selling Holder, its officers, directors and each Person who controls the Holder (within the meaning of the Securities Act) and any agent thereof (collectively, "Indemnified Persons") from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any Indemnified Person may be involved, or is threatened to be involved, as a party or otherwise, under the Securities Act or otherwise (hereinafter referred to in this Section 7.12(g) as a "claim" and in the plural as "claims") based upon, arising out of or resulting from any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, preliminary prospectus, final prospectus or issuer free writing prospectus under which any Registrable Securities were registered or sold by such Selling Holder under the Securities Act, or arising out of, based upon or resulting from the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Partnership shall not be liable to any Indemnified Person to the extent that any such claim arises out of, is based upon or results from an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement, preliminary prospectus, final prospectus or issuer free writing prospectus in reliance upon and in conformity with written information furnished to the Partnership by or on behalf of such Indemnified Person specifically for use in the preparation thereof.

         (ii)  Each Selling Holder shall, to the fullest extent permitted by law, indemnify and hold harmless the Partnership, the General Partner, the General Partner's officers and directors and each Person who controls the Partnership or the General Partner (within the meaning of the Securities Act) and any agent thereof to the same extent as the foregoing indemnity from the Partnership to the Selling Holders, but only with respect to information regarding such Selling Holder furnished in writing by or on behalf of such Selling Holder expressly for inclusion in a

  Registration Statement, prospectus or free writing prospectus relating to the Registrable Securities held by such Selling Holder.

        (iii)  The provisions of this Section 7.12(g) shall be in addition to any other rights to indemnification or contribution that a Person entitled to indemnification under this Section 7.12(g) may have pursuant to law, equity, contract or otherwise.

       (h)    Specific Performance.     Damages in the event of breach of Section 7.12 by a party hereto may be difficult, if not impossible, to ascertain, and it is therefore agreed that each party, in addition to and without limiting any other remedy or right it may have, will have the right to seek an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach, and enforcing specifically the terms and provisions hereof, and each of the parties hereto hereby waives, to the fullest extent permitted by law, any and all defenses it may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief. The existence of this right will not preclude any such party from pursuing any other rights and remedies at law or in equity that such party may have.

       Section 7.13    Reliance by Third Parties.     Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Partnership shall be entitled to assume that the General Partner and any officer of the General Partner authorized by the General Partner to act on behalf of and in the name of the Partnership has full power and authority to encumber, sell or otherwise use in any manner any and all assets of the Partnership and to enter into any authorized contracts on behalf of the Partnership, and such Person shall be entitled to deal with the General Partner or any such officer as if it were the Partnership's sole party in interest, both legally and beneficially. Each Limited Partner hereby waives, to the fullest extent permitted by law, any and all defenses or other remedies that may be available against such Person to contest, negate or disaffirm any action of the General Partner or any such officer in connection with any such dealing. In no event shall any Person dealing with the General Partner or any such officer or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the General Partner or any such officer or its representatives. Each and every certificate, document or other instrument executed on behalf of the Partnership by the General Partner or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (a) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (b) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Partnership and (c) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Partnership.

       Section 7.14    Replacement of Fiduciary Duties.     Notwithstanding any other provision of this Agreement, to the extent that, at law or in equity, the General Partner or any other Indemnitee would have duties (including fiduciary duties) to the Partnership, to another Partner, to any Person who acquires an interest in a Partnership Interest or to any other Person bound by this Agreement, all such duties (including fiduciary duties) are hereby eliminated, to the fullest extent permitted by law, and replaced with the duties expressly set forth herein. The elimination of duties (including fiduciary duties) to the Partnership, each of the Partners, each other Person who acquires an interest in a Partnership Interest and each other Person bound by this Agreement and replacement thereof with the duties expressly set forth herein are approved by the Partnership, each of the Partners, each other Person who acquires an interest in a Partnership Interest and each other Person bound by this Agreement.

ARTICLE VIII
BOOKS, RECORDS, ACCOUNTING AND REPORTS

       Section 8.1    Records and Accounting.     The General Partner shall keep or cause to be kept at the principal office of the Partnership appropriate books and records with respect to the Partnership's business, including all books and records necessary to provide to the Limited Partners any information required to be provided pursuant to Section 3.3(a). Any books and records maintained by or on behalf of the Partnership in the regular course of its business, including the

Partnership Register, books of account and records of Partnership proceedings, may be kept on, or be in the form of, computer disks, hard drives, punch cards, magnetic tape, photographs, micrographics or any other information storage device, provided that the books and records so maintained are convertible into clearly legible written form within a reasonable period of time. The books of the Partnership shall be maintained, for financial reporting purposes, on an accrual basis in accordance with U.S. GAAP. The Partnership shall not be required to keep books maintained on a cash basis and the General Partner shall be permitted to calculate cash-based measures, including Operating Surplus and Adjusted Operating Surplus, by making such adjustments to its accrual basis books to account for non-cash items and other adjustments as the General Partner determines to be necessary or appropriate.

       Section 8.2    Fiscal Year.     The fiscal year of the Partnership shall be a fiscal year ending December 31.

       Section 8.3    Reports.

       (a)   Whether or not the Partnership is subject to the requirement to file reports with the Commission, as soon as practicable, but in no event later than 105 days after the close of each fiscal year of the Partnership (or such shorter period as required by the Commission), the General Partner shall cause to be mailed or made available, by any reasonable means (including posting on or accessible through the Partnership's or the Commission's website) to each Record Holder of a Unit as of a date selected by the General Partner, an annual report containing financial statements of the Partnership for such fiscal year of the Partnership, presented in accordance with U.S. GAAP, including a balance sheet and statements of operations, Partnership equity and cash flows, such statements to be audited by a firm of independent public accountants selected by the General Partner, and such other information as may be required by applicable law, regulation or rule of the Commission or any National Securities Exchange on which the Units are listed or admitted to trading, or as the General Partner determines to be necessary or appropriate.

       (b)   Whether or not the Partnership is subject to the requirement to file reports with the Commission, as soon as practicable, but in no event later than 50 days after the close of each Quarter (or such shorter period as required by the Commission) except the last Quarter of each fiscal year, the General Partner shall cause to be mailed or made available, by any reasonable means (including posting on or accessible through the Partnership's or the Commission's website) to each Record Holder of a Unit, as of a date selected by the General Partner, a report containing unaudited financial statements of the Partnership and such other information as may be required by applicable law, regulation or rule of the Commission or any National Securities Exchange on which the Units are listed or admitted to trading, or as the General Partner determines to be necessary or appropriate.

ARTICLE IX
TAX MATTERS

       Section 9.1    Tax Returns and Information.     The Partnership shall timely file all returns of the Partnership that are required for federal, state and local income tax purposes on the basis of the accrual method and the taxable period or year that it is required by law to adopt, from time to time, as determined by the General Partner. In the event the Partnership is required to use a taxable period other than a year ending on December 31, the General Partner shall use reasonable efforts to change the taxable period of the Partnership to a year ending on December 31. The tax information reasonably required by Record Holders for federal, state and local income tax reporting purposes with respect to a taxable period shall be furnished to them within 90 days of the close of the calendar year in which the Partnership's taxable period ends. The classification, realization and recognition of income, gain, losses and deductions and other items shall be on the accrual method of accounting for federal income tax purposes.

       Section 9.2    Tax Elections.

       (a)   The Partnership shall make the election under Section 754 of the Code in accordance with applicable regulations thereunder, subject to the reservation of the right to seek to revoke any such election upon the General Partner's determination that such revocation is in the best interests of the Limited Partners. Notwithstanding any other provision herein contained, for the purposes of computing the adjustments under Section 743(b) of the Code, the General Partner shall be authorized (but not required) to adopt a convention whereby the price paid by a transferee of a

Limited Partner Interest will be deemed to be the lowest quoted Closing Price of the Limited Partner Interests on any National Securities Exchange on which such Limited Partner Interests are listed or admitted to trading during the calendar month in which such transfer is deemed to occur pursuant to Section 6.2(f) without regard to the actual price paid by such transferee.

       (b)   Except as otherwise provided herein, the General Partner shall determine whether the Partnership should make any other elections permitted by the Code.

       Section 9.3    Tax Controversies.     Subject to the provisions hereof, the General Partner is designated as the "tax matters partner" (as defined in Section 6231(a)(7) of the Code) and is authorized and required to represent the Partnership (at the Partnership's expense) in connection with all examinations of the Partnership's affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend Partnership funds for professional services and costs associated therewith. Each Partner agrees to cooperate with the General Partner and to do or refrain from doing any or all things reasonably required by the General Partner to conduct such proceedings.

       Section 9.4    Withholding.     Notwithstanding any other provision of this Agreement, the General Partner is authorized to take any action that may be required to cause the Partnership and other Group Members to comply with any withholding requirements established under the Code or any other federal, state or local law including pursuant to Sections 1441, 1442, 1445 and 1446 of the Code, or established under any foreign law. To the extent that the Partnership is required or elects to withhold and pay over to any taxing authority any amount resulting from the allocation or distribution of income to any Partner (including by reason of Section 1446 of the Code), the General Partner may treat the amount withheld as a distribution of cash pursuant to Section 6.3 or Section 12.4(c) in the amount of such withholding from such Partner.

ARTICLE X
ADMISSION OF PARTNERS

       Section 10.1    Admission of Limited Partners.

       (a)   Upon the issuance by the Partnership of Common Units, Subordinated Units and Incentive Distribution Rights to the General Partner, Landmark, Fund A, Fund D and the IPO Underwriters in connection with the Initial Public Offering as described in Article V, such Persons shall, by acceptance of such Partnership Interests, and upon becoming the Record Holders of such Partnership Interests, be admitted to the Partnership as Initial Limited Partners in respect of the Common Units, Subordinated Units or Incentive Distribution Rights issued to them and be bound by this Agreement, all with or without execution of this Agreement by such Persons.

       (b)   By acceptance of any Limited Partner Interests transferred in accordance with Article IV or acceptance of any Limited Partner Interests issued pursuant to Article V or pursuant to a merger, consolidation or conversion pursuant to Article XIV, and except as provided in Section 4.9, each transferee of, or other such Person acquiring, a Limited Partner Interest (including any nominee, agent or representative acquiring such Limited Partner Interests for the account of another Person or Group, who shall be subject to Section 10.1(c) below) (i) shall be admitted to the Partnership as a Limited Partner with respect to the Limited Partner Interests so transferred or issued to such Person when such Person becomes the Record Holder of the Limited Partner Interests so transferred or acquired, (ii) shall become bound, and shall be deemed to have agreed to be bound, by the terms of this Agreement, (iii) shall be deemed to represent that the transferee or acquirer has the capacity, power and authority to enter into this Agreement and (iv) shall be deemed to make any consents, acknowledgements or waivers contained in this Agreement, all with or without execution of this Agreement by such Person. The transfer of any Limited Partner Interests and the admission of any new Limited Partner shall not constitute an amendment to this Agreement. A Person may become a Limited Partner without the consent or approval of any of the Partners. A Person may not become a Limited Partner without acquiring a Limited Partner Interest and becoming the Record Holder of such Limited Partner Interest. The rights and obligations of a Person who is an Ineligible Holder shall be determined in accordance with Section 4.9.

       (c)   With respect to any Limited Partner that holds Units representing Limited Partner Interests for another Person's account (such as a broker, dealer, bank, trust company or clearing corporation, or an agent of any of the foregoing), in whose name such Units are registered, such Limited Partner shall, in exercising the rights of a Limited Partner in respect of such Units on any matter, and unless the arrangement between such Persons provides otherwise, take all action as a Limited Partner by virtue of being the Record Holder of such Units at the direction of the Person who is the beneficial owner, and the Partnership shall be entitled to assume such Limited Partner is so acting without further inquiry.

       (d)   The name and mailing address of each Record Holder shall be listed in the Partnership Register or on the books maintained for such purpose by the Transfer Agent. The General Partner shall update the Partnership Register from time to time as necessary to reflect accurately the information therein (or shall cause the Transfer Agent to do so, as applicable).

       (e)   Any transfer of a Limited Partner Interest shall not entitle the transferee to share in the profits and losses, to receive distributions, to receive allocations of income, gain, loss, deduction or credit or any similar item or to any other rights to which the transferor was entitled until the transferee becomes a Limited Partner pursuant to Section 10.1(b).

       Section 10.2    Admission of Successor General Partner.     A successor General Partner approved pursuant to Section 11.1 or Section 11.2 or the transferee of or successor to all of the General Partner Interest pursuant to Section 4.6 who is proposed to be admitted as a successor General Partner shall be admitted to the Partnership as the General Partner, effective immediately prior to (a) the withdrawal or removal of the predecessor or transferring General Partner pursuant to Section 11.1 or Section 11.2 or (b) the transfer of the General Partner Interest pursuant to Section 4.6; provided, however, that no such successor shall be admitted to the Partnership until compliance with the terms of Section 4.6 has occurred and such successor has executed and delivered such other documents or instruments as may be required to effect such admission. Any such successor is hereby authorized to and shall, subject to the terms hereof, carry on the business of the members of the Partnership Group without dissolution.

       Section 10.3    Amendment of Agreement and Certificate of Limited Partnership.     To effect the admission to the Partnership of any Partner, the General Partner shall take all steps necessary or appropriate under the Delaware Act to amend the Partnership Register or other records of the Partnership to reflect such admission and, if necessary, to prepare as soon as practicable an amendment to this Agreement and, if required by law, the General Partner shall prepare and file an amendment to the Certificate of Limited Partnership.

ARTICLE XI
WITHDRAWAL OR REMOVAL OF PARTNERS

       Section 11.1    Withdrawal of the General Partner.

       (a)   The General Partner shall be deemed to have withdrawn from the Partnership upon the occurrence of any one of the following events (each such event herein referred to as an "Event of Withdrawal"):

         (i)  The General Partner voluntarily withdraws from the Partnership by giving written notice to the other Partners;

         (ii)  The General Partner transfers all of its General Partner Interest pursuant to Section 4.6;

        (iii)  The General Partner is removed pursuant to Section 11.2;

        (iv)  The General Partner (A) makes a general assignment for the benefit of creditors; (B) files a voluntary bankruptcy petition for relief under Chapter 7 of the United States Bankruptcy Code; (C) files a petition or answer seeking for itself a liquidation, dissolution or similar relief (but not a reorganization) under any law; (D) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the General Partner in a proceeding of the type described in clauses (A) through (C) of this Section 11.1(a)(iv); or

  (E) seeks, consents to or acquiesces in the appointment of a trustee (but not a debtor-in-possession), receiver or liquidator of the General Partner or of all or any substantial part of its properties;

         (v)  A final and non-appealable order of relief under Chapter 7 of the United States Bankruptcy Code is entered by a court with appropriate jurisdiction pursuant to a voluntary or involuntary petition by or against the General Partner; or

        (vi)  (A) if the General Partner is a corporation, a certificate of dissolution or its equivalent is filed for the General Partner, or 90 days expire after the date of notice to the General Partner of revocation of its charter without a reinstatement of its charter, under the laws of its state of incorporation; (B) if the General Partner is a partnership or a limited liability company, the dissolution and commencement of winding up of the General Partner; (C) if the General Partner is acting in such capacity by virtue of being a trustee of a trust, the termination of the trust; (D) if the General Partner is a natural person, his death or adjudication of incompetency; and (E) otherwise upon the termination of the General Partner.

If an Event of Withdrawal specified in Section 11.1(a)(iv), (v) or (vi)(A), (B), (C) or (E) occurs, the withdrawing General Partner shall give notice to the Limited Partners within 30 days after such occurrence. The Partners hereby agree that only the Events of Withdrawal described in this Section 11.1 shall result in the withdrawal of the General Partner from the Partnership.

       (b)   Withdrawal of the General Partner from the Partnership upon the occurrence of an Event of Withdrawal shall not constitute a breach of this Agreement under the following circumstances: (i) at any time during the period beginning on the Closing Date and ending at 12:00 midnight, Eastern Time, on December 31, 2024 the General Partner voluntarily withdraws by giving at least 90 days' advance notice of its intention to withdraw to the Limited Partners; provided, that prior to the effective date of such withdrawal, the withdrawal is approved by Unitholders holding at least a majority of the Outstanding Common Units (excluding Common Units owned by the General Partner and its Affiliates) and the General Partner delivers to the Partnership an Opinion of Counsel ("Withdrawal Opinion of Counsel") that such withdrawal (following the selection of the successor General Partner) would not result in the loss of the limited liability under the Delaware Act of any Limited Partner or cause any Group Member to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes (to the extent not already so treated or taxed); (ii) at any time after 12:00 midnight, Eastern Time, on December 31, 2024 the General Partner voluntarily withdraws by giving at least 90 days' advance notice to the Unitholders, such withdrawal to take effect on the date specified in such notice; (iii) at any time that the General Partner ceases to be the General Partner pursuant to Section 11.1(a)(ii) or is removed pursuant to Section 11.2; or (iv) notwithstanding clause (i) of this sentence, at any time that the General Partner voluntarily withdraws by giving at least 90 days' advance notice of its intention to withdraw to the Limited Partners, such withdrawal to take effect on the date specified in the notice, if at the time such notice is given one Person and its Affiliates (other than the General Partner and its Affiliates) own beneficially or of record or control at least 50% of the Outstanding Units. The withdrawal of the General Partner from the Partnership upon the occurrence of an Event of Withdrawal shall also constitute the withdrawal of the General Partner as general partner or managing member, if any, to the extent applicable, of the other Group Members. If the General Partner gives a notice of withdrawal pursuant to Section 11.1(a)(i), the holders of a Unit Majority, may, prior to the effective date of such withdrawal, elect a successor General Partner. The Person so elected as successor General Partner shall automatically become the successor general partner or managing member, to the extent applicable, of the other Group Members of which the General Partner is a general partner or a managing member. If, prior to the effective date of the General Partner's withdrawal, a successor is not elected by the Unitholders as provided herein or the Partnership does not receive a Withdrawal Opinion of Counsel, the Partnership shall be dissolved in accordance with Section 12.1 unless the business of the Partnership is continued pursuant to Section 12.2. Any successor General Partner elected in accordance with the terms of this Section 11.1 shall be subject to the provisions of Section 10.2.

       Section 11.2    Removal of the General Partner.     The General Partner may be removed if such removal is approved by the Unitholders holding at least 66 2/3% of the Outstanding Units (including Units held by the General Partner and its Affiliates) voting as a single class. Any such action by such holders for removal of the General Partner must also provide for the election of a successor General Partner by the Unitholders holding a majority of the outstanding Common Units voting as a class and Unitholders holding a majority of the outstanding Subordinated Units (if any Subordinated Units are then Outstanding) voting as a class (including, in each case, Units held by the General Partner and its Affiliates). Such removal shall be effective immediately following the admission of a successor General Partner pursuant to Section 10.2. The removal of the General Partner shall also automatically constitute the removal of the General Partner as general partner or managing member, to the extent applicable, of the other Group Members of which the General Partner is a general partner or a managing member. If a Person is elected as a successor General Partner in accordance with the terms of this Section 11.2, such Person shall, upon admission pursuant to Section 10.2, automatically become a successor general partner or managing member, to the extent applicable, of the other Group Members of which the General Partner is a general partner or a managing member. The right of the holders of Outstanding Units to remove the General Partner shall not exist or be exercised unless the Partnership has received an opinion opining as to the matters covered by a Withdrawal Opinion of Counsel. Any successor General Partner elected in accordance with the terms of this Section 11.2 shall be subject to the provisions of Section 10.2.

       Section 11.3    Interest of Departing General Partner and Successor General Partner.

       (a)   In the event of (i) withdrawal of the General Partner under circumstances where such withdrawal does not violate this Agreement or (ii) removal of the General Partner by the holders of Outstanding Units under circumstances where Cause does not exist, if the successor General Partner is elected in accordance with the terms of Section 11.1 or Section 11.2, the Departing General Partner shall have the option, exercisable prior to the effective date of the withdrawal or removal of such Departing General Partner, to require its successor to purchase its General Partner Interest and its or its Affiliates' general partner interest (or equivalent interest), if any, in the other Group Members and all of its or its Affiliates' Incentive Distribution Rights (collectively, the "Combined Interest") in exchange for an amount in cash equal to the fair market value of such Combined Interest, such amount to be determined and payable as of the effective date of its withdrawal or removal. If the General Partner is removed by the Unitholders under circumstances where Cause exists or if the General Partner withdraws under circumstances where such withdrawal violates this Agreement, and if a successor General Partner is elected in accordance with the terms of Section 11.1 or Section 11.2 (or if the business of the Partnership is continued pursuant to Section 12.2 and the successor General Partner is not the former General Partner), such successor shall have the option, exercisable prior to the effective date of the withdrawal or removal of such Departing General Partner (or, in the event the business of the Partnership is continued, prior to the date the business of the Partnership is continued), to purchase the Combined Interest for such fair market value of such Combined Interest. In either event, the Departing General Partner shall be entitled to receive all reimbursements due such Departing General Partner pursuant to Section 7.4, including any employee-related liabilities (including severance liabilities), incurred in connection with the termination of any employees employed by the Departing General Partner or its Affiliates (other than any Group Member) for the benefit of the Partnership or the other Group Members.

For purposes of this Section 11.3(a), the fair market value of the Combined Interest shall be determined by agreement between the Departing General Partner and its successor or, failing agreement within 30 days after the effective date of such Departing General Partner's withdrawal or removal, by an independent investment banking firm or other independent expert selected by the Departing General Partner and its successor, which, in turn, may rely on other experts, and the determination of which shall be conclusive as to such matter. If such parties cannot agree upon one independent investment banking firm or other independent expert within 45 days after the effective date of such withdrawal or removal, then the Departing General Partner shall designate an independent investment banking firm or other independent expert, the Departing General Partner's successor shall designate an independent investment banking firm or other independent expert, and such firms or experts shall mutually select a third independent investment banking firm or independent expert, which third independent investment banking firm or other independent expert shall determine the fair market value of the Combined Interest. In making its determination, such third independent investment banking firm or other independent expert may consider the then current trading price of Units on any National Securities Exchange on which Units are then listed or admitted to trading, the value of the Partnership's assets, the rights and obligations of the Departing General Partner, the value of the Incentive Distribution Rights and the General Partner Interest and other factors it may deem relevant.

       (b)   If the Combined Interest is not purchased in the manner set forth in Section 11.3(a), the Departing General Partner (or its transferee) shall become a Limited Partner and its Combined Interest shall be converted into Common Units pursuant to a valuation made by an investment banking firm or other independent expert selected pursuant to Section 11.3(a), without reduction in such Partnership Interest (but subject to proportionate dilution by reason of the admission of its successor). Any successor General Partner shall indemnify the Departing General Partner (or its transferee) as to all debts and liabilities of the Partnership arising on or after the date on which the Departing General Partner (or its transferee) becomes a Limited Partner. For purposes of this Agreement, conversion of the Combined Interest of the Departing General Partner to Common Units will be characterized as if the Departing General Partner (or its transferee) contributed its Combined Interest to the Partnership in exchange for the newly issued Common Units.

       (c)   If a successor General Partner is elected in accordance with the terms of Section 11.1 or Section 11.2 (or if the business of the Partnership is continued pursuant to Section 12.2 and the successor General Partner is not the former General Partner) and the option described in Section 11.3(a) is not exercised by the party entitled to do so, the successor General Partner shall, at the effective date of its admission to the Partnership, contribute to the Partnership cash in the amount equal to the product of (x) the quotient obtained by dividing (A) the Percentage Interest of the General Partner Interest of the Departing General Partner by (B) a percentage equal to 100% less the Percentage Interest of the General Partner Interest of the Departing General Partner and (y) the Net Agreed Value of the Partnership's assets on such date. In such event, such successor General Partner shall, subject to the following sentence, be entitled to its Percentage Interest of all Partnership allocations and distributions to which the Departing General Partner was entitled. In addition, the successor General Partner shall cause this Agreement to be amended to reflect that, from and after the date of such successor General Partner's admission, the successor General Partner's interest in all Partnership distributions and allocations shall be its Percentage Interest.

       Section 11.4    Termination of Subordination Period, Conversion of Subordinated Units and Extinguishment of Cumulative Common Unit Arrearages.     Notwithstanding any provision of this Agreement, if the General Partner is removed as general partner of the Partnership under circumstances where Cause does not exist and Units held by the General Partner and its Affiliates are not voted in favor of such removal, (i) the Subordination Period will end and all Outstanding Subordinated Units will immediately and automatically convert into Common Units on a one-for-one basis; provided, however, that such converted Subordinated Units shall remain subject to the provisions of Section 6.7(c), (ii) all Cumulative Common Unit Arrearages on the Common Units will be extinguished and (iii) the General Partner will have the right to convert its General Partner Interest and its Incentive Distribution Rights into Common Units or to receive cash in exchange therefor in accordance with Section 11.3.

       Section 11.5    Withdrawal of Limited Partners.     No Limited Partner shall have any right to withdraw from the Partnership; provided, however, that when a transferee of a Limited Partner's Limited Partner Interest becomes a Record Holder of the Limited Partner Interest so transferred, such transferring Limited Partner shall cease to be a Limited Partner with respect to the Limited Partner Interest so transferred.

ARTICLE XII
DISSOLUTION AND LIQUIDATION

       Section 12.1    Dissolution.     The Partnership shall not be dissolved by the admission of additional Limited Partners or by the admission of a successor General Partner in accordance with the terms of this Agreement. Upon the removal or withdrawal of the General Partner, if a successor General Partner is elected pursuant to Section 11.1, Section 11.2 or Section 12.2, to the fullest extent permitted by law, the Partnership shall not be dissolved and such successor General Partner shall continue the business of the Partnership. The Partnership shall dissolve, and (subject to Section 12.2) its affairs shall be wound up, upon:

       (a)   an Event of Withdrawal of the General Partner as provided in Section 11.1(a) (other than Section 11.1(a)(ii)), unless a successor is elected and a Withdrawal Opinion of Counsel is received as provided in Section 11.1(b) or Section 11.2 and such successor is admitted to the Partnership pursuant to Section 10.2;

       (b)   an election to dissolve the Partnership by the General Partner that is approved by the holders of a Unit Majority;

       (c)   the entry of a decree of judicial dissolution of the Partnership pursuant to the provisions of the Delaware Act; or

       (d)   at any time there are no Limited Partners, unless the Partnership is continued without dissolution in accordance with the Delaware Act.

       Section 12.2    Continuation of the Business of the Partnership After Dissolution.     Upon (a)  dissolution of the Partnership following an Event of Withdrawal caused by the withdrawal or removal of the General Partner as provided in Section 11.1(a)(i) or (iii)  and the failure of the Partners to select a successor to such Departing General Partner pursuant to Section 11.1 or Section 11.2, then, to the maximum extent permitted by law, within 90 days thereafter, or (b) dissolution of the Partnership upon an event constituting an Event of Withdrawal as defined in Section 11.1(a)(iv), (v) or (vi), then, to the maximum extent permitted by law, within 180 days thereafter, the holders of a Unit Majority may elect to continue the business of the Partnership on the same terms and conditions set forth in this Agreement by appointing as a successor General Partner a Person approved by the holders of a Unit Majority. Unless such an election is made within the applicable time period as set forth above, the Partnership shall conduct only activities necessary to wind up its affairs. If such an election is so made, then:

       (i)  the Partnership shall continue without dissolution unless earlier dissolved in accordance with this Article XII;

       (ii)  if the successor General Partner is not the former General Partner, then the interest of the former General Partner shall be treated in the manner provided in Section 11.3; and

      (iii)  the successor General Partner shall be admitted to the Partnership as General Partner, effective as of the Event of Withdrawal, by agreeing in writing to be bound by this Agreement;

provided, however, that the right of the holders of a Unit Majority to approve a successor General Partner and to continue the business of the Partnership shall not exist and may not be exercised unless the Partnership has received an Opinion of Counsel that (x) the exercise of the right would not result in the loss of limited liability of any Limited Partner under the Delaware Act and (y) neither the Partnership nor any Group Member would be treated as an association taxable as a corporation or otherwise be taxable as an entity for federal income tax purposes upon the exercise of such right to continue (to the extent not already so treated or taxed).

       Section 12.3    Liquidator.     Upon dissolution of the Partnership, unless the business of the Partnership is continued pursuant to Section 12.2, the General Partner shall select one or more Persons to act as Liquidator. The Liquidator (if other than the General Partner) shall be entitled to receive such compensation for its services as may be approved by holders of at least a majority of the Outstanding Common Units and Subordinated Units, if any, voting as a single class. The Liquidator (if other than the General Partner) shall agree not to resign at any time without 15 days' prior notice and may be removed at any time, with or without cause, by notice of removal approved by holders of at least a majority of the Outstanding Common Units and Subordinated Units, if any, voting as a single class. Upon dissolution, removal or resignation of the Liquidator, a successor and substitute Liquidator (who shall have and succeed to all rights, powers and duties of the original Liquidator) shall within 30 days thereafter be approved by holders of at least a majority of the Outstanding Common Units and Subordinated Units, if any, voting as a single class. The right to approve a successor or substitute Liquidator in the manner provided herein shall be deemed to refer also to any such successor or substitute Liquidator approved in the manner herein provided. Except as expressly provided in this Article XII, the Liquidator approved in the manner provided herein shall have and may exercise, without further authorization or consent of any of the parties hereto, all of the powers conferred upon the General Partner under the terms of this Agreement (but subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers, other than the limitation on sale set forth in Section 7.3) necessary or appropriate to carry out the duties and functions of the Liquidator hereunder for and during the period of time required to complete the winding up and liquidation of the Partnership as provided for herein.

       Section 12.4    Liquidation.     The Liquidator shall proceed to dispose of the assets of the Partnership, discharge its liabilities, and otherwise wind up its affairs in such manner and over such period as determined by the Liquidator, subject to Section 17-804 of the Delaware Act and the following:

       (a)   The assets may be disposed of by public or private sale or by distribution in kind to one or more Partners on such terms as the Liquidator and such Partner or Partners may agree. If any property is distributed in kind, the Partner receiving the property shall be deemed for purposes of Section 12.4(c) to have received cash equal to its fair market value; and contemporaneously therewith, appropriate cash distributions must be made to the other Partners. The Liquidator may defer liquidation or distribution of the Partnership's assets for a reasonable time if it determines that an immediate sale or distribution of all or some of the Partnership's assets would be impractical or would cause undue loss to the Partners. The Liquidator may distribute the Partnership's assets, in whole or in part, in kind if it determines that a sale would be impractical or would cause undue loss to the Partners.

       (b)   Liabilities of the Partnership include amounts owed to the Liquidator as compensation for serving in such capacity (subject to the terms of Section 12.3) and amounts to Partners otherwise than in respect of their distribution rights under Article VI. With respect to any liability that is contingent, conditional or unmatured or is otherwise not yet due and payable, the Liquidator shall either settle such claim for such amount as it thinks appropriate or establish a reserve of cash or other assets to provide for its payment. When paid, any unused portion of the reserve shall be distributed as additional liquidation proceeds.

       (c)   All property and all cash in excess of that required to satisfy liabilities as provided in Section 12.4(b) shall be distributed to the Partners in accordance with, and to the extent of, the positive balances in their respective Capital Accounts, as determined after taking into account all Capital Account adjustments (other than those made by reason of distributions pursuant to this Section 12.4(c)) for the taxable period of the Partnership during which the liquidation of the Partnership occurs (with such date of occurrence being determined pursuant to Treasury Regulation Section 1.704-1(b)(2)(ii)(g)), and such distribution shall be made by the end of such taxable period (or, if later, within 90 days after said date of such occurrence).

       Section 12.5    Cancellation of Certificate of Limited Partnership.     Upon the completion of the distribution of Partnership cash and property as provided in Section 12.4 in connection with the liquidation of the Partnership, the Certificate of Limited Partnership and all qualifications of the Partnership as a foreign limited partnership in jurisdictions other than the State of Delaware shall be canceled and such other actions as may be necessary to terminate the Partnership shall be taken.

       Section 12.6    Return of Contributions.     The General Partner shall not be personally liable for, and shall have no obligation to contribute or loan any monies or property to the Partnership to enable it to effectuate, the return of the Capital Contributions of the Limited Partners or Unitholders, or any portion thereof, it being expressly understood that any such return shall be made solely from Partnership assets.

       Section 12.7    Waiver of Partition.     To the maximum extent permitted by law, each Partner hereby waives any right to partition of the Partnership property.

       Section 12.8    Capital Account Restoration.     No Limited Partner shall have any obligation to restore any negative balance in its Capital Account upon liquidation of the Partnership. The General Partner shall be obligated to restore any negative balance in its Capital Account upon liquidation of its interest in the Partnership by the end of the taxable year of the Partnership during which such liquidation occurs, or, if later, within 90 days after the date of such liquidation.

ARTICLE XIII
AMENDMENT OF PARTNERSHIP AGREEMENT; MEETINGS; RECORD DATE

       Section 13.1    Amendments to be Adopted Solely by the General Partner.     Each Partner agrees that the General Partner, without the approval of any Partner, may amend any provision of this Agreement and execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection therewith, to reflect:

       (a)   a change in the name of the Partnership, the location of the principal place of business of the Partnership, the registered agent of the Partnership or the registered office of the Partnership;

       (b)   admission, substitution, withdrawal or removal of Partners in accordance with this Agreement;

       (c)   a change that the General Partner determines to be necessary or appropriate to qualify or continue the qualification of the Partnership as a limited partnership or a partnership in which the Limited Partners have limited liability under the laws of any state or to ensure that the Group Members will not be treated as associations taxable as corporations or otherwise taxed as entities for federal income tax purposes;

       (d)   a change that the General Partner determines, (i) does not adversely affect the Limited Partners considered as a whole or any particular class of Partnership Interests as compared to other classes of Partnership Interests in any material respect (except as permitted by subsection (g) of this Section 13.1), (ii) to be necessary or appropriate to (A) satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute (including the Delaware Act) or (B) facilitate the trading of the Units (including the division of any class or classes of Outstanding Units into different classes to facilitate uniformity of tax consequences within such classes of Units) or comply with any rule, regulation, guideline or requirement of any National Securities Exchange on which the Units are or will be listed or admitted to trading, (iii) to be necessary or appropriate in connection with action taken by the General Partner pursuant to Section 5.9 or (iv) is required to effect the intent expressed in the IPO Registration Statement or the intent of the provisions of this Agreement or is otherwise contemplated by this Agreement;

       (e)   a change in the fiscal year or taxable year of the Partnership and any other changes that the General Partner determines to be necessary or appropriate as a result of a change in the fiscal year or taxable year of the Partnership including, if the General Partner shall so determine, a change in the definition of "Quarter" and the dates on which distributions are to be made by the Partnership;

       (f)    an amendment that is necessary, in the Opinion of Counsel, to prevent the Partnership, or the General Partner or its directors, officers, trustees or agents from in any manner being subjected to the provisions of the Investment Company Act of 1940, as amended, the Investment Advisers Act of 1940, as amended, or "plan asset" regulations adopted under the Employee Retirement Income Security Act of 1974, as amended, regardless of whether such are substantially similar to plan asset regulations currently applied or proposed by the United States Department of Labor;

       (g)   an amendment that the General Partner determines to be necessary or appropriate in connection with the authorization or issuance of any class or series of Partnership Interests or Derivative Partnership Interests pursuant to Section 5.6;

       (h)   any amendment expressly permitted in this Agreement to be made by the General Partner acting alone;

       (i)    an amendment effected, necessitated or contemplated by a Merger Agreement approved in accordance with Section 14.3;

       (j)    an amendment that the General Partner determines to be necessary or appropriate to reflect and account for the formation by the Partnership of, or investment by the Partnership in, any corporation, partnership, joint venture, limited liability company or other entity, in connection with the conduct by the Partnership of activities permitted by the terms of Section 2.4 or Section 7.1(a);

       (k)   a merger or conveyance pursuant to Section 14.3(d) or Section 14.3(e); or

       (l)    any other amendments substantially similar to the foregoing.

       Section 13.2    Amendment Procedures.     Amendments to this Agreement may be proposed only by the General Partner. To the fullest extent permitted by law, the General Partner shall have no duty or obligation to propose or approve any amendment to this Agreement and may propose any amendment pursuant to this Section 13.2 or decline to do so at its option free of any duty or obligation whatsoever to the Partnership, any Limited Partner or any other Person bound by this Agreement, and, in proposing or declining to propose or approve an amendment to this Agreement, to the fullest extent permitted by law, shall not be required to act in good faith or pursuant to any other standard imposed by this Agreement, any Group Member Agreement, any other agreement contemplated hereby or under the Delaware Act or any other law, rule or regulation or at equity, and the General Partner in determining whether to propose or approve any amendment to this Agreement shall be permitted to do so in its sole and absolute discretion. An amendment to this Agreement shall be effective upon its approval by the General Partner and, except as otherwise provided by Section 13.1 or Section 13.3, the holders of a Unit Majority, unless a greater or different percentage of Outstanding Units is required under this Agreement. Each proposed amendment that requires the approval of the holders of a specified percentage of Outstanding Units shall be set forth in a writing that contains the text of the proposed amendment. If such an amendment is proposed, the General Partner shall seek the written approval of the requisite percentage of Outstanding Units or call a meeting of the Unitholders to consider and vote on such proposed amendment. The General Partner shall notify all Record Holders upon final adoption of any amendments. The General Partner shall be deemed to have notified all Record Holders as required by this Section 13.2 if it has posted or made accessible such amendment through the Partnership's or the Commission's website.

       Section 13.3    Amendment Requirements.

       (a)   Notwithstanding the provisions of Section 13.1 and Section 13.2, no provision of this Agreement that establishes a percentage of Outstanding Units required to take any action shall be amended, altered, changed, repealed or rescinded in any respect that would have the effect of (i) in the case of any provision of this Agreement other than Section 11.2 or Section 13.4, reducing such percentage or (ii) in the case of Section 11.2 or Section 13.4, increasing such percentages, unless such amendment is approved by the written consent or the affirmative vote of holders of Outstanding Units whose aggregate Outstanding Units constitute (x) in the case of a reduction as described in subclause (a)(i) hereof, not less than the voting requirement sought to be reduced, (y) in the case of an increase in the percentage in Section 11.2, not less than 90% of the Outstanding Units, or (z) in the case of an increase in the percentage in Section 13.4, not less than a majority of the Outstanding Units.

       (b)   Notwithstanding the provisions of Section 13.1 and Section 13.2, no amendment to this Agreement may (i) enlarge the obligations of any Limited Partner without its consent, unless such shall be deemed to have occurred as a result of an amendment approved pursuant to Section 13.3(c) or (ii) enlarge the obligations of, restrict in any way any action by or rights of, or reduce in any way the amounts distributable, reimbursable or otherwise payable to, the General Partner or any of its Affiliates without its consent, which consent may be given or withheld at its option.

       (c)   Except as provided in Section 14.3, and without limitation of the General Partner's authority to adopt amendments to this Agreement without the approval of any Partners as contemplated in Section 13.1, any amendment that would have a material adverse effect on the rights or preferences of any class of Partnership Interests in relation to other classes of Partnership Interests must be approved by the holders of not less than a majority of the Outstanding Partnership Interests of the class affected.

       (d)   Notwithstanding any other provision of this Agreement, except for amendments pursuant to Section 13.1 and except as otherwise provided by Section 14.3(f), no amendments shall become effective without the approval of the holders of at least 90% of the Outstanding Units voting as a single class unless the Partnership obtains an Opinion of Counsel to the effect that such amendment will not affect the limited liability of any Limited Partner under applicable partnership law of the state under whose laws the Partnership is organized.

       (e)   Except as provided in Section 13.1, this Section 13.3 shall only be amended with the approval of the holders of at least 90% of the Outstanding Units.

       Section 13.4    Special Meetings.     All acts of Limited Partners to be taken pursuant to this Agreement shall be taken in the manner provided in this Article XIII. Special meetings of the Limited Partners may be called by the General Partner or by Limited Partners owning 20% or more of the Outstanding Units of the class or classes for which a meeting is proposed. Limited Partners shall call a special meeting by delivering to the General Partner one or more requests in writing stating that the signing Limited Partners wish to call a special meeting and indicating the specific purposes for which the special meeting is to be called and the class or classes of Units for which the meeting is proposed. No business may be brought by any Limited Partner before such special meeting except the business listed in the related request. Within 60 days after receipt of such a call from Limited Partners or within such greater time as may be reasonably necessary for the Partnership to comply with any statutes, rules, regulations, listing agreements or similar requirements governing the holding of a meeting or the solicitation of proxies for use at such a meeting, the General Partner shall send or cause to be sent a notice of the meeting to the Limited Partners. A meeting shall be held at a time and place determined by the General Partner on a date not less than 10 days nor more than 60 days after the time notice of the meeting is given as provided in Section 16.1. Limited Partners shall not be permitted to vote on matters that would cause the Limited Partners to be deemed to be taking part in the management and control of the business and affairs of the Partnership so as to jeopardize the Limited Partners' limited liability under the Delaware Act or the law of any other state in which the Partnership is qualified to do business. If any such vote were to take place, to the fullest extent permitted by law, it shall be deemed null and void to the extent necessary so as not to jeopardize the Limited Partners' limited liability under the Delaware Act or the law of any other state in which the Partnership is qualified to do business.

       Section 13.5    Notice of a Meeting.     Notice of a meeting called pursuant to Section 13.4 shall be given to the Record Holders of the class or classes of Units for which a meeting is proposed in writing by mail or other means of written communication in accordance with Section 16.1.

       Section 13.6    Record Date.     For purposes of determining the Limited Partners who are Record Holders of the class or classes of Limited Partner Interests entitled to notice of or to vote at a meeting of the Limited Partners or to give approvals without a meeting as provided in Section 13.11, the General Partner shall set a Record Date, which shall not be less than 10 nor more than 60 days before (a) the date of the meeting (unless such requirement conflicts with any rule, regulation, guideline or requirement of any National Securities Exchange on which the Units are listed or admitted to trading or U.S. federal securities laws, in which case the rule, regulation, guideline or requirement of such National Securities Exchange or U.S. federal securities laws shall govern) or (b) in the event that approvals are sought without a meeting, the date by which such Limited Partners are requested in writing by the General Partner to give such approvals.

       Section 13.7    Postponement and Adjournment.     Prior to the date upon which any meeting of Limited Partners is to be held, the General Partner may postpone such meeting one or more times for any reason by giving notice to each Limited Partner entitled to vote at the meeting so postponed of the place, date and hour at which such meeting would be held. Such notice shall be given not fewer than two days before the date of such meeting and otherwise in accordance with this Article XIII. When a meeting is postponed, a new Record Date need not be fixed unless such postponement shall be for more than 45 days. Any meeting of Limited Partners may be adjourned by the General Partner one or more times for any reason, including the failure of a quorum to be present at the meeting with respect to any proposal or the failure of any proposal to receive sufficient votes for approval. No Limited Partner vote shall be required for any adjournment. A meeting of Limited Partners may be adjourned by the General Partner as to one or more proposals regardless of whether action has been taken on other matters. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting and a new Record Date need not be fixed, if the time and place thereof are announced at the meeting at which the adjournment is taken, unless such adjournment shall be for more than 45 days. At the adjourned meeting, the Partnership may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 45 days or if a new Record Date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given in accordance with this Article XIII.

       Section 13.8    Waiver of Notice; Approval of Meeting.     The transactions of any meeting of Limited Partners, however called and noticed, and whenever held, shall be as valid as if it had occurred at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy. Attendance of a Limited Partner at a meeting shall constitute a waiver of notice of the meeting, except when the Limited Partner attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened; and except that attendance at a meeting is not a waiver of any right to disapprove of any matters submitted for consideration or to object to the failure to submit for consideration any matters required to be included in the notice of the meeting, but not so included, if such objection is expressly made at the beginning of the meeting.

       Section 13.9    Quorum and Voting.     Except as otherwise provided by this Agreement or required by the rules or regulations of any National Securities Exchange on which the Common Units are admitted to trading, or applicable law or pursuant to any regulation applicable to the Partnership or its Partnership Interests, the presence, in person or by proxy, of holders of a majority in voting power of the Outstanding Units of the class or classes for which a meeting has been called (including Outstanding Units deemed owned by the General Partner) entitled to vote at the meeting shall constitute a quorum at a meeting of Limited Partners of such class or classes. Abstentions and broker non-votes in respect of such Units shall be deemed to be Units present at such meeting for purposes of establishing a quorum. For all matters presented to the Limited Partners holding Outstanding Units at a meeting at which a quorum is present for which no minimum or other vote of Limited Partners is required by any other provision of this Agreement, the rules or regulations of any National Securities Exchange on which the Common Units are admitted to trading, or applicable law or pursuant to any regulation applicable to the Partnership or its Partnership Interests, a majority of the votes cast by the Limited Partners holding Outstanding Units shall be deemed to constitute the act of all Limited Partners (with abstentions and broker non-votes being deemed to not have been cast with respect to such matter). On any matter where a minimum or other vote of Limited Partners holding Outstanding Units is provided by any other provision of this Agreement or required by the rules or regulations of any National Securities Exchange on which the Common Units are admitted to trading, or applicable law or pursuant to any regulation applicable to the Partnership or its Partnership Interests, such minimum or other vote shall be the vote of Limited Partners required to approve such matter (with the effect of abstentions and broker non-votes to be determined based on the vote of Limited Partners required to approve such matter; provided that if the effect of abstentions and broker non-votes is not specified by such applicable rule, regulation or law, and there is no prevailing interpretation of such effect, then abstentions and broker non-votes shall be deemed to not have been cast with respect to such matter; provided further, that, for the avoidance of doubt, with respect to any matter on which this Agreement requires the approval of a specified percentage of the Outstanding Units, abstentions and broker non-votes shall be counted as votes against such matter). The Limited Partners present at a duly called or held meeting at which a quorum has been established may continue to transact business until adjournment, notwithstanding the exit of enough Limited Partners to leave less than a quorum.

       Section 13.10    Conduct of a Meeting.     The General Partner shall have full power and authority concerning the manner of conducting any meeting of the Limited Partners or solicitation of approvals in writing, including the determination of Persons entitled to vote, the existence of a quorum, the satisfaction of the requirements of Section 13.4, the conduct of voting, the validity and effect of any proxies and the determination of any controversies, votes or challenges arising in connection with or during the meeting or voting. The General Partner shall designate a Person to serve as chairman of any meeting and shall further designate a Person to take the minutes of any meeting. All minutes shall be kept with the records of the Partnership maintained by the General Partner. The General Partner may make such other regulations consistent with applicable law and this Agreement as it may deem advisable concerning the conduct of any meeting of the Limited Partners or solicitation of approvals in writing, including regulations in regard to the appointment of proxies, the appointment and duties of inspectors of votes and approvals, the submission and examination of proxies and other evidence of the right to vote, and the submission and revocation of approvals in writing.

       Section 13.11    Action Without a Meeting.     If authorized by the General Partner, any action that may be taken at a meeting of the Limited Partners may be taken without a meeting if an approval in writing setting forth the action so taken is signed by Limited Partners owning not less than the minimum percentage of the Outstanding Units that would be necessary to authorize or take such action at a meeting at which all the Limited Partners were present and voted (unless such provision conflicts with any rule, regulation, guideline or requirement of any National Securities Exchange on which the Units are listed or admitted to trading, in which case the rule, regulation, guideline or requirement of such National Securities Exchange shall govern). Prompt notice of the taking of action without a meeting shall be given to the Limited Partners who have not approved in writing. The General Partner may specify that any written ballot submitted to Limited Partners for the purpose of taking any action without a meeting shall be returned to the Partnership within the time period, which shall be not less than 20 days, specified by the General Partner. If a ballot returned to the Partnership does not vote all of the Outstanding Units held by such Limited Partners, the Partnership shall be deemed to have failed to receive a ballot for the Outstanding Units that were not voted. If approval of the taking of any permitted action by the Limited Partners is solicited by any Person other than by or on behalf of the General Partner, the written approvals shall have no force and effect unless and until (a) approvals sufficient to take the action proposed are deposited with the Partnership in care of the General Partner, (b) approvals sufficient to take the action proposed are dated as of a date not more than 90 days prior to the date sufficient approvals are first deposited with the Partnership and (c) an Opinion of Counsel is delivered to the General Partner to the effect that the exercise of such right and the action proposed to be taken with respect to any particular matter (i) will not cause the Limited Partners to be deemed to be taking part in the management and control of the business and affairs of the Partnership so as to jeopardize the Limited Partners' limited liability, and (ii) is otherwise permissible under the state statutes then governing the rights, duties and liabilities of the Partnership and the Partners.

       Section 13.12    Right to Vote and Related Matters.

       (a)   Only those Record Holders of the Outstanding Units on the Record Date set pursuant to Section 13.6 (and also subject to the limitations contained in the definition of "Outstanding") shall be entitled to notice of, and to vote at, a meeting of Limited Partners or to act with respect to matters as to which the holders of the Outstanding Units have the right to vote or to act. All references in this Agreement to votes of, or other acts that may be taken by, the Outstanding Units shall be deemed to be references to the votes or acts of the Record Holders of such Outstanding Units.

       (b)   With respect to Units that are held for a Person's account by another Person that is the Record Holder (such as a broker, dealer, bank, trust company or clearing corporation, or an agent of any of the foregoing), such Record Holder shall, in exercising the voting rights in respect of such Units on any matter, and unless the arrangement between such Persons provides otherwise, vote such Units in favor of, and at the direction of, the Person who is the beneficial owner, and the Partnership shall be entitled to assume such Record Holder is so acting without further inquiry. The provisions of this Section 13.12(b) (as well as all other provisions of this Agreement) are subject to the provisions of Section 4.3.

       (c)   Notwithstanding anything in this Agreement to the contrary, the Record Holder of an Incentive Distribution Right shall not be entitled to vote such Incentive Distribution Right on any Partnership matter.

ARTICLE XIV
MERGER, CONSOLIDATION OR CONVERSION

       Section 14.1    Authority.     The Partnership may merge or consolidate with or into one or more corporations, limited liability companies, statutory trusts or associations, real estate investment trusts, common law trusts or unincorporated businesses, including a partnership (whether general or limited (including a limited liability partnership)) or convert into any such entity, whether such entity is formed under the laws of the State of Delaware or any other state of the United States of America or any other country, pursuant to a written plan of merger or consolidation ("Merger Agreement") or a written plan of conversion ("Plan of Conversion"), as the case may be, in accordance with this Article XIV.

       Section 14.2    Procedure for Merger, Consolidation or Conversion.

       (a)   Merger, consolidation or conversion of the Partnership pursuant to this Article XIV requires the prior consent of the General Partner; provided, however, that, to the fullest extent permitted by law, the General Partner shall have no duty or obligation to consent to any merger, consolidation or conversion of the Partnership and may decline to do so free of any duty or obligation whatsoever to the Partnership or any Limited Partner and, in declining to consent to a merger, consolidation or conversion, shall not be required to act in good faith or pursuant to any other standard imposed by this Agreement, any other agreement contemplated hereby or under the Act or any other law, rule or regulation or at equity, and the General Partner in determining whether to consent to any merger, consolidation or conversion of the Partnership shall be permitted to do so in its sole and absolute discretion.

       (b)   If the General Partner shall determine to consent to the merger or consolidation, the General Partner shall approve the Merger Agreement, which shall set forth:

         (i)  name and state or country of domicile of each of the business entities proposing to merge or consolidate;

         (ii)  the name and state of domicile of the business entity that is to survive the proposed merger or consolidation (the "Surviving Business Entity");

        (iii)  the terms and conditions of the proposed merger or consolidation;

        (iv)  the manner and basis of exchanging or converting the equity securities of each constituent business entity for, or into, cash, property or interests, rights, securities or obligations of the Surviving Business Entity; and (A) if any general or limited partner interests, securities or rights of any constituent business entity are not to be exchanged or converted solely for, or into, cash, property or general or limited partner interests, rights, securities or obligations of the Surviving Business Entity, the cash, property or interests, rights, securities or obligations of any general or limited partnership, corporation, trust, limited liability company, unincorporated business or other entity (other than the Surviving Business Entity) which the holders of such general or limited partner interests, securities or rights are to receive in exchange for, or upon conversion of their interests, securities or rights, and (B) in the case of securities represented by certificates, upon the surrender of such certificates, which cash, property or general or limited partner interests, rights, securities or obligations of the Surviving Business Entity or any general or limited partnership, corporation, trust, limited liability company, unincorporated business or other entity (other than the Surviving Business Entity), or evidences thereof, are to be delivered;

         (v)  a statement of any changes in the constituent documents or the adoption of new constituent documents (the articles or certificate of incorporation, articles of trust, declaration of trust, certificate or agreement of limited partnership, operating agreement or other similar charter or governing document) of the Surviving Business Entity to be effected by such merger or consolidation;

        (vi)  the effective time of the merger, which may be the date of the filing of the certificate of merger pursuant to Section 14.4 or a later date specified in or determinable in accordance with the Merger Agreement (provided, however, that if the effective time of the merger is to be later than the date of the filing of such certificate of merger, the effective time shall be fixed at a date or time certain at or prior to the time of the filing of such certificate of merger and stated therein); and

       (vii)  such other provisions with respect to the proposed merger or consolidation that the General Partner determines to be necessary or appropriate.

       (c)   If the General Partner shall determine to consent to the conversion, the General Partner shall approve the Plan of Conversion, which shall set forth:

         (i)  the name of the converting entity and the converted entity;

         (ii)  a statement that the Partnership is continuing its existence in the organizational form of the converted entity;

        (iii)  a statement as to the type of entity that the converted entity is to be and the state or country under the laws of which the converted entity is to be incorporated, formed or organized;

        (iv)  the manner and basis of exchanging or converting the equity securities of each constituent business entity for, or into, cash, property or interests, rights, securities or obligations of the converted entity;

         (v)  in an attachment or exhibit, the certificate of limited partnership of the Partnership;

        (vi)  in an attachment or exhibit, the certificate of limited partnership, articles of incorporation, or other organizational documents of the converted entity;

       (vii)  the effective time of the conversion, which may be the date of the filing of the certificate of conversion (or similar instrument) or a later date specified in or determinable in accordance with the Plan of Conversion (provided, that if the effective time of the conversion is to be later than the date of the filing of such certificate of conversion (or similar instrument), the effective time shall be fixed at a date or time certain at or prior to the time of the filing of such certificate of conversion (or similar instrument) and stated therein); and

      (viii)  such other provisions with respect to the proposed conversion that the General Partner determines to be necessary or appropriate.

       Section 14.3    Approval by Limited Partners.

       (a)   Except as provided in Section 14.3(d) and Section 14.3(e), the General Partner, upon its approval of the Merger Agreement or the Plan of Conversion, as the case may be, shall direct that the Merger Agreement or the Plan of Conversion, as applicable, be submitted to a vote of Limited Partners, whether at a special meeting or by written consent, in either case in accordance with the requirements of Article XIII. A copy or a summary of the Merger Agreement or the Plan of Conversion, as the case may be, shall be included in or enclosed with the notice of a special meeting or the written consent and, subject to any applicable requirements of Regulation 14A pursuant to the Exchange Act or successor provision, no other disclosure regarding the proposed merger, consolidation or conversion shall be required.

       (b)   Except as provided in Section 14.3(d) and Section 14.3(e), the Merger Agreement or Plan of Conversion, as the case may be, shall be approved upon receiving the affirmative vote or consent of the holders of a Unit Majority unless in the case of the Merger Agreement, the Merger Agreement effects an amendment to any provision of this Agreement that, if contained in an amendment to this Agreement adopted pursuant to Article XIII, would require for its approval the vote or consent of a greater percentage of the Outstanding Units or of any class of Limited Partners, in which case such greater percentage vote or consent shall be required for approval of the Merger Agreement.

       (c)   Except as provided in Section 14.3(d) and Section 14.3(e), after such approval by vote or consent of the Limited Partners, and at any time prior to the filing of the certificate of merger, certificate of conversion or similar instrument pursuant to Section 14.4, the merger, consolidation or conversion may be abandoned pursuant to provisions therefor, if any, set forth in the Merger Agreement or Plan of Conversion, as the case may be.

       (d)   Notwithstanding anything else contained in this Article XIV or in this Agreement, the General Partner is permitted, without Limited Partner approval, to convert the Partnership or any Group Member into a new limited liability entity, to merge the Partnership or any Group Member into, or convey all of the Partnership's assets to, another limited liability entity that shall be newly formed and shall have no assets, liabilities or operations at the time of such conversion, merger or conveyance other than those it receives from the Partnership or other Group Member if (i) the General Partner has received an Opinion of Counsel that the conversion, merger or conveyance, as the case may be, would not result in the loss of limited liability under the laws of the jurisdiction governing the other limited liability entity (if that jurisdiction is not Delaware) of any Limited Partner as compared to its limited liability under the Delaware Act or cause the Partnership to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes (to the extent not previously treated as such), (ii) the sole purpose of such conversion, merger, or conveyance is to effect a mere change in the legal form of the Partnership into another limited liability entity and (iii) the General Partner determines that the governing instruments of the new entity provide the Limited Partners and the General Partner with substantially the same rights and obligations as are herein contained.

       (e)   Additionally, notwithstanding anything else contained in this Article XIV or in this Agreement, the General Partner is permitted, without Limited Partner approval, to merge or consolidate the Partnership with or into another limited liability entity if (i) the General Partner has received an Opinion of Counsel that the merger or consolidation, as the case may be, would not result in the loss of the limited liability of any Limited Partner under the laws of the jurisdiction governing the other limited liability entity (if that jurisdiction is not Delaware) as compared to its limited liability under the Delaware Act or cause the Partnership to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes (to the extent not previously treated as such), (ii) the merger or consolidation would not result in an amendment to this Agreement, other than any amendments that could be adopted pursuant to Section 13.1, (iii) the Partnership is the Surviving Business Entity in such merger or consolidation, (iv) each Unit outstanding immediately prior to the effective date of the merger or consolidation is to be an identical Unit of the Partnership after the effective date of the merger or consolidation, and (v) the number of Partnership Interests to be issued by the Partnership in such merger or consolidation does not exceed 20% of the Partnership Interests (other than Incentive Distribution Rights) Outstanding immediately prior to the effective date of such merger or consolidation.

       (f)    Pursuant to Section 17-211(g) of the Delaware Act, an agreement of merger or consolidation approved in accordance with this Article XIV may (i) effect any amendment to this Agreement or (ii) effect the adoption of a new partnership agreement for the Partnership if it is the Surviving Business Entity. Any such amendment or adoption made pursuant to this Section 14.3 shall be effective at the effective time or date of the merger or consolidation.

       Section 14.4    Certificate of Merger or Certificate of Conversion.     Upon the required approval by the General Partner and the Unitholders of a Merger Agreement or the Plan of Conversion, as the case may be, a certificate of merger or certificate of conversion or other filing, as applicable, shall be executed and filed with the Secretary of State of the State of Delaware or the appropriate filing office of any other jurisdiction, as applicable, in conformity with the requirements of the Delaware Act or other applicable law.

       Section 14.5    Effect of Merger, Consolidation or Conversion.

       (a)   At the effective time of the merger or consolidation:

         (i)  all of the rights, privileges and powers of each of the business entities that has merged or consolidated, and all property, real, personal and mixed, and all debts due to any of those business entities and all other things and causes of action belonging to each of those business entities, shall be vested in the Surviving Business Entity and after the merger or consolidation shall be the property of the Surviving Business Entity to the extent they were of each constituent business entity;

         (ii)  the title to any real property vested by deed or otherwise in any of those constituent business entities shall not revert and is not in any way impaired because of the merger or consolidation;

        (iii)  all rights of creditors and all liens on or security interests in property of any of those constituent business entities shall be preserved unimpaired; and

        (iv)  all debts, liabilities and duties of those constituent business entities shall attach to the Surviving Business Entity and may be enforced against it to the same extent as if the debts, liabilities and duties had been incurred or contracted by it.

       (b)   At the effective time of the conversion:

         (i)  the Partnership shall continue to exist, without interruption, but in the organizational form of the converted entity rather than in its prior organizational form;

         (ii)  all rights, title, and interests to all real estate and other property owned by the Partnership shall continue to be owned by the converted entity in its new organizational form without reversion or impairment, without further act or deed, and without any transfer or assignment having occurred, but subject to any existing liens or other encumbrances thereon;

        (iii)  all liabilities and obligations of the Partnership shall continue to be liabilities and obligations of the converted entity in its new organizational form without impairment or diminution by reason of the conversion;

        (iv)  all rights of creditors or other parties with respect to or against the prior interest holders or other owners of the Partnership in their capacities as such in existence as of the effective time of the conversion will continue in existence as to those liabilities and obligations and may be pursued by such creditors and obligees as if the conversion did not occur;

         (v)  a proceeding pending by or against the Partnership or by or against any of Partners in their capacities as such may be continued by or against the converted entity in its new organizational form and by or against the prior Partners without any need for substitution of parties; and

        (vi)  the Partnership Interests that are to be converted into partnership interests, shares, evidences of ownership, or other securities in the converted entity as provided in the plan of conversion shall be so converted, and Partners shall be entitled only to the rights provided in the Plan of Conversion.

ARTICLE XV
RIGHT TO ACQUIRE LIMITED PARTNER INTERESTS

       Section 15.1    Right to Acquire Limited Partner Interests.

       (a)   Notwithstanding any other provision of this Agreement, if at any time the General Partner and its Affiliates hold more than 80% of the total Limited Partner Interests of any class then Outstanding, the General Partner shall then have the right, which right it may assign and transfer in whole or in part to the Partnership or any Affiliate of the General Partner, exercisable at its option, to purchase all, but not less than all, of such Limited Partner Interests of such class then Outstanding held by Persons other than the General Partner and its Affiliates, at the greater of (x) the Current Market Price as of the date three Business Days prior to the date that the notice described in Section 15.1(b) is mailed and (y) the highest price paid by the General Partner or any of its Affiliates for any such Limited Partner Interest of such class purchased during the 90-day period preceding the date that the notice described in Section 15.1(b) is mailed.

       (b)   If the General Partner, any Affiliate of the General Partner or the Partnership elects to exercise the right to purchase Limited Partner Interests granted pursuant to Section 15.1(a), the General Partner shall deliver to the applicable Transfer Agent or exchange agent notice of such election to purchase (the "Notice of Election to Purchase") and shall cause the Transfer Agent or exchange agent to mail a copy of such Notice of Election to Purchase to the Record Holders of Limited Partner Interests of such class (as of a Record Date selected by the General Partner), together with such information as may be required by law, rule or regulation, at least 10, but not more than 60, days prior to the Purchase Date. Such Notice of Election to Purchase shall also be filed and distributed as may be required by the Commission or any National Securities Exchange on which such Limited Partner Interests are listed. The Notice of Election to Purchase shall specify the Purchase Date and the price (determined in accordance with Section 15.1(a)) at which Limited Partner Interests will be purchased and state that the General Partner, its Affiliate or the Partnership, as the case may be, elects to purchase such Limited Partner Interests, upon surrender of Certificates representing such Limited Partner Interests, in the case of Limited Partner Interests evidenced by Certificates, or instructions agreeing to such redemption in exchange for payment, at such office or offices of the Transfer Agent or exchange agent as the Transfer Agent or exchange agent may specify, or as may be required by any National Securities Exchange on which such Limited Partner Interests are listed. Any such Notice of Election to Purchase mailed to a Record Holder of Limited Partner Interests at his address as reflected in the Partnership Register shall be conclusively presumed to have been given regardless of whether the owner receives such notice. On or prior to the Purchase Date, the General Partner, its Affiliate or the Partnership, as the case may be, shall deposit with the Transfer Agent or exchange agent cash in an amount sufficient to pay the aggregate purchase price of all of such Limited

Partner Interests to be purchased in accordance with this Section 15.1. If the Notice of Election to Purchase shall have been duly given as aforesaid at least 10 days prior to the Purchase Date, and if on or prior to the Purchase Date the deposit described in the preceding sentence has been made for the benefit of the holders of Limited Partner Interests subject to purchase as provided herein, then from and after the Purchase Date, notwithstanding that any Certificate or redemption instructions shall not have been surrendered for purchase or provided, respectively, all rights of the holders of such Limited Partner Interests (including any rights pursuant to Article IV, Article V, Article VI, and Article XII) shall thereupon cease, except the right to receive the purchase price (determined in accordance with Section 15.1(a)) for Limited Partner Interests therefor, without interest, upon surrender to the Transfer Agent or exchange agent of the Certificates representing such Limited Partner Interests, in the case of Limited Partner Interests evidenced by Certificates, or instructions agreeing to such redemption, and such Limited Partner Interests shall thereupon be deemed to be transferred to the General Partner, its Affiliate or the Partnership, as the case may be, on the Partnership Register, and the General Partner or any Affiliate of the General Partner, or the Partnership, as the case may be, shall be deemed to be the Record Holder of all such Limited Partner Interests from and after the Purchase Date and shall have all rights as the Record Holder of such Limited Partner Interests (including all rights as owner of such Limited Partner Interests pursuant to Article IV, Article V, Article VI and Article XII).

       (c)   In the case of Limited Partner Interests evidenced by Certificates, at any time from and after the Purchase Date, a holder of an Outstanding Limited Partner Interest subject to purchase as provided in this Section 15.1 may surrender his Certificate evidencing such Limited Partner Interest to the Transfer Agent or exchange agent in exchange for payment of the amount described in Section 15.1(a) therefor, without interest thereon, in accordance with procedures set forth by the General Partner.

ARTICLE XVI
GENERAL PROVISIONS

       Section 16.1    Addresses and Notices; Written Communications.

       (a)   Any notice, demand, request, report or proxy materials required or permitted to be given or made to a Partner under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class United States mail or by other means of written communication to the Partner at the address described below. Except as otherwise provided herein, any notice, payment or report to be given or made to a Partner hereunder shall be deemed conclusively to have been given or made, and the obligation to give such notice or report or to make such payment shall be deemed conclusively to have been fully satisfied, upon sending of such notice, payment or report to the Record Holder of such Partnership Interests at his address as shown in the Partnership Register, regardless of any claim of any Person who may have an interest in such Partnership Interests by reason of any assignment or otherwise. Notwithstanding the foregoing, if (i) a Partner shall consent to receiving notices, demands, requests, reports or proxy materials via electronic mail or by the Internet or (ii) the rules of the Commission shall permit any report or proxy materials to be delivered electronically or made available via the Internet, any such notice, demand, request, report or proxy materials shall be deemed given or made when delivered or made available via such mode of delivery. An affidavit or certificate of making of any notice, payment or report in accordance with the provisions of this Section 16.1 executed by the General Partner, the Transfer Agent or the mailing organization shall be prima facie evidence of the giving or making of such notice, payment or report. If any notice, payment or report addressed to a Record Holder at the address of such Record Holder appearing in the Partnership Register is returned by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver it, such notice, payment or report and any subsequent notices, payments and reports shall be deemed to have been duly given or made without further mailing (until such time as such Record Holder or another Person notifies the Transfer Agent or the Partnership of a change in his address) if they are available for the Partner at the principal office of the Partnership for a period of one year from the date of the giving or making of such notice, payment or report to the other Partners. Any notice to the Partnership shall be deemed given if received by the General Partner at the principal office of the Partnership designated pursuant to Section 2.3. The General Partner may rely and shall be protected in relying on any notice or other document from a Partner or other Person if believed by it to be genuine.

       (b)   The terms "in writing," "written communications," "written notice" and words of similar import shall be deemed satisfied under this Agreement by use of e-mail and other forms of electronic communication.

       Section 16.2    Further Action.     The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

       Section 16.3    Binding Effect.     This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

       Section 16.4    Integration.     This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

       Section 16.5    Creditors.     None of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Partnership.

       Section 16.6    Waiver.     No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach of any other covenant, duty, agreement or condition.

       Section 16.7    Third-Party Beneficiaries.     Each Partner agrees that (a) any Indemnitee shall be entitled to assert rights and remedies hereunder as a third-party beneficiary hereto with respect to those provisions of this Agreement affording a right, benefit or privilege to such Indemnitee and (b) any Unrestricted Person shall be entitled to assert rights and remedies hereunder as a third-party beneficiary hereto with respect to those provisions of this Agreement affording a right, benefit or privilege to such Unrestricted Person.

       Section 16.8    Counterparts.     This Agreement may be executed in counterparts, all of which together shall constitute an agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto or, in the case of a Person acquiring a Limited Partner Interest, pursuant to Section 10.1(a) or (b) without execution hereof.

       Section 16.9    Applicable Law; Forum; Venue and Jurisdiction; Waiver of Trial by Jury.

       (a)   This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.

       (b)   Each of the Partners and each Person or Group holding any beneficial interest in the Partnership (whether through a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing or otherwise):

         (i)  irrevocably agrees that any claims, suits, actions or proceedings (A) arising out of or relating in any way to this Agreement (including any claims, suits or actions to interpret, apply or enforce the provisions of this Agreement or the duties, obligations or liabilities among Partners or of Partners to the Partnership, or the rights or powers of, or restrictions on, the Partners or the Partnership), (B) brought in a derivative manner on behalf of the Partnership, (C) asserting a claim of breach of a duty owed by any director, officer, or other employee of the Partnership or the General Partner, or owed by the General Partner, to the Partnership or the Partners, (D) asserting a claim arising pursuant to any provision of the Delaware Act or (E) asserting a claim governed by the internal affairs doctrine shall be exclusively brought in the Court of Chancery of the State of Delaware, in each case regardless of whether such claims, suits, actions or proceedings sound in contract, tort, fraud or otherwise, are based on common law, statutory, equitable, legal or other grounds, or are derivative or direct claims; provided, however, that any claims, suits, actions or proceedings over which the Court of Chancery of the State of Delaware does not have jurisdiction shall be brought in any other court in the State of Delaware having jurisdiction;

         (ii)  irrevocably submits to the exclusive jurisdiction of the courts of the State of Delaware in connection with any such claim, suit, action or proceeding;

        (iii)  agrees not to, and waives any right to, assert in any such claim, suit, action or proceeding that (A) it is not personally subject to the jurisdiction of the courts of the State of Delaware or of any other court to which proceedings in the courts of the State of Delaware may be appealed, (B) such claim, suit, action or proceeding is brought in an inconvenient forum, or (C) the venue of such claim, suit, action or proceeding is improper;

        (iv)  expressly waives any requirement for the posting of a bond by a party bringing such claim, suit, action or proceeding;

         (v)  consents to process being served in any such claim, suit, action or proceeding by mailing, certified mail, return receipt requested, a copy thereof to such party at the address in effect for notices hereunder, and agrees that such services shall constitute good and sufficient service of process and notice thereof; provided, however, that nothing in this clause (v) shall affect or limit any right to serve process in any other manner permitted by law;

        (vi)  agrees that if such Partner, Person or Group does not obtain a judgment on the merits that substantially achieves, in substance and amount, the full remedy sought in any such claim, suit, action or proceeding sought by such Partner, Person or Group, then such Partner, Person or Group shall be obligated to reimburse the Partnership and its Affiliates for all fees, costs and expenses of every kind and description, including but not limited to all reasonable attorneys' fees and other litigation expenses, that the Partnership and its Affiliates may incur in connection with such claim, suit, action or proceeding; and

       (vii)  IRREVOCABLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY SUCH CLAIM, SUIT, ACTION OR PROCEEDING.

       Section 16.10    Invalidity of Provisions.     If any provision or part of a provision of this Agreement is or becomes for any reason, invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions and/or parts thereof contained herein shall not be affected thereby and this Agreement shall, to the fullest extent permitted by law, be reformed and construed as if such invalid, illegal or unenforceable provision, or part of a provision, had never been contained herein, and such provisions and/or part shall be reformed so that it would be valid, legal and enforceable to the maximum extent possible.

       Section 16.11    Consent of Partners.     Each Partner hereby expressly consents and agrees that, whenever in this Agreement it is specified that an action may be taken upon the affirmative vote or consent of less than all of the Partners, such action may be so taken upon the concurrence of less than all of the Partners and each Partner shall be bound by the results of such action.

       Section 16.12    Facsimile and Email Signatures.     The use of facsimile signatures and signatures delivered by email in portable document format (.pdf) or other similar electronic format affixed in the name and on behalf of the transfer agent and registrar of the Partnership on certificates representing Common Units is expressly permitted by this Agreement.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.]

       IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

GENERAL PARTNER:
LANDMARK INFRASTRUCTURE PARTNERS GP LLC
By:
Name:
Title:
ORGANIZATIONAL LIMITED PARTNER:
LANDMARK DIVIDEND LLC
By:
Name:
Title:

Signature Page to First Amended and Restated Agreement of
Limited Partnership of Landmark Infrastructure Partners LP

A-

EXHIBIT A
TO THE FIRST AMENDED AND RESTATED
AGREEMENT OF LIMITED PARTNERSHIP OF
LANDMARK INFRASTRUCTURE PARTNERS LP

CERTIFICATE EVIDENCING COMMON UNITS
REPRESENTING LIMITED PARTNER INTERESTS IN
LANDMARK INFRASTRUCTURE PARTNERS LP

No.	Common Units

       In accordance with Section 4.1 of the First Amended and Restated Agreement of Limited Partnership of Landmark Infrastructure Partners LP, as amended, supplemented or restated from time to time (the "Partnership Agreement"), Landmark Infrastructure Partners LP, a Delaware limited partnership (the "Partnership"), hereby certifies that                      (the "Holder") is the registered owner of Common Units representing limited partner interests in the Partnership (the "Common Units") transferable on the books of the Partnership, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. The rights, preferences and limitations of the Common Units are set forth in, and this Certificate and the Common Units represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Partnership Agreement. Copies of the Partnership Agreement are on file at, and will be furnished without charge on delivery of written request to the Partnership at, the principal office of the Partnership located at 2141 Rosecrans Avenue, Suite 2100, El Segundo, California 90245. Capitalized terms used herein but not defined shall have the meanings given them in the Partnership Agreement.

       THE HOLDER OF THIS SECURITY ACKNOWLEDGES FOR THE BENEFIT OF LANDMARK INFRASTRUCTURE PARTNERS LP THAT THIS SECURITY MAY NOT BE TRANSFERRED IF SUCH TRANSFER (AS DEFINED IN THE PARTNERSHIP AGREEMENT) WOULD (A) VIOLATE THE THEN APPLICABLE FEDERAL OR STATE SECURITIES LAWS OR RULES AND REGULATIONS OF THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR ANY OTHER GOVERNMENTAL AUTHORITY WITH JURISDICTION OVER SUCH TRANSFER, (B) TERMINATE THE EXISTENCE OR QUALIFICATION OF LANDMARK INFRASTRUCTURE PARTNERS LP UNDER THE LAWS OF THE STATE OF DELAWARE, OR (C) CAUSE LANDMARK INFRASTRUCTURE PARTNERS LP TO BE TREATED AS AN ASSOCIATION TAXABLE AS A CORPORATION OR OTHERWISE TO BE TAXED AS AN ENTITY FOR FEDERAL INCOME TAX PURPOSES (TO THE EXTENT NOT ALREADY SO TREATED OR TAXED). THE GENERAL PARTNER OF LANDMARK INFRASTRUCTURE PARTNERS LP MAY IMPOSE ADDITIONAL RESTRICTIONS ON THE TRANSFER OF THIS SECURITY IF IT RECEIVES AN OPINION OF COUNSEL THAT SUCH RESTRICTIONS ARE NECESSARY TO AVOID A SIGNIFICANT RISK OF LANDMARK INFRASTRUCTURE PARTNERS LP BECOMING TAXABLE AS A CORPORATION OR OTHERWISE BECOMING TAXABLE AS AN ENTITY FOR FEDERAL INCOME TAX PURPOSES. THIS SECURITY MAY BE SUBJECT TO ADDITIONAL RESTRICTIONS ON ITS TRANSFER PROVIDED IN THE PARTNERSHIP AGREEMENT. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS SECURITY TO THE SECRETARY OF THE GENERAL PARTNER AT THE PRINCIPAL EXECUTIVE OFFICES OF THE PARTNERSHIP. THE RESTRICTIONS SET FORTH ABOVE SHALL NOT PRECLUDE THE SETTLEMENT OF ANY TRANSACTIONS INVOLVING THIS SECURITY ENTERED INTO THROUGH THE FACILITIES OF ANY NATIONAL SECURITIES EXCHANGE ON WHICH THIS SECURITY IS LISTED OR ADMITTED TO TRADING.

       The Holder, by accepting this Certificate, is deemed to have (i) requested admission as, and agreed to become, a Limited Partner and to have agreed to comply with and be bound by and to have executed the Partnership Agreement, (ii) represented and warranted that the Holder has all right, power and authority and, if an individual, the capacity necessary to enter into the Partnership Agreement, and (iii) made the waivers and given the consents and approvals contained in the Partnership Agreement.

A-1

       This Certificate shall not be valid for any purpose unless it has been countersigned and registered by the Transfer Agent. This Certificate shall be governed by and construed in accordance with the laws of the State of Delaware.

Dated:	LANDMARK INFRASTRUCTURE PARTNERS LP

	By:	LANDMARK INFRASTRUCTURE PARTNERS GP LLC

By:

Countersigned and Registered by:

[

]
as Transfer Agent and Registrar

By:

         Authorized Signature

A-2

[Reverse of Certificate]

ABBREVIATIONS

       The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as follows according to applicable laws or regulations:

TEN COM – as tenants in common	UNIF GIFT TRANSFERS MIN ACT
TEN ENT – as tenants by the entireties	Custodian
(Cust) (Minor)
JT TEN – as joint tenants with right of survivorship and not as tenants in common	under Uniform Gifts/Transfers to CD Minors Act (State)

Additional abbreviations, though not in the above list, may also be used.

A-3

ASSIGNMENT OF COMMON UNITS OF
LANDMARK INFRASTRUCTURE PARTNERS LP

FOR VALUE RECEIVED,                             hereby assigns, conveys, sells and transfers unto

(Please print or typewrite name and address of assignee)	(Please insert Social Security or other identifying number of assignee)

Common Units representing limited partner interests evidenced by this Certificate, subject to the Partnership Agreement, and does hereby irrevocably constitute and appoint as its attorney-in-fact with full power of substitution to transfer the same on the books of Landmark Infrastructure Partners LP.
Date:	NOTE: The signature to any endorsement hereon must correspond with the name as written upon the face of this Certificate in every particular, without alteration, enlargement or change.
(Signature)
(Signature)

THE SIGNATURE(S) MUST BE GUARANTEED
BY AN ELIGIBLE GUARANTOR INSTITUTION
(BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15

       No transfer of the Common Units evidenced hereby will be registered on the books of the Partnership, unless the Certificate evidencing the Common Units to be transferred is surrendered for registration or transfer.

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APPENDIX B

GLOSSARY OF TERMS

4G LTE	An acronym for Long Term Evolution (or Fourth Generation). This standard for wireless communications provides for high-speed transfer of data and video for mobile devces, while providing enhanced voice quality. 4G LTE is designed to provide IP-based voice, data and multimedia at speeds of at least 100 Mbit per second at up to as fast as 1 gigabyte per second.
Adjusted EBITDA

EBITDA before impairments, acquisition-related costs, straight line rental adjustments, amortization of above and below market lease intangibles, unrealized gain or loss on derivative financial instruments and the capital contribution to fund our general and administrative expense reimbursement. Please read "Selected Historical and Pro Forma Combined Financial Data – Non-GAAP Financial Measures."

BTA

A geographic region designed by Rand McNally to reflect business centers. The BTA scheme was adopted by the U.S. Federal Communications Commission for the licensing of Personal Communications Services, as well as other wireless services. BTAs are composed of several neighboring counties. The United States is comprised of 493 BTAs. BTAs are ranked based on population with BTA 1 as the largest. Please read "Business and Properties – Our Initial Portfolio of Real Property Interests."

Contributing Landmark Funds	Fund A and Fund D, collectively.
CPI	The Consumer Price Index, a government-published measure of inflation based on a basket of consumer goods.
Easement

A real property interest that provides a possessory right of use and/or entry onto real property owned by another person for a specific purpose. An easement can run for a set period of time or into perpetuity.

EBITDA	Net income before interest, taxes, depreciation and amortization. Please read "Non-GAAP Financial Measures."
Exchange Act	The Securities Exchange Act of 1934, as amended, together with the regulations promulgated thereunder.
Fee Simple

An estate in land created where absolute and complete ownership of the land is conveyed for an unlimited duration. A fee simple interest represents the highest form of ownership that can be held in real property.

Fund A	Landmark Dividend Growth Fund-A LLC.
Fund D	Landmark Dividend Growth Fund-D LLC.
GAAP	Accounting principles generally accepted in the United States of America.
General Partner	Landmark Infrastructure Partners GP LLC, a Delaware limited liability company and wholly owned subsidiary of Landmark.
Infrastructure Location	A unique property address where one or more tenant sites are located.
IRS	The United States Internal Revenue Service.
JOBS Act	The Jumpstart our Business Startups Act of 2012.

Landmark

Landmark Dividend LLC, our sponsor and a leader in the real property interest acquisition industry. Please read "Prospectus Summary – Our Relationship with Landmark" and "Business and Properties – Our Relationship with Landmark."

Landmark Infrastructure Partners Predecessor	Our predecessor for accounting purposes.
Lease Assignment

An agreement that we have entered into with a property owner, assigning us the property owner's rights to receive rental payments under a tenant lease. Our lease assignments also typically give us the right to re-lease the same space leased in the tenant lease, within a specified period of time, if the lease is terminated or expires.

Predecessor	The Landmark Infrastructure Partners Predecessor.
Real Property Interest	An easement, lease assignment or fee simple property.
Remaining Landmark Funds

Landmark Dividend Growth Fund-C LLC, Landmark Dividend Growth Fund-E LLC, Landmark Dividend Growth Fund-F LLC, Landmark Dividend Growth Fund-G LLC, and Landmark Dividend Growth Fund-H LLC, collectively.

Rent Escalator

A contractual provision that raises the rent payable under a lease according to pre-agreed terms. Often the rent will increase by either (a) a certain percentage of base rent per year or lease term, (b) a fixed dollar amount per year or lease term or (c) an amount tied to the CPI, although other methods of setting the rent increase are possible.

SEC	The United States Securities and Exchange Commission.
Securities Act	The Securities Act of 1933, as amended, together with the regulations promulgated thereunder.
Sponsor	Landmark.
Tenant Lease

A ground lease between a property owner and a tenant, such as a wireless carrier or tower operator, leasing the space underlying infrastructure assets such as antennas or cellular towers. We have acquired the right to receive rental payments under tenant leases through our lease assignments.

Tenant Site	A specific location or space, which we have the right, pursuant to a real property interest, to lease to a tenant.
Tier 1 Tenant

Our tenants who are large, publicly traded companies (or affiliates thereof), with a national footprint. Our Tier 1 tenants are comprised of AT&T Mobility, Sprint, T-Mobile and Verizon in the wireless carrier industry, American Tower, Crown Castle and SBA Communications in the cellular tower industry and CBS Outdoor, Clear Channel Outdoor and Lamar Advertising in the outdoor advertising industry.

Total Market Capitalization	The total market value of our limited partner interests plus the principal amount of our outstanding debt.

Triple Net Lease

A lease under which the tenant is contractually responsible for property-level operating expenses, including maintenance capital expenditures, property taxes and insurance. An "effectively triple net lease arrangement" is a series of agreements, generally between a tenant, an underlying property owner and Landmark, including the lease between the tenant and the underlying property owner and the lease assignment to us or Landmark, pursuant to which we or Landmark are effectively in the same position as if we or Landmark had a triple net lease directly with the tenant.

Landmark Infrastructure Partners LP

2,650,000 Common Units

Representing Limited Partner Interests

Prospectus

November 13, 2014

Baird

Raymond James

RBC Capital Markets

Janney Montgomery Scott

       Through and including December 8, 2014 (the 25th day after the date of this prospectus), federal securities laws may require all dealers that effect transactions in these securities, whether or not participating in this offering, to deliver a prospectus. This requirement is in addition to a dealer's obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.